Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-143623

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 22, 2007)

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Trust 2007-IQ16

as Issuing Entity

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

General Electric Capital Corporation

Principal Commercial Funding II, LLC

Royal Bank of Canada

NCB, FSB

Nationwide Life Insurance Company

as Sponsors and Mortgage Loan Sellers

National City Bank

as Mortgage Loan Seller

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-IQ16

Morgan Stanley Capital I Inc. is offering selected classes of its Series 2007-IQ16 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-IQ16 trust. The trust’s primary assets will be 234 fixed-rate mortgage loans secured by first mortgage liens on 321 multifamily and commercial properties. Distributions on the certificates will be made on the fourth business day following the determination date in each month, commencing December 14, 2007 in accordance with the priorities described in this prospectus supplement under “Description of the Offered Certificates—Distributions.” Morgan Stanley Capital Services Inc. will provide an interest rate swap agreement with respect to the Class A-MFL and Class A-JFL Certificates as described in this prospectus supplement under “Description of the Swap Agreement.” Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Losses and Certain Expenses.” The Series 2007-IQ16 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

“IQ” is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by “institutional quality” whole loans.

Investing in the certificates offered to you involves risks. See “Risk Factors” beginning on page S-51 of this prospectus supplement and page 11 of the base prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description(2)	Ratings (Fitch/S&P/DBRS)
Class A-1	$ 51,900,000	5.320%	Fixed Rate	AAA/AAA/AAA
Class A-1A	$ 314,528,000	5.688%	Fixed Rate	AAA/AAA/AAA
Class A-2	$ 91,100,000	5.623%	Fixed Rate	AAA/AAA/AAA
Class A-3	$ 83,000,000	5.852%	Fixed Rate	AAA/AAA/AAA
Class A-4	$1,276,553,000	5.809%	Fixed Rate	AAA/AAA/AAA
Class A-M	$ 194,651,000	6.111%	WAC – 0.042%	AAA/AAA/AAA
Class A-MFL	$ 20,000,000	LIBOR + 1.130%	Floating Rate	AAA/AAA/AAA(3)
Class A-MA	$ 44,932,000	6.107%	WAC – 0.046%	AAA/AAA/AAA
Class A-J	$ 130,988,000	6.153%	WAC	AAA/AAA/AAA
Class A-JFL	$ 30,000,000	LIBOR + 1.450%	Floating Rate	AAA/AAA/AAA(3)
Class A-JA	$ 33,699,000	6.153%	WAC	AAA/AAA/AAA

(1)	The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement.
(2)	The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will, at all times, accrue interest at a per annum rate equal to a fixed rate. The Class A-1A Certificates will, at all times, accrue interest at a per annum rate equal to a fixed rate subject to a cap equal to the weighted average net mortgage rate. The Class A-M and Class A-MA Certificates and the Class A-MFL Regular Interest will, at all times, accrue interest at a per annum rate equal to a rate equal to the weighted average net mortgage rate less a specified percentage. The Class A-J and Class A-JA Certificates and the Class A-JFL Regular Interest will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate. The Class A-MFL and Class A-JFL Certificates will, at all times, accrue interest at a per annum floating rate equal to one-month LIBOR plus 1.130% and 1.450%, respectively (provided that for the initial interest accrual period LIBOR will be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.
(3)	The ratings of the Class A-MFL and Class A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on each such Class will convert to a rate equal to the weighted average net mortgage rate less a specified percentage or a rate equal to the weighted average net mortgage rate, respectively, and only represent the likelihood of the receipt of interest at a rate applicable to the Class A-MFL and Class A-JFL Regular Interests, respectively. See “Ratings” in this prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates. Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4 Certificates) and RBC Capital Markets Corporation will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4 Certificates) and RBC Capital Markets Corporation, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about November 29, 2007. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $2,278,116,032, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

MORGAN STANLEY

RBS GREENWICH CAPITAL	MERRILL LYNCH & CO.	RBC CAPITAL MARKETS

November 15, 2007

MORGAN STANLEY CAPITAL I INC. Commercial Mortgage Pass-Through Certificates, Series 2007-IQ16 Geographic Overview of Mortgage Pool

Idaho
2 properties
$28,380,000
1.1% of total
Montana
1 property
$2,216,500
0.1% of total
North Dakota
2 properties
$1,556,813
0.1% of total
Nebraska
1 property
$612,750
0.0% of total
Missouri
2 properties
$41,356,311
1.6% of total
Iowa
1 property
$9,962,497
0.4% of total
Minnesota
3 properties
$4,304,703
0.2% of total
Wisconsin
2 properties
$14,073,500
0.5% of total
Indiana
7 properties
$59,601,250
2.3% of total
Pennsylvania
7 properties
$78,487,550
3.0% of total
New Hampshire
1 property
$4,900,000
0.2% of total
Maine
2 properties
$85,120,271
3.3% of total
Washington
1 property
$8,250,000
0.3% of total
Oregon
6 properties
$17,931,293
0.7% of total
Nevada
3 properties
$21,400,500
0.8% of total
Illinois
10 properties
$65,928,778
2.5% of total
Michigan
1 property
$2,565,000
0.1% of total
New York
29 properties
$272,499,986
10.5% of total
Connecticut
5 properties
$91,499,500
3.5% of total
Massachusetts
3 properties
$5,215,221
0.2% of total
Ohio
26 properties
$238,434,979
9.2% of total
Rhode Island
1 property
$6,200,000
0.2% of total
New Jersey
9 properties
$56,517,767
2.2% of total
Northern California
6 properties
$33,022,488
1.3% of total
District of Columbia
2 properties
$19,402,152
0.7% of total
Maryland
10 properties
$69,075,974
2.7% of total
California
25 properties
$319,899,109
12.3% of total
Southern California
19 properties
$286,876,621
11.1% of total
Virginia
8 properties
$31,971,227
1.2% of total
West Virginia
4 properties
$17,303,884
0.7% of total
Utah
2 properties
$14,500,000
0.6% of total
South Carolina
5 properties
$54,158,060
2.1% of total
North Carolina
16 properties
$51,420,065
2.0% of total
Arizona
11 properties
$76,405,333
2.9% of total
Georgia
17 properties
$50,671,494
2.0% of total
Kansas
2 properties
$29,677,010
1.1% of total
Colorado
11 properties
$93,913,185
3.6% of total
Oklahoma
2 properties
$8,545,250
0.3% of total
Arkansas
1 property
$29,925,000
1.2% of total
Kentucky
19 properties
$25,789,823
1.0% of total
Alabama
9 properties
$17,414,575
0.7% of total
Florida
22 properties
$193,303,708
7.4% of total
Texas
17 properties
$125,736,748
4.8% of total
Louisiana
2 properties
$14,357,034
0.6% of total
Mississippi
2 properties
$2,526,400
0.1% of total
Tennessee
9 properties
$232,819,581
9.0% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

Belk
BANANA REPUBLIC

West Town Mall, Knoxville, TN

Easton Town Center, Columbus, OH

Hilton

Hilton Daytona Beach, Daytona Beach, FL

60 Wall Street, New York, NY

USFS Industrial Distribution Portfolio, Various

Wyvernwood

Wyvernwood Garden Apartments, Los Angeles, CA

macy's

Bangor Mall, Bangor, ME

WACHOVIA
Marriott

Marriott Columbia, Columbia, SC

Dillard's

Ashtabula Mall, Ashtabula, OH

STAPLES
WAL★MART

Milford Crossing, Milford, CT

IMPORTANT NOTICE ABOUT INFORMATION

PRESENTED IN THIS PROSPECTUS SUPPLEMENT

Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

The appendices to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

In this prospectus supplement, the terms “depositor,” “we,” “our” and “us” refer to Morgan Stanley Capital I Inc.

Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SELLING RESTRICTIONS

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State:

(a)	in the period beginning on the date of publication of a prospectus (or in Germany, where the offer starts within) in relation to those certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(c)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)	at any time in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression of an “offer of the certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 or Section 236 of the Financial Services and Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any certificates in circumstances in which Section 238 of the FSMA does not apply to the depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom’s Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

The distribution of this prospectus supplement (A) is being made to, or directed at persons who are outside the United Kingdom and (B) is being made to, or directed at, persons who (1) have professional experience in participating in unregulated collective investment schemes, or (2) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Market Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as “PCIS Persons”). This prospectus supplement must not be acted on or relied on by persons who are not PCIS Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to persons who are outside the United Kingdom or to PCIS Persons and will be engaged in only with such persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EXECUTIVE SUMMARY

This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of this offering and the underlying mortgage loans, you should read this entire prospectus supplement and the accompanying prospectus carefully.

Certificate Structure

Approximate Credit Support	Class	Approximate Initial Certificate or Notional Balance	Approximate Initial Pass-Through Rate	Ratings (Fitch/S&P/DBRS)	Approximate Percent of Total Certificates	Weighted Average Life (years)	Principal Window (months)
30.000%	Class A-1	$51,900,000	5.320%	AAA/AAA/AAA	2.00%	3.39	1-56
30.000%	Class A-1A	$314,528,000	5.688%	AAA/AAA/AAA	12.12%	7.46	1-118
30.000%	Class A-2	$91,100,000	5.623%	AAA/AAA/AAA	3.51%	4.72	56-58
30.000%	Class A-3	$83,000,000	5.852%	AAA/AAA/AAA	3.20%	7.10	58-109
30.000%	Class A-4	$1,276,553,000	5.809%	AAA/AAA/AAA	49.18%	9.68	109-119
20.000%	Class A-M	$194,651,000	6.111%	AAA/AAA/AAA	7.50%	9.90	119-120
20.000%	Class A-MFL	$20,000,000	LIBOR + 1.130%	AAA/AAA/AAA	0.77%	9.90	119-120
20.000%	Class A-MA	$44,932,000	6.107%	AAA/AAA/AAA	1.73%	9.79	118-120
12.500%	Class A-J	$130,988,000	6.153%	AAA/AAA/AAA	5.05%	9.95	120-120
12.500%	Class A-JFL	$30,000,000	LIBOR + 1.450%	AAA/AAA/AAA	1.16%	9.95	120-120
12.500%	Class A-JA	$33,699,000	6.153%	AAA/AAA/AAA	1.30%	9.95	120-120
11.750%	Class B	$19,469,000	6.153%	AA+/AA+/AA(high)	0.75%	9.95	120-120
10.750%	Class C	$25,958,000	6.153%	AA/AA/AA	1.00%	9.95	120-120
10.125%	Class D	$16,224,000	6.153%	AA-/AA-/AA(low)	0.63%	9.95	120-120
8.625%	Class E	$38,938,000	6.153%	A+/A+/A(high)	1.50%	9.98	120-121
8.125%	Class F	$12,979,000	6.153%	A/A/A	0.50%	10.04	121-121
6.750%	Class G	$35,693,000	6.153%	A-/A-/A(low)	1.38%	10.04	121-121
5.750%	Class H	$25,958,000	6.153%	BBB+/BBB+/BBB(high)	1.00%	10.04	121-121
4.750%	Class J	$25,958,000	6.153%	BBB/BBB/BBB	1.00%	10.04	121-121
3.500%	Class K	$32,448,000	6.153%	BBB-/BBB-/BBB(low)	1.25%	10.04	121-121
—	Classes L-S	$90,854,781	—	—	—	—	—
—	Class X-1	$2,595,830,781	—	AAA/AAA/AAA	—	—	—
—	Class X-2	$2,529,846,000	—	AAA/AAA/AAA	—	—	—

Offered Certificates.
Certificates not offered pursuant to this prospectus supplement.

•	The notional amount of the Class X-1 Certificates initially will be $2,595,830,781. The notional amount of the Class X-2 Certificates initially will be $2,529,846,000.

•

The percentages indicated under the column “Approximate Credit Support” with respect to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for those Certificates in the aggregate. The percentages indicated under the column “Approximate Credit Support” with respect to the Class A–M, Class A-MFL and Class A-MA Certificates represent the approximate credit support for those Certificates in the aggregate. The percentages indicated under the column “Approximate Credit Support” with respect to the Class A–J, Class A-JFL and Class A-JA Certificates represent the approximate credit support for those Certificates in the aggregate.

•	No other Class of Certificates will provide any credit support to the Class A-MFL and Class A-JFL Certificates for a failure by the Swap Counterparty to make any payment under the swap agreement.

•

The initial certificate balance on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement.

•

The Class X-1 and Class X-2 Certificates and the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates are not offered pursuant to this prospectus supplement.

•

The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will, at all times, accrue interest at a per annum rate equal to a fixed rate. The Class A-1A Certificates will, at all times, accrue interest at a per annum rate equal to a fixed rate subject to a cap equal to the weighted average net mortgage rate. The Class A-M and Class A-MA Certificates and the Class A-MFL Regular Interest will, at all times, accrue interest at a per annum rate equal to a rate equal to the weighted average net mortgage rate less a specified percentage. The Class A-J and Class A-JA Certificates and the Class A-JFL Regular Interest will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate. The Class A-MFL and Class A-JFL Certificates will, at all times, accrue interest at a per annum floating rate equal to one-month LIBOR plus 1.130% and 1.450%, respectively (provided that for the initial interest accrual period LIBOR will be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

•

The initial LIBOR (which will be interpolated between the two-week LIBOR and one-month LIBOR) will be determined two (2) Banking Days before the Closing Date. Under certain circumstances described in this prospectus supplement, the interest rates for the Class A-MFL and Class A-JFL Certificates may convert from a one-month LIBOR based rate to a rate equal to the weighted average net mortgage rate less a specified percentage or a rate equal to the weighted average net mortgage rate, respectively. See “Description of the Swap Agreement—The Swap Transactions” in this prospectus supplement.

•

The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv) a 0% CPR. See the assumptions set forth under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and under “Structuring Assumptions” in the “Glossary of Terms.”

•

For purposes of making distributions to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MA, Class A-J and Class A-JA Certificates and the Class A-MFL and Class A-JFL Regular Interests, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

•

Loan group 1 will consist of 199 mortgage loans, representing approximately 84.9% of the initial outstanding pool balance. Loan group 1 will consist of all mortgage loans secured by property types other than multifamily properties and manufactured housing communities, together with five mortgage loans secured by multifamily properties and two mortgage loans secured by manufactured housing communities. Loan group 2 will consist of 35 mortgage loans secured by multifamily properties and manufactured housing communities, representing approximately 15.1% of the initial outstanding pool balance, and approximately 95.4% of the principal balance of all the mortgage loans secured by multifamily properties and manufactured housing communities.

•

So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X-1 and Class X-2 Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A,

Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates, available funds will be allocated among all these Classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

•

So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, interest distributions on the Class A-M Certificates and the Class A-MFL Regular Interest will be based upon amounts available relating to mortgage loans in loan group 1, and interest distributions on the Class A-MA Certificates will be based upon amounts available relating to mortgage loans in loan group 2. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, available funds will be allocated among all these Classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

•

So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, interest distributions on the Class A-J Certificates and the Class A-JFL Regular Interest will be based upon amounts available relating to mortgage loans in loan group 1, and interest distributions on the Class A-JA Certificates will be based upon amounts available relating to mortgage loans in loan group 2. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, available funds will be allocated among all these Classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

•

Generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and Class A-JFL Regular Interests will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balances of the Class A-1A, Class A–MA and Class A–JA Certificates have been reduced to zero and the Class A-1A, Class A–MA and Class A–JA Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the principal balances of the Class A-4, Class A–M and Class A–J Certificates and the Class A-MFL and Class A-JFL Regular Interests have been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-M, Class A–MA, Class A-J and Class A-JA Certificates and the Class A-MFL and Class A-JFL Regular Interests, and the Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, without regard to loan group. On and after any distribution date on which the certificate principal balances of the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, and the Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed first to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, and then to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, without regard to loan group. On and after any distribution date on which the certificate principal balances of the Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed first to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, second to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, and third to the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, pro rata, without regard to loan group.

•

The Class A-MFL and Class A-JFL Certificates will each represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of the related swap transaction, the related floating rate account and the Class A-MFL or Class A-JFL Regular Interest, respectively. See “Federal Income Tax Consequences” in this prospectus supplement.

•

The ratings of the Class A-MFL and Class A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on each such Class will convert to a rate equal to the weighted average net mortgage rate less 0.042% or a rate equal to the weighted average net mortgage rate, respectively, and only represent the likelihood of the receipt of interest at a rate applicable to the Class A-MFL and Class A-JFL Regular Interests, respectively. See “Ratings” in this prospectus supplement.

•

The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

•

The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

•	It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read this entire document and the accompanying prospectus carefully.

What You Will Own

General

Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by Morgan Stanley Capital I Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust’s assets will primarily consist of 234 fixed rate mortgage loans secured by first mortgage liens on 321 commercial and multifamily properties, and with respect to the Class A-MFL and Class A-JFL Certificates, a related swap transaction with Morgan Stanley Capital Services Inc.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2007-IQ16.

Mortgage Pool

The mortgage pool consists of 234 mortgage loans with an aggregate principal balance of all mortgage loans as of the cut-off date of approximately $2,595,830,782, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

With respect to each of Mortgage Loan No. 2, 60 Wall Street, Mortgage Loan No. 3, Easton Town Center, and Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, the related mortgaged property also secures one or more other pari passu notes (and in the case of the Easton Town Center mortgage loan, also two subordinate notes) that are not included in the trust (such pari passu or subordinate note, a “Non-Trust Serviced Companion Loan,” and together with such mortgage loan, a “Non-Trust Serviced Loan Group”). Each such mortgage loan that is included in the trust will be referred to herein as a “Non-Trust Serviced Pari Passu Loan.” See “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans.” With respect to each of Mortgage Loan No. 6, Wyvernwood Garden Apartments, Mortgage Loan No. 26, Varsity Apartments, Mortgage Loan No. 37, Kmart Portfolio (Ukiah Home Depot, Taft Kmart and Riverside Kmart), and Mortgage Loan Nos. 80 and 81, Ohio Portfolio (Atrium of Westlake and Rockwood Center Office Building), the related mortgaged property also secures, on a subordinated basis, one or more other notes that are not included in the trust (each, a “Serviced Companion Loan,” and together with such mortgage loan, a “Serviced Loan Group”). See “Description of the Mortgage Pool—The Serviced Companion Loans.”

As of the cut-off date, the balances of the mortgage loans in the mortgage pool range from approximately $179,699 to approximately $210,000,000 and the mortgage loans are assumed to have an approximate average balance of $11,093,294.

For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of 199 mortgage loans (which are 192 mortgage loans secured by property types other than multifamily properties and manufactured housing communities, five mortgage loans secured by multifamily properties and two mortgage loans secured by manufactured housing communities) with an initial outstanding loan group 1 balance of $2,202,671,494, which may vary up to 5%. Loan group 1 represents approximately 84.9% of the initial outstanding pool balance.

Loan group 2 will consist of 20 mortgage loans that are secured by multifamily properties and 15 mortgage loans that are secured by manufactured housing community properties. Loan Group 2 has an initial outstanding loan group 2 balance of $393,159,288, which may vary up to 5%. Loan group 2 represents approximately 15.1% of the initial outstanding pool balance.

As of the cut-off date, the balances of the mortgage loans in loan group 1 range from approximately $179,699 to approximately $210,000,000 and the mortgage loans in loan group 1 are assumed to have an approximate average balance of $11,068,701. As of the cut-off date, the balances of the mortgage loans in loan group 2 range from approximately $1,372,766 to approximately $86,000,000 and the mortgage loans in loan group 2 are assumed to have an approximate average balance of $11,233,123.

Relevant Parties and Dates

Issuing Entity

Morgan Stanley Capital I Trust 2007-IQ16, a New York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement between the depositor, the master servicers, the special servicers, the trustee and the paying agent. See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor

Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor. As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust. Morgan Stanley Capital I Inc. is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.), a sponsor of this transaction and a mortgage loan seller, Morgan Stanley & Co. Incorporated, one of the underwriters, and Morgan Stanley Capital Services Inc., the swap counterparty. See “Transaction Parties—The Depositor” in this prospectus supplement.

Master Servicers

Capmark Finance Inc., a California corporation, will act as master servicer with respect to the mortgage loans sold to the trust by Morgan Stanley Mortgage Capital Holdings LLC, General Electric Capital Corporation, Principal Commercial Funding II, LLC and National City Bank, other than the Non-Trust Serviced Loan Groups. Wells Fargo Bank, National Association will act as master servicer with respect to the mortgage loans sold to the trust by Royal Bank of Canada and Nationwide Life Insurance Company. NCB, FSB, a federal savings bank, will act as master servicer with respect to the mortgage loans sold to the trust by NCB, FSB (the “NCB mortgage loans”). The Non-Trust Serviced Loan Groups will not be serviced under the pooling and servicing agreement but will be serviced by the servicer of another securitization (an “Other Securitization”) into which a related Non-Trust Serviced Companion Loan is deposited, as described below under “—Non-Trust Serviced Pari Passu Loans.” Each master servicer will also service the related subordinate notes (if any), which are not included in the trust, but which are serviced under the pooling and servicing agreement. See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Master Servicers” in this prospectus supplement. The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicers and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work out. In addition, the master servicers will be primarily responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement.

The master servicing fee in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. The master servicing fee rate (including any sub-servicing or primary servicing fees) for Capmark Finance Inc. will range, on a loan-by-loan basis, from 0.02% per annum to 0.12% per annum, which amount is inclusive of the excess servicing fee (if applicable). The master servicing fee rate (including any sub-servicing or primary servicing fees) for Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.03% per annum to 0.11% per annum, which amount is inclusive of the excess servicing fee. The master servicing fee rate (including any sub-servicing or primary servicing fee) for NCB, FSB is 0.08% per annum, which amount is inclusive of the excess servicing fee. In addition, the master servicers will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

See “Description of the Offered Certificates—Distributions—Fees and Expenses” and “Servicing of the Mortgage Loans—The Master Servicers—Master Servicer Compensation” in this prospectus supplement.

Primary Servicers

Principal Global Investors, LLC will act as primary servicer with respect to those mortgage loans sold to the trust by Principal Commercial Funding II, LLC. Nationwide Life Insurance Company will act as primary servicer with respect to those mortgage loans sold to the trust by Nationwide Life Insurance Company. Capstone Realty Advisors, LLC will act as primary servicer with respect to those mortgage loans sold to the trust by National City Bank. Each master servicer will pay the fees of its related primary servicer or servicers.

See “Servicing of the Mortgage Loans—General” and “Transaction Parties—The Primary Servicers” in this prospectus supplement.

Special Servicers

Centerline Servicing Inc., a Delaware corporation and an affiliate of the initial operating adviser, will act as special servicer with respect to the mortgage loans in the trust (other than the Non-Trust Serviced Pari Passu Loans) and the related subordinate notes (which are not included in the trust, but which are serviced under the pooling and servicing agreement) and other than residential cooperative mortgage loans sold to the trust by NCB, FSB. National Consumer Cooperative Bank, a federally chartered corporation and the parent of NCB, FSB (a sponsor, a mortgage loan seller and a master servicer), will act as special servicer with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB. The Non-Trust Serviced Loan Groups will not be special serviced under the pooling and servicing agreement but will be special serviced by the special servicer of the related Other Securitization, as described below under “—Non-Trust Serviced Pari Passu Loans.” Generally, the special servicers will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a “specially serviced mortgage loan.” The special servicers’ principal compensation for their special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See “Servicing of the Mortgage Loans—General” and “Transaction Parties—The Special Servicers” in this prospectus supplement.

The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan (or the related serviced whole loan, as applicable) for that month, and the scheduled principal balance of each specially serviced mortgage loan (or the related serviced whole loan, as applicable).

The liquidation fee means, generally, 1.00% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan (or the related serviced whole loan, as applicable) or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust (net of any expenses incurred by the applicable special servicer on behalf of the trust in connection with the collection of the condemnation proceeds and insurance proceeds).

The workout fee is a fee payable with respect to any rehabilitated mortgage loan (which means a specially serviced mortgage loan or the related serviced whole loan, as applicable, as to which three consecutive scheduled payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met) equal to 1.00% of the amount of each collection of interest (other than default interest and any excess interest) and principal received (including any condemnation proceeds received and applied as a collection of the interest and principal) on such mortgage loan (or serviced whole loan, as applicable) or for so long as it remains a rehabilitated mortgage loan.

In addition, the special servicers will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

See “Description of the Offered Certificates—Distributions—Fees and Expenses” and “Servicing of the Mortgage Loans—The Special Servicers—Special Servicer Compensation” in this prospectus supplement.

Trustee

LaSalle Bank National Association, a national banking association, will act as trustee and custodian of the trust on behalf of the Series 2007-IQ16 certificateholders. See “Transaction Parties—The Trustee and Custodian” in this prospectus supplement. In addition, the trustee will be primarily responsible for back-up advancing if any of the master servicers fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00082% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan.

See “Description of the Offered Certificates—Distributions—Fees and Expenses” in this prospectus supplement.

Paying Agent

Wells Fargo Bank, National Association, a national banking association, will act as the paying agent, certificate registrar and authenticating agent for the certificates. The paying agent will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. A portion of the trustee fee is payable to the paying agent. See “Transaction Parties—The Paying Agent, Certificate Registrar and Authenticating Agent” in this prospectus supplement. Wells Fargo Bank, National Association will also act as the master servicer of the mortgage loans sold to the trust by Royal Bank of Canada and Nationwide Life Insurance Company. See “—Master Servicers.”

See “Description of the Offered Certificates—Distributions—Fees and Expenses” in this prospectus supplement.

Operating Adviser

The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be Centerline REIT Inc., an affiliate of one of the special servicers.

With respect to a mortgage loan that has a subordinate note related thereto, the holders of the related subordinate note might initially be entitled to exercise certain rights of the operating adviser. See “Description of the Mortgage Pool—The Serviced Companion Loans” in this prospectus supplement.

With respect to a Non-Trust Serviced Pari Passu Loan, the operating adviser will have only the limited rights set forth in the related co-lender agreement and the pooling and servicing agreement of the related Other Securitization, as more fully discussed in this prospectus supplement. See “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans” and “Servicing of the Mortgage Loans—Servicing of the Non-Trust Serviced Loan Groups.”

Sponsors

Morgan Stanley Mortgage Capital Holdings LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.), a New York limited liability company, General Electric Capital Corporation, a Delaware corporation, Principal Commercial Funding II, LLC, a Delaware limited liability company, Royal Bank of Canada, a Canadian bank, NCB, FSB, a federal savings bank, and Nationwide Life Insurance Company, an Ohio corporation, are sponsors of this transaction. As sponsors, Morgan Stanley Mortgage Capital Holdings LLC, General Electric Capital Corporation, Principal Commercial Funding II, LLC, Royal Bank of Canada, NCB, FSB and Nationwide Life Insurance Company have organized and initiated the transactions in which the certificates will be issued and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the trust, and the trust will then issue the certificates. Morgan Stanley Mortgage Capital Holdings LLC is an affiliate of the depositor, Morgan Stanley & Co. Incorporated, one of the underwriters, and Morgan Stanley Capital Services Inc., the swap counterparty. Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust by Principal Commercial Funding II, LLC, is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. Royal Bank of Canada is an affiliate of RBC Capital Markets Corporation, one of the underwriters. NCB, FSB is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Mortgage Loan Sellers

Morgan Stanley Mortgage Capital Holdings LLC, as to 119 mortgage loans (which include 104 mortgage loans in loan group 1 and 15 mortgage loans in loan group 2), representing 48.5% of the initial outstanding pool balance (and representing 46.8% of the initial outstanding loan group 1 balance and 58.4% of the initial outstanding loan group 2 balance).

General Electric Capital Corporation, as to 39 mortgage loans (which include 25 mortgage loans in loan group 1 and 14 mortgage loans in loan group 2), representing 28.0% of the initial outstanding pool balance (and representing 27.6% of the initial outstanding loan group 1 balance and 30.5% of the initial outstanding loan group 2 balance).

Principal Commercial Funding II, LLC, as to 17 mortgage loans (which include 16 mortgage loans in loan group 1 and one mortgage loan in loan group 2), representing 9.9% of the initial outstanding pool balance (and representing 11.6% of the initial outstanding loan group 1 balance and 0.3% of the initial outstanding loan group 2 balance).

Royal Bank of Canada, as to 15 mortgage loans (which include 14 mortgage loans in loan group 1 and one mortgage loan in loan group 2), representing 6.4% of the initial outstanding pool balance (and representing 7.2% of the initial outstanding loan group 1 balance and 1.6% of the initial outstanding loan group 2 balance).

NCB, FSB, as to 31 mortgage loans (which are in loan group 1), representing 3.0% of the initial outstanding pool balance (and representing 3.5% of the initial outstanding loan group 1 balance).

Nationwide Life Insurance Company, as to eight mortgage loans (which include seven mortgage loans in loan group 1 and one mortgage loan in loan group 2), representing 2.9% of the initial outstanding pool balance (and representing 2.3% of the initial outstanding loan group 1 balance and 5.9% of the initial outstanding loan group 2 balance).

National City Bank, as to five mortgage loans (which include two mortgage loans in loan group 1 and three mortgage loans in loan group 2), representing 1.2% of the initial outstanding pool balance (and representing 0.9% of the initial outstanding loan group 1 balance and 3.2% of the initial outstanding loan group 2 balance).

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Swap Counterparty

Morgan Stanley Capital Services Inc., a Delaware corporation, is the swap counterparty. The payment obligations of Morgan Stanley Capital Services Inc. under each swap transaction will be guaranteed by Morgan Stanley. Morgan Stanley Capital Services Inc. is an affiliate of the depositor, of Morgan Stanley Mortgage Capital Holdings LLC, a sponsor of the transaction and a mortgage loan seller, and of Morgan Stanley & Co. Incorporated, one of the Underwriters.

Originators

Each mortgage loan seller or its affiliate originated (or co-originated) or purchased the mortgage loans as to which it is acting as mortgage loan seller. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Underwriters

Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4 Certificates) and RBC Capital Markets Corporation. Morgan Stanley & Co. Incorporated will be sole lead manager and sole book runner and is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, mortgage loan sellers and originators, of the depositor, and of Morgan Stanley Capital Services Inc., the swap counterparty. RBC Capital Markets Corporation is an affiliate of Royal Bank of Canada, one of the sponsors, mortgage loan sellers and originators.

Cut-off Date

November 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in November 2007 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on November 1, 2007, not the actual day on which those scheduled payments are due. All references to the “cut-off date” with respect to any mortgage loan characteristics (including any numerical or statistical information) contained in this prospectus supplement are based on an assumption that all scheduled payments will be made on the respective due date and that no unscheduled prepayments are made.

Closing Date	On or about November 29, 2007.

Determination Date

With respect to any distribution date and any of the mortgage loans, the 8th day of the month in which such distribution date occurs or, if such day is not a business day, the next succeeding business day.

Distribution Date	The fourth business day following the determination date, commencing December 14, 2007.

Record Date	With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

Expected Final Distribution Dates

Class A-1	July 12, 2012
Class A-1A	September 12, 2017
Class A-2	September 12, 2012
Class A-3	December 12, 2016
Class A-4	October 12, 2017
Class A-M	November 12, 2017
Class A-MFL	November 12, 2017
Class A-MA	November 12, 2017
Class A-J	November 12, 2017
Class A-JFL	November 12, 2017
Class A-JA	November 12, 2017

The expected final distribution date for each class of certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the Structuring Assumptions. Mortgage loans with anticipated repayment dates are assumed to repay in full on those dates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in December 2049.

Offered Certificates

General	Morgan Stanley Capital I Inc. is offering the following 11 classes of its Series 2007-IQ16 Commercial Mortgage Pass-Through Certificates:

•	Class A-l

•	Class A-1A

•	Class A-2

•	Class A-3

•	Class A-4

•	Class A-M

•	Class A-MFL

•	Class A-MA

•	Class A-J

•	Class A-JFL

•	Class A-JA

The entire series will consist of a total of 33 classes, the following 22 of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class EI, Class R-I, Class R-II and Class R-III.

On the closing date, the Class A-MFL and Class A-JFL Regular Interests (the “Floating Rate Regular Interests”) will also be issued by the trust as uncertificated regular interests in REMIC III. The Class A-MFL and Class A-JFL Regular Interests are not offered hereby. The depositor will transfer the Class A-MFL and Class A-JFL Regular Interests and the related swap transactions to the paying agent on behalf of the trust in exchange for the Class A-MFL and Class A-JFL Certificates (the “Floating Rate Certificates”), respectively. The Class A-MFL and Class A-JFL Certificates will each represent all of the beneficial ownership interest in the Class A-MFL or Class A-JFL Regular Interest, respectively, the related swap transaction and funds or assets on deposit from time to time in the related floating rate account.

Certificate Balance

Your certificates will have the approximate aggregate initial certificate balance presented in the chart below and this balance below may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement:

Class A-1	$51,900,000
Class A-1A	$314,528,000
Class A-2	$91,100,000
Class A-3	$83,000,000
Class A-4	$1,276,553,000
Class A-M	$194,651,000
Class A-MFL	$20,000,000
Class A-MA	$44,932,000
Class A-J	$130,988,000
Class A-JFL	$30,000,000
Class A-JA	$33,699,000

The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

The certificate balance of each of the Class A-MFL and Class A-JFL Certificates will be equal to the certificate balance of the related Floating Rate Regular Interests.

The Class X-1 and Class X-2 Certificates, which are private certificates, will not have certificate balances. Each such class of certificates will instead represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount.

The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class A-MFL, Class A-JFL, Class EI, Class R-I, Class R-II and Class R-III Certificates) and the Class A-MFL and Class A-JFL Regular Interests outstanding from time to time.

The notional amount of the Class X-2 Certificates at any time on or before the distribution date occurring in November 2015 will be an amount equal to the then outstanding aggregate balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MFL, Class A-MA, Class A-J, Class A-JFL, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N components (which are all or a designated portion of the certificate balances of the related classes of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest, from time to time, as set forth in Schedule B to this prospectus supplement). After the distribution date occurring in November 2015, the notional amount of the Class X-2 Certificates will be equal to zero.

As of any distribution date, the balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MFL, Class A-MA, Class A-J, Class A-JFL, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N components used to determine the notional amount of the Class X-2 Certificates will generally be equal to the lesser of (i) the certificate balance of the corresponding class of certificates as of such date (taking into account any distributions of principal made on, and any realized losses allocated to, such classes of certificates) and (ii) the amount specified for such component and such distribution date on Schedule B to this prospectus supplement.

The notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any class of certificates (other than the Class X-1, Class X-2, Class A-MFL, Class A-JFL, Class EI, Class R-I, Class R-II and Class R-III Certificates) and the Class A-MFL and Class A-JFL Regular Interests outstanding from time to time. The notional amount of the Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any component and any class of certificates included in the calculation of the notional amount for the Class X-2 Certificates on such distribution date, as described above, to the extent that such distribution or allocation of losses reduces the principal balance of the related class of certificates to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in November 2015.

Upon initial issuance, the aggregate notional amount of the Class X-1 Certificates will be $2,595,830,781, subject to a permitted variance of plus or minus 5%. Upon initial issuance, the aggregate notional amount of the Class X-2 Certificates will be $2,529,846,000, subject to a permitted variance of plus or minus 5%. The notional amount of each of the Class X-1 and Class X-2 Certificates is used solely for the purpose of determining the amount of interest to be distributed on that certificate and does not represent the right to receive any distributions of principal.

Pass-Through Rates	Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the approximate initial pass-through rates for each class of offered certificates:

Class A-1	5.320%
Class A-1A	5.688%
Class A-2	5.623%
Class A-3	5.852%
Class A-4	5.809%
Class A-M	6.111%
Class A-MFL	LIBOR + 1.130%
Class A-MA	6.107%
Class A-J	6.153%
Class A-JFL	LIBOR + 1.450%
Class A-JA	6.153%

The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will, at all times, accrue interest at a per annum rate equal to a fixed rate. The Class A-1A Certificates will, at all times, accrue interest at a per annum rate equal to a fixed rate subject to a cap equal to the weighted average net mortgage rate. The Class A-M and Class A-MA Certificates and the Class A-MFL Regular Interest will, at all times, accrue interest at a per annum rate equal to a rate equal to the weighted average net mortgage rate less a specified percentage. The Class A-J and Class A-JA Certificates and the Class A-JFL Regular Interest will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate. The Class A-MFL and Class A-JFL Certificates will, at all times, accrue interest at a per annum floating rate equal to one-month LIBOR plus 1.130% and 1.450%, respectively (provided that for the initial interest accrual period LIBOR will be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

Interest on the certificates (other than the Class A-MFL and Class A-JFL Certificates) will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis. Interest on the Class A-MFL and Class A-JFL Certificates will be computed on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year.

With respect to the Class A-MFL and Class A-JFL Certificates, in the case of a default by the swap counterparty under the swap agreement, and until such default is cured or the swap agreement is replaced, the Class A-MFL and Class A-JFL Certificates will accrue interest at the pass-through rate of the Class A-MFL and Class A-JFL Regular Interests, respectively, which will be equal to a rate equal to the weighted average net mortgage rate less 0.042% or a rate equal to the weighted average net mortgage rate, respectively (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months). The Class A-MFL and Class A-JFL Regular Interests do not receive interest at a LIBOR-based rate. In the event that after payment of the net swap payment due from or to the swap counterparty, as the case may be, there are insufficient funds in the related Floating Rate Account to make the full distribution of the Class A-MFL Interest Distribution Amount or Class A-JFL Interest Distribution Amount to the holders of the Class A-MFL or Class A-JFL Certificates, respectively, the resulting interest shortfall will be borne by the holders of the Class A-MFL and Class A-JFL Certificates, respectively.

If the funds allocated to payment of interest distributions on the Class A-MFL or Class A-JFL Regular Interest are insufficient to make all required interest payments thereon, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-MFL or Class A-JFL Certificates, respectively, for such distribution date.

The pass-through rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately 0.061% per annum.

The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective strip rates (the “Class X-1 Strip Rates”) at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL and Class A-JFL Regular Interests. In general, the certificate balance of each class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL and Class A-JFL Regular Interests will constitute a separate component of the total notional amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL and Class A-JFL Regular Interests is identified on Schedule B to this prospectus supplement as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before November 2015, and any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related distribution date, the applicable Class X-1 Strip Rate will be calculated as follows:

•

if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest, and if such certificate balance also constitutes, in its entirety, a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (ii) the pass-through rate for such distribution date for such class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest;

•

if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest, and if such designated portion of such certificate balance also constitutes a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (ii) the pass-through rate for such distribution date for such class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest;

•

if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest, and if such certificate balance does not, in whole or in part, also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest; and

•

if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest, and if such designated portion of such certificate balance does not also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest.

For any distribution date occurring after November 2015, the certificate balance of each class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests will constitute a separate component of the total notional amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL and Class A-JFL Regular Interests. Under no circumstances will the Class X-1 Strip Rate be less than zero.

The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately 0.273% per annum.

The pass-through rate applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in November 2015 will equal the weighted average of the respective strip rates (the “Class X-2 Strip Rates”) at which interest accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL and Class A-JFL Regular Interests. If all or a designated portion of the certificate balance of any class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL and Class A-JFL Regular Interests is identified on Schedule B to this prospectus supplement as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the total notional amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before November 2015, and any particular component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

•

the lesser of (a) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (b) the weighted average net mortgage rate for such distribution date, over

•

the pass-through rate for such distribution date for the class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest whose certificate balance, or a designated portion thereof, comprises such component.

Under no circumstances will the Class X-2 Strip Rate be less than zero.

The “weighted average net mortgage rate” for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate (including any sub-servicing or primary servicing fees), any excess servicing fee rate and the trustee fee rate related to the applicable mortgage loans. The relevant weighting is based upon the respective scheduled principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date.

For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates of the mortgage loans will not reflect any default interest rate. The mortgage loan interest rates of the mortgage loans will also be determined without regard to any loan term modifications agreed to by the applicable special servicer or resulting from any borrower’s bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month and as further adjusted as described in this prospectus supplement.

(1) Distributions

A. Amount and Order of Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

Step l/Class A Senior, Class X-1 and Class X-2: To interest, concurrently,

•

on the Class A-1, A-2, A-3 and A-4 Certificates from the portion of the available distribution amount for the applicable distribution date that is attributable to the mortgage loans in loan group 1, pro rata, in accordance with their interest entitlements,

•	on the Class A-1A Certificates, from the portion of the available distribution amount for the applicable distribution date that is attributable to the mortgage loans in loan group 2, and

•	on the Class X-1 and Class X-2 Certificates, from the available distribution amount, in accordance with their respective interest entitlements.

However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Class A Senior, Class X-1 or Class X-2 Certificates on that distribution date as described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

Step 2/Class A Senior: To the extent of amounts then required to be distributed as principal, concurrently,

(a) to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates,

•

first, to the Class A-1 Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates have been made on the applicable distribution date, until the Class A-1 Certificates are reduced to zero,

•

second, to the Class A-2 Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class A-1A, Class A-MA, Class A-JA and Class A-1 Certificates have been made on the applicable distribution date, until the Class A-2 Certificates are reduced to zero,

•

third, to the Class A-3 Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class A-1A, Class A-MA, Class A-JA, Class A-1 and Class A-2 Certificates have been made on the applicable distribution date, until the Class A-3 Certificates are reduced to zero, and

•

fourth, to the Class A-4 Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class A-1A, Class A-MA, Class A-JA, Class A-1, Class A-2 and Class A-3 Certificates have been made on the applicable distribution date, until the Class A-4 Certificates are reduced to zero,

(b) to the Class A-1A Certificates, from the portion of such amounts attributable to loan group 2 and, after the principal balances of the Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and Class A-JFL Regular Interests have been reduced to zero, the portion of such amounts attributable to loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and Class A-JFL Regular Interests have been made on the applicable distribution date, until the Class A-1A Certificates are reduced to zero.

If the principal balance of each class of principal balance certificates other than the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, in accordance with their principal balances, without regard to loan group.

Step 3/Class A Senior, Class X-1 and Class X-2: To reimburse the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates and, with respect to interest only, the Class X-1 and Class X-2 Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

Step 4/Class A-M, Class A-MFL and Class A-MA: To interest, concurrently,

•

on the Class A-M Certificates and the Class A-MFL Regular Interest from the portion of the available distribution amount for the applicable distribution date that is attributable to the mortgage loans in loan group 1, pro rata, in accordance with their interest entitlements, and

•	on the Class A-MA Certificates, from the portion of the available distribution amount for the applicable distribution date that is attributable to the mortgage loans in loan group 2.

However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Class A-M Certificates, the Class A-MA Certificates or the Class A-MFL Regular Interest on that distribution date as described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

Step 5/Class A-M, Class A-MFL and Class A-MA: To the extent of amounts then required to be distributed as principal, concurrently,

•

to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, from the portion of the available distribution amount attributable to loan group 1 and, after the principal balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates, and the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on the applicable distribution date, until the Class A-M Certificates and the Class A-MFL Regular Interest are reduced to zero, and

•

to the Class A-MA Certificates, from the portion of such amounts attributable to loan group 2 and, after the principal balances of the Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and the Class A-JFL Regular Interests have been reduced to zero, the portion of such amounts attributable to loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A–J Certificates, the Class A-MFL and Class A-JFL Regular Interests, and the Class A-1A Certificates have been made on the applicable distribution date, until the Class A-MA Certificates are reduced to zero.

If the principal balances of the Class A-J Certificates, the Class A-JA Certificates, the Class A-JFL Regular Interest, and the Class B through Class S Certificates have been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed first to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, and then to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, in accordance with their principal balances, without regard to loan group.

Step 6/Class A-M, Class A-MFL and Class A-MA: To reimburse the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

Step 7/Class A-J, Class A-JFL and Class A-JA: To interest, concurrently,

•

on the Class A-J Certificates and the Class A-JFL Regular Interest from the portion of the available distribution amount for the applicable distribution date that is attributable to the mortgage loans in loan group 1, pro rata, in accordance with their interest entitlements, and

•	on the Class A-JA Certificates, from the portion of the available distribution amount for the applicable distribution date that is attributable to the mortgage loans in loan group 2.

However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Class A-J Certificates, the Class A-JA Certificates or the Class A-JFL Regular Interest on that distribution date as described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

Step 8/Class A-J, Class A-JFL and Class A-JA: To the extent of amounts then required to be distributed as principal, concurrently,

•

to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, from the portion of such amount attributable to loan group 1 and, after the principal balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the portion of such amounts attributable to loan group 2 remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M Certificates and the Class A-MFL Regular Interest have been made on the applicable distribution date, until the Class A-J Certificates and the Class A-JFL Regular Interest are reduced to zero, and

•

to the Class A-JA Certificates, from the portion of amounts attributable to loan group 2 and, after the principal balances of the Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and Class A-JFL Regular Interests have been reduced to zero, the portion of such amounts attributable to loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates, the Class A-MFL and Class A-JFL Regular Interests, and the Class A-1A and Class A-MA Certificates have been made on the applicable distribution date, until the Class A-JA Certificates are reduced to zero.

If the principal balances of the Class B through Class S Certificates have been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed first to the

Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, second to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, and third to the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, pro rata, in accordance with their principal balances, without regard to loan group.

Step 9/Class A-J, Class A-JFL and Class A-JA: To reimburse the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

Step 10/Subordinate Private Certificates: In the amounts and order of priority described in the pooling and servicing agreement.

The amounts payable to the Class A-MFL and Class A-JFL Certificates will be as described in “Description of the Swap Agreement” in this prospectus supplement.

Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

B. Interest and Principal Entitlements

A description of the interest entitlement payable to each class can be found in “Description of the Offered Certificates—Distributions” in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than 1 full month’s interest at the pass-through rate on your certificate’s principal balance. In addition, the right of each master servicer, each special servicer, the paying agent and the trustee to reimbursement for payment of non-recoverable advances, payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest.

The Class X-1 and Class X-2 Certificates will not be entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of:

•

the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) during the related collection period;

•	all principal prepayments and the principal portion of balloon payments received during the related collection period;

•

the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on “real estate owned”; and

•	the principal portion of proceeds of mortgage loan repurchases received during the related collection period;

subject, however, to the adjustments described in this prospectus supplement. See the definition of “Principal Distribution Amount” in the “Glossary of Terms.”

C. Prepayment Premiums/Yield Maintenance Charges

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X-1 and Class X-2 Certificates, on the one hand, and the classes of principal balance certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests, on the other hand, is described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. The Class A-MFL and Class A-JFL Certificates will not be entitled to receive any prepayment premiums or yield maintenance charges for so long as the swap agreement remains in place. See “Description of the Certificates—Distributions—The Floating Rate Certificates” herein.

(2) Subordination

A. General

The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than certain excess interest in connection with hyperamortizing loans) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) are allocated is depicted in ascending order.

No other form of credit enhancement will be available to you as a holder of offered certificates.

*	The Class A-1A, Class A-MA and Class A-JA Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-4, Class A–M and Class A–J Certificates and the Class A-MFL and Class A-JFL Regular Interests have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.
**	Reference to “Class A-MFL” or “Class A-JFL” in the chart is to the Class A-MFL or Class A-JFL Regular Interest, respectively.
***	Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class X-1 and Class X-2 Certificates. However, any mortgage loan losses allocated to any class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL and Class A-JFL Regular Interests will reduce the notional amount of the Class X-1 Certificates, any mortgage loan losses allocated to any component included in the calculation of the notional amount of the Class X-2 Certificates in that period will reduce the notional amount of the Class X-2 Certificates.

In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-MFL and Class A-JFL Certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-MFL and Class A-JFL Regular Interests, in reduction of their respective certificate balances, respectively and the amount of their respective interest entitlements. Any decrease in the certificate balance of the Class A-MFL or Class A-JFL Regular Interest will result in a corresponding decrease in the certificate balance of the Class A-MFL or Class A-JFL Certificates, respectively and any interest shortfalls suffered by the Class A-MFL or Class A-JFL Regular Interest will reduce the amount of interest distributed on the Class A-MFL or Class A-JFL Certificates, respectively to the extent described in this prospectus supplement.

B. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from compensation which the special servicers are entitled to receive;

•

shortfalls resulting from interest on advances made by each master servicer, each special servicer or the trustee, to the extent not covered by default interest and late payment charges paid by the borrower; and

•

shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

Reductions in distributions to the Class A-MFL or Class A-JFL Regular Interest will cause a corresponding reduction in distributions to the Class A-MFL or Class A-JFL Certificates, respectively, to the extent described in this prospectus supplement.

Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by each master servicer to offset those shortfalls) will be allocated to each class of certificates (or the Floating Rate Regular Interests), pro rata, in accordance with their respective interest entitlements.

Information About the Mortgage Pool

(1) Characteristics of the Mortgage Pool

A. General

All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date, which assumes that no unscheduled principal payments will be made. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in November 2007 have been deemed received on November 1, 2007.

When information presented in this prospectus supplement with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or, with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

With respect to each of Mortgage Loan No. 2, 60 Wall Street, Mortgage Loan No. 3, Easton Town Center, and Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, the related mortgaged property also secures one or more other pari passu notes (and in the case of the Easton Town Center mortgage loan, also two subordinate notes) that are not included in the trust. See “—Non-Trust Serviced Pari Passu Loans” and “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans.” With respect to each of Mortgage Loan No. 6, Wyvernwood Garden Apartments, Mortgage Loan No. 26, Varsity Apartments, Mortgage Loan No. 37, Kmart Portfolio (Ukiah Home Depot, Taft Kmart and Riverside Kmart), and Mortgage Loan Nos. 80 and 81, Ohio Portfolio (Atrium of Westlake and Rockwood Center Office Building), the related mortgaged property also secures, on a subordinated basis, one or more other notes that are not included in the trust. See “Description of the Mortgage Pool—The Serviced Companion Loans.”

B. Principal Balances

The trust’s primary assets will be 234 mortgage loans (which include 199 mortgage loans in loan group 1 and 35 mortgage loans in loan group 2) with an aggregate principal balance as of the cut-off date of approximately $2,595,830,782 (which includes $2,202,671,494 in loan group 1 and $393,159,288 in loan group 2). It is possible that the aggregate mortgage loan balance, the initial outstanding loan group 1 balance and the initial outstanding loan group 2 balance will vary by up to 5%. As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool range from approximately $179,699 to approximately $210,000,000 (and the balances of the mortgage loans range from approximately $179,699 to approximately $210,000,000 and from approximately $1,372,766 to approximately $86,000,000 in loan group 1 and loan group 2, respectively) and the mortgage loans are assumed to have an approximate average balance of $11,093,294 (and an approximate average balance of $11,068,701 in loan group 1 and $11,233,123 in loan group 2, respectively).

C. Fee Simple/Leasehold

306 mortgaged properties, securing mortgage loans representing 83.9% of the initial outstanding pool balance (which include 263 mortgaged properties in loan group 1, securing mortgage loans representing 81.0% of the initial outstanding loan group 1 balance, and 43 mortgaged properties in loan group 2, securing mortgage loans representing 100.0% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the applicable mortgaged properties.

Six mortgaged properties, securing mortgage loans representing 13.2% of the initial outstanding pool balance (which properties are in loan group 1, securing mortgage loans representing 15.6% of the initial outstanding loan group 1 balance) are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and leasehold interest in the applicable mortgaged properties.

Nine mortgaged properties, securing mortgage loans representing 2.9% of the initial outstanding pool balance (which properties are in loan group 1, securing mortgage loans representing 3.4% of the initial outstanding loan group 1 balance) are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the applicable mortgaged properties.

D. Property Types	The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

Property Type	Aggregate Cut-Off Date Balance	Percentage of Initial Outstanding Pool Balance
Retail	$937,874,979	36.1%
Office	$580,099,704	22.3%
Multifamily(1)	$315,630,242	12.2%
Hospitality	$301,069,443	11.6%
Industrial	$255,486,381	9.8%
Manufactured Housing Community	$96,476,350	3.7%
Mixed Use	$45,958,091	1.8%
Self Storage	$39,880,591	1.5%
Other	$23,355,000	0.9%
Total	$2,595,830,782	100.0%

(1)	Includes four residential cooperative properties, representing 0.1% of the initial outstanding pool balance.

For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

E. Property Location

The number of mortgaged properties, and the approximate percentage of the initial outstanding pool balance of the mortgage loans secured by mortgaged properties, located in the 5 states with the highest concentrations of mortgaged properties are as described in the table below:

Property Location

State	Percentage of Initial Outstanding Pool Balance	Number of Mortgaged Properties in the Mortgage Pool
California	12.3%	25
Southern California	11.1%	19
Northern California	1.3%	6
New York	10.5%	29
Ohio	9.2%	26
Tennessee	9.0%	9
Florida	7.4%	22

The remaining mortgaged properties are located throughout 38 states and the District of Columbia. None of these states has a concentration of mortgaged properties that represents security for more than 4.8% of the initial outstanding pool balance.

For information regarding the location of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

F. Other Mortgage Loan Features	As of the cut-off date, the mortgage loans are assumed to have the following characteristics:

•	The most recent scheduled payment of principal and interest on any mortgage loan was not 30 days or more past due, and no mortgage loan has been 30 days or more past due in the past year.

•

15 groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership (which include 13 groups of mortgage loans exclusively in loan group 1 and two groups of mortgage loans exclusively in loan group 2; of these 15 groups, the three largest groups represent 11.2%, 6.6% and 3.0%, respectively, of the initial outstanding pool balance). The related borrower concentrations of the three largest groups exclusively in loan group 1 represent 13.2%, 7.8% and 3.5%, respectively, of the initial outstanding loan group 1 balance, and the largest groups of mortgage loans exclusively in loan group 2 represent 4.2% and 1.3%, respectively, of the initial outstanding loan group 2 balance.

•

94 of the mortgaged properties securing mortgage loans, representing 17.4% of the initial outstanding pool balance (and representing 20.4% of the initial outstanding loan group 1 balance), are each leased to a single tenant.

•	All of the mortgage loans bear interest at fixed rates.

•

No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of hyperamortizing loans after the applicable anticipated repayment date for the related mortgage loans).

G. Balloon Loans/ARD Loans	As of the cut-off date, the mortgage loans are assumed to have the following additional characteristics:

•

233 of the mortgage loans, representing 99.7% of the initial outstanding pool balance (which include 198 mortgage loans in loan group 1, representing 99.6% of the initial outstanding loan group 1 balance, and 35 mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance), are “balloon loans” (including the hyperamortizing loans). For purposes of this prospectus supplement, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s maturity date or anticipated repayment date, as applicable. Of these 233 mortgage loans, three of the mortgage loans, representing 1.4% of the initial outstanding pool balance (which are in loan group 1, representing 1.6% of the initial outstanding loan group 1 balance), are hyperamortizing loans that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These loans are structured to encourage the borrower to repay the loan in full by the specified date (which is prior to the loan’s stated maturity date) upon which these increases occur.

H. Interest Only Loans	As of the cut-off date, the mortgage loans are assumed to have the following additional characteristics:

•

123 mortgage loans, representing 46.8% of the initial outstanding pool balance (which include 104 mortgage loans in loan group 1, representing 45.6% of the initial outstanding loan group 1 balance, and 19 mortgage loans in loan group 2, representing 53.3% of the initial outstanding loan group 2 balance), provide for monthly payments of interest only during a portion of the term, and then provide for principal and interest payments over the remaining term.

•

38 mortgage loans, representing 40.3% of the initial outstanding pool balance (which include 30 mortgage loans in loan group 1, representing 40.7% of the initial outstanding loan group 1 balance, and eight mortgage loans in loan group 2, representing 38.3% of the initial outstanding loan group 2 balance), provide for monthly payments of interest only for their entire term.

I. Prepayment/Defeasance Provisions	As of the cut-off date, each of the mortgage loans restricts voluntary principal prepayments in one of the following ways:

•

170 mortgage loans, representing 73.7% of the initial outstanding pool balance (which include 144 mortgage loans in loan group 1, representing 76.2% of the initial outstanding loan group 1 balance, and 26 mortgage loans in loan group 2, representing 59.6% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the mortgage loan by pledging to the trust “government securities” as defined in the Investment Company Act of 1940, subject to rating agency requirements, and obtaining the release of the mortgaged property from the lien of the mortgage.

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38 mortgage loans, representing 7.9% of the initial outstanding pool balance (which include 30 mortgage loans in loan group 1, representing 6.0% of the initial outstanding loan group 1 balance, and eight mortgage loans in loan group 2, representing 18.5% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

•

Seven mortgage loans, representing 6.5% of the initial outstanding pool balance (which include six mortgage loans in loan group 1, representing 3.7% of the initial outstanding loan group 1 balance, and one mortgage loan in loan group 2, representing 21.9% of the initial outstanding loan group 2 balance), permit principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

•

Two mortgage loans, representing 5.1% of the initial outstanding pool balance (which are in loan group 1, representing 6.0% of the initial outstanding loan group 1 balance), prohibit voluntary prepayment during a lockout period, and following the lockout period, permit voluntary principal prepayments for a certain period of time, if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid, and in addition to such prepayment, permit the related borrower, during a certain period of time commencing after at least 2 years from the date of the issuance of the certificates, to defease the mortgage loan by pledging to the trust “government securities” as defined in the Investment Company Act of 1940 and obtaining the release of mortgaged property from the lien of the mortgage.

•

One mortgage loan, representing 3.5% of the initial outstanding pool balance (which is in loan group 1, representing 4.1% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period (which is until the date that is the earlier of (i) August 1, 2008 and (ii) the date on which the last pari passu note to be securitized has been deposited into a securitization), and following the lockout period permits voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 3% of the amount prepaid, until the date that is two years after the closing date of the last pari passu note securitization, and following such period, only defeasance is permitted by pledging to the trust “government securities” as defined in the Investment Company Act of 1940 and obtaining the release of a mortgaged property from the lien of the mortgage.

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Ten mortgage loans, representing 2.1% of the initial outstanding pool balance (which are in loan group 1, representing 2.5% of the initial outstanding loan group 1 balance), prohibit voluntary prepayment during a lockout period, and following the lockout period, permit the related borrower, after an initial period of at least 2 years from the date of the issuance of the certificates, to defease the mortgage loan by pledging to the trust “government securities” as defined in the Investment Company Act of 1940 and obtaining the release of mortgaged property from the lien of the mortgage or to make a voluntary prepayment if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid.

•

One mortgage loan, representing 0.6% of the initial outstanding pool balance (which is in loan group 1, representing 0.7% of the initial outstanding loan group 1 balance), permits voluntary principal prepayments for a certain period of time, if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid, and in addition to such prepayment, permits the related borrower, during a certain period of time commencing at least 2 years from the date of the issuance of the certificates, to defease the mortgage loan by pledging to the trust “government securities” as defined in the Investment Company Act of 1940 and obtaining the release of mortgaged property from the lien of the mortgage.

•

Two mortgage loans, representing 0.3% of the initial outstanding pool balance (which are in loan group 1, representing 0.4% of the initial outstanding loan group 1 balance), prohibit voluntary prepayment during a lockout period, and following the lockout period, permit voluntary principal prepayments for a certain period of time, if accompanied by a yield maintenance formula.

•

One mortgage loan, representing 0.2% of the initial outstanding pool balance (which is in loan group 1, representing 0.2% of the initial outstanding loan group 1 balance), prohibits voluntary prepayment during a lockout period, and following the lockout period, permit voluntary principal prepayments for a certain period of time, if accompanied by the greater of a yield maintenance formula and 2.0% of the amount prepaid.

•

One mortgage loan, representing 0.1% of the initial outstanding pool balance (which is in loan group 1, representing 0.2% of the initial outstanding loan group 1 balance), prohibits voluntary prepayment during a lockout period, and following the lockout period, permits voluntary principal prepayments for a certain period of time if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid, for a certain period of time if accompanied by 3.0% of the amount prepaid, for a certain period of time if accompanied by 2.0% of the amount prepaid and for a certain period of time if accompanied by 1.0% of the amount prepaid.

•

One mortgage loan, representing less than 0.1% of the initial outstanding pool balance (which is in loan group 1, representing less than 0.1% of the initial outstanding loan group 1 balance), prohibits voluntary prepayment during a lockout period, and following the lockout period, permits voluntary principal prepayments for a certain period of time if accompanied by 2.0% of the amount prepaid.

Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Prepayment Restrictions.” See the footnotes to Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

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One mortgage loan, representing 4.2% of the initial outstanding pool balance (which is in loan group 1, representing 5.0% of the initial outstanding loan group 1 balance), is secured by multiple parcels and permits the release of one of those parcels (a 15,000 square foot income producing space) from the lien of the related mortgage upon the satisfaction of certain conditions, including, but not limited to: (i) prepayment of an amount which will result in the DSCR of the remaining parcels immediately following the release being equal to or greater than the greater of (a) the DSCR on the mortgage loan’s closing date and (b) the DSCR immediately prior to such release, provided that, if the DSCR immediately prior to and immediately after such release is greater than or equal to 1.20x, the related borrower will not be required to make a prepayment, and (ii) if a prepayment is made in connection with the release, payment of a prepayment premium equal to the greater of a yield maintenance formula and 1% of the amount prepaid.

•

One mortgage loan, representing 3.5% of the initial outstanding pool balance (which is in loan group 1, representing 4.1% of the initial outstanding loan group 1 balance), allows the release of any collateral after the earlier of (i) the date on which the entire principal amount of each of the notes secured by the related mortgaged property has closed into one or more securitizations and (ii) the one year anniversary of the closing of the mortgage loan subject to certain conditions, including but not limited to: (a) after such release, the DSCR as of the release date for all remaining mortgaged properties would not be less than the greater of (x) the DSCR as of loan closing and (y) 80% of the DSCR for the mortgaged properties immediately prior to the release date; (b) after release, the LTV as of the release date for remaining mortgaged properties would not be greater than the LTV at loan closing, and (c) the release price is the greater of (x) 90% of the net proceeds from the sale of such individual property to be released and (y) 110% of the allocated loan amount applicable to such property.

•

One mortgage loan, representing 0.8% of the initial outstanding pool balance (which is in loan group 1, representing 1.0% of the initial outstanding loan group 1 balance), allows release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no reduction in pre-release DSCR; and (ii) payment of the following applicable allocated loan amount: 5107 North Point Boulevard: $13,200,000, 200 Connecticut Drive: $5,500,000, 10641 Freeport Drive: $3,200,000.

•

Five mortgage loans, representing 0.5% of the initial outstanding pool balance (which are in loan group 1, representing 0.6% of the initial outstanding loan group 1 balance), allow for the release of a portion of the mortgaged property solely in connection with an expansion of the adjacent properties occupied by The Kroger Co. (“Kroger”) onto a portion of the subject property as outlined in the loan documents, subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower makes a partial prepayment in an amount not less than any consideration paid by Kroger to the borrower for the release property reduced by the actual un-reimbursed costs and expenses incurred by the borrower related to the sale of the release property to Kroger, along with a yield maintenance premium, among other fees (provided that, to the extent that the prepayment to be made by the borrower would be for an amount greater than or equal to 75% of the outstanding principal balance of the mortgage loan at the time of such prepayment, the borrower is required to prepay the debt in whole, along with a yield maintenance premium as outlined in the loan documents); (ii) the resulting LTV is no greater than the lesser of 80% and the LTV immediately prior to the release; and (iii) the resulting DSCR is not less than the greater of 1.20x and the DSCR immediately prior to the release.

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One mortgage loan, representing 0.5% of the initial outstanding pool balance (which is in loan group 2, representing 3.2% of the initial outstanding loan group 2 balance), allows the release of a portion of the collateral following the defeasance lockout period subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower depositing defeasance collateral equal to 110% of the allocated loan amount for the released property; (ii) the aggregate DSCR of the remaining properties is equal to the greater of (a) the debt service coverage ratio for the properties immediately prior to the release and (b) 1.40x; and (iii) receipt of a ‘no downgrade’ confirmation from the applicable rating agencies.

•

One mortgage loan, representing 0.4% of the initial outstanding pool balance (which is in loan group 1, representing 0.5% of the initial outstanding loan group 1 balance), allows the release of a retail parcel subject to the satisfaction of certain conditions, including, but not limited to: (i) prepayment of the greater of (a) $1,000,000, or (b) an amount determined by the lender to be sufficient to not decrease the DSCR of the loan; (ii) no event of default has occurred; and (iii) payment of a prepayment premium of the greater of yield maintenance and 1%.

•

One mortgage loan, representing 0.4% of the initial outstanding pool balance (which is in loan group 1, representing 0.4% of the initial outstanding loan group 1 balance), allows for the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the DSCR of the remaining collateral will be at least the greater of (a) 1.167x and (b) the DSCR for the properties (including portion to be released) immediately prior to release; (ii) LTV of remaining collateral will not be greater than the lesser of (a) 58.2% and (b) the LTV of property (including portion to be released) immediately prior to release; (iii) confirmation from the rating agencies that such release will not result in withdrawal, downgrade or qualification of current ratings; and (iv) payment of the following applicable allocated amount(s): Polaris: $2,195,088, Reynoldburg: $2,388,772, Dublin: $1,936,842, Columbus: $4,519,298.

•

One mortgage loan, representing 0.3% of the initial outstanding pool balance (which is in loan group 2, representing 2.2% of the initial outstanding loan group 2 balance), allows for the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred; (ii) a no downgrade opinion is obtained from the Rating Agencies; (iii) the LTV after the release is less than or equal to 80%; and (iv) the DSCR of the remaining collateral is greater than or equal to 1.20x.

•

One mortgage loan, representing 0.3% of the initial outstanding pool balance (which is in loan group 1, representing 0.4% of the initial outstanding loan group 1 balance), allows for the release of any of the individual properties from the lien of the related mortgage after the lockout period subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property; (ii) the aggregate LTV and each standalone LTV of the remaining properties are equal to or less than 80%; and (iii) the aggregate DSCR of the remaining properties is no less than 1.20x.

•

One mortgage loan, representing 0.3% of the initial outstanding pool balance (which is in loan group 1, representing 0.4% of the initial outstanding loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of 125% of the allocated loan amount in respect of the release parcel accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid; and (ii) the DSCR of the remaining mortgaged property is greater than 1.20x.

•

One mortgage loan, representing 0.2% of the initial outstanding pool balance (which is in loan group 1, representing 0.2% of the initial outstanding loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited to, the deposit of partial defeasance collateral in the amount equal to 125% of the allocated loan amount in respect of the release parcel.

•

One mortgage loan, representing 0.1% of the initial outstanding pool balance (which is in loan group 1, representing 0.1% of the initial outstanding loan group 1 balance), allows the release of a specified portion of the collateral subject to the satisfaction of certain conditions including, but not limited to payment in the amount of the greater of (i) proceeds received from the sale of the release parcel, or (ii) gross rentable square footage of the release parcel times $110.50, together with a partial prepayment fee; provided that, if after the proposed release, the DSCR would be less than 1.20x, the borrower is required to pay the greater of the previously mentioned release amounts, (i) or (ii), multiplied by 125%.

Certain mortgage loans (typically secured by two or more mortgaged properties) also permit the substitution of a mortgaged property, subject to satisfaction of various conditions. See the footnotes to Appendix II of this prospectus supplement.

In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

J. Mortgage Loan Ranges and Weighted Averages	As of the cut-off date, the mortgage loans are assumed to have the following additional characteristics:

i. Mortgage Interest Rates

Mortgage interest rates ranging from 5.480% per annum to 7.800% per annum (and ranging from 5.480% per annum to 7.800% per annum for loan group 1 and from 5.530% per annum to 6.680% per annum for loan group 2), and a weighted average mortgage interest rate of 6.186% per annum (and 6.202% per annum for loan group 1 and 6.098% per annum for loan group 2).

ii. Original Terms

Original terms to scheduled maturity ranging from 60 months to 132 months (and ranging from 60 months to 132 months with respect to the mortgage loans in loan group 1, and ranging from 60 months to 120 months with respect to the mortgage loans in loan group 2), and a weighted average original term to scheduled maturity of 115 months (and a weighted average original term to scheduled maturity of 117 months with respect to the mortgage loans in loan group 1, and a weighted average original term to scheduled maturity of 102 months with respect to the mortgage loans in loan group 2).

iii. Remaining Terms

Remaining terms to scheduled maturity ranging from 55 months to 122 months (and ranging from 55 months to 122 months for loan group 1 and from 55 months to 120 months for loan group 2), and a weighted average remaining term to scheduled maturity of 112 months (and weighted average remaining term to scheduled maturity of 115 months for loan group 1 and 98 months for loan group 2).

iv. Remaining Amortization Terms

Remaining amortization terms ranging from 117 months to 479 months (and ranging from 117 months to 479 months for loan group 1 and from 276 months to 420 months for loan group 2), and a weighted average remaining amortization term of 357 months (and 355 months for loan group 1 and 366 months for loan group 2).

v. Loan-to-Value Ratios

Loan-to-value ratios, calculated as described in this prospectus supplement, range from 5.3% to 80.0% (and range from 5.3% to 80.0% for loan group 1 and from 38.5% to 80.0% for loan group 2), and the weighted average loan-to-value ratio, calculated as described in this prospectus supplement, is 68.2% (and 68.3% for loan group 1 and 68.2% for loan group 2).

Except as set forth below, for each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal, which was generally conducted within 12 months of the cut-off date. With respect to four of the mortgage loans described in the previous sentence, representing 0.1% of the initial outstanding pool balance (all of which are mortgage loans in loan group 1, representing 0.1% of the initial outstanding loan group 1 balance), which mortgage loans are secured by residential cooperative properties, those estimates of value were calculated based on the market value of the real property as if operated as a residential cooperative. This value is determined by an appraisal and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

For detailed methodologies, see “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement. See also the footnotes to Appendix II of this prospectus supplement.

vi. Debt Service Coverage Ratios	Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, range from 0.92x to 15.14x

(and range from 0.92x to 15.14x for loan group 1 and from 1.01x to 1.77x for loan group 2), and the weighted average debt service coverage ratio, determined according to the methodology presented in this prospectus supplement, is 1.30x (and 1.32x for loan group 1 and 1.22x for loan group 2). These calculations are based on underwritable cash flow and actual debt service after the interest only period of the related mortgage loans as described in this prospectus supplement. With respect to the mortgage loan that has an interest only period that has not expired as of the cut-off date but will expire prior to maturity, the amount of the monthly debt service payment considered in the calculation of a debt service coverage ratio is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest only period. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

K. Non-Trust Serviced Pari Passu Loans

With respect to each of Mortgage Loan No. 2, 60 Wall Street, Mortgage Loan No. 3, Easton Town Center, and Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, which, as of the cut-off date, had an outstanding principal balance of $125,000,000, $110,000,000 and $89,754,338, respectively, and represents 4.8%, 4.2% and 3.5%, respectively, of the initial outstanding pool balance (and represents 5.7%, 5.0% and 4.1%, respectively, of the initial outstanding loan group 1 balance), the related mortgaged property also secures one or more other pari passu notes (and in the case of the Easton Town Center mortgage loan, also two subordinate notes) that are not included in the trust and have an outstanding principal balance of $800,000,000, $170,000,000 and $382,636,912, respectively. The non-pooled pari passu or subordinate note has the same maturity date and amortization terms as the related pooled mortgage loan. The pooled and non-pooled portions of each such loan will be referred to herein as a “Non-Trust Serviced Pari Passu Loan” and a “Non-Trust Serviced Companion Loan,” respectively, and collectively, a “Non-Trust Serviced Loan Group.”

With respect to each of the 60 Wall Street loan and the USFS Industrial Distribution Portfolio loan, the pooled and non-pooled portions thereof are currently being serviced by KeyCorp Real Estate Capital Markets, Inc., as master servicer, and LNR Partners, Inc., as special servicer, pursuant to the pooling and servicing agreement for Deutsche Mortgage & Asset Receiving Corporation’s COMM 2007-C9 Mortgage Trust. The COMM 2007-C9 pooling and servicing agreement provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

The terms of the COMM 2007-C9 pooling and servicing agreement provide that:

•

the trustee under the COMM 2007-C9 pooling and servicing agreement is, in that capacity, the mortgagee of record with respect to the related mortgaged property securing the pooled and non-pooled portions of each of the 60 Wall Street loan and the USFS Industrial Distribution Portfolio loan;

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KeyCorp Real Estate Capital Markets, Inc. will, as master servicer under the COMM 2007-C9 pooling and servicing agreement, be the master servicer for the pooled and non-pooled portions of each of the 60 Wall Street loan and the USFS Industrial Distribution Portfolio loan, subject to replacement pursuant to the terms of the COMM 2007-C9 pooling and servicing agreement; and

•

LNR Partners, Inc. will, as special servicer under the COMM 2007-C9 pooling and servicing agreement, be the special servicer for the pooled and non-pooled portions of each of the 60 Wall Street loan and the USFS Industrial Distribution Portfolio loan, subject to replacement pursuant to the terms of the COMM 2007-C9 pooling and servicing agreement.

With respect to the Easton Town Center loan, the pooled and non-pooled portions thereof are currently being serviced by Wells Fargo Bank, National Association, as master servicer, and Centerline Servicing Inc., as special servicer, pursuant to the pooling and servicing agreement for the Bear Stearns Commercial Mortgage Securities Trust 2007-TOP28. The TOP28 pooling and servicing agreement provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

The terms of the TOP28 pooling and servicing agreement provide that:

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the trustee under the TOP28 pooling and servicing agreement is, in that capacity, the mortgagee of record with respect to the mortgaged property securing the pooled and non-pooled portions of the Easton Town Center loan;

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Wells Fargo Bank, National Association will, as master servicer under the TOP28 pooling and servicing agreement, be the master servicer for the pooled and non-pooled portions of the Easton Town Center loan, subject to replacement pursuant to the terms of the TOP28 pooling and servicing agreement; and

•

Centerline Servicing Inc. will, as special servicer under the TOP28 pooling and servicing agreement, be the special servicer for the pooled and non-pooled portions of the Easton Town Center loan, subject to replacement pursuant to the terms of the TOP28 pooling and servicing agreement.

Each of the COMM 2007-C9 Mortgage Trust and the Bear Stearns Commercial Mortgage Securities Trust 2007-TOP28 is referred to herein as an “Other Securitization” and the pooling and servicing agreement for such Other Securitization is referred to herein as an “Other Pooling and Servicing Agreement.” Each of the master servicer and the special servicer of such Other Securitization is referred to herein as an “Other Master Servicer” and an “Other Special Servicer,” respectively.

See “Servicing of the Mortgage Loans—Servicing of the Non-Trust Serviced Loan Groups” in this prospectus supplement.

References in this prospectus supplement, however, to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the pooling and servicing agreement related to the offered certificates unless the context clearly indicates otherwise.

(2) Advances

A. Principal and Interest Advances

Subject to a recoverability determination described in this prospectus supplement, each master servicer (and the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments for mortgage loans for which it is acting as master servicer. Neither of the master servicers nor the trustee will be required to advance (i) any additional interest accrued as a result of the imposition of any default rate, (ii) prepayment premiums or yield maintenance charges, (iii) any additional interest accrued as a result of any rate increase after an anticipated repayment date, (iv) excess interest, (v) balloon payments or (vi) payments on the subordinated notes or the non-pooled pari passu notes. If any balloon payment is not collected from the related borrower, subject to a recoverability determination described in this prospectus supplement, each master servicer (and the trustee, if applicable) will be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due on those mortgage loans for which it is acting as master servicer.

If a P&I advance is made, the applicable master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee on those mortgage loans for which it is acting as master servicer.

For an REO property, subject to a recoverability determination described in this prospectus supplement, each master servicer (or the trustee, if applicable) will be required to advance the scheduled payment that would have been due if the predecessor mortgage loan for which it acted as master servicer had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO property was acquired.

B. Servicing Advances

Subject to a recoverability determination described in this prospectus supplement, the master servicers and the trustee may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents provided, however, that neither the master servicer nor the trustee will be required to make servicing advances with respect to any Non-Trust Serviced Loan Group. With respect to a Non-Trust Serviced Loan Group, the master servicer and the trustee of the related Other Securitization will be required to make servicing advances, subject to a recoverability determination substantially similar to the recoverability determination described in this prospectus supplement. In addition, each special servicer may, but is not required to, make servicing advances on an emergency basis.

C. Interest on Advances

All advances made by the master servicers, the special servicers or the trustee will accrue interest at a rate equal to the “prime rate” as reported in The Wall Street Journal. Advances of principal and interest made in respect of mortgage loans which have grace periods that expire on or after the determination date will not begin to accrue interest until the day succeeding the expiration date of the applicable grace period; provided that if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the master servicer remittance date).

D. Back-up Advances

Pursuant to the requirements of the pooling and servicing agreement, if any master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations and with the same rights of the applicable master servicer.

E. Recoverability

None of the master servicers, the special servicers or the trustee will be required to make any advance if the applicable master servicer, the applicable special servicer or the trustee determines in its sole discretion that the advance would not be recoverable in accordance with the servicing standard (or, in the case of the trustee, its good faith business judgment), and the trustee may rely on any determination made by the applicable master servicer or the applicable special servicer.

With respect to a Non-Trust Serviced Loan Group, if the applicable master servicer receives written notice from the master servicer of the related Other Securitization (which notice will not be necessary for so long as both of such master servicers are the same entity) that the master servicer or other applicable party of such Other Securitization has determined, with respect to the related non-pooled pari passu note, that any proposed advance of scheduled principal and interest payments would be, or that any outstanding advance of scheduled principal and interest payments is, a nonrecoverable advance, then neither the applicable master servicer nor the trustee will be permitted to make any additional P&I Advances with respect to the pooled portion of such Non-Trust Serviced Loan Group. Following receipt of such notice, such advancing parties may resume making P&I Advances with respect to the pooled portion of such Non-Trust Serviced Loan Group if the applicable master servicer has consulted with the master servicer (or other applicable party, if any) of the related Other Securitization and they agree that circumstances with respect to such Non-Trust Serviced Loan Group have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. Notwithstanding the foregoing, the applicable master servicer will continue to have the discretion to determine that any future P&I Advance would be, or that any outstanding P&I Advance is, as applicable, a nonrecoverable advance. Once such a determination is made by the applicable master servicer or the applicable master servicer receives written notice of such determination from the master servicer of the related Other Securitization, the applicable master servicer will be required to follow the process set forth in this paragraph before making any additional P&I Advances with respect to the pooled portion of such Non-Trust Serviced Loan Group.

With respect to a Non-Trust Serviced Loan Group, neither the master servicer nor the trustee of the related Other Securitization will make a servicing advance if it makes a determination substantially similar to the determination set forth in the second preceding paragraph.

F. Advances During an Appraisal Reduction Event

The occurrence of certain adverse events affecting a mortgage loan will require the applicable special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement, provided, however, in the case of the pooled portion of a Non-Trust Serviced Loan Group, an appraisal reduction will be created by the appraisal or other valuation obtained by the special servicer under and pursuant to the pooling and servicing agreement of the related Other Securitization. If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

See “Description of the Offered Certificates—Advances” in this prospectus supplement.

Additional Aspects of Certificates

Ratings

The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Fitch, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Dominion Bond Rating Service, Inc.

Class	Ratings (Fitch/S&P/DBRS)
Class A-1	AAA/AAA/AAA
Class A-1A	AAA/AAA/AAA
Class A-2	AAA/AAA/AAA
Class A-3	AAA/AAA/AAA
Class A-4	AAA/AAA/AAA
Class A-M	AAA/AAA/AAA
Class A-MFL*	AAA/AAA/AAA
Class A-MA	AAA/AAA/AAA
Class A-J	AAA/AAA/AAA
Class A-JFL*	AAA/AAA/AAA
Class A-JA	AAA/AAA/AAA

*       The ratings of the Class A-MFL and Class A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on each such Class will convert to a rate equal to the weighted average net mortgage rate less 0.042% or a rate equal to the weighted average net mortgage rate, respectively, and only represent the likelihood of the receipt of interest at a rate applicable to the Class A-MFL and Class A-JFL Regular Interests, respectively. See “Ratings” in this prospectus supplement.

A rating agency may lower or withdraw a security rating at any time.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Swap Agreement

The trust will have the benefit of two swap transactions with Morgan Stanley Capital Services Inc., as swap counterparty, which will each have an initial notional amount equal to the initial certificate balance of the Class A-MFL and Class A-JFL Certificates, respectively. The notional amount of each such swap transaction will decrease to the extent of any decrease in the certificate balance of the related Class of

Floating Rate Certificates. Each of the swap transactions will have a maturity date of the distribution date in December 2049 (the same date as the Rated Final Distribution Date for the Floating Rate Certificates). Under each swap transaction, the swap counterparty will be obligated to pay to the trust on the business day prior to each distribution date interest accrued on the notional amount of such swap transaction at one-month LIBOR plus 1.130% (for the Class A-MFL Certificates) or 1.450% (for the Class A-MFL Certificates) (in each case, based on the actual number of days in the interest accrual period for the related Class of Floating Rate Certificates and a 360-day year), provided that for the initial interest accrual period LIBOR will be an interpolated percentage to reflect the shorter initial interest accrual period. The trust will be obligated to pay to the swap counterparty, on the business day prior to each distribution date, interest accrued on the notional amount of each swap transaction at a rate equal to: (i) in the case of the Class A-MFL Regular Interest, the weighted average net mortgage rate less 0.042% or (ii) in the case of the Class A-JFL Regular Interest, the weighted average net mortgage rate (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months). If the pass-through rate on the Class A-MFL or Class A-JFL Regular Interest is reduced below the related pass-through rate set forth in the immediately preceding sentence, or if there is an interest shortfall with respect to the related Class of Floating Rate Regular Interest or an allocation of net aggregate prepayment interest shortfalls, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust, and ultimately, a corresponding decrease in the effective pass-through rate and amounts of interest distributed on the related Class of Floating Rate Certificates for such distribution date. See “Risk Factors––Defaults Under Swap Agreement May Adversely Affect Payments on the Floating Rate Certificates” and “Description of the Swap Agreement” in this prospectus supplement. Morgan Stanley, who has guaranteed the payment obligations of the swap counterparty under the swap agreement, currently has a long-term rating of “AA-” by Fitch, “AA-” by S&P and “AA(low)” by DBRS and a short-term rating of “F1+” by Fitch, “A-1+” by S&P and “R-1(middle)” by DBRS. See “Description of the Swap Agreement” and “Risk Factors—Defaults under the Applicable Swap Agreement May Adversely Affect Payments on the Floating Rate Certificates” in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate certificate balance of all classes of certificates is less than or equal to 1% of the initial outstanding pool balance, the holders of a majority of the controlling class, each of the master servicers, the Centerline special servicer, the NCCB special servicer and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

If any party above, other than NCB, FSB as the master servicer of the NCB mortgage loans, exercises this purchase option, NCB, FSB will be entitled to purchase the remaining NCB mortgage loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by NCB, FSB.

Repurchase or Substitution

Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it, as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies.” If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Repurchases and Other Remedies,” then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the trust by the holders of a mezzanine loan or subordinate note under certain circumstances. See “Description of the Mortgage Pool—Subordinate and Other Financing” in this prospectus supplement.

Sale of Defaulted Loans

Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class of certificates, and (ii) the applicable special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment) at a price equal to the fair value of such mortgage loan as determined by the applicable special servicer (provided, that if that mortgage loan is being purchased by the applicable special servicer or by a holder of certificates of the controlling class, the trustee will be required to verify that such price is equal to fair value). In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender. For more information relating to the sale of defaulted mortgage loans, see “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans” in this prospectus supplement.

Denominations

The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MFL, Class A-MA, Class A-J, Class A-JFL and Class A-JA Certificates will be offered in minimum denominations of $25,000. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and Settlement

Your certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking or Euroclear.

You may hold your certificates through:

•	The Depository Trust Company in the United States; or

•	Clearstream Banking or Euroclear in Europe.

Transfers within The Depository Trust Company, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust Company or its nominee, if we notify The Depository Trust Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The Depository Trust Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking or Euroclear on or about the closing date.

Tax Status

Elections will be made to treat designated portions of the trust as three separate “real estate mortgage investment conduits”—REMIC I, REMIC II and REMIC III—for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates (other than the Floating Rate Certificates) and the Floating Rate Regular Interests will constitute “regular interests” in REMIC III. Each class of Floating Rate Certificates will represent an undivided beneficial interest in a portion of a grantor trust for federal income tax purposes, which portion is comprised of the related Floating Rate Regular Interest, the related floating rate account and the beneficial interests of each such class in the related swap transaction. Holders of each class of Floating Rate Certificates will be required to account for their interest in the related swap transaction under the rules relating to notional principal contracts.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

•

It is anticipated that the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M and Class A-MA Certificates and the Class A-MFL Regular Interest will be issued at a premium and that the Class A-J and Class A-JA Certificates and the Class A-JFL Regular Interest will be issued with a de minimis amount of original issue discount for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

Considerations Related to Title I of the Employee Retirement Income Security Act of 1974

Subject to the satisfaction of important conditions described under “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts. Fiduciaries of such plans or accounts considering an investment in the Class A-MFL and Class A-JFL Certificates should note the additional representations required with respect to the purchase of the Class A-MFL and Class A-JFL Certificates as described under “Certain ERISA Considerations” in this prospectus supplement.

Legal Investments	The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus supplement.

RISK FACTORS

You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

The risks and uncertainties described in this section, together with those risks described in the prospectus under “Risk Factors,” summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

Your Investment Is Not Insured Or Guaranteed And Your Source For Repayments Is Limited To Payments Under The Mortgage Loans

Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender’s remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Those remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

In limited circumstances, Morgan Stanley Mortgage Capital Holdings LLC, General Electric Capital Corporation, Principal Commercial Funding II, LLC, Royal Bank of Canada, NCB, FSB, Nationwide Life Insurance Company and National City Bank, each as a mortgage loan seller, may be obligated to repurchase or replace a mortgage loan that it sold to us if its representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address certain characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

The Repayment Of A Commercial Mortgage Loan Is Dependent On The Cash Flow Produced By The Property Which Can Be Volatile And Insufficient To Allow Timely Payment On Your Certificates

The mortgage loans are secured by various types of income-producing commercial, multifamily and manufactured housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one- to four-family residential lending because, among other things, it typically involves larger loans.

232 mortgage loans, representing 99.4% of the initial outstanding pool balance (which include 197 mortgage loans in loan group 1, representing 99.3% of the initial outstanding loan group 1 balance, and 35 mortgage loans in loan group 2, representing 100% of the initial outstanding loan group 2 balance), were originated within 12 months prior to the cut-off date. Consequently, these mortgage loans do not have a long standing payment history.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

•	the age, design and construction quality of the property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	the lack of operating history in the case of a newly built or renovated mortgaged property;

•	changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

•	if the mortgaged real property has uses subject to significant regulation, changes in applicable law;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

•	demographic factors;

•

decreases in consumer confidence (caused by events such as threatened or continuing military action, recent disclosures of wrongdoing or financial misstatements by major corporations and financial institutions and other factors);

•	changes in consumer tastes and preferences; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the level of tenant defaults;

•	the ability to convert an unsuccessful property to an alternative use;

•	new construction in the same market as the mortgaged property;

•	rent control and stabilization laws;

•	the number and diversity of tenants;

•	the rate at which new rentals occur; and

•

the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by those properties.

If a mortgage loan defaults and the related mortgaged property is foreclosed upon or otherwise disposed of, there can be no assurance that the proceeds from such foreclosure or other disposition will be sufficient to repay the mortgage loan, and there may be losses realized from such foreclosure or disposition, and in some cases a mortgaged property may ultimately have to be deeded back to the trust after work-out efforts.

Seasoned Mortgage Loans Secured By Older Mortgaged Properties Present Additional Risks Of Repayment

Two mortgage loans, representing 0.6% of the initial outstanding pool balance (which are in loan group 1, representing 0.7% of the initial outstanding loan group 1 balance), are not newly originated and have been outstanding for 12 or more months prior to the cut-off date. While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example,

•	property values and the surrounding neighborhood may have changed since origination;

•	origination standards at the time the mortgage loan was originated may have been different than current origination standards;

•	the market for any related business may have changed from the time the mortgage loan was originated;

•	the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be different than at origination; and

•	the environmental and engineering characteristics of the mortgaged property or improvements may have changed.

Among other things, those factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

The Prospective Performance Of The Commercial And Multifamily Mortgage Loans Included In The Trust Should Be Evaluated Separately From The Performance Of The Mortgage Loans In Any Of Our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as “static pool information”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, because the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Certain Mortgage Loans May Have A Limited Operating History

The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

Converting Commercial Properties To Alternative Uses May Require Significant Expenses Which Could Reduce Payments On Your Certificates	Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

•	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

•	zoning or other restrictions also may prevent alternative uses.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

Property Value May Be Adversely Affected Even When There Is No Change In Current Operating Income	Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in the local, regional or national economy;

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	proximity and attractiveness of competing properties;

•	new construction of competing properties in the same market;

•	convertibility of a property to an alternative use;

•	the availability of refinancing;

•	changes in interest rate levels;

•	the age, quality, functionality and design of the project;

•	increases in operating costs;

•	an increase in the capital expenditures needed to maintain the properties or make improvements; and

•	increase in vacancy rates.

Tenant Concentration Increases The Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments On Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease. 94 of the mortgaged properties, securing 17.4% of the initial outstanding pool balance (and securing 20.4% of the initial outstanding loan group 1 balance), are leased to single tenants, and with respect to 46 of those mortgaged properties, securing 4.4% of the initial outstanding pool balance (and securing 5.2% of the initial outstanding loan group 1 balance), the sole tenant is related to the borrower.

In some cases the sole tenant or major tenant related to the borrower is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not physically occupy the related space at the mortgaged property. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” for a description of “master leases.” There can be no assurance the space “leased” by this borrower affiliate will eventually be occupied by third party tenants.

Mortgaged properties leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Additionally, with respect to certain mortgaged properties, some of the tenants (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix II attached to this prospectus supplement for the lease expiration date for each of the top three tenants at each mortgaged property (other than multifamily properties, hospitality properties and manufactured housing community properties). There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

For further information with respect to tenant concentrations, see Appendix II.

Leasing Mortgaged Properties To Multiple Tenants May Result In Higher Re-Leasing Costs Which Could Reduce Payments On Your Certificates

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Certain tenants at the retail properties, including without limitation, anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. 97 of the mortgaged properties, securing approximately 28.7% of the initial outstanding pool balance (excluding multifamily, manufactured housing, self storage, hospitality and certain other property types) all of which are in loan group 1 representing 28.7% of the initial outstanding loan group 1 balance (excluding multifamily, manufactured housing, self storage, hospitality and certain other property types), have reserves, as of the cut-off date, for tenant improvements and leasing commissions which may serve to defray those costs. There can be no assurances, however, that the funds (if any) held in those reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

Reserves Established for Mortgage Loans May Be Insufficient And This May Adversely Affect Payments on Your Certificates

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. We cannot assure you that any such reserve will be sufficient.

With respect to certain mortgage loans, the related borrower made an upfront deposit at origination, or agreed to make ongoing deposits, to a debt service reserve to offset a shortfall between the net cash flow expected to be generated at the related mortgaged property and the scheduled debt service during a portion of the loan term. Such a shortfall may be anticipated because portions of the mortgaged property are not leased or are being renovated or constructed or for another reason. There can be no assurances that a debt service reserve will be sufficient or that the cash flow from the related mortgaged property will improve so that it supports the debt service on the related mortgage loan without regard to the debt service reserve.

The hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. With respect to certain mortgage loans, the related borrower made an upfront deposit at origination, or agreed to make ongoing deposits, to a seasonality reserve and is permitted to withdraw amounts from that reserve from time to time during the year to pay debt service. There can be no assurance that the amounts held in reserve will be sufficient to offset any cash flow shortfalls that occur at the related mortgaged property during slower periods or otherwise.

See Appendix II to this prospectus supplement for additional information with respect to the mortgage loans for which the related borrower made an upfront deposit at origination, and/or agreed to make ongoing deposits, to a debt service reserve or a seasonality reserve.

A Concentration Of Loans With The Same Or Related Borrowers Increases The Possibility Of Loss On The Loans Which Could Reduce Payments On Your Certificates	The effect of mortgage pool loan losses will be more severe:

•	if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

•	if the losses relate to loans that account for a disproportionately large percentage of the aggregate principal balance of all mortgage loans.

Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; related borrowers who have common general partners or common managing members could increase the risk that any financial setback or bankruptcy proceeding involving such partners could have an impact on the pool of mortgage loans, related borrowers who have common affiliated property managers could increase the risk that a financial setback or bankruptcy proceeding involving such property manager could have an impact on the pool of mortgage loans and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

15 groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three largest groups in the mortgage pool represent 11.2%, 6.6% and 3.0%, respectively, of the initial outstanding pool balance. The related borrower concentrations of the three largest groups exclusively in loan group 1 represent 13.2%, 7.8% and 3.5%, respectively, of the initial outstanding loan group 1 balance. The related borrower concentrations of the two largest groups exclusively in loan group 2 represent 4.2% and 1.3%, respectively, of the initial outstanding loan group 2 balance.

The ten largest mortgage loans in the aggregate represent 36.7% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 1.4% of the initial outstanding pool balance.

The largest mortgage loan in the mortgage pool represents 8.1% of the initial outstanding pool balance. The second largest mortgage loan in the mortgage pool represents 4.8% of the initial outstanding pool balance. The third largest mortgage loan in the mortgage pool represents 4.2% of the initial outstanding pool balance. Each of the other mortgage loans or groups of crossed mortgage loans represents no more than 3.6% of the initial outstanding pool balance.

The largest mortgage loan in loan group 1 represents 9.5% of the initial outstanding loan group 1 balance. The second largest mortgage loan in loan group 1 represents 5.7% of the initial outstanding loan group 1 balance. The third largest mortgage loan in loan group 1 represents 5.0% of the initial outstanding loan group 1 balance. Each of the other mortgage loans or groups of crossed mortgage loans represents no more than 4.3% of the initial outstanding loan group 1 balance.

The largest mortgage loan in loan group 2 represents 21.9% of the initial outstanding loan group 2 balance. The second largest mortgage loan in loan group 2 represents 7.6% of the initial outstanding loan group 2 balance. The third largest mortgage loan in loan group 2 represents 6.6% of the initial outstanding loan group 2 balance. Each of the other mortgage loans represents no more than 5.9% of the initial outstanding loan group 2 balance.

A Concentration Of Loans With The Same Property Types Increases The Possibility Of Loss On The Loans Which Could Reduce Payments On Your Certificates

A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan group. The following property types represent the indicated percentage of the initial outstanding pool balance:

•	retail properties represent 36.1%;

•	office properties represent 22.3%;

•	multifamily properties represent 12.2% (of which 4 residential cooperative properties represent 0.1%);

•	hospitality properties represent 11.6%;

•	industrial properties represent 9.8%;

•	manufactured housing communities represent 3.7%;

•	mixed use properties represent 1.8%;

•	self storage properties represent 1.5%; and

•	other properties represent 0.9%.

For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

A Concentration Of Mortgaged Properties In A Limited Number Of Locations May Adversely Affect Payments On Your Certificates

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors—e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect those mortgaged properties.

The mortgaged properties are located throughout 43 states and the District of Columbia (which include 41 states and the District of Columbia for loan group 1 and 19 states for loan group 2). Mortgage loans representing 12.3%, 10.5%, 9.2%, 9.0% and 7.4% of the initial outstanding pool balance are secured by mortgaged properties located in California, New York, Ohio, Tennessee and Florida, respectively, and concentrations of mortgaged properties, in each case, securing no more than 4.8% of the initial outstanding pool balance, also exist in several other states. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. If a borrower does not have insurance against those risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

For information regarding the location of the properties securing the mortgage loans included in loan group 1 and loan group 2, see Appendix I to this prospectus supplement.

A Large Concentration Of Retail Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Retail Properties

95 of the mortgaged properties, securing mortgage loans representing 36.1% of the initial outstanding pool balance (representing 42.6% of the initial outstanding loan group 1 balance), are retail properties. The quality and success of a retail property’s tenants significantly affect the property’s value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower’s ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant’s sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store. Additional factors that can affect the success of a retail property include that certain tenants may have rights to terminate their leases, the location of the subject property and the physical condition and amenities of the subject property in relation to competing buildings.

An “anchor tenant” is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant’s premises are part of the mortgaged property. In some cases, such anchor tenant is a shadow anchor, which is not on the mortgaged property but is located sufficiently close and convenient to a mortgaged property so as to influence and attract potential customers to the mortgaged property. 41 of the mortgaged properties, securing 27.4% of the initial outstanding pool balance (representing 32.2% of the initial outstanding loan group 1 balance), are properties considered by the applicable mortgage loan seller to be occupied by, leased to or adjacent to one or more anchor tenants.

The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

•	an anchor store’s failure to renew its lease;

•	termination of an anchor store’s lease;

•	the bankruptcy or economic decline of an anchor store or self-owned anchor or the parent company thereof; or

•	the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales, or terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A Large Concentration Of Office Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Office Properties

57 of the mortgaged properties, securing mortgage loans representing 22.3% of the initial outstanding pool balance (and representing 26.3% of the initial outstanding loan group 1 balance), are office properties.

A large number of factors may affect the value of these office properties, including:

•	the quality of an office building’s tenants;

•

the diversity of an office building’s tenants, reliance on a single or dominant tenant or tenants in a volatile industry (e.g., technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

•	adverse changes in population, employment growth and patterns of telecommuting and sharing office spaces;

•

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the availability of parking;

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	the suitability of a space for re-leasing without significant build-out costs.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Included in the office properties referenced above are 21 medical office (or rehabilitation) properties, which secure mortgage loans representing approximately 5.2% of the initial outstanding pool balance (representing 6.1% of the initial outstanding loan group 1 balance). The performance of a medical office property may depend on the proximity of that property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from those insurers could adversely impact cash flow at the applicable mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties. The rehabilitation facility (Mortgage Loan No. 58, Healthsouth Rehabilitation Center) offers outpatient post-acute care, including physical, occupational and speech therapy to visiting patients and there are no resident patients staying overnight or living at the facility. The rehabilitation facility opened in late August 2007, with all applicable licenses required for operation, and is in the final stage of acceptance into the Medicare program but currently has chosen not to apply to the Medicaid program, though the facility’s services are tailored to accept both Medicare and Medicaid. In addition to those factors applicable to a medical office set forth above, the performance of such licensed rehabilitation facility may be affected by the applicable license requirements, and the related regulations may increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations. Furthermore, in the event of foreclosure, the lender or other purchaser may have to apply in its own right for the applicable license and the transfer of the property may be subject to regulatory approvals. There can be no assurance that such new license or regulatory approval could be obtained.

A Large Concentration Of Multifamily Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Multifamily Properties

30 of the mortgaged properties, securing mortgage loans representing 12.2% of the initial outstanding pool balance (which include five mortgaged properties in loan group 1, securing mortgage loans representing 0.6% of the initial outstanding loan group 1 balance, and 25 mortgaged properties in loan group 2, securing mortgage loans representing 77.1% of the initial outstanding loan group 2 balance), are multifamily properties.

A large number of factors may affect the value and successful operation of these multifamily properties, including:

•	the physical attributes of the apartment building, such as its age, appearance and construction quality;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities provided at the property;

•	the property’s reputation;

•	the level of mortgage interest rates and income and economic conditions (which may encourage tenants to purchase rather than rent housing);

•	the presence of competing properties;

•	adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

•

the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business) and requirements that tenants meet certain criteria (such as age restrictions for senior housing);

•

in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units (which may adversely affect occupancy), the physical layout of the housing (which may not be readily convertible to traditional multifamily use), and student tenants having a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	state and local regulations (which may limit the ability to increase rents); and

•	government assistance/rent subsidy programs (which may influence tenant mobility).

In addition to state regulation of the landlord/tenant relationship, certain counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense;

•	covenants that require a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the mortgaged property must have certain other characteristics consistent with government policy related the applicable program. There is no assurance that such programs will be continued in their present form, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future, that the investors in such borrower will continue to receive the related tax benefit or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

Condominium Ownership May Limit Use and Improvements

Seven of the mortgaged properties, securing mortgage loans representing 3.3% of the initial outstanding pool balance (which include six mortgage loans in loan group 1, representing 2.9% of the initial outstanding loan group 1 balance, and one mortgage loan in loan group 2, representing 5.5% of the initial outstanding loan group 2 balance) are secured in whole or in part by a mortgaged real property that consists of the related borrower’s interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, the lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged real property may not be readily convertible due to restrictive covenants applicable to a mortgaged real property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

Residential Cooperative Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Residential Cooperative Properties

Four mortgaged properties, securing mortgage loans representing 0.1% of the initial outstanding pool balance (all of which are in loan group 1, representing 0.1% of the initial outstanding loan group 1 balance), are residential cooperative properties. Various factors may adversely affect the economic performance of residential cooperative properties, which could adversely affect payments on your certificates, including:

•	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•

the concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•

the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

•

that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements, which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the residential cooperative mortgage loans, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios and debt service coverage ratios for the residential cooperative mortgage loans sold to the Trust by NCB, FSB have been calculated differs from the manner in which loan-to-value ratios and debt service coverage ratios are calculated for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for such mortgage loan is based on the market value of such residential cooperative property assuming operation as a residential cooperative. This value is determined by an appraisal and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property. In addition, for purposes of determining the debt service coverage ratio for a residential cooperative mortgage loan, the underwritable cash flow for the residential cooperative property is based on projected net operating income at the property, as determined by an appraisal, assuming that the property was operated as a rental property with rents set at prevailing market rates (taking into account the presence of existing rent-controlled or rent-stabilized occupants), reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. The loan-to-value ratio and debt service coverage ratio determined for such a residential cooperative mortgage loan may differ from the loan-to-value ratio and debt service coverage ratio that would have been determined for such residential cooperative mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the remaining mortgage loans in the issuing entity) been used. In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Appendix II to this prospectus supplement with respect to mortgage loans (other than the residential cooperative mortgage loans) is not presented with respect to the residential cooperative mortgage loans sold to the Depositor for inclusion in the trust and is, instead, reflected as not applicable.

In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into 2 or more condominium units. Generally, in those instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers.

A Large Concentration Of Hospitality Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Hospitality Properties

13 of the mortgaged properties, securing mortgage loans representing 11.6% of the initial outstanding pool balance (and representing 13.7% of the initial outstanding loan group 1 balance), are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

•	location of property and proximity of a hotel property to major population centers or attractions;

•	adverse economic and social conditions, either local, regional, national or international, which may limit the amount that can be charged for a room and reduce occupancy levels;

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	franchise affiliation (or lack thereof);

•	limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over building could occur;

•	a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel; and

•	changes in travel patterns, terrorist attacks, increases in energy prices, strikes, natural disasters, bad weather, relocation of highways or the construction of additional highways.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property’s revenues, occupancy levels, room rates and operating expenses.

A hotel’s ability to attract customers and/or a portion of its revenues may depend on its having a liquor license. The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence, reputation and financial strength of the franchisor or hotel management company,

•	the public perception of the franchise or management company or hotel chain service mark, and

•	the duration of the franchise licensing agreement or management agreement.

Certain franchise agreements may expire during the term of the related mortgage loans or soon thereafter, and there can be no assurance that they can be renewed. In addition, certain franchise agreements may not be automatically assignable to subsequent holders of the mortgage loan, and there can be no assurance that such future assignment of the franchise agreement will be approved by the franchisor.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

A Large Concentration Of Industrial Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Industrial Properties

66 of the mortgaged properties, securing mortgage loans representing 9.8% of the initial outstanding pool balance (and representing 11.6% of the initial outstanding loan group 1 balance), are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

•	quality of tenant;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	increased supply of competing industrial space because of relative ease in constructing buildings of this type;

•	a property becoming functionally obsolete;

•	insufficient supply of labor to meet demand;

•	changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

•	location of the property in relation to access to transportation;

•	suitability for a particular tenant;

•	building design and adaptability;

•	expense to convert a previously adapted space to other use;

•	a change in the proximity of supply sources; and

•	environmental hazards.

In the case of Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, representing 3.5% of the initial outstanding pool balance (and representing 4.1% of the initial outstanding loan group 1 balance), the mortgaged properties consist of 37 industrial properties utilized as food storage and distribution centers, which secure mortgage loans representing 3.4% of the initial outstanding pool balance (which are in loan group 1, representing 4.0% of the initial outstanding loan group 1 balance), and one office property, each leased to a single tenant, U.S. Foodservice, Inc. Significant factors determining the value of such food storage and distribution centers are the quality of the tenant, building design and location of the property. Since transportation costs are generally greater than warehousing costs, location is a major factor. A food storage and distribution center requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Food storage and distribution centers may be adversely affected by reduced demand for food storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility’s revenues and operating expenses.

A Large Concentration Of Manufactured Housing Community Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Manufactured Housing Community Properties

20 mortgaged properties, securing 17 mortgage loans representing 3.7% of the initial outstanding pool balance (which include two mortgaged properties in loan group 1, representing 0.3% of the initial outstanding loan group 1 balance, and 18 mortgaged properties in loan group 2, representing 22.9% of the initial outstanding loan group 2 balance), are manufactured housing community properties. Various factors may adversely affect the economic performance of manufactured housing community properties, which could adversely affect payments on your certificates, including:

•	the physical attributes of the community (e.g., age, condition and design);

•	the location of the community;

•	the services and amenities provided by the community and its management (including maintenance and insurance);

•	the strength and nature of the local economy (which may limit the amount that may be charged, the timely payments of those amounts, and may reduce occupancy levels);

•	state and local regulations (which may affect the property owner’s ability to increase amounts charged or limit the owner’s ability to convert the property to an alternate use);

•	competing residential developments in the local market, such as other manufactured housing communities, apartment buildings and single family homes;

•	the property’s reputation;

•	the quality of management;

•	the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities; and

•	the property may not be readily convertible to an alternate use.

A Large Concentration Of Self Storage Properties In the Mortgage Pool Will Subject Your Investment To The Special Risk of Self Storage Properties

26 mortgaged properties, securing mortgage loans representing 1.5% of the initial outstanding pool balance (and representing 1.8% of the initial outstanding loan group 1 balance), are self storage properties.

Self storage properties are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single-family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•

other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments On Your Certificates

Nine of the mortgaged properties, securing mortgage loans representing 2.9% of the initial outstanding pool balance (which properties are in loan group 1, securing mortgage loans representing 3.4% of the initial outstanding loan group 1 balance), are subject to a first mortgage lien on a leasehold interest under a ground lease. In addition, six of the mortgaged properties, securing mortgage loans representing 13.2% of the initial outstanding pool balance (which properties are in loan group 1, securing mortgage loans representing 15.6% of the initial outstanding loan group 1 balance), are secured by a first mortgage lien on a fee interest in a portion of the mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest. However, a ground lessor’s execution of a mortgage over its fee interest to secure the ground lessee’s debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of such lien may focus on the benefit realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor’s granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor’s fee interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease or ancillary agreement requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender that right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In those circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

In a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code

(11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

Some of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Tenancies In Common May Hinder Recovery

Borrowers under 14 mortgage loans, representing 5.8% of the initial outstanding pool balance, currently own, or are permitted to own, the related mortgaged property as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In some cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrowers and the guarantor or for the occurrence of an event of default under such mortgage loan documents if a tenant in common files for partition. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

Tenant Bankruptcy May Adversely Affect The Income Produced By The Property And May Adversely Affect The Payments On Your Certificates

Certain tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party to a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of 1 year, or 15%, not to exceed 3 years, of the remaining term of the lease. The actual amount of the recovery could be less than the amount of the claim.

Environmental Laws Entail Risks That May Adversely Affect Payments On Your Certificates

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

Environmental Risks Relating To Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates

In general, in connection with the origination of the mortgage loans, environmental site assessments were prepared for the related mortgaged properties, except as otherwise set forth below. In all cases where such environmental site assessments were prepared, the minimum standard required for such environmental site assessments was generally a Phase I type of environmental site assessment. Phase I environmental site assessments generally include a site inspection, interview of knowledgeable persons, review of certain records and government databases, and preparation of a report by an environmental professional, but do not usually include sampling and laboratory analysis. With respect to one mortgage loan, representing 0.4% of the Initial Pool Balance (which is in Loan Group 1, representing 0.5% of the Initial Loan Group 1 Balance), secured by a mortgaged property that was not the subject of an environmental site assessment after the first day of the month that is 18 months prior to the securitization closing date, the related mortgage loan seller will represent to us that, as of the cut-off date and subject to certain specified exceptions, with respect to such mortgaged property (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation (or, with respect to certain mortgage loans, instead of such representation, environmental insurance has been obtained with respect to the related mortgaged property).

The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered materially adverse to the interests of the holders of the certificates and the value of the mortgage loan; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, establish a reserve fund at the origination of the mortgage loan, provide additional security such as letters of credit or stand-alone secured creditor impaired property policies, and/or take other actions necessary to address such adverse conditions. We cannot assure you, however, that any environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability, or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as any leaking underground storage tanks).

If the environmental site assessments disclosed the existence of a material and adverse environmental condition or circumstance affecting the mortgaged property, then (i) the circumstances or conditions were subsequently remediated in all material respects or (ii) generally, with certain exceptions, one or more of the following was the case: (a) a party not related to the related mortgagor was identified as a responsible party for such condition or circumstance; (b) environmental insurance covering such condition was obtained or is required to be maintained until the condition is remediated or (c) the related mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan.

Portions of some of the mortgaged properties securing the mortgage loans were previously operated as or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous materials from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although, in general, the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. Problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the applicable special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to the certificateholders.

If A Borrower Is Unable To Repay Its Loan On Its Maturity Date, You May Experience A Loss

233 of the mortgage loans (including hyperamortizing mortgage loans), representing 99.7% of the initial outstanding pool balance (which include 198 mortgage loans in loan group 1, representing 99.6% of the initial outstanding loan group 1 balance, and 35 mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance), are balloon loans. Three of these mortgage loans, representing 1.4% of the initial outstanding pool balance (which are in loan group 1, representing 1.6% of the initial outstanding loan group 1 balance), are mortgage loans, which are also referred to in this prospectus supplement as “ARD Loans,” that have an anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan’s stated maturity date) upon which these increases occur. For purposes of this prospectus supplement, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s respective anticipated repayment date (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date, especially under a scenario where interest rates have increased from the historically low interest rates in effect at the time that most of the mortgage loans were originated. Balloon loans involve greater risk than fully amortizing loans because the borrower’s ability to repay the loan on its anticipated repayment date or maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	tax laws; and

•	prevailing general and regional economic conditions.

The availability of funds in the credit markets fluctuates over time.

None of the mortgage loan sellers or their respective affiliates are under any obligation to refinance any mortgage loan.

A Borrower’s Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates	Except as set forth below, each of the mortgage loan sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless those other loans are included in the trust. However, the mortgage loan sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no additional secured subordinate financing exists.

With respect to each of Mortgage Loan No. 2, 60 Wall Street, Mortgage Loan No. 3, Easton Town Center, and Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, with an outstanding principal balance as of the Cut-off Date of $125,000,000, $110,000,000 and $89,754,338, respectively, representing 4.8%, 4.2% and 3.5%, respectively, of the initial outstanding pool balance, the related mortgaged property also secures one or more other pari passu notes (and in the case of the Easton Town Center mortgage loan, also two subordinate notes) that are not included in the trust. The related non-pooled pari passu or subordinate note(s) had an outstanding principal balance as of the Cut-off Date of $800,000,000, $170,000,000 and $382,636,912, respectively. The non-pooled note has the same maturity date and amortization term as the related pooled portion that is included in the trust. For purposes of the information presented in this prospectus supplement with respect to a Non-Trust Serviced Pari Passu Loan, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the pooled portion, and the non-pooled portion that is pari passu with the pooled portion, of the related Non-Trust Serviced Loan Group (and not the related subordinate Non-Trust Serviced Companion Loan(s) unless otherwise specifically set forth herein). With respect to the Easton Town Center mortgage loan, the aggregate LTV of the mortgage loan and the related pari passu and subordinate notes is 69.8% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the related pari passu and subordinate notes is 1.10x. See “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans,” Appendix II and Appendix IV.

With respect to Mortgage Loan No. 3, Easton Town Center, in addition to the pari passu note set forth above, the mortgaged property also secures a B note and a C note with an original principal balance as of the Cut-off Date of $75,000,000 and $50,000,000, respectively, which are not included in the trust.

Mortgage Loan No. 6, Wyvernwood Garden Apartments, representing 3.3% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $141,000,000. The subordinate notes have an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000 and they are not included in the trust. The aggregate LTV of the mortgage loan and the subordinate notes is 75.9% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the subordinate notes is 0.69x. See “Description of the Mortgage Pool—The Serviced Companion Loans—Wyvernwood Garden Apartments Mortgage Loan” and Appendix II.

Mortgage Loan No. 26, Varsity Apartments, representing 0.8% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $23,270,945. The subordinate note has an outstanding principal balance as of the Cut-off Date of $1,495,945 and it is not included in the trust. The aggregate LTV of the mortgage loan and the subordinate note is 77.8% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the subordinate note is 1.24x. See “Description of the Mortgage Pool—The Serviced Companion Loans—Varsity Apartments Mortgage Loan” and Appendix II.

Mortgage Loan No. 37, Kmart Portfolio (Ukiah Home Depot, Taft Kmart and Riverside Kmart), representing 0.5% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $17,375,854. The subordinate note has an outstanding principal balance as of the Cut-off Date of $3,475,171 and it is not included in the trust. The aggregate LTV of the mortgage loan and the subordinate note is 82.7% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the subordinate note is 1.11x. See “Description of the Mortgage Pool—The Serviced Companion Loans—Kmart Portfolio Mortgage Loan” and Appendix II.

Mortgage Loan No. 80, Ohio Portfolio—Atrium of Westlake, representing 0.2% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $5,905,191. The B Note has an outstanding principal balance as of the Cut-off Date of $360,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 82.0% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.11x. See “Description of the Mortgage Pool—The Serviced Companion Loans—Ohio Portfolio Mortgage Loan” and Appendix II.

Mortgage Loan No. 81, Ohio Portfolio—Rockwood Center Office Building, representing 0.1% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $2,328,115. The B Note has an outstanding principal balance as of the Cut-off Date of $155,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 75.1% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.13x. See “Description of the Mortgage Pool—The Serviced Companion Loans—Ohio Portfolio Mortgage Loan” and Appendix II.

Mortgage Loan No. 20, Art Institute Student Housing, representing 1.0% of the initial outstanding pool balance, the related mortgaged property is also subject to a mortgage held by the City of Pittsburgh Urban Redevelopment Authority (with the related loan’s outstanding principal balance as of the Cut-off Date of $1,500,000), which mortgage is subordinated to the mortgage of the Art Institute Student Housing mortgage loan through an intercreditor and standstill agreement.

Mortgage Loan No. 126, Brooklyn Centre, representing 0.2% of the initial outstanding pool balance, the related mortgaged property is also subject to a mortgage held by the City of Cleveland (with the related loan’s outstanding principal balance as of the Cut-off Date of $370,000), which mortgage is subordinated to the mortgage of the Brooklyn Centre mortgage loan through a subordination and standstill agreement.

With respect to Mortgage Loan No. 123, Copelands Building, representing 0.2% of the initial outstanding pool balance, there are two subordinate loans secured by the mortgaged property, which loans were made by the City of Portland, by and through the Portland Development Commission (“PDC”) to each of the two tenants at the mortgaged property in the original principal amounts of $299,750 and $143,500 (along with $306,750 worth of grants). By virtue of such tenants being affiliates of the borrowers, the borrowers (and the lender) agreed to allow the mortgaged property to secure the obligations of the tenants to PDC on the condition that a subordination and standstill agreement executed by PDC and that only net excess cash flow from the mortgaged property can be used to satisfy such obligations.

With respect to Mortgage Loan No. 151, Fidelity Engineering Corp., representing 0.1% of the initial outstanding pool balance, an indemnification agreement in favor of United States Surety Company (“USSC”) was executed collectively by Fidelity Engineering Corporation (“FEC”), the sole shareholder and operating affiliate of the borrower, 25 Loveton Circle, LLC (“25 LC”), the borrower and Fidelity Headquarters Corp. (“FHC”), the property owner and IDOT guarantor, pursuant to which FEC, 25 LC and FHC have agreed to indemnify USSC, in an amount up to $1,200,000, for losses incurred by USSC in connection with the issuance of certain performance bonds by USSC. Those bonds relate to the performance by FEC of certain operating contracts and agreements. The indemnification agreement is secured by a subordinate deed of trust in favor of USSC in the amount of $1,200,000. The lender and USSC have entered into an intercreditor and subordination agreement.

In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property, including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under certain mortgage loans in the trust (including the borrowers under the residential cooperative mortgage loans) do not require the borrowers to be special purpose entities.

The borrowers under two mortgage loans, which collectively represent 0.1% of the initial outstanding pool balance (all of which are mortgage loans in loan group 1, representing 0.1% of the initial outstanding loan group 1 balance), and which are secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the occurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the value co-op basis of the related mortgaged property, which is calculated based on and set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

One mortgage loan, representing 0.4% of the initial outstanding balance (which is in loan group 1, representing 0.4% of the initial outstanding loan group 1 balance), which is not secured by residential cooperative properties, permits the borrower to enter into additional financing that is secured by the related mortgaged properties or future mezzanine debt upon the satisfaction of certain conditions.

One mortgage loan, representing 0.1% of the initial outstanding pool balance (which is in loan group 1, representing 0.1% of the initial outstanding loan group 1 balance), which is not secured by residential cooperative properties, permits the borrower to obtain additional debt secured by the mortgaged property.

30 mortgage loans, representing 39.1% of the initial outstanding pool balance which include 29 mortgage loans in loan group 1, representing 44.8% of the initial outstanding loan group 1 balance, and one mortgage loan in loan group 2, representing 7.6% of the initial outstanding loan group 2 balance, which are not secured by residential cooperative properties, permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

Two mortgage loans, representing 1.4% of the initial outstanding pool balance (which are in loan group 1, representing 1.7% of the initial outstanding loan group 1 balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property.

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence. Such purchase price generally does not include a yield maintenance premium or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance premium or prepayment premium.

For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II.

No representation is made as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in those borrowers effectively reduces the equity owners’ economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

When a borrower, or its equity owners, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower’s ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if the borrower, or its equity owners, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If the other lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by that lender, the trust’s ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of the other lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D.

Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plans on the grounds prebankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Bankruptcy Proceedings Relating To A Borrower Can Result In Dissolution Of The Borrower And The Acceleration Of The Related Mortgage Loan And Can Otherwise Adversely Impact Repayment Of The Related Mortgage Loan

Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay a sale of real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the terms of the mortgage loan, including the repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will also stay the lender from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

In addition, certain of the mortgage loans have sponsors or borrowers that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors or borrowers will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Certain Of The Mortgage Loans Were Not Specifically Originated For Securitization

Certain of the mortgage loans were not originated specifically for securitization, and generally those mortgage loans lack many provisions which are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, and the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.

Borrowers That Are Not Special Purpose Entities May Be More Likely To File Bankruptcy Petitions And This May Adversely Affect Payments On Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers (including, but not limited to, the borrower with respect to a mortgage loan secured by a residential cooperative property) are not special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the applicable borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, the borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

The Operation Of Commercial Properties Is Dependent Upon Successful Management	The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Provisions Requiring Yield Maintenance Charges Or Defeasance Provisions May Not Be Enforceable

Provisions prohibiting prepayment during a lockout period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

The Absence Of Lockboxes Entails Risks That Could Adversely Affect Payments On Your Certificates

The mortgage loans generally do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert those funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

Enforceability Of Cross-Collateralization Provisions May Be Challenged And The Benefits Of These Provisions May Otherwise Be Limited And May Adversely Affect Payments On Your Certificates

The mortgage pool includes 5 mortgage loans or groups of mortgage loans, representing 2.6% of the initial outstanding pool balance (which include 4 mortgage loans or groups of mortgage loans in loan group 1, representing 2.5% of the initial outstanding loan group 1 balance, and one mortgage loan, representing 3.2% of the initial loan group 2 balance), under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties or by the obligations of multiple borrowers that are liable on a joint and several basis.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances if:

•	one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

•

the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged real property or properties to be encumbered by a lien benefiting the other borrowers; and

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

Among other things, a legal challenge to the granting of the liens may focus on:

•	the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property; and

•	the overall cross-collateralization.

If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower’s respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to this cross-collateralization.

Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Moreover, certain mortgage loans may be secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdictions over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

Reserves To Fund Capital Expenditures May Be Insufficient And This May Adversely Affect Payments On Your Certificates

Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that the mortgage loans require any such reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which the reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for those items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for those items.

Inadequacy Of Title Insurers May Adversely Affect Payments On Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Mortgaged Properties Securing The Mortgage Loans That Are Not In Compliance With Zoning And Building Code Requirements And Use Restrictions Could Adversely Affect Payments On Your Certificates

Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the mortgage loan sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants’ reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after those mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, permitted nonconforming uses and/or structures may be subject to the effects of zoning compliance requirements that are not casualty-related, such as the lifting of a parking compliance moratorium, which expires after a certain period of time. There can be no assurance that such compliance requirements would not have a material adverse impact on the related mortgage loan.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower’s right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

Condemnations With Respect To Mortgaged Properties Securing The Mortgage Loans Could Adversely Affect Payments On Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

Impact Of Terrorist Attacks And Military Operations On The Financial Markets And Your Investment

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

The Absence Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates

The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against those risks. If a borrower does not have insurance against those risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect the reconstruction or major repairs or may materially increase the cost thereof.

As a result of these factors, the amount available to make distributions on your certificates could be reduced.

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Risk Insurance Program. Under the Terrorism Risk Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts.

The Terrorism Risk Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Risk Insurance Program until December 31, 2007.

The Terrorism Risk Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism that occurs in 2007, no compensation is paid under the Terrorism Risk Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 are also voided.

On September 18, 2007, the House of Representatives passed the Terrorism Risk Insurance Extension Act of 2007, which, if enacted in its current form, would extend the duration of the Terrorism Risk Insurance Program for fifteen years. Additionally, proposed revisions to the Terrorism Risk Insurance Program include the requirement that insurers make available coverage for nuclear, biological, chemical and radiological (NBCR) attacks and the removal of the distinction between foreign and domestic acts of terrorism. On November 16, 2007, the Senate also passed the Terrorism Risk Insurance Program Reauthorization Act of 2007, which, among other things, provides for a seven-year extension of the Terrorism Risk Insurance Program, the coverage for acts of “domestic” terrorism and a study on coverage for NBCR attacks. The Senate and the House of Representatives will next confer to reach agreement on the differences of their bills. As of November 16, 2007, it is reported that President George W. Bush intends to veto the House bill, but is largely in agreement with the Senate bill. There can be no assurance that upon the expiration of the current Terrorism Risk Insurance Program subsequent terrorism insurance legislation will be enacted. In addition, the provisions of any such legislation may include changes from the current bills.

In addition, in the months prior to the December 31, 2007 scheduled expiration of the Terrorism Risk Insurance Program, volatility may arise in international, national, regional and local insurance and reinsurance markets as a result of uncertainty regarding any potential extension of the government insurance back-stop program, or the terms of any potential extension – especially if acts of terrorism occur during that period. That volatility may affect the pricing, terms and availability of terrorism insurance coverage to the borrowers under the mortgage loans. For example, if the existing insurance policy for a mortgaged property is scheduled to expire before December 31, 2007 and includes coverage for acts of terrorism, the insurer – and other potential insurers – may refrain from offering terrorism insurance coverage under a new policy until it is clear whether and on what terms the government insurance back-stop program may be available for the portion of a policy period that would occur after December 31, 2007. In some cases, the inability of a borrower to obtain terrorism insurance coverage could or would result in a default under the related mortgage loan.

To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain that insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of that commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

Certain of the mortgage loans may be secured by mortgaged properties that are not insured for acts of terrorism. In addition, certain mortgage loans may provide that if the Terrorism Risk Insurance Act of 2002, as amended is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for a premium specified in the loan documents. If casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

In addition, certain of the ten largest mortgage loans in the pool contain provisions specifically limiting the borrower’s obligation to obtain terrorism insurance. See Appendix IV to this prospectus supplement for the specific terrorism insurance limitation related to these mortgage loans.

19 of the mortgaged properties, securing mortgage loans representing 11.1% of the initial outstanding pool balance (which include 16 mortgage loans in loan group 1, representing 7.6% of the initial outstanding loan group 1 balance, and three mortgage loans in loan group 2, representing 30.5% of the initial outstanding loan group 2 balance) are located in Southern California. The wildfires in Southern California that started on October 21, 2007 are reported (as of November 16, 2007) to have destroyed an estimated 2,000 homes and other structures and forced approximately 500,000 people to evacuate their homes at one point. The fires are the sixth largest in California history, and have burned more than 500,000 acres. According to news reports, losses are expected to top $1 billion. President Bush has declared Southern California a disaster area and Federal troops have joined the evacuation and firefighting effort. Although none of the mortgaged properties are located in the already damaged area, there can be no assurance that the fires will not damage or otherwise affect the mortgaged properties or the areas in which such properties are located. In the event there is damage to a mortgaged property, there can be no assurance that the insurance proceeds will be adequate to rebuild the mortgaged property or to pay off the principal balance of the mortgage loan. Additionally, even if a mortgaged property is not damaged by the fires, such mortgaged property may experience near term loss of income and/or a decline in real property values as a result of the local and regional conditions, including the evacuation of residents and shuttering of homes and businesses, decreased traffic in the area of the mortgaged property, the redirection and/or lack of availability of goods, manpower and other resources as well as a long-term loss of income or property values as a result of any decline in the local or regional population or other negative consequences as a result of these fires.

Certain Other Risks Related To Casualty And Casualty Insurance	The loan documents for each mortgage loan generally require that (A) “all risk” insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Notwithstanding this requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the “actual cash value” of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The determination of “actual cash value” is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the “actual cash value” of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the “actual cash value” is lower, and the mortgaged property is not restored, only the “actual cash value” will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

Claims Under Blanket Insurance Policies May Adversely Affect Payments On Your Certificates

Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that those policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under those policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Engineering Reports May Not Reflect All Conditions That Require Repair On The Property

Licensed engineers generally inspected the mortgaged properties and prepared engineering reports in connection with the origination, acquisition or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. With respect to the mortgaged properties that were not the subject of an engineering report after the first day of the month that is 18 months prior to the securitization closing date, the related mortgage loan seller will represent to us that, subject to certain specified exceptions, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the cut-off date.

We cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material and adverse condition was identified, that condition generally has been or is required to be remedied to the related mortgage loan seller’s satisfaction or funds as deemed necessary by the applicable mortgage loan seller, or the related engineering consultant, have been reserved to remedy the material and adverse condition or other resources for those repairs were available at origination. No additional property inspections were conducted by us in connection with the issuance of the certificates.

Valuation Estimates May Inaccurately Reflect The Value Of The Mortgaged Properties

In general, in connection with the origination or sale to us of each of the mortgage loans, the related mortgaged property was appraised. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal and are not guarantees of present or future values. The person performing the appraisal may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. There is no assurance that the appraisal values indicated accurately reflect past, present or future market values of the mortgaged properties.

Except as set forth below, for each of the mortgaged properties, the loan-to-value ratio was calculated according to the methodology described in this prospectus supplement based on an estimate of value from a third-party appraisal, which was generally conducted within 12 months of the cut-off date. With respect to four of the mortgaged properties described in the previous sentence, securing mortgage loans representing 0.1% of the initial outstanding pool balance (all of which are in loan group 1, securing mortgage loans representing 0.1% of the initial outstanding loan group 1 balance), which mortgage loans are secured by residential cooperative properties, these estimates of value were calculated based on the market value of the real property as if operated as a residential cooperative. This value is determined by an appraisal and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property. See the footnotes to Appendix II of this prospectus supplement.

The Timing Of Mortgage Loan Amortization May Cause Increased Pool Concentration, Which May Adversely Affect Payments On Your Certificates

As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order (it being understood that realized losses will be allocated first, to the Class A-J Certificates, the Class A–JA Certificates and the Class A-JFL Regular Interest, pro rata, and then, to the Class A-M Certificates, the Class A–MA Certificates and the Class A-MFL Regular Interest, pro rata), with those classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

Subordination Of Some Certificates May Affect The Timing Of Payments And The Application Of Losses On Your Certificates

As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to those rights of the holders of the more senior certificates having an earlier alphabetical class designation (but as between the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) on the one hand and the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) on the other hand, generally in that order, subject to the restrictions on amounts distributable from a particular loan group described herein). Losses on the mortgage loans will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B, then pro rata among the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates), then pro rata among the Class A–M Certificates, the Class A–MA Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates), in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X-1 and Class X-2 Certificates, in proportion to the amount of interest or principal payable thereon.

The Operation Of A Mortgaged Property Following Foreclosure Of The Mortgage Loan May Affect The Tax Status Of The Trust And May Adversely Affect Payments On Your Certificates

If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. The independent contractor would only be permitted to renovate or perform construction work on a foreclosed mortgaged property if such construction was at least 10% completed when default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying “rents from real property,” or any rental income based on the net profits of a tenant or a sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The applicable special servicer may permit the trust to earn such above described “net income from foreclosure property” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the offered certificates.

State Laws Applicable To Foreclosure Actions May Affect The Timing Of Payments On Your Certificates

Some states, including California, have laws prohibiting more than one “judicial action” to enforce a mortgage obligation. Some courts have construed the term “judicial action” broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the applicable special servicer may be required to foreclose first on mortgaged properties located in states where these “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

The Bankruptcy Or Insolvency Of Any Affiliated Borrowers May Adversely Affect Payments On Your Certificates

15 groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership (which include 13 groups of mortgage loans exclusively in loan group 1 and two groups of mortgage loans exclusively in loan group 2; of these 15 groups, the three largest groups represent 11.2%, 6.6% and 3.0%, respectively, of the initial outstanding pool balance). The related borrower concentrations of the three largest groups exclusively in loan group 1 represent 13.2%, 7.8% and 3.5%, respectively, of the initial outstanding loan group 1 balance, and the two largest groups of mortgage loans exclusively in loan group 2 represent 4.2% and 1.3%, respectively, of the initial outstanding loan group 2 balance.

The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of the related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one of those properties, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

Tenant Leases May Have Provisions That Could Adversely Affect Payments On Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if those tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender’s rights, for example, an option to purchase the mortgaged property or a right of first refusal to purchase the mortgaged property, the provisions of the lease will take precedence over the provisions of the mortgage.

Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a purchase option to purchase all or a portion of the mortgaged property. Those provisions, if not waived or subordinated, may impede the lender’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price and the overall marketability of the mortgaged property. In addition, certain of the mortgaged properties are and/or may be leased in whole or in part by government tenants or government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation.

Risks Relating To Compliance With The Americans With Disabilities Act Could Adversely Affect Payments On Your Certificates

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs these costs or fines, the amount available to pay debt service would be reduced.

Increases In Real Estate Taxes Due To Termination Of A PILOT Program Or Other Tax Abatement Arrangements May Reduce Payments To Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

Assumptions Made In Determining Underwritten Net Cash Flow May Prove To Be Inappropriate

As described under “Description of The Mortgage Pool—Additional Mortgage Loan Information” and “Glossary of Terms—Underwritable Cash Flow” in this prospectus supplement, underwritten net cash flow means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date is predictive of future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. Each investor should review the assumptions discussed in this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

The debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of The Mortgage Pool—Additional Mortgage Loan Information” and “Glossary of Terms” for a discussion of the assumptions used in determining net cash flow. Neither the depositor nor the underwriters express any opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, net cash flow.

Risks Relating To Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing, who receive a tax credit allocation from the state tax credit allocating agency. The total amount of tax credits to which the property owner is entitled is based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the mortgage loans have been allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions and limit the income derived from the related property.

If the trust were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and ability of potential buyers to take advantage of the tax credits may limit the trust’s recovery on that property.

Conflicts Of Interest May Have An Adverse Effect On Your Certificates

The applicable special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans for which it is responsible. The operating adviser will have the right to replace the applicable special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time; these holders may have interests in conflict with those of some or all of the certificateholders. In addition, the operating adviser will have the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the right to advise the applicable special servicer with respect to certain actions of such special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any certificateholder. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class or certificateholder from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates than to the non-offered certificates.

The master servicers, any primary servicer, the special servicers or an affiliate of any of them may hold a subordinate note related to a mortgage loan or acquire certain certificates, including those of the initial controlling class. Under such circumstances, the master servicers, a primary servicer and the special servicers may have interests that conflict with the interests of the other holders of the certificates. In addition, the master servicers, the special servicers, the primary servicers and the subservicers will service loans other than those included in the issuing entity in the ordinary course of their business. In these instances, the interests of the master servicers, the special servicers, the primary servicers or the subservicers, as applicable, and their respective clients may differ from and compete with the interests of the issuing entity, and their activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. However, the pooling and servicing agreement and each primary servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any subordinate note or certificates by the master servicers, the primary servicers or the special servicers, as applicable. Centerline REIT Inc., an affiliate of Centerline Servicing Inc., will be the initial operating adviser. The special servicers will be Centerline Servicing Inc. and National Consumer Cooperative Bank, which is an affiliate of NCB, FSB (one of the sponsors, mortgage loan sellers and master servicers).

In addition, the controlling class with respect to a Non-Trust Serviced Loan Group is the most subordinate class of certificates in another securitization. The operating adviser for such Non-Trust Serviced Loan Group will have only the limited rights as set forth in the related co-lender agreement and the pooling and servicing agreement of the related Other Securitization. See “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans” and “Servicing of the Mortgage Loans—Servicing of the Non-Trust Serviced Loan Groups.”

It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of those mortgaged properties.

The activities of the mortgage loan sellers or their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of each of the mortgage loan sellers or their affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the mortgage loan sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if those mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the controlling class, the mortgage loan seller, as part of the holders of the controlling class, would have the ability to influence certain actions of the special servicers under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

NCB, FSB is a mortgage loan seller and one of the sponsors and also will act as the master servicer responsible for servicing the NCB mortgage loans. Under these circumstances, because it is both a master servicer and a mortgage loan seller, NCB, FSB may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of representation or warranty or repurchase any mortgage loan.

The primary servicer for the mortgage loans sold to the trust by Principal Commercial Funding II, LLC is Principal Global Investors, LLC, an affiliate of such mortgage loan seller. Nationwide Life Insurance Company, a mortgage loan seller, will act as primary servicer for the mortgage loans sold to the trust by itself. The primary servicer for the mortgage loans sold to the trust by National City Bank is Capstone Realty Advisors, LLC, an affiliate of such mortgage loan seller. Capmark Finance Inc., as the master servicer responsible for servicing the mortgage loans sold to the trust by Principal Commercial Funding II, LLC and National City Bank (as well as the mortgage loans sold to the trust by Morgan Stanley Mortgage Capital Holdings LLC and General Electric Capital Corporation), and Wells Fargo Bank, National Association, as the master servicer responsible for servicing the mortgage loans sold to the trust by Nationwide Life Insurance Company (as well as the mortgage loans sold to the trust by Royal Bank of Canada) will each delegate many of its servicing obligations to the applicable primary servicer for the related mortgage loans pursuant to a primary servicing agreement. Under these circumstances, the primary servicers because they are, or are affiliated with, mortgage loan sellers, may have interests that conflict with the interests of the holders of the certificates. However, both the pooling and servicing agreement and the primary servicing agreements will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of representation or warranty or repurchase any mortgage loan.

National Consumer Cooperative Bank, the parent of NCB, FSB, a mortgage loan seller, will act as the special servicer responsible for servicing the residential cooperative mortgage loans sold to the trust by NCB, FSB. Under these circumstances, because it is both a special servicer and an affiliate of a mortgage loan seller, National Consumer Cooperative Bank may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of representation or warranty or repurchase any mortgage loan.

The mortgage loan sellers, or their affiliates or subsidiaries, may acquire a portion of the certificates. Under those circumstances, they may become the controlling class, and as the controlling class, have interests that may conflict with their interests as a seller of the mortgage loans.

In addition, any subordinate indebtedness secured by the related mortgaged property, any mezzanine loans and/or any future mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or affiliates thereof. The holders of such subordinate indebtedness or such mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

The depositor is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the mortgage loan sellers, sponsors and originators, Morgan Stanley & Co. Incorporated, one of the underwriters and Morgan Stanley Capital Services Inc., the swap counterparty. In addition, one of the sponsors of the 60 Wall Street loan is Morgan Stanley Real Estate Special Situations Fund III, L.P., which is managed by an affiliate of the depositor. Royal Bank of Canada, one of the mortgage loan sellers, sponsors and originators, is an affiliate of RBC Capital Markets Corporation, one of the underwriters.

LaSalle Bank National Association and Morgan Stanley Mortgage Capital Holdings LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc., are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Morgan Stanley Mortgage Capital Holdings LLC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle Bank National Association is currently providing custodial services for all of the mortgage loans to be sold by Morgan Stanley Mortgage Capital Holdings LLC to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Each Non-Trust Serviced Pari Passu Loan will be serviced and administered pursuant to the pooling and servicing agreement of the related Other Securitization, which provides for servicing arrangements that are similar but not identical to those under the pooling and servicing agreement. Consequently, each Non-Trust Serviced Pari Passu Loan will not be serviced and administered pursuant to the terms of the pooling and servicing agreement. In addition, certain of the legal and/or beneficial owners of a related Non-Trust Serviced Companion Loan, directly or through representatives, has certain rights under the pooling and servicing agreement of the related Other Securitization and the related co-lender agreement that affect the related Non-Trust Serviced Loan Group, including with respect to the servicing thereof and the appointment of the special servicer of the related Other Securitization with respect thereto. Those legal and/or beneficial owners may have interests that conflict with your interests.

With respect to a Serviced Loan Group, which has one or more related subordinate notes that are not included in the trust, pursuant to the terms of the related co-lender agreement, neither the applicable master servicer nor special servicer may enter into material amendments, modifications or extensions of a mortgage loan without the consent of the holder of the related subordinate note(s), subject to the expiration of the subordinate note holder’s consent rights (and unless such consent would cause a violation of the servicing standard or the REMIC provisions). The holder of the subordinate note (or its designee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the applicable master servicer or special servicer, as the case may be, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. In addition, the holder of the related subordinate note may be entitled to certain consent or cure rights which may conflict with interests of the holder of the related senior mortgage loan included in the trust. After an event of default under the related Serviced Loan Group, the holder of the related subordinate note may be entitled to consult with or direct the holder of the related mortgage loan, with respect to a foreclosure or liquidation of the mortgaged property to the extent provided in the related co-lender agreement.

Prepayments May Reduce The Yield On Your Certificates

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller’s material breach of representations and warranties or material defects in a mortgage loan’s documentation. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be applied to the outstanding principal balance of such mortgage loans.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MA, Class A-J and Class A-JA Certificates and the Class A-MFL and Class A-JFL Regular Interests will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and Class A-JFL Regular Interests will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A, Class A-MA and Class A-JA Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under some of the mortgage loans are prohibited for specified lockout periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lockout periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer, a primary servicer or the special servicer to enforce the related provisions;

•	the failure to meet requirements for release of escrows/reserves that result in a prepayment;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax or legal factors.

Certain mortgage loans permit a prepayment in connection with a partial defeasance or property release. See “Summary of Prospectus Supplement—Information About the Mortgage Pool.”

In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions.

Certain mortgage loans (typically secured by two or more mortgaged properties) also permit the substitution of a mortgaged property, subject to satisfaction of various conditions.

In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

For further information concerning certain of the foregoing provisions, see the footnotes to Appendix II of this prospectus supplement.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, certain mortgage loans may allow for all or a portion of the outstanding principal amount to be prepaid, without any prepayment premium or yield maintenance charge, if any insurance proceeds or condemnation awards are applied against the outstanding principal amount of the loan. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a mezzanine loan), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates. Similarly, certain of the holders of a mezzanine loan have the right to purchase the related mortgage loans from the trust upon the occurrence of certain events (including a default), which will result in payment to holders of the certificates with the same effect as if the mortgage loan had been prepaid in full, except that no yield maintenance charge or prepayment premium will be payable.

Although all of the mortgage loans have protection against voluntary prepayments in full in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from fully prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium, (ii) involuntary prepayments or repurchases will not occur or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached to this prospectus supplement for a description of the various prepayment provisions.

Release Of Collateral

Notwithstanding the prepayment restrictions described in this prospectus supplement, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II attached to this prospectus supplement. In order to obtain this release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment. See Appendix II attached to this prospectus supplement for further details regarding the various release provisions.

The Yield On Your Certificate Will Be Affected By The Price At Which You Purchase The Certificate And The Rate, Timing And Amount Of Distributions On Your Certificate

The yield on any certificate will depend on (1) the price at which that certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for that certificate;

•

the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which those amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

•

the rate and timing of any reimbursement of either master servicer, either special servicer or the trustee, as applicable, out of the certificate account of nonrecoverable advances and interest thereon or advances remaining unreimbursed on a modified mortgage loan on the date of that modification;

•	the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in a master servicer’s compensation as described in this prospectus supplement;

•	the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

• the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on that certificate.

In addition, any change in the weighted average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

You Bear The Risk Of Borrower Defaults	The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered certificates:

•	the aggregate amount of distributions on them;

•	their yields to maturity;

•	their rates of principal payments; and

•	their weighted average lives.

The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation (but as between the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) on the one hand and the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) on the other hand, generally in that order, subject to the restrictions on amounts distributable from a particular loan group described herein). Losses on the mortgage loans will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, and pro rata, to Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates), and pro rata among the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates), in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, and, with respect to interest losses only, the Class X-1 and Class X-2 Certificates based on their respective entitlements.

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of that class.

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and those losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, that yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

Furthermore, if P&I advances and/or servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, if at all, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

Interest On Advances And Compensation To The Master Servicers, The Special Servicers And The Trustee May Have An Adverse Effect On The Payments On Your Certificates

To the extent described in this prospectus supplement, the master servicers, the special servicers or the trustee will be entitled to receive interest at the “prime rate” on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan; however, if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made. This interest may be offset in part by default interest and late payment charges paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the applicable special servicer, and that special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicers may result in shortfalls in amounts otherwise distributable on the certificates.

The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust’s Ownership Of The Mortgage Loans

In the event of the insolvency of any mortgage loan seller, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if that challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the mortgage loan sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking those results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Limited Liquidity And Market Value May Adversely Affect Payments On Your Certificates

Your certificates will not be listed on any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While one or more underwriters currently intend to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The Market Value Of The Offered Certificates May Be Adversely Affected By Factors Unrelated To The Performance Of The Offered Certificates And The Mortgage Loans, Such As Fluctuations In Interest Rates And The Supply And Demand Of CMBS Generally

The market value of the offered certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•

legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

•

investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

•

investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any offered certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans. Pricing information regarding the offered certificates may not be generally available on an ongoing basis or on any particular date.

Interest Rates Based On A Weighted Average Coupon Rate Entail Risks Which May Adversely Affect Payments On Your Certificates

The interest rates on certain of the certificates are based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at the weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of “weighted average net mortgage rate.”

Any class of certificates which is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and/or managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, sponsors, managers and affiliates. Such litigation, other legal proceedings, or other adverse situations could have a material adverse effect on your investment.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of any such mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

The Mortgage Loans Have Not Been Re-Underwritten By Us

We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable mortgage loan seller, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true as of the date when it was made and such breach materially and adversely affects the interests of the certificateholders with respect to the affected mortgage loan. Those representations and warranties are limited (see “Description of the Mortgage Pool—Representations and Warranties” in this prospectus supplement) and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with one or more of the mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

Defaults under Swap Agreement May Adversely Affect Payments On the Floating Rate Certificates

The trust will have the benefit of two swap transactions under a swap agreement with the Swap Counterparty. Morgan Stanley, who has guaranteed the payment obligations of the Swap Counterparty under the swap transactions, currently has a long-term rating of “AA-” by Fitch, “AA-” by S&P and “AA(low)” by DBRS and a short-term rating of “F1+” by Fitch, “A-1+” by S&P and “R-1(middle)” by DBRS. Because each of the Class A-MFL and Class A-JFL Regular Interests accrues interest at a rate equal to the weighted average net mortgage rate less 0.042% or a rate equal to the weighted average net mortgage rate, respectively, the ability of the holders of the Class A-MFL and Class A-JFL Certificates to receive the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the Swap Counterparty pursuant to the related swap transaction. See “Description of the Swap Agreement—The Swap Counterparty.” There can be no assurance, however, that the guarantor of the Swap Counterparty’s obligations under the swap transactions will maintain its ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap transactions. If the Swap Counterparty guarantor’s long-term rating is not at least “A” by Fitch or “A” by DBRS, or if the Swap Counterparty’s guarantor’s short-term rating is not at least “A-1” by S&P, or if it does not have a short-term rating by S&P, its long-term rating is not at least “A” by S&P (a “Rating Agency Trigger Event”), the Swap Counterparty will be required to post collateral, find a replacement Swap Counterparty that would not cause another Rating Agency Trigger Event or enter into any other arrangement satisfactory to Fitch, S&P and DBRS. In the event that the Swap Counterparty fails to, among other things, post acceptable collateral, find an acceptable replacement swap counterparty or enter into any other arrangement satisfactory to Fitch, S&P and DBRS after a Rating Agency Trigger Event or the Swap Counterparty fails to find an acceptable replacement swap counterparty after the Swap Counterparty guarantor’s long-term rating is reduced below “BBB-” by S&P, or if it does not have a long-term rating by S&P, its short-term rating is not at least “A-3” by S&P (a “Swap Default”), then the Paying Agent will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 100% of the related Class of Floating Rate Certificates to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement and the Pooling and Servicing Agreement and use any termination payments received from the Swap Counterparty (as described in this prospectus supplement) to enter into a replacement interest rate swap transaction on substantially identical terms. The costs and expenses incurred by the Paying Agent in connection with enforcing the rights of the trust under the swap agreement will be reimbursable to the Paying Agent out of amounts otherwise payable to the applicable Class of Floating Rate Certificates to the extent not reimbursed by the Swap Counterparty or payable out of net proceeds of the liquidation of the related swap transaction. If the costs attributable to entering into a replacement interest rate swap transaction would exceed the net proceeds of the liquidation of the swap transaction, a replacement interest rate swap transaction will not be entered into and any such proceeds will instead be distributed to the holders of the related Class of Floating Rate Certificates. Following the termination of the swap agreement (and during the period when the trust is pursuing remedies under the swap agreement), or if a Swap Default (that is a payment default by the Swap Counterparty) or other default or event of termination under the swap agreement occurs and is continuing, the Class A-MFL Interest Distribution Amount or Class A-JFL Interest Distribution Amount, as applicable, will be equal to the Distributable Certificate Interest Amount (as defined in this prospectus supplement) in respect of the Class A-MFL or Class A-JFL Regular Interest, as applicable, and the Class A-MFL or Class A-JFL Certificates, as applicable, will accrue interest at the same rate, on the same basis and in the same manner as the Class A-MFL or Class A-JFL Regular Interest, as the case may be. A conversion to a rate equal to the weighted average net mortgage rate less 0.042% or a rate equal to the weighted average net mortgage rate, as applicable, might result in a temporary delay of the holders of the Class A-MFL or Class A-JFL Certificates, as applicable, to receive payment of the related Distributable Certificate Interest Amount if DTC is not provided with sufficient notice of the resulting change in the payment terms of the related Class of Floating Rate Certificates.

The ratings of the Class A-MFL and Class A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on each such class will convert to a rate equal to the weighted average net mortgage rate less 0.042% or a rate equal to the weighted average net mortgage rate, respectively, and only represent the likelihood of the receipt of interest at a rate equal to the weighted average net mortgage rate less 0.042% or the weighted average net mortgage rate, respectively (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months). See “Ratings” in this prospectus supplement.

In addition, if the funds allocated to payment of interest distributions on the Class A-MFL or Class A-JFL Regular Interest are insufficient to make all required interest payments thereon, the amount paid to the Swap Counterparty will be reduced and interest paid by the Swap Counterparty under the related swap transaction will be reduced, on a dollar for dollar basis, by an amount equal to the difference between the amount actually paid to the Swap Counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-MFL or Class A-JFL Regular Interest, as applicable, had been sufficient to make all required interest payments thereon. As a result, the holders of the Class A-MFL and Class A-JFL Certificates may experience an interest shortfall. See “Description of the Swap Agreement” in this prospectus supplement.

Sensitivity to LIBOR and Yield Considerations

The yield to investors in the Class A-MFL and Class A-JFL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-MFL and Class A-JFL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-MFL and Class A-JFL Certificates.

In addition, because interest payments on the Class A-MFL and Class A-JFL Certificates may be reduced or the pass through rate may convert to a rate equal to the weighted average net mortgage rate less 0.042% or a rate equal to the weighted average net mortgage rate, respectively, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-MFL and Class A-JFL Certificates under such circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions.

In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-MFL and Class A-JFL Certificates. As a result, the effect on such investor’s yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-MFL and Class A-JFL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

The failure by the Swap Counterparty in its obligation to make payments under the related swap transaction, the conversion to a rate equal to the weighted average net mortgage rate less 0.042% or a rate equal to the weighted average net mortgage rate, as applicable, that is below the rate that would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class A-MFL or Class A-JFL Regular Interest based on a pass through rate below the related pass-through rate set forth in the fifth preceding paragraph would have a negative impact. There can be no assurance that a default by the Swap Counterparty and/or the conversion of the pass through rate from a rate based on LIBOR to a rate equal to the weighted average net mortgage rate less 0.042% or a rate equal to the weighted average net mortgage rate, as applicable, would not adversely affect the amount and timing of distributions to the holders of the Class A-MFL or Class A-JFL Certificates, as applicable. See “Yield and Maturity Considerations” in this prospectus supplement.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this “Risk Factors” section and elsewhere in this prospectus supplement.

TRANSACTION PARTIES

The Sponsors, Mortgage Loan Sellers and Originators

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”) is a sponsor of this transaction and is one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc. a New York corporation formed in 1984 (“MSMC”), which has been merged into MSMCH on June 15, 2007. MSMCH is an affiliate of the depositor, the swap counterparty and one of the underwriters and is a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS). Upon such merger, MSMCH has been continuing the business of MSMC. The executive offices of MSMCH are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Chicago, Illinois, Los Angeles, California, Irvine, California, Alpharetta, Georgia, Dallas, Texas and Herndon, Virginia. MSMCH originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMCH also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMCH (or its predecessor) originated (or co-originated) or purchased all of the mortgage loans it is selling to us.

MSMCH’s Commercial Mortgage Securitization Program

MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMCH acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s “IQ,” “HQ” and “TOP” securitization programs typically involve multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the four years ending on December 31, 2006.

Year	Total MSMCH Mortgage Loans*	Total MSMCH Mortgage Loans Securitized with Affiliated Depositor	Total MSMCH Mortgage Loans Securitized with Non-Affiliated Depositor	Total MSMCH Mortgage Loans Securitized
	(Approximate Amounts in Billions of $s)
2006	16.9	8.9	1.9	10.7
2005	12.9	8.2	1.5	9.6
2004	7.7	5.1	1.3	6.4
2003	6.4	3.5	1.3	4.8

*	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

Conduit mortgage loans originated by MSMCH will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The MSMCH credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMCH underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMCH also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Value and Condition,” “—Appraisals,” “—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process” and “—Zoning and Building Code Compliance.” MSMCH typically retains outside consultants to conduct its credit underwriting.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMCH and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. MSMCH’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMCH may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMCH’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMCH there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMCH’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. MSMCH often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMCH conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMCH.

Servicing

MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide loan-level data. In addition, MSMCH may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

The information set forth herein concerning MSMCH has been provided by MSMCH. None of the Trustee, the Paying Agent, the underwriters nor any other person other than MSMCH makes any representation or warranty as to the accuracy or completeness of such information.

General Electric Capital Corporation

General. General Electric Capital Corporation (“GECC”) was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, the name of GECC was General Electric Credit Corporation. On July 2, 2001, GECC changed its state of incorporation to Delaware. All of GECC’s outstanding common stock is owned by General Electric Capital Services, Inc., formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly-owned, directly or indirectly, by General Electric Company (“GE”). Financing and services offered by GECC are diversified, a significant change from the original business of GECC, which was, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GECC.

GECC operates in four of GE’s operating segments described below. These operations are subject to a variety of regulations in their respective jurisdictions.

GECC’s services are offered primarily in North America, Europe and Asia.

GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, CT 06851; it also maintains executive offices at 3135 Easton Turnpike, Fairfield CT 06828-0001. At December 31, 2006, GECC employed approximately 81,000.

GE Money. GE Money, formerly GE Consumer Finance, offers credit and deposit products and services to consumers, retailers, brokers and auto dealers in over 50 countries. The GE Money division offers a broad range of financial products, including private-label credit cards; bank cards; Dual CardsTM; corporate travel and purchasing cards; personal loans; auto loans; leases and inventory financing; residential mortgages; home equity loans; debt consolidation loans; current and savings accounts and insurance products related to consumer finance offerings for customers on a global basis.

GE Industrial. GE Industrial produces and sells products including consumer appliances, industrial equipment and plastics, and related services. GE Industrial also finances business equipment for a wide variety of customer applications and provides asset management services for the transportation industry.

GE Infrastructure. GE Infrastructure produces, sells, finances and services equipment for the air transportation and energy generation industries. GE Infrastructure also produces, sells and services equipment for the rail transportation and water treatment industries.

GE Commercial Finance. GE Commercial Finance offers a broad range of financial services worldwide. The GE Commercial Finance division has particular mid-market expertise and offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial-related facilities and equipment; commercial and residential real estate; vehicles; corporate aircraft; and equipment used in many industries, including the construction, manufacturing, telecommunications and healthcare industries.

GE Real Estate. GECC originates mortgage loans for securitization through GE Real Estate, the commercial real estate division of the GE Commercial Finance segment. While GE Real Estate is a division of GE Commercial Finance, the assets of GE Real Estate are wholly-owned by, and GE Real Estate is wholly-operated through, GECC.

Through GE Real Estate, GECC has been lending and investing in the commercial real estate industry for over 25 years. As of September 30, 2007, GE Real Estate had total assets in excess of approximately $64 billion, including approximately $1.102 billion of United States commercial and multifamily mortgage loans being held for securitization and approximately $19.8 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes. As of December 31, 2006, GE Real Estate had total assets of approximately $47 billion, including approximately $322 million of U.S. commercial and multifamily mortgage loans being held for securitization and approximately $15.1 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes. A substantial portion of the assets held by GE Real Estate are located overseas, primarily in Europe and Asia.

As of July 2005, GE Real Estate also includes a division known as Business Property, which originates single tenant and small business loans for its own portfolio and securitization and has total on-book assets of approximately $8.404 billion as of September 30, 2007. Unless expressly stated herein, financial information set forth herein regarding GE Real Estate does not include assets of, or loans originated or securitized by, Business Property.

GE Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations. Generally, GE Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields or longer terms. Mortgage loans originated by GE Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as, for example, mortgage loans originated pursuant to a program where such loans initially accrue interest at a floating rate but are later convertible into fixed rate loans or have structural features that would make them difficult or unprofitable to securitize. Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria. The following table shows total U.S. commercial and multifamily loans and certain other investments in commercial and multifamily real estate originated for purposes other than securitization, for the three most recent fiscal years, and for the six month period ending September 30, 2007.

Period	Total U.S. Commercial/Multifamily Loans Originated for Securitization	Total U.S. Non-Securitization Loans/Investment* in Commercial/Multifamily Real Estate
	(Approximate Amounts in Billions of $s)
Period Ended 9/30/07	1.9	10.4
Year Ended 12/31/06	2.2	11.3
Year Ended 12/31/05	3.6	4.7
Year Ended 12/31/04	2.1	3.9

*	Includes equity investments and joint ventures in commercial and multifamily real estate, as well as mortgage loans.

GE Real Estate’s Securitization Program

GECC, through GE Real Estate, commenced selling mortgage loans into securitizations in 1997. The total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 1997 was approximately $600 million. As of September 1, 2007, GE Real Estate originated in aggregate since 1997, approximately $19.8 billion of U.S. commercial and multifamily mortgage loans that have been included in securitizations, including approximately $11.9 billion of U.S. fixed rate loans that were included in securitizations in which an affiliate of GECC acted as depositor, approximately $7.8 billion of U.S. fixed rate loans that were included in securitizations in which an unaffiliated entity acted as depositor and approximately $800 million of U.S. floating rate loans that were included in securitizations in which an affiliate acted as depositor. GE Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Real Estate for securitization are office, multifamily and retail properties. However, GE Real Estate also originates mortgage loans secured by industrial, manufactured housing, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business’ needs require. States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

As a sponsor, through GE Real Estate, GECC originates mortgage loans and either by itself or together with other sponsors or loans sellers, initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts as the depositor, which in turn will ultimately transfer such loans to the issuing entity for the securitization. In coordination with the underwriters for each transaction, GECC works with rating agencies, loan sellers, investors and servicers in structuring the securitization transaction.

GECC has acted as sponsor for 20 transactions (two of which were wholly private transactions) in which GE Commercial Mortgage Corporation or another affiliate of GECC has acted as depositor. Overall, GECC has contributed approximately 45% of the aggregate principal balance of the mortgage loans included in GE Commercial Mortgage Corporation’s and other affiliated depositors’ securitization transactions, with its contributions to public transactions of such depositors ranging from approximately 20% to approximately 70% of the aggregate principal balance of the loans in a transaction. The remainder of the mortgage loans in such securitization transactions were contributed by German American Capital Corporation, Bank of America, National Association and other loan sellers.

GECC has also acted as a loan seller to 16 U.S. commercial mortgage securitization transactions in which affiliates of Credit Suisse Securities (USA) LLC, Bank of America, National Association, Deutsche Mortgage and Asset Receiving Corporation, Merrill Lynch & Co., Inc., JP Morgan Chase, Donaldson, Lufkin & Jenrette, Inc. (which was later acquired by Credit Suisse Securities (USA) LLC), CW Capital LLC and Merrill Lynch Mortgage Investors, Inc. acted as depositor.

GEMSA Loan Services, L.P. (“GEMSA”), which is co-owned by GECC and L.J. Melody & Company, a commercial mortgage banking firm, currently acts as master servicer on three, and as a primary servicer on 12, of the 20 U.S. securitization transactions in which a GECC affiliate was depositor. GEMSA was also appointed as a primary servicer on 13 of the 16 U.S. securitization transactions to which GECC contributed mortgage loans in which an unaffiliated entity acted as depositor. GEMSA currently acts as servicer only of loans that were originated by GECC or L. J. Melody or are included in securitization transactions in which GECC is a sponsor or an affiliate of the depositor. Servicing contracts on transaction to which GECC contributes mortgage loans are awarded by GECC based on a bidding process.

Third party servicers of securitizations in which GECC is a sponsor are assessed based upon review of collection, reporting, asset management, data back up and compliance procedures and systems. In addition, GECC meets or conducts conference calls with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

GE Real Estate’s Underwriting Standards

General. GECC, through GE Real Estate, originates commercial mortgage loans through approximately 18 offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

Loans originated by GE Real Estate generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every loan originated by GE Real Estate will comply in all respects with the guidelines.

Loan Analysis. All GE Real Estate credit underwriting is performed by GE Real Estate risk-management employees. GE Real Estate performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. In most cases, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in many cases by staff of a third party accountant and reviewed by GE Real Estate underwriting staff. All anchor leases are reviewed by legal counsel and by GE Real Estate underwriting staff. GE Real Estate also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GE Real Estate requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GE Real Estate staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report. See “Description of the Mortgage Pool—Assessments of Property Value and Condition,” “—Appraisals,” “—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process” and “—Zoning and Building Code Compliance.”

Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to commitment, all mortgage loans must be approved by GE Real Estate’s credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GE Real Estate’s underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum LTV ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Anchored Retail	1.20x	80.0%
Unanchored Retail	1.20x	80.0%
Multifamily	1.20x	80.0%
Office	1.20x	80.0%
Manufactured Housing	1.20x	80.0%
Self Storage	1.20x	80.0%
Industrial/Warehouse	1.20x	80.0%
Hotel	1.30x	75.0%

The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in the prospectus supplement and Appendixes I, II, III and IV to the prospectus supplement may differ from the amount calculated at the time of origination. In addition, GE Real Estate’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. In addition, notwithstanding the foregoing, in certain circumstances the actual Debt Service Coverage Ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and LTV ratios for the mortgage loans originated by GE Real Estate may vary from these guidelines. Moreover, with respect to certain mortgage loans originated by GE Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.

See “Description of the Mortgage Pool” in the prospectus supplement and Appendixes I, II, III and IV to the prospectus supplement.

Escrow Requirements. GE Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow or provide recourse for such expense. Generally, when escrows are required for mortgage loans originated by GE Real Estate, they are as follows:

Taxes – Typically an initial deposit and monthly escrow deposits equal to  1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to  1/12 of the annual property insurance premium are required to provide GE Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GE Real Estate generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

Replacement Reserves – Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GE Real Estate in determining Underwritten Net Cash Flow:

Retail	$0.15 per square foot
Multifamily	$200.00-$250.00 per unit
Office	$0.15 per square foot
Manufactured Housing	$30.00-$50.00 per pad
Self Storage	$0.15 per square foot
Industrial/Warehouse	$0.15 per square foot
Hotel	4-5% of revenues

Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required if so indicated by the building condition report or environmental assessment. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements or remediation to be completed within the first year of the mortgage loan pursuant to the building condition report or environmental assessment is generally required. However, an environmental insurance policy, guaranty or other method of addressing an environmental condition may be accepted in lieu of a reserve fund.

Re-tenanting – In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

The information set forth herein concerning GECC has been provided by GECC. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than GECC makes any representation or warranty as to the accuracy or completeness of such information.

Principal Commercial Funding II, LLC

Principal Commercial Funding II, LLC (“PCFII”) a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank National Association (“USB”), a subsidiary of U.S. Bancorp (NYSE:USB) and Principal Commercial Funding, LLC (“PCF”), a subsidiary of Principal Global Investors, LLC (“PGI”) which is a wholly owned subsidiary of Principal Life Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801 Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

PCFII’s principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

Principal Commercial Funding II, LLC’s Commercial Real Estate Securitization Program

PCFII began participating in the securitization of mortgage loans in 2006. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated include the “TOP” program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan Stanley Capital I Inc. have alternately acted as depositor, the “PWR” program in which Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the “HQ” and “IQ” programs, in which Morgan Stanley Capital I Inc. has acted as depositor.

Since the inception of PCF’s mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of September 30, 2007, was approximately $14.5 billion. As of such date, these securitized loans included approximately 1,827 mortgage loans, all of which were fixed rate and which have been included in approximately 49 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII’s affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF’s and/or PCFII’s total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

The mortgage loans originated for PCFII include fixed rate conduit loans. PCFII’s conduit loan program (which is the program under which PCFII’s mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See “Transactions Parties—The Primary Servicers” in this prospectus supplement.

Underwriting Standards

PCFII’s mortgage loans originated for securitization are underwritten by PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Value and Condition,” “—Appraisals,” “—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process,” and “—Zoning and Building Code Compliance” are generally obtained.

All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII’s mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the amount calculated at the time of origination. In addition, PCFII’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

The information set forth herein concerning PCFII has been provided by PCFII. None of the Depositor, Trustee, the Paying Agent, the underwriters nor any other person other than PCFII makes any representation or warranty as to the accuracy or completeness of such information.

Royal Bank of Canada

Royal Bank of Canada (“RBC” or the “Bank”), a Schedule I bank under the Bank Act (Canada), is a sponsor of this transaction and one of the mortgage loan sellers. RBC originated and underwrote all of the mortgage loans it is selling in this transaction. RBC Capital Markets Corporation, an indirect subsidiary of RBC, is one of the underwriters in this transaction. RBC’s principal executive offices are located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5. In the U.S., RBC maintains two federally licensed branches in New York City, an additional federally licensed branch in Miami, Florida and state-licensed representative offices in Houston, Texas; Dallas, Texas; Greenwich, Connecticut; Wilmington, Delaware; Chicago, Illinois and San Francisco, California. The Bank’s U.S. Real Estate Mortgage Capital business unit (“Mortgage Capital”) is part of the Bank’s Securitization Finance group and originates commercial mortgage loans from its federally licensed branch located at One Liberty Plaza, New York, New York 10006. The One Liberty Plaza branch is regulated by the U.S. Office of the Comptroller of the Currency. The Bank is Canada’s largest bank as measured by assets and market capitalization and had, on a consolidated basis, as at July 31, 2007, total assets of Cdn$604.6 billion (approximately $566.5 billion), shareholders’ equity of Cdn$24.5 billion (approximately $23.0 billion) and total deposits of Cdn$376.3 billion (approximately $352.6 billion). The foregoing figures in Canadian dollars were prepared in accordance with Canadian generally accepted accounting principles and have been extracted and derived from, and are qualified by reference to, the Bank’s unaudited consolidated financial statements included in the Bank’s report to shareholders for the period ended July 31, 2007. The foregoing figures in U.S. dollars were converted from Canadian dollars by using the currency conversion rate of Cdn$1.00 to $0.937 in effect on July 31, 2007. Reference is also made to the notes to such audited consolidated financial statements (including note 1, which contains a discussion of the significant accounting policies). RBC offers a wide range of commercial and retail banking services to its customers. The Bank’s common shares are listed on the Toronto Stock Exchange, New York Stock Exchange and Swiss Exchange under the trading symbol “RY.” Its preferred shares are listed on the Toronto Stock Exchange.

RBC’s Commercial Real Estate Securitization Program

RBC has been an active participant in the securitization of Canadian commercial and multifamily mortgage loans since 2003. As of September 1, 2007, the total amount of Canadian commercial and multifamily mortgage loans originated and securitized by RBC and its affiliates since RBC began its Canadian securitization program in 2003 was approximately Cdn$2.6 billion. These loans were securitized through approximately eleven securitizations. Since 2004, RBC and its affiliates have originated Canadian commercial and multifamily mortgage loans for securitization through the Real Estate Asset Liquidity Trust (“REAL-T”), a Canadian issuer of commercial mortgage pass-through certificates for which RBC is one of the sponsors. As of September 1, 2007, RBC and its affiliates have originated approximately Cdn $2.3 billion in commercial and multifamily mortgage loans that were sold into REAL-T.

RBC began originating loans in the United States in September 2006, through its newly created Mortgage Capital business unit. As of September 1, 2007, Mortgage Capital had originated approximately $2,035.79 million in United States commercial and multifamily mortgage loans since inception, of which approximately $1,271.8 million were securitized in four transactions through trusts created by unrelated depositors and into which RBC and multiple other unrelated mortgage loan sellers sold commercial and multifamily mortgage loans. Multiple mortgage loan seller transactions in which RBC has participated include the “CD” program in which Citigroup Commercial Mortgage Securities, Inc. acts as depositor and the “IQ” program in which Morgan Stanley Capital I Inc. acts as depositor.

RBC’s Underwriting Standards. All commercial mortgage loans originated for securitization by Mortgage Capital are underwritten in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by Mortgage Capital will comply in all respects with the underwriting criteria.

For each mortgage loan Mortgage Capital assigns an underwriting team comprised of real estate professionals who are required to conduct a review of each mortgaged real property related to each loan. This review generally includes an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The review also includes market analysis, a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged real property and other factors, the credit of key tenants may also be reviewed. Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, Mortgage Capital also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Value and Condition,” “—Appraisals,”“—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process” and “—Zoning and Building Code Compliance.”

In addition, the borrower is required to provide, and Mortgage Capital reviews, a title insurance policy for each mortgaged real property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged real property is located; (2) the policy must be in an amount equal to the original principal amount of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard form American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged real property is located; and (5) the legal description of the mortgaged real property in the title policy must conform to that shown on the survey of the mortgaged real property, where a survey has been required.

The borrower is required to provide, and Mortgage Capital or its designee reviews, certificates of required insurance with respect to the mortgaged real property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged real property is located in a flood hazard area, flood insurance; and (5) such other coverage as Mortgage Capital may require based on the specific characteristics of the mortgaged real property.

Once a mortgage loan has been underwritten, it is presented to the entire credit committee, which is comprised of senior real estate and risk professionals within RBC (US and Canada). The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Mortgage Capital’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, Mortgage Capital may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject mortgaged real property, requiring additional collateral such as reserves, letters of credit and/or guarantees, anticipated improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Mortgage Capital there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt were taken into account. The debt service coverage guidelines set forth above are calculated based on the underwritten net cash flow at origination. Therefore the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the amount calculated at the time of origination. In addition, Mortgage Capital underwriting guidelines generally permit a maximum amortization period of 30 years; however, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the loan term.

Escrow Requirements. Mortgage Capital reviews the necessity for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. Mortgage Capital may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Servicing. Mortgage Capital currently contracts with third party servicers for servicing the mortgage loans that it originates. Mortgage Capital assesses third party servicers based upon the credit quality of the servicing institution as well as their current servicer ratings with nationally recognized rating organizations. The servicers may also be reviewed for their systems and reporting capabilities, collection procedures and ability to collect loan level data.

The information set forth herein concerning RBC has been provided by RBC. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than RBC makes any representation or warranty as to the accuracy or completeness of such information.

NCB, FSB

NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as a sponsor with respect to the issuing entity. NCB, FSB is also one of the mortgage loan sellers and will act as master servicer under the Pooling and Servicing Agreement with respect to the NCB mortgage loans.

NCB, FSB is headquartered in Hillsboro, Ohio and maintains offices in Washington, D.C. and New York City. NCB, FSB is a wholly-owned subsidiary of National Consumer Cooperative Bank, which maintains an office at 2011 Crystal Drive, Suite 800, Arlington, Virginia 22202. National Consumer Cooperative Bank will act as special servicer under the Pooling and Servicing Agreement with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB.

NCB, FSB’s primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. NCB, FSB sells the majority of the loans it originates through CMBS securitizations. NCB, FSB, with its affiliates and parent, National Consumer Cooperative Bank, has been involved in the securitization of commercial mortgage loans since 1992. NCB, FSB together with its parent, National Consumer Cooperative Bank, has securitized over $5 billion of commercial and multifamily loans in 39 public securitization transactions including agency mortgage backed security transactions. NCB, FSB initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. NCB, FSB generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. The following table sets forth information for the past three years regarding the amount of commercial and multifamily mortgage loans that NCB, FSB, together with its parent, National Consumer Cooperative Bank, have originated and securitized:

Year	Loans Originated	Loans Securitized
2006	$1,039,727,451	$593,473,985
2005	$959,675,455	$668,971,563	(1)
2004	$887,126,957	$493,113,747
2003	$816,716,189	$680,736,790

(1)	Included in this figure are $105,170,034 in mortgage loans that were sold by NCB, FSB to, and later securitized by, an unrelated third party.

As a sponsor, NCB, FSB originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization.

NCB, FSB Underwriting Standards

General. All of the mortgage loans sold to the depositor by NCB, FSB, are originated by NCB, FSB or an affiliate of NCB, FSB, generally in accordance with the underwriting criteria described below. NCB, FSB has implemented guidelines establishing certain procedures with respect to underwriting its mortgage loans. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, NCB, FSB conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, historical operating statements (annual financial statements in the case of residential cooperative loans), leases, rent rolls (or maintenance schedules in the case of residential cooperative loans), sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals is examined for financial strength and character prior to origination of the mortgage loan, which may include a review of historical tax returns (annual financial statements in the case of residential cooperative loans), third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. In the case of residential cooperative properties, NCB, FSB also reviews sponsor rent rolls (if applicable), reserve levels and recent sales data. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by NCB, FSB or its related affiliates.

Loan Approval. Prior to commitment, all mortgage loans must be approved by NCB, FSB’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment was performed with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month period preceding the origination of the related mortgage loan. A phase I environmental report is generally required for each mortgaged real property. In lieu of a phase I environmental report, generally for residential cooperative loans under $500,000, a transaction screen meeting ASTM standards may have been required.

Property Condition Assessments. Independent engineering firms conducted inspections with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month period preceding the origination of the related mortgage loan. In lieu of a property condition survey, generally for residential cooperative loans under $500,000, an abbreviated property condition assessment may have been required.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. In many cases NCB, FSB or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described in this prospectus supplement may be lower based on the inclusion of the payments related to that additional debt, and the loan-to-value ratios described in this prospectus supplement may be higher based on the inclusion of the amount of that additional debt. See Appendix I for additional information.

Appraisals. An appraisal of each of the mortgaged properties relating to the mortgage loans sold to the depositor by NCB, FSB was performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such appraisals generally complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under FIRREA, as amended. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals,” “—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process,” and “—Zoning and Building Code Compliance.”

Debt Service Coverage Ratio and Loan-to-Value Ratio. NCB, FSB evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritable Cash Flow. See also the definitions of Debt Service Coverage Ratio and Underwritable Cash Flow in the “Glossary” in this prospectus supplement, describing generally the calculation of debt service coverage ratios and underwritten net cash flow, and Appendix I in this prospectus supplement. Loan-to-value ratios are calculated based on an appraiser’s estimate of value of the subject property. Such value is determined by an appraisal and, in general, with respect to residential cooperative properties equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property. In addition, in connection with its calculation of loan-to-value ratios for residential cooperative properties, NCB, FSB evaluates a separate value that is determined by the appraisal assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritable Cash Flow for that property. See also the definition of Value Co-op Basis in the “Glossary” in this prospectus supplement.

Escrow Requirements. NCB, FSB may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for NCB, FSB or its affiliate that may have originated the loan), re-tenanting expenses (to mitigate risks arising in connection with tenant lease expirations), capital expenses (to cover capital improvement costs). In some cases such reserves may only be required upon the occurrence of certain events. In addition, in some cases the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

National Consumer Cooperative Bank

National Consumer Cooperative Bank (“NCCB”), a federally chartered corporation, is the parent of NCB, FSB (which is a sponsor, a mortgage loan seller and a master servicer). NCCB’s principal place of business is 2011 Crystal Drive, Suite 800, Arlington, Virginia 22202. Some of the mortgage loans sold to the trust by NCB, FSB were originated and underwritten by NCCB or its affiliates and subsequently assigned to NCB, FSB. NCCB also will act as the special servicer under the Pooling and Servicing Agreement with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB, as well as any related foreclosure properties.

The information set forth herein concerning NCB, FSB and NCCB has been provided by NCB, FSB and NCCB. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than NCB, FSB and NCCB makes any representation or warranty as to the accuracy or completeness of such information.

Nationwide Life Insurance Company

Nationwide Life Insurance Company (“Nationwide Life”), an Ohio corporation, is a sponsor of this transaction and one of the mortgage loan sellers. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $121 billion (unaudited) as of June 30, 2007. The principal offices of Nationwide Life are located at One Nationwide Plaza, Columbus, Ohio 43215.

Nationwide Financial’s real estate investment department originated approximately $2.4 billion in commercial mortgage loans in 2006, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past five years and currently manages approximately $11.9 billion of mortgage loans for Nationwide Life, its affiliates and third party participants. Nationwide Life acts as primary servicer for the mortgage loans sold to a securitization by Nationwide Life. Nationwide Life has financial strength ratings of “Aa3,” “AA-” and “A+” from Moody’s, S&P and A.M. Best, respectively.

Nationwide Life’s Commercial Real Estate Securitization Program

Nationwide Life has been active as a participant in securitizations of commercial mortgage loans since 2001. Nationwide Life originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Nationwide Life has participated include the “PWR” program in which Bear Stearns Commercial Mortgage Securities Inc. and Bear Stearns Commercial Mortgage Securities II Inc. have acted as depositor and the “IQ” program in which Morgan Stanley Capital I Inc. acts as depositor.

As of June 30, 2007, the total amount of commercial and multifamily mortgage loans originated by Nationwide Life and included in securitizations since the inception of its commercial mortgage securitization program in 2001 was approximately $1.8 billion (the “Nationwide Life Securitized Loans”). As of such date, the Nationwide Life Securitized Loans included approximately 212 mortgage loans, all of which were fixed rate, which have been included in approximately 17 securitizations. The properties securing these loans include multifamily, office, retail, industrial, and hospitality properties. Nationwide Life and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Nationwide Life originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $541 million, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

Nationwide Life is a primary servicer in this transaction. See “Transactions Parties—Primary Servicer” in this prospectus supplement.

Nationwide Life’s Underwriting Standards

Mortgage loans originated for securitization by Nationwide Life or an affiliate of Nationwide Life in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, type and location of the real property collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The credit underwriting team for each proposed mortgage loan investment is comprised of real estate professionals of Nationwide Life and certain of its affiliates. The underwriting team for each proposed mortgage loan investment is required to conduct a review of the related collateral property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the proposed mortgage loan investment. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the financial strength of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators. As part of its underwriting procedures, Nationwide Life also generally obtains the third party reports or other documents such as environmental assessments and engineering reports.

Prior to commitment, all proposed mortgage loan investments must be approved by a loan committee comprised of senior real estate professionals from Nationwide Life and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of the proposed mortgage loan investment, or reject the proposed mortgage loan investment.

Nationwide Life’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these requirements serve merely as a recommended guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a proposed mortgage loan investment. For example, Nationwide Life or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nationwide Life’s judgment of improved property performance in the future, and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Nationwide Life or its affiliates, there may exist subordinate debt secured by the real property collateral and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan included in a securitization and reported in the related disclosure may differ from the amount calculated at the time of origination. In addition, Nationwide Life’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Nationwide Life often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Nationwide Life may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Nationwide Life conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every mortgage loan originated by Nationwide Life.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals,” “—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process,” and “—Zoning and Building Code Compliance.”

The information set forth herein concerning Nationwide Life has been provided by Nationwide Life. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than Nationwide Life makes any representation or warranty as to the accuracy or completeness of such information.

National City Bank

National City Bank, a national banking association (“National City Bank”), is one of the mortgage loan sellers. National City Bank originated and underwrote all of the mortgage loans it is selling to us. National City Bank is a wholly-owned subsidiary of National City Corporation (NYSE: NCC). The principal office of National City Bank’s commercial mortgage origination division is located at 1900 East Ninth Street, Cleveland, Ohio 44114, and its telephone number is (216) 222-2000. National City Bank is engaged in a general commercial and retail banking, mortgage financing and servicing, consumer finance and asset management business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. National City Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

The information set forth herein concerning National City Bank has been provided by National City Bank. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than National City Bank makes any representation or warranty as to the accuracy or completeness of such information.

The Depositor

Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2006, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $49,447,086,987. MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor’s duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor’s bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.
The information set forth herein concerning the Depositor has been provided by the Depositor. None of the Trustee, the Paying Agent, the underwriters nor any other person other than the Depositor makes any representation or warranty as to the accuracy or completeness of such information.

The Issuing Entity

The issuing entity with respect to the offered certificates will be the Morgan Stanley Capital I Trust 2007-IQ16 (the “Trust”). The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans (or the Serviced Loan Groups, as applicable) and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “Description of the Offered Certificates—Amendments to the Pooling and Servicing Agreement.” The Trust administers the mortgage loans through the trustee, the paying agent, the master servicers and the special servicers. A discussion of the duties of the trustee, the paying agent, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “Transaction Parties—The Trustee and Custodian,” “—The Paying Agent, Certificate Registrar and Authenticating Agent,” “—The Master Servicers,” and “—The Special Servicers” and under “Servicing of the Mortgage Loans.”

The only assets of the Trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the custodian, the master servicers and the special servicers. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicers and the special servicers.

The Depositor is contributing the mortgage loans to the Trust. The Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans” and “—Representations and Warranties.”

Because the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust.” The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to the Bankruptcy Code are generally analogous to the following:

(1)	If such mortgage loan seller were to become a debtor in a properly presented case under Title 11 of the United States Code (the “Bankruptcy Code”), a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the Depositor (including collection thereon) in the form and manner set forth in the related Mortgage Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy Code, and thus (b) the Depositor’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code;

(2)	With respect to the mortgage loans sold to the trust by NCB, FSB, if the Federal Deposit Insurance Corporation (the “FDIC”) were appointed as conservator or receiver for NCB, FSB, pursuant to Section 11(c) of the Federal Deposit Insurance Act (the “FDIA”), a court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. § 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. § 1823(e); and

(3)	If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i) (a) a transfer of the related mortgage loans by the Depositor to the trust (including the collections thereon) in the form and manner set forth in the Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the Bankruptcy Code, and thus (b) the trust’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See “Risk Factors—The Mortgage Loan Sellers Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust’s Ownership Of The Mortgage Loans” in this prospectus supplement.

The Trustee and Custodian

LaSalle Bank National Association (“LaSalle”) will act as the trustee and custodian (in such capacity, the “trustee” and the “custodian,” respectively). LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America.

Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO North America Holding Company, parent company of LaSalle Bank Corporation and LaSalle Bank National Association, from ABN AMRO Bank N.V. The acquisition included all parts of the Global Securities and Trust Services Group within LaSalle Bank National Association engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 720 commercial mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of September 30, 2007, LaSalle serves as trustee or paying agent on over 480 commercial mortgage-backed security transactions. The depositor and servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – Morgan Stanley IQ16 or at such other address as the trustee may designate from time to time.

The long-term unsecured debt of LaSalle is rated “AA+” by S&P, “Aaa” by Moody’s and “AA” by Fitch Ratings.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMCH for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by MSMCH to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than “A-1” (without regard to plus or minus) by S&P, “F-1” by Fitch and “R-1 (middle)” by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least one nationally recognized statistical rating organization (which may include S&P, Fitch and/or Moody’s) and whose long-term senior unsecured debt is at all times rated not less than “A+” by S&P, “AA-” by Fitch and “AA(low)” by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least two nationally recognized statistically rating organizations (which may include S&P, Fitch and/or Moody’s), or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See “Description of the Offered Certificates—Distributions—Fees and Expenses” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Duties of the Trustee,” “Description of the Pooling and Servicing Agreements—Regarding the Fees, Indemnities and Powers of the Trustee” and “Description of the Pooling and Servicing Agreements—Resignation and Removal of the Trustee” in the prospectus.

The information set forth herein concerning LaSalle has been provided by LaSalle. None of the Depositor, the Paying Agent, the master servicers, the special servicers, the underwriters nor any other person other than LaSalle makes any representation or warranty as to the accuracy or completeness of such information.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or a master servicer or a special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or a master servicer or a special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or a special servicer or appointment of a successor to a master servicer or a special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the applicable master servicer under the Pooling and Servicing Agreement; provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or a special servicer, solely in the case of Servicing Advances, that an Advance if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See “Description of the Offered Certificates—Advances” in this prospectus supplement.

In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons are entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicers, if any, the Rating Agencies and all Certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time (i) the trustee shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state (provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii)), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, or (v) if the trustee fails to perform (or acts with negligence, bad faith, or willful misconduct in performing) any of its Exchange Act reporting or Regulation AB obligations under the Pooling and Servicing Agreement (other than the failure to file any Exchange Act report due to the non-receipt of the Exchange Act reportable information from the applicable master servicer or special servicer), then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii), (iv) and (v) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred. The Pooling and Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

If the trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:

(a)	by the predecessor trustee, if such predecessor trustee has resigned or been removed for cause, including by the Depositor in accordance with the Pooling and Servicing Agreement;

(b)	by the Certificateholders that effected the removal, if the predecessor trustee has been removed without cause by such Certificateholders; and

(c)	out of the trust assets, if such costs and expenses are not paid by the predecessor trustee, as contemplated by the immediately preceding clause (a), within a specified period after they are incurred (except that such predecessor trustee will remain liable to the trust for those costs and expenses).

Trustee Compensation

As compensation for the performance of its duties as trustee, LaSalle will be paid the monthly Trustee Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00082% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Paying Agent, Certificate Registrar and Authenticating Agent

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the paying agent, certificate registrar and authenticating agent (in such capacity, the “paying agent,” “certificate registrar” and “authenticating agent,” respectively). As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the mortgage loan sellers, the master servicers and the special servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended

December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 365 series of commercial mortgage-backed securities, and, as of September 30, 2007, was acting as securities administrator with respect to more than $415 billion of outstanding commercial mortgage-backed securities.

The information set forth herein concerning Wells Fargo Bank has been provided by Wells Fargo Bank. None of the Depositor, the trustee, the underwriters nor any other person other than Wells Fargo Bank makes any representation or warranty as to the accuracy or completeness of such information.

The Master Servicers

Certain of the duties of the master servicers and the provisions of the Pooling and Servicing Agreement are set forth in this prospectus supplement under “Servicing of the Mortgage Loans.” The manner in which collections on the mortgage loans are to be maintained is described under “Description of the Agreements—Collection and Other Servicing Procedures” and “—Certificate Account and Other Collection Accounts” in the accompanying prospectus. The advance obligations of the master servicers are described in this prospectus supplement under “Description of the Offered Certificates—Advances.” Certain terms of the Pooling and Servicing Agreement regarding the master servicers’ removal, replacement, resignation or transfer are described in this prospectus supplement under “—Events of Default” and in the prospectus under “Description of the Agreements—Matters Regarding a Master Servicer and the Depositor.” Certain limitations on the master servicers’ liability under the Pooling and Servicing Agreement are described under “Description of the Agreements—Matters Regarding a Master Servicer and the Depositor” in the prospectus and under “Servicing of the Mortgage Loans—General” in this prospectus supplement.

The master servicers may appoint one or more sub-servicers to perform all or any portion of their respective duties under the Pooling and Servicing Agreement, as described under “Servicing of the Mortgage Loans—General” and “Transaction Parties—The Primary Servicers” in this prospectus supplement and under “Description of the Agreements—Sub-Servicers” in the accompanying prospectus; provided that following the Closing Date no master servicer may appoint a sub-servicer without the Depositor’s prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. Each master servicer monitors and reviews the performance of sub-servicers appointed by it.

The information set forth in this prospectus supplement concerning the master servicers has been provided by them.

Capmark Finance Inc.

Capmark Finance Inc. (“Capmark”) will act as master servicer with respect to the mortgage loans (or the Serviced Loan Groups, as applicable) sold to the trust by Morgan Stanley Mortgage Capital Holdings LLC, General Electric Capital Corporation, Principal Commercial Funding II, LLC and National City Bank. Capmark’s servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2006, Capmark was the master servicer and/or primary servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance.

The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2004 to 2006 in respect of which Capmark has acted as master and/or primary servicer.

	Year (amounts in $ billions)
	2004	2005	2006
CMBS (US)	100.2	122.4	135.3
Other	97.0	102.8	131.5

Total	197.2	225.2	266.8

Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer, as a result of any action or inaction of Capmark as master servicer, including a result of Capmark’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of Capmark Financial Group Inc. (“Capmark Financial Group”), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

Capmark Servicer Ireland Limited (formerly known as GMAC Commercial Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for Capmark’s portfolio in the United States.

Capmark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. Capmark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark’s portfolio in the United States.

Each of Capmark Servicer Ireland Limited and Capmark Overseas Processing India Private Limited report to the same managing director of Capmark.

From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

The information set forth herein concerning Capmark has been provided by Capmark. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than Capmark makes any representation or warranty as to the accuracy or completeness of such information.

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will be the master servicer with respect to the mortgage loans (or Serviced Loan Group, if any) sold to the trust by Royal Bank of Canada and Nationwide Life Insurance Company. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since 1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

As of June 30, 2007, the commercial mortgage servicing group of Wells Fargo Bank was responsible for servicing approximately 12,319 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $118.3 billion, including approximately 11,546 loans securitized in approximately 103 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $114.2 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of America, as of December 31, 2006, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securitization transactions.

Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the pooling and servicing agreement. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

Wells Fargo Bank has received an issuer rating of “Aaa” from Moody’s. Wells Fargo Bank’s long term deposits are rated “Aaa” by Moody’s, “AA” by S&P and “AA+” by Fitch.

Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by government authorities.

The information set forth in this prospectus supplement concerning Wells Fargo Bank has been provided by Wells Fargo Bank. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than Wells Fargo Bank makes any representation or warranty as to the accuracy or completeness of such information.

NCB, FSB

NCB, FSB, one of the sponsors and mortgage loan sellers, will be the master servicer under the Pooling and Servicing Agreement for all of the NCB mortgage loans. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. NCB, FSB is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers, and has been servicing mortgage loans since 1980. NCB, FSB maintains an office at 2011 Crystal Drive, Suite 800, Arlington, Virginia 22202. NCB, FSB, together with its parent, National Consumer Cooperative Bank, has securitized over $5 billion of commercial and multifamily mortgage loans in 39 public securitization transactions. As of September 30, 2007, NCB, FSB was the master servicer of a portfolio of multifamily and commercial mortgage loans in agency and commercial mortgage-backed securities transactions in the United States totaling approximately $4.5 billion in aggregate outstanding principal balance. Since March 1, 2003, NCB, FSB has made $15,461,853 in servicing advances, of which $14,940,827 have been recovered.

The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in mortgaged-backed securities transactions in the United States from 2003 to 2006 in respect of which NCB, FSB has acted as master servicer:

	Year (amounts expressed in millions)
	2003	2004	2005	2006
CMBS (US)	$2,261	$2,616	$3,321	$3,397

NCB, FSB is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. NCB, FSB is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Servicer, and S&P has assigned to NCB, FSB the rating of ABOVE AVERAGE as a commercial mortgage servicer (primary servicer), AVERAGE as a special servicer, AVERAGE as a commercial mortgage master servicer and a rating of AVERAGE as a commercial mortgage special servicer. Fitch has assigned to NCB, FSB the ratings of CMS2- as a master servicer, CPS1- as a primary servicer and CSS3 as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history. Moody’s does not assign specific ratings to servicers. NCB, FSB has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements and servicing standards. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer and transferring a loan to the special servicer in accordance with the applicable servicing agreements.

No securitization transaction involving mortgage loans in which NCB, FSB was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of NCB, FSB as master servicer, including as a result of NCB, FSB’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

NCB, FSB utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, updates transaction data and generates various account reports.

NCB, FSB is not an affiliate of the depositor, the other sponsors, the trust, the special servicers (other than NCCB), the trustee, the other master servicer or any other originator of any of the mortgage loans identified in this prospectus supplement (other than NCCB). There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against NCB, FSB or of which any of its property is subject, that is material to the Certificateholders.

NCB, FSB periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. NCB, FSB may engage third-party vendors to provide certain support, expertise, legal counsel and/or technology. All of such third-party vendors are monitored in compliance with internal standards and procedures and applicable law. In addition, NCB, FSB maintains a staff and, from time to time, may engage third-party vendors, to collect and review insurance policies and/or certificates relating to the coverage required under the mortgage documents. To the extent NCB, FSB performs custodial functions as the master servicer, documents are maintained in a manner consistent with the Servicing Standard.

The information set forth in this prospectus supplement concerning NCB, FSB has been provided by NCB, FSB. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than NCB, FSB makes any representation or warranty as to the accuracy or completeness of such information.

The Primary Servicers

Principal Global Investors, LLC

Principal Global Investors, LLC (“PGI”) will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa 50392.

PGI is ranked “Above Average” as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

As of September 30, 2007, PGI was responsible for servicing approximately 3,559 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $26.9 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

As of September 30, 2007, PGI was a primary servicer in approximately 52 commercial mortgage-backed securitization transactions, servicing approximately 1,831 loans with an aggregate outstanding principal balance of approximately $14.2 billion.

PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI’s responsibilities will include, but are not limited to:

•

collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

•	providing certain CMSA reports to the master servicer;

•	processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

•

handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

The information set forth in this prospectus supplement concerning PGI has been provided by PGI and Principal Commercial Funding II, LLC. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than PGI and Principal Commercial Funding II, LLC makes any representation or warranty as to the accuracy or completeness of such information.

Nationwide Life Insurance Company

Nationwide Life Insurance Company (“Nationwide Life”), an Ohio corporation, will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Nationwide Life. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), a large diversified financial and insurance services provider in the United States. The principal offices of Nationwide Life are located at One Nationwide Plaza, Columbus, Ohio 43215.

Nationwide Life has extensive experience in servicing commercial real estate mortgage loans. Nationwide Life has been engaged in the servicing mortgage loans since 1970 and commercial mortgage loans originated for securitization since 2001.

As of June 30, 2007, Nationwide Life was responsible for servicing approximately 1,736 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $11.9 billion. The portfolio of loans serviced by Nationwide Life includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. Nationwide Life services loans in most states throughout the United States.

As of June 30, 2007, Nationwide Life was a primary servicer in approximately 16 commercial mortgage-backed securitization transactions, servicing approximately 212 loans with an aggregate outstanding principal balance of approximately $1.7 billion.

Nationwide Life will enter into a primary servicing agreement with Wells Fargo Bank, National Association, as a master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by Nationwide Life, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard. Nationwide Life’s primary servicing responsibilities will include, but are not necessarily limited to:

•

collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Nationwide Life as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

•	providing certain CMSA reports to the master servicer;

•	processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

•

handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from Nationwide Life to the applicable special servicer, as required pursuant to the terms of the pooling and servicing agreement.

Nationwide Life has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards. Nationwide Life may utilize one or more sub-servicers for some or all the above functions per the applicable servicing agreements.

The information set forth in this prospectus supplement concerning Nationwide Life has been provided by Nationwide Life. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than Nationwide Life makes any representation or warranty as to the accuracy or completeness of such information.

Capstone Realty Advisors, LLC

Capstone Realty Advisors, LLC (“Capstone”) will act as primary servicer with respect to the mortgage loans transferred to the Depositor by National City Bank. Capstone, an affiliate of National City Bank, is an Ohio limited liability company formed in 1998. Capstone is engaged in the business of originating and processing applications for mortgage loans to be secured by mortgages, deeds of trust or deeds to secure debt on multifamily and commercial mortgaged properties. Such mortgage loans include loans insured by HUD, FHLMC or GNMA, mortgage loans made by insurance company lenders and mortgage loans funded by conduits or affiliates for inclusion in commercial mortgage-backed securitized transactions. Capstone retains servicing on such mortgage loans but in the case of securitized mortgage loans, such servicing is limited to primary servicing or subservicing under subservicing agreements executed with a master servicer.

Since its inception in 1998, Capstone has serviced commercial and multifamily mortgage loans for HUD, FHLMC, GNMA, insurance companies and several conduit lenders. It has in the past served as a master servicer for commercial mortgage-backed securitized mortgage loans which are part of a commercial mortgage-backed security transaction but now serves only as a primary servicer in those transactions.

As of August 31, 2007, Capstone’s portfolio of commercial mortgage-backed securitized mortgage loans (“CMBS Loans”) similar to the mortgage loans contained in this transaction was 153 mortgage loans under 54 subservicing agreements with an outstanding principal balance of approximately $1,117,000,000. This represents growth from one subservicing agreement in 2001 to the present numbers.

Capstone has a staff of 27 employees dedicated solely to servicing commercial mortgage loans. Two of these employees are dedicated to CMBS Loans. The Chief Operating Officer of Capstone is in charge of all servicing and is assisted by a National Servicing Manager. Each of these employees has over 18 years of experience in servicing commercial mortgage loans, including CMBS Loans.

Capstone has a manual of policy and procedures for servicing of commercial and multifamily mortgage loans and all employees are required to be familiar and to comply with those policies and procedures. Capstone has a quality control person whose responsibility is to verify that such policies and procedures are complied with. There has been no material change in the policies and procedures in servicing assets of the same type as those included within the mortgage pool during the last three years.

Capstone has acted as a primary servicer for 54 CMBS transactions during the past 6 years. During that period, no CMBS Loan which Capstone has serviced has defaulted or experienced an early amortization or other performance triggering event because of Capstone’s acts or omissions as primary servicer for such mortgage loan.

Capstone does engage outside parties to conduct annual physical inspections of mortgaged properties but Capstone reviews the reports of such inspections and Capstone makes its own independent evaluation based on its review of those inspection reports.

Capstone has not experienced any events of material noncompliance with those aspects of the servicing criteria for which it has responsibility under the applicable subservicing agreements for any prior securitizations.

Capstone is a wholly owned subsidiary of National City Bank. Capstone has a net worth and sufficient liquidity that will adequately enable Capstone to comply with all of Capstone’s obligations and responsibilities under the proposed subservicing agreement and to cure any event of material non-compliance by Capstone thereunder.

Each subservicing agreement which Capstone has executed as primary servicer is consistent with customary practices in the CMBS industry. Pursuant to a subservicing agreement that Capstone is expected to enter into with the master servicer, Capstone will be required to establish and maintain servicing files and establish servicing files criteria. Capstone will be required to collect monthly payments of principal and interest, late charges, default interest, prepayment premiums, insurance proceeds and condemnation awards plus escrows for insurance premiums and real estate taxes and it may require collection of other reserves. All such payments of principal and interest will be required to be deposited as collected with an eligible financial institution in an eligible account and are not to be co-mingled with other funds of Capstone. Similarly, all escrows will be required to be deposited as received in an eligible financial institution in an eligible account. Capstone will be required to transmit to the master servicer by wire on the applicable remittance date all payments received by it for principal and interest. Capstone will not be required to make any distributions to the trustee or to any certificateholders. In addition, Capstone will be required to monitor payments of taxes and insurance premiums, analyze the sufficiency of tax and insurance reserve accounts and pay when due, from the funds in escrow, all real estate taxes and insurance premiums and to make disbursements of other reserves in accordance with the applicable reserve agreement. If there are not sufficient funds in escrow, Capstone will be required to give the master servicer prior notice of need for master servicer to make an advance or force place insurance. Capstone will not be obligated to make advances, either for principal and interest or for property protection expenses. Capstone will be required to use all reasonable efforts to make collections of all payments due from a borrower and to maintain records demonstrating the subservicer’s collection efforts. Capstone is required to make physical inspections of the property and collect and analyze property and borrower financial reports. In addition, Capstone will be required to process all requests made by a borrower for consents or approvals, for determination by the master servicer. Capstone will be required to notify the master servicer and the special servicer of any significant events which affect the loans, the borrower, or the property, including the filing of any bankruptcy actions. Capstone will be required to furnish its financial statements each year to the master servicer. Capstone will be required to provide the master servicer with certain CMSA reports. Capstone expects to maintain the required errors and omissions insurance and fidelity bond coverage. Capstone will be required to file all UCC continuation statements and to prepare and file all IRS 1098s and 1099s. Capstone is not expected to provide all of the servicing activities contained in the definition of Servicing Criteria as included in Section 1122(d) of Regulation AB.

Capstone uses commercially reasonable activities, including follow up phone calls, letters, and emails, to attempt collection of all payments and escrows due under each mortgage loan.

Capstone maintains separate collection accounts and escrow accounts for all mortgage loans serviced by it and does not co-mingle any of those funds with Capstone’s assets. Capstone has no obligation to, and does not, make advances for principal and interest or for property protection expenses under its subservicing agreements. Capstone is responsible for taking all reasonable efforts to receive all payments due on each mortgage loan and to enforce all other terms and conditions of the mortgage loan documents and to inform the master servicer of any delinquency. If a mortgage loan becomes delinquent, the master servicer reserves the right to transfer the loan to the special servicer. Capstone has no authority to modify any terms, fees, penalties or payments as set forth in the mortgage loan documents. Capstone does not serve as the custodian of any mortgage loan documents and has no custodial responsibility under the subservicing agreement.

So long as Capstone is in compliance with its obligations under the subservicing agreement, it cannot be removed or replaced as a primary servicer. Capstone may not transfer its subservicing rights without consent. Capstone cannot resign except in limited circumstances.

If Capstone is removed as a subservicer for cause or Capstone resigns as subservicer, the subservicing agreement includes the process for obtaining a replacement back-up subservicer and requires the cooperation of Capstone in connection with such replacement, including the obligation of Capstone to reimburse the master servicer for all expenses associated with the servicing transfer or additional fees charged by the successor servicer. Capstone will be required to continue to provide all required reports pertaining to the period of time during which Capstone served as primary subservicer. Upon such termination, Capstone will be required to notify each borrower of the address of the successor subservicer and deliver the servicing files and all cash held by the subservicer to the replacement subservicer and submit to the master servicer a ledger accounting itemizing all payments received by it and a current trial balance for all mortgage loans subserviced by it under the applicable subservicing agreement.

The information set forth in this prospectus supplement concerning Capstone has been provided by Capstone and National City Bank. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than Capstone and National City Bank makes any representation or warranty as to the accuracy or completeness of such information.

The Special Servicers

Centerline Servicing Inc.

Centerline Servicing Inc. (“CSI”) will be appointed as the special servicer of the mortgage loans other than the Non-Trust Serviced Pari Passu Loans and other than the residential cooperative mortgage loans sold to the trust by NCB, FSB, and as such, will be responsible for servicing the applicable Specially Serviced Mortgage Loans and REO Properties. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc., a wholly-owned subsidiary of Centerline Holding Company, a publicly traded company. Centerline REIT Inc., an affiliate of CSI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth herein under “Description of the Pooling and Servicing Agreement—Modifications, Waivers and Amendments,” and “—Defaulted Mortgage Loans; REO Properties; Purchase Option.” Certain terms of the Pooling and Servicing Agreement regarding the special servicer’s removal, replacement, resignation or transfer are described herein under “—Replacement of Special Servicer.” Certain limitations on each special servicer’s liability under the pooling and servicing agreement are described in the prospectus under “—General.” CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the pooling and servicing agreement and in accordance with the loan documents and applicable laws.

CSI has a special servicer rating of CSS1 from Fitch. CSI is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P. As of August 31, 2007, CSI was the named special servicer in approximately 76 transactions representing approximately 11,864 first mortgage loans, with an aggregate stated principal balance of approximately $100.614 billion. Of those 76 transactions, 72 are commercial mortgage-backed securities transactions representing approximately 11,776 first mortgage loans, with an aggregate stated principal balance of approximately $99.3 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 38 assets with a stated principal balance of approximately $196.4 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through August 31, 2007, CSI has resolved 291 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.6 billion.

The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related subordinate loan or pari passu loan, if in connection with a Serviced Loan Group). This account or accounts shall be an eligible account as set forth in the pooling and servicing agreement. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer’s other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and Servicing Agreement, applicable law and the applicable servicing standard.

CSI has been special servicing assets for approximately 5 years and employs an asset management staff with an average of 14 years experience in this line of business. Two additional senior managers in the special servicing group have 31 and 19 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 72 transactions consisting of approximately 11,776 loans with an approximate stated aggregate principal balance of $99.3 billion on August 31, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 88 first mortgage loans with an aggregate stated principal balance of $1.314 billion as of August 31, 2007.

The information set forth in this prospectus supplement concerning CSI has been provided by it. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than CSI and Centerline REIT Inc. makes any representation or warranty as to the accuracy or completeness of such information.

National Consumer Cooperative Bank

NCCB, a federally chartered corporation, will initially be appointed as the special servicer under the Pooling and Servicing Agreement for the residential cooperative mortgage loans sold to the trust by NCB, FSB, as well as any related foreclosure properties. NCCB is the parent of NCB, FSB (which is a sponsor, a mortgage loan seller and a master servicer). NCCB’s principal place of business is 2011 Crystal Drive, Suite 800, Arlington, Virginia 22202.

NCCB and its affiliates have been involved in servicing mortgage loans since 1980. As of September 30, 2007, NCCB was named the special servicer on 37 agency and CMBS transactions encompassing 1,923 loans with a balance of $4.1 billion. The portfolios include office, retail, multifamily (including residential cooperative), hospitality, industrial and other types of income producing properties.

NCCB and its affiliates rely on its people, processes and technology to effectively manage specially serviced assets under its administration. NCCB and its affiliates have a special servicer rating of “CSS3” from Fitch and “Average” from Standard and Poor’s. NCCB’s experienced servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. NCCB takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the owner.

All actions to cure default are made in conjunction with the set terms and conditions as set forth in the loan documents and respective pooling and servicing agreement. NCCB and its affiliates have adopted policies, procedures and quality control measures in accordance with all applicable servicing agreements and servicing standards. These policies, procedures and quality control measures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event. NCCB and its affiliates have not engaged or plan to engage any third party servicers to perform on its behalf any of its duties with respect to this securitization transaction.

NCCB is not an affiliate of the depositor, the sponsors (other than NCB, FSB), the trust, the master servicers (other than NCB, FSB), the trustee, the other special servicer or any originator of the underlying mortgage loans identified in this prospectus supplement (other than NCB, FSB). There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against NCCB or of which any of its property is the subject, that are material to the Certificateholders.

No securitization transaction involving mortgage loans in which NCCB and its affiliates were acting as special servicer has experienced an event of default as a result of any action or inaction of NCCB as special servicer, including as a result of NCCB’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

The information set forth in this prospectus supplement concerning NCCB has been provided by NCCB. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than NCCB makes any representation or warranty as to the accuracy or completeness of such information.

DESCRIPTION OF THE OFFERED CERTIFICATES

Capitalized terms are defined in the “Glossary of Terms” in this prospectus supplement.

General

The Series 2007-IQ16 Commercial Mortgage Pass-Through Certificates (the “Certificates”) will be issued on or about November 29, 2007 pursuant to a Pooling and Servicing Agreement to be dated as of November 1, 2007, among Morgan Stanley Capital I Inc., the master servicers, the special servicers, the trustee and the paying agent.

The Certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

•

the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received on or prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

•	any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

•	a security interest in any “government securities” as defined in the Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan;

•

certain rights of Morgan Stanley Capital I Inc. under, or assigned to Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans; and

•

with respect to the Class A-MFL and Class A-JFL Certificates, the related Swap Transaction, the related Floating Rate Regular Interest, respectively, and funds or assets on deposit from time to time in the related Floating Rate Account.

The Certificates will be issued on or about November 29, 2007 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

The Certificates will consist of 33 Classes, to be designated as:

•	the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates;

•	the Class X-1 and Class X-2 Certificates;

•

the Class A-M Certificates, the Class A-MFL Certificates, the Class A-MA Certificates, the Class A-J Certificates, the Class A-JFL Certificates, the Class A-JA Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class Q Certificates, the Class S Certificates and the Class EI Certificates; and

•	the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

On the Closing Date, the Class A-MFL and Class A-JFL Regular Interests (the “Floating Rate Regular Interests”) will also be issued by the trust as uncertificated regular interests in REMIC III. The Floating Rate Regular Interests are not offered hereby. The Depositor will transfer the Floating Rate Regular Interests and the Swap Transactions to the Paying Agent on behalf of the Trust in exchange for the Class A-MFL and Class A-JFL Certificates (the “Floating Rate Certificates”). The Class A-MFL and Class A-JFL Certificates will each represent all of the beneficial ownership interest in the Class A-MFL and Class A-JFL Regular Interest, respectively, the related Swap Transaction and funds or assets on deposit from time to time in the related Floating Rate Account.

The Class A Senior Certificates, the Class A-M Certificates, the Class A-MFL Certificates, the Class A-MA Certificates, the Class A-J Certificates, the Class A-JFL Certificates and the Class A-JA Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

Each Class of Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). We have been informed by DTC that DTC’s nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under “Description Of The Offered Certificates—Reports to Certificateholders; Available Information—Book-Entry Certificates.” Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC’s participating organizations.

All references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC’s Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. See “Description Of The Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Balances

Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MFL, Class A-MA, Class A-J, Class A-JFL and Class A-JA Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement.

Class	Approximate Initial Certificate Balance	Approximate Percent of Initial Pool Balance	Ratings (Fitch/S&P/DBRS)	Approximate Credit Support
Class A-1	$51,900,000	2.00%	AAA/AAA/AAA	30.000%
Class A-1A	$314,528,000	12.12%	AAA/AAA/AAA	30.000%
Class A-2	$91,100,000	3.51%	AAA/AAA/AAA	30.000%
Class A-3	$83,000,000	3.20%	AAA/AAA/AAA	30.000%
Class A-4	$1,276,553,000	49.18%	AAA/AAA/AAA	30.000%
Class A-M	$194,651,000	7.50%	AAA/AAA/AAA	20.000%
Class A-MFL	$20,000,000	0.77%	AAA/AAA/AAA	20.000%
Class A-MA	$44,932,000	1.73%	AAA/AAA/AAA	20.000%
Class A-J	$130,988,000	5.05%	AAA/AAA/AAA	12.500%
Class A-JFL	$30,000,000	1.16%	AAA/AAA/AAA	12.500%
Class A-JA	$33,699,000	1.30%	AAA/AAA/AAA	12.500%

The percentages indicated under the column “Approximate Credit Support” with respect to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for those Certificates in the aggregate. The percentages indicated under the column “Approximate Credit Support” with respect to the Class A-M, Class A-MFL and Class A-MA Certificates represent the approximate credit support for those certificates in the aggregate. The percentages indicated under the column “Approximate Credit Support” with respect to the Class A-J, Class A-JFL and Class A-JA Certificates represent the approximate credit support for those certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-MFL and Class A-JFL Certificates for a failure by the Swap Counterparty to make a payment under the related Swap Transaction. See “Ratings” in this prospectus supplement.

The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See “—Distributions” and “—Distributions—Subordination; Allocation of Losses and Certain Expenses” below.

The Certificate Balance of each of the Class A-MFL and Class A-JFL Certificates will equal the Certificate Balance of each of the Class A-MFL and Class A-JFL Regular Interests, respectively.

The Class X-1 and Class X-2 Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount.

The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the Classes of Certificates (other than the Class X-1, Class X-2, Class A-MFL, Class A-JFL, Class EI, Class R-I, Class R-II and Class R-III Certificates) and the Class A-MFL and Class A-JFL Regular Interests outstanding from time to time.

The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in November 2015 will be an amount equal to the then outstanding aggregate balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MFL, Class A-MA, Class A-J, Class A-JFL, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N components (which are all or a designated portion of the Certificate Balances of the related Classes of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest, from time to time, as set forth in Schedule B to this prospectus supplement). After the Distribution Date occurring in November 2015, the Notional Amount of the Class X-2 Certificates will be equal to zero. As of any Distribution Date, the balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MFL, Class A-MA, Class A-J, Class A-JFL, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N components used to determine the Notional Amount of the Class X-2 Certificates will generally be equal to the lesser of (i) the Certificate Balance of the corresponding Class of Certificates as of such date (taking into account any distributions of principal made on, and any realized losses allocated to, such Classes of Certificates) and (ii) the amount specified for such component and such Distribution Date on Schedule B to this prospectus supplement.

The Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any losses actually allocated to any Class of Certificates (other than the Class X-1, Class X-2, Class A-MFL, Class A-JFL, Class EI, Class R-I, Class R-II and Class R-III Certificates) and the Class A-MFL and Class A-JFL Regular Interests outstanding from time to time. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any losses actually allocated to, any component and any Class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above, to the extent that such distribution or allocation of losses reduces the principal balance of the related Class of Certificates to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in November 2015.

Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates will be $2,595,830,781, subject to a permitted variance of plus or minus 5%. Upon initial issuance, the aggregate Notional Amount of the Class X-2 Certificates will be $2,529,846,000, subject to a permitted variance of plus or minus 5%. The Notional Amounts of the Class X-1 and Class X-2 Certificates are used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Residual Certificates will not have Certificate Balances or Notional Amounts.

Pass-Through Rates

The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will, at all times, accrue interest at a per annum rate equal to a fixed rate. The Class A-1A Certificates will, at all times, accrue interest at a per annum rate equal to a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate. The Class A-M and Class A-MA Certificates and the Class A-MFL Regular Interest will, at all times, accrue interest at a per annum rate equal to a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage. The Class A-J and Class A-JA Certificates and the Class A-JFL Regular Interest will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate. The Class A-MFL and Class A-JFL Certificates will, at all times, accrue interest at a per annum floating rate equal to one-month LIBOR plus 1.130% and 1.450%, respectively (provided that for the initial interest accrual period LIBOR will be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.061% per annum.

The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-1 Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of the Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest. In general, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before November 2015, and any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

•

if such particular component consists of the entire Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A to this prospectus supplement and (ii) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest;

•

if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A to this prospectus supplement and (ii) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest;

•

if such particular component consists of the entire Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest; and

•

if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest.

For any Distribution Date occurring after November 2015, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest. Under no circumstances will the Class X-1 Strip Rate be less than zero.

The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.273% per annum.

The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in November 2015 will equal the weighted average of the respective strip rates (the “Class X-2 Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL and Class A-JFL Regular Interests. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL and Class A-JFL Regular Interests is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before November 2015, and any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

•

the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

•

the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest whose Certificate Balance, or a designated portion thereof, comprises such component.

Under no circumstances will any Class X-2 Strip Rate be less than zero.

The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

Distributions

General

Distributions on or with respect to the Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing December 14, 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

The final distribution on any Certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Class of Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest in reimbursement of a Realized Loss or Expense Loss previously allocated to that certificate or regular interest, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

Funds in the Distribution Account and Interest Reserve Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable on demand, not later than such time on the Distribution Date which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the Certificates.

Funds in the Certificate Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicers. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

With respect to any Distribution Date, distributions of interest on and principal of the Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests will be made from the Available Distribution Amount for that Distribution Date.

With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such Distribution Date is the final Distribution Date) will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day’s interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of “Net Mortgage Rate” in the “Glossary of Terms.” With respect to the Distribution Date occurring in March of each year (beginning in 2008), or February if the related Distribution Date is the final Distribution Date, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees

Servicing Fee / Master Servicers	The product of the portion of the per annum Master Servicing Fee Rate for the applicable master servicer for such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan, reduced by any Compensating Interest Payment. The Master Servicing Fee Rate (including any sub-servicing or primary servicing fees and inclusive of the Excess Servicing Fee, if applicable) will range, on a loan-by-loan basis, from 0.02% per annum to 0.12% per annum.	Monthly.	Interest payment on the related mortgage loan.

Type/Recipient	Amount	Frequency	Source of Payment
Additional Servicing Compensation / Master Servicers

•   with respect to the master servicers other than the NCB master servicer, 50% of assumption fees and assumption application fees on non-Specially Serviced Mortgage Loans (unless consent is not required from the Special Servicer, then 100% of such fees) and with respect to the NCB master servicer, 50% of assumption fees (unless consent is not required from the Special Servicer, then 100% of such fee) and 100% of assumption application fees on non-Specially Serviced Mortgage Loans;

•   all late payment fees and net default interest (other than on Specially Serviced Mortgage Loans) not used to pay interest on Advances and additional trust fund expenses;

•   with respect to the master servicers other than the NCB master servicer, 50% of application, release, loan modification, forbearance and extension fees on non-Specially Serviced Mortgage Loans (to the extent consent is required from the Special Servicer and otherwise 100% of such fees) and with respect to the NCB master servicer, 100% of application, release, loan modification, forbearance and extension fees on non-Specially Serviced Mortgage Loans;

•   100% of defeasance fees if processed by the Master Servicer (other than the consent fee retained by a mortgage loan seller, if applicable);

•   all net investment income earned on amounts on deposit in the Certificate Account and (if not required to be paid to borrower) escrow accounts; and

•   any Prepayment Interest Excess not used to offset Prepayment Interest Shortfalls (other than on Specially Serviced Mortgage Loans).

•   The primary servicer is entitled to all or a portion of the fees otherwise payable to the master servicer set forth in the six bullet points above that are paid on the mortgage loans for which it acts as the primary servicer.

		Time to time.	The related fees or investment income.

Special Servicing Fee / Special Servicers	The product of the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, and the Scheduled Principal Balance of each Specially Serviced Mortgage Loan.	Monthly for Specially Serviced Mortgage Loans.	Collections on the mortgage loans in the mortgage pool.

Type/Recipient	Amount	Frequency	Source of Payment
Workout Fee / Special Servicers	1.00% of each collection of principal and interest on each Rehabilitated Mortgage Loan.	Monthly on Rehabilitated Mortgage Loans.	The related collection of principal and/or interest.

Liquidation Fee / Special Servicers	1.00% of the Liquidation Proceeds received in connection with a full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation Proceeds or Insurance Proceeds received by the trust (other than Liquidation Proceeds received in connection with a repurchase by a mortgage loan seller or purchase by a mezzanine or subordinate lender under the conditions specified in the definition of Liquidation Fee in this prospectus supplement).	Upon receipt of Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds.	The related Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds.

Additional Special Servicing Compensation / Special Servicers

•   all late payment fees and net default interest (on Specially Serviced Mortgage Loans) not used to pay interest on Advances and additional trust fund expenses;

•   50% of assumption fees on non-Specially Serviced Mortgage Loans and 100% of such fees on Specially Serviced Mortgage Loans;

•   100% of application, release, loan modification, forbearance and extension fees on Specially Serviced Mortgage Loans; and with respect to the Capmark master servicer and the Wells Fargo master servicer only, 50% of such fees on non-Specially Serviced Mortgage Loans; and

•   all net investment income received on funds in any REO Account.

		Time to time.	The related fee or investment income.

Trustee Fee / Trustee and Paying Agent	The product of the portion of a rate equal to 0.00082% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent.	Monthly.	Interest on each mortgage loan.

Expenses

Servicing Advances / Master Servicers, Special Servicers and Trustee	To the extent of funds available, the amount of any Servicing Advances.	Time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from collections in the applicable Certificate Account.

Type/Recipient	Amount	Frequency	Source of Payment
Interest on Servicing Advances / Master Servicers, Special Servicers and Trustee	At Prime Rate.	When Advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate on the related mortgage loan, and then from collections in the Certificate Account.

P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	Time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from collections in the Certificate Account.

Interest on P&I Advances / Master Servicers and Trustee	At Prime Rate.	When Advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate, and then from all collections in the Certificate Account.

Indemnification Expenses / Trustee, Paying Agent, Custodian, Master Servicers and/or Special Servicers	Amounts for which the trustee, the paying agent, the custodian, the master servicers and the special servicers are entitled to indemnification.	From time to time.	All collections in the Certificate Account.

Trust Fund Expenses not Advanced (may include environmental remediation costs, appraisals, independent contractor to operate REO) / Trustee, Paying Agent, Master Servicers and/or Special Servicers	Based on third party charges.	From time to time.	All collections in the Certificate Account.

Pursuant to the Pooling and Servicing Agreement, the applicable master servicer and/or the applicable special servicer will be entitled to seek reimbursement from amounts due the holder of a related Serviced Companion Loan, to the extent that the amounts in the applicable sub-account of the Certificate Account are not sufficient to fully reimburse such master servicer or special servicer for fees and expenses that solely relate to the related Serviced Loan Group and are required to be paid from amounts due the holder of the related Serviced Companion Loan as provided in the related Co-Lender Agreement.

The Pooling and Servicing Agreement does not provide for any successor master servicer, successor special servicer, successor trustee or successor paying agent, as the case may be, to receive compensation in excess of that permitted its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the master servicer, special servicer, trustee or paying agent would require an amendment to the Pooling and Servicing Agreement.

Application of the Available Distribution Amount

On each Distribution Date, except as described under “—Optional Termination” below, for so long as any Class of Offered Certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(1)	to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates, concurrently,

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to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date (which will be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

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to the holders of the Class A-1A Certificates, the Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which will be payable from amounts in the Available Distribution Amount attributable to Loan Group 2); and

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to the holders of the Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date, in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior, Class X-1 or Class X-2 Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to Loan Group;

(2)	(A) to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates,

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first, to the holders of the Class A-1 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates have been made on the applicable Distribution Date, until the Class A-1 Certificates are reduced to zero,

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second, to the holders of the Class A-2 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA, Class A-JA and Class A-1 Certificates have been made on the applicable Distribution Date, until the Class A-2 Certificates are reduced to zero,

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third, to the holders of the Class A-3 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA, Class A-JA, Class A-1 and Class A-2 Certificates have been made on the applicable Distribution Date, until the Class A-3 Certificates are reduced to zero, and

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fourth, to the holders of the Class A-4 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA, Class A-JA, Class A-1, Class A-2 and Class A-3 Certificates have been made on the applicable Distribution Date, until the Class A-4 Certificates are reduced to zero,

(B) to the holders of the Class A-1A Certificates, the Loan Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and Class A-JFL Regular Interests have been reduced to zero, the Loan Group 1 Principal Distribution Amount for such Distribution Date remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and Class A-JFL Regular Interests have been made on the applicable Distribution Date, until the Class A-1A Certificates are reduced to zero;

(3)

to the holders of the Class A Senior Certificates and the Class X-1 and Class X-2 Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to each such Class and for which reimbursement has not previously been fully paid (in the case of the Class X-1 and Class X-2 Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at  1/12 of the applicable Pass-Through Rate;

(4)	to the holders of the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, concurrently,

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to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date (which will be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class; and

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to the holders of the Class A-MA Certificates, the Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which will be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A-M Certificates, the Class A-MA Certificates or the Class A-MFL Regular Interest on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to Loan Group;

(5)	to the holders of the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, concurrently:

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to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates, and the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on the applicable Distribution Date, until the Class A-M Certificates and the Class A-MFL Regular Interest are reduced to zero; and

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to the holders of the Class A-MA Certificates, the Loan Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and Class A-JFL Regular Interests have been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates, the Class A-MFL and Class A-JFL Regular Interests, and the Class A-1A Certificates have been made on the applicable Distribution Date, until the Class A-MA Certificates are reduced to zero;

(6)

to the holders of the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to each such Class and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at  1/12 the applicable Pass-Through Rate;

(7)	to the holders of the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, concurrently,

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to the holders of the Class A-J Certificates and the Class A-JFL Regular Interest, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date (which will be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class; and

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to the holders of the Class A-JA Certificates, the Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which will be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A-J Certificates, the Class A-JA Certificates or the Class A-JFL Regular Interest on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to Loan Group;

(8)	to the holders of the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest:

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to the holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates, and the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M Certificates and the Class A-MFL Regular Interest have been made on the applicable Distribution Date, until the Class A-J Certificates and the Class A-JFL Regular Interest are reduced to zero; and

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to the holders of the Class A-JA Certificates, the Loan Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and Class A-JFL Regular Interests have been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates, the Class A-MFL and Class A-JFL Regular Interests, and the Class A-1A and Class A-MA Certificates have been made on the applicable Distribution Date, until the Class A-JA Certificates are reduced to zero;

(9)

to the holders of the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, pro rata, to reimburse them for any Realized Losses or Expense Losses previously allocated to each such Class and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at  1/12 the applicable Pass-Through Rate; and

(10)	to make payments to the holders of the private certificates (other than the Class X-1 and Class X-2 Certificates) as contemplated below.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests, the Principal Distribution Amount will be distributed:

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first, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, in proportion to their respective Certificate Balances, without regard to loan group, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

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second, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective entitlements to reimbursement, without regard to loan group, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at  1/12 of the applicable Pass-Through Rate.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, and the Class B through Class S Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, and the Class B through Class S Certificates, the Principal Distribution Amount will be distributed:

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first, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, in proportion to their respective Certificate Balances, without regard to loan group, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero;

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second, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective entitlements to reimbursement, without regard to loan group, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at  1/12 of the applicable Pass-Through Rate;

•

third, to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, in proportion to their respective Certificate Balances, without regard to loan group, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

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fourth, to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, based on their respective entitlements to reimbursement, without regard to loan group, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at  1/12 of the applicable Pass-Through Rate.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of the Class B through Class S Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of the Class B through Class S Certificates, the Principal Distribution Amount will be distributed:

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first, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, in proportion to their respective Certificate Balances, without regard to loan group, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero;

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second, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective entitlements to reimbursement, without regard to loan group, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at  1/12 of the applicable Pass-Through Rate;

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third, to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, in proportion to their respective Certificate Balances, without regard to loan group, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero;

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fourth, to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, based on their respective entitlements to reimbursement, without regard to loan group, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at  1/12 of the applicable Pass-Through Rate;

•

fifth, to the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, pro rata, in proportion to their respective Certificate Balances, without regard to loan group, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

•

sixth, to the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, pro rata, based on their respective entitlements to reimbursement, without regard to loan group, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at  1/12 of the applicable Pass-Through Rate.

On each Distribution Date, following the above-described distributions on the Offered Certificates (other than the Floating Rate Certificates), the Floating Rate Regular Interests and the Class X-1 and Class X-2 Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X-1 and Class X-2 Certificates, Class EI Certificate and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates:

(1)	to pay interest to the holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

(2)	if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

(3)

to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at  1/12 of the Pass-Through Rate of such Class of Certificates.

Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates and the Floating Rate Regular Interests as contemplated above, will be paid to the holders of the Residual Certificates. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the holders of the Class EI Certificates.

Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (or, in the case of the Floating Rate Certificates, the Floating Rate Regular Interests) — in order of alphabetical Class designation (but as between the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) on the one hand and the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) on the other hand, generally in that order, subject to the restrictions on amounts distributable from a particular loan group described herein — for any, and to the extent of, Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the applicable special servicer as additional special servicer compensation.

The amount to be allocated to the Floating Rate Regular Interests on each Distribution Date will be required to be deposited into the related Floating Rate Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap Counterparty in respect of the related Class of Floating Rate Regular Interests will be applied to make payments under the related Swap Transaction as provided in this prospectus supplement under “Description of the Swap Agreement.” The amounts remaining in the related Floating Rate Account, including any net swap payment received under the related Swap Transaction from the Swap Counterparty, will be distributed to the holders of the related Class of Floating Rate Certificates on the Distribution Date as part of the Class A-MFL Available Funds and Class A-JFL Available Funds, as applicable.

The Floating Rate Certificates

On each Distribution Date, the paying agent will distribute from the Class A-MFL Available Funds and Class A-JFL Available Funds, to the holders of the Class A-MFL and Class A-JFL Certificates, respectively, as of the related Record Date the following amounts: (i) the Class A-MFL Interest Distribution Amount and Class A-JFL Interest Distribution Amount, respectively and (ii) the Class A-MFL Principal Distribution Amount and Class A-JFL Principal Distribution Amount, respectively. Under certain circumstances described under “Description of the Swap Agreement” herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-MFL and Class A-JFL Certificates, as applicable. No holder of a Floating Rate Certificates will be entitled to receive any portion of any Prepayment Premium or Yield Maintenance Charge allocated to the related Class of Floating Rate Regular Interest for so long as the related Swap Transaction or any replacement swap transaction remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Transaction.

The Class A-MFL and Class A-JFL Certificates will each accrue interest for each Distribution Date on their Certificate Balance at a rate equal to one-month LIBOR + 1.130% and 1.450%, respectively (provided that for the initial interest accrual period LIBOR will be an interpolated percentage to reflect the shorter initial Interest Accrual Period) based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the related Swap Transaction, or if a Swap Default (that is a payment default by the Swap Counterparty) occurs and is continuing or if there are insufficient funds in the related Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the related Swap Transaction. Allocation of Net Aggregate Prepayment Interest Shortfalls to each of the Class A-MFL and Class A-JFL Regular Interests will reduce the amount of interest payable to the Class A-MFL and Class A-JFL Certificates, respectively, by an equivalent amount. If the pass-through rate on the Class A-MFL or Class A-JFL Regular Interest is reduced below the related pass-through rate set forth in the immediately succeeding paragraph, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-MFL or Class A-JFL Certificates, respectively, for such distribution date.

If the Swap Counterparty defaults on its obligation to pay interest under the related Swap Transaction, or if a Swap Default (that is a payment default by the Swap Counterparty) occurs and is continuing, and until such default is cured or the related Swap Transaction is replaced, the Class A-MFL and Class A-JFL Certificates, as applicable, will accrue interest at the Pass Through Rate of, and on the same basis and in the same manner as, the Class A-MFL and Class A-JFL Regular Interests, respectively. The Pass-Through Rate of each of the Class A-MFL and Class A-JFL Regular Interests is a rate equal to the weighted average net mortgage rate less 0.042% or a rate equal to the weighted average net mortgage rate, respectively (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months).

In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the related Floating Rate Account to make the full distribution of the Class A-MFL Interest Distribution Amount and the Class A-JFL Interest Distribution Amount, as applicable, to the holders of the Class A-MFL and Class A-JFL Certificates, as applicable, the resulting interest shortfall will be borne by the holders of each such Class.

For a further discussion, see “Description of the Swap Agreement” herein.

Distributions of Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of Certificates as follows: to the Holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates, the Class A-MFL and Class A-JFL Regular Interests, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Principal Balance Certificates (except the Class A-1A, Class A-MA and Class A-JA Certificates and the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests, on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. All Prepayment Premiums or Yield Maintenance Charges allocated to the Class A-MFL and Class A-JFL Regular Interests will be paid to the Swap Counterparty unless the related Swap Transaction or any replacement swap transaction is terminated, in which case, those amounts will be distributed to the Class A-MFL and Class A-JFL Certificates.

On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A, Class A-MA and Class A-JA Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A, Class A-MA and Class A-JA Certificates, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraphs above will be distributed to the holders of the Class X-1 and Class X-2 Certificates. On or prior to the Distribution Date in November 2012, 73% of the Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-1 Certificates and 27% of the Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in November 2012, any Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-1 Certificates.

Notwithstanding the foregoing, no Prepayment Premiums collected in respect of any mortgage loan during its prepayment penalty point period will be distributed to holders of the Class X-2 Certificates.

No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S or Class EI Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a Class of Certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the Certificates, as well as the amount of Master Servicing Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be “applied” by the applicable master servicer as principal, interest and other amounts “due” on such mortgage loan; and, subject to the recoverability determination described under “—Advances” below and the effect of any Appraisal Reductions described under “—Appraisal Reductions” below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

Not later than the earliest Appraisal Event with respect to any mortgage loan (or any Serviced Loan Group, as applicable) serviced under the Pooling and Servicing Agreement, the applicable special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan (or the Serviced Loan Group, as applicable) is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be; provided, however, that if the applicable special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by such special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the applicable special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months. MAI appraisals and internal valuations with respect to a Non-Trust Serviced Pari Passu Loan will be obtained by the special servicer of the related Other Securitization, pursuant to the terms of the related Other Pooling and Servicing Agreement.

As a result of such MAI appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (other than a Non-Trust Serviced Pari Passu Loan) (or Serviced Loan Group, as applicable) is brought current under the then current terms of the mortgage loan (other than a Non-Trust Serviced Pari Passu Loan) (or Serviced Loan Group, as applicable) for at least 3 consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (other than a Non-Trust Serviced Pari Passu Loan) (or Serviced Loan Group, as applicable) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the applicable special servicer to obtain – at the Operating Adviser’s expense – an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

The existence of an Appraisal Reduction will proportionately reduce a master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See “—Advances—P&I Advances” below.

Each Non-Trust Serviced Pari Passu Loan is subject to provisions in the related Other Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the related Other Pooling and Servicing Agreement in respect of a Non-Trust Serviced Pari Passu Loan will proportionately reduce the amount of the P&I Advances to be made in respect of such Non-Trust Serviced Pari Passu Loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates. See “—Advances—P&I Advances” below and “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans” in this prospectus supplement.

Subordination; Allocation of Losses and Certain Expenses

As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation (but as between the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest (and

correspondingly, the Class A-MFL Certificates) on the one hand and the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) on the other hand, generally in that order, subject to the restrictions on amounts distributable from a particular loan group described herein). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

Similarly, but to decreasing degrees and in alphabetical order of Class designation (but as between the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) on the one hand and the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) on the other hand, generally in that order, subject to the restrictions on amounts distributable from a particular loan group described herein), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class S Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Classes of Certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under “—Application of the Available Distribution Amount” and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances (other than the Floating Rate Certificates) and the Floating Rate Regular Interests. Thus, as principal is distributed to the holders of the Class A Senior Certificates, the percentage interest in the trust evidenced by the Class A Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

The herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (but as between the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) on the one hand and the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) on the other hand, generally in that order, subject to the restrictions on amounts distributable from a particular loan group described herein), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates with regard to the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations (but as between the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) on the one hand and the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) on the other hand, generally in that order, subject to the restrictions on amounts distributable from a particular loan group described herein).

Realized Losses of principal and interest on the mortgage loans and Expense Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, and then pro rata among the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates), and then pro rata among the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates), in that order, and then to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata and, solely with respect to losses of interest, to the Class X-1 and Class X-2 Certificates (other than as a reduction of the Notional Amount), pro rata with the Class A Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized Losses to the Class A-MFL or Class A-JFL Regular Interest will result in an equivalent reduction to the Class A-MFL or Class A-JFL Certificates, respectively.

As described in greater detail under “—Advances—Reimbursement of Advances” below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Account in the Collection Period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the Certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that Collection Period. If any such Advance, or any portion of any such Advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections on the mortgage loans in such master servicer’s Certificate Account as a nonrecoverable Advance in an amount equal to the portion of that Advance that remains outstanding, plus accrued interest or, if amounts in such Certificate Account are not sufficient to reimburse such nonrecoverable Advance, out of the other master servicer’s Certificate Account.

With respect to the mortgage loan that is a senior note of the related Serviced Loan Group, Realized Losses will not be allocated to the mortgage loan of any Serviced Loan Group until such Realized Losses reduce the related Serviced Companion Loans that are subordinate notes to zero. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, first, out of collections on, and other proceeds of, such subordinate notes until reduced to zero and then the related mortgage loan of the Serviced Loan Group. With respect to the mortgage loan that is a pari passu note of the related Serviced Loan Group, Realized Losses for such mortgage loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to the related Serviced Loan Group. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be applied to such pari passu note on a pari passu basis (based on principal balance) with respect to the other pari passu notes in the Serviced Loan Group.

Realized Losses with respect to a Non-Trust Serviced Pari Passu Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to the related Non-Trust Serviced Loan Group in accordance with the related Other Pooling and Servicing Agreement. Any additional trust expenses (that are equivalent to Expense Losses) allocated to a Non-Trust Serviced Pari Passu Loan under the related Other Pooling and Servicing Agreement on a pro rata basis (based on principal balance) will be paid out of collections on, and other proceeds of, such Non-Trust Serviced Pari Passu Loan and, if such funds are insufficient, out of general collections in the Certificate Account.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any Compensating Interest. See “Description of the Offered Certificates—Distributions—Fees and Expenses” and “Servicing of the Mortgage Loans—The Master Servicers—Master Servicer Compensation” in this prospectus supplement.

Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each Class of Certificates (other than the Floating Rate Certificates) and the Floating Rate Regular Interests in proportion to the amount of Accrued Certificate Interest payable to each such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. Allocation of Net Aggregate Prepayment Interest Shortfalls to a Floating Rate Regular Interest will reduce the amount of interest payable to the related Class of Floating Rate Certificates by an equivalent amount. The Distributable Certificate Interest Amount in respect of any Class of Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See “Servicing of the Mortgage Loans—The Master Servicers—Master Servicer Compensation” in this prospectus supplement.

The Distributable Certificate Interest Amount in respect of any Class of Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class. See “Description of the Offered Certificates—Distributions—Fees and Expenses” and “Servicing of the Mortgage Loans—The Master Servicers—Master Servicer Compensation” in this prospectus supplement.

On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

Optional Termination

The holders of a majority of the Controlling Class, the Capmark master servicer, the Wells Fargo master servicer, the NCB, FSB master servicer, the Centerline special servicer, the NCCB special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate—or the mortgage rate less the Master Servicing Fee Rate—if a master servicer is the purchaser—to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a “qualified liquidation” of each REMIC under Section 860F of the Code.

If any party above, other than NCB, FSB as the master servicer of the NCB mortgage loans, exercises such purchase option, NCB, FSB will be entitled to purchase the remaining NCB mortgage loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by NCB, FSB.

Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount” in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders, the Swap Counterparty and the Rating Agencies upon the receipt of written notice of such optional termination.

Any such termination will have an adverse effect on the yield of any outstanding Offered Certificates purchased at a premium. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Advances

P&I Advances

On the business day prior to each Distribution Date, each master servicer (or the trustee, if applicable) will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer, the applicable special servicer or the trustee, as the case may be, has determined, in its sole discretion, exercised in accordance with the Servicing Standard (or, in the case of the trustee, exercised in accordance with its good faith business judgment), that the amount to be advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

•	the amount required to be advanced by such master servicer without giving effect to this sentence; and

•

a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of the mortgage loan related to a Serviced Loan Group or a Non-Trust Serviced Pari Passu Loan, the portion of the Appraisal Reduction that is allocable to such mortgage loan or Non-Trust Serviced Pari Passu Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of such mortgage loan as of such Determination Date.

In addition, the master servicers and the trustee will not in any event be required to (i) advance Prepayment Premiums, Yield Maintenance Charges, default interest, Excess Interest or Balloon Payments or (ii) make any P&I Advance with respect to any Serviced Companion Loan or the Non-Trust Serviced Companion Loan.

None of the master servicers, the special servicers, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Floating Rate Certificates in the event that the Swap Counterparty fails to make a required payment under the related Swap Transaction.

With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related master servicing fee, the excess servicing fee, the primary servicing fee and any other servicing fees payable from such Assumed Scheduled Payments, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

Each master servicer (and the trustee, if applicable) will be entitled to interest on P&I Advances made by it, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on the pro rata portion of servicing advances made by the master servicer, the special servicer or the trustee of the related Other Securitization, as applicable, in respect of a Non-Trust Serviced Pari Passu Loan, will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and the related Other Pooling and Servicing Agreement.

P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer (or the trustee, as applicable) determines in its sole discretion, exercised in accordance with the Servicing Standard (or, in the case of the trustee, exercised in accordance with its good faith business judgment), that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under “—Reimbursement of Advances” below. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, Advance interest will accrue from the date such Advance is made (which will be the Master Servicer Remittance Date). In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

The right of the master servicers and the trustee to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer.

Servicing Advances

Servicing Advances, in all cases, will be reimbursable as described below. Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

With respect to the mortgaged properties securing the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans), each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest, taking into account the insurance required at loan closing and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties (other than REO Properties with respect to the Non-Trust Serviced Pari Passu Loans), each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

•	insurance premiums, taking into account the insurance required at loan closing and to the extent that insurance coverage is available at commercially reasonable rates;

•	items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

•	any ground rents in respect of such REO Property; and

•	other costs and expenses necessary to maintain, manage or operate such REO Property.

In addition, the applicable special servicer may, but is not required to, make Servicing Advances on an emergency basis.

Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or the applicable special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or the applicable special servicer is required to provide notice of such determination to the applicable master servicer or the applicable special servicer and if the applicable special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders, such master servicer is required to pay such amounts from amounts in the related Certificate Account.

The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan (or Serviced Loan Group, as applicable) or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related Serviced Companion Loans) or REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account (or if not available from such Certificate Account, from the other Certificate Account in certain circumstances) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an Advance determined to be a nonrecoverable Advance), the trustee is required to make such Servicing Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing Advance, as described above for a master servicer.

In general, none of the master servicers, the special servicers or the trustee will be required to make any Servicing Advances with respect to the Non-Trust Serviced Pari Passu Loans under the Pooling and Servicing Agreement. Those advances will be made by the master servicer, the special servicer or the trustee of the related Other Securitization in accordance with the related Other Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the pooling and servicing agreement. If any servicing advances are made with respect to a Non-Trust Serviced Loan Group under the related Other Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the related Other Pooling and Servicing Agreement, including in the event of a nonrecoverability determination by the master servicer of the related Other Securitization, from general collections on all mortgage loans (up to such Non-Trust Serviced Pari Passu Loan’s pro rata portion of such servicing advance).

Reimbursement of Advances

Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate Accounts in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Accounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect in its sole discretion as an accommodation to the Certificateholders to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for no more than 6 Collection Periods without the consent of the Operating Adviser and, in any event, 12 Collection Periods in the aggregate. If such master servicer or trustee, as applicable, determines, in its sole discretion, for any reason to recover its nonrecoverable Advances, then such master servicer or trustee, as applicable, will be entitled to immediate reimbursement of those nonrecoverable Advances with interest at the Advance Rate. Such master servicer’s or trustee’s, as applicable, agreement to defer reimbursement of such nonrecoverable Advances shall not be construed as an obligation on the part of such master servicer or the trustee, or a right of the Certificateholders. No such deferment shall be deemed to create in the Certificateholders a right to prior payment of distributions over such master servicer’s or the trustee’s right to reimbursement for Advances. Deferred Advances shall continue to earn interest at the Advance Rate. In all events the decision to defer reimbursement or seek immediate reimbursement of nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard, in the case of the master servicers and, with respect to the trustee, in accordance with its good faith business judgment.

If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Accounts that represent principal on the mortgage loans, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the Certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable Advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Subordination; Allocation of Losses and Certain Expenses”) to reduce the total principal balance of the Certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by any master servicer, any special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the applicable special servicer (exercised in accordance with the Servicing Standard) or the trustee

(exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer’s certificate delivered to the trustee, the applicable special servicer or the applicable master servicer, the Operating Adviser, the holder of the related Serviced Companion Loan, the Rating Agencies, the paying agent and us, setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. A master servicer’s or a special servicer’s determination of nonrecoverability (or, with respect to any P&I Advances on a Non-Trust Serviced Pari Passu Loan, the determination of nonrecoverability of the related Other Securitization’s master servicer or other applicable party under the related Other Pooling and Servicing Agreement) will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by such master servicer or the applicable special servicer of nonrecoverability (or, with respect to any P&I Advances on a Non-Trust Serviced Pari Passu Loan, the determination of nonrecoverability of the master servicer or other applicable party of the related Other Securitization under the related Other Pooling and Servicing Agreement) with respect to such Advance and will have no obligation to make a separate determination of recoverability.

In addition, a master servicer or a special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable Advance with respect to other mortgage loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by a master servicer, a special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are a source of reimbursement not only for the P&I Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such nonrecoverable Advance which is or may be being deferred or delayed. In addition, any such master servicer or special servicer may update or change its recoverability determinations at any time (but not reverse any other master servicer or special servicer’s determination that an P&I Advance or Servicing Advance is a nonrecoverable Advance).

If the applicable master servicer receives written notice by the related Other Securitization’s master servicer (which notice will not be necessary for so long as both of such master servicers are the same entity) that such Other Securitization’s master servicer (or other applicable party under the related Other Pooling and Servicing Agreement) has determined, with respect to a Non-Trust Serviced Companion Loan, that any proposed advance of scheduled principal and interest payments would be, or that any outstanding advance of scheduled principal and interest payments is, a nonrecoverable advance, then neither the applicable master servicer nor the trustee will be permitted to make any additional P&I Advances with respect to the related Non-Trust Serviced Pari Passu Loan. Following receipt of such notice, such advancing parties may resume making P&I Advances with respect to such Non-Trust Serviced Pari Passu Loan if the applicable master servicer has consulted with the related Other Securitization’s master servicer (or other applicable party under the related Other Pooling and Servicing Agreement) and they agree that circumstances with respect to the related Non-Trust Serviced Loan Group have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable Advance. Notwithstanding the foregoing, the applicable master servicer will continue to have the discretion to determine that any future P&I Advance would be, or that any outstanding P&I Advance is, as applicable, a nonrecoverable Advance. Once such a determination is made by the applicable master servicer or the applicable master servicer receives written notice of such determination from the related Other Securitization’s master servicer, the applicable master servicer will be required to follow the process set forth in this paragraph before making any additional P&I Advances with respect to the related Non-Trust Serviced Pari Passu Loan.

With respect to a Non-Trust Serviced Loan Group, neither the master servicer nor the trustee of the related Other Securitization will make a servicing advance if it makes a determination of non-recoverability substantially similar to the determination of non-recoverability set forth in the second preceding paragraph, in accordance with the related Other Pooling and Servicing Agreement.

Reports to Certificateholders; Available Information

Paying Agent Reports

Based solely on information provided in monthly reports prepared by the master servicers and the special servicers and delivered to the paying agent, the paying agent will be required to provide or make available to each Certificateholder and the Swap Counterparty on each Distribution Date:

(a)	A statement (in the form of Appendix V) setting forth, to the extent applicable:

(1)	the date of such Distribution Date, and of the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(2)	the Available Distribution Amount for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of Available Distribution Amount or such other cash flows);

(3)	the aggregate amount of servicing fees, special servicing fees, other special servicing compensation, trustee fees and paying agent fees paid, respectively, to the master servicers, the special servicers, the trustee and the paying agent with respect to the Mortgage Pool and with respect to each Loan Group;

(4)	the amount of other fees and expenses accrued and paid from the trust fund, including without limitation Advance reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment of those amounts, if applicable;

(5)	the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

(6)	the amount of such distribution to holders of each Class of REMIC Regular Certificates and the Floating Rate Regular Interests allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

(7)	the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of Certificates;

(8)	the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

(9)	the weighted average mortgage rate (and interest rates by distributional groups or ranges) of the mortgage loans as of the related Determination Date;

(10)	the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans and weighted average remaining term at the close of business on the related Determination Date, with respect to the Mortgage Pool and with respect to each Loan Group;

(11)	the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool and with respect to each Loan Group:

First, delinquent 30 to 59 days,

Second, delinquent 60 to 89 days,

Third, delinquent 90 days or more,

Fourth, as to which foreclosure proceedings have been commenced, or

Fifth, as to which bankruptcy proceedings have been commenced;

(12)	the aggregate amount and general purpose of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers and the trustee, with respect to the Mortgage Pool and with respect to each Loan Group;

(13)	the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time);

(14)	material breaches of mortgage loan representations and warranties of which the trustee, a master servicer or a special servicer has received written notice;

(15)	material breaches of any covenants under the Pooling and Servicing Agreement of which the trustee, a master servicer or a special servicer has received written notice;

(16)	if applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

(17)	with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

(18)	as of the related Determination Date:

First, as to any REO Property sold during the related Collection Period, the date of the related determination by the applicable special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and

Second, the aggregate amount of other revenues collected by the applicable special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

(19)	the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates and the Floating Rate Regular Interests before and after giving effect to the distribution made on such Distribution Date;

(20)	the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage Pool and with respect to each Loan Group;

(21)	the Pass-Through Rate applicable to each Class of REMIC Regular Certificates, the Floating Rate Certificates and the Floating Rate Regular Interests for such Distribution Date;

(22)	the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a breakout by type of such Realized Losses or Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

(23)	the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the Mortgage Pool and with respect to each Loan Group; and

(24)	as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Paying Agent’s reasonable judgment, be included on the Monthly Certificateholders Report without undue difficulty;

(25)	with respect to the Swap Agreement:

First, the amounts received and paid in respect of each Swap Transaction for such Distribution Date and the Pass-Through Rate applicable to the related Class of Floating Rate Certificates for the next succeeding Distribution Date;

Second, identification of any Rating Agency Trigger Event or Swap Default under the Swap Agreement as of the close of business on the last day of the immediately preceding calendar month;

Third, the amount of any (i) payment by the Swap Counterparty as a termination payment, (ii) payment to any successor interest rate Swap Counterparty to acquire a replacement swap transaction, and (iii) collateral posted by the Swap Counterparty in connection with any Rating Agency Trigger Event under the Swap Agreement; and

Fourth, the amount of and identification of any payments on the related Class of Floating Rate Certificates in addition to the amount of principal and interest due on such Class, such as any termination payment received in connection with the Swap Agreement or any payment of a Prepayment Premium or Yield Maintenance Charge after the termination of the Swap Agreement; and

(b)	A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

In the case of information furnished pursuant to subclauses (a)(5), (a)(6) and (a)(7) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent’s website, which shall initially be located at http://www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent’s website on a restricted basis to Morgan Stanley Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent. In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed with respect to the trust through the EDGAR system. For assistance with the paying agent’s website, investors may call (866) 846-4526. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

In connection with providing access to the paying agent’s website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

On an annual basis, the master servicers are required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicers, the holder of the related Serviced Companion Loan, the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property rent roll (with respect to mortgaged properties other than residential cooperative properties) and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicers and delivered to the paying agent, (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

The Pooling and Servicing Agreement generally requires that the trustee and/or the paying agent make available, at its corporate trust office or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the Swap Counterparty, the holder of the related Serviced Companion Loan, each Rating Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

•	the Pooling and Servicing Agreement and any amendments thereto;

•	all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

•	all officer’s certificates delivered to the paying agent since the Closing Date;

•	all accountants’ reports delivered to the paying agent since the Closing Date;

•	the mortgage loan files;

•	the most recent property inspection report prepared by or on behalf of the master servicers or the special servicers in respect of each mortgaged property;

•

the most recent mortgaged property rent rolls (with respect to mortgaged properties other than residential cooperative properties) and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicers and delivered to the paying agent;

•	any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicers; and

•	any and all officer’s certificates and other evidence delivered to the trustee to support a master servicer’s determination that any Advance was not or, if made, would not be, recoverable.

Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files and certain other items, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the Certificates by such recipient and in accordance with applicable law.

The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the “Commission”) regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name “Morgan Stanley Capital I Trust 2007-IQ16.” Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the accompanying prospectus and the related registration statement, including all exhibits thereto as well as this prospectus supplement, through the EDGAR system, so the materials should be available by logging onto the Commission’s website. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

Book-Entry Certificates

Until such time, if any, as definitive certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The master servicers, the special servicers, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner’s beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

Example of Distributions

The following chart sets forth an example of distributions on the Certificates assuming the Certificates are issued in November 2007:

The close of business on:

November 1, 2007	(A)	Cut-off Date.

November 30, 2007	(B)	Record Date for all Classes of Certificates.

November 2-December 10, 2007	(C)	The Collection Period. Each master servicer receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to December 10.

December 10, 2007	(D)	Determination Date for mortgage loans.

December 13, 2007	(E)	Master Servicer Remittance Date (1 Business Day prior to the Distribution Date).

December 14, 2007	(F)	Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

First, The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

Second, Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

Third, Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

Fourth, Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

Fifth, Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

Sixth, The paying agent will make distributions to the Certificateholders on the fourth business day following the determination date each month.

Expected Final Distribution Date; Rated Final Distribution Date

The Expected Final Distribution Date for each Class of Certificates presented under “Summary of Prospectus Supplement—Relevant Parties and Dates—Expected Final Distribution Dates” in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final distribution date for any Class may be earlier or later (and could be substantially later) than the Expected Final Distribution Date.

The Rated Final Distribution Date of each Class of Offered Certificates is the Distribution Date in December 2049.

The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

Amendments to the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

•	to cure any ambiguity;

•

to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

•

to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

•	to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

•	to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

•

to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

•	to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI Certificates that evidence beneficial ownership of the grantor trust assets). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and any primary servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

•	reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

•

adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

•	significantly change the activities of the trust, without the consent of the Holders of Certificates representing more than 50% of all the voting rights;

•

reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby;

•

eliminate the master servicers’ or the trustee’s obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder;

•	adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100% of the Class EI Certificateholders; or

•

adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes, without the consent of 100% of the Certificateholders (other than the Class EI Certificateholders, but including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

No amendment to the Pooling and Servicing Agreement may change in any manner the obligations of any mortgage loan seller under the related Mortgage Loan Purchase Agreement without the consent of the mortgage loan seller or materially and adversely affect the rights of the holder of any Serviced Companion Loan without the consent of such holder. Additionally, the Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under the Swap Transactions without the prior written consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

Evidence as to Compliance

Each of the master servicers, the special servicers, the trustee and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, the master servicers, the special servicers, the paying agent and the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

•

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria; provided, however, that with respect to each year in respect of which the Trustee, on behalf of the Trust, is not required under the Securities and Exchange Act of 1934, as amended, to file reports with the Commission regarding the Certificates, each party that is required to deliver an Assessment of Compliance, in lieu of delivering an Attestation Report, may, at such party’s option, instead deliver a report of a registered public accounting firm, prepared in accordance with Uniform Single Attestation Program (“USAP”), to the effect that such firm has examined the servicing operations of such party for the previous calendar year and that on the basis of such examination, such party has complied during such previous calendar year with the minimum servicing standards identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report.

DESCRIPTION OF THE SWAP AGREEMENT

General

On the Closing Date, the Depositor will assign to the Paying Agent, on behalf of the trust, the Class A-MFL and Class A-JFL Regular Interests together with two swap transactions (the “Swap Transactions”) under a swap agreement (the “Swap Agreement”) with Morgan Stanley Capital Services Inc., a Delaware corporation (the “Swap Counterparty”). The Class A-MFL and Class A-JFL Certificates will each represent all of the beneficial interest in the Class A-MFL or Class A-JFL Regular Interest, respectively, the related Swap Transaction and all amounts on deposit in the related Floating Rate Account (as defined below). Each Swap Transaction will have an expiration date of the Distribution Date in December 2049. Promptly upon the determination of LIBOR by the Swap

Counterparty, the Swap Counterparty will provide a report to the Paying Agent setting forth LIBOR for the Interest Accrual Period for the Floating Rate Certificates. The Paying Agent will be entitled to conclusively rely on such report (in the absence of manifest error).

The Paying Agent will establish and maintain an account in the name of the Paying Agent, in trust for holders of the Class A-MFL or Class A-JFL Certificates, respectively (each, a “Floating Rate Account”). Promptly upon receipt of any payment of interest on the Class A-MFL or Class A-JFL Regular Interest or a payment or other receipt in respect of the related Swap Transaction, the Paying Agent will deposit the same into the related Floating Rate Account.

The Paying Agent may make withdrawals from the related Floating Rate Account only for the following purposes: (i) to distribute the Class A-MFL Available Funds and Class A-JFL Available Funds, as applicable, for any Distribution Date to the holders of the Class A-MFL and Class A-JFL Certificates, respectively; (ii) to withdraw any amount deposited into the related Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the related Swap Transaction; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the Swap Agreement, to replace the Swap Agreement, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap agreement with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-MFL and Class A-JFL Certificates, as applicable (net of any costs and expenses related to the applicable Swap Transaction), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable Swap Transaction), to the holders of the Class A-MFL and Class A-JFL Certificates, as applicable, and (vi) to pay to the Paying Agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the related Swap Transaction with respect to the related Swap Transaction; provided that the Paying Agent will only be permitted to incur and reimburse itself out of the related Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Agreement if it has received the written consent of 100% of the holders of the related Class of Floating Rate Certificates or each Rating Agency then rating such Class of Floating Rate Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class of Floating Rate Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the related Floating Rate Account to make the full distribution of the Distributable Certificate Interest Amount to the holders of the related Class of Floating Rate Certificates, the resulting interest shortfall will be borne by the holders of such Class of Floating Rate Certificates. Neither the Paying Agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the related Class of Floating Rate Certificates in the event that the Swap Counterparty fails to make a required payment.

The Swap Agreement

Each Swap Transaction will provide that, subject to any adjustments for Net Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution Date, commencing in December 2007, the Paying Agent will pay (or will instruct the master servicer to pay) an amount (the “Fixed Interest Distribution”) to the Swap Counterparty at a rate equal to: (i) in the case of the Class A-MFL Regular Interest, the weighted average net mortgage rate less 0.042% or (ii) in the case of the Class A-JFL Regular Interest, the weighted average net mortgage rate (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months) multiplied by a notional amount equal to the outstanding principal balance of the Class A-MFL and Class A-JFL Regular Interest, with respect to the Class A-MFL or Class A-JFL Certificates, respectively (each, a “Floating Rate Certificate Notional Amount”) calculated on a  30/360 basis, and the Swap Counterparty will pay an amount equal to the related Floating Rate Certificate Notional Amount multiplied by the Pass-Through Rate of the related Class of Floating Rate Certificates to the Paying Agent for the benefit of the holders of each such Class of Floating Rate Certificates. The Pass-Through Rate for each of the Class A-MFL and Class A-JFL Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR) plus a specified percentage, based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under the Swap Transactions with respect to each Distribution Date will be made by the Swap Counterparty or the Paying Agent on a net basis. The Swap Counterparty will also make payments to the trust with respect to the Swap Transactions on the Closing Date.

If the debt ratings of the Swap Counterparty’s Credit Support Provider fall below the levels specified for each Rating Agency as set forth in a Swap Transaction (a “Rating Agency Trigger Event”), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap Counterparty fails to take such action, the Paying Agent, unless otherwise directed in writing by the holders of 100% of the related Class of Floating Rate Certificates (and only to the extent that, and only for so long as, doing so does not lead the Paying Agent to incur expenses in excess of the amounts available to it from such holders for reimbursement) will be required to enforce the rights of the trust under the Swap Agreement as may be permitted by the terms of the Swap Agreement and the Pooling and Servicing Agreement and use any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap transaction on substantially identical terms. The costs and expenses incurred by the Paying Agent in connection with enforcing the rights of the trust under the Swap Agreement will be reimbursable to the Paying Agent solely out of amounts in the related Floating Rate Account that are otherwise payable to the related Class of Floating Rate Certificates to the extent not reimbursed by the Swap Counterparty; provided that either without the consent of 100% of the holders of the related Class of Floating Rate Certificates or the written confirmation of each Rating Agency then rating such Class of Floating Rate Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class of Floating Rate Certificates, the Paying Agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap transaction. If the costs attributable to entering into a replacement interest rate swap transaction would exceed the net proceeds of the liquidation of a Swap Transaction, the Paying Agent will not be permitted to enter into a replacement interest rate swap transaction and any such proceeds will instead be distributed to the holders of the related Class of Floating Rate Certificates. Following the termination of the Swap Agreement (and during the period when the Paying Agent is pursuing remedies under the Swap Agreement) or if a Swap Default (that is a payment default by the Swap Counterparty) or other default or event of termination under the Swap Agreement occurs and is continuing, until such default is cured or the Swap Agreement is replaced, the Distributable Certificate Interest Amount with respect to the related Class of Floating Rate Certificates will be equal to the Distributable Certificate Interest Amount for the related Class of Floating Rate Regular Interest and the related Class of Floating Rate Certificates will accrue interest at the same rate, on the same basis and in the same manner as the related Class of Floating Rate Regular Interest. Any conversion of the related Class of Floating Rate Certificates to a fixed interest rate will become permanent following the determination by the Paying Agent not to enter into a replacement interest rate swap transaction and the distribution of any termination payments to the holders of such Class of Floating Rate Certificates. A Swap Default or termination of the Swap Agreement and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate might result in a temporary delay to the holders of the related Class of Floating Rate Certificates in receiving payment of the related Distributable Certificate Interest Amount on such Class of Floating Rate Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of such Class of Floating Rate Certificates.

“Swap Default” means any failure on the part of the Swap Counterparty to (i) make a required payment under a Swap Transaction, (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each Rating Agency after a Rating Agency Trigger Event as required by a Swap Transaction, or (iii) find an acceptable replacement swap counterparty after the Swap Counterparty guarantor’s long-term rating is reduced below “BBB-” by S&P, or if it does not have a long-term rating by S&P, its short-term rating is not at least “A-3” by S&P.

The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the related Fixed Interest Distribution in respect of the related Class of Floating Rate Regular Interest unless and until the related interest payment on such Class of Floating Rate Regular Interest is actually received by the Paying Agent; provided, however, that the Paying Agent may receive funds from the Swap Counterparty representing the net amount payable to the Paying Agent pursuant to the related Swap Transaction and the Paying Agent may pay the net swap payment from amounts received on the related Class of Floating Rate Certificates.

In addition, if the funds allocated to the payment of the related Fixed Interest Distribution of a Class of Floating Rate Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-MFL Interest Distribution Amount or the Class A-JFL Interest Distribution Amount, as applicable, the Paying Agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on the related Class of Floating Rate Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to a Class of Floating Rate Regular Interest or a reduction in the interest available to be distributed to a Class of Floating Rate Regular Interest for any other reason will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the related Class of Floating Rate Certificates.

In addition to certain customary events of default and termination events contained in the Swap Agreement, the Swap Counterparty will have the right to terminate the Swap Agreement if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is amended or the holders of the related Class of Floating Rate Certificates or Floating Rate Regular Interest waive compliance with any provisions of the Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Regulation AB with respect to the Swap Counterparty or any guarantor of the Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreement at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the required swap counterparty rating and for which assignment each Rating Agency then rating the related Class of Floating Rate Certificates has provided written confirmation that such assignment will not result in the reduction, qualification or withdrawal of its then current rating of such Class of Floating Rate Certificates).

Significance Percentage

The “significance percentage” with respect to the Swap Agreement is less than 10%. “Significance percentage” means the percentage that the amount of the “significance estimate” (as described below) represents of the initial aggregate Certificate Balance of the Class A-MFL and Class A-JFL Certificates. The “significance estimate” has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the Swap Counterparty’s internal risk management process in respect of similar interest rate swap agreements.

Termination Payments

The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to the Swap Agreement, to the trust if an Event of Default or an Early Termination Date (each as defined in the Swap Agreement) occurs under the Swap Agreement and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (each as defined in the Swap Agreement). No other termination amounts will be payable by any party under the Swap Agreement.

The Swap Agreement will be filed with the SEC together with the Current Report on Form 8-K (the “Form 8-K”) to be filed in connection with the issuance of the offered certificates.

The Swap Counterparty

The interest rate swap agreements will be provided by Morgan Stanley Capital Services Inc. (“MSCS”), a Delaware corporation formed in 1985. Morgan Stanley Capital Services Inc. is an affiliate of the depositor and Morgan Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE: MS). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of Morgan Stanley Capital Services Inc. under its derivative instruments are 100% guaranteed by Morgan Stanley. As of November 15, 2007, Morgan Stanley had a long-term debt rating of “AA-” by Fitch, “AA-” by S&P, “AA(low)” by DBRS and “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”), and a short-term debt rating of “F1+” by Fitch, “A-1+” by S&P, “R-1(middle)” by DBRS and “P-1” by Moody’s.

The information contained in this section entitled “The Swap Counterparty” relates to and has been obtained from the Swap Counterparty.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

•	the Pass-Through Rate for such certificate;

•

the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

•

the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

•

the rate and timing of any reimbursement of the master servicers, the special servicers or the trustee, as applicable, out of the Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

•

the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

All Prepayment Premiums or Yield Maintenance Charges allocated to the Class A-MFL and Class A-JFL Regular Interests will be paid to the Swap Counterparty unless the related Swap Transaction and any replacement swap transaction is terminated, in which case, those amounts will be distributed to the related Class of Floating Rate Certificates.

In addition, the effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 11th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

Pass-Through Rates

The interest rates on certain of the Certificates may be based on a Weighted Average Net Mortgage Rate. The interest rates on certain of the Certificates may be capped at such Weighted Average Net Mortgage Rate. Accordingly, the yield on those Classes of Certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In addition, the yield on the Floating Rate Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates. In general, the effect of any such changes on the yields and Pass-Through Rates for those certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap Counterparty, and until such default is cured or the Swap Agreement is replaced, the related Class of Floating Rate Certificates will accrue interest at the Pass Through Rate of, and on the same basis and in the same manner as, the related Class of Floating Rate Regular Interest. The Pass-Through Rate of each of the Class A-MFL and Class A-JFL Regular Interests is a rate equal to the weighted average net mortgage rate less 0.042% or a rate equal to the weighted average net mortgage rate, respectively (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months).

Rate and Timing of Principal Payments

The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Classes of Certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until the Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero(but as between the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) on the one hand and the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) on the other hand, generally in that order, subject to the restrictions on amounts distributable from a particular loan group described herein). Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the applicable special servicer, the rate and timing of any reimbursement of a master servicer, a special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily and the mortgage loans in Loan Group 2 are secured primarily by multifamily mortgaged properties. Because principal distributions on the Class A-1A, Class A-MA and Class A-JA Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to related multifamily mortgaged properties would have a substantially greater impact on the Class A-1A, Class A-MA and Class A-JA Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-M, Class A-MA, Class A-J and Class A-JA Certificates, the Class A-MFL and Class A-JFL Regular Interests, and the Class B through Class S Certificates have been reduced to zero, the Class A-1A Certificates will receive principal distributions from the collections on the Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, without regard to loan group. On and after any Distribution Date on which the Certificate Balances of the Class A-J and Class A-JA Certificates, the Class A-JFL Regular Interest, and the Class B through Class S Certificates have been reduced to zero, principal distributions from the collections on the Mortgage Pool will be distributed: (i) first, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, and (ii) second, to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, without regard to loan group. On and after any Distribution Date on which the Certificate Balances of the Class B through Class S Certificates have been reduced to zero, principal distributions from the collections on the Mortgage Pool will be distributed: (i) first, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata,

(ii) second, to the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, and (iii) third, to the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, pro rata, without regard to loan group. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MA, Class A-J and Class A-JA Certificates and the Class A-MFL and Class A-JFL Regular Interests (and correspondingly, the Class A-MFL and A-JFL Certificates) will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and Class A-JFL Regular Interests (and correspondingly, the Class A-MFL and A-JFL Certificates) will be particularly sensitive to prepayments on mortgage loans in Loan Group 1, and the yield on the Class A-1A, Class A-MA and Class A-JA Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust’s right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under “Description of the Offered Certificates—Optional Termination” will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See “Servicing of the Mortgage Loans—Mortgage Loan Modifications” in this prospectus supplement.

The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor’s yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A Senior Certificates, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-MA Certificates, the Class A-J Certificates, the Class A-JFL Regular Interest and the Class A-JA Certificates, and the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the Certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in “Appendix II—Certain Characteristics of the Mortgage Loans.”

Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

Unpaid Distributable Certificate Interest

If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the Class of Certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month’s interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the Class of Certificates for as long as it is outstanding. Any such shortfall borne by the Class A-MFL or Class A-JFL Regular Interest will be borne by the holders of the Class A-MFL or Class A-JFL Certificates, respectively.

Losses and Shortfalls

The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class S Certificates and then in ascending alphabetical order of Class designation through the Class B Certificates, then pro rata among the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates), then pro rata among the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates), then pro rata among the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, until the remaining Certificate Balance of each such Class has been reduced to zero. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests); (ii) second, Unpaid Interest owing to such Class and (iii) third, Distributable Certificate Interest Amounts owing to such Class. Realized Losses and Expense Losses that reduce Distributable Certificate Interest Amounts will be allocated among the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, and, as to the interest entitlements only, the Class X-1 and Class X-2 Certificates, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Realized Losses and Expense Losses that reduce Distributable Certificate Interest Amounts will be allocated among the Class A-M Certificates, the Class A-MA Certificates and the Class A-MFL Regular Interest, pro rata, based on their outstanding Certificate Balances. Realized Losses and Expense Losses that reduce Distributable Certificate Interest Amounts will be allocated among the Class A-J Certificates, the Class A-JA Certificates and the Class A-JFL Regular Interest, pro rata, based on their outstanding Certificate Balances. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of Certificates(other than the Floating Rate Certificates) and the Floating Rate Regular Interests pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of Certificates outstanding. In addition, although losses will not be directly allocated to the Class A-MFL and Class A-JFL Certificates, losses allocated to the Class A-MFL and Class A-JFL Regular Interests, respectively, will result in a corresponding reduction of the Certificate Balance of the Class A-MFL and Class A-JFL Certificates, respectively.

Relevant Factors

The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans—for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments—the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” in this prospectus supplement and in the prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these performance escrows and letters of credit, see the footnotes to Annex II to this prospectus supplement.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Weighted Average Life

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MA, Class A-J and Class A-JA Certificates and the Class A-MFL and Class A-JFL Regular Interests will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL and Class A-JFL Regular Interests will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A, Class A-MA and Class A-JA Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans after each of the dates shown, which are past their lock-out, defeasance and yield maintenance periods. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.

The following tables indicate the percent of the initial Certificate Balance of each Class of Offered Certificates after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

For the purposes of each table, the weighted average life of a certificate is determined by:

•	multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

•	summing the results; and

•	dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

Percent of Initial Certificate Balance Outstanding for the

Class A-1 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
November 2008	92%	92%	92%	92%	92%
November 2009	82%	82%	82%	82%	82%
November 2010	67%	67%	67%	67%	67%
November 2011	48%	48%	48%	48%	48%
November 2012 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	3.39	3.38	3.37	3.35	3.30

Percent of Initial Certificate Balance Outstanding for the

Class A-1A Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	99%	99%	99%	99%	99%
November 2011	98%	98%	98%	98%	98%
November 2012	65%	65%	65%	65%	65%
November 2013	64%	64%	64%	64%	64%
November 2014	55%	55%	55%	55%	55%
November 2015	53%	53%	53%	53%	53%
November 2016	52%	52%	52%	52%	52%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.46	7.45	7.43	7.41	7.24

Percent of Initial Certificate Balance Outstanding for the

Class A-2 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.72	4.71	4.70	4.68	4.48

Percent of Initial Certificate Balance Outstanding for the

Class A-3 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	97%	97%	96%	95%	90%
November 2013	78%	75%	73%	72%	70%
November 2014	53%	50%	47%	46%	46%
November 2015	30%	22%	16%	9%	0%
November 2016	1%	0%	0%	0%	0%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.10	6.92	6.81	6.74	6.65

Percent of Initial Certificate Balance Outstanding for the

Class A-4 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	98%
November 2016	100%	99%	98%	97%	96%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.68	9.64	9.60	9.55	9.31

Percent of Initial Certificate Balance Outstanding for the

Class A-M Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.90	9.88	9.86	9.83	9.58

Percent of Initial Certificate Balance Outstanding for the

Class A-MFL Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.90	9.88	9.86	9.83	9.58

Percent of Initial Certificate Balance Outstanding for the

Class A-MA Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.79	9.79	9.78	9.77	9.59

Percent of Initial Certificate Balance Outstanding for the

Class A-J Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.95	9.95	9.94	9.91	9.67

Percent of Initial Certificate Balance Outstanding for the

Class A-JFL Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.95	9.95	9.94	9.91	9.67

Percent of Initial Certificate Balance Outstanding for the

Class A-JA Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.95	9.95	9.94	9.91	9.65

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool will consist of 234 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $2,595,830,782, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $179,699 to $210,000,000, and the mortgage loans are assumed to have an average Cut-off Date Balance of $11,093,294.

For purposes of calculating distributions on certain Classes of Certificates, the mortgage loans in the pool of mortgage loans backing the Offered Certificates will be divided into Loan Group 1 and Loan Group 2.

Loan Group 1 will consist of 199 mortgage loans that are secured by property types other than multifamily properties and manufactured housing communities, five mortgage loans secured by multifamily properties and two mortgage loans secured by manufactured housing communities. Loan Group 1 has an Initial Loan Group 1 Balance of $2,202,671,494, subject to a permitted variance of plus or minus 5%. Loan Group 1 represents approximately 84.9% of the Initial Pool Balance.

Loan Group 2 will consist of 20 mortgage loans that are secured by multifamily properties and 15 mortgage loan that is secured by a manufactured housing community property. Loan Group 2 has an Initial Loan Group 2 Balance of $393,159,288, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately 15.1% of the Initial Pool Balance.

The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from $179,699 to $210,000,000 and the mortgage loans in Loan Group 1 are assumed to have an average Cut-off Date Balance of $11,068,701. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $1,372,766 to $86,000,000 and the mortgage loans in Loan Group 2 are assumed to have an average Cut-off Date Balance of $11,233,123.

Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

A description of the underwriting standards for each of Morgan Stanley Mortgage Capital Holdings LLC, General Electric Capital Corporation, Principal Commercial Funding II, LLC, Royal Bank of Canada, NCB, FSB, Nationwide Life Insurance Company and National City Bank is set forth in this prospectus supplement under “The Sponsors, Mortgage Loan Sellers and Originators—Morgan Stanley Mortgage Capital Holdings LLC—Underwriting Standards,” “—General Electric Capital Corporation—Underwriting Standards,” “—Principal Commercial Funding II, LLC—Underwriting Standards,” “—Royal Bank of Canada—Underwriting Standards,” “—NCB, FSB—NCB, FSB Underwriting Standards,” “—Nationwide Life Insurance Company—Nationwide Life’s Underwriting Standards” and “—National City Bank—Underwriting Standards,” respectively.

In general, the mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors or mortgage loan sellers or affiliates thereof taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

The mortgage loans were originated between April 7, 2006 and October 31, 2007. As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

306 mortgaged properties, securing mortgage loans representing 83.9% of the Initial Pool Balance (which include 263 mortgaged properties in Loan Group 1, securing mortgage loans representing 81.0% of the Initial Loan Group 1 Balance and 43 mortgaged properties in Loan Group 2, securing mortgage loans representing 100.0% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. Nine mortgaged properties, securing mortgage loans representing 2.9% of the Initial Pool Balance (which properties are in Loan Group 1, securing mortgage loans representing 3.4% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. Six mortgaged properties, securing mortgage loans representing 13.2% of the Initial Pool Balance (which properties are in Loan Group 1, securing mortgage loans representing 15.6% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and leasehold interest in such mortgaged properties.

On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See “—Sale of the Mortgage Loans” below.

Material Terms and Characteristics of the Mortgage Loans

Mortgage Rates; Calculations of Interest

The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 234 mortgage loans, representing 100.0% of the Initial Pool Balance accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

The mortgage loans consist of the following property types:

•	Retail – 95 of the mortgaged properties, which secure 36.1% of the Initial Pool Balance, are retail properties;

•	Office – 57 of the mortgaged properties, which secure 22.3% of the Initial Pool Balance, are office properties;

•

Multifamily – 30 of the mortgaged properties, which secure 12.2% of the Initial Pool Balance, are multifamily properties (including four residential cooperative property which secures 0.1% of the Initial Pool Balance);

•	Hospitality – 13 of the mortgaged properties, which secure 11.6% of the Initial Pool Balance, are hospitality properties;

•	Industrial – 66 of the mortgaged properties, which secure 9.8% of the Initial Pool Balance, are industrial properties;

•	Manufactured Housing Community – 20 of the mortgaged properties, which secure 3.7% of the Initial Pool Balance, are manufactured housing community properties;

•	Mixed Use – nine of the mortgaged properties, which secure 1.8% of the Initial Pool Balance, are mixed use properties;

•	Self Storage – 26 of the mortgaged properties, which secure 1.5% of the Initial Pool Balance, are self storage properties;

•	Other – five of the mortgaged properties, which secure 0.9% of the Initial Pool Balance, are other properties.

For information regarding the property types in Loan Group 1 or Loan Group 2, see Appendix I to this prospectus supplement.

Property Location

The following 5 states contain the largest concentrations of mortgaged properties securing the mortgage loans: California, New York, Ohio, Tennessee and Florida:

•	25 mortgaged properties, representing security for 12.3% of the Initial Pool Balance, are located in California;

•	29 mortgaged properties, representing security for 10.5% of the Initial Pool Balance, are located in New York;

•	26 mortgaged properties, representing security for 9.2% of the Initial Pool Balance, are located in the Ohio;

•	Nine mortgaged properties, representing security for 9.0% of the Initial Pool Balance, are located in Tennessee; and

•	22 mortgaged properties, representing security for 7.4% of the Initial Pool Balance, are located in Florida.

For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

185 of the mortgage loans, representing 73.9% of the Initial Pool Balance (which include 156 mortgage loans in Loan Group 1, representing 76.3% of the Initial Loan Group 1 Balance, and 29 mortgage loans in Loan Group 2, representing 60.6% of the Initial Loan Group 2 Balance), have Due Dates on the first day of each calendar month. 49 of the mortgage loans, representing 26.1% of the Initial Pool Balance (which included 43 mortgage loans in Loan Group 1, representing 23.7% of the Initial Loan Group 1 Balance, and six mortgage loans in Loan Group 2, representing 39.4% of the Initial Loan Group 2 Balance) between the seventh and ninth day of each calendar month.

Certain states require a minimum of 7 to 15 days before late payment charges may be levied.

Amortization

The mortgage loans have the following amortization features:

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233 of the mortgage loans, representing 99.7% of the Initial Pool Balance (which include 198 mortgage loans in Loan Group 1, representing 99.6% of the Initial Loan Group 1 Balance, and 35 mortgage loans in Loan Group 2, representing 100.0% of the Initial Loan Group 2 Balance), are Balloon Loans. Three of these mortgage loans, representing 1.4% of the Initial Pool Balance (which are in loan group 1, representing 1.6% of the Initial Loan Group 1 Balance) are ARD Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See “Risk Factors.”

Prepayment Restrictions

As of the Cut-off Date, each of the mortgage loans restricts voluntary principal prepayments in one of the following ways:

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170 mortgage loans, representing 73.7% of the Initial Pool Balance (which include 144 mortgage loans in Loan Group 1, representing 76.2% of the Initial Loan Group 1 Balance, and 26 mortgage loans in Loan Group 2, representing 59.6% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the trust “government securities” as defined in the Investment Company Act of 1940, subject to rating agency requirements, and obtaining the release of the mortgaged property from the lien of the mortgage.

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38 mortgage loans, representing 7.9% of the Initial Pool Balance (which include 30 mortgage loans in Loan Group 1, representing 6.0% of the Initial Loan Group 1 Balance, and eight mortgage loans in loan group 2, representing 18.5% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

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Seven mortgage loans, representing 6.5% of the Initial Pool Balance (which include six mortgage loans in Loan Group 1, representing 3.7% of the Initial Loan Group 1 Balance, and one mortgage loans in Loan Group 2, representing 21.9% of the Initial Loan Group 2 Balance), permit principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

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Two mortgage loans, representing 5.1% of the Initial Pool Balance (which are in Loan Group 1, representing 6.0% of the Initial Loan Group 1 Balance), prohibit voluntary prepayment during a lockout period, and following the lockout period, permit voluntary principal prepayments for a certain period of time, if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid, and in addition to such prepayment, permit the related borrower, during a certain period of time commencing after at least two years from the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust “government securities” as defined in the Investment Company Act of 1940 and obtaining the release of mortgaged property from the lien of the mortgage.

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One mortgage loan, representing 3.5% of the Initial Pool Balance (which is in Loan Group 1, representing 4.1% of the Initial Loan Group 1 Balance), prohibits voluntary principal prepayments during a lockout period (which is until the date that is the earlier of (i) August 1, 2008 and (ii) the date on which the last pari passu note to be securitized has been deposited into a securitization), and following the lockout period permits voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 3% of the amount prepaid, until the date that is two years after the closing date of the last pari passu note securitization, and following such period, only defeasance is permitted by pledging to the trust “government securities” as defined in the Investment Company Act of 1940 and obtaining the release of a mortgaged property from the lien of the mortgage.

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Ten mortgage loans, representing 2.1% of the Initial Pool Balance (which are in Loan Group 1, representing 2.5% of the Initial Loan Group 1 Balance), prohibit voluntary prepayment during a lockout period, and following the lockout period, permit the related borrower, after an initial period of at least two years from the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust “government securities” as defined in the Investment Company Act of 1940 and obtaining the release of mortgaged property from the lien of the mortgage or to make a voluntary prepayment if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid.

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One mortgage loan, representing 0.6% of the Initial Pool Balance (which is in Loan Group 1, representing 0.7% of the Initial Loan Group 1 Balance), permits voluntary principal prepayments for a certain period of time, if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid, and in addition to such prepayment, permits the related borrower, during a certain period of time commencing at least two years from the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust “government securities” as defined in the Investment Company Act of 1940 and obtaining the release of mortgaged property from the lien of the mortgage.

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Two mortgage loans, representing 0.3% of the Initial Pool Balance (which are in Loan Group 1, representing 0.4% of the Initial Loan Group 1 Balance), prohibit voluntary prepayment during a lockout period, and following the lockout period, permit voluntary principal prepayments for a certain period of time, if accompanied by a yield maintenance formula.

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One mortgage loan, representing 0.2% of the Initial Pool Balance (which is in Loan Group 1, representing 0.2% of the Initial Loan Group 1 Balance), prohibits voluntary prepayment during a lockout period, and following the lockout period, permit voluntary principal prepayments for a certain period of time, if accompanied by the greater of a yield maintenance formula and 2.0% of the amount prepaid.

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One mortgage loan, representing 0.1% of the Initial Pool Balance (which is in Loan Group 1, representing 0.2% of the Initial Loan Group 1 Balance), prohibits voluntary prepayment during a lockout period, and following the lockout period, permits voluntary principal prepayments for a certain period of time if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid, for a certain period of time if accompanied by 3.0% of the amount prepaid, for a certain period of time if accompanied by 2.0% of the amount prepaid and for a certain period of time if accompanied by 1.0% of the amount prepaid.

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One mortgage loan, representing less than 0.1% of the Initial Pool Balance (which is in Loan Group 1, representing less than 0.1% of the Initial Loan Group 1 Balance), prohibits voluntary prepayment during a lockout period, and following the lockout period, permits voluntary principal prepayments for a certain period of time if accompanied by 2.0% of the amount prepaid.

With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

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One mortgage loan, representing 4.2% of the Initial Pool Balance (which is in Loan Group 1, representing 5.0% of the Initial Loan Group 1 Balance), is secured by multiple parcels and permits the release of one of those parcels (a 15,000 square foot income producing space) from the lien of the related mortgage upon the satisfaction of certain conditions, including, but not limited to: (i) prepayment of an amount which will result in the DSCR of the remaining parcels immediately following the release being equal to or greater than the greater of (a) the DSCR on the mortgage loan’s closing date and (b) the DSCR immediately prior to such release, provided that, if the DSCR immediately prior to and immediately after such release is greater than or equal to 1.20x, the related borrower will not be required to make a prepayment, and (ii) if a prepayment is made in connection with the release, payment of a prepayment premium equal to the greater of a yield maintenance formula and 1% of the amount prepaid.

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One mortgage loan, representing 3.5% of the Initial Pool Balance (which is in Loan Group 1, representing 4.1% of the Initial Loan Group 1 Balance), allows the release of any collateral after the earlier of (i) the date on which the entire principal amount of each of the notes secured by the related mortgaged property has closed into one or more securitizations and (ii) the one year anniversary of the closing of the mortgage loan subject to certain conditions, including but not limited to: (a) after such release, the DSCR as of the release date for all remaining mortgaged properties would not be less than the greater of (x) the DSCR as of loan closing and (y) 80% of the DSCR for the mortgaged properties immediately prior to the release date; (b) after release, the LTV as of the release date for remaining mortgaged properties would not be greater than the LTV at loan closing, and (c) the release price is the greater of (x) 90% of the net proceeds from the sale of such individual property to be released and (y) 110% of the allocated loan amount applicable to such property.

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One mortgage loan, representing 0.8% of the Initial Pool Balance (which is in Loan Group 1, representing 1.0% of the Initial Loan Group 1 Balance), allows release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no reduction in pre-release DSCR; and (ii) payment of the following applicable allocated loan amount: 5107 North Point Boulevard: $13,200,000, 200 Connecticut Drive: $5,500,000, 10641 Freeport Drive: $3,200,000.

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Five mortgage loans, representing 0.5% of the Initial Pool Balance (which are in Loan Group 1, representing 0.6% of the Initial Loan Group 1 Balance), allow for the release of a portion of the mortgaged property solely in connection with an expansion of the adjacent properties occupied by The Kroger Co. (“Kroger”) onto a portion of the subject property as outlined in the loan documents, subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower makes a partial prepayment in an amount not less than any consideration paid by Kroger to the borrower for the release property reduced by the actual un-reimbursed costs and expenses incurred by the borrower related to the sale of the release property to Kroger, along with a yield maintenance premium, among other fees (provided that, to the extent that the prepayment to be made by the borrower would be for an amount greater than or equal to 75% of the outstanding principal balance of the mortgage loan at the time of such prepayment, the borrower is required to prepay the debt in whole, along with a yield maintenance premium as outlined in the loan documents); (ii) the resulting LTV is no greater than the lesser of 80% and the LTV immediately prior to the release; and (iii) the resulting DSCR is not less than the greater of 1.20x and the DSCR immediately prior to the release.

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One mortgage loan, representing 0.5% of the Initial Pool Balance (which is in Loan Group 2, representing 3.2% of the Initial Loan Group 2 Balance), allows the release of a portion of the collateral following the defeasance lockout period subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower depositing defeasance collateral equal to 110% of the allocated loan amount for the released property; (ii) the aggregate DSCR of the remaining properties is equal to the greater of (a) the debt service coverage ratio for the properties immediately prior to the release and (b) 1.40x; and (iii) receipt of a ‘no downgrade’ confirmation from the applicable Rating Agencies.

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One mortgage loan, representing 0.4% of the Initial Pool Balance (which is in Loan Group 1, representing 0.5% of the Initial Loan Group 1 Balance), allows the release of a retail parcel subject to the satisfaction of certain conditions including, but not limited to: (i) prepayment of the greater of (a) $1,000,000, or (b) an amount determined by the lender to be sufficient to not decrease the DSCR of the loan; (ii) no event of default has occurred; and (iii) payment of a prepayment premium of the greater of yield maintenance and 1%.

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One mortgage loan, representing 0.4% of the Initial Pool Balance (which is in Loan Group 1, representing 0.4% of the Initial Loan Group 1 Balance), allows for the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the DSCR of the remaining collateral will be at least the greater of (a) 1.167x and (b) the DSCR for the properties (including portion to be released) immediately prior to release; (ii) LTV of remaining collateral will not be greater than the lesser of (a) 58.2% and (b) the LTV of property (including portion to be released) immediately prior to release; (iii) confirmation from the Rating Agencies that such release will not result in withdrawal, downgrade or qualification of current ratings; and (iv) payment of the following applicable allocated amount(s): Polaris: $2,195,088, Reynoldburg: $2,388,772, Dublin: $1,936,842, Columbus: $4,519,298.

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One mortgage loan, representing 0.3% of the Initial Pool Balance (which is in Loan Group 2, representing 2.2% of the Initial Loan Group 2 Balance), allows for the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred; (ii) a no downgrade opinion is obtained from the Rating Agencies; (iii) the LTV after the release is less than or equal to 80%; and (iv) the DSCR of the remaining collateral is greater than or equal to 1.20x.

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One mortgage loan, representing 0.3% of the Initial Pool Balance (which is in Loan Group 1, representing 0.4% of the Initial Loan Group 1 Balance), allows for the release of any of the individual properties from the lien of the related mortgage after the lockout period subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property; (ii) the aggregate LTV and each standalone LTV of the remaining properties are equal to or less than 80%; and (iii) the aggregate DSCR of the remaining properties is no less than 1.20x.

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One mortgage loan, representing 0.3% of the Initial Pool Balance (which is in Loan Group 1, representing 0.4% of the Initial Loan Group 1 Balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) payment of 125% of the allocated loan amount in respect of the release parcel accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid; and (ii) the DSCR of the remaining mortgaged property is greater than 1.20x.

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One mortgage loan, representing 0.2% of the Initial Pool Balance (which is in Loan Group 1, representing 0.2% of the Initial Loan Group 1 Balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to, the deposit of partial defeasance collateral in the amount equal to 125% of the allocated loan amount in respect of the release parcel.

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One mortgage loan, representing 0.1% of the Initial Pool Balance (which is in Loan Group 1, representing 0.1% of the Initial Loan Group 1 Balance), allows the release of a specified portion of the collateral subject to the satisfaction of certain conditions including, but not limited to payment in the amount of the greater of (i) proceeds received from the sale of the release parcel, or (ii) gross rentable square footage of the release parcel times $110.50, together with a partial prepayment fee; provided that, if after the proposed release, the DSCR would be less than 1.20x, the borrower is required to pay the greater of the previously mentioned release amounts, (i) or (ii), multiplied by 125%.

Certain mortgage loans (typically secured by two or more mortgaged properties) also permit the substitution of a mortgaged property, subject to the satisfaction of various conditions.

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One mortgage loan, representing 3.5% of the Initial Pool Balance (which is in Loan Group 1, representing 4.1% of the Initial Loan Group 1 Balance), allows a substitution of a fee interest in another property for a maximum of 30% of the original mortgaged properties, subject to the satisfaction of certain conditions, including, but not limited to: (i) the DSCR of the mortgaged properties is not less than the greater of (a) the DSCR as of the closing date of the mortgage loan and (b) 80% of the DSCR for the mortgaged properties immediately prior to the substitution date; (ii) the LTV for all mortgaged properties is not greater than the LTV at closing; and (iii) such substitution will not cause the aggregate release amount with respect to individual mortgaged properties in any single state to exceed 30% of the loan amount.

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With respect to one mortgage loan, representing 0.5% of the Initial Pool Balance (which is in Loan Group 1, representing 0.6% of the Initial Loan Group 1 Balance), the respective lease with each of Kmart and Home Depot relating to each mortgaged property provides that, if (i) a casualty requires Kmart or Home Depot, as applicable, to close for more than 60 days to rebuild or a condemnation leaves the property uneconomic and permanently unsuitable, (ii) an event of default has occurred and is continuing regarding environmental matters, (iii) after the 5th anniversary Kmart or Home Depot, as applicable, determines that the property is unsuitable, or (iv) Kmart or Home Depot, as applicable, elects to make an alteration with an estimated cost in excess of $3,000,000 and subsequently Kmart or Home Depot, as applicable, the borrower and the lender cannot reach an agreement regarding reimbursement with respect to such alteration, then Kmart or Home Depot, as applicable, may elect to either (a) substitute the leased property (subject to certain conditions, including, but not limited to, the borrower’s reasonable approval, and upon receipt of a REMIC opinion as well as upon confirmation that the substitution will not result in a downgrade, withdrawal or qualification of any rating then assigned to the certificates) or (b) purchase the property.

In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing 1 to 7 payment dates prior to and including the maturity date or the anticipated repayment date (except for seven mortgage loans, representing 1.7% of the Initial Pool Balance, which consists of six mortgage loans permitting such prepayment commencing 25 payment dates prior to and including the maturity date on the anticipated repayment date and one mortgage loan permitting such prepayment commencing 61 payment dates prior to and including the maturity date on the anticipated repayment date).

See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

Non-Recourse Obligations

The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower’s obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan (or Serviced Loan Group, as applicable) if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans (or Serviced Loan Groups, as applicable) generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the applicable special servicer, as the case may be, or, if collected, will be paid to such master servicer or special servicer as additional servicing compensation, and certain other conditions.

In addition, some of the mortgage loans (or Serviced Loan Groups, as applicable) permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer. The residential cooperative mortgage loans permit transfers of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged property. The applicable master servicer or the applicable special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan (or Serviced Loan Groups, as applicable) upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

Except as set forth below, each of the mortgage loan sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the mortgage loan sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

With respect to each of Mortgage Loan No. 2, 60 Wall Street, Mortgage Loan No. 3, Easton Town Center, and Mortgage Loan No. 5, USFS Industrial Distribution Portfolio (each, a “Non-Trust Serviced Pari Passu Loan”), with an outstanding principal balance as of the Cut-off Date of $125,000,000, $110,000,000 and $89,754,338, respectively, representing 4.8%, 4.2% and 3.5%, respectively, of the Initial Pool Balance, the related mortgaged property also secures one or more other pari passu notes (and in the case of the Easton Town Center mortgage loan, also two subordinate notes) that are not included in the trust (such other pari passu or subordinate note, a “Non-Trust Serviced Companion Loan”). The related Non-Trust Serviced Companion Loan(s) has an outstanding principal balance as of the Cut-off Date of $800,000,000, $170,000,000 and $382,636,912, respectively. Each Non-Trust Serviced Companion Loan has the same maturity date and amortization term as the related Non-Trust Serviced Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to a Non-Trust Serviced Pari Passu Loan, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by such Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loan that is pari passu with such Non-Trust Serviced Pari Passu Loan (and not the related subordinate Non-Trust Serviced Companion Loan unless specifically set forth herein). With respect to the Easton Town Center loan, the aggregate LTV of the mortgage loan and the related pari passu and subordinate notes is 69.8% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the related pari passu and subordinate notes is 1.10x. See “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans,” Appendix II and Appendix IV for more details.

With respect to Mortgage Loan No. 3, Easton Town Center, in addition to the pari passu note set forth above, the mortgaged property also secures a B note and a C note with an original principal balance as of the Cut-off Date of $75,000,000 and $50,000,000, respectively, which are not included in the trust.

Mortgage Loan No. 6, Wyvernwood Garden Apartments, representing 3.3% of the Initial Pool Balance, represents the senior financing interest in an A/B note loan structure which totals $141,000,000. The B Notes have an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000 and they are not included in the trust. The aggregate LTV of the mortgage loan and the B Notes is 75.9% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Notes is 0.69x. See “Description of the Mortgage Pool—The Serviced Companion Loans—Wyvernwood Garden Apartments Mortgage Loan” and Appendix II for more details.

Mortgage Loan No. 26, Varsity Apartments, representing 0.8% of the Initial Pool Balance, represents the senior financing interest in an A/B note loan structure which totals $23,270,945. The B Note has an outstanding principal balance as of the Cut-off Date of $1,495,945 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 77.8% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.24x. See “Description of the Mortgage Pool—The Serviced Companion Loans—Varsity Apartments Mortgage Loan” and Appendix II for more details.

Mortgage Loan No. 37, Kmart Portfolio (Ukiah Home Depot, Taft Kmart and Riverside Kmart), representing 0.5% of the Initial Pool Balance, represents the senior financing interest in an A/B note loan structure which totals $17,375,854. The B Note has an outstanding principal balance as of the Cut-off Date of $3,475,171 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 82.7% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.11x. See “Description of the Mortgage Pool—The Serviced Companion Loans—Kmart Portfolio Mortgage Loan” and Appendix II for more details.

Mortgage Loan No. 80, Ohio Portfolio—Atrium of Westlake, representing 0.2% of the Initial Pool Balance, represents the senior financing interest in an A/B note loan structure which totals $5,905,191. The B Note has an outstanding principal balance as of the Cut-off Date of $360,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 82.0% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.11x. See “Description of the Mortgage Pool—The Serviced Companion Loans—Ohio Portfolio Mortgage Loan” and Appendix II.

Mortgage Loan No. 81, Ohio Portfolio—Rockwood Center Office Building, representing 0.1% of the Initial Pool Balance, represents the senior financing interest in an A/B note loan structure which totals $2,328,115. The B Note has an outstanding principal balance as of the Cut-off Date of $155,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 75.1% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.13x. See “Description of the Mortgage Pool—The Serviced Companion Loans—Ohio Portfolio Mortgage Loan” and Appendix II.

Mortgage Loan No. 20, Art Institute Student Housing, representing 1.0% of the Initial Pool Balance, the related mortgaged property is also subject to a mortgage held by the City of Pittsburgh Urban Redevelopment Authority (with the related loan’s outstanding principal balance as of the Cut-off Date of $1,500,000), which mortgage is subordinated to the mortgage of the Art Institute Student Housing mortgage loan through an intercreditor and standstill agreement.

Mortgage Loan No. 126, Brooklyn Centre, representing 0.2% of the Initial Pool Balance, the related mortgaged property is also subject to a mortgage held by the City of Cleveland (with the related loan’s outstanding principal balance as of the Cut-off Date of $370,000), which mortgage is subordinated to the mortgage of the Brooklyn Centre mortgage loan through a subordination and standstill agreement.

With respect to Mortgage Loan No. 123, Copelands Building, representing 0.2% of the Initial Pool Balance, there are two subordinate loans secured by the mortgaged property, which loans were made by the City of Portland, by and through the Portland Development Commission (“PDC”) to each of the two tenants at the mortgaged property in the original principal amounts of $299,750 and $143,500 (along with $306,750 worth of grants). By virtue of such tenants being affiliates of the borrowers, the borrowers (and the lender) agreed to allow the mortgaged property to secure the obligations of the tenants to PDC on the condition that a subordination and standstill agreement executed by PDC and that only net excess cash flow from the mortgaged property can be used to satisfy such obligations.

With respect to Mortgage Loan No. 151, Fidelity Engineering Corp., representing 0.1% of the Initial Pool Balance, an indemnification agreement in favor of United States Surety Company (“USSC”) was executed collectively by Fidelity Engineering Corporation (“FEC”), the sole shareholder and operating affiliate of the borrower, 25 Loveton Circle, LLC (“25 LC”), the borrower and Fidelity Headquarters Corp. (“FHC”), the property owner and IDOT guarantor, pursuant to which FEC, 25 LC and FHC have agreed to indemnify USSC, in an amount up to $1,200,000, for losses incurred by USSC in connection with the issuance of certain performance bonds by USSC. Those bonds relate to the performance by FEC of certain operating contracts and agreements. The indemnification agreement is secured by a subordinate deed of trust in favor of USSC in the amount of $1,200,000. The lender and USSC have entered into an intercreditor and subordination agreement.

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring with respect to the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance premium or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance premium or prepayment premium. The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property, including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loan and certain other mortgage loans in the trust do not require the borrowers to be special purpose entities.

The borrowers under two mortgage loans, which collectively represent 0.1% of the Initial Pool Balance (all of which are mortgage loans in Loan Group 1, representing 0.1% of the Initial Loan Group 1 Balance), and which are secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the occurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the value co-op basis of the related mortgaged property, which is calculated based on and set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

One mortgage loan, representing 0.4% of the Initial Pool Balance (which is in Loan Group 1, representing 0.4% of the Initial Loan Group 1 Balance, which is not secured by residential cooperative properties, permits the borrower to enter into additional financing that is secured by the related mortgaged properties or future mezzanine debt upon the satisfaction of certain conditions.

One mortgage loan, representing 0.1% of the Initial Pool Balance (which is in Loan Group 1, representing 0.1% of the Initial Loan Group 1 Balance), which is not secured by residential cooperative properties, permits the borrower to obtain additional debt secured by the mortgaged property.

30 mortgage loans, representing 39.1% of the Initial Pool Balance (which include 29 mortgage loans in Loan Group 1, representing 44.8% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, representing 7.6% of the Initial Loan Group 2 Balance), which are not secured by residential cooperative properties, permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

Two mortgage loans, representing 1.4% of the Initial Pool Balance (which are in Loan Group 1, representing 1.7% of the Initial Loan Group 1 Balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property.

For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II.

Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the mortgage loan sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See “Legal Aspects Of The Mortgage Loans And The Leases—Subordinate Financing” in the prospectus and “Risk Factors—A Borrower’s Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates” in this prospectus supplement.

Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Loan Purpose

147 of the mortgage loans we intend to include in the Trust, representing 62.7% of the Initial Pool Balance (which include 124 mortgage loans in Loan Group 1, representing 59.7% of the Initial Loan Group 1 Balance, and 23 mortgage loans in Loan Group 2, representing 79.9% of the Initial Loan Group 2 Balance), were originated in connection with the borrower’s refinancing of a previous mortgage loan; 86 of the mortgage loans we intend to include in the Trust, representing 37.1% of the Initial Pool Balance (which include 74 mortgage loans in Loan Group 1, representing 40.1% of the Initial Loan Group 1 Balance, and 12 mortgage loans in Loan Group 2, representing 20.1% of the Initial Loan Group 2 Balance), were originated in connection with the borrower’s acquisition of the mortgaged property that secures such mortgage loan. One mortgage loan we intend to include in the Trust, representing 0.2% of the Initial Pool Balance (which is Loan Group 1, representing 0.2% of the Initial Loan Group 1 Balance) was originated in connection with the borrower’s acquisition of some of the mortgaged properties and the borrower’s refinancing of a previous mortgage loan relating to the remaining mortgaged properties.

Additional Collateral

Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

The ARD Loans

Three mortgage loans, representing 1.4% of the Initial Pool Balance (which are in Loan Group 1, representing 1.6% of the Initial Loan Group 1 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

47 of the mortgage loans, representing 52.8% of the Initial Pool Balance including 45 mortgage loans in Loan Group 1, representing 57.1% of the Initial Loan Group 1 Balance, and two mortgage loans in Loan Group 2, representing 28.5% of the Initial Loan Group 2 Balance, generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

•

Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other “trigger” event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

•

Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust. Until the occurrence of certain specified “trigger” events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust; the revenue is then applied by the applicable master servicer or the applicable special servicer on behalf of the trust according to the related mortgage loan documents.

•

Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable master servicer or the applicable special servicer on behalf of the trust according to the related mortgage loan documents.

•

Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified “trigger” events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable master servicer or the applicable special servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust according to the related mortgage loan documents.

•

None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

The Non-Trust Serviced Pari Passu Loans

With respect to each of Mortgage Loan No. 2, 60 Wall Street, Mortgage Loan No. 3, Easton Town Center, and Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, with an outstanding principal balance of $125,000,000, $110,000,000 and $89,754,338, respectively, representing 4.8%, 4.2% and 3.5%, respectively, of the Initial Pool Balance, the related mortgaged property also secures one or more other pari passu notes (and in the case of the Easton Town Center mortgage loan, also two subordinate notes with the aggregate principal balance as of the Cut-off date of $125,000,000) (such other pari passu or subordinate note, a “Non-Trust Serviced Companion Loan,” and together with the related Non-Trust Serviced Pari Passu Loan, a “Non-Trust Serviced Loan Group”) that have an outstanding principal balance of $800,000,000, $170,000,000 and $382,636,912, respectively. A securitization into which a Non-Trust Serviced Companion Loan is deposited into (and the related Non-Trust Serviced Loan Group is serviced thereunder) will be referred to herein as an “Other Securitization,” and the master servicer, the special servicer and the pooling and servicing agreement for such Other Securitization will be referred to herein as an “Other Master Servicer,” “Other Special Servicer” and “Other Pooling and Servicing Agreement,” respectively. For purposes of the information presented in this prospectus supplement with respect to a Non-Trust Serviced Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by such Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loan(s) that is pari passu with such Non-Trust Serviced Pari Passu Loan (and not the related subordinated Non-Trust Serviced Companion Loans unless otherwise specifically set forth herein).

60 Wall Street Pari Passu Loan

With respect to the 60 Wall Street loan, the related Non-Trust Serviced Companion Loans consist of twelve pari passu notes as follows: (i) the “A-1” note (representing 30.81% of the 60 Wall Street loan), which has been securitized and is currently owned by the COMM 2007-C9 Mortgage Trust; (ii) the “A-3” note (5.41%), which is currently owned by Hypo Real Estate Capital Corporation or an affiliate thereof, (iii) the “A-4” note (1.95%), which is currently owned by Prima Capital Advisors, LLC or an affiliate thereof; (iv) the “A-5” note (3.24%), which is currently owned by Deutsche Hypothekenbank or an affiliate thereof; (v) the “A-6” note (0.76%), which is currently owned by Prima Capital Advisors, LLC or an affiliate thereof; (vi) the “A-7” note (14.05%), which has been securitized and is currently held by the Credit Suisse Commercial Mortgage Trust 2007-C5; (vii) the “A-8” note (3.24%), which is currently owned by DekaBank Deutsche Girozentrale or an affiliate thereof; (viii) the “A-9” note (3.78%), which is currently owned by Dusseldorfer Hypothekenbank AG or an affiliate thereof; (ix) the “A-10” note (6.49%), which is currently owned by Landesbank Hessen-Thuringen Girozentrale or an affiliate thereof; (x) the “A-11” note (6.49%), which is currently owned by Nord/LB New York Branch or an affiliate thereof; (xi) the “A-12” note (6.49%), which is Bayerische Landesbank, New York Branch or an affiliate thereof and (xii) the “A-13” note (3.78%), which is currently owned by DekaBank Deutsche Girozentrale or an affiliate thereof. Each of the “A-3” through “A-6” notes and of the “A-8” through “A-13” notes may be sold or transferred by its respective current owner at any time. The 60 Wall Street loan was originated by German American Capital Corporation, an affiliate of the sole tenant at the related mortgaged property. The Non-Trust Serviced Pari Passu Note that will be contributed to the trust by GECC is the “A-2” note (representing 13.51% of the 60 Wall Street loan). The related Non-Trust Serviced Loan Group will be serviced pursuant to the provisions of the pooling and servicing agreement for the COMM 2007-C9 Mortgage Trust. KeyCorp Real Estate Capital Markets, Inc., as master servicer of the related Non-Trust Serviced Loan Group under the related Other Pooling and Servicing Agreement will make servicing advances in respect of the mortgaged property securing such Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loans, and advances of principal and interest in respect of the Non-Trust Serviced Companion Loan (i.e., the A-1 note) that is included in such Other Securitization. The related Other Master Servicer will remit collections on the Non-Trust Serviced Pari Passu Loan to, or on behalf of, the trust. The master servicer under the pooling and servicing agreement (or the trustee, as applicable) will make P&I Advances with respect to the Non-Trust Serviced Pari Passu Loan pursuant to the pooling and servicing agreement. Under the related Other Pooling and Servicing Agreement, the servicing and administration of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans will generally be conducted as if such loans were a single “mortgage loan” under the provisions of such Other Pooling and Servicing Agreement.

The holders of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans relating to the 60 Wall Street loan entered into a co-lender agreement (a “Co-Lender Agreement”), which provides for the following:

•

the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other;

•

the related Other Pooling and Servicing Agreement and the related Co-Lender Agreement will exclusively govern the servicing and administration of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans will be effected in accordance with such Other Pooling and Servicing Agreement);

•

all payments, proceeds and other recoveries on or in respect of the Non-Trust Serviced Pari Passu Loan and/or the Non-Trust Serviced Companion Loans (in each case, subject to the rights of the related Other Master Servicer, Other Special Servicer, Other Trustee or Other Depositor to payments and reimbursements pursuant to and in accordance with the terms of the related Other Pooling and Servicing Agreement and the rights of the applicable master servicer, the applicable special servicer and the trustee to payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement) will be applied to the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans on a pari passu basis according to their respective outstanding principal balances;

•

the transfer of the ownership of a Non-Trust Serviced Companion Loan to any person or entity is generally prohibited, other than (i) to institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement, (ii) any person or entity upon receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates or (iii) to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited; and

•

The holders of a majority of the pari passu notes (including the Non-Trust Serviced Pari Passu Loan to be included in the trust) will have approval rights with respect to certain material servicing decisions for the related Non-Trust Serviced Loan Group (including, without limitation, an extension of the maturity date, a reduction in the interest rate or changes to the timing or amount of any payment of principal and interest) as set forth in the Co-Lender Agreement; provided, however, that in the event that the holders of a majority of the pari passu notes cannot agree on a course of action with respect to the above material decisions that satisfies the related servicing standard within 10 business days (or such shorter period as may be required by the loan documents to the extent the lender’s approval is required), the COMM 2007-C9 controlling class representative will have the right to direct the related Other Master Servicer or Other Special Servicer, as applicable, on a course of action that satisfies the servicing standard under the related Other Pooling and Servicing Agreement. With respect to certain other material servicing decisions, the Other Master Servicer and Other Special Servicer, as applicable, generally will be required to consult with (but not obtain the approval of) the holders of the pari passu notes as set forth in the Co-Lender Agreement.

Easton Town Center Pari Passu Loan

With respect to the Easton Town Center loan, there exist one pari passu Non-Trust Serviced Companion Loan held by the Bear Stearns Commercial Mortgage Securities Trust 2007-TOP28 (the “TOP28”) trust and two subordinate Non-Trust Serviced Companion Loans (“Note B” and “Note C”) held by Morgan Stanley Mortgage Capital Holdings LLC and the Non-Trust Serviced Loan Group will be serviced pursuant to the provisions of the pooling and servicing agreement of such Other Securitization. Wells Fargo Bank, National Association, as master servicer under the related Other Pooling and Servicing Agreement will make servicing advances in respect of the mortgaged property securing such Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loans, and advances of principal and interest in respect of the Non-Trust Serviced Companion Loan that is included in such Other Securitization. The related Other Master Servicer will remit collections on the Non-Trust

Serviced Pari Passu Loan to, or on behalf of, the trust. The master servicer under the pooling and servicing agreement (or the trustee, as applicable) will make P&I Advances with respect to the Non-Trust Serviced Pari Passu Loan pursuant to the pooling and servicing agreement. Under the related Other Pooling and Servicing Agreement, the servicing and administration of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans will generally be conducted as if such loans were a single “mortgage loan” under the provisions of such Other Pooling and Servicing Agreement.

The holders of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans relating to the Easton Town Center loan entered into the Co-Lender Agreement, which provides for the following:

•

the Non-Trust Serviced Pari Passu Loan and the pari passu Non-Trust Serviced Companion Loan (which is owned by the TOP28 trust) are of equal priority with each other and no portion of either of them will have priority or preference over the other. The other Non-Trust Serviced Companion Loans are subordinated in right of payment to the Non-Trust Serviced Pari Passu Loan and the pari passu Non-Trust Serviced Companion Loan;

•

the related Other Pooling and Servicing Agreement and the related Co-Lender Agreement will exclusively govern the servicing and administration of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans will be effected in accordance with such Other Pooling and Servicing Agreement);

•

all payments, proceeds and other recoveries on or in respect of the Non-Trust Serviced Pari Passu Loan and/or the Non-Trust Serviced Companion Loans (in each case, subject to the rights of the related Other Master Servicer, Other Special Servicer, Other Trustee or Other Depositor to payments and reimbursements pursuant to and in accordance with the terms of the related Other Pooling and Servicing Agreement and the rights of the applicable master servicer, the applicable special servicer and the trustee to payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement) will be applied to the Non-Trust Serviced Pari Passu Loan and the pari passu Non-Trust Serviced Companion Loan (which is owned by the TOP28 trust) on a pari passu basis according to their respective outstanding principal balances and to the subordinate Non-Trust Serviced Companion Loans on a subordinated basis pursuant to the Co-Lender agreement;

•

the holders of the B Note and the C Note have the right to cure certain monetary events of default that have occurred and are continuing in accordance with the terms and conditions set forth in the Co-Lender Agreement;

•

the holders of the B Note and the C Note will have the right to purchase the Easton Town Center Pari Passu Loan and the pari passu Easton Town Center Companion Loan (and in the case of the C Note, the right to purchase also the B Note) upon certain events of default by the borrower under the related loan documents pursuant to the conditions set forth in the Co-Lender Agreement; provided, however, that the holder of the C Note may override the B Note holder’s exercise of its purchase right before the consummation of the sale. The purchase price will generally include the outstanding principal balance of the related note to be purchased, accrued and unpaid interest at the applicable interest rate, any servicing fees, special servicing fees, liquidation fees, expenses advanced by the applicable Other Master Servicer or Other Special Servicer;

•

the holder of the most subordinate note (initially the C Note), as the controlling holder, will have consultation and approval rights with respect to certain actions taken by the applicable Other Master Servicer or Other Special Servicer, as the case may be, in regard to the related Non-Trust Serviced Loan Group, except that no advice, direction or objection from or by the controlling holder may (and the applicable Other Master Servicer or Other Special Servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such Other Master Servicer or Other Special Servicer to take any action or refrain from taking any action which would be inconsistent with the servicing standard under the applicable Other Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the applicable Other Pooling and Servicing Agreement, any provisions of the Co-Lender Agreement or any provisions of the related loan documents;

•

the related Other Master Servicer and Other Special Servicer, as applicable, generally will be required to consult with (but not obtain the approval of) the holder of the Non-Trust Serviced Pari Passu Loan in connection with certain material servicing decisions involving the Non-Trust Serviced Loan Group as set forth in the Co-Lender Agreement; and

•

the transfer of the ownership of a subordinate Non-Trust Serviced Companion Loan to any person or entity is generally prohibited, other than (i) to institutional lenders, investment funds or affiliates thereof exceeding a minimum net worth requirement, (ii) any person or entity subject to a rating agency confirmation or (iii) to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans.

USFS Industrial Distribution Portfolio Pari Passu Loan

The USFS Industrial Distribution Portfolio Loan, evidenced by the “A-5” note, is part of a $472,391,250 whole loan that consists of the USFS Industrial Distribution Portfolio Loan and $382,636,912 of pari passu debt. The whole loan is split into six pari passu A notes as follows: (i) the $89,754,338 USFS Industrial Distribution Portfolio Loan (19.0%) is currently owned by Morgan Stanley Mortgage Capital Holdings LLC and will be deposited to the trust, (ii) the $89,754,335 “A-1” note (19.0%) owned by Deutsche Mortgage & Asset Receiving Corporation has been contributed to the COMM 2007-C9 trust, (iii) the $89,754,338 “A-2” note (19.0%) owned by Citigroup Global Markets Realty Corp. has been contributed to Greenwich Capital Commercial Funding Corp.’s Commercial Mortgage Trust 2007-GG11, (iv) the $67,709,413 “A-3” note (14.3%) is currently owned by Goldman Sachs Mortgage Company, (v) the $67,709,413 “A-4” note (14.3%) owned by JP Morgan Chase Bank, N.A. has been contributed to the JPMCC 2007-CIBC20 trust and (vi) the $67,709,413 “A-6” note (14.3%) is currently owned by German American Capital Corporation. It is anticipated that each of the companion pari passu notes that have not been securitized will be contributed to one or more future securitization. The USFS Industrial Distribution Portfolio Loan and the related Non-Trust Serviced Companion Loans will be serviced pursuant to the provisions of the COMM 2007-C9 pooling and servicing agreement. KeyCorp Real Estate Capital Markets, Inc., as master servicer of such Non-Trust Serviced Loan Group under such Other Pooling and Servicing Agreement will make servicing advances in respect of the mortgaged properties securing the Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loans, and advances of principal and interest in respect of the Non-Trust Serviced Companion Loan (i.e., the A-1 note) that is included in such Other Securitization. The related Other Master Servicer will remit collections on the Non-Trust Serviced Pari Passu Loan to, or on behalf of, the trust. The master servicer under the pooling and servicing agreement (or the trustee, as applicable) will make P&I Advances with respect to the Non-Trust Serviced Pari Passu Loan pursuant to the pooling and servicing agreement. Under the related Other Pooling and Servicing Agreement, the servicing and administration of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans will generally be conducted as if such loans were a single “mortgage loan” under the provisions of such Other Pooling and Servicing Agreement.

The holders of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans relating to the USFS Industrial Distribution Portfolio loan entered into the Co-Lender Agreement, which provides for the following:

•

the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other;

•

the related Other Pooling and Servicing Agreement and the related Co-Lender Agreement will exclusively govern the servicing and administration of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans will be effected in accordance with such Other Pooling and Servicing Agreement);

•

all payments, proceeds and other recoveries on or in respect of the Non-Trust Serviced Pari Passu Loan and/or the Non-Trust Serviced Companion Loans (in each case, subject to the rights of the related Other Master Servicer, Other Special Servicer, Other Trustee or Other Depositor to payments and reimbursements pursuant to and in accordance with the terms of the related Other Pooling and Servicing Agreement and the rights of the applicable master servicer, the applicable special servicer and the trustee to payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement) will be applied to the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loans on a pari passu basis according to their respective outstanding principal balances;

•

the transfer of the ownership of a Non-Trust Serviced Companion Loan to any person or entity is generally prohibited, other than (i) to institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement, (ii) any person or entity upon receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates or (iii) to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited; and

•

the related Other Master Servicer and Other Special Servicer, as applicable, generally will be required to consult with (but not obtain the approval of) the holder of the Non-Trust Serviced Pari Passu Loan in connection with certain material servicing decisions involving the Non-Trust Serviced Loan Group as set forth in the Co-Lender Agreement.

The Serviced Companion Loans

The Wyvernwood Garden Apartments Mortgage Loan

General

The mortgaged property securing the Wyvernwood Garden Apartments loan, with an original principal balance of $86,000,000 and an outstanding principal balance of $86,000,000 as of the Cut-off Date (representing approximately 3.3% of the Initial Pool Balance), also secures two subordinate notes (“B Notes”) with an aggregate principal balance of $55,000,000 that are not included in the trust. The Wyvernwood Garden Apartments mortgage loan will be transferred to the trust by Morgan Stanley Mortgage Capital Holdings LLC. The most subordinate B Note, with a principal balance of $27,000,000, is currently held by CIT Lending Services Corporation and accrues interest at 8.50%. The other B Note, with a principal balance of $28,000,000, is currently held by Morgan Stanley Mortgage Capital Holdings LLC and accrues interest at 6.05%. For purposes of the information presented in this prospectus supplement with respect to the Wyvernwood Garden Apartments mortgage loan, the Debt Service Coverage Ratio and loan-to-value ratio reflect the indebtedness evidenced by the Wyvernwood Garden Apartments mortgage loan without taking into account the B Notes, unless otherwise indicated.

The Wyvernwood Garden Apartments mortgage loan and the B Notes will be serviced pursuant to the provisions of the Pooling and Servicing Agreement. The applicable master servicer will make Servicing Advances in respect of the mortgaged property securing the related Serviced Loan Group, and advances of principal and interest only in respect of the Wyvernwood Garden Apartments mortgage loan pursuant to the Pooling and Servicing Agreement. The applicable master servicer will remit collections on the B Notes to the holders thereof. Under the Pooling and Servicing Agreement, the servicing and administration of the related Serviced Loan Group generally will be conducted as if such loans were a single “mortgage loan” under the provisions of the Pooling and Servicing Agreement.

The initial holder of the Wyvernwood Garden Apartments mortgage loan and the holders of the B Notes entered into the Co-Lender Agreement. The holders of the B Notes may sell or transfer such B Notes at any time subject to compliance with the requirements of the related Co-Lender Agreement.

The Co-Lender Agreement

The Co-Lender Agreement provides, among other things, for the application of payments between the Wyvernwood Garden Apartments mortgage loan and the B Notes.

All amounts paid by the related borrower or otherwise available for payment on the related Serviced Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable special servicer and/or the trustee under the Pooling and Servicing Agreement, advances and/or interest on advances, among other things) will be applied in a particular priority such that the holders of the Wyvernwood Garden Apartments mortgage loan will receive interest and principal before any payments are made on the B Notes.

Consultation and Approval Rights

The Co-Lender Agreement provides that the holders of the B Notes will have consultation and approval rights with respect to certain actions taken by the applicable master servicer or the applicable special servicer, as the case may be, in regard to the related Serviced Loan Group, except that no advice, direction or objection from or by the holders of the B Notes may (and the applicable master servicer or the applicable special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such master servicer or special servicer to take any action or refrain from taking any action which would be inconsistent with the Servicing Standard under the Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement, any provisions of the Co-Lender Agreement or any provisions of the related loan documents.

Cure Rights

Pursuant to the Co-Lender Agreement, the holders of the B Notes have the right to cure certain monetary events of default that have occurred and are continuing in accordance with the terms and conditions set forth in the Co-Lender Agreement.

Purchase Option

Pursuant to the Co-Lender Agreement, the holders of the B Notes, upon written notice to the holders of the Wyvernwood Garden Apartments mortgage loan, will have the right to purchase the Wyvernwood Garden Apartments mortgage loan, upon certain events of default by the borrower under the related loan documents pursuant to the conditions set forth in and in accordance with the requirements of the Co-Lender Agreement.

The purchase price for the Wyvernwood Garden Apartments mortgage loan in connection with this purchase option will generally include the outstanding principal balance of the Wyvernwood Garden Apartments mortgage loan, accrued and unpaid interest at the applicable interest rate, any servicing fees, special servicing fees, liquidation fees, expenses advanced by the applicable master servicer or the applicable special servicer and any other amounts specified in the Co-Lender Agreement or the Pooling and Servicing Agreement.

The Varsity Apartments Mortgage Loan

General

The mortgaged property securing Mortgage Loan No. 26, Varsity Apartments, with an original principal balance of $21,775,000 and an outstanding principal balance of $21,775,000 as of the Cut-off Date (representing approximately 0.8% of the Initial Pool Balance), also secures a B Note with an original principal balance of $1,496,250 that is not included in the trust. The Varsity Apartments mortgage loan will be transferred to the trust by Morgan Stanley Mortgage Capital Holdings LLC. The B Note is currently held by Mezz Cap Finance, LLC and accrues interest at 12.25%. For purposes of the information presented in this prospectus supplement with respect to the Varsity Apartments mortgage loan, the Debt Service Coverage Ratio and loan-to-value ratio reflect the indebtedness evidenced by the Varsity Apartments mortgage loan without taking into account the B Note, unless otherwise indicated.

The Varsity Apartments mortgage loan and the B Note will be serviced pursuant to the provisions of the Pooling and Servicing Agreement. The applicable master servicer will make Servicing Advances in respect of the mortgaged property securing the related Serviced Loan Group, and advances of principal and interest only in respect of the Varsity Apartments mortgage loan pursuant to the Pooling and Servicing Agreement. The applicable master servicer will remit collections on the B Note to the holders thereof. Under the Pooling and Servicing Agreement, the servicing and administration of the related Serviced Loan Group generally will be conducted as if such loans were a single “mortgage loan” under the provisions of the Pooling and Servicing Agreement.

The initial holder of the Varsity Apartments mortgage loan and the holder of the B Note entered into a Co-Lender Agreement. The holders of the B Note may sell or transfer such B Note at any time subject to compliance with the requirements of the Co-Lender Agreement.

The Co-Lender Agreement

The Co-Lender Agreement provides, among other things, for the application of payments between the Varsity Apartments mortgage loan and the B Note.

All amounts paid by the related borrower or otherwise available for payment on the related Serviced Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable special servicer and/or the trustee under the Pooling and Servicing Agreement, and the applicable master servicer, the applicable special servicer and/or the trustee (if any) of the securitization that may include the B Note for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that the holders of the Varsity Apartments mortgage loan will receive interest and principal before any payments are made on the B Note.

Consultation and Approval Rights

The Co-Lender Agreement provides that the holder of the B Note will have consultation and approval rights with respect to certain actions taken by the applicable master servicer or the applicable special servicer, as the case may be, in regard to the related Serviced Loan Group, except that no advice, direction or objection from or by the holder of the B Note may (and the applicable master servicer or the applicable special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such master servicer or special servicer to take any action or refrain from taking any action which would be inconsistent with the Servicing Standard under the Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or any provisions of the Co-Lender Agreement.

Purchase Option

Pursuant to the Co-Lender Agreement, the holders of the B Note, upon written notice to the holder of the Varsity Apartments mortgage loan, will have the right to purchase the Varsity Apartments mortgage loan upon certain events of default by the borrower under the related loan documents pursuant to the conditions set forth in and in accordance with the requirements of the Co-Lender Agreement.

The purchase price for the Varsity Apartments mortgage loan in connection with this purchase option will generally include the outstanding principal balance of the Varsity Apartments mortgage loan, accrued and unpaid interest at the applicable interest rate, any servicing fees, special servicing fees, liquidation fees, expenses advanced by the applicable master servicer or the applicable special servicer and any other amounts specified in

The Kmart Portfolio Mortgage Loan

General

The mortgaged properties securing the Kmart Portfolio loan (Ukiah Home Depot, Taft Kmart and Riverside Kmart), with an original principal balance of $14,000,000 and an outstanding principal balance of $13,900,683 as of the Cut-off Date (representing approximately 0.5% of the Initial Pool Balance), also secures a B Note with an original principal balance of $3,500,000 that is not included in the trust. The Kmart Portfolio mortgage loan will be transferred to the trust by Morgan Stanley Mortgage Capital Holdings LLC. The B Note is currently held by Morgan Stanley Mortgage Capital Holdings LLC and accrues interest at 6.100%. For purposes of the information presented in this prospectus supplement with respect to the Kmart Portfolio mortgage loan, the Debt Service Coverage Ratio and loan-to-value ratio reflect the indebtedness evidenced by the Kmart Portfolio mortgage loan without taking into account the B Note, unless otherwise indicated.

The Kmart Portfolio mortgage loan and the B Note will be serviced pursuant to the provisions of the Pooling and Servicing Agreement. The applicable master servicer will make Servicing Advances in respect of the mortgaged property securing the related Serviced Loan Group, and advances of principal and interest only in respect of the Kmart Portfolio mortgage loan pursuant to the Pooling and Servicing Agreement. The applicable master servicer will remit collections on the B Note to the holders thereof. Under the Pooling and Servicing Agreement, the servicing and administration of the related Serviced Loan Group generally will be conducted as if such loans were a single “mortgage loan” under the provisions of the Pooling and Servicing Agreement.

The initial holder of the Kmart Portfolio mortgage loan and the holder of the B Note entered into the Co-Lender Agreement. The holders of the B Note may sell or transfer such B Note at any time subject to compliance with the requirements of the related Co-Lender Agreement.

The Co-Lender Agreement

The Co-Lender Agreement provides, among other things, for the application of payments between the Kmart Portfolio mortgage loan and the B Note.

All amounts paid by the related borrower or otherwise available for payment on the related Serviced Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable special servicer and/or the trustee under the Pooling and Servicing Agreement, advances and/or interest on advances, among other things) will be applied in a particular priority such that the holders of the Kmart Portfolio mortgage loan will receive interest and principal before any payments are made on the B Note.

Consultation and Approval Rights

The Co-Lender Agreement provides that the holder of the B Note will have consultation and approval rights with respect to certain actions taken by the applicable master servicer or the applicable special servicer, as the case may be, in regard to the related Serviced Loan Group, except that no advice, direction or objection from or by the holder of the B Note may (and the applicable master servicer or the applicable special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such master servicer or special servicer to take any action or refrain from taking any action which would be inconsistent with the Servicing Standard under the Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement, any provisions of the Co-Lender Agreement or any provisions of the related loan documents.

Cure Rights

Pursuant to the Co-Lender Agreement, the holders of the B Note have the right to cure certain monetary and non-monetary events of default that have occurred and are continuing in accordance with the terms and conditions set forth in the Co-Lender Agreement.

Purchase Option

Pursuant to the Co-Lender Agreement, the holders of the B Note, upon written notice to the holder of the Kmart Portfolio mortgage loan, will have the right to purchase the Kmart Portfolio mortgage loan upon certain events of default by the borrower under the related loan documents pursuant to the conditions set forth in and in accordance with the requirements of the Co-Lender Agreement.

The purchase price for the Kmart Portfolio mortgage loan in connection with this purchase option will generally include the outstanding principal balance of the Kmart Portfolio mortgage loan, accrued and unpaid interest at the applicable interest rate, any servicing fees, special servicing fees, liquidation fees, expenses advanced by the applicable master servicer or the applicable special servicer and any other amounts specified in the Co-Lender Agreement or the Pooling and Servicing Agreement.

The Ohio Portfolio Mortgage Loan

General

The mortgaged properties securing cross-defaulted and cross-collateralized Mortgage Loan Nos. 80 and 81, Ohio Portfolio (Atrium of Westlake and Rockwood Center Office Building), with an aggregate original principal balance of $7,725,000 and an aggregate outstanding principal balance of $7,718,307 as of the Cut-off Date

(representing approximately 0.3% of the Initial Pool Balance), also secure two B Notes, with an aggregate original principal balances of $515,000 that are not included in the trust. The Ohio Portfolio mortgage loan will be transferred to the trust by Morgan Stanley Mortgage Capital Holdings LLC. The B Notes are currently held by Mezz Cap Finance, LLC and accrue interest at 12.95%. For purposes of the information presented in this prospectus supplement with respect to the Ohio Portfolio mortgage loan, the Debt Service Coverage Ratio and loan-to-value ratio reflect the indebtedness evidenced by the Ohio Portfolio mortgage loan without taking into account the B Notes, unless otherwise indicated.

The Ohio Portfolio mortgage loan and the B Notes will be serviced pursuant to the provisions of the Pooling and Servicing Agreement. The applicable master servicer will make Servicing Advances in respect of the mortgaged properties securing the related Serviced Loan Group, and advances of principal and interest only in respect of the Ohio Portfolio mortgage loan pursuant to the Pooling and Servicing Agreement. The applicable master servicer will remit collections on the B Notes to the holders thereof. Under the Pooling and Servicing Agreement, the servicing and administration of the related Serviced Loan Group generally will be conducted as if such loans were a single “mortgage loan” under the provisions of the Pooling and Servicing Agreement.

The initial holder of the Ohio Portfolio mortgage loan and the initial holder of the B Notes entered into the Co-Lender Agreement. The holder of the B Notes may sell or transfer such B Notes at any time subject to compliance with the requirements of the Co-Lender Agreement.

The Co-Lender Agreement

The Co-Lender Agreement provides, among other things, for the application of payments between the Ohio Portfolio mortgage loan and the B Notes.

All amounts paid by the related borrower or otherwise available for payment on the related Serviced Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable special servicer and/or the trustee under the Pooling and Servicing Agreement, advances and/or interest on advances, among other things) will be applied in a particular priority such that the holder of the Ohio Portfolio mortgage loan will receive interest and principal before any payments are made on the B Notes.

Purchase Option

Pursuant to the Co-Lender Agreement, the holder of the B Notes, upon written notice to the holder of the Ohio Portfolio mortgage loan, will have the right to purchase the Ohio Portfolio mortgage loan upon certain events of default by the applicable borrower under the related loan documents pursuant to the conditions set forth in and in accordance with the requirements of the Co-Lender Agreement.

The purchase price for the Ohio Portfolio mortgage loan in connection with this purchase option will generally include the outstanding principal balance of the Ohio Portfolio mortgage loan, accrued and unpaid interest at the applicable interest rate, any servicing fees, special servicing fees, liquidation fees, expenses advanced by the applicable master servicer or the applicable special servicer and any other amounts specified in the Co-Lender Agreement or the Pooling and Servicing Agreement.

Assessments of Property Value and Condition

Appraisals

In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only. The loan-to-value ratios for each mortgaged property were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals generally conducted within 12 months of the Cut-off Date. With respect to four of those mortgaged properties described in the previous sentence, securing mortgage loans representing 0.1% of the Initial Pool Balance (all of which are the mortgaged properties in Loan Group 1, securing mortgage loans representing 0.1% of the Initial Loan Group 1 Balance), which mortgage loans are secured by residential cooperative properties, such estimates of value from such appraisals were calculated based on the market value of the real property, as if operated as a residential cooperative, and, in general, equal the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

Environmental Assessments

In connection with the origination of the mortgage loans, environmental site assessments were prepared for the related mortgaged properties after the first day of the month that is 18 months prior to the securitization closing date, except as otherwise set forth below. In all cases where such environmental site assessments were prepared, the minimum standard required for such environmental site assessments was generally a Phase I type of environmental site assessment. Phase I environmental site assessments generally include a site inspection, interview of knowledgeable persons, review of certain records and government databases, and preparation of a report by an environmental professional, but do not usually include sampling and laboratory analysis. With respect to one mortgage loan, representing 0.4% of the Initial Pool Balance (which is in Loan Group 1, representing 0.5% of the Initial Loan Group 1 Balance), secured by a mortgaged property that was not the subject of an environmental site assessment after the first day of the month that is 18 months prior to the securitization closing date, the related mortgage loan seller will represent to us as of the cut-off date that with respect to such mortgaged property (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation (or, with respect to certain mortgage loans, instead of such representation, environmental insurance has been obtained with respect to the related mortgaged property).

Property Condition Assessments

Each mortgage loan seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. With respect to the mortgaged properties that were not subject of an engineering report after the first day of the month that is 18 months prior to the securitization closing date, the related mortgage loan seller will represent to us that each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the Cut-off Date.

Seismic Review Process

In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss (“PML”), probable loss (“PL”) or scenario expected loss (“SEL”) in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants’ reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

Additional Mortgage Loan Information

Each of the tables presented in Appendix I to this prospectus supplement sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the 10 largest loans in the Mortgage Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained in this prospectus supplement under “Risk Factors” elsewhere in this “Description of the Mortgage Pool” section and under “Legal Aspects Of The Mortgage Loans And The Leases” in the prospectus.

For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

(1)	References to “DSCR” are references to “Debt Service Coverage Ratios.” In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the “Debt Service Coverage Ratio” or “DSCR” (or group of cross-collateralized mortgage loans) is calculated pursuant to the definition thereof under the “Glossary of Terms” in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects with respect to where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan. The Debt Service Coverage Ratio in this prospectus supplement with respect to a Serviced Loan Group reflects the related mortgage loan and the Serviced Companion Loan that is a pari passu note but, unless otherwise noted, does not reflect the Serviced Companion Loan that is a subordinate note. The Debt Service Coverage Ratio in this prospectus supplement with respect to a Non-Trust Serviced Pari Passu Loan reflects such Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loan(s) that is a pari passu note.

(2)

In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, other than a residential cooperative property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of “free rent” periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller’s evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied “trailing-12 months” income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties. The Underwritable Cash Flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. See also “Risk Factors—Residential Cooperative Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Residential Cooperative Properties” in this prospectus supplement.

(3)	Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, other than with respect to residential cooperative properties, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

(4)	The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

(5)	References in the tables to “Cut-off Date LTV” are references to “Cut-off Date Loan-to-Value” and references to “Balloon LTV” are references to “Balloon Loan-to-Value.” For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the “Cut-off Date LTV,” “Cut-off Date Loan-to-Value,” “Balloon LTV” or “Balloon Loan-to-Value” for any mortgage loan is calculated pursuant to the definition thereof under the “Glossary of Terms” in this prospectus supplement. In addition, the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property was calculated based on the market value of such residential cooperative property, as if operated as a residential cooperative, and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property. The loan-to-value information in this prospectus supplement with respect to a Serviced Loan Group reflects the related mortgage loan and the Serviced Companion Loan that is a pari passu note but, unless otherwise noted, does not reflect the Serviced Companion Loan that is a subordinate note. The loan-to-value information in this prospectus supplement with respect to a Non-Trust Serviced Pari Passu Loan reflects such Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loan that is a pari passu note.

(6)	The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined as described above under “—Assessments of Property Value and Condition—Appraisals.” No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

(7)

In some cases, the debt service coverage ratio information and the “Percent Leased” with respect to a mortgaged property reflects the existence of a “master lease.” Generally, for purposes of the presentation in this prospectus supplement, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the mortgaged property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a “master lease” for purposes of the presentation in this prospectus supplement: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the mortgaged property and executes a long-term lease at the mortgaged property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting. “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. A master lease may relate to all or a portion of a mortgaged property. We identify the mortgaged properties that have “master leases,” the square footage represented by each master lease and the rental rate represented by each master lease in the footnotes to Appendix II and III of this prospectus supplement and, if applicable to the mortgaged properties securing the ten largest mortgage loans in the pool, in Appendix IV—Significant Loan Summaries of this prospectus supplement.

(8)	References to “weighted averages” are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and, with respect to mortgage loans other than those secured by residential cooperative properties, rent rolls.

Standard Hazard Insurance

Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) for which it is acting as master servicer (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents (provided that in determining what insurance the borrower is required to maintain the master servicer shall take into account the insurance maintained on the closing date of the mortgage loan) and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such insurance policies to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

•	the outstanding principal balance of the related mortgage loan; and

•

the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance to the extent such insurance is available at commercially reasonable rates and obtaining such insurance is in accordance with the Servicing Standard and the cost thereof, subject to a determination of recoverability, will be a Servicing Advance. The applicable special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO

Property and the cost thereof will be paid by the applicable master servicer as a Servicing Advance, subject to a determination of recoverability. Neither of the master servicers nor the special servicers will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing Standard. A determination by the master servicer (with respect to non-Specially Serviced Mortgage Loans) that terrorism insurance is available at a commercially reasonable rate will be subject to the approval of the applicable special servicer as set forth in the Pooling and Servicing Agreement, provided that the failure of the applicable special servicer to approve or disapprove such determination within 7 days of notice thereof will be a deemed approval of such determination.

Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the Certificateholders. The applicable special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See “Risk Factors—The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates” and “—Certain Other Risks Related to Casualty and Casualty Insurance” in this prospectus supplement.

Sale of the Mortgage Loans

On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the custodian on behalf of the trustee; provided, however, that with respect to a Non-Trust Serviced Pari Passu Loan, the related mortgage loan seller is obligated to deliver the original mortgage note, and copies of the other documents included in the definition of “Mortgage File.”

The custodian, on behalf of the trustee, will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 90 days following the Closing Date, and the custodian, on behalf of the trustee, will hold the related documents in trust. Within 90 days following the Closing Date, the assignments with respect to each mortgage loan (other than the Non-Trust Serviced Pari Passu Loans) and any related assignment of rents and leases, as described in the “Glossary of Terms” under the term “Mortgage File,” are to be completed in the name of the trustee, if delivered in blank.

Notwithstanding the foregoing, with respect to any mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, if any, no mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the trustee will be required to be prepared or delivered. Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee to be shown as (and the trustee will be required to take all actions necessary to confirm that it is shown as) the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and to provide reasonable evidence of any such transfers to the master servicers and the special servicers.

The mortgagee of record with respect to a Non-Trust Serviced Loan Group will be the trustee of the related Other Securitization.

Representations and Warranties

In each Mortgage Loan Purchase Agreement, the related mortgage loan seller will represent and warrant with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

(1)	the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

(2)	such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

(3)	no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period immediately preceding the Cut-off Date;

(4)	the related mortgage constitutes a valid and, subject to certain creditors’ rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

(5)	the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

(6)	the related assignment of leases establishes and creates a valid and, subject to certain creditor’s rights exceptions, enforceable first priority lien in or assignment of the related borrower’s interest in all leases of the mortgaged property;

(7)	the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

(8)	the mortgaged property satisfies certain conditions, generally as discussed under “Risk Factors—Property Inspections And Engineering Reports May Not Reflect All Conditions That Require Repair On The Property”;

(9)	the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

(10)	the related mortgaged property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender’s title insurance policy or similar binding agreement of the title insurer that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

(11)	the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

(12)	the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under “Risk Factors—Environmental Risks Relating To Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates”;

(13)	each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors’ rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

(14)	the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

(15)	there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

(16)	to the mortgage loan seller’s knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

(17)	no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith;

(18)	to the mortgage loan seller’s knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such mortgage loan seller’s knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related documents evidencing or securing the mortgage loan in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

(19)	the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded (or, with respect to certain mortgage loans, has been submitted for recording) and (or the related estoppel letter or lender protection agreement between the mortgage loan seller and related lessor) does not prohibit the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee’s interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than the related fee interest and certain permitted encumbrances; (c) the borrower’s interest in such ground lease is assignable to Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect (with respect to certain mortgage loans, to the mortgage loan seller’s knowledge) and the mortgage loan seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the stated maturity date of the related mortgage loan (or, in the case of certain mortgage loans, 10 years if such mortgage loan fully or substantially amortizes by the stated maturity date);

(20)	the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) except for certain mortgage loans, the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

(21)	at origination, the mortgage loans complied with all applicable federal, state and local statutes and regulations (or, with respect to certain mortgage loans, such mortgage loan complied with applicable usury laws in effect as of the date of origination).

Repurchases and Other Remedies

If any mortgage loan document required to be delivered to the custodian by a mortgage loan seller with respect to its mortgage loans as described under “—Sale of the Mortgage Loans” above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under “—Representations and Warranties” above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related mortgage loan seller’s sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

•	repurchase the affected mortgage loan from the trust at the Purchase Price; or

•	at its option, if within the 2-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

•

pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

The related mortgage loan seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a “qualified mortgage,” as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

The foregoing obligations of any mortgage loan seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

If (i) a mortgage loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above (a “Defective Mortgage Loan”), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust (“Crossed Mortgage Loans”) and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans, then the applicable document defect or breach (without regard to this paragraph) (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable mortgage loan purchase agreement, unless, in the case of such breach or document defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee (or the master servicer) for the benefit of the Certificateholders at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach had occurred without regard to this paragraph (the “Affected Loans”): (1) the debt service coverage ratio for all such Crossed Mortgage Loans (excluding the Affected Loans) for the four calendar quarters immediately preceding the repurchase or replacement (determined in accordance with the applicable mortgage loan purchase agreement) is equal to at least the greater of (x) the debt service coverage ratio for all such mortgage loans (including the Affected Loans) set forth under the heading “NCF DSCR” in Appendix II to this prospectus supplement and (y) 1.25x, and (2) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loans) is not greater than the lesser of (x) the current loan-to-value ratio for all such mortgage loans (including the Affected Loans) set forth under the heading “Cut-off Date LTV” in Appendix II to this prospectus supplement and (y) 75%. The determination of the applicable master servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The applicable master servicer will be entitled to cause, or direct the applicable mortgage loan seller to cause, to be delivered to the master servicer an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the applicable mortgage loan seller if the scope and cost of such appraisal is approved by such mortgage loan seller (such approval not to be unreasonably withheld).

Changes In Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

SERVICING OF THE MORTGAGE LOANS

General

Each master servicer and each special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans) (or Serviced Loan Groups, as applicable) for which it is master servicer or special servicer in accordance with the Servicing Standard. With respect to a Serviced Loan Group, the Pooling and Servicing Agreement will govern the servicing of the entire Serviced Loan Group, including the related mortgage loan and the Serviced Companion Loan.

The related Other Pooling and Servicing Agreement and the related co-lender agreement will exclusively govern the servicing and administration of a Non-Trust Serviced Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Loan Group will be effected in accordance with such Other Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to a Non-Trust Serviced Pari Passu Loan, the servicing and administration of which will instead be governed by the related Other Pooling and Servicing Agreement. The servicing standard for a Non-Trust Serviced Loan Group under the related Other Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

Each master servicer and each special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any mortgage loan seller, and the different payment priorities among the Classes of Certificates. Any master servicer, any special servicer and any Primary Servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not a master servicer, a special servicer or a Primary Servicer, as the case may be.

Any such interest of a master servicer, a special servicer or a Primary Servicer in the Certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such master servicer, special servicer or Primary Servicer. In addition, a master servicer or a special servicer may lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

The related master servicer for (i) the PCFII mortgage loans, (ii) the NatCity mortgage loans and (iii) the Nationwide Life mortgage loans, intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to the related mortgage loans. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, the special servicers and the Certificateholders for servicing and administering the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

Each of the master servicers, the Primary Servicers and the special servicers are permitted to enter into sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any sub-servicing agreement is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that (with limited exceptions, which related to reporting under Regulation AB by a sub-servicer engaged at the request of a mortgage loan seller) the master servicers, the Primary Servicers or the special servicers, as the case may be, will remain liable for their respective servicing obligations under the Pooling and Servicing Agreement or the primary servicing agreement, as applicable. The master servicers or the special servicers, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days’ notice to the trustee and the paying agent; provided that:

•

a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

•	the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

•	the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer’s duties and obligations under the Pooling and Servicing Agreement. If any special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of such special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

The relationship of each master servicer and each special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

Neither master servicer will have any responsibility for the performance of the other master servicer’s duties or either special servicer’s duties under the Pooling and Servicing Agreement, and neither special servicer will have responsibility for the performance of either master servicer’s or the other’s special servicer’s duties under the Pooling and Servicing Agreement.

The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire Mortgage Pool (other than the Non-Trust Serviced Pari Passu Loans). However, the applicable special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

Upon the occurrence of any of the events set forth under the term “Specially Serviced Mortgage Loan” in the “Glossary of Terms” to this prospectus supplement, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the applicable special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the applicable special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for a Non-Trust Serviced Pari Passu Loan under the related Other Pooling and Servicing Agreement are generally similar but not identical to the events set forth under the term “Specially Serviced Mortgage Loan” in the “Glossary of Terms” hereto.

A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

The master servicers and the special servicers will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See “Description of the Offered Certificates—Advances—Servicing Advances” in this prospectus supplement.

The master servicers, the special servicers, the primary servicer and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to any Serviced Loan Group, out of collections on, and other proceeds of, the related Serviced Companion Loans not included in the trust) against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans or the Certificates other than any loss, liability or expense incurred by reason of the applicable master servicer’s, the applicable special servicer’s or the primary servicer’s respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement. In addition, under the Pooling and Servicing Agreement, the master servicer and the special servicer of the related Other Securitization are entitled to indemnification from the trust against the trust’s pro rata share of any loss, liability and expense incurred in connection with any legal action or claim relating to the related Other Pooling and Servicing Agreement and the related Non-Trust Serviced Pari Passu Loan, other than any losses incurred by reason of such Other Master Servicer’s or Other Special Servicer’s, as applicable, willful misfeasance, bad faith or negligence in the performance of their respective duties under the related Other Pooling and Servicing Agreement.

With respect to a Non-Trust Serviced Pari Passu Loan, the related Other Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the related Non-Trust Serviced Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Loan Group will be effected in accordance with the related Other Pooling and Servicing Agreement).

Master Servicer Compensation

Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of the mortgage loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account maintained by it and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by such master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls and Prepayment Interest Excesses” in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

In addition, each master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption, in which event the applicable master servicer will be entitled to 100% of the assumption fees with respect thereto). The Centerline special servicer will process and approve assumptions relating to the mortgage loans in the trust that are not NCB mortgage loans. With respect to the NCB mortgage loans, NCB, FSB, as master servicer, will generally process assumptions and the applicable special servicer will generally be entitled to approve assumptions relating thereto.

In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing Fee as compensation.

See also “Description of the Offered Certificates—Distributions—Fees and Expenses” in this prospectus supplement.

Events of Default

If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet under the definition of “Event of Default” under the “Glossary of Terms” has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of “Event of Default” under the “Glossary of Terms” has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default (other than an Event of Default described under the ninth bullet under the definition of “Event of Default” under the “Glossary of Terms”), the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the trustee. After an Event of Default described under the ninth bullet under the definition of “Event of Default” under the “Glossary of Terms,” the trustee shall, at the written direction of the holders of Certificates representing not less than 51% of the Certificate Balance of all Certificates or at the direction of the holders of a majority of the Controlling Class, terminate such master servicer.

Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee; provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer’s obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of “Event of Default” under the “Glossary of Terms,” the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer as to which the Rating Agencies have confirmed in writing that the servicing transfer to such successor will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) assume the obligations under the primary servicing agreements entered into by the applicable predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a rating agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as such terminated master servicer is on the approved select list of commercial mortgage loan servicers maintained by S&P, has a commercial loan primary servicer rating of at least CPS3 (or the equivalent) from Fitch (or obtains a confirmation from each Rating Agency as to which such terminated master servicer does not satisfy the applicable rating level described above that such primary or sub-servicing servicing arrangement will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates), is approved by DBRS and the Operating Adviser has consented to such primary servicing or sub-servicing arrangement.

However, if either master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet of the definition of Event of Default, and prior to being replaced as described in the previous paragraph such master servicer as a terminated master servicer provides the trustee with the appropriate “request for proposal” material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer’s rights to master service mortgage loans in accordance with the Pooling and Servicing Agreement (which rights will be subject to the continuation of the respective Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee.

The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the applicable predecessor master servicer. Such predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of Default or voluntary resignation.

Special Servicer Compensation

Each special servicer will be entitled to receive:

•	a Special Servicing Fee;

•	a Workout Fee; and

•	a Liquidation Fee.

The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans (or, to the extent solely related to a Serviced Loan Group, from collections on such Serviced Loan Group) and, to the extent of the trust’s interest therein, any foreclosure properties, prior to any distribution of such collections to

Certificateholders or the holder of a related Serviced Companion Loan, as applicable. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until the maturity of such mortgage loan. If any special servicer is terminated or resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

Each special servicer is also entitled to retain, in general, all assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of such fees on non-Specially Serviced Mortgage Loans (unless special servicer consent was not required in connection with the assumption), certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer. Each special servicer will generally be entitled to approve assumptions with respect to the mortgage loans.

As described in this prospectus supplement under “—The Operating Adviser,” the Operating Adviser will have the right to receive notification of certain actions of the applicable special servicer, subject to the limitations described in this prospectus supplement. See also “Description of the Offered Certificates—Distributions—Fees and Expenses” in this prospectus supplement.

If a Non-Trust Serviced Pari Passu Loan becomes specially serviced under the related Other Pooling and Servicing Agreement, the related Other Special Servicer will be entitled to similar compensation pursuant to the related Other Pooling and Servicing Agreement. If funds received in respect of the related Non-Trust Serviced Loan Group are insufficient to pay such compensation to the related Other Special Servicer, a pro rata portion of such amounts will be withdrawn from general collections in the Certificate Account. No special servicer is entitled to the foregoing fees with respect to any Non-Trust Serviced Pari Passu Loan.

Termination of Special Servicer

The trustee may terminate a special servicer upon a Special Servicer Event of Default. The termination of a special servicer will be effective when a successor special servicer meeting the requirements of a special servicer under the Pooling and Servicing Agreement has succeeded such special servicer as successor special servicer and such successor special servicer has assumed the applicable special servicer’s obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the predecessor special servicer. Such predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

In addition to the termination of a special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the applicable special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any Class of Certificates. Subject to the same conditions, the Operating Adviser may also appoint the successor special servicer if the applicable special servicer is terminated in connection with an Event of Default.

The Operating Adviser

An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right (except with respect to the Non-Trust Serviced Pari Passu Loans) to receive notification from the applicable special servicer in regard to certain actions. With respect to each Mortgage Loan, the applicable special servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan unless and until it has notified the Operating Adviser in writing and such Operating Adviser has not objected in writing (i) within 5 Business Days of having been notified thereof in respect of actions relating to non-Specially Serviced Mortgage Loans (which 5 Business Day period shall run concurrently with the time periods set forth in the Primary Servicing Agreement with respect to such actions) and (ii) within 10 Business Days of having been notified thereof in respect of actions relating to Specially Serviced Mortgage Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the applicable special servicer within such 5 Business Day or 10 Business Day period, as applicable, then the Operating Adviser’s approval will be deemed to have been given) of, among other things:

•	any modification, amendment or waiver, or consent to modification, amendment or waiver, of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

•	any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

•

any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under “Description of the Offered Certificates—Optional Termination”;

•	any determination to bring an REO Property into compliance with applicable environmental laws;

•	any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

•	any acceptance of a discounted payoff;

•

any waiver or consent to waiver of a “due on sale” or “due on encumbrance” clause (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing Agreement);

•	any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

•	any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

•	any release of “earn-out” reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender or required under applicable law; and

•	any franchise changes or certain management company changes for which the applicable special servicer is required to consent.

Other than with respect to a proposed sale of a Specially Serviced Mortgage Loan, the Operating Adviser will also be entitled to advise the applicable special servicer with respect to the foregoing actions.

In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the applicable special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. The Operating Adviser will pay costs and expenses incurred in connection with the removal and appointment of the applicable special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

The Operating Adviser will be responsible for its own expenses.

The Operating Adviser will not be entitled to exercise the rights set forth above with respect to a Non-Trust Serviced Pari Passu Loan. Similar rights will be exercised by the operating adviser or similar person appointed by the related controlling class under the related Other Pooling and Servicing Agreement. The Operating Adviser will have only the limited rights with respect to a Non-Trust Serviced Pari Passu Loan under the related Other Pooling and Servicing Agreement. The related Other Master Servicer and Other Special Servicer, as applicable, generally will be required to consult with (but not obtain the approval of) the holder of a Non-Trust Serviced Pari Passu Loan in connection with certain material servicing decisions involving the related Non-Trust Serviced Loan Group as set forth in the related Co-Lender Agreement.

With respect to the 60 Wall Street mortgage loan, the holders of a majority of the pari passu notes (including the Non-Trust Serviced Pari Passu Loan to be included in the trust) will, in addition to the consultation right set forth above, have approval rights with respect to certain material decisions for the related Non-Trust Serviced Loan Group (including, without limitation, an extension of the maturity date, a reduction in the interest rate or changes to the timing or amount of any payment of principal and interest) as set forth in the Co-Lender Agreement; provided, however, that in the event that the holders of a majority of the pari passu notes cannot agree on a course of action with respect to the above material decisions that satisfies the related servicing standard within 10 business days (or such shorter period as may be required by the loan documents to the extent the lender’s approval is required), the COMM 2007-C9 controlling class representative will have the right to direct the related Other Master Servicer or Other Special Servicer, as applicable, on a course of action that satisfies the servicing standard under the related Other Pooling and Servicing Agreement.

With respect to the Wyvernwood Garden Apartments mortgage loan, the Varsity Apartments mortgage loan and the Kmart Portfolio mortgage loan, the rights of the Operating Adviser described in this section will be exercised by the holders of the related subordinate note(s) until the consultation and approval rights of the holders of the subordinate note(s) have shifted to the holder of such mortgage loan in accordance with the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Serviced Companion Loans.”

Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

Mortgage Loan Modifications

Each master servicer will have the right to permit non-material, routine modifications to the performing (non-specially serviced) mortgage loans it services, pursuant to the terms of the Pooling and Servicing Agreement.

NCB, FSB, as master servicer of the NCB mortgage loans, will be permitted, subject to any restrictions applicable to REMICs and subject to limitations imposed by the Pooling and Servicing Agreement, to amend any term (other than a Money Term) of any NCB mortgage loan that is not a Specially Serviced Mortgage Loan, and may extend the maturity date of any Balloon Loan (other than a Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date, to the extent that NCB, FSB has received a firm commitment regarding the refinancing of such mortgage loan prior to the maturity date of such mortgage loan and subject to further conditions and limitations set forth in the Pooling and Servicing Agreement.

Subject to any restrictions applicable to REMICs, the applicable special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

•	reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

•	reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

•	forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

•	extend the maturity date of any Specially Serviced Mortgage Loan; and/or

•	accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the applicable special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the applicable special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or, with respect to any Serviced Loan Group, to the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the applicable special servicer to the trustee and the paying agent.

In no event, however, will the applicable special servicer be permitted to:

•	extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

•

if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the applicable special servicer gives due consideration to the remaining term of such ground lease.

Additionally, the applicable special servicer will be permitted to modify performing mortgage loans subject to such special servicer consulting with counsel, and if such special servicer deems it necessary, the receipt of an opinion from counsel stating that such modification will not result in the violation of any REMIC provisions under the Code.

Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Losses and Certain Expenses” in this prospectus supplement.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Modifications with respect to a Non-Trust Serviced Pari Passu Loan will be made subject to and in accordance with the terms of the related Other Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans

The Pooling and Servicing Agreement grants to each of (a) the holder of Certificates representing the greatest percentage interest in the Controlling Class and (b) the applicable special servicer, in that order, an option (the “Option”) to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The “Option Purchase Price” for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the applicable special servicer upon the request of any holder of the Option. The applicable special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the applicable special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the applicable special servicer or the holder of Certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price. The reasonable, out of pocket expenses of the applicable special servicer and the trustee incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to the applicable special servicer and the trustee as an expense of the trust.

The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

Notwithstanding the foregoing, the Option will not apply to any Non-Trust Serviced Pari Passu Loan. The related Other Pooling and Servicing Agreement provides for a comparable fair value call option for the related Non-Trust Serviced Pari Passu Companion Loan, but anyone exercising the right to purchase the related Non-Trust Serviced Companion Loan under the related Other Pooling and Servicing Agreement is not required to, and is not entitled to, purchase the related Non-Trust Serviced Pari Passu Loan from the trust.

Foreclosures

The applicable special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements; provided, however, with respect to the mortgaged property of a Non-Trust Serviced Pari Passu Loan, all such actions will be taken by the related Other Special Servicer in accordance with the related Other Pooling and Servicing Agreement.

If any mortgaged property (other than the mortgaged property of a Non-Trust Serviced Pari Passu Loan) is acquired as described in the preceding paragraph, the applicable special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders (or, with respect to any Serviced Loan Group, to the Certificateholders and the holder of the related Serviced Companion Loans, as a collective whole, but taking into account the subordinate nature of the Serviced Companion Loans that are subordinate notes, if any) but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as “foreclosure property” under the REMIC provisions of the Code), or any applicable extension period, unless the applicable special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as “foreclosure property” under the REMIC provisions of the Code. In addition, the applicable special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

If the trust acquires a mortgaged property (other than the mortgaged property of a Non-Trust Serviced Pari Passu Loan) by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the applicable special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as “foreclosure property” within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an “independent contractor,” within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. “Rents from real property” do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. “Rents from real property” include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute “rents from real property,” or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel business, will not constitute “rents from real property.” Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to REMIC I at the highest marginal federal corporate rate—currently 35%—and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the applicable special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Servicing of the Non-Trust Serviced Loan Groups

With respect to each Non-Trust Serviced Pari Passu Loan, the related Non-Trust Serviced Loan Group will be serviced pursuant to the pooling and servicing agreement of the related Other Securitization, which, in the case of (i) the 60 Wall Street loan, the COMM 2007-C9 Mortgage Trust, (ii) the USFS Industrial Distribution Portfolio loan, the COMM 2007-C9 Mortgage Trust, and (iii) the Easton Town Center loan, the Bear Stearns Commercial Mortgage Securities Trust 2007-TOP28. The related Other Master Servicer will make servicing advances in respect of the mortgaged properties securing such Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loan(s), and advances of principal and interest only in respect of the Non-Trust Serviced Companion Loan that is included in the related Other Securitization. The related Other Master Servicer will remit collections on the related Non-Trust Serviced Pari Passu Loan to, or on behalf of, the trust. The applicable master servicer (or the trustee, as applicable) will make P&I Advances with respect to the related Non-Trust Serviced Pari Passu Loan pursuant to the Pooling and Servicing Agreement. Under the related Other Pooling and Servicing Agreement, the servicing and administration of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loan(s) will generally be conducted as if such loans were a single “mortgage loan” under the provisions of the related Other Pooling and Servicing Agreement.

The lenders of each Non-Trust Serviced Loan Group have entered into a co-lender agreement that governs the respective rights and powers of the holders of the related Non-Trust Serviced Pari Passu Loan and Non-Trust Serviced Companion Loan(s) and provides, in general, that:

•

The Non-Trust Serviced Pari Passu Loan and the related pari passu Non-Trust Serviced Companion Loan(s) are of equal priority with each other and no portion of any of them will have priority or preference over any of the others. With respect to the Easton Town Center mortgage loan, the subordinate Non-Trust Serviced Companion Loans are subordinate in right of payment to the related Non-Trust Serviced Pari Passu Loan and the pari passu Non-Trust Serviced Companion Loan(s).

•

All payments, proceeds and other recoveries on or in respect of the Non-Trust Serviced Pari Passu Loan and the pari passu Non-Trust Serviced Companion Loan(s) will be applied to the Non-Trust Serviced Pari Passu Loan and the pari passu Non-Trust Serviced Companion Loan(s) on a pari passu basis according to their respective outstanding principal balances and, with respect to the Easton Town Center mortgage loan, to the subordinate Non-Trust Serviced Companion Loans on a subordinated basis (subject, in each case, to the payment and reimbursement rights of the related Other Master Servicer, Other Special Servicer and Other Trustee with respect to the related Non-Trust Serviced Loan Group (in the case of the Non-Trust Serviced Pari Passu Loan, to the extent allocated thereto) and the applicable master servicer and the trustee in accordance with the terms of the Pooling and Servicing Agreement).

•

The holder (or servicer) of the Non-Trust Serviced Pari Passu Loan is entitled to consult (but not to approve) with the related Other Special Servicer in connection with certain material servicing decisions. If the related Other Master Servicer or Other Special Servicer, as applicable, determines in accordance with the servicing standard under the related Other Pooling and Servicing Agreement that immediate action is necessary to protect the interests of the holders of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loan(s) (as a collective whole), the related Other Master Servicer or Other Special Servicer, as applicable, may take such action without waiting for the response of the holder of the Non-Trust Serviced Pari Passu Loan. With respect to the 60 Wall Street mortgage loan, in addition to the consultation right set forth above, the holders of a majority of the pari passu notes (including the Non-Trust Serviced Pari Passu Loan to be included in the trust) will have approval rights with respect to certain material decisions for the related Non-Trust Serviced Loan Group (including, without limitation, an extension of the maturity date, a reduction in the interest rate or changes to the timing or amount of any payment of principal and interest) as set forth in the Co-Lender Agreement; provided, however, that in the event that the holders of a majority of the pari passu notes cannot agree on a course of action with respect to the above material decisions that satisfies the related servicing standard within 10 business days (or such shorter period as may be required by the loan documents to the extent the lender’s approval is required), the COMM 2007-C9 controlling class representative will have the right to direct the related Other Master Servicer or Other Special Servicer, as applicable, on a course of action that satisfies the servicing standard under the related Other Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Under the related Other Pooling and Servicing Agreement, in the event that the Non-Trust Serviced Companion Loan that is included in the related Other Securitization is subject to a fair value purchase option, the option holder under the related Other Pooling and Servicing Agreement is not required to, and is not entitled to, purchase the related Non-Trust Serviced Pari Passu Loan from the trust.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion, when read in conjunction with the discussion of “Federal Income Tax Consequences” in the prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

General

For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC I, REMIC II and REMIC III), other than that portion of the trust consisting of (i) the rights to Excess Interest and the Excess Interest Sub-account (the “Excess Interest Grantor Trust”), (ii) the Class A-MFL Regular Interest, the related Swap Transaction and the related Floating Rate Account (the “Class A-MFL Grantor Trust”), and (iii) the Class A-JFL Regular Interest, the related Swap Transaction and the related Floating Rate Account (the “Class A-JFL Grantor Trust”). See “Federal Income Tax Consequences—REMICs—Tiered REMIC Structures” in the prospectus. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming:

•	the making of proper elections;

•	the accuracy of all representations made with respect to the mortgage loans;

•	ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof;

•

the Other Pooling and Servicing Agreements related to the Non-Trust Serviced Pari Passu Loans are administered in accordance with their terms and the REMICs formed thereunder continue to qualify as REMICs; and

•	compliance with any changes in applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate Classes of REMIC residual interests evidencing the sole Class of “residual interests” in REMIC I in the case of the Class R-I Certificates, the sole Class of “residual interests” in REMIC II, in the case of the Class R-II Certificates and the sole Class of “residual interests” in REMIC III, in the case of the Class R-III Certificates; (3) the REMIC Regular Certificates and the Floating Rate Regular Interests will evidence the “regular interests” in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust, the Class A-MFL Grantor Trust and the Class A-JFL Grantor Trust will each be treated as a grantor trust for federal income tax purposes; (5) the Class EI Certificates will represent beneficial ownership of the assets of the Excess Interest Grantor Trust; (6) the Class A-MFL Certificates will represent beneficial ownership of the assets of the Class A-MFL Grantor Trust; and (7) the Class A-JFL Certificates will represent beneficial ownership of the assets of the Class A-JFL Grantor Trust.

See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

Except as provided below, the Offered Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including OID, if any, on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as “real estate assets” under Section 856(c)(5)(B) of the Code. However, if 95% or more of the related REMIC’s assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire Offered Certificates shall be treated as real estate assets and all interest from the Offered Certificates shall be treated as interest described in Section 856(c)(3)(B). The Offered Certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. In the case of the Floating Rate Certificates, the above discussion applies only to the holder’s beneficial interest in the related Floating Rate Regular Interest and their respective basis allocable thereto.

Moreover, the Offered Certificates (other than the Floating Rate Certificates) will be “qualified mortgages” under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because each of the Floating Rate Certificates will represent an undivided beneficial interest in the related Swap Transaction and the related Floating Rate Account, they will not be suitable assets for resecuritization in a REMIC. Offered Certificates (other than the Floating Rate Certificates) and the Floating Rate Regular Interests held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code (and not any portion of the basis of the Floating Rate Certificates allocable to the related Swap Transaction).

The Offered Certificates (other than the Floating Rate Certificates) and the Floating Rate Regular Interests will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC’s assets consist of loans secured by an interest in real property which is residential real property (initially 15.9% of the Initial Pool Balance) or other property described in Section 7701(a)(19)(C) of the Code. However, if 95% or more of the related REMIC’s assets are assets described in 7701(a)(19)(C), then the entire Offered Certificates (other than the Floating Rate Certificates) and the Floating Rate Regular Interests will be treated as qualified property under 7701(a)(19)(C).

A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections 856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

Original Issue Discount and Premium

It is anticipated that the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M and Class A-MA Certificates and the Class A-MFL Regular Interest will be issued at a premium and that the Class A-J and Class A-JA Certificates and the Class A-JFL Regular Interest will be issued with a de minimis amount of original issue discount for federal income tax purposes.

Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC, such as regular interests represented by the Offered Certificates, and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates, if any, issued with OID may be able to select a method for recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the Offered Certificates and the IRS. Prospective purchasers of those Offered Certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such Offered Certificates.

To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the offered certificate. Such allocable portion of the holder’s adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount and Premium” and “—Sale, Exchange or Redemption” in the prospectus.

See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount and Premium” in the prospectus.

The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan’s Anticipated Repayment Date. For a description of CPR, see “Yield, Prepayment and Maturity Considerations” in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of Certificates entitled thereto as described under “Description of the Offered Certificates—Distributions—Distributions of Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a Class of Certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after a master servicer’s actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder’s projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

Taxation of the Swap Transactions

Each holder of a Floating Rate Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the related Swap Transaction.

Holders of the Floating Rate Certificates must allocate the price they pay for their Certificates between their interests in the related Floating Rate Regular Interests, and the related Swap Transaction based on their relative fair market values. The portion, if any, allocated to the Swap Transaction will be treated as a swap premium (the “Swap Premium”) paid or received by the holders of the Floating Rate Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price for the related Class of Floating Rate Certificates allocable to the related Floating Rate Regular Interest. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the related Floating Rate Regular Interest. If the Swap Transaction is on market, no amount of the purchase price will be allocable to it. Holders of the Floating Rate Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to such Certificates. A holder of a Floating Rate Certificate generally will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the applicable Swap Transaction (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Floating Rate Certificates should consult tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap agreement as a loan for federal income tax purposes if the payment is “significant.” It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under a Swap Transaction must be netted against payments made under the Swap Transaction and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Floating Rate Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Floating Rate Certificate that is considered to be allocated to the holder’s rights under the related Swap Transaction or that the holder is deemed to have paid to the purchaser would be considered a “termination payment” allocable to that Floating Rate Certificate under Treasury Regulations. A holder of a Floating Rate Certificate will have gain or loss from such a termination equal to (A) (i) any termination payment it received or is deemed to have received under the related Swap Transaction minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Transaction or (B) (i) any termination payment it paid or is deemed to have paid under the related Swap Transaction minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the Swap Transaction. Gain or loss realized upon the termination of a Swap Transaction will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

The Floating Rate Certificates, representing a beneficial ownership in the related Floating Rate Regular Interest, and the applicable Swap Transaction, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the related Swap Transaction would be short term. If the holder of a Floating Rate Certificate incurred or continued to incur indebtedness to acquire or hold such Floating Rate Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related Swap Transaction.

Pursuant to the Pooling and Servicing Agreement (i) the Paying Agent on behalf of the trust will deliver or cause to be delivered the federal taxpayer identification number of each grantor trust that holds a Swap Transaction on an IRS Form W-9 to the Swap Counterparty as soon as possible after each Swap Transaction is entered into (but no later than the first payment date under the Swap Transactions), provided that the Paying Agent has received the applicable taxpayer identification number from the IRS by such date (and the Paying Agent shall use its best efforts to obtain such taxpayer identification number from the IRS by such date) and, if requested by the Swap Counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non-exempt Class A-MFL and Class A-JFL Certificateholder will be obligated pursuant to the Pooling and Servicing Agreement to provide applicable certification to the Paying Agent (with copies directly from such Certificateholder to the Swap Counterparty) to enable the Paying Agent to make payments to the Floating Rate Certificateholders without federal withholding or backup withholding, and (iii) as authorized by the Floating Rate Certificateholders under the Pooling and Servicing Agreement, the Paying Agent may forward any such certification received to the Swap Counterparty if requested. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap Counterparty to the trust fund.

Additional Considerations

The applicable special servicer is authorized, when doing so is consistent with maximizing the trust’s net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the Certificateholders. See “Servicing of the Mortgage Loans—Foreclosures” in this prospectus supplement.

Federal income tax information reporting duties with respect to the Offered Certificates, REMIC I, REMIC II and REMIC III, the Excess Interest Grantor Trust, the Class A-MFL Grantor Trust and the Class A-JFL Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

For further information regarding the United States federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” and “State Tax Considerations” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California and New York (representing approximately 12.3% and 10.5%, respectively, of the Initial Pool Balance) which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Various states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or either special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

California

Under California law, a foreclosure may be accomplished either non-judicially or judicially. Generally, no deficiency judgment is permitted under California law following a non-judicial sale under a deed of trust but the borrower has no right of redemption. If the Lender, however, wishes to maintain the right to a deficiency, it may proceed judicially to foreclose, but California law requires a lender, except in certain cases involving environmentally impaired real property, to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. California law limits any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed up to a one-year period within which to redeem the property. These limitations apply to the borrower. A separate action can in general be maintained against a guarantor except in rare circumstances.

New York

New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

CERTAIN ERISA CONSIDERATIONS

ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such Plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The U.S. Department of Labor (“DOL”) has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan subject to ERISA or Section 4975 of the Code makes an “equity” investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan’s investment in Certificates, such Plan assets would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a “fiduciary” with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicers, the special servicers, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, “prohibited transactions”—within the meaning of ERISA and Section 4975 of the Code—could arise if Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold the Offered Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to Morgan Stanley & Co. Incorporated an individual prohibited transaction exemption (Prohibited Transaction Exemption 90-24, as amended), which generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

•	the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

•

transactions in connection with the servicing, management and operation of such trusts; provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

The Exemption as applicable to the Offered Certificates (and as modified by Prohibited Transaction Exemption 2007-05) sets forth the following five general conditions which must be satisfied for exemptive relief:

•

the acquisition of the Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	the Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody’s, S&P or DBRS;

•

the trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter; the “Restricted Group” consists of the Underwriters, Morgan Stanley Capital I Inc., each master servicer, each special servicer, each Primary Servicer, any person responsible for servicing a Non-Trust Serviced Loan Group and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of Certificates;

•

the sum of all payments made to the Underwriters in connection with the distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, a special servicer, and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

•	the Plan investing in the Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

Before purchasing any such Class of Certificates, a fiduciary of a Plan should confirm (a) that such Certificates constitute “securities” for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. Morgan Stanley Capital I Inc. expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of Certificates continues to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

•	the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

•	the Plan’s investment in each Class of Certificates does not exceed 25% of all of the Certificates outstanding of that Class at the time of the acquisition; and

•

immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

We believe that the Exemption will apply to the acquisition and holding of the Offered Certificates (except for the Floating Rate Certificates to the extent of the applicable Swap Transaction) by Plans or persons acting on behalf of or with “plan assets” of Plans, and that all of the above conditions of the Exemption, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing “plan assets” of any Plan in the Certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

Each of the Swap Transactions benefiting the Floating Rate Certificates does not meet all of the requirements for an “eligible swap” under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, the Depositor believes that an interest in each of the Floating Rate Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the related Floating Rate Regular Interest, without taking into account payments made or received with respect to the related Swap Transaction and (ii) the rights and obligations under the related Swap Transaction. A Plan’s purchase and holding of a Floating Rate Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Counterparty unless an exemption is available.

Accordingly, as long as the related Swap Transaction is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Floating Rate Certificate unless such acquisition or holding is eligible for the exemptive relief available under the statutory transaction exemption available under Section 408(b)(17) of ERISA to “service providers” to Plans (provided that such service provider is neither a fiduciary with respect to the plan assets used to acquire the Certificates nor an affiliate of such fiduciary and that the transaction is for “adequate consideration”) or PTCE 84-14 (for transactions by independent “qualified professional asset managers”), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by “in house asset managers”) or similar exemption under similar law (collectively, the “Investor-Based Exemptions”). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Floating Rate Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Floating Rate Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Capital I Inc., the trustee, the paying agent and each master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Capital I Inc., the trustee, the paying agent, either master servicer, either special servicer or the certificate registrar to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such Certificates is an “insurance company general account,” as defined in PTCE 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See “Legal Investment” in the prospectus.

USE OF PROCEEDS

We will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the Certificates.

PLAN OF DISTRIBUTION

We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4 Certificates) and RBC Capital Markets Corporation. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase from Morgan Stanley Capital I Inc., the respective aggregate Certificate Balance of each Class of Offered Certificates presented below.

Underwriter	Class A-1	Class A-1A	Class A-2	Class A-3	Class A-4	Class A-M	Class A-MFL	Class A-MA
Morgan Stanley & Co. Incorporated	$51,900,000	$314,528,000	$91,100,000	$83,000,000	$1,276,553,000	$194,651,000	$20,000,000	$44,932,000
Greenwich Capital Markets, Inc.	$0	$0	$0	$0	$0	$0	$0	$0
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	$0	$0	$0	$0	$0	$0	$0	$0
RBC Capital Markets Corporation	$0	$0	$0	$0	$0	$0	$0	$0
Total	$51,900,000	$314,528,000	$91,100,000	$83,000,000	$1,276,553,000	$194,651,000	$20,000,000	$44,932,000

Underwriter	Class A-J	Class A-JFL	Class A-JA
Morgan Stanley & Co. Incorporated	$130,988,000	$30,000,000	$33,699,000
Greenwich Capital Markets, Inc.	$0	$0	$0
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	$0	$0	$0
RBC Capital Markets Corporation	$0	$0	$0
Total	$130,988,000	$30,000,000	$33,699,000

Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the Offered Certificates. Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4 Certificates) and RBC Capital Markets Corporation will act as co-managers with respect to the offered certificates.

The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased subject to limitations specified in the Underwriting Agreement. Proceeds to Morgan Stanley Capital I Inc. from the sale of the Offered Certificates, before deducting expenses payable by Morgan Stanley Capital I Inc., will be approximately $2,278,116,032, plus accrued interest on the Certificates.

The Underwriters have advised us that they will propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

The Offered Certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about November 29, 2007, which is the eighth business day following the date of pricing of the Certificates.

Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

The Offered Certificates are a new issue of securities with no established trading market. One or more of the Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so. Any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York. Legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York. Legal matters will be passed upon for Morgan Stanley Mortgage Capital Holdings LLC and General Electric Capital Corporation by Cadwalader, Wickersham & Taft LLP, New York, New York, for Principal Commercial Funding II, LLC by Dechert LLP, for Royal Bank of Canada by Andrews Kurth LLP, Dallas, Texas, for NCB, FSB and National Consumer Cooperative Bank by Bryan Cave, LLP, New York, New York, Thacher Proffitt & Wood LLP for Nationwide Life Insurance Company and for National City Bank by Latham & Watkins LLP, New York, New York.

RATINGS

It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch, S&P and DBRS.

Class	Fitch	S&P	DBRS
Class A-1	AAA	AAA	AAA

Class A-1A	AAA	AAA	AAA

Class A-2	AAA	AAA	AAA

Class A-3	AAA	AAA	AAA

Class A-4	AAA	AAA	AAA

Class A-M	AAA	AAA	AAA

Class A-MFL	AAA	AAA	AAA

Class A-MA	AAA	AAA	AAA

Class A-J	AAA	AAA	AAA

Class A-JFL	AAA	AAA	AAA

Class A-JA	AAA	AAA	AAA

The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date, which is the first Distribution Date that is 24 months after the end of the amortization term of the mortgage loan, that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

The ratings of the Certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the Certificates.

The ratings of the Class A-MFL and Class A-JFL Certificates do not represent any assessment as to whether the floating rate on each such Class will convert to a rate equal to the Weighted Average Net Mortgage Rate less 0.042% or a rate equal to the Weighted Average Net Mortgage Rate, respectively, and only represent the likelihood of the receipt of interest up to the Pass-Through Rates on the Class A-MFL or Class A-JFL Regular Interest, respectively (which is a rate equal to the Weighted Average Net Mortgage Rate less 0.042% or a rate equal to the Weighted Average Net Mortgage Rate, respectively). In addition, the ratings on the Class A-MFL and Class A-JFL Certificates do not address (i) the likelihood of receipt by the holders of the Class A-MFL and Class A-JFL Certificates of the timely distributions of interest in connection with the change of the payment terms to a rate equal to the Weighted Average Net Mortgage Rate less 0.042% or a rate equal to the Weighted Average Net Mortgage Rate, respectively, upon a Swap Default (that is a payment default by the Swap Counterparty) if DTC is not given sufficient advance notice of such change in the payment terms, (ii) in the event that the Swap Counterparty defaults on its obligations under the related Swap Transaction, the likelihood that the holders of the Class A-MFL and Class A-JFL Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty’s obligations under the related Swap Transaction that were not recovered from the Swap Counterparty or (iii) the extent to which interest on the Class A-MFL and Class A-JFL Certificates will be reduced due to the allocation of Net Aggregate Prepayment Interest Shortfalls or reduction in payment by the Swap Counterparty if the Pass-Through Rate of each of the Class A-MFL and Class A-JFL Regular Interest is reduced below the related pass through rate, which is a rate equal to the Weighted Average Net Mortgage Rate less 0.042% or a rate equal to the Weighted Average Net Mortgage Rate, respectively.

There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by Morgan Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

GLOSSARY OF TERMS

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The following “Glossary of Terms” is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

Unless the context requires otherwise, the definitions contained in this “Glossary of Terms” apply only to this series of Certificates and will not necessarily apply to any other series of Certificates the trust may issue.

“Accrued Certificate Interest” means, in respect of each Class of REMIC Regular Certificates and for each of the Floating Rate Regular Interests for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest with respect to the Floating Rate Certificates, will, unless and until the floating rate of interest of each such class converts to a rate equal to the Weighted Average Net Mortgage Rate less 0.042% or a rate equal to the Weighted Average Net Mortgage Rate, as applicable, be calculated on the basis of the actual number of days elapsed in the related Interest Accrual Period and a 360 day year.

“Additional Servicer” means each affiliate of a master servicer, a sponsor, the trustee, the paying agent, the Depositor or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of a master servicer, a sponsor, the trustee, the paying agent, the Depositor or any Underwriter other than the special servicers, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

“Administrative Cost Rate” will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary Servicing Fee and the Trustee Fee and, in the case of a Non-Trust Serviced Pari Passu Loan, the related Pari Passu Loan Servicing Fee Rate for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II to this prospectus supplement.

“Advance” means either a Servicing Advance or P&I Advance, as the context may require.

“Advance Rate” means a per annum rate equal to the “prime rate” as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

“Annual Report” means one or more reports for each mortgage loan based on the most recently available rent rolls (with respect to all properties other than residential cooperative properties) and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

“Anticipated Repayment Date” means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

“Appraisal Event” means, with respect to any mortgage loan (or Serviced Loan Group, as applicable), not later than the earliest of the following:

•	the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan (or Serviced Loan Group, as the case may be) if such delinquency remains uncured;

•

the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property; provided that such petition or appointment remains in effect;

•

the effective date of any modification to a Money Term of a mortgage loan (or Serviced Loan Group, as the case may be), other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment; and

•	the date 30 days following the date a mortgaged property becomes an REO Property.

“Appraisal Reduction” will equal for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

the sum of:

•

the Scheduled Principal Balance of such mortgage loan (or Serviced Loan Group, as the case may be) (or, in the case of an REO Property, the related REO Mortgage Loan), less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan (or Serviced Loan Group, as the case may be);

•

to the extent not previously advanced by a master servicer or the trustee, all accrued and unpaid interest on such mortgage loan (or Serviced Loan Group, as the case may be) (or, in the case of an REO Property, the related REO Mortgage Loan);

•	all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

•

to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, a special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

•

90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (or Serviced Loan Group, as the case may be) (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

Notwithstanding the above, for purposes of this definition, if a mortgage loan is secured by more than one mortgaged property, the Scheduled Principal Balance of that mortgage loan will not include any amounts relating to a mortgaged property that has been defeased.

With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

In the case of a Serviced Loan Group, any Appraisal Reduction will be calculated in respect of the related mortgage loan and the Serviced Companion Loan and then (i) in the case of the Serviced Companion Loans that are pari passu notes, allocated pro rata between the related mortgage loan and the Serviced Companion Loans according to their respective principal balances or (ii) in the case of the Serviced Companion Loans that are subordinate notes, allocated first to the Serviced Companion Loans until reduced to zero and then to the mortgage loan.

In the case of a Non-Trust Serviced Pari Passu Loan, any Appraisal Reduction will be calculated in respect of such Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loan and then allocated pro rata between the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loan according to their respective principal balances.

“ARD Loan” means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

“Assumed Scheduled Payment” means an amount deemed due in respect of:

•	any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

•	any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

“Authenticating Agent” means the paying agent, in its capacity as the Authenticating Agent.

“Available Distribution Amount” means in general, for any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

(1)	all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or a special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

•	Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

•	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this prospectus supplement);

•

amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts payable to the master servicers, the special servicers, the Primary Servicers, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances, expenses or indemnities);

•	amounts deposited in the Distribution Account in error;

•

if such Distribution Date occurs during January, other than a leap year, or February of any year (unless the related Distribution Date is the final Distribution Date), the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; and

•	any portion of such amounts payable to the holder of the Serviced Companion Loans;

(2)	to the extent not already included in clause (1), any Compensating Interest Payments paid with respect to such Distribution Date; and

(3)	if such Distribution Date occurs during March of any year (or February, if the related Distribution Date is the final Distribution Date), the aggregate of the Interest Reserve Amounts then on deposit in each Interest Reserve Account in respect of each Interest Reserve Loan.

In addition, (i) in the case of the mortgage loans that permit voluntary Principal Prepayment on any day of the month without the payment of a full month’s interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments received after the end of such Collection Period but no later than the first business day immediately preceding such Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and (ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution Account on the Master Servicer Remittance Date occurring in such month any such Scheduled Payment (net of the Master Servicing Fee and Primary Servicing Fee, and including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the Distribution Account on a Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution Amount for the Distribution Date occurring in the applicable month.

“B Note” means a subordinate note secured by the same Mortgaged Property as the related mortgage loan, irrespective of any designation used therefor in the related Co-Lender Agreement, such as B note, C note, D note or any other terms that are similar thereto.

“Balloon Loans” means mortgage loans (or Serviced Loan Group, as the case may be) that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

“Balloon LTV” – See “Balloon LTV Ratio.”

“Balloon LTV Ratio” or “Balloon LTV” means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Balloon Payment” means, with respect to a Balloon Loan, the principal payments and scheduled interest due and payable on the relevant maturity dates.

“Banking Day” means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London, England.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any Class of Certificates (except for the Floating Rate Certificates) and the Floating Rate Regular Interests, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates or Floating Rate Regular Interest, and (ii) the Discount Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate; provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of Certificates, then the Base Interest Fraction shall be equal to 1.0.

“Certificate Account” means one or more separate accounts established and maintained by a master servicer, any Primary Servicer or any sub-servicer on behalf of a master servicer, pursuant to the Pooling and Servicing Agreement.

“Certificate Balance” will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

“Certificate Owner” means a person acquiring an interest in an offered certificate.

“Certificate Registrar” means the paying agent, in its capacity as the Certificate Registrar.

“Certificateholder” or “Holder” means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

“Certificates” has the meaning described under “Description of the Offered Certificates—General” in this prospectus supplement.

“Class” means the designation applied to the Offered Certificates, the Class A-MFL and Class A-JFL Regular Interests and the private certificates, pursuant to this prospectus supplement.

“Class A Senior Certificates” means the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

“Class A-JFL Available Funds” means, with respect to any Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class A-JFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the Class A-JFL Regular Interest pursuant to the applicable Swap Transaction, but excluding the following: (a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class A-JFL Regular Interest for so long as the applicable Swap Transaction remains in place; and (b) all regularly scheduled interest payments required to be paid to the Swap Counterparty in respect of the Class A-JFL Regular Interest pursuant to the applicable Swap Transaction.

“Class A-JFL Interest Distribution Amount” means with respect to any Distribution Date, the sum of (i) for so long as the applicable Swap Transaction is in effect and there exists no continuing payment default under the applicable Swap Transaction, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the Class A-JFL Regular Interest pursuant to the terms of the applicable Swap Transaction during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-JFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Transaction or upon the termination or expiration of the applicable Swap Transaction). If the Swap Counterparty defaults on its obligation to pay such interest to the Paying Agent, or if a Swap Default (that is a payment default by the Swap Counterparty) occurs and is continuing, the Class A-JFL Interest Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-JFL Regular Interest.

“Class A-JFL Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-JFL Regular Interest on such Distribution Date.

“Class A-JFL Regular Interest” means an interest issued as an uncertificated regular interest in REMIC III represented by the Class A-JFL Certificates.

“Class A-MFL Available Funds” means, with respect to any Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class A-MFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such

Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the applicable Swap Transaction, but excluding the following: (a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class A-MFL Regular Interest for so long as the applicable Swap Transaction remains in place; and (b) all regularly scheduled interest payments required to be paid to the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the applicable Swap Transaction.

“Class A-MFL Interest Distribution Amount” means with respect to any Distribution Date, the sum of (i) for so long as the Swap Transaction is in effect and there exists no continuing payment default under the applicable Swap Transaction, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the terms of the applicable Swap Transaction during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-MFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Transaction or upon the termination or expiration of the applicable Swap Transaction). If the Swap Counterparty defaults on its obligation to pay such interest to the Paying Agent, or if a Swap Default (that is a payment default by the Swap Counterparty) occurs and is continuing, the Class A-MFL Interest Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-MFL Regular Interest.

“Class A-MFL Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-MFL Regular Interest on such Distribution Date.

“Class A-MFL Regular Interest” means an interest issued as an uncertificated regular interest in REMIC III represented by the Class A-MFL Certificates.

“Clearstream Banking” means Clearstream Banking Luxembourg, société anonyme.

“Closing Date” means on or about November 29, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the trust.

“Co-Lender Agreement” means (i) with respect to a Serviced Loan Group, a co-lender agreement or agreement among noteholders between the holders of the related mortgage loan and the Serviced Companion Loans and (ii) with respect to a Non-Trust Serviced Loan Group, a co-lender agreement between the holders of the related Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loan.

“Collection Period” means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Compensating Interest” means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Serviced Companion Loans and the Non-Trust Serviced Loan Group) during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Serviced Companion Loans and the Non-Trust Serviced Loan Group) during the same Collection Period. Notwithstanding the foregoing, such Compensating Interest shall not (i) with respect to Principal Prepayments, exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties (but not including the Serviced Companion Loans and the Non-Trust Serviced Loan Group), to the extent that such master servicer applied the subject Principal Prepayments in accordance with the terms of the related mortgage loan documents, or (ii) be required to be paid on any Prepayment Interest Shortfalls incurred in respect of any Specially Serviced Mortgage Loans or defaulted mortgage loans.

“Compensating Interest Payment” means any payment of Compensating Interest.

“Condemnation Proceeds” means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan (or Serviced Loan Group, as the case may be). With respect to the mortgaged properties securing any Serviced Loan Group, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders. With respect to the mortgaged properties securing a Non-Trust Serviced Pari Passu Loan, the Condemnation Proceeds will include only the portion of such net proceeds that is payable to the holder of such Non-Trust Serviced Pari Passu Loan pursuant to the related Other Pooling and Servicing Agreement.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Certificates.

“Controlling Class” means the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate Class of Certificates.

“CPR” – See “Constant Prepayment Rate” above.

“Custodian” means the trustee, in its capacity as the custodian under the pooling and servicing agreement.

“Cut-off Date” means November 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in November 2007 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on November 1, 2007, not the actual day which such scheduled payments are due. All references to the “cut-off date” with respect to any mortgage loan characteristics (including any numerical or statistical information) contained in this prospectus supplement are based on an assumption that all scheduled payments will be made on the respective due date and that no unscheduled prepayments are made.

“Cut-off Date Balance” means, with respect to any mortgage loan, such mortgage loan’s principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received, determined as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement and assuming no unscheduled prepayment is made. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

“Cut-off Date Loan-to-Value” or “Cut-off Date LTV” means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the “Cut-off Date Loan-to-Value” or “Cut-off Date LTV” means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement, related to the cross-collateralized group.

“Cut-off Date LTV” – See “Cut-off Date Loan-to-Value.”

“DBRS” means DBRS, Inc.

“Debt Service Coverage Ratio” or “DSCR” means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the “Debt Service Coverage Ratio” or “DSCR” is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

“Depositor” means Morgan Stanley Capital I Inc.

“Determination Date” means, with respect to any Distribution Date and any of the mortgage loans, the 8th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next succeeding business day.

“Discount Rate” means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

“Distributable Certificate Interest Amount” means, in respect of any Class of REMIC Regular Certificates or Floating Rate Regular Interest for any Distribution Date, the sum of:

(a)	Accrued Certificate Interest in respect of such Class of Certificates or Floating Rate Regular Interest, as applicable, for such Distribution Date, reduced (to not less than zero) by:

(i)	any Net Aggregate Prepayment Interest Shortfalls allocated to such Class; and

(ii)	Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

(b)	the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date; and

(c)	if the aggregate Certificate Balance is reduced because amounts in the Certificate Account allocable to principal have been used to reimburse a nonrecoverable Advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

“Distribution Account” means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

“Distribution Date” means the fourth business day following the Determination Date.

“Document Defect” means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

“DOL Regulation” means the final regulation, issued by the U.S. Department of Labor, defining the term “plan assets” which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

“DSCR” – See “Debt Service Coverage Ratio.”

“DTC” means The Depository Trust Company.

“DTC Systems” means those computer applications, systems, and the like for processing data for DTC.

“Due Dates” means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans (or Serviced Loan Groups, as the case may be).

“EPA” means the United States Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

“Euroclear” means The Euroclear System.

“Event of Default” means, with respect to a master servicer under the Pooling and Servicing Agreement, any one of the following events:

•

any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement, which failure to remit is not cured by 11:00 a.m. on the Distribution Date;

•

any failure by such master servicer to make a required deposit to the Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

•

any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

•

any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

•

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

•

such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

•

such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

•

such master servicer ceases to have a master servicer rating of at least “CMS3” from Fitch and is not reinstated to such status within 30 days, or the trustee receives written notice from Fitch to the effect that the continuation of such master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates and citing servicing concerns with such master servicer as the sole or a material factor in such rating action and such notice is rescinded within 30 days; provided that such master servicer will have 60 days after removal due to such default within which it may sell its servicing rights to a party acceptable under the Pooling and Servicing Agreement;

•	such master servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer and is not reinstated to such status within 60 days; or

•

the trustee receives written notice from DBRS to the effect that the continuation of such master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by DBRS to any Class of Certificates and citing servicing concerns with such master servicer as the sole or a material factor in such rating action and such notice is rescinded within 60 days.

Under certain circumstances, the failure by a party to the Pooling and Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under “Description of the Offered Certificates—Evidence as to Compliance” in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act, will constitute an “Event of Default” that entitles the Depositor or another party to terminate that party. In some circumstances, such an “Event of Default” may be waived by the Depositor in its sole discretion.

“Excess Interest” means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

“Excess Interest Sub-account” means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

“Excess Liquidation Proceeds” means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to any Serviced Loan Group, a Principal Prepayment in full had been made with respect to both the mortgage loan and the Serviced Companion Loans) on the date such proceeds were received.

“Excess Servicing Fee” means a fee payable to the master servicers (if applicable) or Primary Servicers, as applicable, that is included as a component of the Master Servicing Fee and accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exemption” means the individual prohibited transaction exemption granted by the DOL to Morgan Stanley & Co. Incorporated, as amended.

“Expense Losses” means, among other things:

•	any interest paid to the master servicers, the special servicers and the trustee in respect of unreimbursed Advances;

•	all Special Servicer Compensation paid to the applicable special servicer (to the extent not collected from the related borrower);

•

other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I Inc., the master servicers, the Primary Servicers or the special servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust;

•	any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower; and

•

with respect to a Non-Trust Serviced Pari Passu Loan, without duplication, the pro rata portion of similar items to the foregoing items, as such expenses are incurred by the trust formed pursuant to the related Other Pooling and Servicing Agreement or the parties thereto, to the extent allocable to such Non-Trust Serviced Pari Passu Loan.

“Fitch” means Fitch, Inc.

“Fixed Interest Distribution” means, with respect to the Master Servicer Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the applicable Swap Transaction.

“Floating Rate Certificates” means either the Class A-MFL or Class A-JFL Certificates.

“Floating Rate Regular Interest” means either the Class A-MFL or Class A-JFL Regular Interest.

“401(c) Regulations” means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to “insurance company general accounts.”

“Hazardous Materials” means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §§ 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. §§ 7401 et seq.), and any regulations promulgated pursuant thereto.

“Initial Loan Group 1 Balance” means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $2,202,671,494.

“Initial Loan Group 2 Balance” means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $393,159,288.

“Initial Pool Balance” means the aggregate Cut-off Date Balance of $2,595,830,782.

“Initial Rate” means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified (without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

“Insurance Proceeds” means all amounts paid by an insurer under any insurance policy in connection with a mortgage loan, excluding any amounts required to be paid to the related borrower or used to restore the related mortgaged property. With respect to the mortgaged property or properties securing any Serviced Loan Group, only an allocable portion of such Insurance Proceeds will be distributable to the Certificateholders. With respect to a mortgaged property securing a Non-Trust Serviced Loan Group, the Insurance Proceeds will include only the portion of such net proceeds that is payable to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the related Other Pooling and Servicing Agreement.

“Interest Accrual Period” means, with respect to each Distribution Date, (i) for each Class of REMIC Regular Certificates and for the Class A-MFL or Class A-JFL Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) for the Class A-MFL and Class A-JFL Certificates, unless and until the floating rate of interest of each such Class converts to a rate equal to the Weighted Average Net Mortgage Rate less 0.042% or a rate equal to the Weighted Average Net Mortgage Rate, respectively, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

“Interest Reserve Account” means an account that the Paying Agent has established and will maintain for the benefit of the holders of the Certificates.

“Interest Reserve Amount” means all amounts deposited in each Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

“Interest Reserve Loan” – See “Non-30/360 Loan” below.

“Interest Reset Date” means the day that is two Banking Days prior to the start of the related Interest Accrual Period.

“Interested Party” means the special servicers, the master servicers, Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or a special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

“LIBOR” or “one-month LIBOR” means with respect to each Interest Accrual Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on Reuters Screen LIBOR01 Page as the “London Interbank Offering Rate” as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Reuters Screen LIBOR01 Page, LIBOR will be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a “Reference Bank”) for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR will be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. LIBOR for the initial Interest Accrual Period will be determined two (2) Banking Days before the Closing Date, provided that for the initial Interest Accrual Period LIBOR shall be an interpolated rate based on two-week and one-month LIBOR to reflect the shorter initial Interest Accrual Period, as set forth in the Swap Transactions. “Reuters Screen LIBOR01” means the display designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Liquidation Fee” means, generally, 1.00% of the related Liquidation Proceeds received in connection with a full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation Proceeds or Insurance Proceeds received by the trust (except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a Material Breach or a Material Document Defect); provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such mortgage loan seller and due to the applicable special servicer if repurchased after the date that is 180 days or more after the applicable mortgage loan seller receives notice of the breach causing the repurchase and (B) in the case of a repurchase of a mortgage loan by any subordinate or mezzanine lender, such fee will only be due to the applicable special servicer if repurchased 60 days after a master servicer, special servicer or trustee receives notice of the default causing the repurchase and payment is not prohibited by the applicable co-lender or intercreditor agreement.

“Liquidation Proceeds” means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a mortgage loan seller, the Purchase Price of such mortgage loan). With respect to the mortgaged property or properties securing any Serviced Loan Group, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders. With respect to the mortgaged properties securing a Non-Trust Serviced Pari Passu Loan, the Liquidation Proceeds will include only the portion of such net proceeds that is payable to the holder of such Non-Trust Serviced Pari Passu Loan pursuant to the related Other Pooling and Servicing Agreement.

“Loan Group” means Loan Group 1 or Loan Group 2, as applicable.

“Loan Group 1” means that distinct loan group consisting of 199 mortgage loans, which are secured by property types other than multifamily properties and manufactured housing communities, five mortgaged loans that are secured by multifamily properties and two mortgage loans that are secured by manufactured housing communities representing, in the aggregate, approximately 84.9% of the Initial Pool Balance.

“Loan Group 1 Principal Distribution Amount” means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

“Loan Group 2” means that distinct loan group consisting of 20 mortgage loans that are secured by multifamily properties and 15 mortgage loans that are secured by manufactured housing community properties, representing, in the aggregate, approximately 15.1% of the Initial Pool Balance.

“Loan Group 2 Principal Distribution Amount” means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

“Loan Group Principal Distribution Amount” means the Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as applicable.

“Lockout Period” means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

“MAI” means Member of the Appraisal Institute.

“Master Servicer Remittance Date” means in each month the business day preceding the Distribution Date.

“Master Servicing Fee” means the monthly amount, which amount is inclusive of the Excess Servicing Fee, based on the Master Servicing Fee Rate, to which the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans. For the avoidance of doubt, the Master Servicing Fee shall be payable to the applicable master servicer for servicing each Serviced Companion Loans out of payments on such Serviced Companion Loans.

“Master Servicing Fee Rate” means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the Administrative Cost Rate.

“Material Breach” means a breach of any of the representations and warranties made by a mortgage loan seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

“Material Document Defect” means a Document Defect that either (a) materially and adversely affects the interests of the holders of the Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

“Money Term” means, with respect to any mortgage loan(or Serviced Loan Group, as the case may be), the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage File” means the following documents, among others:

•	the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

•

the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

•

the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

•	an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

•	an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

•

an original or copy of the related lender’s title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent);

•	when relevant, the related ground lease or a copy thereof;

•	when relevant, copies of any loan agreements, lockbox agreements, intercreditor agreements and Co-Lender Agreements, if any, as well as copies of the notes evidencing the Serviced Companion Loans;

•	when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

•	when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

“Mortgage Loan Purchase Agreement” means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective mortgage loan seller, as the case may be.

“Mortgage Pool” means the 234 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $2,595,830,782, which may vary by up to 5%.

“Net Aggregate Prepayment Interest Shortfall” means, for the related Distribution Date and each master servicer, the aggregate of all Prepayment Interest Shortfalls incurred in respect of all (or, where specified, a portion) of the mortgage loans serviced by such master servicer (including Specially Serviced Mortgage Loans) during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

“Net Mortgage Rate” means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates or the Class A-MFL or Class A-JFL Regular Interest from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the Certificates (other than the Floating Rate Certificates) and the Floating Rate Regular Interests accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

•

the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year (unless such Distribution Date is the final Distribution Date) will be adjusted to take into account the applicable Interest Reserve Amount; and

•

the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2008), or February if the related Distribution Date is the final Distribution Date, will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

“Net Operating Income” or “NOI” means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of a residential cooperative mortgage loan, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“Non-30/360 Loan” or “Interest Reserve Loan” means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

“Non-Trust Serviced Companion Loan” means a pari passu note or subordinate note related to a Non-Trust Serviced Pari Passu Loan.

“Non-Trust Serviced Loan Group” means, with respect to a Non-Trust Serviced Pari Passu Loan, collectively, such Non-Trust Serviced Pari Passu Loan and the related Non-Trust Serviced Companion Loan(s).

“Non-Trust Serviced Pari Passu Loan” means Mortgage Loan No. 2, 60 Wall Street, Mortgage Loan No. 3, Easton Town Center, and Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, each of which mortgage loans is sold to the trust by the depositor under the pooling and servicing agreement.

“Notional Amount” has the meaning described under “Description of the Offered Certificates—Certificate Balances” in this prospectus supplement.

“Offered Certificates” mean the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MFL, Class A-MA, Class A-J, Class A-JFL and Class A-JA Certificates.

“OID” means original issue discount within the meaning of the Code.

“Operating Adviser” means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the applicable special servicer in regard to specified actions. We anticipate that the initial Operating Adviser will be Centerline REIT Inc., LLC, an affiliate of one of the special servicers.

“Option” means the option to purchase from the trust any defaulted mortgage loan, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans,” in this prospectus supplement.

“Other Depositor” means, with respect to a Non-Trust Serviced Pari Passu Loan, the depositor under the related Other Pooling and Servicing Agreement.

“Other Master Servicer” means, with respect to a Non-Trust Serviced Pari Passu Loan, the master servicer for the related Non-Trust Serviced Loan Group under the applicable Other Pooling and Servicing Agreement.

“Other Pooling and Servicing Agreement” means the pooling and servicing agreement for an Other Securitization.

“Other Securitization” means a commercial mortgage securitization, into which a Non-Trust Serviced Companion Loan is deposited (and the related Non-Trust Serviced Loan Group is serviced thereunder).

“Other Special Servicer” means, with respect to a Non-Trust Serviced Pari Passu Loan, the special servicer for the related Non-Trust Serviced Loan Group under the related Other Pooling and Servicing Agreement.

“Other Trustee” means, with respect to a Non-Trust Serviced Pari Passu Loan, the trustee under the related Other Pooling and Servicing Agreement.

“P&I Advance” means the amount of any Scheduled Payments or Assumed Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payments or Assumed Scheduled Payments), other than any default interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection Period, make a P&I Advance in an amount equal to such Scheduled Payment (net of any Master Servicing Fee or Primary Servicing Fee) (or, in the case of a Balloon Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer Remittance Date), in each case subject to a nonrecoverability determination.

“Pari Passu Loan Servicing Fee Rate” means, with respect to a Non-Trust Serviced Pari Passu Loan, the servicing fee rate applicable to such Non-Trust Serviced Pari Passu Loan pursuant to the related Other Pooling and Servicing Agreement.

“Participants” means DTC’s participating organizations.

“Parties in Interest” means persons who have specified relationships to Plans (“parties in interest” under Section 3(14) of ERISA or “disqualified persons” under Section 4975 of the Code).

“Pass-Through Rate” means the rate per annum at which any Class of Certificates (other than the Class EI Certificates and Residual Certificates) accrues interest.

“Percentage Interest” will equal, as evidenced by any REMIC Regular Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

“Permitted Cure Period” means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a “qualified mortgage,” and the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

“Plans” means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of November 1, 2007, among Morgan Stanley Capital I Inc., as depositor, Capmark, as master servicer with respect to the mortgage loans sold to the trust by Morgan Stanley Mortgage Capital Holdings LLC, General Electric Capital Corporation, Principal Commercial Funding II, LLC and National City Bank, Wells Fargo Bank, National Association, as master servicer with respect to the mortgage loans sold to the trust by Royal Bank of Canada and Nationwide Life Insurance Company, NCB, FSB, as master servicer with respect to the NCB mortgage loans, Centerline Servicing Inc., as special servicer with respect to the mortgage loans other than the residential cooperative mortgage loans sold to the trust by NCB, FSB, National Consumer Cooperative Bank, as special servicer with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB, LaSalle Bank National Association as trustee and custodian, and Wells Fargo Bank, National Association, as paying agent, certificate registrar and authenticating agent.

“Prepayment Interest Excess” means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon Payment) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due Date to the date such payment was made, net of the amount of any Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Trustee Fee in the case of a Non-Trust Serviced Pari Passu Loan, the servicing fee payable in connection therewith pursuant to the related Other Pooling and Servicing Agreement and if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee in each case, to the extent payable out of such collection of interest.

“Prepayment Interest Shortfall” means a shortfall in the collection of a full month’s interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (including any unscheduled Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, any servicing fee payable in connection with a Non-Trust Serviced Pari Passu Loan (if applicable), the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee) that accrues on the amount of such Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the Certificates, if applicable. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

•

the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan), on the Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

•

the aggregate interest that did so accrue at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) through the date such payment was made.

“Prepayment Premium” means, with respect to any mortgage loan (or any Serviced Loan Group, as applicable) for any Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan (or Serviced Loan Group, as applicable). With respect to Prepayment Premiums received in respect of any Serviced Loan Group, “Prepayment Premium” means the amount of such Prepayment Premium allocated to the mortgage loan included in the trust.

“Primary Servicers” mean Principal Global Investors, LLC and Capstone Realty Advisors, LLC, and their respective permitted successors and assigns.

“Primary Servicing Fee” means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

“Primary Servicing Fee Rate” means a per annum rate set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

“Principal Balance Certificates” means, upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MFL, Class A-MA, Class A-J, Class A-JFL, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

“Principal Distribution Amount” equals, in general, for any Distribution Date, the aggregate of the following:

•

the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans for their respective Due Dates occurring during the related Collection Period; and

•

all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any Serviced Companion Loan or its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Loan or its respective successor REO mortgage loan) during the related Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution Amount applicable to the related mortgage loan, and then to the other Loan Group Principal Distribution Amount) to the extent applicable:

•

if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and Advance interest thereon) are reimbursable from amounts allocable to principal on the Mortgage Pool during the Collection Period for the related Distribution Date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the Distribution Date following the Collection Period in which the subsequent recovery occurs) for the Distribution Date following the Collection Period in which the subsequent recovery occurs); and

•

if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with Advance interest thereon) first from amounts allocable to principal on the Mortgage Pool during the Collection Period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs).

“Principal Prepayments” means the payments and collections with respect to principal of the mortgage loans (or Serviced Loan Groups, as the case may be) that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

“PTCE” means a DOL Prohibited Transaction Class Exemption.

“Purchase Price” means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan, or the related REO Property (including, without duplication, any Servicing Advances, Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the primary servicers, the special servicers or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the primary servicers, the special servicers, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a mortgage loan seller, any Liquidation Fee payable by such mortgage loan seller in accordance with the proviso contained in the definition of “Liquidation Fee.”

“Qualifying Substitute Mortgage Loan” means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

“Rated Final Distribution Date” means the Distribution Date in December 2049.

“Rating Agencies” means Fitch, S&P and DBRS.

“Realized Losses” means losses arising from the inability of the trustee, master servicers or the special servicers to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

•

the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the Mortgage Pool and the total principal balance of the Certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the distribution date for that Collection Period.

“Record Date” means, (i) with respect to each class of offered certificates, other than the Class A-MFL and Class A-JFL Certificates, for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Class A-MFL and Class A-JFL Certificates, the business day immediately preceding the related Distribution Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Rehabilitated Mortgage Loan” means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan (or Serviced Loan Group, as the case may be) that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan as to which an Appraisal Event has occurred is a Rehabilitated Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and Servicing Agreement. No portion of a Serviced Loan Group will constitute a Rehabilitated Mortgage Loan unless the other portion of the related Serviced Loan Group also constitutes a Rehabilitated Mortgage Loan.

“REMIC Regular Certificates” means the Senior Certificates and the Subordinate Certificates (other than the Class A-MFL and Class A-JFL Certificates).

“REO Income” means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Serviced Loan Group, only an allocable portion of such REO Income will be distributable to the Certificateholders. With respect to a Non-Trust Serviced Loan Group (if the related Other Special Servicer has foreclosed upon the mortgaged property securing such Non-Trust Serviced Pari Passu Loan), the REO Income includes only the portion of such net income that is paid to the holder of the Non-Trust Serviced Pari Passu Loan pursuant to the related Other Pooling and Servicing Agreement.

“REO Mortgage Loan” means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

“REO Property” means any mortgaged property (or in the case of a Non-Trust Serviced Pari Passu Loan, a beneficial interest in such mortgaged property) acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“REO Tax” means a tax on “net income from foreclosure property” within the meaning of the REMIC provisions of the Code.

“Reserve Account” means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

“Residual Certificates” means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

“Revised Rate” means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Scheduled Payment” means, in general, for any mortgage loan (or Serviced Loan Group, as the case may be) on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan (or Serviced Loan Group, as the case may be) subsequent to the Closing Date, whether agreed to by the applicable special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

“Scheduled Principal Balance” of any mortgage loan (or Serviced Loan Group, as the case may be) or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

•

any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

•	the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

“Senior Certificates” means the Class A Senior Certificates and the Class X-1 and Class X-2 Certificates.

“Serviced Companion Loan” means any pari passu note or subordinate note other than the mortgage loan that evidences the related Serviced Loan Group.

“Serviced Loan Group” means, with respect to a mortgage loan that is evidenced by more than one notes, the entire mortgage loan, including the related mortgage loan and the other pari passu notes or subordinate notes.

“Servicing Advances” means, in general, customary, reasonable and necessary “out-of-pocket” costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan (or Serviced Loan Group, as the case may be) for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

“Servicing Function Participant” means any person, other than the master servicers and the special servicers, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans or the applicable Master Servicer has assumed responsibility for the servicing activity, as provided for under Regulation AB.

“Servicing Standard” means the standard by which the master servicers and the special servicers will service and administer the mortgage loans (or Serviced Loan Group, as applicable) and/or REO Properties that it is obligated to service and administer on behalf of the Trustee in the best interests and for the benefit of the Certificateholders (or, with respect to any Serviced Loan Group, for the Certificateholders and the holder of the related Serviced Companion Loans, as a collective whole, but with respect to the Serviced Loan Groups, taking into account the subordinate nature of the Serviced Companion Loans that are subordinate notes, if any) (as determined by the applicable master servicer or the applicable special servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject mortgage loans (or Serviced Loan Groups, as the case may be) and the related Co-Lender Agreements and, to the extent consistent with the foregoing, further as follows—

•

with the same care, skill and diligence as is normal and usual in such master servicer’s or special servicer’s, as applicable, general mortgage servicing activities, and in the case of a special servicer, its REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is obligated to service and administer pursuant to the Pooling and Servicing Agreement; and

•

with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans (or Serviced Loan Group, as the case may be) and, in the case of a special servicer, if a serviced mortgage loan (or Serviced Loan Group, as the case may be) comes into and continues in default and if, in the judgment of such special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on that mortgage loan (or Serviced Loan Group, as the case may be) to the Certificateholders, as a collective whole (or, with respect to any Serviced Loan Group, to the Certificateholders and the holder of the related Serviced Companion Loans, as a collective whole, but taking into account the subordinate nature of any Serviced Companion Loan that is a subordinate note, if any), on a net present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders to be performed at the rate determined by such special servicer but in any case not less than (i) the related Net Mortgage Rate in the case of a mortgage loan other than a Serviced Loan Group or (ii) in the case of a Serviced Loan Group, the weighted average of the related mortgage loan and the Serviced Companion Loans), but

•	without regard to—

(a)	any relationship that a master servicer or a special servicer, as the case may be, or any affiliate thereof may have with the related borrower,

(b)	the ownership of any Certificate or any interest in any Serviced Companion Loan or mezzanine loan by a master servicer or a special servicer, as the case may be, or by any affiliate thereof,

(c)	a master servicer’s obligation to make Advances,

(d)	a special servicer’s obligation to request that a master servicer make Servicing Advances,

(e)	the right of a master servicer (or any affiliate thereof) or a special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction, or

(f)	other than with respect to Capmark, any obligation of a master servicer or any of its affiliates (in their capacity as a mortgage loan seller, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan.

“Servicing Transfer Event” means an instance where an event has occurred that has caused a mortgage loan (or Serviced Loan Group, as applicable) to become a Specially Serviced Mortgage Loan.

“Special Servicer Compensation” means such fees payable to a special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee and any other fees payable to a special servicer pursuant to the Pooling and Servicing Agreement.

“Special Servicer Event of Default” means, with respect to a special servicer under the Pooling and Servicing Agreement, any one of the following events:

•

any failure by such special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

•

any failure by such special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for 1 business day following the date on which such deposit or remittance was first required to be made;

•

any failure on the part of such special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit such special servicer to cure the failure; provided further, that such cure period may not exceed 90 days;

•

any breach by such special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit such special servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

•

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

•

such special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such special servicer or of or relating to all or substantially all of its property;

•

such special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

•

such special servicer ceases to have a special servicer rating of at least “CSS3” from Fitch, or the trustee receives written notice from Fitch to the effect that the continuation of such special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates and citing servicing concerns with such special servicer as the sole or a material factor in such rating action, and such notice is not rescinded within 60 days;

•	such special servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer and is not reinstated to such status within 60 days; or

•

the trustee receives written notice from DBRS to the effect that the continuation of such special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by DBRS to any Class of Certificates and citing servicing concerns with such special servicer as the sole or a material factor in such rating action, and such notice is not rescinded within 60 days.

Under certain circumstances, the failure by a party to the Pooling and Servicing Agreement to perform its duties described under “Description of the Offered Certificates—Evidence as to Compliance” in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act, will constitute an “Event of Default” that entitles the Depositor or another party to terminate that party. In some circumstances, such an “Event of Default” may be waived by the Depositor in its sole discretion.

“Special Servicing Fee” means an amount equal to, in any month, the applicable portion for that month of a rate equal to 0.25% per annum of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

“Specially Serviced Mortgage Loan” means any mortgage loan (or Serviced Loan Group, as applicable) as to which:

•

a payment default shall have occurred (i) at its maturity date (except if (a) the borrower is making its regularly scheduled monthly payments, (b) the borrower notifies the applicable master servicer (who shall forward such notice to the applicable special servicer and the Operating Adviser) of its intent to refinance such mortgage loan (or Serviced Loan Group, as the case may be) and is diligently pursuing such refinancing, (c) the borrower delivers a firm commitment to refinance acceptable to the operating adviser on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default, which 60-day period may be extended to 120 days at the Operating Adviser’s discretion) or (ii) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

•

to the applicable master servicer’s or the applicable special servicer’s knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

•	the applicable master servicer or the applicable special servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

•

the applicable master servicer or the applicable special servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer or special servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

•

the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

•

(A) with respect to the mortgage loans other than the NCB mortgage loans, in the good faith and reasonable judgment (in accordance with the Servicing Standard) of the applicable master servicer or the applicable special servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or special servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holders of any related Serviced Companion Loan or (B) with respect to the NCB mortgage loans, in the judgment of the applicable master servicer or special servicer, (a) a payment default is imminent or is reasonably foreseeable (except to the extent that, in the judgment of such master servicer or special servicer, such imminent or reasonably foreseeable default is likely to be cured within the periods described in the first bullet point of this “Specially Serviced Mortgage Loan” definition) or (b) any other default is imminent or is reasonably foreseeable and such default, in the judgment of the master servicer or special servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders.

“Sponsor” means each of Morgan Stanley Mortgage Capital Holdings LLC, General Electric Capital Corporation, Principal Commercial Funding II, LLC, Royal Bank of Canada, NCB, FSB and Nationwide Life Insurance Company and or any successor thereto.

“Structuring Assumptions” means the following assumptions:

•	the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date, except as otherwise stated in the next succeeding sentence.

•	the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

•	the closing date for the sale of the Certificates is November 29, 2007;

•	distributions on the Certificates are made on the 12th day of each month;

•	there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

•	Scheduled Payments on the mortgage loans are timely received on the first day of each month;

•	the trust does not experience any Expense Losses;

•

no Principal Prepayment on any mortgage loan is made during its Lockout Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

•

in the case that a mortgage loan requires the lesser of a yield maintenance charge or a prepayment premium for a Principal Prepayment of such mortgage loan, it is assumed that such mortgage loan incurs the prepayment premium and not the yield maintenance charge;

•	no Prepayment Interest Shortfalls occur;

•	no mortgage loan is the subject of a repurchase or substitution by the respective mortgage loan seller and no optional termination of the trust occurs, unless specifically noted;

•	each ARD Loan pays in full on its Anticipated Repayment Date;

•	any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance;

•	no holder of a mezzanine loan exercises its option to purchase any mortgage loan;

•

with respect to Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, all of the related Non-Trust Serviced Companion Loans are securitized by November 30, 2007, thereby resulting in the expiration of the Lockout Period for Principal Prepayments at such time; and

•

with respect to Mortgage Loan No. 106, 652 Hempstead Turnpike, the loan documents permit an open period beginning July 3, 2017; however, the loan is reflected with an open period of four (4) on the Appendix II.

“Subordinate Certificates” means the Class A-M Certificates, the Class A-MFL Certificates (or, as the context requires, the Class A-MFL Regular Interest), the Class A-MA Certificates, the Class A-J Certificates, the Class A-JFL Certificates (or, as the context requires, the Class A-JFL Regular Interest), the Class A-JA Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class Q Certificates and the Class S Certificates.

“Subordinate Private Certificates” means the Class B Certificates, Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class Q Certificates and the Class S Certificates.

“Swap Counterparty” means Morgan Stanley Capital Services Inc. or any successor thereto.

“Treasury Rate” unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15–Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

“Trustee Fee” means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

“Underwritable Cash Flow” means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income (and in the case of a residential cooperative mortgage loan, assuming that the property was operated as a rental property) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

Underwritable Cash Flow in the case of any mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwriters” means Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4 Certificates) and RBC Capital Markets Corporation.

“Underwriting Agreement” means that agreement, dated as of November 15, 2007, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation.

“Unpaid Interest” means, on any Distribution Date with respect to any Class of Certificates (excluding the Residual Certificates, the Class EI Certificates and the Class A-MFL and Class A-JFL Certificates), and the Class A-MFL and Class A-JFL Regular Interests, the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month’s interest thereon at the applicable Pass-Through Rate.

“Value Co-op Basis” means, with respect to any residential cooperative property securing a mortgage loan in the trust, an amount calculated based on the market value, as determined by an appraisal, of the real property, as if operated as a residential cooperative, and, in general, equaling the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

“Weighted Average Net Mortgage Rate” means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

“Workout Fee” means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan (or Serviced Loan Group, as the case may be) for so long as it remains a Rehabilitated Mortgage Loan.

“Yield Maintenance Charge” means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

“Yield Maintenance Minimum Amount” means, with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

SCHEDULE A

Rates Used in Determination of Class X-1 and Class X-2 Pass-Through Rates

12/12/2007	6.12302%
01/12/2008	6.32813%
02/12/2008	6.12303%
03/12/2008	6.12307%
04/12/2008	6.32815%
05/12/2008	6.12305%
06/12/2008	6.32816%
07/12/2008	6.12306%
08/12/2008	6.32817%
09/12/2008	6.32818%
10/12/2008	6.12308%
11/12/2008	6.32819%
12/12/2008	6.12309%
01/12/2009	6.12310%
02/12/2009	6.12311%
03/12/2009	6.12321%
04/12/2009	6.32822%
05/12/2009	6.12312%
06/12/2009	6.32823%
07/12/2009	6.12313%
08/12/2009	6.32825%
09/12/2009	6.32825%
10/12/2009	6.12316%
11/12/2009	6.32827%
12/12/2009	6.12317%
01/12/2010	6.12317%
02/12/2010	6.12317%
03/12/2010	6.12332%
04/12/2010	6.32828%
05/12/2010	6.12317%
06/12/2010	6.32828%
07/12/2010	6.12318%
08/12/2010	6.32829%
09/12/2010	6.32830%
10/12/2010	6.12321%
11/12/2010	6.32832%
12/12/2010	6.12321%
01/12/2011	6.12322%
02/12/2011	6.12322%
03/12/2011	6.12344%
04/12/2011	6.32833%
05/12/2011	6.12322%
06/12/2011	6.32833%
07/12/2011	6.12323%
08/12/2011	6.32834%
09/12/2011	6.32834%
10/12/2011	6.12324%
11/12/2011	6.32835%
12/12/2011	6.12325%
01/12/2012	6.32836%
02/12/2012	6.12326%
03/12/2012	6.12335%
04/12/2012	6.32838%
05/12/2012	6.12327%
06/12/2012	6.32429%
07/12/2012	6.11842%
08/12/2012	6.32294%
09/12/2012	6.32297%
10/12/2012	6.11748%
11/12/2012	6.32251%
12/12/2012	6.11761%
01/12/2013	6.11760%
02/12/2013	6.11760%
03/12/2013	6.11798%
04/12/2013	6.32251%
05/12/2013	6.11759%
06/12/2013	6.32251%
07/12/2013	6.11759%
08/12/2013	6.32250%
09/12/2013	6.32250%
10/12/2013	6.11758%
11/12/2013	6.32250%
12/12/2013	6.11758%
01/12/2014	6.11758%
02/12/2014	6.11758%
03/12/2014	6.11801%
04/12/2014	6.32250%
05/12/2014	6.11759%
06/12/2014	6.32251%
07/12/2014	6.11719%
08/12/2014	6.32124%
09/12/2014	6.32124%
10/12/2014	6.11637%
11/12/2014	6.32125%
12/12/2014	6.11638%
01/12/2015	6.11638%
02/12/2015	6.11638%
03/12/2015	6.11684%
04/12/2015	6.32126%
05/12/2015	6.11617%
06/12/2015	6.32105%
07/12/2015	6.11618%
08/12/2015	6.32105%
09/12/2015	6.32106%
10/12/2015	6.11399%
11/12/2015	6.31879%

SCH. A-1

SCHEDULE B

Class X Component Loan Amount

Distribution Dates (inclusive)	Class A-1	Class A-1A	Class A-2	Class A-3	Class A-4	Class A-M	Class A-MFL	Class A-MA	Class A-J	Class A-JFL	Class A-JA	Class B
December 2007 to November 2008	$47,976,000	$314,119,000	$91,100,000	$83,000,000	$1,276,553,000	$194,651,000	$20,000,000	$44,932,000	$130,988,000	$30,000,000	$33,699,000	$19,469,000
December 2008 to November 2009	$0	$299,322,000	$55,578,000	$83,000,000	$1,276,553,000	$194,651,000	$20,000,000	$44,932,000	$130,988,000	$30,000,000	$33,699,000	$19,469,000
December 2009 to November 2010	$0	$283,624,000	$0	$51,346,000	$1,276,553,000	$194,651,000	$20,000,000	$44,932,000	$130,988,000	$30,000,000	$33,699,000	$19,469,000
December 2010 to November 2011	$0	$268,224,000	$0	$0	$1,243,936,000	$194,651,000	$20,000,000	$44,932,000	$130,988,000	$30,000,000	$33,699,000	$19,469,000
December 2011 to November 2012	$0	$172,360,000	$0	$0	$1,075,426,000	$194,651,000	$20,000,000	$44,932,000	$130,988,000	$30,000,000	$33,699,000	$19,469,000
December 2012 to November 2013	$0	$161,516,000	$0	$0	$1,000,806,000	$194,651,000	$20,000,000	$44,932,000	$130,988,000	$30,000,000	$33,699,000	$19,469,000
December 2013 to November 2014	$0	$134,813,000	$0	$0	$928,406,000	$194,651,000	$20,000,000	$44,932,000	$130,988,000	$30,000,000	$33,699,000	$19,469,000
December 2014 to November 2015	$0	$122,686,000	$0	$0	$837,300,000	$194,651,000	$20,000,000	$44,932,000	$130,988,000	$30,000,000	$33,699,000	$19,469,000
December 2015	$0	$0	$0	$0	$0	$0		$0	$0		$0	$0

Distribution Dates (inclusive)	Class C	Class D	Class E	Class F	Class G	Class H	Class J	Class K	Class L	Class M	Class N	Totals
December 2007 to November 2008	$25,958,000	$16,224,000	$38,938,000	$12,979,000	$35,693,000	$25,958,000	$25,958,000	$32,448,000	$9,735,000	$9,734,000	$9,734,000	$2,529,846,000
December 2008 to November 2009	$25,958,000	$16,224,000	$38,938,000	$12,979,000	$35,693,000	$25,958,000	$25,958,000	$32,448,000	$9,735,000	$9,734,000	$9,734,000	$2,431,551,000
December 2009 to November 2010	$25,958,000	$16,224,000	$38,938,000	$12,979,000	$35,693,000	$25,958,000	$25,958,000	$21,870,000	$0	$0	$0	$2,288,840,000
December 2010 to November 2011	$25,958,000	$16,224,000	$38,938,000	$12,979,000	$35,693,000	$25,628,000	$0	$0	$0	$0	$0	$2,141,319,000
December 2011 to November 2012	$25,958,000	$16,224,000	$38,938,000	$12,979,000	$17,101,000	$0	$0	$0	$0	$0	$0	$1,832,725,000
December 2012 to November 2013	$25,958,000	$16,224,000	$30,307,000	$0	$0	$0	$0	$0	$0	$0	$0	$1,708,550,000
December 2013 to November 2014	$25,958,000	$10,541,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$1,573,457,000
December 2014 to November 2015	$3,307,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$1,437,032,000
December 2015	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

SCH. B-1

Appendix I

Mortgage Pool Information

Total Pool

Mortgage Loan Sellers

Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

Morgan Stanley Mortgage Capital Holdings, LLC	119	1,260,267,256	48.5	6.104	107	1.26		68.8	64.1
General Electric Capital Corporation	39	728,005,936	28.0	6.200	117	1.36		68.3	66.6
Principal Commercial Funding II, LLC	17	256,993,544	9.9	6.450	120	1.24		63.7	60.1
Royal Bank of Canada	15	165,728,100	6.4	6.286	118	1.29		71.4	66.3
NCB, FSB	31	78,111,239	3.0	6.082	117	1.67		65.6	56.5
Nationwide Life Insurance Company	8	75,000,000	2.9	6.302	119	1.30		70.8	65.2
National City Bank	5	31,724,706	1.2	6.471	106	1.28		66.7	59.1

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Cut-off Date Balances

Cut-off Date Balance ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

<= 2,500,000	50	88,676,312	3.4	6.152	116	1.57		65.2	57.1
2,500,001 - 5,000,000	70	261,834,477	10.1	6.201	113	1.26		70.3	63.1
5,000,001 - 7,500,000	34	204,658,838	7.9	6.250	114	1.28		70.4	64.5
7,500,001 - 10,000,000	27	239,876,234	9.2	6.160	115	1.27		69.6	61.6
10,000,001 - 12,500,000	11	124,669,802	4.8	6.148	109	1.26		70.3	66.8
12,500,001 - 15,000,000	8	108,862,625	4.2	6.057	112	1.17		73.5	66.7
15,000,001 - 17,500,000	2	33,125,000	1.3	6.009	120	1.51		70.9	70.9
17,500,001 - 20,000,000	4	77,484,156	3.0	6.216	117	1.26		69.0	64.6
20,000,001 - 30,000,000	12	286,547,000	11.0	6.108	109	1.22		75.0	71.4
30,000,001 - 40,000,000	6	217,512,000	8.4	6.287	107	1.18		71.2	66.6
40,000,001 - 50,000,000	2	81,600,000	3.1	6.456	119	1.28		65.3	60.6
70,000,001 >=	8	870,984,338	33.6	6.179	112	1.39		63.3	62.6

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Minimum: $179,699

Maximum: $210,000,000

Weighted Average: $11,093,294

Appendix I

Mortgage Pool Information

Total Pool

States

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

Southern California	19	286,876,621	11.1	6.143	93	1.22		62.3	60.0
Northern California	6	33,022,488	1.3	6.269	110	1.43		64.5	58.6
New York	29	272,499,986	10.5	6.046	116	1.30		71.8	69.7
Ohio	26	238,434,979	9.2	6.191	116	1.46		60.9	56.8
Tennessee	9	232,819,581	9.0	6.337	121	1.38		63.8	62.9
Florida	22	193,303,708	7.4	6.345	112	1.23		67.3	62.7
Texas	17	125,736,748	4.8	6.233	118	1.29		70.6	65.1
Colorado	11	93,913,185	3.6	6.369	118	1.29		65.4	60.7
Connecticut	5	91,499,500	3.5	6.148	120	1.09		75.4	71.3
Maine	2	85,120,271	3.3	6.153	119	1.59		63.2	62.3
Pennsylvania	7	78,487,550	3.0	6.081	116	1.25		76.8	72.7
Arizona	11	76,405,333	2.9	6.438	118	1.17		72.4	67.8
Maryland	10	69,075,974	2.7	6.360	107	1.37		71.6	67.3
Illinois	10	65,928,778	2.5	6.319	83	1.40		69.5	66.1
Indiana	7	59,601,250	2.3	6.057	114	1.21		76.8	70.5
New Jersey	9	56,517,767	2.2	6.029	102	1.30		74.1	71.0
South Carolina	5	54,158,060	2.1	6.409	119	1.20		64.6	60.8
North Carolina	16	51,420,065	2.0	6.145	117	1.40		72.0	67.2
Georgia	17	50,671,494	2.0	6.156	114	1.39		71.5	65.1
Missouri	2	41,356,311	1.6	5.768	116	1.15		67.9	55.8
Virginia	8	31,971,227	1.2	6.157	118	1.27		72.9	66.6
Arkansas	1	29,925,000	1.2	6.030	118	1.24		76.7	68.2
Kansas	2	29,677,010	1.1	5.541	117	1.39		75.3	73.0
Idaho	2	28,380,000	1.1	5.652	115	1.15		77.6	72.1
Kentucky	19	25,789,823	1.0	6.246	112	1.26		61.0	52.5
Nevada	3	21,400,500	0.8	6.245	118	1.48		66.7	64.9
District of Columbia	2	19,402,152	0.7	5.540	115	1.04		66.0	55.6
Oregon	6	17,931,293	0.7	6.159	100	1.19		69.4	63.0
Alabama	9	17,414,575	0.7	6.099	107	1.23		77.4	71.7
West Virginia	4	17,303,884	0.7	6.449	119	1.39		70.1	58.4
Utah	2	14,500,000	0.6	6.133	111	1.18		79.0	70.4
Louisiana	2	14,357,034	0.6	6.842	119	1.47		67.3	58.2
Wisconsin	2	14,073,500	0.5	6.389	117	1.15		75.7	75.7
Iowa	1	9,962,497	0.4	5.720	116	1.20		78.9	66.8
Oklahoma	2	8,545,250	0.3	6.319	116	1.35		76.2	73.6
Washington	1	8,250,000	0.3	5.640	116	1.22		70.6	65.8
Rhode Island	1	6,200,000	0.2	6.190	118	1.10		74.7	70.1
Massachusetts	3	5,215,221	0.2	6.295	116	1.48		61.3	55.0
New Hampshire	1	4,900,000	0.2	6.300	116	1.19		73.1	64.1
Minnesota	3	4,304,703	0.2	6.427	117	1.46		73.7	70.6
Michigan	1	2,565,000	0.1	6.383	117	1.60		75.0	75.0
Mississippi	2	2,526,400	0.1	5.918	112	1.47		67.8	58.8
Montana	1	2,216,500	0.1	6.040	120	1.71		51.7	44.9
North Dakota	2	1,556,813	0.1	6.383	117	1.60		75.0	75.0
Nebraska	1	612,750	0.0	6.383	117	1.60		75.0	75.0

Total:	321	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Appendix I

Mortgage Pool Information

Total Pool

Property Types

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

Retail
Anchored	27	666,149,668	25.7	6.220	119	1.40		63.9	62.0
Unanchored	38	165,011,270	6.4	6.022	113	1.25		72.8	67.2
Free Standing	16	62,563,406	2.4	6.037	115	1.23		69.9	63.7
Shadow Anchored	14	44,150,635	1.7	6.347	117	1.20		72.2	65.1

Subtotal:	95	$937,874,979	36.1%	6.179%	117	1.35	x	66.3%	63.2%

Office
Urban	7	247,552,152	9.5	5.932	111	1.25		73.9	71.8
Suburban	29	198,396,977	7.6	6.279	118	1.24		70.7	65.0
Medical	21	134,150,575	5.2	6.099	117	1.23		68.3	60.9

Subtotal:	57	$580,099,704	22.3%	6.089%	115	1.24	x	71.5%	66.9%

Multifamily
Garden	17	199,568,964	7.7	5.972	89	1.21		63.8	60.1
Student Housing	7	97,572,767	3.8	6.188	118	1.22		76.2	70.1
Mid Rise	2	16,170,000	0.6	6.039	56	1.26		79.1	78.2
Cooperative	4	2,318,511	0.1	6.316	117	9.33		10.4	9.7

Subtotal:	30	$315,630,242	12.2%	6.045%	97	1.27	x	68.0%	63.8%

Hospitality
Full Service	8	269,297,034	10.4	6.498	111	1.24		65.2	61.0
Limited Service	5	31,772,409	1.2	6.411	118	1.63		65.7	57.1

Subtotal:	13	$301,069,443	11.6%	6.489%	112	1.28	x	65.2%	60.6%

Industrial
Warehouse	51	175,902,118	6.8	6.215	110	1.44		73.6	70.8
Flex	6	46,971,000	1.8	6.352	117	1.22		68.0	64.4
Light	9	32,613,263	1.3	6.058	118	1.31		68.1	59.5

Subtotal:	66	$255,486,381	9.8%	6.220%	112	1.38	x	71.9%	68.2%

Manufactured Housing Community
Manufactured Housing Community	20	96,476,350	3.7	6.257	100	1.28		68.4	64.6

Subtotal:	20	$96,476,350	3.7%	6.257%	100	1.28	x	68.4%	64.6%

Mixed Use
Office / Retail	5	26,519,221	1.0	6.094	115	1.23		73.3	65.2
Multifamily / Retail	2	10,000,000	0.4	6.446	118	1.12		61.8	60.1
Industrial / Retail	1	7,500,000	0.3	6.590	120	1.28		58.1	50.2
Industrial / Office	1	1,938,870	0.1	5.740	114	1.23		77.6	65.8

Subtotal:	9	$45,958,091	1.8%	6.237%	116	1.22	x	68.5%	61.7%

Self Storage
Self Storage	26	39,880,591	1.5	6.205	118	1.22		66.1	57.1

Subtotal:	26	$39,880,591	1.5%	6.205%	118	1.22	x	66.1%	57.1%

Other
Leased Fee	4	21,355,000	0.8	6.116	103	1.19		74.8	74.2
Parking Facility	1	2,000,000	0.1	6.130	117	1.79		43.2	39.2

Subtotal:	5	$23,355,000	0.9%	6.118%	104	1.24	x	72.1%	71.2%

Total:	321	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Appendix I

Mortgage Pool Information

Total Pool

Mortgage Rates

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

5.001 - 5.500	1	24,004,000	0.9	5.480	118	1.41		74.5	74.5
5.501 - 5.750	28	249,327,750	9.6	5.651	113	1.18		74.3	68.3
5.751 - 6.000	34	299,683,170	11.5	5.825	116	1.29		74.3	70.6
6.001 - 6.500	128	1,578,494,401	60.8	6.244	112	1.34		66.4	62.9
6.501 - 7.000	41	435,869,763	16.8	6.554	112	1.23		67.0	62.1
7.001 - 7.500	1	8,272,000	0.3	7.020	119	1.32		72.6	65.8
7.501 - 8.000	1	179,699	0.0	7.800	117	7.62		5.3	4.7

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Minimum: 5.480%

Maximum: 7.800%

Weighted Average: 6.186%

Seasoning

Seasoning (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

0	22	520,923,924	20.1	6.411	120	1.29		65.0	62.3
1 - 5	193	1,951,906,304	75.2	6.147	110	1.31		68.7	64.5
6 - 11	17	108,500,554	4.2	5.821	115	1.32		74.7	69.3
12 - 23	2	14,500,000	0.6	6.133	111	1.18		79.0	70.4

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Minimum: 0 mos.

Maximum: 18 mos.

Weighted Average: 3 mos.

Appendix I

Mortgage Pool Information

Total Pool

Original Terms to Stated Maturity

Original Term to Stated Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

<= 60	12	211,173,185	8.1	6.236	56	1.27		61.4	60.8
61 - 84	3	27,193,794	1.0	6.276	81	1.20		67.0	64.1
85 - 120	213	2,034,813,803	78.4	6.175	117	1.31		69.1	64.4
121 - 180	6	322,650,000	12.4	6.216	121	1.31		67.5	66.2

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Minimum: 60 mos.

Maximum: 132 mos.

Weighted Average: 115 mos.

Remaining Terms to Stated Maturity

Remaining Term to Stated Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

<= 60	12	211,173,185	8.1	6.236	56	1.27		61.4	60.8
61 - 84	3	27,193,794	1.0	6.276	81	1.20		67.0	64.1
85 - 120	215	2,120,313,803	81.7	6.170	117	1.30		69.4	64.6
121 - 180	4	237,150,000	9.1	6.281	121	1.39		64.5	64.3

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Minimum: 55 mos.

Maximum: 122 mos.

Weighted Average: 112 mos.

Appendix I

Mortgage Pool Information

Total Pool

Original Amortization Terms

Original Amortization Term (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

Balloon Loans
Interest Only	38	1,047,200,338	40.3	6.151	109	1.44		65.2	65.2
181 - 240	1	1,938,325	0.1	6.250	117	1.20		64.6	43.3
241 - 300	13	54,897,469	2.1	6.428	118	1.45		64.7	51.0
301 - 360	177	1,447,049,526	55.7	6.197	115	1.20		70.8	64.5
361 >=	4	36,888,813	1.4	6.455	108	1.45		67.8	64.5

Subtotal:	233	$2,587,974,471	99.7%	6.187%	112	1.30	x	68.4%	64.5%

Fully Amortizing Loans
61 - 120	1	7,856,311	0.3	6.100	117	1.65		31.7	0.6

Subtotal:	1	$7,856,311	0.3%	6.100%	117	1.65	x	31.7%	0.6%

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Minimum: 120 mos.

Maximum: 480 mos.

Weighted Average: 358 mos.

Remaining Amortization Terms

Remaining Amortization Term (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

Balloon Loans
Interest Only	38	1,047,200,338	40.3	6.151	109	1.44		65.2	65.2
181 - 240	1	1,938,325	0.1	6.250	117	1.20		64.6	43.3
241 - 300	13	54,897,469	2.1	6.428	118	1.45		64.7	51.0
301 - 360	177	1,447,049,526	55.7	6.197	115	1.20		70.8	64.5
361 >=	4	36,888,813	1.4	6.455	108	1.45		67.8	64.5

Subtotal:	233	$2,587,974,471	99.7%	6.187%	112	1.30	x	68.4%	64.5%

Fully Amortizing Loans
61 - 120	1	7,856,311	0.3	6.100	117	1.65		31.7	0.6

Subtotal:	1	$7,856,311	0.3%	6.100%	117	1.65	x	31.7%	0.6%

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Minimum: 117 mos.

Maximum: 479 mos.

Weighted Average: 357 mos.

Appendix I

Mortgage Pool Information

Total Pool

Loan-to-Value Ratios

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

<= 10.0	3	919,634	0.0	6.600	115	11.86		5.9	5.7
10.1 - 20.0	1	1,398,878	0.1	6.130	118	7.67		13.3	12.4
30.1 - 40.0	2	10,052,868	0.4	6.227	117	1.68		33.2	7.8
40.1 - 50.0	9	217,982,833	8.4	6.089	92	1.50		47.3	46.8
50.1 - 60.0	20	111,317,558	4.3	6.276	114	1.37		57.3	52.3
60.1 - 70.0	70	983,928,499	37.9	6.330	115	1.32		65.1	61.4
70.1 - 75.0	50	585,197,509	22.5	6.130	114	1.30		73.4	70.2
75.1 - 80.0	79	685,033,004	26.4	6.044	114	1.17		77.5	72.0

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Minimum: 5.3%

Maximum: 80.0%

Weighted Average: 68.2%

Balloon Loan-to-Value Ratios

Balloon Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

<= 10.0	4	8,775,945	0.3	6.152	117	2.72		29.0	1.1
10.1 - 20.0	1	1,398,878	0.1	6.130	118	7.67		13.3	12.4
30.1 - 40.0	4	10,682,096	0.4	6.155	118	2.08		42.8	35.8
40.1 - 50.0	16	237,286,385	9.1	6.110	94	1.48		48.7	47.2
50.1 - 55.0	23	133,001,440	5.1	6.299	118	1.33		60.6	52.5
55.1 - 60.0	26	275,259,382	10.6	6.359	117	1.23		64.0	58.2
60.1 - 65.0	44	657,098,525	25.3	6.290	118	1.33		66.1	62.7
65.1 - 70.0	67	531,895,794	20.5	6.167	108	1.21		73.9	68.0
70.1 - 75.0	34	588,606,338	22.7	6.029	117	1.27		75.7	73.2
75.1 - 80.0	15	151,826,000	5.8	6.129	103	1.26		78.4	77.8

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Minimum: 0.6%

Maximum: 80.0%

Weighted Average: 64.3%

Appendix I

Mortgage Pool Information

Total Pool

Debt Service Coverage Ratios

Debt Service Coverage Ratio (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 1.00	1	5,640,000	0.2	6.170	56	0.92		72.3	69.9
1.01 - 1.10	20	273,706,743	10.5	6.139	115	1.05		74.9	69.8
1.11 - 1.20	80	776,219,411	29.9	6.235	115	1.16		70.6	65.1
1.21 - 1.30	62	450,628,341	17.4	6.122	99	1.24		66.8	61.5
1.31 - 1.40	29	522,000,465	20.1	6.154	118	1.36		68.7	67.1
1.41 - 1.50	13	159,196,711	6.1	6.220	104	1.45		69.1	64.5
1.51 - 1.60	8	129,585,039	5.0	6.352	117	1.58		71.8	70.3
1.61 - 1.70	6	239,366,344	9.2	6.162	118	1.64		55.6	54.3
1.71 - 1.80	8	25,683,678	1.0	6.232	117	1.75		50.9	48.0
2.01 - 2.50	2	6,485,539	0.2	5.985	118	2.27		44.1	35.6
2.51 - 3.00	1	5,000,000	0.2	6.230	119	2.51		53.5	53.5
3.01 >=	4	2,318,511	0.1	6.316	117	9.33		10.4	9.7

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Minimum: 0.92x

Maximum: 15.14x

Weighted Average: 1.30x

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Partial IO Balloon	123	1,213,619,500	46.8	6.224	115	1.18		71.3	65.9
Interest Only Loans	38	1,047,200,338	40.3	6.151	109	1.44		65.2	65.2
Balloon Loans	72	327,154,633	12.6	6.164	116	1.34		67.8	57.2
Fully Amortizing Loans	1	7,856,311	0.3	6.100	117	1.65		31.7	0.6

Total:	234	$2,595,830,782	100.0%	6.186%	112	1.30	x	68.2%	64.3%

Appendix I

Mortgage Pool Information

Total Pool

Prepayment Restriction Analysis: Total Pool

Percentage of Collateral by Prepayment Restriction (%) (1)(2)(3)

Prepayment Restrictions	Nov-07	Nov-08	Nov-09	Nov-10
Locked Out	89.33%	83.88%	80.03%	79.52%
Yield Maintenance Total	10.67%	16.12%	19.97%	20.48%
Penalty Points Total	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%

TOTALS	100.00%	100.00%	100.00%	100.00%

Pool Balance Outstanding	$2,595,830,782	$2,591,097,514	$2,585,140,856	$2,576,169,928
% Initial Pool Balance	100.00%	99.82%	99.59%	99.24%

Percentage of Collateral by Prepayment Restriction (cont'd) (%)
Prepayment Restrictions	Nov-11	Nov-12	Nov-13	Nov-14
Locked Out	77.31%	80.64%	80.64%	80.40%
Yield Maintenance Total	22.69%	19.09%	19.09%	19.33%
Penalty Points Total	0.00%	0.15%	0.15%	0.15%
Open	0.00%	0.12%	0.12%	0.12%

TOTALS	100.00%	100.00%	100.00%	100.00%

Pool Balance Outstanding	$2,563,820,641	$2,340,037,823	$2,320,823,909	$2,273,586,531
% Initial Pool Balance	98.77%	90.15%	89.41%	87.59%

Percentage of Collateral by Prepayment Restriction (cont'd) (%)
Prepayment Restrictions	Nov-15	Nov-16	Nov-17
Locked Out	78.59%	77.23%	0.00%
Yield Maintenance Total	19.39%	19.44%	0.00%
Penalty Points Total	0.15%	0.15%	0.00%
Open	1.88%	3.18%	100.00%

TOTALS	100.00%	100.00%	100.00%

Pool Balance Outstanding	$2,246,165,700	$2,218,647,472	$236,417,301
% Initial Pool Balance	86.53%	85.47%	9.11%

Notes:
(1)	The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus
(2)	See Appendix II of the Free Writing Prospectus for a description of the Yield Maintenance
(3)	Def/YM1 loans have been modeled as Yield Maintenance.

Appendix I

Mortgage Pool Information

Loan Group 1

Mortgage Loan Sellers

Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Morgan Stanley Mortgage Capital Holdings, LLC	104	1,030,721,713	46.8	6.130	111	1.27		69.6	64.8
General Electric Capital Corporation	25	608,013,380	27.6	6.208	119	1.38		67.7	66.5
Principal Commercial Funding II, LLC	16	255,620,779	11.6	6.450	120	1.24		63.7	60.1
Royal Bank of Canada	14	159,278,100	7.2	6.289	119	1.30		71.1	66.0
NCB, FSB	31	78,111,239	3.5	6.082	117	1.67		65.6	56.5
Nationwide Life Insurance Company	7	51,750,000	2.3	6.195	119	1.38		68.0	61.7
National City Bank	2	19,176,284	0.9	6.416	118	1.30		63.3	56.0

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Cut-off Date Balances

Cut-off Date Balance ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 2,500,000	46	80,908,567	3.7	6.111	115	1.59		65.2	57.1
2,500,001 - 5,000,000	59	222,484,826	10.1	6.196	116	1.26		70.2	62.8
5,000,001 - 7,500,000	29	173,369,443	7.9	6.251	116	1.27		69.6	63.5
7,500,001 - 10,000,000	25	221,433,737	10.1	6.188	115	1.27		68.8	60.9
10,000,001 - 12,500,000	6	64,794,802	2.9	6.243	108	1.25		69.1	65.3
12,500,001 - 15,000,000	6	81,362,625	3.7	6.079	117	1.19		71.4	63.8
15,000,001 - 17,500,000	2	33,125,000	1.5	6.009	120	1.51		70.9	70.9
17,500,001 - 20,000,000	4	77,484,156	3.5	6.216	117	1.26		69.0	64.6
20,000,001 - 30,000,000	7	163,612,000	7.4	6.106	102	1.24		74.8	73.1
30,000,001 - 40,000,000	6	217,512,000	9.9	6.287	107	1.18		71.2	66.6
40,000,001 - 50,000,000	2	81,600,000	3.7	6.456	119	1.28		65.3	60.6
70,000,001 >=	7	784,984,338	35.6	6.193	119	1.40		65.1	64.3

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Minimum: $179,699

Maximum: $210,000,000

Weighted Average: $11,068,701

Appendix I

Mortgage Pool Information

Loan Group 1

States

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
New York	27	245,299,986	11.1	5.991	115	1.32		71.2	69.3
Tennessee	9	232,819,581	10.6	6.337	121	1.38		63.8	62.9
Ohio	24	230,186,556	10.5	6.177	117	1.47		60.3	56.2
Southern California	16	166,776,621	7.6	6.251	110	1.23		69.5	65.6
Northern California	5	29,622,488	1.3	6.317	117	1.46		62.9	56.3
Florida	18	170,868,708	7.8	6.371	115	1.23		66.2	61.4
Texas	16	123,540,192	5.6	6.225	118	1.28		71.2	65.7
Connecticut	5	91,499,500	4.2	6.148	120	1.09		75.4	71.3
Maine	2	85,120,271	3.9	6.153	119	1.59		63.2	62.3
Arizona	11	76,405,333	3.5	6.438	118	1.17		72.4	67.8
Colorado	6	74,213,185	3.4	6.458	119	1.21		65.7	61.1
Maryland	10	69,075,974	3.1	6.360	107	1.37		71.6	67.3
Illinois	10	65,928,778	3.0	6.319	83	1.40		69.5	66.1
South Carolina	5	54,158,060	2.5	6.409	119	1.20		64.6	60.8
New Jersey	8	53,180,000	2.4	5.998	101	1.30		74.3	72.0
Georgia	12	44,432,099	2.0	6.175	114	1.42		70.4	64.8
Missouri	2	41,356,311	1.9	5.768	116	1.15		67.9	55.8
Pennsylvania	4	40,922,550	1.9	6.088	116	1.24		77.2	75.3
North Carolina	15	39,620,065	1.8	6.298	118	1.42		69.8	63.5
Virginia	8	31,971,227	1.5	6.157	118	1.27		72.9	66.6
Kansas	2	29,677,010	1.3	5.541	117	1.39		75.3	73.0
Idaho	2	28,380,000	1.3	5.652	115	1.15		77.6	72.1
Kentucky	18	21,489,823	1.0	6.195	110	1.26		61.1	54.0
Nevada	3	21,400,500	1.0	6.245	118	1.48		66.7	64.9
District of Columbia	2	19,402,152	0.9	5.540	115	1.04		66.0	55.6
Utah	2	14,500,000	0.7	6.133	111	1.18		79.0	70.4
Louisiana	2	14,357,034	0.7	6.842	119	1.47		67.3	58.2
West Virginia	3	13,813,000	0.6	6.537	119	1.43		68.2	56.4
Alabama	8	10,964,575	0.5	6.034	101	1.28		76.0	69.8
Oklahoma	2	8,545,250	0.4	6.319	116	1.35		76.2	73.6
Washington	1	8,250,000	0.4	5.640	116	1.22		70.6	65.8
Oregon	3	7,995,293	0.4	5.845	116	1.21		68.8	58.9
Rhode Island	1	6,200,000	0.3	6.190	118	1.10		74.7	70.1
Indiana	2	6,151,250	0.3	6.017	116	1.43		77.6	77.6
Massachusetts	3	5,215,221	0.2	6.295	116	1.48		61.3	55.0
New Hampshire	1	4,900,000	0.2	6.300	116	1.19		73.1	64.1
Minnesota	2	2,931,938	0.1	6.383	117	1.60		75.0	75.0
Michigan	1	2,565,000	0.1	6.383	117	1.60		75.0	75.0
Mississippi	2	2,526,400	0.1	5.918	112	1.47		67.8	58.8
Montana	1	2,216,500	0.1	6.040	120	1.71		51.7	44.9
Wisconsin	1	2,023,500	0.1	6.383	117	1.60		75.0	75.0
North Dakota	2	1,556,813	0.1	6.383	117	1.60		75.0	75.0
Nebraska	1	612,750	0.0	6.383	117	1.60		75.0	75.0

Total:	278	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Appendix I

Mortgage Pool Information

Loan Group 1

Property Types

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Retail
Anchored	27	666,149,668	30.2	6.220	119	1.40		63.9	62.0
Unanchored	38	165,011,270	7.5	6.022	113	1.25		72.8	67.2
Free Standing	16	62,563,406	2.8	6.037	115	1.23		69.9	63.7
Shadow Anchored	14	44,150,635	2.0	6.347	117	1.20		72.2	65.1

Subtotal:	95	$937,874,979	42.6%	6.179%	117	1.35	x	66.3%	63.2%

Office
Urban	7	247,552,152	11.2	5.932	111	1.25		73.9	71.8
Suburban	29	198,396,977	9.0	6.279	118	1.24		70.7	65.0
Medical	21	134,150,575	6.1	6.099	117	1.23		68.3	60.9

Subtotal:	57	$580,099,704	26.3%	6.089%	115	1.24	x	71.5%	66.9%

Hospitality
Full Service	8	269,297,034	12.2	6.498	111	1.24		65.2	61.0
Limited Service	5	31,772,409	1.4	6.411	118	1.63		65.7	57.1

Subtotal:	13	$301,069,443	13.7%	6.489%	112	1.28	x	65.2%	60.6%

Industrial
Warehouse	51	175,902,118	8.0	6.215	110	1.44		73.6	70.8
Flex	6	46,971,000	2.1	6.352	117	1.22		68.0	64.4
Light	9	32,613,263	1.5	6.058	118	1.31		68.1	59.5

Subtotal:	66	$255,486,381	11.6%	6.220%	112	1.38	x	71.9%	68.2%

Mixed Use
Office / Retail	5	26,519,221	1.2	6.094	115	1.23		73.3	65.2
Multifamily / Retail	2	10,000,000	0.5	6.446	118	1.12		61.8	60.1
Industrial / Retail	1	7,500,000	0.3	6.590	120	1.28		58.1	50.2
Industrial / Office	1	1,938,870	0.1	5.740	114	1.23		77.6	65.8

Subtotal:	9	$45,958,091	2.1%	6.237%	116	1.22	x	68.5%	61.7%

Self Storage
Self Storage	26	39,880,591	1.8	6.205	118	1.22		66.1	57.1

Subtotal:	26	$39,880,591	1.8%	6.205%	118	1.22	x	66.1%	57.1%

Other
Leased Fee	4	21,355,000	1.0	6.116	103	1.19		74.8	74.2
Parking Facility	1	2,000,000	0.1	6.130	117	1.79		43.2	39.2

Subtotal:	5	$23,355,000	1.1%	6.118%	104	1.24	x	72.1%	71.2%

Multifamily
Mid Rise	1	10,120,000	0.5	5.700	55	1.26		80.0	80.0
Cooperative	4	2,318,511	0.1	6.316	117	9.33		10.4	9.7

Subtotal:	5	$12,438,511	0.6%	5.815%	67	2.76	x	67.0%	66.9%

Manufactured Housing Community
Manufactured Housing Community	2	6,508,794	0.3	6.436	104	1.36		65.8	60.1

Subtotal:	2	$6,508,794	0.3%	6.436%	104	1.36	x	65.8%	60.1%

Total:	278	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Appendix I

Mortgage Pool Information

Loan Group 1

Mortgage Rates

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
5.001 - 5.500	1	24,004,000	1.1	5.480	118	1.41		74.5	74.5
5.501 - 5.750	24	201,465,253	9.1	5.660	112	1.18		73.8	67.1
5.751 - 6.000	28	245,778,170	11.2	5.811	116	1.30		73.9	70.6
6.001 - 6.500	112	1,334,093,122	60.6	6.262	116	1.36		66.9	63.5
6.501 - 7.000	32	388,879,251	17.7	6.554	112	1.24		66.0	61.1
7.001 - 7.500	1	8,272,000	0.4	7.020	119	1.32		72.6	65.8
7.501 - 8.000	1	179,699	0.0	7.800	117	7.62		5.3	4.7

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Minimum: 5.480%

Maximum: 7.800%

Weighted Average: 6.202%

Seasoning

Seasoning (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
0	17	483,323,924	21.9	6.404	120	1.30		64.4	61.9
1 - 5	165	1,615,147,016	73.3	6.163	113	1.32		69.0	64.8
6 - 11	15	89,700,554	4.1	5.837	116	1.35		73.7	68.2
12 - 23	2	14,500,000	0.7	6.133	111	1.18		79.0	70.4

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Minimum: 0 mos.

Maximum: 18 mos.

Weighted Average: 2 mos.

Appendix I

Mortgage Pool Information

Loan Group 1

Original Terms to Stated Maturity

Original Term to Stated Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 60	7	108,152,185	4.9	6.361	57	1.31		71.3	70.3
61 - 84	1	2,493,794	0.1	6.300	81	1.56		48.9	44.6
85 - 120	185	1,769,375,515	80.3	6.190	117	1.32		68.2	63.7
121 - 180	6	322,650,000	14.6	6.216	121	1.31		67.5	66.2

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Minimum: 60 mos.

Maximum: 132 mos.

Weighted Average: 117 mos.

Remaining Terms to Stated Maturity

Remaining Term to Stated Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 60	7	108,152,185	4.9	6.361	57	1.31		71.3	70.3
61 - 84	1	2,493,794	0.1	6.300	81	1.56		48.9	44.6
85 - 120	187	1,854,875,515	84.2	6.183	118	1.31		68.6	64.1
121 - 180	4	237,150,000	10.8	6.281	121	1.39		64.5	64.3

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Minimum: 55 mos.

Maximum: 122 mos.

Weighted Average: 115 mos.

Appendix I

Mortgage Pool Information

Loan Group 1

Original Amortization Terms

Original Amortization Term (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Balloon Loans
Interest Only	30	896,614,338	40.7	6.177	114	1.47		66.5	66.5
181 - 240	1	1,938,325	0.1	6.250	117	1.20		64.6	43.3
241 - 300	11	47,259,703	2.1	6.415	118	1.48		64.6	51.1
301 - 360	154	1,247,364,005	56.6	6.213	116	1.19		69.9	63.8
361 >=	2	1,638,813	0.1	6.171	118	7.75		12.5	11.6

Subtotal:	198	$2,194,815,183	99.6%	6.203%	115	1.32	x	68.4%	64.6%

Fully Amortizing Loans
61 - 120	1	7,856,311	0.4	6.100	117	1.65		31.7	0.6

Subtotal:	1	$7,856,311	0.4%	6.100%	117	1.65	x	31.7%	0.6%

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Minimum: 120 mos.

Maximum: 480 mos.

Weighted Average: 356 mos.

Remaining Amortization Terms

Remaining Amortization Term (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Balloon Loans
Interest Only	30	896,614,338	40.7	6.177	114	1.47		66.5	66.5
181 - 240	1	1,938,325	0.1	6.250	117	1.20		64.6	43.3
241 - 300	11	47,259,703	2.1	6.415	118	1.48		64.6	51.1
301 - 360	154	1,247,364,005	56.6	6.213	116	1.19		69.9	63.8
361 >=	2	1,638,813	0.1	6.171	118	7.75		12.5	11.6

Subtotal:	198	$2,194,815,183	99.6%	6.203%	115	1.32	x	68.4%	64.6%

Fully Amortizing Loans
61 - 120	1	7,856,311	0.4	6.100	117	1.65		31.7	0.6

Subtotal:	1	$7,856,311	0.4%	6.100%	117	1.65	x	31.7%	0.6%

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Minimum: 117 mos.

Maximum: 479 mos.

Weighted Average: 355 mos.

Appendix I

Mortgage Pool Information

Loan Group 1

Loan-to-Value Ratios

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 10.0	3	919,634	0.0	6.600	115	11.86		5.9	5.7
10.1 - 20.0	1	1,398,878	0.1	6.130	118	7.67		13.3	12.4
30.1 - 40.0	1	7,856,311	0.4	6.100	117	1.65		31.7	0.6
40.1 - 50.0	7	128,882,833	5.9	6.110	116	1.68		48.0	47.2
50.1 - 60.0	18	92,117,558	4.2	6.278	118	1.36		57.2	51.4
60.1 - 70.0	67	962,192,499	43.7	6.334	115	1.32		65.1	61.5
70.1 - 75.0	44	530,411,977	24.1	6.144	114	1.31		73.4	70.5
75.1 - 80.0	58	478,891,805	21.7	6.014	115	1.17		77.3	71.8

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Minimum: 5.3%

Maximum: 80.0%

Weighted Average: 68.3%

Balloon Loan-to-Value Ratios

Balloon Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 10.0	4	8,775,945	0.4	6.152	117	2.72		29.0	1.1
10.1 - 20.0	1	1,398,878	0.1	6.130	118	7.67		13.3	12.4
30.1 - 40.0	3	8,485,539	0.4	6.019	118	2.16		43.9	36.5
40.1 - 50.0	13	143,886,385	6.5	6.129	116	1.63		49.9	47.8
50.1 - 55.0	23	133,001,440	6.0	6.299	118	1.33		60.6	52.5
55.1 - 60.0	22	240,221,615	10.9	6.385	119	1.20		64.2	58.3
60.1 - 65.0	41	629,014,759	28.6	6.290	119	1.34		65.9	62.7
65.1 - 70.0	58	445,994,595	20.2	6.187	106	1.21		73.3	67.9
70.1 - 75.0	25	488,701,338	22.2	6.031	117	1.30		75.4	73.2
75.1 - 80.0	9	103,191,000	4.7	6.114	108	1.30		78.3	78.1

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Minimum: 0.6%

Maximum: 80.0%

Weighted Average: 64.4%

Appendix I

Mortgage Pool Information

Loan Group 1

Debt Service Coverage Ratios

Debt Service Coverage Ratio (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 1.00	1	5,640,000	0.3	6.170	56	0.92		72.3	69.9
1.01 - 1.10	16	242,371,743	11.0	6.112	118	1.04		74.5	69.0
1.11 - 1.20	65	652,091,331	29.6	6.279	115	1.16		69.3	63.8
1.21 - 1.30	52	252,928,689	11.5	6.106	109	1.24		71.3	65.1
1.31 - 1.40	28	510,200,465	23.2	6.167	118	1.36		68.4	66.8
1.41 - 1.50	11	143,496,711	6.5	6.249	102	1.44		69.1	64.8
1.51 - 1.60	8	129,585,039	5.9	6.352	117	1.58		71.8	70.3
1.61 - 1.70	6	239,366,344	10.9	6.162	118	1.64		55.6	54.3
1.71 - 1.80	5	13,187,121	0.6	6.176	117	1.75		49.7	44.8
2.01 - 2.50	2	6,485,539	0.3	5.985	118	2.27		44.1	35.6
2.51 - 3.00	1	5,000,000	0.2	6.230	119	2.51		53.5	53.5
3.01 >=	4	2,318,511	0.1	6.316	117	9.33		10.4	9.7

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Minimum: 0.92x

Maximum: 15.14x

Weighted Average: 1.32x

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Partial IO Balloon	104	1,004,144,500	45.6	6.236	116	1.17		70.4	65.1
Interest Only Loans	30	896,614,338	40.7	6.177	114	1.47		66.5	66.5
Balloon Loans	64	294,056,345	13.3	6.165	116	1.35		67.2	56.8
Fully Amortizing Loans	1	7,856,311	0.4	6.100	117	1.65		31.7	0.6

Total:	199	$2,202,671,494	100.0%	6.202%	115	1.32	x	68.3%	64.4%

Appendix I

Mortgage Pool Information

Loan Group 1

Prepayment Restriction Analysis: Loan Group 1

Percentage of Collateral by Prepayment Restriction (%) (1)(2)(3)

Prepayment Restrictions	Nov-07	Nov-08	Nov-09	Nov-10
Locked Out	91.33%	85.07%	82.52%	81.95%
Yield Maintenance Total	8.67%	14.93%	17.48%	18.05%
Penalty Points Total	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%

TOTALS	100.00%	100.00%	100.00%	100.00%

Pool Balance Outstanding	$2,202,671,494	$2,198,396,759	$2,193,254,444	$2,185,755,680
% Initial Pool Balance	100.00%	99.81%	99.57%	99.23%

Percentage of Collateral by Prepayment Restriction (cont'd) (%)

Prepayment Restrictions	Nov-11	Nov-12	Nov-13	Nov-14
Locked Out	80.43%	81.17%	81.17%	81.15%
Yield Maintenance Total	19.57%	18.52%	18.52%	18.55%
Penalty Points Total	0.00%	0.17%	0.17%	0.17%
Open	0.00%	0.14%	0.14%	0.14%

TOTALS	100.00%	100.00%	100.00%	100.00%

Pool Balance Outstanding	$2,175,703,583	$2,057,327,972	$2,041,123,534	$2,020,745,780
% Initial Pool Balance	98.78%	93.40%	92.67%	91.74%

Percentage of Collateral by Prepayment Restriction (cont'd) (%)

Prepayment Restrictions	Nov-15	Nov-16	Nov-17
Locked Out	79.17%	77.80%	0.00%
Yield Maintenance Total	18.55%	18.60%	0.00%
Penalty Points Total	0.16%	0.17%	0.00%
Open	2.11%	3.42%	100.00%

TOTALS	100.00%	100.00%	100.00%

Pool Balance Outstanding	$2,001,448,406	$1,977,130,236	$236,417,301
% Initial Pool Balance	90.86%	89.76%	10.73%

Notes:
(1)	The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus
(2)	See Appendix II of the Free Writing Prospectus for a description of the Yield Maintenance
(3)	Def/YM1 loans have been modeled as Yield Maintenance.

Appendix I

Mortgage Pool Information

Loan Group 2

Mortgage Loan Sellers

Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Morgan Stanley Mortgage Capital Holdings, LLC	15	229,545,543	58.4	5.992	92	1.21		65.1	61.0
General Electric Capital Corporation	14	119,992,557	30.5	6.156	106	1.28		71.3	67.1
Nationwide Life Insurance Company	1	23,250,000	5.9	6.540	120	1.11		77.2	72.9
National City Bank	3	12,548,422	3.2	6.556	89	1.25		72.0	63.8
Royal Bank of Canada	1	6,450,000	1.6	6.210	116	1.15		79.8	75.0
Principal Commercial Funding II, LLC	1	1,372,766	0.3	6.520	118	1.15		70.8	61.1

Total:	35	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Cut-off Date Balance ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 2,500,000	4	7,767,745	2.0	6.584	118	1.33		65.8	57.6
2,500,001 - 5,000,000	11	39,349,651	10.0	6.227	101	1.24		71.2	64.8
5,000,001 - 7,500,000	5	31,289,395	8.0	6.246	101	1.32		74.4	69.9
7,500,001 - 10,000,000	2	18,442,497	4.7	5.821	116	1.18		78.4	69.6
10,000,001 - 12,500,000	5	59,875,000	15.2	6.046	109	1.27		71.6	68.4
12,500,001 - 15,000,000	2	27,500,000	7.0	5.994	98	1.12		79.7	75.1
20,000,001 - 30,000,000	5	122,935,000	31.3	6.111	118	1.19		75.3	69.3
70,000,001 >=	1	86,000,000	21.9	6.050	55	1.23		46.3	46.3

Total:	35	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Minimum: $1,372,766

Maximum: $86,000,000

Weighted Average: $11,233,123

Appendix I

Mortgage Pool Information

Loan Group 2

States

			Percent by	Weighted	Weighted			Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Weighted		Average	Average
	Number of	Cut-off Date	Cut-off Date	Mortgage	Remaining	Average		Cut-off Date	Balloon
State	Mortgaged Properties	Balance ($)	Balance (%)	Rate (%)	Term (Mos.)	DSCR (x)		LTV (%)	LTV (%)
Southern California	3	120,100,000	30.5	5.991	69	1.21		52.2	52.1
Northern California	1	3,400,000	0.9	5.850	56	1.19		79.1	79.1
Indiana	5	53,450,000	13.6	6.061	114	1.19		76.7	69.7
Pennsylvania	3	37,565,000	9.6	6.074	117	1.25		76.3	69.8
Arkansas	1	29,925,000	7.6	6.030	118	1.24		76.7	68.2
New York	2	27,200,000	6.9	6.536	120	1.10		77.5	72.8
Florida	4	22,435,000	5.7	6.152	90	1.18		75.3	71.8
Colorado	5	19,700,000	5.0	6.033	116	1.57		64.1	59.3
Wisconsin	1	12,050,000	3.1	6.390	117	1.08		75.8	75.8
North Carolina	1	11,800,000	3.0	5.630	115	1.35		79.5	79.5
Iowa	1	9,962,497	2.5	5.720	116	1.20		78.9	66.8
Oregon	3	9,936,000	2.5	6.411	87	1.18		69.8	66.3
Ohio	2	8,248,422	2.1	6.587	74	1.24		78.2	73.5
Alabama	1	6,450,000	1.6	6.210	116	1.15		79.8	75.0
Georgia	5	6,239,395	1.6	6.020	117	1.17		79.5	67.8
Kentucky	1	4,300,000	1.1	6.498	120	1.25		60.1	45.0
West Virginia	1	3,490,884	0.9	6.100	117	1.26		77.6	66.3
New Jersey	1	3,337,767	0.8	6.520	117	1.26		71.2	56.5
Texas	1	2,196,557	0.6	6.680	118	1.77		38.5	33.4
Minnesota	1	1,372,766	0.3	6.520	118	1.15		70.8	61.1

Total:	43	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Appendix I

Mortgage Pool Information

Loan Group 2

Property Types

			Percent by	Weighted	Weighted			Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Weighted		Average	Average
	Number of	Cut-off Date	Cut-off Date	Mortgage	Remaining	Average		Cut-off Date	Balloon
Property Type	Mortgaged Properties	Balance ($)	Balance (%)	Rate (%)	Term (Mos.)	DSCR (x)		LTV (%)	LTV (%)
Multifamily
Garden	17	199,568,964	50.8	5.972	89	1.21		63.8	60.1
Student Housing	7	97,572,767	24.8	6.188	118	1.22		76.2	70.1
Mid Rise	1	6,050,000	1.5	6.607	57	1.27		77.6	75.2

Subtotal:	25	$303,191,731	77.1%	6.054%	98	1.21	x	68.0%	63.6%

Manufactured Housing Community
Manufactured Housing Community	18	89,967,557	22.9	6.244	100	1.27		68.6	64.9

Subtotal:	18	$89,967,557	22.9%	6.244%	100	1.27	x	68.6%	64.9%

Total:	43	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Appendix I

Mortgage Pool Information

Loan Group 2

Mortgage Rates

			Percent by	Weighted	Weighted			Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Weighted		Average	Average
	Number of	Cut-off Date	Cut-off Date	Mortgage	Remaining	Average		Cut-off Date	Balloon
Mortgage Rate (%)	Mortgage Loans	Balance ($)	Balance (%)	Rate (%)	Term (Mos.)	DSCR (x)		LTV (%)	LTV (%)
5.501 - 5.750	4	47,862,497	12.2	5.617	116	1.20		76.3	73.3
5.751 - 6.000	6	53,905,000	13.7	5.892	112	1.25		75.9	70.1
6.001 - 6.500	16	244,401,280	62.2	6.150	90	1.23		63.5	59.6
6.501 - 7.000	9	46,990,511	12.0	6.554	108	1.16		75.3	69.7

Total:	35	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Minimum: 5.530%

Maximum: 6.680%

Weighted Average: 6.098%

Seasoning

			Percent by	Weighted	Weighted			Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Weighted		Average	Average
	Number of	Cut-off Date	Cut-off Date	Mortgage	Remaining	Average		Cut-off Date	Balloon
Seasoning (mos.)	Mortgage Loans	Balance ($)	Balance (%)	Rate (%)	Term (Mos.)	DSCR (x)		LTV (%)	LTV (%)
0 - 0	5	37,600,000	9.6	6.499	120	1.17		72.6	67.0
1 - 5	28	336,759,288	85.7	6.073	95	1.23		67.0	63.0
6 - 11	2	18,800,000	4.8	5.743	113	1.15		79.6	74.3

Total:	35	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Minimum: 0 mos.

Maximum: 7 mos.

Weighted Average: 3 mos.

Appendix I

Mortgage Pool Information

Loan Group 2

Original Terms to Stated Maturity

Original Term to Stated Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 60	5	103,021,000	26.2	6.105	55	1.22		51.0	50.8
61 - 84	2	24,700,000	6.3	6.273	81	1.16		68.8	66.0
85 - 120	28	265,438,288	67.5	6.079	117	1.23		74.8	68.8

Total:	35	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Minimum: 60 mos.

Maximum: 120 mos.

Weighted Average: 102 mos.

Remaining Terms to Stated Maturity

Remaining Term to Stated Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 60	5	103,021,000	26.2	6.105	55	1.22		51.0	50.8
61 - 84	2	24,700,000	6.3	6.273	81	1.16		68.8	66.0
85 - 120	28	265,438,288	67.5	6.079	117	1.23		74.8	68.8

Total:	35	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Minimum: 55 mos.

Maximum: 120 mos.

Weighted Average: 98 mos.

Appendix I

Mortgage Pool Information

Loan Group 2

Original Amortization Terms

Original Amortization Term (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Balloon Loans
Interest Only	8	150,586,000	38.3	5.992	78	1.25		57.1	57.1
241 - 300	2	7,637,767	1.9	6.508	119	1.25		65.0	50.0
301 - 360	23	199,685,521	50.8	6.096	111	1.22		76.2	69.0
361 >=	2	35,250,000	9.0	6.469	107	1.15		70.4	66.9

Total:	35	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Minimum: 276 mos.

Maximum: 420 mos.

Weighted Average: 366 mos.

Remaining Amortization Terms

Remaining Amortization Term (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Balloon Loans
Interest Only	8	150,586,000	38.3	5.992	78	1.25		57.1	57.1
241 - 300	2	7,637,767	1.9	6.508	119	1.25		65.0	50.0
301 - 360	23	199,685,521	50.8	6.096	111	1.22		76.2	69.0
361 >=	2	35,250,000	9.0	6.469	107	1.15		70.4	66.9

Total:	35	$393,159,288	1.0%	0.061%	98	1.22	x	0.7%	0.6%

Minimum: 276 mos.

Maximum: 420 mos.

Weighted Average: 366 mos.

Appendix I

Mortgage Pool Information

Loan Group 2

Loan-to-Value Ratios

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
30.1 - 40.0	1	2,196,557	0.6	6.680	118	1.77		38.5	33.4
40.1 - 50.0	2	89,100,000	22.7	6.059	57	1.25		46.3	46.3
50.1 - 60.0	2	19,200,000	4.9	6.266	95	1.43		57.8	56.8
60.1 - 70.0	3	21,736,000	5.5	6.162	103	1.36		65.2	57.8
70.1 - 75.0	6	54,785,532	13.9	5.996	117	1.19		72.7	67.2
75.1 - 80.0	21	206,141,198	52.4	6.113	111	1.18		78.0	72.3

Total:	35	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Minimum: 38.5%

Maximum: 80.0%

Weighted Average: 68.2%

Balloon Loan-to-Value Ratios

Balloon Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
30.1 - 40.0	1	2,196,557	0.6	6.680	118	1.77		38.5	33.4
40.1 - 50.0	3	93,400,000	23.8	6.080	60	1.25		46.9	46.2
55.1 - 60.0	4	35,037,767	8.9	6.181	104	1.43		62.4	57.7
60.1 - 65.0	3	28,083,766	7.1	6.302	107	1.21		71.3	63.8
65.1 - 70.0	9	85,901,198	21.8	6.061	117	1.24		76.9	68.2
70.1 - 75.0	9	99,905,000	25.4	6.016	115	1.14		77.3	73.3
75.1 - 80.0	6	48,635,000	12.4	6.160	92	1.18		78.4	77.0

Total:	35	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Minimum: 33.4%

Maximum: 79.5%

Weighted Average: 63.9%

Appendix I

Mortgage Pool Information

Loan Group 2

Debt Service Coverage Ratios

Debt Service Coverage Ratio (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
1.01 - 1.10	4	31,335,000	8.0	6.351	98	1.07		78.2	75.6
1.11 - 1.20	15	124,128,080	31.6	6.004	114	1.15		77.4	72.3
1.21 - 1.30	10	197,699,651	50.3	6.144	85	1.24		61.1	56.9
1.31 - 1.40	1	11,800,000	3.0	5.630	115	1.35		79.5	79.5
1.41 - 1.50	2	15,700,000	4.0	5.948	116	1.46		68.5	61.0
1.71 - 1.80	3	12,496,557	3.2	6.291	117	1.75		52.2	51.3

Total:	35	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Minimum: 1.01x

Maximum: 1.77x

Weighted Average: 1.22x

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)		Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Partial IO Balloon	19	209,475,000	53.3	6.165	110	1.20		75.4	69.3
Interest Only Loans	8	150,586,000	38.3	5.992	78	1.25		57.1	57.1
Balloon Loans	8	33,098,288	8.4	6.149	117	1.25		72.7	60.8

Total:	35	$393,159,288	100.0%	6.098%	98	1.22	x	68.2%	63.9%

Appendix I

Mortgage Pool Information

Loan Group 2

Prepayment Restriction Analysis: Loan Group 2

Percentage of Collateral by Prepayment Restriction (%) (1)(2)(3)

Prepayment Restrictions	Nov-07	Nov-08	Nov-09	Nov-10
Locked Out	78.13%	77.23%	66.04%	65.94%
Yield Maintenance Total	21.87%	22.77%	33.96%	34.06%
Penalty Points Total	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%

TOTALS	100.00%	100.00%	100.00%	100.00%

Pool Balance Outstanding	$393,159,288	$392,700,755	$391,886,412	$390,414,248
% Initial Pool Balance	100.00%	99.88%	99.68%	99.30%

Percentage of Collateral by Prepayment Restriction (cont'd) (%)

Prepayment Restrictions	Nov-11	Nov-12	Nov-13	Nov-14
Locked Out	59.83%	76.80%	76.72%	74.45%
Yield Maintenance Total	40.17%	23.20%	23.28%	25.55%
Penalty Points Total	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%

TOTALS	100.00%	100.00%	100.00%	100.00%

Pool Balance Outstanding	$388,117,058	$282,709,851	$279,700,375	$252,840,752
% Initial Pool Balance	98.72%	71.91%	71.14%	64.31%

Percentage of Collateral by Prepayment Restriction (cont'd) (%)

Prepayment Restrictions	Nov-15	Nov-16	Nov-17
Locked Out	73.82%	72.49%	0.00%
Yield Maintenance Total	26.18%	26.30%	0.00%
Penalty Points Total	0.00%	0.00%	0.00%
Open	0.00%	1.21%	0.00%

TOTALS	100.00%	100.00%	0.00%

Pool Balance Outstanding	$244,717,294	$241,517,236	$0
% Initial Pool Balance	62.24%	61.43%	0.00%

Notes:
(1)	The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus
(2)	See Appendix II of the Free Writing Prospectus for a description of the Yield Maintenance
(3)	Def/YM1 loans have been modeled as Yield Maintenance.

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         CMSA   CMSA    Mortgage
Mortgage Loan Property    Loan                                        Loan         Cross-            Original   Cut-Off Date
Loan No. No.    No.    Seller/(1)/         Property Name/(2)/         Group Collateralization/(2)/   Balance    Balance/(3)/
-------- ---- -------- ----------  ---------------------------------- ----- ---------------------  ------------ ------------
   1      1    1-001     GECC      West Town Mall                       1            No            $210,000,000 $210,000,000
   2      2    2-001     GECC      60 Wall Street                       1            No            $125,000,000 $125,000,000
   3      3    3-001     MSMCH     Easton Town Center                   1            No            $110,000,000 $110,000,000
   4      4    4-001     PCF II    Hilton Daytona Beach                 1            No            $ 94,730,000 $ 94,730,000
          5                        USFS Industrial Distribution                                    $ 89,754,338 $ 89,754,338
                                   Portfolio Roll-Up
   5           5-001     MSMCH     USFS Industrial Distribution         1            No            $  8,621,250 $  8,621,250
                                   Portfolio - 15155 Northam Street
                                   (I)
   5           5-002     MSMCH     USFS Industrial Distribution         1            No            $  5,272,500 $  5,272,500
                                   Portfolio - 120 Longs Pond Road
                                   (I)
   5           5-003     MSMCH     USFS Industrial Distribution         1            No            $  4,503,000 $  4,503,000
                                   Portfolio - 7004 East Hanna
                                   Avenue (I)
   5           5-004     MSMCH     USFS Industrial Distribution         1            No            $  4,417,500 $  4,417,500
                                   Portfolio - 1685 West Cheyenne
                                   Avenue (I)
   5           5-005     MSMCH     USFS Industrial Distribution         1            No            $  4,307,775 $  4,307,775
                                   Portfolio - 7801 Statesville Road
                                   (I)
   5           5-006     MSMCH     USFS Industrial Distribution         1            No            $  4,089,750 $  4,089,750
                                   Portfolio - 300 Lawrence Drive (I)
   5           5-007     MSMCH     USFS Industrial Distribution         1            No            $  3,964,350 $  3,964,350
                                   Portfolio - 4550 West Buckeye
                                   Road (I)
   5           5-008     MSMCH     USFS Industrial Distribution         1            No            $  3,762,000 $  3,762,000
                                   Portfolio - 8024 Telegraph Road
                                   (I)
   5           5-009     MSMCH     USFS Industrial Distribution         1            No            $  3,719,250 $  3,719,250
                                   Portfolio - 10211 North I-35
                                   Service Road (I)
   5           5-010     MSMCH     USFS Industrial Distribution         1            No            $  3,562,500 $  3,562,500
                                   Portfolio - 7598 NW 6th Avenue
                                   (I)
   5           5-011     MSMCH     USFS Industrial Distribution         1            No            $  3,405,750 $  3,405,750
                                   Portfolio - 11994 Livingston Road
                                   (I)
   5           5-012     MSMCH     USFS Industrial Distribution         1            No            $  3,184,875 $  3,184,875
                                   Portfolio - 1500 NC Hwy 39 (I)
   5           5-013     MSMCH     USFS Industrial Distribution         1            No            $  2,565,000 $  2,565,000
                                   Portfolio - 28001 Napier Road (I)
   5           5-014     MSMCH     USFS Industrial Distribution         1            No            $  2,436,750 $  2,436,750
                                   Portfolio - 11955 East Peakview
                                   Avenue (I)
   5           5-015     MSMCH     USFS Industrial Distribution         1            No            $  2,351,250 $  2,351,250
                                   Portfolio - 12301 Cumberland
                                   Road (I)
   5           5-016     MSMCH     USFS Industrial Distribution         1            No            $  2,208,750 $  2,208,750
                                   Portfolio - 1899 North US Hwy 1
                                   (I)
   5           5-017     MSMCH     USFS Industrial Distribution         1            No            $  2,137,500 $  2,137,500
                                   Portfolio - 9605 54th Avenue
                                   North (I)
   5           5-018     MSMCH     USFS Industrial Distribution         1            No            $  2,137,500 $  2,137,500
                                   Portfolio - 222 Otrobando Avenue
                                   P.O. Box 103 (I)
   5           5-019     MSMCH     USFS Industrial Distribution         1            No            $  2,023,500 $  2,023,500
                                   Portfolio - W137 N9245 Highway
                                   45 (I)
   5           5-020     MSMCH     USFS Industrial Distribution         1            No            $  1,923,750 $  1,923,750
                                   Portfolio - 950 South Shiloh Road
                                   & 1992 Forest Lane (I)
   5           5-021     MSMCH     USFS Industrial Distribution         1            No            $  1,881,000 $  1,881,000
                                   Portfolio - 111 Alliant Drive (I)
   5           5-022     MSMCH     USFS Industrial Distribution         1            No            $  1,681,500 $  1,681,500
                                   Portfolio - 755 Pierce Road (I)
   5           5-023     MSMCH     USFS Industrial Distribution         1            No            $  1,681,500 $  1,681,500
                                   Portfolio - 40 Fort Lewis
                                   Boulevard (I)
   5           5-024     MSMCH     USFS Industrial Distribution         1            No            $  1,574,625 $  1,574,625
                                   Portfolio - 8000 Bavaria Road (I)
   5           5-025     MSMCH     USFS Industrial Distribution         1            No            $  1,447,800 $  1,447,800
                                   Portfolio - 10410 South 50th
                                   Place (I)
   5           5-026     MSMCH     USFS Industrial Distribution         1            No            $  1,382,250 $  1,382,250
                                   Portfolio - 1 Quality Lane (I)
   5           5-027     MSMCH     USFS Industrial Distribution         1            No            $  1,309,575 $  1,309,575
                                   Portfolio - 2850 Selma Highway
                                   (I)
   5           5-028     MSMCH     USFS Industrial Distribution         1            No            $  1,130,025 $  1,130,025
                                   Portfolio - 5445 Spellmire Drive
                                   (I)
   5           5-029     MSMCH     USFS Industrial Distribution         1            No            $  1,058,063 $  1,058,063
                                   Portfolio - 1350/1400 North 10th
                                   Street (I)
   5           5-030     MSMCH     USFS Industrial Distribution         1            No            $  1,034,550 $  1,034,550
                                   Portfolio - 1044/1045 Garden
                                   Street (I)
   5           5-031     MSMCH     USFS Industrial Distribution         1            No            $  1,008,188 $  1,008,188
                                   Portfolio - 4601 32nd Avenue
                                   South (I)
   5           5-032     MSMCH     USFS Industrial Distribution         1            No            $    794,438 $    794,438
                                   Portfolio - 5353 Nathan Lane
                                   North (I)
   5           5-033     MSMCH     USFS Industrial Distribution         1            No            $    755,250 $    755,250
                                   Portfolio - 125 Gardenville
                                   Parkway West (I)
   5           5-034     MSMCH     USFS Industrial Distribution         1            No            $    612,750 $    612,750
                                   Portfolio - 6315 John J Pershing
                                   Drive (I)
   5           5-035     MSMCH     USFS Industrial Distribution         1            No            $    548,625 $    548,625
                                   Portfolio - 3500 Saratoga Avenue
                                   (I)
   5           5-036     MSMCH     USFS Industrial Distribution         1            No            $    513,000 $    513,000
                                   Portfolio - 333-340 North
                                   Claremont Avenue (I)
   5           5-037     MSMCH     USFS Industrial Distribution         1            No            $    513,000 $    513,000
                                   Portfolio - 2575 Virginia Avenue
                                   (I)
   5           5-038     MSMCH     USFS Industrial Distribution         1            No            $    233,700 $    233,700
                                   Portfolio - 345 Kino Drive (I)
   6      6    6-001     MSMCH     Wyvernwood Garden Apartments         2            No            $ 86,000,000 $ 86,000,000

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                        Cut-Off
                NCF      Date    Balloon
NOI DSCR/(4)/ DSCR/(4)/ LTV/(4)/ LTV/(4)/        Street Address              City
------------  --------  -------  -------  ----------------------------- ---------------
    1.47        1.40     62.7%    62.7%   7600 Kingston Pike            Knoxville
    1.33        1.31     74.0%    74.0%   60 Wall Street                New York
    1.77        1.65     48.3%    48.3%   160 Easton Town Center        Columbus
    1.51        1.15     63.0%    59.4%   100 North Atlantic Avenue     Daytona Beach
    1.67        1.60     75.0%    75.0%
    1.67        1.60     75.0%    75.0%   15155 Northam Street          La Mirada
    1.67        1.60     75.0%    75.0%   120 Longs Pond Road           Lexington
    1.67        1.60     75.0%    75.0%   7004 East Hanna Avenue        Tampa
    1.67        1.60     75.0%    75.0%   1685 West Cheyenne Avenue     Las Vegas
    1.67        1.60     75.0%    75.0%   7801 Statesville Road         Charlotte
    1.67        1.60     75.0%    75.0%   300 Lawrence Drive            Livermore
    1.67        1.60     75.0%    75.0%   4550 West Buckeye Road        Phoenix
    1.67        1.60     75.0%    75.0%   8024 Telegraph Road           Severn
    1.67        1.60     75.0%    75.0%   10211 North IH 35             Oklahoma City
    1.67        1.60     75.0%    75.0%   7598 NW 6th Avenue            Boca Raton
    1.67        1.60     75.0%    75.0%   11994 Livingston Road         Manassas
    1.67        1.60     75.0%    75.0%   1500 NC Highway 39            Zebulon
    1.67        1.60     75.0%    75.0%   28001 Napier Road             Wixom
    1.67        1.60     75.0%    75.0%   11955 East Peakview Avenue    Centennial
    1.67        1.60     75.0%    75.0%   12301 Cumberland Road         Fishers
    1.67        1.60     75.0%    75.0%   1899 North US Highway 1       Ormond Beach
    1.67        1.60     75.0%    75.0%   9605 54th Avenue North        Plymouth
    1.67        1.60     75.0%    75.0%   222-260 and 237-251 Otrobando Norwich
                                          Avenue
    1.67        1.60     75.0%    75.0%   West 137 N9245 Highway 145    Menomonee Falls
    1.67        1.60     75.0%    75.0%   950 South Shiloh Road & 1992  Garland
                                          Forest Lane
    1.67        1.60     75.0%    75.0%   111 Alliant Drive             Houston
    1.67        1.60     75.0%    75.0%   755 Pierce Road               Clifton Park
    1.67        1.60     75.0%    75.0%   40 Fort Lewis Boulevard       Salem
    1.67        1.60     75.0%    75.0%   8000 Bavaria Road             Twinsburg
    1.67        1.60     75.0%    75.0%   10410 South 50th Place        Phoenix
    1.67        1.60     75.0%    75.0%   1 Quality Lane                Streator
    1.67        1.60     75.0%    75.0%   2850 Selma Highway            Montgomery
    1.67        1.60     75.0%    75.0%   5445 Spellmire Drive          Cincinnati
    1.67        1.60     75.0%    75.0%   1350/1400 North 10th Street   Paducah
    1.67        1.60     75.0%    75.0%   1044/1045 Garden Street       Greensburg
    1.67        1.60     75.0%    75.0%   4601 32nd Avenue South        Grand Forks
    1.67        1.60     75.0%    75.0%   5353 Nathan Lane North        Plymouth
    1.67        1.60     75.0%    75.0%   125 Gardenville Parkway West  Cheektowaga
    1.67        1.60     75.0%    75.0%   6315 John J Pershing Drive    Omaha
    1.67        1.60     75.0%    75.0%   3500 Saratoga Avenue          Bismarck
    1.67        1.60     75.0%    75.0%   330-340 North Claremont       Chicago
                                          Avenue
    1.67        1.60     75.0%    75.0%   2575 Virginia Avenue          Hurricane
    1.67        1.60     75.0%    75.0%   345 South Kino Drive          Tucson
    1.28        1.23     46.3%    46.3%   2901 East Olympic Boulevard   Los Angeles

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      Zip    Property   Property
State Code     Type     Sub-Type  Units/SF/(5)/ Year Built      Year Renovated
----- ----- ----------- --------- ------------  ----------- -----------------------
 TN   37919 Retail      Anchored     760,760       1972           1985, 1998
 NY   10005 Office      Urban      1,625,483       1988               NAP
 OH   43219 Retail      Anchored   1,301,992    1999, 2001           2004
 FL   32118 Hospitality Full             744       1988         2002, 2004-2005
                        Service
 CA   90638 Industrial  Warehouse    436,739       1995           2000, 2005
 SC   29072 Industrial  Warehouse    504,627       1988           1992, 2004
 FL   33610 Industrial  Warehouse    336,634       1989              2006
 NV   89032 Industrial  Warehouse    307,790       1997               NAP
 NC   28269 Industrial  Warehouse    427,894       1992              1997
 CA   94551 Industrial  Warehouse    330,250       1992              2002
 AZ   85043 Industrial  Warehouse    313,900       1989              1998
 MD   21144 Industrial  Warehouse    346,271       1989              1998
 OK   73131 Industrial  Warehouse    321,769       1999              2007
 FL   33487 Industrial  Warehouse    172,200       1993               NAP
 VA   20109 Industrial  Warehouse    287,080       1985        1995, 1998, 2007
 NC   27597 Industrial  Warehouse    394,065       1996              2007
 MI   48393 Industrial  Warehouse    286,800       1999               NAP
 CO   80111 Industrial  Warehouse    381,032       1987              1998
 IN   46038 Industrial  Warehouse    229,062       1998               NAP
 FL   32174 Industrial  Warehouse    202,143    1986 - 1998           NAP
 MN   55442 Industrial  Warehouse    219,530       1986           1997, 2003
 CT   06360 Industrial  Warehouse    240,609    1948, 1995           1999
 WI   53051 Industrial  Warehouse    172,826       1982              1988
 TX   75042 Industrial  Warehouse    357,370       1989              2007
 TX   77032 Industrial  Warehouse    167,939       2000               NAP
 NY   12065 Industrial  Warehouse    150,000       1986              1996
 VA   24153 Industrial  Warehouse    356,178       1972              2002
 OH   44087 Industrial  Warehouse    167,575       1991              2005
 AZ   85044 Office      Suburban      62,388       1985              2004
 IL   61364 Industrial  Warehouse    155,100       1978              1995
 AL   36108 Industrial  Warehouse    304,112       1965              1999
 OH   45014 Industrial  Warehouse    203,958       1988              1996
 KY   42001 Industrial  Warehouse    155,994       1976              1998
 PA   15601 Industrial  Warehouse    323,900       1956              2006
 ND   58201 Industrial  Warehouse    119,220       1994              2004
 MN   55442 Industrial  Warehouse     79,855       1990              2007
 NY   14224 Industrial  Warehouse    150,104       1970           1988, 1998
 NE   68110 Industrial  Warehouse    107,000       1990              2003
 ND   58503 Industrial  Warehouse     65,800       1996              2006
 IL   60612 Industrial  Warehouse     47,700       1960              2007
 WV   25526 Industrial  Warehouse    137,337       1969           1997 - 2001
 AZ   85719 Industrial  Warehouse     19,346       1960              2001
 CA   90023 Multifamily Garden         1,187       1939     1999, 2000, 2004 - 2006

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                      Cut-Off
                                                                        Date
                      Percent                                Related  Balance               First
                    Leased as of                      Lien   Borrower per Unit             Payment
Percent Leased/(6)/  Date/(6)/   Security Type/(7)/ Position   List    or SF   Note Date  Date (P&I)
------------------  ------------ -----------------  -------- -------- -------- ---------- ----------
 95.0%               10/16/2007    Fee/Leasehold     First     1, 7   $    276 10/31/2007    NAP
100.0%               11/01/2007    Fee               First     NAP    $    569 06/06/2007    NAP
 93.8%               05/01/2007    Fee               First     NAP    $    215 07/25/2007    NAP
 64.4%               08/22/2007    Fee/Leasehold     First   4, 9, 14 $127,325 10/05/2007 12/01/2012
                                                                               07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
100.0%               11/15/2007    Fee               First     NAP    $     52 07/03/2007    NAP
 93.9%               04/18/2007    Fee               First     NAP    $ 72,452 06/08/2007    NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                 Original Remaining Original  Remaining
                         Maturity  Due                     ARD  Lockbox  Lockbox Term to   Term to   Amort.    Amort.
First Payment Date (IO)    Date    Date Grace Period/(8)/  Loan Status    Type   Maturity Maturity  Term/(9)/   Term
----------------------- ---------- ---- ------------------ ---- -------- ------- -------- --------- --------  ---------
      12/01/2007        12/01/2017  1           5           No  In Place  Hard     121       121      IO         IO
      08/01/2007        07/01/2017  1           5           No  In Place  Hard     120       116      IO         IO
      09/08/2007        08/08/2017  8           5           No  In Place  Hard     120       117      IO         IO
      12/01/2007        11/01/2017  1       5 days per      No  In Place  Hard     120       120      360        360
                                        calendar year or 5
                                        times for the loan
                                           term then 0
                                            thereafter
      09/01/2007        08/01/2017                              In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      09/01/2007        08/01/2017  1           0           No  In Place  Hard     120       117      IO         IO
      07/08/2007        06/08/2012  8           0           No  In Place  Soft      60        55      IO         IO

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

              Monthly   Monthly                     Third Most                      Second Most
              Payment   Payment     Third Most      Recent NOI      Second Most     Recent NOI    Most Recent Most Recent NOI
Mortgage Rate  (P&I)     (IO)     Recent NOI/(10)/ End Date/(10)/ Recent NOI/(10)/ End Date/(10)/  NOI/(10)/  End Date/(10)/
------------- -------- ---------- ---------------  -------------  ---------------  -------------  ----------- ----------------
   6.338%          NAP $1,124,466   $17,294,799     12/31/2005      $17,921,401     12/31/2006    $17,600,816 T-12(08/31/2007)
   5.771%          NAP $  609,495           NAP        NAP                  NAP        NAP                NAP       NAP
   6.115%          NAP $  568,327   $22,859,144     12/31/2004      $24,196,435     12/31/2005    $27,750,948    12/31/2006
   6.510%     $599,381 $  521,048  -$ 2,325,578     12/31/2005      $ 2,721,553     12/31/2006    $ 2,943,235 T-12(09/30/2007)
   6.383%          NAP $  484,049
   6.383%          NAP $   46,495           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   28,435           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   24,285           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   23,824           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   23,232           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   22,056           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   21,380           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   20,289           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   20,058           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   19,213           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   18,367           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   17,176           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   13,833           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   13,141           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   12,680           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   11,912           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   11,528           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   11,528           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   10,913           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   10,375           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $   10,144           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    9,068           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    9,068           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    8,492           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    7,808           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    7,455           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    7,063           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    6,094           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    5,706           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    5,579           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    5,437           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    4,284           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    4,073           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    3,305           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    2,959           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    2,767           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    2,767           NAP        NAP                  NAP        NAP                NAP       NAP
   6.383%          NAP $    1,260           NAP        NAP                  NAP        NAP                NAP       NAP
   6.050%          NAP $  439,605   $ 6,201,025        2005         $ 6,614,954        2006       $ 6,768,744 T-12(10/31/2007)

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Underwritten Underwritten Underwritable Underwritten Underwritable     Balloon                        Source of   Valuation
    EGI        Expenses        NOI        Reserves   Cash Flow/(11)/   Balance    Current Value/(12)/ Value/(12)/   Date
------------ ------------ ------------- ------------ --------------  ------------ ------------------  ----------  ----------
$ 26,385,236 $ 6,600,409   $19,784,827   $  854,519   $18,930,308    $210,000,000   $  335,000,000    Appraisal   10/05/2007
$110,658,670 $38,920,687   $71,737,983   $  568,919   $71,169,064    $125,000,000   $1,250,000,000    Appraisal   06/01/2007
$ 51,577,438 $20,859,337   $30,718,101   $2,057,305   $28,660,796    $110,000,000   $  580,000,000    Appraisal   07/13/2007
$ 38,387,226 $28,957,142   $ 9,430,084   $1,151,617   $ 8,278,467    $ 89,291,932   $  150,300,000    Appraisal   09/13/2007
$ 52,536,308 $ 1,576,090   $50,960,218   $1,929,913   $49,030,304    $ 89,754,338   $  629,855,000
$  5,046,315 $   151,390   $ 4,894,925   $   93,216   $ 4,709,550    $  8,621,250   $   60,500,000    Appraisal   05/30/2007
$  3,086,176 $    92,585   $ 2,993,591   $  107,706   $ 2,880,220    $  5,272,500   $   37,000,000    Appraisal   05/29/2007
$  2,635,761 $    79,073   $ 2,556,688   $   71,850   $ 2,459,864    $  4,503,000   $   31,600,000    Appraisal   05/21/2007
$  2,585,715 $    77,571   $ 2,508,144   $   65,694   $ 2,413,158    $  4,417,500   $   31,000,000    Appraisal   05/29/2007
$  2,521,489 $    75,645   $ 2,445,844   $   91,328   $ 2,353,218    $  4,307,775   $   30,230,000    Appraisal   05/22/2007
$  2,393,872 $    71,817   $ 2,322,055   $   70,487   $ 2,234,117    $  4,089,750   $   28,700,000    Appraisal   05/24/2007
$  2,320,471 $    69,614   $ 2,250,857   $   66,998   $ 2,165,614    $  3,964,350   $   27,820,000    Appraisal   05/21/2007
$  2,202,028 $    66,061   $ 2,135,967   $   73,907   $ 2,055,076    $  3,762,000   $   26,400,000    Appraisal   05/25/2007
$  2,177,005 $    65,310   $ 2,111,695   $   68,677   $ 2,031,723    $  3,719,250   $   26,100,000    Appraisal   05/21/2007
$  2,085,254 $    62,558   $ 2,022,696   $   36,754   $ 1,946,095    $  3,562,500   $   25,000,000    Appraisal   05/28/2007
$  1,993,503 $    59,805   $ 1,933,698   $   61,273   $ 1,860,467    $  3,405,750   $   23,900,000    Appraisal   05/30/2007
$  1,864,217 $    55,926   $ 1,808,291   $   84,108   $ 1,739,809    $  3,184,875   $   22,350,000    Appraisal   05/25/2007
$  1,501,383 $    45,042   $ 1,456,341   $   61,214   $ 1,401,188    $  2,565,000   $   18,000,000    Appraisal   05/21/2007
$  1,426,314 $    42,790   $ 1,383,524   $   81,326   $ 1,331,129    $  2,436,750   $   17,100,000    Appraisal   05/21/2007
$  1,376,268 $    41,288   $ 1,334,980   $   48,890   $ 1,284,423    $  2,351,250   $   16,500,000    Appraisal   05/29/2007
$  1,292,857 $    38,785   $ 1,254,072   $   43,145   $ 1,206,579    $  2,208,750   $   15,500,000    Appraisal   05/25/2007
$  1,251,152 $    37,534   $ 1,213,618   $   46,856   $ 1,167,657    $  2,137,500   $   15,000,000    Appraisal   05/22/2007
$  1,251,152 $    37,534   $ 1,213,618   $   51,355   $ 1,167,657    $  2,137,500   $   15,000,000    Appraisal   05/28/2007
$  1,184,424 $    35,532   $ 1,148,892   $   36,887   $ 1,105,382    $  2,023,500   $   14,200,000    Appraisal   05/23/2007
$  1,126,037 $    33,781   $ 1,092,256   $   76,276   $ 1,050,891    $  1,923,750   $   13,500,000    Appraisal   05/23/2007
$  1,101,014 $    33,030   $ 1,067,984   $   35,844   $ 1,027,538    $  1,881,000   $   13,200,000    Appraisal   05/24/2007
$    984,240 $    29,527   $   954,713   $   32,015   $   918,557    $  1,681,500   $   11,800,000    Appraisal   05/21/2007
$    984,240 $    29,527   $   954,713   $   76,021   $   918,557    $  1,681,500   $   11,800,000    Appraisal   05/26/2007
$    921,682 $    27,650   $   894,032   $   35,767   $   860,174    $  1,574,625   $   11,050,000    Appraisal   05/21/2007
$    847,447 $    25,423   $   822,024   $   13,316   $   790,893    $  1,447,800   $   10,160,000    Appraisal   05/21/2007
$    809,079 $    24,273   $   784,806   $   33,104   $   755,085    $  1,382,250   $    9,700,000    Appraisal   05/24/2007
$    766,539 $    22,996   $   743,543   $   64,909   $   715,384    $  1,309,575   $    9,190,000    Appraisal   05/30/2007
$    661,443 $    19,844   $   641,599   $   43,532   $   617,301    $  1,130,025   $    7,930,000    Appraisal   05/21/2007
$    619,320 $    18,579   $   600,741   $   33,295   $   577,990    $  1,058,063   $    7,425,000    Appraisal   05/21/2007
$    605,558 $    18,167   $   587,391   $   69,132   $   565,146    $  1,034,550   $    7,260,000    Appraisal   05/25/2007
$    590,127 $    17,704   $   572,423   $   25,446   $   550,745    $  1,008,188   $    7,075,000    Appraisal   05/23/2007
$    465,012 $    13,951   $   451,061   $   17,044   $   433,979    $    794,438   $    5,575,000    Appraisal   05/22/2007
$    442,074 $    13,262   $   428,812   $   32,038   $   412,572    $    755,250   $    5,300,000    Appraisal   05/22/2007
$    358,664 $    10,760   $   347,904   $   22,838   $   334,728    $    612,750   $    4,300,000    Appraisal   05/25/2007
$    321,129 $     9,634   $   311,495   $   14,044   $   299,699    $    548,625   $    3,850,000    Appraisal   05/24/2007
$    300,277 $     9,009   $   291,268   $   10,181   $   280,238    $    513,000   $    3,600,000    Appraisal   05/25/2007
$    300,277 $     9,009   $   291,268   $   29,313   $   280,238    $    513,000   $    3,600,000    Appraisal   05/21/2007
$    136,793 $     4,104   $   132,689   $    4,129   $   127,664    $    233,700   $    1,640,000    Appraisal   05/21/2007
$ 12,230,040 $ 5,461,296   $ 6,768,744   $  296,750   $ 6,471,994    $ 86,000,000   $  185,700,000    Appraisal   04/25/2007

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                    Cooperative Loans/(13)/
---------------------------------------------------------------                                    Lease
Value as Rental Unsold  Sponsor Sponsor/ Sponsor Investor Co-op                                  Expiration
a Rental  LTV   Percent  Units  Investor  Carry   Units   Units       Largest Tenant/(14)/          Date
-------- ------ ------- ------- -------- ------- -------- ----- -------------------------------- ----------
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP         Belk Women's Store        01/31/2013
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP  Deutsche Bank AG New York Branch 06/05/2022
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                AMC                12/31/2019
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          U.S. Foodservice         07/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                NAP                   NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                         Lease                          Lease          Insurance
                                       Expiration       Third Largest Expiration       Escrow in
% NSF    Second Largest Tenant/(14)/      Date    % NSF Tenant/(14)/     Date    % NSF   Place
-----  ------------------------------- ---------- ----- ------------- ---------- ----- ---------
 21.4%      Belk Men Home & Kids       09/30/2014 18.9% Regal Cinema  11/30/2013 10.3%     No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
 10.3% Lifetime Fitness (Ground Lease) 06/30/2019 6.7%   Gameworks    06/30/2014  2.9%     No
   NAP               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
100.0%               NAP                  NAP      NAP      NAP          NAP      NAP      No
   NAP               NAP                  NAP      NAP      NAP          NAP      NAP     Yes

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                 Capital                                                                         Initial Capital
               Expenditure   TI/LC                                                                 Expenditure
Tax Escrow      Escrow in  Escrow in                                         Springing Escrow         Escrow
in Place/(15)/ Place/(16)/ Place/(17)/   Other Escrow Description/(18)/      Description/(19)/   Requirement/(20)/
-------------  ----------- ----------  ----------------------------------- --------------------- ----------------
     No             No         No      NAP                                 NAP                          $0
     No             No         No      NAP                                 Tax, Insurance               $0
     No             No         No      NAP                                 NAP                          $0
     No            Yes         No      Debt Service LOC                    Tax, Insurance               $0
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     No             No         No      Base Rent Reserve; Environmental    Tax, Insurance, Other        $0
                                       Testing Holdback
     Yes           Yes         No      Renovation Reserve; Holdback        NAP                          $0
                                       Reserve; Interest Reserve Shortfall

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

 Monthly Capital     Current Capital                         Monthly TI/LC
Expenditure Escrow  Expenditure Escrow Initial TI/LC Escrow      Escrow       Current TI/LC Escrow Environmental
Requirement/(21)/     Balance/(22)/     Requirement/(23)/   Requirement/(24)/    Balance/(25)/       Insurance
------------------  ------------------ -------------------- ----------------  -------------------- -------------
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
1/12th of 4% of TGR      $     0                $0                 $0                  $0               No
     - Currently
   $127,957/month
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
        $0               $     0                $0                 $0                  $0               No
      $24,737            $54,053                $0                 $0                  $0               No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                   Prepayment Code/(27)/
                               --------------------------------------------------------------
Interest                                                                                     YM       Administrative   Mortgage
Accrual Method Seasoning/(26)/ LO  DEF DEF/YM1 YM3 YM2 YM1 YM  5%  4%  3%  2%  1%  Open Formula/(28)/ Cost Rate /(29)/ Loan No.
-------------- --------------  --  --- ------- --- --- --- --  --  --  --  --  --  ---- ------------  ---------------  --------
  Actual/360         0         24  90                                               7                      2.082          1
  Actual/360         4         28  88                                               4                      3.082          2
  Actual/360         3          5        86            22                           7        A             2.082          3
  Actual/360         0         24  94                                               2                      3.082          4
  Actual/360         3         11  86          16                                   7
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         3         11  86          16                                   7        B             3.082          5
  Actual/360         5                                 56                           4        C             2.082          6

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         CMSA   CMSA    Mortgage
Mortgage Loan Property    Loan                                            Loan         Cross-           Original   Cut-Off Date
Loan No. No.    No.    Seller/(1)/           Property Name/(2)/           Group Collateralization/(2)/  Balance    Balance/(3)/
-------- ---- -------- ----------  -------------------------------------- ----- ---------------------  ----------- ------------
    7      7    7-001    GECC      Bangor Mall                              1            No            $80,000,000 $80,000,000
    8      8    8-001    MSMCH     Milford Crossing                         1            No            $75,500,000 $75,500,000
    9      9    9-001    PCF II    Marriott Columbia                        1            No            $41,300,000 $41,300,000
   10     10   10-001    RBC       Ashtabula Mall                           1            No            $40,300,000 $40,300,000
   11     11   11-001    MSMCH     Solana Beach Corporate Center III &      1            No            $37,330,000 $37,330,000
                                   IV
   12     12   12-001    GECC      Crowne Plaza- Addison                    1            No            $37,000,000 $37,000,000
   13     13   13-001    MSMCH     Amalfi Hotel                             1            No            $37,000,000 $37,000,000
   14     14   14-001    PCF II    Hilton Antlers Colorado Springs          1            No            $36,432,000 $36,432,000
   15     15   15-001    MSMCH     20770-20810 Madrona Avenue               1            No            $36,250,000 $36,250,000
   16     16   16-001    MSMCH     Centerpoint Medical Office Building      1            No            $33,500,000 $33,500,000
   17     17   17-001    GECC      The Links at Cadron Valley               2            No            $29,925,000 $29,925,000
   18     18   18-001    MSMCH     Banner Bank Building                     1            No            $26,150,000 $26,150,000
   19     19   19-001    GECC      Hilltown Plaza                           1            No            $26,038,000 $26,038,000
   20     20   20-001    MSMCH     Art Institute Student Housing            2            No            $25,885,000 $25,885,000
   21     21   21-001    GECC      Century XXI                              1            No            $25,300,000 $25,300,000
   22     22   22-001    RBC       Deer Creek Marketplace                   1            No            $24,004,000 $24,004,000
   23     23   23-001    NLIC      312 College Avenue Apartments            2            No            $23,250,000 $23,250,000
   24     24   24-001    MSMCH     Archview Apartments                      2            No            $22,100,000 $22,100,000
          25                       Exeter Portfolio Roll-Up                                            $21,900,000 $21,900,000
   25          25-001    MSMCH     Exeter Portfolio - 5107 North Point      1            No            $13,200,000 $13,200,000
                                   Boulevard (II)
   25          25-002    MSMCH     Exeter Portfolio - 200 Connecticut       1            No            $ 5,500,000 $ 5,500,000
                                   Drive (II)
   25          25-003    MSMCH     Exeter Portfolio - 10641 Freeport        1            No            $ 3,200,000 $ 3,200,000
                                   Drive (II)
   26     26   26-001    MSMCH     Varsity Apartments                       2            No            $21,775,000 $21,775,000
   27     27   27-001    MSMCH     Higuera / Hayden Buildings               1            No            $20,170,000 $20,170,000
   28     28   28-001    MSMCH     Cotton Corporate Center Flex             1            No            $20,050,000 $20,050,000
   29     29   29-001    MSMCH     Cotton Corporate Center Office           1            No            $20,000,000 $20,000,000
          30                       SROA Portfolio Roll-Up                                              $20,000,000 $19,984,156
   30          30-001    MSMCH     SROA Portfolio - London (III)            1            No            $ 2,300,368 $ 2,298,546
   30          30-002    MSMCH     SROA Portfolio - Danville (III)          1            No            $ 2,080,586 $ 2,078,938
   30          30-003    MSMCH     SROA Portfolio - Paintsville (III)       1            No            $ 2,080,586 $ 2,078,938
   30          30-004    MSMCH     SROA Portfolio - Ashland (III)           1            No            $ 1,978,022 $ 1,976,455
   30          30-005    MSMCH     SROA Portfolio - Winchester 2 (III)      1            No            $ 1,641,026 $ 1,639,726
   30          30-006    MSMCH     SROA Portfolio - Mt. Sterling (III)      1            No            $ 1,450,549 $ 1,449,400
   30          30-007    MSMCH     SROA Portfolio - Lawrenceburg (III)      1            No            $ 1,347,985 $ 1,346,917
   30          30-008    MSMCH     SROA Portfolio - Wheelersburg, Duis      1            No            $ 1,347,985 $ 1,346,917
                                   Street (III)
   30          30-009    MSMCH     SROA Portfolio - Morehead (III)          1            No            $ 1,230,769 $ 1,229,794
   30          30-010    MSMCH     SROA Portfolio - Winchester I (III)      1            No            $   820,513 $   819,863
   30          30-011    MSMCH     SROA Portfolio - Berea (III)             1            No            $   791,209 $   790,582
   30          30-012    MSMCH     SROA Portfolio - Hager Hill (III)        1            No            $   542,125 $   541,696
   30          30-013    MSMCH     SROA Portfolio - Willard Tiffin (III)    1            No            $   474,725 $   474,349
   30          30-014    MSMCH     SROA Portfolio - Willard Storage (III)   1            No            $   427,839 $   427,500
   30          30-015    MSMCH     SROA Portfolio - Litton (III)            1            No            $   410,256 $   409,931
   30          30-016    MSMCH     SROA Portfolio - Wheelersburg, Ohio      1            No            $   263,736 $   263,527
                                   River Road (III)
   30          30-017    MSMCH     SROA Portfolio - Salyersville (III)      1            No            $   219,780 $   219,606
   30          30-018    MSMCH     SROA Portfolio - Greenwich (III)         1            No            $   164,103 $   163,973
   30          30-019    MSMCH     SROA Portfolio - West Liberty, Main      1            No            $   146,520 $   146,404
                                   Street (III)
   30          30-020    MSMCH     SROA Portfolio - West Liberty, Glenn     1            No            $   102,564 $   102,483
                                   Avenue (III)
   30          30-021    MSMCH     SROA Portfolio - Whitesburg (III)        1            No            $   102,564 $   102,483
   30          30-022    MSMCH     SROA Portfolio - All in One (III)        1            No            $    76,190 $    76,130
   31     31   31-001    GECC      Frost Bank -Corpus Christi               1            No            $19,500,000 $19,500,000

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                    Cut-Off
NOI         NCF      Date    Balloon
DSCR/(4)/ DSCR/(4)/ LTV/(4)/ LTV/(4)/                            Street Address                                  City
--------  --------  -------  -------  --------------------------------------------------------------------- --------------
  1.70      1.62     62.5%    62.5%   663 Stillwater Avenue                                                 Bangor
  1.29      1.05     75.5%    71.8%   1349 Boston Post Road                                                 Milford
  1.49      1.15     61.1%    57.6%   1200 Hampton Street                                                   Columbia
  1.75      1.41     69.7%    63.6%   3315 North Ridge Road East                                            Ashtabula
  1.28      1.05     77.8%    73.2%   420 & 440 Stevens Avenue                                              Solana Beach
  1.61      1.16     68.9%    62.8%   14315 Midway Road                                                     Addison
  1.70      1.50     69.2%    69.2%   20 West Kinzie Street                                                 Chicago
  1.57      1.20     66.0%    62.2%   4 South Cascade Avenue                                                Colorado
                                                                                                            Springs
  1.46      1.11     69.0%    63.8%   20770-20810 Madrona Avenue                                            Torrance
  1.35      1.03     76.4%    68.7%   19550 East 39th Street                                                Independence
  1.53      1.24     76.7%    68.2%   3400 Irby Drive                                                       Conway
  1.56      1.15     77.8%    72.5%   950 West Bannock Street                                               Boise
  1.28      1.23     76.8%    76.8%   Business Routes 309 & 113                                             Hilltown
                                                                                                            Township
  1.51      1.26     76.1%    69.1%   620 Second Avenue                                                     Pittsburgh
  1.46      1.36     78.3%    78.3%   20010, 20020, & 20030 Century Boulevard                               Germantown
  1.44      1.41     74.5%    74.5%   6800-6882 & 7040-7052 W. 135th Avenue                                 Overland Park
  1.23      1.11     77.2%    72.9%   312 College Avenue                                                    Ithaca
  1.15      1.13     72.7%    72.7%   4150 Arch Drive                                                       Studio City
  1.59      1.25     70.2%    67.8%
  1.59      1.25     70.2%    67.8%   5107 North Point Boulevard                                            Sparrows
                                                                                                            Point
  1.59      1.25     70.2%    67.8%   200 Connecticut Drive                                                 Burlington
  1.59      1.25     70.2%    67.8%   10641 - 10645 Freeport Drive                                          Louisville
  1.45      1.21     72.8%    63.7%   1315-1325,1314,1316,1335-1345,1355,1365-1395,1555 N. Lincoln;         Bloomington
                                      301,305,216,218,218 1/2, 219,220 E.19th Street; 1332-1334,1336 N.
                                      Washington; 1214 North Dunn Street; 2015 North Dunn Street; 1915-1931
                                      North Dunn Street; 300 Matlock Court Drive; 203-492 Varsity Lane
  1.24      1.20     69.8%    69.8%   8550 Higuera Street; 8600 Hayden Place                                Culver City
  1.29      1.02     74.0%    69.7%   4645 East Cotton Center Boulevard                                     Phoenix -
                                                                                                            Mesa
  1.30      1.02     74.1%    69.9%   4645 East Cotton Center Blvd                                          Phoenix -
                                                                                                            Mesa
  1.28      1.24     58.6%    50.1%
  1.28      1.24     58.6%    50.1%   1615 Nevada Street                                                    London
  1.28      1.24     58.6%    50.1%   185 Westridge Drive                                                   Danville
  1.28      1.24     58.6%    50.1%   163 Brooks Conley Road                                                Paintsville
  1.28      1.24     58.6%    50.1%   6800 Midland Trail                                                    Ashland
  1.28      1.24     58.6%    50.1%   1280 Therese Drive                                                    Winchester
  1.28      1.24     58.6%    50.1%   1060 Camargo Road                                                     Mt. Sterling
  1.28      1.24     58.6%    50.1%   1060 Commerce Way                                                     Lawrenceburg
  1.28      1.24     58.6%    50.1%   68 Duis Street                                                        Wheelersburg
  1.28      1.24     58.6%    50.1%   5051 Flemingsburg Road                                                Morehead
  1.28      1.24     58.6%    50.1%   4100 Rockwell Road                                                    Winchester
  1.28      1.24     58.6%    50.1%   221 Pauline Drive                                                     Berea
  1.28      1.24     58.6%    50.1%   567 Kentucky Route 825                                                Hager Hill/
                                                                                                            Paintsville
  1.28      1.24     58.6%    50.1%   730 E. Tiffin Street                                                  Willard
  1.28      1.24     58.6%    50.1%   405 West Walton Street                                                Willard
  1.28      1.24     58.6%    50.1%   295 Litton Road                                                       Morehead
  1.28      1.24     58.6%    50.1%   8744 Ohio River Road                                                  Wheelersburg
  1.28      1.24     58.6%    50.1%   1800 East Moutain Parkway                                             Salyersville
  1.28      1.24     58.6%    50.1%   60 East Main Street                                                   Greenwich
  1.28      1.24     58.6%    50.1%   1209 West Main Street                                                 West Liberty
  1.28      1.24     58.6%    50.1%   16 Glenn Avenue                                                       West Liberty
  1.28      1.24     58.6%    50.1%   16 Dow Collins Street                                                 Whitesburg
  1.28      1.24     58.6%    50.1%   733 East Tiffin Street                                                Willard
  1.86      1.64     72.2%    72.2%   802 North Carancahua                                                  Corpus Christi

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      Zip                                   Units/                            Year
State Code  Property Type Property Sub-Type SF/(5)/       Year Built        Renovated
----- ----- ------------- ----------------- ------- ----------------------- ---------
 ME   04401 Retail         Anchored         536,299          1979              1997
 CT   06460 Retail         Anchored         379,685       2006, 2007            NAP
 SC   29201 Hospitality    Full Service         300          1983              2005
 OH   44004 Retail         Anchored         754,882          1992               NAP
 CA   92075 Office         Urban            116,051       2005, 2006            NAP
 TX   75001 Hospitality    Full Service         429          1984             1997,
                                                                               2005
 IL   60610 Hospitality    Full Service         215          2000              2004
 CO   80903 Hospitality    Full Service         292          1967              2005
 CA   90503 Office         Suburban         211,407          1989               NAP
 MO   64057 Office         Medical          201,291          2006               NAP
 AR   72034 Multifamily    Garden               552       2006, 2007            NAP
 ID   83702 Office         Urban            179,063          2006               NAP
 PA   18964 Retail         Anchored         152,113          1977             1999,
                                                                               2003
 PA   15213 Multifamily    Student Housing      650          1927              2007
 MD   20874 Office         Suburban         166,445       1972, 1973           1991
 KS   66223 Retail         Unanchored       152,850       1998 - 2002           NAP
 NY   14850 Multifamily    Student Housing      121          1999               NAP
 CA   91604 Multifamily    Garden               126          1990               NAP
 MD   21219 Industrial     Warehouse        485,081          1945              2006
 NJ   08016 Industrial     Warehouse        148,500          1974               NAP
 KY   40258 Industrial     Warehouse        102,600          2000               NAP
 IN   47401 Multifamily    Student Housing      269 1930, 1940, 1950, 1952,     NAP
                                                    1955, 1963, 1985, 1987,
                                                    1991, 1993, 1996, 1998
 CA   90232 Office         Urban            101,460       1976, 1987            NAP
 AZ   85040 Industrial     Flex             147,627          2000              2006
 AZ   85040 Office         Suburban         116,858          2000              2006
 KY   40741 Self Storage   Self Storage      72,850          1999               NAP
 KY   40422 Self Storage   Self Storage      67,685          2002               NAP
 KY   41256 Self Storage   Self Storage      60,300          1995               NAP
 KY   41102 Self Storage   Self Storage      59,075          2000               NAP
 KY   40391 Self Storage   Self Storage      50,050          2006               NAP
 KY   40353 Self Storage   Self Storage      45,825          2001               NAP
 KY   40342 Self Storage   Self Storage      44,000          2007               NAP
 OH   45694 Self Storage   Self Storage      46,000          2003               NAP
 KY   40351 Self Storage   Self Storage      39,375          1996               NAP
 KY   40391 Self Storage   Self Storage      28,800          2000               NAP
 KY   40403 Self Storage   Self Storage      23,625          2006               NAP
 KY   41222 Self Storage   Self Storage      15,350          1999               NAP
 OH   44890 Self Storage   Self Storage      17,800          2003               NAP
 OH   44890 Self Storage   Self Storage      19,400          1987               NAP
 KY   40351 Self Storage   Self Storage      13,500          1996               NAP
 OH   45694 Self Storage   Self Storage      12,500          1991               NAP
 KY   41465 Self Storage   Self Storage       9,300          1995               NAP
 OH   44837 Self Storage   Self Storage       8,625          1997               NAP
 KY   41472 Self Storage   Self Storage       4,475          1996               NAP
 KY   41472 Self Storage   Self Storage       3,650          1995               NAP
 KY   41858 Self Storage   Self Storage       2,950          1995               NAP
 OH   44890 Self Storage   Self Storage       4,000          2001               NAP
 TX   78740 Office         Urban            311,395          1983               NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

              Percent                                                           Cut-Off Date              First
Percent     Leased as of                                                        Balance per              Payment
Leased/(6)/  Date/(6)/   Security Type/(7)/ Lien Position Related Borrower List  Unit or SF  Note Date  Date (P&I)
----------  ------------ -----------------  ------------- --------------------- ------------ ---------- ----------
   95.2%     09/06/2007   Fee                   First             1, 7            $    149   09/10/2007    NAP
   99.1%     10/23/2007   Fee                   First            8, 221           $    199   10/09/2007 12/08/2013
   71.5%     08/22/2007   Fee                   First           4, 9, 14          $137,667   10/05/2007 12/01/2012
   78.6%     05/31/2007   Fee                   First             NAP             $     53   08/24/2007 10/01/2010
  100.0%     07/31/2007   Fee                   First             NAP             $    322   07/12/2007 09/01/2012
   71.0%     07/31/2007   Fee                   First             NAP             $ 86,247   08/10/2007 10/01/2010
   72.5%     05/31/2007   Fee                   First             NAP             $172,093   07/12/2007    NAP
   74.8%     08/22/2007   Fee                   First           4, 9, 14          $124,767   10/05/2007 12/01/2012
   84.7%     07/31/2007   Fee                   First             NAP             $    171   07/31/2007 09/08/2011
   64.4%     10/12/2007   Leasehold             First             NAP             $    166   06/15/2007 08/01/2010
  100.0%     08/31/2007   Fee                   First             NAP             $ 54,212   08/27/2007 10/01/2009
   88.8%     09/14/2007   Fee                   First             NAP             $    146   05/18/2007 07/01/2012
   98.4%     05/31/2007   Fee                   First             NAP             $    171   07/27/2007    NAP
  100.0%     07/01/2007   Fee                   First             NAP             $ 39,823   07/20/2007 09/08/2010
   93.7%     09/30/2007   Fee                   First             NAP             $    152   10/10/2007    NAP
  100.0%     04/01/2007   Fee                   First             NAP             $    157   08/22/2007    NAP
  100.0%     10/11/2007   Fee                   First             NAP             $192,149   10/19/2007 12/01/2010
   96.8%     08/31/2007   Fee                   First             NAP             $175,397   06/29/2007    NAP
                                                                                             08/17/2007 10/08/2009
   80.1%     06/01/2007   Fee                   First             NAP             $     30   08/17/2007 10/08/2009
  100.0%     06/01/2007   Fee                   First             NAP             $     30   08/17/2007 10/08/2009
  100.0%     06/01/2007   Fee                   First             NAP             $     30   08/17/2007 10/08/2009
  100.0%     07/10/2007   Fee                   First             NAP             $ 80,948   08/10/2007 10/08/2008
  100.0%     06/30/2007   Fee                   First             NAP             $    199   07/06/2007    NAP
  100.0%     06/19/2007   Fee                   First            28, 29           $    136   07/26/2007 09/08/2012
  100.0%     11/01/2007   Fee                   First            28, 29           $    171   07/26/2007 09/08/2012
                                                                                             09/14/2007 11/08/2007
   86.8%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   85.4%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   90.9%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   91.4%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   21.6%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   89.8%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
    0.0%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   92.5%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   79.9%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   90.3%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   35.1%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   91.4%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   60.2%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   77.7%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   70.9%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   37.8%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   88.9%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   53.3%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   87.8%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   89.5%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   93.3%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   28.8%     05/21/2007   Fee                   First             NAP             $     31   09/14/2007 11/08/2007
   94.5%     06/01/2007   Fee / Leasehold       First             NAP             $     63   07/26/2007    NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

First                                                                         Original Remaining Original  Remaining
Payment     Maturity  Due                                    Lockbox  Lockbox Term to   Term to   Amort.    Amort.
Date (IO)     Date    Date    Grace Period/(8)/    ARD Loan  Status    Type   Maturity Maturity  Term/(9)/   Term
---------  ---------- ---- ----------------------- -------- --------- ------- -------- --------- --------  ---------
11/01/2007 10/01/2017  1              5               No    In Place   Hard     120       119      IO         IO
11/08/2007 11/08/2017  8              0               No    In Place   Soft     121       120      360        360
12/01/2007 11/01/2017  1     5 days per calendar      No    In Place   Hard     120       120      360        360
                           year or 5 times for the
                              loan term then 0
                                 thereafter
10/01/2007 09/01/2017  1              0               No    Springing  Soft     120       118      360        360
09/01/2007 08/01/2017  1              0               No    In Place   Hard     120       117      360        360
10/01/2007 09/01/2017  1              5               No    None        NAP     120       118      360        360
09/08/2007 08/08/2012  8              0               No    In Place   Hard      60        57      IO         IO
12/01/2007 11/01/2017  1     5 days per calendar      No    In Place   Hard     120       120      360        360
                           year or 5 times for the
                              loan term then 0
                                 thereafter
09/08/2007 08/08/2017  8              0               No    In Place   Hard     120       117      360        360
08/01/2007 07/01/2017  1              5               No    None        NAP     120       116      360        360
10/01/2007 09/01/2017  1              5               No    None        NAP     120       118      360        360
07/01/2007 06/01/2017  1              5               No    None        NAP     120       115      360        360
09/01/2007 08/01/2017  1              5               No    None        NAP     120       117      IO         IO
09/08/2007 08/08/2017  8              0               No    In Place   Hard     120       117      360        360
12/01/2007 11/01/2017  1              5               No    None        NAP     120       120      IO         IO
10/01/2007 09/01/2017  1              8               No    None        NAP     120       118      IO         IO
12/01/2007 11/01/2017  1              0               No    None        NAP     120       120      420        420
08/01/2007 07/01/2017  1              5               No    None        NAP     120       116      IO         IO
10/08/2007 09/08/2012                                       None        NAP      60        58      360        360
10/08/2007 09/08/2012  8              0               No    None        NAP      60        58      360        360
10/08/2007 09/08/2012  8              0               No    None        NAP      60        58      360        360
10/08/2007 09/08/2012  8              0               No    None        NAP      60        58      360        360
10/08/2007 09/08/2017  8              0               No    None        NAP     120       118      360        360
09/01/2007 08/01/2012  1              5               No    In Place   Hard      60        57      IO         IO
09/08/2007 08/08/2017  8              0               No    Springing  Hard     120       117      360        360
09/08/2007 08/08/2017  8              0               No    Springing  Hard     120       117      360        360
NAP        10/08/2017                                       None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
NAP        10/08/2017  8              0               No    None        NAP     120       119      360        359
09/01/2007 08/01/2017  1              5               No    None        NAP     120       117      IO         IO

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

              Monthly  Monthly  Third Most  Third Most    Second Most  Second Most
              Payment  Payment    Recent    Recent NOI      Recent     Recent NOI    Most Recent  Most Recent NOI
Mortgage Rate  (P&I)    (IO)    NOI/(10)/  End Date/(10)/  NOI/(10)/  End Date/(10)/  NOI/(10)/   End Date/(10)/
------------- -------- -------- ---------- -------------  ----------- -------------  ----------- -----------------
   6.147%          NAP $415,492 $7,356,826  12/31/2005    $7,444,721   12/31/2006    $7,381,615  T-12(04/30/2007)
   6.030%     $454,118 $384,657        NAP     NAP               NAP      NAP               NAP         NAP
   6.510%     $261,316 $227,164 $2,339,710  12/31/2005    $4,019,942   12/31/2006    $4,336,127  T-12(09/30/2007)
   6.400%     $252,079 $217,919 $3,875,271  12/31/2005    $4,083,542   12/31/2006    $4,457,224   05/31/2007 Ann
   6.388%     $233,208 $201,480        NAP     NAP               NAP      NAP               NAP         NAP
   6.390%     $231,195 $199,761 $1,769,464  12/31/2005    $3,014,445   12/31/2006    $3,648,955  T-12(07/31/2007)
   6.510%          NAP $203,513 $1,700,328     2005       $3,554,075      2006       $3,890,758  T-12(05/31/2007)
   6.510%     $230,515 $200,389 $2,534,573  12/31/2005    $2,950,406   12/31/2006    $3,863,307  T-12(09/30/2007)
   6.180%     $221,550 $189,280        NAP     NAP               NAP      NAP        $2,748,260        2006
   5.690%     $194,222 $161,052        NAP     NAP               NAP      NAP               NAP         NAP
   6.030%     $179,993 $152,462        NAP     NAP        $  185,990   12/31/2006    $1,321,731  T-12(07/31/2007)
   5.600%     $150,122 $123,728        NAP     NAP               NAP      NAP        $  740,654  T-10 (03/31/2007)
                                                                                                        Ann
   6.270%          NAP $137,938 $1,736,361  12/31/2005    $2,097,092   12/31/2006    $2,189,086  T-12(03/31/2007)
   6.140%     $157,531 $134,284        NAP     NAP               NAP      NAP               NAP         NAP
   6.320%          NAP $135,097 $1,805,092  12/31/2005    $1,244,165   12/31/2006    $1,181,384  T-12(05/31/2007)
   5.480%          NAP $111,141 $1,634,875  12/31/2005    $1,488,698   12/31/2006    $1,455,184  T-12(05/31/2007)
   6.540%     $141,105 $128,472        NAP     NAP        $1,794,267   12/31/2005    $1,763,976     12/31/2006
   5.580%          NAP $104,192 $1,433,681     2004       $1,341,835      2005       $1,423,026        2006
   6.270%     $135,127 $116,017
   6.270%     $ 81,446 $ 69,928        NAP     NAP               NAP      NAP               NAP         NAP
   6.270%     $ 33,936 $ 29,137        NAP     NAP               NAP      NAP               NAP         NAP
   6.270%     $ 19,745 $ 16,952        NAP     NAP               NAP      NAP               NAP         NAP
   6.270%     $134,356 $115,355 $1,219,015     2004       $1,417,230      2005       $1,656,718        2006
   6.480%          NAP $110,431        NAP     NAP               NAP      NAP               NAP         NAP
   6.480%     $126,466 $109,774 $1,412,495     2004       $1,748,784      2005       $1,732,900        2006
   6.580%     $127,468 $111,190 $1,494,293     2004       $1,708,316      2005       $1,782,140        2006
   6.170%     $122,105      NAP
   6.170%     $ 14,044      NAP $  188,374     2005       $  231,277      2006       $  221,848  T-12(04/30/2007)
   6.170%     $ 12,702      NAP $  170,376     2005       $  209,180      2006       $  200,652  T-12(04/30/2007)
   6.170%     $ 12,702      NAP $  170,376     2005       $  209,180      2006       $  200,652  T-12(04/30/2007)
   6.170%     $ 12,076      NAP $  161,978     2005       $  198,869      2006       $  190,761  T-12(04/30/2007)
   6.170%     $ 10,019      NAP $  134,381     2005       $  164,987      2006       $  158,261  T-12(04/30/2007)
   6.170%     $  8,856      NAP $  118,784     2005       $  145,837      2006       $  139,891  T-12(04/30/2007)
   6.170%     $  8,230      NAP $  110,385     2005       $  135,525      2006       $  130,000  T-12(04/30/2007)
   6.170%     $  8,230      NAP $  110,385     2005       $  135,525      2006       $  130,000  T-12(04/30/2007)
   6.170%     $  7,514      NAP $  100,786     2005       $  123,741      2006       $  118,696  T-12(04/30/2007)
   6.170%     $  5,009      NAP $   67,191     2005       $   82,494      2006       $   79,131  T-12(04/30/2007)
   6.170%     $  4,831      NAP $   64,791     2005       $   79,548      2006       $   76,304  T-12(04/30/2007)
   6.170%     $  3,310      NAP $   44,394     2005       $   54,505      2006       $   52,283  T-12(04/30/2007)
   6.170%     $  2,898      NAP $   38,875     2005       $   47,728      2006       $   45,783  T-12(04/30/2007)
   6.170%     $  2,612      NAP $   35,035     2005       $   43,015      2006       $   41,261  T-12(04/30/2007)
   6.170%     $  2,505      NAP $   33,595     2005       $   41,247      2006       $   39,565  T-12(04/30/2007)
   6.170%     $  1,610      NAP $   21,597     2005       $   26,516      2006       $   25,435  T-12(04/30/2007)
   6.170%     $  1,342      NAP $   17,998     2005       $   22,097      2006       $   21,196  T-12(04/30/2007)
   6.170%     $  1,002      NAP $   13,438     2005       $   16,499      2006       $   15,826  T-12(04/30/2007)
   6.170%     $    895      NAP $   11,998     2005       $   14,731      2006       $   14,130  T-12(04/30/2007)
   6.170%     $    626      NAP $    8,399     2005       $   10,312      2006       $    9,891  T-12(04/30/2007)
   6.170%     $    626      NAP $    8,399     2005       $   10,312      2006       $    9,891  T-12(04/30/2007)
   6.170%     $    465      NAP $    6,239     2005       $    7,660      2006       $    7,348  T-12(04/30/2007)
   6.360%          NAP $104,785 $1,956,575  12/31/2005    $1,198,660   12/31/2006    $1,827,924  T-12(03/31/2007)

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Underwritten Underwritten Underwritable Underwritten Underwritable     Balloon     Current    Source of   Valuation
    EGI        Expenses        NOI        Reserves   Cash Flow/(11)/   Balance   Value/(12)/  Value/(12)/   Date
------------ ------------ ------------- ------------ --------------  ----------- ------------ ----------  ----------
$13,456,350  $ 4,998,409   $8,457,942     $397,303     $8,060,368    $80,000,000 $128,000,000 Appraisal   08/01/2007
$ 8,111,646  $ 2,176,435   $5,935,211     $188,504     $5,746,706    $71,825,815 $100,000,000 Appraisal   08/02/2007
$15,105,374  $11,034,327   $4,071,047     $453,161     $3,617,885    $38,929,134 $ 67,600,000 Appraisal   09/14/2007
$ 6,407,449  $ 1,838,696   $4,568,753     $600,046     $4,268,730    $36,744,873 $ 57,800,000 Appraisal   03/15/2007
$ 4,080,467  $   996,676   $3,083,791     $157,829     $2,925,962    $35,136,253 $ 48,000,000 Appraisal   06/22/2007
$15,612,000  $11,758,681   $3,853,319     $624,480     $3,228,839    $33,729,832 $ 53,700,000 Appraisal   07/01/2009
$12,283,850  $ 8,130,108   $4,153,742     $491,354     $3,662,388    $37,000,000 $ 53,500,000 Appraisal   07/01/2007
$15,890,230  $12,105,413   $3,784,817     $476,707     $3,308,111    $34,340,586 $ 55,200,000 Appraisal   09/13/2007
$ 5,520,534  $ 2,207,754   $3,312,779     $361,505     $2,951,274    $33,497,179 $ 52,500,000 Appraisal   06/13/2007
$ 4,416,464  $ 1,799,572   $2,616,892     $237,546     $2,404,346    $30,142,939 $ 43,850,000 Appraisal   05/15/2007
$ 4,024,749  $ 1,234,213   $2,790,536     $110,400     $2,680,136    $26,579,031 $ 39,000,000 Appraisal   08/23/2007
$ 3,233,632  $   921,858   $2,311,774     $231,826     $2,079,948    $24,360,957 $ 33,600,000 Appraisal   03/09/2007
$ 2,883,086  $   771,746   $2,111,340     $ 70,514     $2,040,826    $26,038,000 $ 33,900,000 Appraisal   05/15/2007
$ 3,097,532  $   664,994   $2,432,538     $ 42,000     $2,390,538    $23,489,674 $ 34,000,000 Appraisal   06/05/2007
$ 3,712,705  $ 1,347,464   $2,365,241     $155,591     $2,209,650    $25,300,000 $ 32,300,000 Appraisal   07/12/2007
$ 2,959,079  $ 1,036,914   $1,922,165     $ 35,560     $1,886,605    $24,004,000 $ 32,230,000 Appraisal   06/08/2007
$ 3,000,357  $ 1,099,438   $1,900,919     $ 24,200     $1,876,719    $21,930,743 $ 30,100,000 Appraisal   09/18/2007
$ 2,263,574  $   825,288   $1,438,286     $ 31,500     $1,406,786    $22,100,000 $ 30,400,000 Appraisal   02/09/2007
$ 2,887,303  $   674,962   $2,212,341     $191,407     $2,020,934    $21,168,484 $ 31,200,000
$ 1,594,515  $   365,560   $1,228,955     $126,121     $1,102,834    $12,759,086 $ 19,000,000 Appraisal   07/24/2007
$   829,944  $   214,197   $  615,747     $ 38,610     $  577,137    $ 5,316,286 $  7,800,000 Appraisal   07/13/2007
$   462,844  $    95,206   $  367,638     $ 26,676     $  340,962    $ 3,093,112 $  4,400,000 Appraisal   07/23/2007
$ 3,378,067  $ 1,366,357   $2,011,710     $ 67,250     $1,944,460    $19,054,250 $ 29,925,000 Appraisal   06/28/2007
$ 2,083,257  $   438,267   $1,644,990     $ 53,591     $1,591,399    $20,170,000 $ 28,900,000 Appraisal   06/12/2007
$ 2,279,233  $   574,169   $1,705,064     $150,579     $1,554,485    $18,893,201 $ 27,100,000 Appraisal   07/10/2007
$ 2,544,838  $   808,794   $1,736,044     $171,782     $1,564,262    $18,869,097 $ 27,000,000 Appraisal   07/10/2007
$ 2,885,644  $ 1,010,483   $1,875,161     $ 64,974     $1,810,187    $17,083,208 $ 34,125,000
$   331,902  $   116,224   $  215,678     $  7,473     $  208,205    $ 1,964,888 $  3,925,000 Appraisal   05/08/2007
$   300,192  $   105,120   $  195,072     $  6,759     $  188,312    $ 1,777,154 $  3,550,000 Appraisal   05/08/2007
$   300,192  $   105,120   $  195,072     $  6,759     $  188,312    $ 1,777,154 $  3,550,000 Appraisal   05/09/2007
$   285,393  $    99,938   $  185,455     $  6,426     $  179,029    $ 1,689,548 $  3,375,000 Appraisal   05/09/2007
$   236,771  $    82,911   $  153,859     $  5,331     $  148,528    $ 1,401,700 $  2,800,000 Appraisal   05/09/2007
$   209,288  $    73,288   $  136,001     $  4,712     $  131,288    $ 1,239,002 $  2,475,000 Appraisal   05/09/2007
$   194,490  $    68,106   $  126,384     $  4,379     $  122,005    $ 1,151,395 $  2,300,000 Appraisal   05/08/2007
$   194,490  $    68,106   $  126,384     $  4,379     $  122,005    $ 1,151,395 $  2,300,000 Appraisal   05/18/2007
$   177,578  $    62,184   $  115,395     $  3,998     $  111,396    $ 1,051,273 $  2,100,000 Appraisal   05/09/2007
$   118,385  $    41,456   $   76,930     $  2,666     $   74,264    $   700,849 $  1,400,000 Appraisal   05/09/2007
$   114,157  $    39,975   $   74,182     $  2,570     $   71,612    $   675,819 $  1,350,000 Appraisal   05/08/2007
$    78,219  $    27,390   $   50,829     $  1,761     $   49,067    $   463,062 $    925,000 Appraisal   05/08/2007
$    68,494  $    23,985   $   44,509     $  1,542     $   42,967    $   405,491 $    810,000 Appraisal   05/18/2007
$    61,730  $    21,616   $   40,113     $  1,390     $   38,723    $   365,443 $    730,000 Appraisal   05/18/2007
$    59,193  $    20,728   $   38,465     $  1,333     $   37,132    $   350,424 $    700,000 Appraisal   05/09/2007
$    38,052  $    13,325   $   24,727     $    857     $   23,871    $   225,273 $    450,000 Appraisal   05/18/2007
$    31,710  $    11,104   $   20,606     $    714     $   19,892    $   187,727 $    375,000 Appraisal   05/08/2007
$    23,677  $     8,291   $   15,386     $    533     $   14,853    $   140,170 $    280,000 Appraisal   05/18/2007
$    21,140  $     7,403   $   13,737     $    476     $   13,261    $   125,151 $    250,000 Appraisal   05/21/2007
$    14,798  $     5,182   $    9,616     $    333     $    9,283    $    87,606 $    175,000 Appraisal   05/09/2007
$    14,798  $     5,182   $    9,616     $    333     $    9,283    $    87,606 $    175,000 Appraisal   05/08/2007
$    10,993  $     3,849   $    7,143     $    248     $    6,896    $    65,078 $    130,000 Appraisal   05/18/2007
$ 5,190,200  $ 2,847,048   $2,343,152     $277,335     $2,065,817    $19,500,000 $ 27,000,000 Appraisal   04/28/2007

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                    Cooperative Loans/(13)/
---------------------------------------------------------------                                     Lease
Value as Rental Unsold  Sponsor Sponsor/ Sponsor Investor Co-op                                   Expiration
a Rental  LTV   Percent  Units  Investor  Carry   Units   Units       Largest Tenant/(14)/           Date
-------- ------ ------- ------- -------- ------- -------- ----- --------------------------------- ----------
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                Sears               10/31/2008
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP              Wal-Mart              03/31/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP             Super Kmart            08/31/2017
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          Arthur Gruen, MD          03/31/2012
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP       American Honda Finance       03/31/2015
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP      Ambulatory Surgery Center     09/06/2016
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP            NYK Lines Inc           08/24/2017
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          Giant Food Stores         12/31/2025
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP    Gen'l Service Administration    06/11/2017
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP              Hen House             01/31/2022
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP             C. Steinweg            10/31/2015
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP   Brennan Transportation Services  12/31/2009
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP         Wolverton Pet Food         01/31/2011
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP            Discus Dental           03/31/2011
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP       Schaller Anderson of AZ      07/31/2013
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP  Schaller Anderson of Arizona, LLC 07/31/2013
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                 NAP                   NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP                APAC                05/31/2010

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                     Lease                                                Lease          Insurance
                                   Expiration                                           Expiration       Escrow in
% NSF  Second Largest Tenant/(14)/    Date    % NSF     Third Largest Tenant/(14)/         Date    % NSF   Place
-----  --------------------------  ---------- ----- ----------------------------------- ---------- ----- ---------
 19.7%        J.C. Penney          02/28/2009 17.7%    Dick's Clothing & Sport LSE      01/31/2020 12.7%     No
 37.4%    Jo-Ann Stores, Inc.      06/30/2017  9.2%       Marshalls of MA, Inc.         04/30/2017  8.3%     No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
 21.2%      Steve & Barry's        01/31/2013 10.2%             Dillard's               02/01/2014 10.1%    Yes
 11.3%      Zenith National        05/30/2011  8.4%            Taiyo Yuden              04/30/2014  8.4%     No
             Insurance Comp
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
 41.3%     Navcom Technology,      07/31/2010 25.3%      Kaiser Foundation Health       09/30/2013 18.2%    Yes
                  Inc.
  9.6%      Radiology Clinic       05/31/2016  8.8%    Hausheer, Braby & Associates     04/30/2017  5.8%     No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP     Yes
  9.3%       Idaho Power -         04/30/2011  9.3%   Idaho Power - Customer Service    12/14/2010  9.3%     No
                Dispatch
 36.2%          Staples            12/31/2018 13.4%            Eckerd Drug              12/31/2008  8.7%    Yes
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
 28.0%      Asbury Community       08/09/2017 11.7% Emergency Medicine Associates, Inc. 06/30/2018  9.0%    Yes
                Services
 40.8%        Accent Sound         05/31/2007 10.3%            Thomasville              11/30/2014  7.4%     No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP     Yes
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP     Yes
 39.4%    Windspeed Logistics      02/28/2017 27.5%       Weststreet Industries         06/30/2011 13.2%    Yes
100.0%            NAP                 NAP      NAP                 NAP                     NAP      NAP     Yes
 43.9%    Integrated Logistics     04/30/2012 29.2%     Fisher & Paykel Healthcare      10/01/2008 26.9%    Yes
               Solutions
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP     Yes
 62.1%       Sony Pictures         03/31/2011 23.7%         Apollo Interactive          01/15/2011 14.3%     No
 18.3%   Aerotech Laboratories,    05/31/2008 16.2%      Kanbay Consulting, Inc.        07/31/2011 13.4%     No
                  Inc.
100.0%            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
   NAP            NAP                 NAP      NAP                 NAP                     NAP      NAP      No
 10.7%    Frost National Bank      08/31/2009  9.9%          Edwards Law Firm           12/04/2009  8.8%    Yes

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

              Capital                                                                                          Initial Capital
   Tax      Expenditure   TI/LC                                                                                  Expenditure
Escrow in    Escrow in  Escrow in                                                            Springing Escrow       Escrow
Place/(15)/ Place/(16)/ Place/(17)/              Other Escrow Description/(18)/              Description/(19)/ Requirement/(20)/
----------  ----------- ----------  -------------------------------------------------------- ----------------  ----------------
   No           No         No       NAP                                                      NAP                  $        0
   No           No         No       NAP                                                      Tax, Insurance,      $        0
                                                                                             CapEx
   No           Yes        No       Debt Service LOC                                         Tax, Insurance       $  625,000
   Yes          Yes        Yes      NAP                                                      CapEx, TI/LC         $4,500,000
   Yes          No         No       Occupancy Reserve; Rent Abatement Reserve                Insurance            $        0
   Yes          No         No       Earnout Escrow Fund                                      Insurance,           $        0
                                                                                             CapEx, Other
   No           Yes        No       NAP                                                      Tax, Insurance,      $2,000,000
                                                                                             CapEx
   No           Yes        No       Debt Service LOC                                         NAP                  $        0
   Yes          Yes        No       Lease-up Funds                                           TI/LC, Other         $        0
   No           No         Yes      Holdback Reserve                                         Insurance, TI/       $        0
                                                                                             LC
   Yes          Yes        No       NAP                                                      NAP                  $        0
   Yes          Yes        No       Earnout Reserve; Build-Out Reserve; Master Lease Reserve TI/LC                $        0
   Yes          Yes        Yes      NAP                                                      TI/LC                $        0
   No           No         No       NAP                                                      Tax, Insurance,      $        0
                                                                                             TI/LC, Other
   Yes          Yes        Yes      Emergency Medical Escrow Fund                            Other                $        0
   No           No         No       NAP                                                      Tax, Insurance       $        0
   Yes          No         No       NAP                                                      NAP                  $        0
   Yes          No         No       NAP                                                      NAP                  $        0
   Yes          Yes        No       NAP                                                      NAP                  $        0
   Yes          Yes        No       NAP                                                      NAP                  $        0
   Yes          Yes        No       NAP                                                      NAP                  $        0
   Yes          Yes        No       Seasonal Reserve                                         NAP                  $        0
   No           Yes        No       NAP                                                      Tax, Insurance,      $        0
                                                                                             Other
   No           No         Yes      NAP                                                      Tax, Insurance,      $        0
                                                                                             TI/LC
   No           No         No       NAP                                                      Tax, Insurance,      $        0
                                                                                             TI/LC, Other
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        No       NAP                                                      Insurance            $        0
   Yes          Yes        Yes      APAC Escrow Fund                                         NAP                  $  125,000

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                     Current
                     Capital
 Monthly Capital   Expenditure    Initial TI/LC     Monthly TI/LC    Current TI/
Expenditure Escrow    Escrow          Escrow            Escrow        LC Escrow    Environmental
Requirement/(21)/  Balance/(22)/ Requirement/(23)/ Requirement/(24)/ Balance/(25)/   Insurance
------------------ ------------  ----------------  ----------------  ------------  -------------
$                0  $        0      $        0         $     0        $        0        No
$                0  $        0      $        0         $     0        $        0        No
1/12th of 4% of     $  625,000      $        0         $     0        $        0        No
TGR - Currently
$50,351.25 /month
$                0  $4,501,825      $1,500,000         $     0        $1,500,608        No
$                0  $        0      $        0         $     0        $        0        No
$                0  $        0      $        0         $     0        $        0        No
$           39,562  $2,000,000      $        0         $     0        $        0        No
1/12th of 4% of     $        0      $        0         $     0        $        0        No
TGR - Currently
$52,967.42 /month
$            4,052  $    8,116      $        0         $     0        $        0        No
$                0  $        0      $  250,000         $15,936        $  250,533        No
$           10,350  $   10,350      $        0         $     0        $        0        No
$            2,995  $   11,996      $        0         $     0        $        0        No
$            2,065  $    4,137      $  100,000         $     0        $  100,820        No
$                0  $        0      $        0         $     0        $        0        No
$            3,470  $        0      $        0         $ 9,445        $        0        No
$                0  $        0      $        0         $     0        $        0        No
$                0  $        0      $        0         $     0        $        0        No
$                0  $        0      $        0         $     0        $        0        No
$            9,762  $    9,762      $        0         $     0        $        0        No
$            2,988  $    1,988      $        0         $     0        $        0        No
$            2,065  $    2,065      $        0         $     0        $        0        No
$            5,604  $    5,604      $        0         $     0        $        0        No
$            1,606  $    3,213      $        0         $     0        $        0        No
$                0  $        0      $  350,000         $     0        $  350,000        No
$                0  $        0      $        0         $     0        $        0        No
$              679  $        0      $        0         $     0        $        0        No
$              631  $        0      $        0         $     0        $        0        No
$              562  $        0      $        0         $     0        $        0        No
$              550  $        0      $        0         $     0        $        0        No
$              466  $        0      $        0         $     0        $        0        No
$              427  $        0      $        0         $     0        $        0        No
$              410  $        0      $        0         $     0        $        0        No
$              429  $        0      $        0         $     0        $        0        No
$              367  $        0      $        0         $     0        $        0        No
$              268  $        0      $        0         $     0        $        0        No
$              220  $        0      $        0         $     0        $        0        No
$              143  $        0      $        0         $     0        $        0        No
$              166  $        0      $        0         $     0        $        0        No
$              181  $        0      $        0         $     0        $        0        No
$              126  $        0      $        0         $     0        $        0        No
$              116  $        0      $        0         $     0        $        0        No
$               87  $        0      $        0         $     0        $        0        No
$               80  $        0      $        0         $     0        $        0        No
$               42  $        0      $        0         $     0        $        0        No
$               34  $        0      $        0         $     0        $        0        No
$               27  $        0      $        0         $     0        $        0        No
$               37  $        0      $        0         $     0        $        0        No
$                0  $  126,025      $  431,812         $     0        $  435,351        No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                               Prepayment Code/(27)/
Interest                   --------------------------------------------------------------
Accrual                                                                                  YM       Administrative   Mortgage
Method     Seasoning/(26)/ LO  DEF DEF/YM1 YM3 YM2 YM1 YM  5%  4%  3%  2%  1%  Open Formula/(28)/ Cost Rate /(29)/ Loan No.
--------   --------------  --  --- ------- --- --- --- --  --  --  --  --  --  ---- ------------  ---------------  --------
Actual/360       1         25  88                                               7                      2.082           7
Actual/360       1         25  92                                               4                      7.082           8
Actual/360       0         24  94                                               2                      3.082           9
Actual/360       2         26  91                                               3                      3.082          10
Actual/360       3         27  88                                               5                      2.082          11
Actual/360       2         26  91                                               3                      2.082          12
Actual/360       3         27  29                                               4                      2.082          13
Actual/360       0         24  94                                               2                      3.082          14
Actual/360       3         27  86                                               7                      7.082          15
Actual/360       4         28  88                                               4                      2.082          16
Actual/360       2         26  91                                               3                      2.082          17
Actual/360       5         29  87                                               4                      2.082          18
Actual/360       3         27  90                                               3                      2.082          19
Actual/360       3         27  89                                               4                      7.082          20
Actual/360       0         24  92                                               4                      2.082          21
Actual/360       2         26  87                                               7                      3.082          22
Actual/360       0         47                       68                          5        D             7.082          23
Actual/360       4         28                       88                          4        E             2.082          24
Actual/360       2         12        30             14                          4
Actual/360       2         12        30             14                          4        F             2.082          25
Actual/360       2         12        30             14                          4        F             2.082          25
Actual/360       2         12        30             14                          4        F             2.082          25
Actual/360       2         26  90                                               4                      2.082          26
Actual/360       3                                  56                          4        G             2.082          27
Actual/360       3                                 115                          5        H             2.082          28
Actual/360       3                                 115                          5        H             2.082          29
Actual/360       1         25  91                                               4
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       1         25  91                                               4                      2.082          30
Actual/360       3         27  90                                               3                      2.082          31

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         CMSA   CMSA    Mortgage
Mortgage Loan Property    Loan                                        Loan         Cross-           Original   Cut-Off Date
Loan No. No.    No.    Seller/(1)/         Property Name/(2)/         Group Collateralization/(2)/  Balance    Balance/(3)/
-------- ---- -------- ----------  ---------------------------------- ----- ---------------------  ----------- ------------
   32     32   32-001   MSMCH      Bank of America - 36 East 14th       1            No            $18,000,000 $18,000,000
                                   Street
   33     33   33-001   MSMCH      Northport Industrial Center          1            No            $17,200,000 $17,200,000
   34     34   34-001   PCF II     Summit Professional Plaza            1            No            $15,925,000 $15,925,000
   35     35   35-001   MSMCH      Plaza on the Green                   1            No            $15,000,000 $15,000,000
   36     36   36-001   MSMCH      West Lafayette Multifamily           2            No            $14,800,000 $14,800,000
                                   Portfolio
          37                       Kmart Portfolio Roll-Up                                         $14,000,000 $13,900,683
   37          37-001   MSMCH      Kmart Portfolio - Ukiah Home         1            No            $ 7,000,000 $ 6,950,342
                                   Depot (IV)
   37          37-002   MSMCH      Kmart Portfolio - Taft Kmart (IV)    1            No            $ 4,508,000 $ 4,476,020
   37          37-003   MSMCH      Kmart Portfolio - Riverside Kmart    1            No            $ 2,492,000 $ 2,474,322
                                   (IV)
   38     38   38-001   MSMCH      Michaels Plaza - Magnolia Avenue     1            No            $13,650,000 $13,650,000
   39     39   39-001   MSMCH      13501 Independence Parkway           1            No            $13,250,000 $13,211,942
   40     40   40-001   RBC        Prospect Square                      1            No            $12,900,000 $12,900,000
   41     41   41-001   NLIC       Stassney Heights Shopping Center     1            No            $12,700,000 $12,700,000
   42     42   42-001   GECC       Whispering Palms                     2            No            $12,700,000 $12,700,000
          43                       Cowan Colorado Portfolio Roll-Up                                $12,500,000 $12,500,000
   43          43-001   GECC       Cowan Colorado Portfolio -           2            No            $ 4,037,225 $ 4,037,225
                                   Hickory Village (V)
   43          43-002   GECC       Cowan Colorado Portfolio -           2            No            $ 3,414,569 $ 3,414,569
                                   Eastwood Village (V)
   43          43-003   GECC       Cowan Colorado Portfolio - Parco     2            No            $ 2,791,912 $ 2,791,912
                                   (V)
   43          43-004   GECC       Cowan Colorado Portfolio - Green     2            No            $ 2,256,294 $ 2,256,294
                                   Acres (V)
          44                       Danbrook Realty Portfolio Roll-Up                               $12,122,000 $12,122,000
   44          44-001   RBC        Danbrook Realty Portfolio -          1            No            $ 7,100,000 $ 7,100,000
                                   Mallory Brook Plaza (VI)
   44          44-002   RBC        Danbrook Realty Portfolio -          1            No            $ 5,022,000 $ 5,022,000
                                   Lincoln Plaza (VI)
   45     45   45-001   GECC       Oak Park Terrace                     2            No            $12,050,000 $12,050,000
   46     46   46-001   GECC       Las Palmas de la Quinta MHC          2            No            $12,000,000 $12,000,000
   47     47   47-001   GECC       Collegiate Commons                   2            No            $11,800,000 $11,800,000
          48                       Indiana and Purdue Multicampus                                  $11,525,000 $11,525,000
                                   Student Housing Portfolio Roll-Up
   48          48-001   MSMCH      Indiana and Purdue Multicampus       2            No            $ 9,229,500 $ 9,229,500
                                   Student Housing Portfolio - Purdue
                                   (VII)
   48          48-002   MSMCH      Indiana and Purdue Multicampus       2            No            $ 2,295,500 $ 2,295,500
                                   Student Housing Portfolio -
                                   Indiana (VII)
   49     49   49-001   PCF II     45 Gilpin Avenue                     1            No            $11,000,000 $11,000,000
   50     50   50-001   MSMCH      1023 15th Street NW                  1            No            $11,000,000 $10,944,802
   51     51   51-001   PCF II     Paloma Village Center                1            No            $10,500,000 $10,500,000
   52     52   52-001   MSMCH      Ridgewood Commons                    1            No            $10,120,000 $10,120,000
   53     53   53-001   GECC       Rampart Village Center               1            No            $10,108,000 $10,108,000
   54     54   54-001   NLIC       Holiday Inn Hotel & Suites -         1            No            $10,000,000 $10,000,000
                                   Huntington
   55     55   55-001   MSMCH      Plaza 7-21                           1            No            $10,000,000 $10,000,000
   56     56   56-001   PCF II     675 Almanor Avenue                   1            No            $10,000,000 $ 9,992,806
   57     57   57-001   MSMCH      Regency Apartments                   2            No            $10,000,000 $ 9,962,497
   58     58   58-001   RBC        Healthsouth Rehabilitation Center    1            No            $ 9,900,000 $ 9,900,000
                                   (Fredericksburg, VA)
          59                       IDG Retail Portfolio Roll-Up                                    $ 9,600,000 $ 9,600,000
   59          59-001   NatCity    IDG Retail Portfolio - IDG           1            No            $ 3,929,824 $ 3,929,824
                                   Columbus (VIII)
   59          59-002   NatCity    IDG Retail Portfolio - IDG           1            No            $ 2,077,193 $ 2,077,193
                                   Reynoldburg (VIII)
   59          59-003   NatCity    IDG Retail Portfolio - IDG Polaris   1            No            $ 1,908,772 $ 1,908,772
                                   (VIII)
   59          59-004   NatCity    IDG Retail Portfolio - IDG Dublin    1            No            $ 1,684,210 $ 1,684,210
                                   (VIII)
   60     60   60-001   NatCity    Hunters Square Office                1            No            $ 9,600,000 $ 9,576,284
   61     61   61-001   MSMCH      Hacienda Crossing                    1            No            $ 9,500,000 $ 9,500,000
   62     62   62-001   MSMCH      Peninsula Corporate Center           1            No            $ 9,500,000 $ 9,500,000
   63     63   63-001   NCB, FSB   Lumberton Town Center                1            No            $ 9,500,000 $ 9,483,907
   64     64   64-001   MSMCH      Lafayette Center                     1            No            $ 9,200,000 $ 9,200,000
   65     65   65-001   RBC        Hudson New Windsor                   1            No            $ 9,060,000 $ 9,060,000
   66     66   66-001   GECC       West Road Corporate Center           1            No            $ 8,900,000 $ 8,885,772

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                    Cut-Off
  NOI       NCF      Date    Balloon
DSCR/(4)/ DSCR/(4)/ LTV/(4)/ LTV/(4)/                               Street Address                                     City
--------  --------  -------  -------  --------------------------------------------------------------------------- --------------
  1.37      1.14     71.4%    66.7%   36 East 14th Street                                                         New York
  1.38      1.38     79.3%    79.3%   Kapkowski Road and North Avenue East                                        Elizabeth
  1.78      1.66     61.8%    61.8%   1111 Glynco Parkway                                                         Brunswick
  1.46      1.17     65.2%    61.3%   8100 West Crestline Avenue                                                  Denver
  1.52      1.15     79.5%    74.2%   2501, 2601 Soldiers Home Road; 2410 Happy Hollow Road                       West
                                                                                                                  Lafayette
  1.47      1.39     66.2%    56.9%
  1.47      1.39     66.2%    56.9%   350 North Orchard Street                                                    Ukiah
  1.47      1.39     66.2%    56.9%   301 Gardner Field Road                                                      Taft
  1.47      1.39     66.2%    56.9%   375 East Alessandro Boulevard                                               Riverside
  1.38      1.13     70.0%    63.5%   10303-10357 Magnolia Avenue                                                 Riverside
  1.23      1.16     77.7%    65.6%   13501 Independence Parkway                                                  Fort Worth
  1.42      1.15     77.7%    69.0%   9654-9720 Colerain Avenue                                                   Cincinnati
  1.36      1.12     73.2%    67.7%   5510 South IH-35                                                            Austin
  1.29      1.09     79.9%    76.1%   10305 US Highway 1                                                          Sebastian
  1.76      1.46     67.0%    59.4%
  1.76      1.46     67.0%    59.4%   400 Hickory Street                                                          Fort Collins
  1.76      1.46     67.0%    59.4%   200 37th Street                                                             Evans
  1.76      1.46     67.0%    59.4%   400 W. South Boulder Road                                                   Louisville
  1.76      1.46     67.0%    59.4%   2935 11th Avenue                                                            Evans
  1.48      1.20     74.8%    67.7%
  1.48      1.20     74.8%    67.7%   380 New Hartford Road                                                       Barkhamsted
  1.48      1.20     74.8%    67.7%   311 West Main Street                                                        Meriden
  1.10      1.08     75.8%    75.8%   3901 Packers Avenue                                                         Madison
  1.39      1.24     57.1%    55.4%   80000 Avenue 46                                                             Indio
  1.40      1.35     79.5%    79.5%   1407 Cunningham Street                                                      Greensboro
  1.49      1.20     79.2%    72.8%
  1.49      1.20     79.2%    72.8%   344 Northwestern Avenue; 339 Vine Street; 20 Littleton / 120, 208, 218      West
                                      Wiggins / 340-344 Vine / 207 & 215 West Fowler; 435, 455 North Grant Street Lafayette
  1.49      1.20     79.2%    72.8%   405 Cottage Grove; 422 East 11th St.                                        Bloomington
  1.39      1.31     67.1%    67.1%   45 Gilpin Avenue                                                            Hauppauge
  1.13      1.05     66.7%    56.2%   1023 15th Street, NW                                                        Washington
  1.54      1.52     66.5%    66.5%   6330, 6360 & 6370 North Campbell Avenue                                     Tucson
  1.29      1.26     80.0%    80.0%   10 N. Ridgewood Avenue; 109-115 W. South Orange Avenue                      South Orange
  1.46      1.20     59.1%    54.1%   7601-7691 North Union Boulevard                                             Colorado
                                                                                                                  Springs
  1.61      1.49     66.7%    52.8%   800 Third Avenue                                                            Huntington
  1.52      1.17     79.0%    70.3%   675 East 2100 South Street                                                  Salt Lake City
  1.51      1.41     62.1%    53.6%   675 Almanor Avenue                                                          Sunnyvale
  1.27      1.20     78.9%    66.8%   2505 Devils Glen Road                                                       Bettendorf
  1.41      1.20     68.3%    61.3%   300 Park Hill Dr.                                                           Fredericksburg
  1.36      1.15     58.2%    53.2%
  1.36      1.15     58.2%    53.2%   4038 Morse Rd.                                                              Columbus
  1.36      1.15     58.2%    53.2%   2312 Taylor Park Dr.                                                        Reynoldsburg
  1.36      1.15     58.2%    53.2%   1141 Polaris Parkway                                                        Columbus
  1.36      1.15     58.2%    53.2%   3755 W. Dublin-Granville Rd.                                                Dublin
  1.53      1.46     68.4%    58.8%   8600 - 8740 E. Market St.                                                   Warren
  1.50      1.40     71.4%    71.4%   5275 South Arville Street                                                   Las Vegas
  1.48      1.14     73.1%    68.5%   950 Peninsula Corporate Circle                                              Boca Raton
  1.62      1.51     65.6%    56.4%   5021 Fayetteville Road                                                      Lumberton
  1.58      1.24     77.3%    72.2%   211-225 Summit Park Drive                                                   North Fayette
                                                                                                                  Township
  1.42      1.16     65.4%    61.5%   575 Hudson Valley Avenue                                                    New Windsor
  1.58      1.35     72.2%    62.5%   110 West Road                                                               Towson

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                         Year
State Zip Code         Property Type                Property Sub-Type        Units/SF/(5)/ Year Built  Renovated
----- -------- ------------------------------ ------------------------------ ------------  ----------- ----------
 NY    10003   Retail                         Free Standing                      5,066        2007        NAP
 NJ    07201   Industrial                     Warehouse                        342,705        2007        NAP
 GA    31525   Office                         Medical                           97,471     1998, 2004     NAP
 CO    80123   Retail                         Anchored                         148,178     1987 - 1994    2006
 IN    47906   Multifamily                    Garden                               446     1964, 1967   Various
 CA    95482   Retail                         Free Standing                    102,156        1997        NAP
 CA    93268   Retail                         Free Standing                     90,532        1997        NAP
 CA    92508   Retail                         Free Standing                    104,231        1991        NAP
 CA    92505   Retail                         Anchored                          62,827        1986        NAP
 TX    76177   Industrial                     Warehouse                        320,000        1999        NAP
 OH    45251   Retail                         Anchored                         113,146        1984        1997
 TX    78745   Retail                         Anchored                         102,935        2000        NAP
 FL    32958   Manufactured Housing Community Manufactured Housing Community       324        1975        NAP
 CO    80524   Manufactured Housing Community Manufactured Housing Community       204        1975        NAP
 CO    80620   Manufactured Housing Community Manufactured Housing Community       153        1975        NAP
 CO    80027   Manufactured Housing Community Manufactured Housing Community        97        1972        NAP
 CO    80620   Manufactured Housing Community Manufactured Housing Community        87        1965        NAP
 CT    06063   Retail                         Unanchored                       117,128        1971        2005
 CT    06451   Retail                         Unanchored                        70,288        1965        1999
 WI    53704   Manufactured Housing Community Manufactured Housing Community       350        1970        NAP
 CA    92201   Manufactured Housing Community Manufactured Housing Community       303        1972        1978
 NC    27401   Multifamily                    Student Housing                      108        2002        NAP
 IN    47906   Multifamily                    Student Housing                      100     1950, 1984,    NAP
                                                                                           1985, 1994
 IN    47408   Multifamily                    Student Housing                       36     1972, 1975     NAP
 NY    11788   Industrial                     Warehouse                        173,420        1966     2004 -2007
 DC    20005   Office                         Urban                             51,153        1985        1997
 AZ    85718   Retail                         Anchored                          37,739        2004        NAP
 NJ    07079   Multifamily                    Mid Rise                              66      1937/1940  2002/2007
 CO    80920   Retail                         Anchored                          96,296        1986        NAP
 WV    25701   Hospitality                    Full Service                         135        1998        2007
 UT    84106   Mixed Use                      Office / Retail                   69,238        1987        2001
 CA    94085   Office                         Suburban                          60,000        1968        2007
 IA    52722   Multifamily                    Garden                               184     1996 - 1998    NAP
 VA    22401   Office                         Medical                           42,411        2007        NAP
 OH    43219   Retail                         Unanchored                        13,806        2007        NAP
 OH    43068   Retail                         Unanchored                         7,200        2003        NAP
 OH    43240   Retail                         Free Standing                      6,600        2002        NAP
 OH    43017   Retail                         Free Standing                      5,500        2005        NAP
 OH    44484   Office                         Suburban                         101,791     1988 - 2001    NAP
 NV    89119   Industrial                     Flex                              74,066        1998        NAP
 FL    33487   Office                         Suburban                          45,803        2006        NAP
 NC    28358   Retail                         Anchored                         122,993        2000        NAP
 PA    15275   Retail                         Unanchored                        41,887        1999        NAP
 NY    12553   Office                         Medical                           48,377        2002        NAP
 MD    21204   Office                         Suburban                         100,289        1959        1985

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                     Cut-Off
                                                                       Date
              Percent                                                Balance               First
 Percent    Leased as of                      Lien       Related     per Unit             Payment
Leased/(6)/  Date/(6)/   Security Type/(7)/ Position  Borrower List   or SF   Note Date  Date (P&I)
----------  ------------ -----------------  -------- --------------- -------- ---------- ----------
  100.0%     11/01/2007      Fee             First         NAP       $  3,553 04/18/2007 06/01/2012
  100.0%     11/01/2007      Fee             First       33, 115     $     50 11/14/2006    NAP
   95.2%     08/30/2007      Fee             First         NAP       $    163 08/30/2007    NAP
  100.0%     08/17/2007      Fee             First         NAP       $    101 08/22/2007 10/08/2012
   93.0%     09/28/2007      Fee             First         NAP       $ 33,184 03/15/2007 05/01/2012
                                                                              02/27/2007 04/01/2007
  100.0%     11/01/2007      Leasehold       First         NAP       $     47 02/27/2007 04/01/2007
  100.0%     11/01/2007      Leasehold       First         NAP       $     47 02/27/2007 04/01/2007
  100.0%     11/01/2007      Leasehold       First         NAP       $     47 02/27/2007 04/01/2007
  100.0%     09/27/2007      Fee             First         NAP       $    217 07/31/2007 09/01/2010
  100.0%     04/01/2007      Fee             First         NAP       $     41 07/19/2007 09/07/2007
  100.0%     10/15/2007      Fee             First         NAP       $    114 10/10/2007 12/01/2009
   98.3%     08/20/2007      Fee             First         NAP       $    123 08/27/2007 10/01/2011
   64.8%     03/31/2007      Fee             First       42, 142     $ 39,198 07/18/2007 09/01/2010
                                                                              06/29/2007 08/01/2009
   92.7%     06/04/2007      Fee             First         NAP       $ 23,105 06/29/2007 08/01/2009
   81.0%     03/20/2007      Fee             First         NAP       $ 23,105 06/29/2007 08/01/2009
  100.0%     09/10/2007      Fee             First         NAP       $ 23,105 06/29/2007 08/01/2009
   94.3%     03/10/2007      Fee             First         NAP       $ 23,105 06/29/2007 08/01/2009
                                                                              09/24/2007 11/01/2009
  100.0%     08/04/2007      Fee             First         NAP       $     65 09/24/2007 11/01/2009
   90.3%     08/04/2007      Fee             First         NAP       $     65 09/24/2007 11/01/2009
   80.6%     10/16/2007      Fee             First         NAP       $ 34,429 07/18/2007    NAP
   93.4%     07/05/2007      Fee             First         NAP       $ 39,604 08/01/2007 10/01/2010
  100.0%     03/01/2007      Fee             First         NAP       $109,259 05/29/2007    NAP
                                                                              07/16/2007 09/08/2011
  100.0%     08/31/2007      Fee             First         NAP       $ 84,743 07/16/2007 09/08/2011
  100.0%     08/31/2007      Fee             First         NAP       $ 84,743 07/16/2007 09/08/2011
  100.0%     09/13/2007      Fee             First         NAP       $     63 09/13/2007    NAP
   91.3%     04/01/2007      Fee             First       50, 71      $    214 05/11/2007 07/01/2007
  100.0%     08/22/2007      Fee             First         NAP       $    278 08/23/2007    NAP
   86.4%     09/20/2007      Fee             First         NAP       $153,333 05/30/2007    NAP
   86.9%     10/01/2007      Fee             First         NAP       $    105 08/30/2007 10/01/2010
   78.0%     06/30/2007      Fee             First         NAP       $ 74,074 10/15/2007 12/01/2007
   87.0%     08/31/2007      Fee             First         NAP       $    144 04/07/2006 06/01/2009
  100.0%     09/04/2007      Fee             First         NAP       $    167 09/04/2007 11/01/2007
   94.0%     06/26/2007      Fee             First         NAP       $ 54,144 06/29/2007 08/01/2007
  100.0%     09/01/2007      Fee             First         NAP       $    233 10/05/2007 12/01/2009
                                                                              08/14/2007 10/01/2010
   35.4%     06/30/2007      Fee             First         NAP       $    290 08/14/2007 10/01/2010
  100.0%     06/30/2007      Fee             First         NAP       $    290 08/14/2007 10/01/2010
  100.0%     11/01/2007      Fee             First         NAP       $    290 08/14/2007 10/01/2010
  100.0%     11/01/2007      Fee             First         NAP       $    290 08/14/2007 10/01/2010
   88.8%     06/07/2007      Fee             First         NAP       $     94 07/30/2007 09/01/2007
   90.7%     09/10/2007      Fee             First         NAP       $    128 07/27/2007    NAP
   93.4%     07/23/2007      Fee             First         NAP       $    207 07/31/2007 09/08/2012
  100.0%     05/31/2007      Fee             First         NAP       $     77 08/30/2007 10/01/2007
   95.2%     09/19/2007      Fee             First         NAP       $    220 04/25/2007 06/01/2012
  100.0%     08/24/2007      Leasehold       First   65, 76, 86, 88, $    187 08/24/2007 10/01/2012
                                                         96, 152
   98.0%     08/31/2007      Fee             First       66, 176     $     89 08/15/2007 10/01/2007

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                           Original Remaining Original  Remaining
                         Maturity  Due    Grace     ARD   Lockbox  Lockbox Term to   Term to   Amort.    Amort.
First Payment Date (IO)    Date    Date Period/(8)/ Loan  Status    Type   Maturity Maturity  Term/(9)/   Term
----------------------- ---------- ---- ----------  ---- --------- ------- -------- --------- --------  ---------
      06/01/2007        05/01/2017  1        0      Yes  In Place   Hard     120       114      360        360
      01/01/2007        12/01/2017  1        0       No  In Place   Hard     132       121       IO         IO
      10/01/2007        09/01/2017  1        0       No  None       NAP      120       118       IO         IO
      10/08/2007        09/08/2017  8        0       No  None       NAP      120       118      360        360
      05/01/2007        04/01/2017  1        5       No  None       NAP      120       113      360        360
      NAP               03/01/2017                       In Place   Hard     120       112      360        352
      NAP               03/01/2017  1        5      Yes  In Place   Hard     120       112      360        352
      NAP               03/01/2017  1        5      Yes  In Place   Hard     120       112      360        352
      NAP               03/01/2017  1        5      Yes  In Place   Hard     120       112      360        352
      09/01/2007        08/01/2017  1        5       No  None       NAP      120       117      360        360
      NAP               08/07/2017  7        0       No  None       NAP      120       117      360        357
      12/01/2007        11/01/2017  1        8       No  None       NAP      120       120      360        360
      10/01/2007        09/01/2017  1        0       No  None       NAP      120       118      360        360
      09/01/2007        08/01/2014  1        5       No  None       NAP       84        81      360        360
      08/01/2007        07/01/2017                       None       NAP      120       116      360        360
      08/01/2007        07/01/2017  1        5       No  None       NAP      120       116      360        360
      08/01/2007        07/01/2017  1        5       No  None       NAP      120       116      360        360
      08/01/2007        07/01/2017  1        5       No  None       NAP      120       116      360        360
      08/01/2007        07/01/2017  1        5       No  None       NAP      120       116      360        360
      11/01/2007        10/01/2017                       None       NAP      120       119      360        360
      11/01/2007        10/01/2017  1        5       No  None       NAP      120       119      360        360
      11/01/2007        10/01/2017  1        5       No  None       NAP      120       119      360        360
      09/01/2007        08/01/2017  1        5       No  None       NAP      120       117       IO         IO
      10/01/2007        09/01/2014  1        5       No  None       NAP       84        82      420        420
      07/01/2007        06/01/2017  1       15       No  None       NAP      120       115       IO         IO
      09/08/2007        08/08/2017                       None       NAP      120       117      360        360
      09/08/2007        08/08/2017  8        0       No  None       NAP      120       117      360        360
      09/08/2007        08/08/2017  8        0       No  None       NAP      120       117      360        360
      11/01/2007        10/01/2017  1        0       No  Springing  Hard     120       119       IO         IO
      NAP               06/01/2017  1        5       No  None       NAP      120       115      360        355
      10/01/2007        09/01/2017  1        0       No  None       NAP      120       118       IO         IO
      07/07/2007        06/07/2012  7        0       No  In Place   Soft      60        55       IO         IO
      10/01/2007        09/01/2017  1        7       No  None       NAP      120       118      360        360
      NAP               11/01/2017  1        0       No  Springing  Hard     120       120      300        300
      06/01/2006        05/01/2017  1        5       No  None       NAP      132       114      360        360
      NAP               10/01/2017  1        0       No  None       NAP      120       119      360        359
      NAP               07/01/2017  1        5       No  None       NAP      120       116      360        356
      12/01/2007        11/01/2017  1        7       No  In Place   Hard     120       120      360        360
      10/01/2007        09/01/2017                       None       NAP      120       118      360        360
      10/01/2007        09/01/2017  1        7       No  None       NAP      120       118      360        360
      10/01/2007        09/01/2017  1        7       No  None       NAP      120       118      360        360
      10/01/2007        09/01/2017  1        7       No  None       NAP      120       118      360        360
      10/01/2007        09/01/2017  1        7       No  None       NAP      120       118      360        360
      NAP               08/01/2017  1        7       No  Springing  Hard     120       117      360        357
      09/08/2007        08/08/2017  8        0       No  None       NAP      120       117       IO         IO
      09/08/2007        08/08/2017  8        5       No  None       NAP      120       117      360        360
      NAP               09/01/2017  1       10       No  None       NAP      120       118      360        358
      06/01/2007        05/01/2017  1        5       No  None       NAP      120       114      360        360
      10/01/2007        09/01/2017  1        5       No  None       NAP      120       118      360        360
      NAP               09/01/2017  1        5       No  None       NAP      120       118      360        358

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

               Monthly  Monthly                   Third Most    Second Most
               Payment  Payment   Third Most      Recent NOI      Recent    Second Most Recent Most Recent Most Recent NOI
Mortgage Rate   (P&I)    (IO)   Recent NOI/(10)/ End Date/(10)/  NOI/(10)/  NOI End Date/(10)/  NOI/(10)/  End Date/(10)/
------------- --------- ------- ---------------  -------------  ----------- ------------------ ----------- ----------------
   5.705%     $104,529  $86,764          NAP         NAP               NAP         NAP                NAP        NAP
   5.850%        NAP    $85,015          NAP         NAP               NAP         NAP                NAP        NAP
   6.180%        NAP    $83,153   $1,153,121      12/31/2004    $1,447,851      12/31/2005     $1,599,933     12/31/2006
   6.235%      $92,211  $79,020   $  538,699         2005       $1,171,840         2006        $1,531,500  T-12(05/31/2007)
   5.800%      $86,839  $72,527   $1,236,427         2004       $1,069,694         2005        $1,127,309        2006
   6.100%      $84,839      NAP
   6.100%      $42,420      NAP          NAP         NAP               NAP         NAP                NAP        NAP
   6.100%      $27,318      NAP          NAP         NAP               NAP         NAP                NAP        NAP
   6.100%      $15,101      NAP          NAP         NAP               NAP         NAP                NAP        NAP
   6.140%      $83,071  $70,813   $1,075,265         2004       $1,120,228         2005        $1,101,314        2006
   5.680%      $76,735      NAP          NAP         NAP               NAP         NAP                NAP        NAP
   6.020%      $77,508  $65,614          NAP         NAP        $1,002,300      12/31/2005     $1,002,941     12/31/2006
   6.280%      $78,444  $67,386   $  963,711      12/31/2004    $1,051,324      12/31/2005     $  915,331     12/31/2006
   6.220%      $77,948  $66,743   $  804,443      12/31/2005    $  930,543      12/31/2006     $  999,052  T-12(03/31/2007)
   5.960%      $74,623  $62,946
   5.960%      $24,101  $20,330   $  490,988      12/31/2005    $  494,388      12/31/2006     $  484,711  T-12(03/31/2007)
   5.960%      $20,384  $17,195   $  368,755      12/31/2005    $  356,986      12/31/2006     $  353,491  T-12(04/30/2007)
   5.960%      $16,667  $14,059   $  313,582      12/31/2005    $  305,850      12/31/2006     $  302,241  T-12(03/31/2007)
   5.960%      $13,470  $11,362   $  247,353      12/31/2005    $  257,943      12/31/2006     $  252,072  T-12(04/30/2007)
   6.870%      $79,592  $70,362
   6.870%      $46,618  $41,212          NAP         NAP        $  637,211      12/31/2005     $  745,319     12/31/2006
   6.870%      $32,974  $29,150          NAP         NAP        $  428,265      12/31/2005     $  368,040     12/31/2006
   6.390%        NAP    $65,057          NAP         NAP        $  840,121      12/31/2006     $  785,743  T-12(03/31/2007)
   6.330%      $71,103  $64,179   $  925,296      12/31/2005    $1,051,231      12/31/2006     $1,111,053  T-12(06/30/2007)
   5.630%        NAP    $56,131   $1,074,665      12/31/2005    $  997,045      12/31/2006     $1,002,005  T-12(03/31/2007)
   5.910%      $68,433  $57,549
   5.910%      $54,803  $46,087          NAP         NAP        $  863,409   T-12(05/31/2006)  $  832,469  T-12(05/31/2007)
   5.910%      $13,630  $11,462          NAP         NAP        $  172,597   T-12(05/31/2006)  $  195,129  T-12(05/31/2007)
   6.340%        NAP    $58,924          NAP         NAP               NAP         NAP                NAP        NAP
   5.540%      $62,733      NAP   $  770,931         2004       $  799,231         2005        $  959,396        2006
   6.300%        NAP    $55,891          NAP         NAP        $  905,358      12/31/2005     $  984,793     12/31/2006
   5.700%        NAP    $48,738          NAP         NAP               NAP         NAP                NAP        NAP
   6.630%      $64,756  $56,622   $  986,733      12/31/2005    $  944,195      12/31/2006     $  791,214  T-12(05/31/2007)
   6.580%      $68,021      NAP   $1,280,378      06/30/2005    $1,285,391      06/30/2006     $1,359,861     06/30/2007
   6.090%      $60,535  $51,455   $  932,966         2005       $1,006,347    T-11 2006 Ann    $  896,700  T-12(05/31/2007)
   6.520%      $63,338      NAP          NAP         NAP               NAP         NAP                NAP        NAP
   5.720%      $58,167      NAP   $  862,853         2005       $  808,960         2006        $  795,709  T-12(05/31/2007)
   6.500%      $62,575  $54,370          NAP         NAP               NAP         NAP                NAP        NAP
   6.511%      $60,748  $52,811
   6.511%      $24,868  $21,619          NAP         NAP               NAP         NAP         $  260,781        YTD
                                                                                                             (08/31/2007)
                                                                                                                 Ann
   6.511%      $13,144  $11,427          NAP         NAP               NAP         NAP         $  137,841        YTD
                                                                                                             (08/31/2007)
                                                                                                                 Ann
   6.511%      $12,079  $10,501          NAP         NAP               NAP         NAP         $  126,665        YTD
                                                                                                             (08/31/2007)
                                                                                                                 Ann
   6.511%      $10,658  $ 9,265          NAP         NAP               NAP         NAP         $  111,763        YTD
                                                                                                             (08/31/2007)
                                                                                                                 Ann
   6.320%      $59,547      NAP   $1,020,251      12/31/2005    $1,070,628      12/31/2006     $1,085,460     04/30/2007
   6.240%           NAP $50,086          NAP         NAP        $  368,824               2006  $  451,959  T-12(05/31/2007)
   6.110%     $  57,631 $49,043          NAP         NAP               NAP                NAP         NAP        NAP
   6.340%     $  59,050     NAP   $1,191,375      12/31/2004    $1,215,428         12/31/2005  $1,194,961     12/31/2006
   5.730%     $  53,572 $44,540          NAP         NAP        $  708,751               2005  $  890,110        2006
   6.300%     $  56,079 $48,226          NAP         NAP        $1,136,816         12/31/2005  $  748,690     12/31/2006
   6.590%     $  56,782     NAP   $  801,087      12/31/2005    $  920,974         12/31/2006  $1,175,093  T-12(05/31/2007)

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Underwritten Underwritten Underwritable Underwritten Underwritable     Balloon    Current                          Valuation
EGI            Expenses        NOI        Reserves   Cash Flow/(11)/   Balance   Value/(12)/ Source of Value/(12)/   Date
------------ ------------ ------------- ------------ --------------  ----------- ----------- --------------------  ----------
 $1,470,000   $   44,100   $1,425,900     $    507     $1,425,393    $16,795,914 $25,200,000      Appraisal        08/01/2007
 $1,412,801   $    7,064   $1,405,737     $      0     $1,405,737    $17,200,000 $21,700,000      Appraisal        10/06/2006
 $2,532,236   $  756,306   $1,775,930     $116,965     $1,658,965    $15,925,000 $25,760,000      Appraisal        07/27/2007
 $2,190,357   $  809,167   $1,381,190     $ 81,307     $1,299,882    $14,090,775 $23,000,000      Appraisal        07/11/2007
 $2,737,946   $1,410,890   $1,327,056     $133,800     $1,193,256    $13,825,137 $18,620,000      Appraisal        02/06/2007
 $1,549,288   $   56,477   $1,492,812     $ 82,248     $1,410,564    $11,940,298 $21,000,000
 $  782,146   $   23,464     $758,681     $ 53,298     $  705,384    $ 5,970,149 $11,100,000      Appraisal        01/16/2007
 $  487,149   $   19,612     $467,536     $ 13,579     $  453,957    $ 3,844,776 $ 6,000,000      Appraisal        01/23/2007
 $  279,994   $   13,400     $266,594     $ 15,371     $  251,223    $ 2,125,373 $ 3,900,000      Appraisal        01/24/2007
 $1,547,691   $  373,293   $1,174,398     $ 49,634     $1,124,765    $12,386,869 $19,500,000      Appraisal        05/16/2007
 $1,137,184   $        0   $1,137,184     $ 73,600     $1,063,584    $11,154,005 $17,000,000      Appraisal        05/30/2007
 $1,557,671   $  440,640   $1,117,031     $ 47,077     $1,069,954    $11,454,873 $16,600,000      Appraisal        07/11/2007
 $1,527,071   $  425,621   $1,101,450     $ 44,355     $1,057,095    $11,753,261 $17,360,000      Appraisal        07/12/2007
 $1,686,206   $  649,842   $1,036,364     $ 20,020     $1,016,344    $12,105,717 $15,900,000      Appraisal        06/04/2007
 $2,084,736   $  753,340   $1,331,395     $ 27,361     $1,304,034    $11,088,533 $18,670,000
 $  804,731   $  352,709     $452,022     $  9,767     $  442,255    $ 3,581,352 $ 6,030,000      Appraisal        06/04/2007
 $  534,792   $  186,781     $348,011     $  9,242     $  338,769    $ 3,029,005 $ 5,100,000      Appraisal        06/04/2007
 $  406,296   $  107,457     $298,839     $  3,960     $  294,879    $ 2,476,657 $ 4,170,000      Appraisal        06/04/2007
 $  338,917   $  106,393     $232,523     $  4,392     $  228,131    $ 2,001,519 $ 3,370,000      Appraisal        06/04/2007
 $1,769,456   $  520,360   $1,249,096     $102,962     $1,146,134    $10,962,938 $16,200,000
 $1,093,747   $  328,250     $765,497     $ 61,038     $  704,459    $ 6,421,123 $ 9,700,000      Appraisal        08/01/2007
 $  675,709   $  192,110     $483,599     $ 41,924     $  441,675    $ 4,541,814 $ 6,500,000      Appraisal        07/29/2007
 $1,178,528   $  318,144     $860,384     $ 14,000     $  846,384    $12,050,000 $15,900,000      Appraisal        05/07/2007
 $2,225,382   $1,155,491   $1,069,891     $ 12,120     $1,057,771    $11,632,105 $21,000,000      Appraisal        06/28/2007
 $1,714,152   $  769,710     $944,442     $ 35,451     $  908,991    $11,800,000 $14,840,000      Appraisal        04/09/2007
 $1,518,833   $  490,607   $1,028,226     $ 40,800     $  987,426    $10,603,904 $14,560,000
 $1,218,872   $  378,997     $839,875     $ 30,000     $  809,875    $ 8,491,864 $11,660,000      Appraisal        06/11/2007
 $  299,961   $  111,610     $188,351     $ 10,800     $  177,551    $ 2,112,040 $ 2,900,000      Appraisal        05/15/2007
 $1,409,273   $  425,721     $983,552     $ 55,048     $  928,504    $11,000,000 $16,400,000      Appraisal        07/30/2007
 $1,661,392   $  808,094     $853,298     $ 65,476     $  787,822    $ 9,220,771 $16,400,000      Appraisal        03/22/2007
 $1,274,976   $  241,886   $1,033,090     $ 15,096     $1,017,994    $10,500,000 $15,795,000      Appraisal        07/19/2007
 $1,267,223   $  512,917     $754,306     $ 16,500     $  737,806    $10,120,000 $12,650,000      Appraisal        04/03/2007
 $1,344,030   $  352,821     $991,210     $ 62,384     $  928,825    $ 9,254,509 $17,100,000      Appraisal        12/01/2008
 $3,301,510   $1,987,679   $1,313,831     $ 99,045     $1,214,786    $ 7,917,091 $15,000,000      Appraisal        10/01/2007
 $1,348,466   $  409,633     $938,833     $ 86,001     $  852,833    $ 8,896,768 $12,660,000      Appraisal        03/02/2006
 $1,387,852   $  240,381   $1,147,471     $ 72,000     $1,075,471    $ 8,626,231 $16,100,000      Appraisal        09/01/2007
 $1,637,582   $  753,863     $883,719     $ 46,000     $  837,719    $ 8,430,424 $12,620,000      Appraisal        06/23/2007
 $1,088,287   $  170,928     $917,360     $ 16,237     $  901,123    $ 8,882,812 $14,500,000      Appraisal        08/17/2007
 $1,142,185   $  277,668     $864,517     $ 24,052     $  840,466    $ 8,770,739 $16,500,000
 $  467,561   $  113,665     $353,896     $  9,846     $  344,050    $ 3,590,361 $ 6,400,000      Appraisal        06/21/2007
 $  247,139   $   60,080     $187,059     $  5,204     $  181,855    $ 1,897,762 $ 3,700,000      Appraisal        06/21/2007
 $  227,101   $   55,209     $171,892     $  4,782     $  167,110    $ 1,743,890 $ 3,400,000      Appraisal        06/21/2007
 $  200,383   $   48,714     $151,670     $  4,220     $  147,450    $ 1,538,726 $ 3,000,000      Appraisal        06/21/2007
 $1,415,961   $  322,114   $1,093,846     $ 48,751     $1,045,096    $ 8,233,792 $14,000,000      Appraisal        06/07/2007
 $1,161,847   $  259,950     $901,897     $ 62,512     $  839,385    $ 9,500,000 $13,300,000      Appraisal        05/15/2007
 $1,325,117   $  454,830     $870,287     $ 79,697     $  790,591    $ 8,910,308 $13,000,000      Appraisal        06/04/2007
 $1,487,011   $  338,499   $1,148,511     $ 79,945     $1,068,566    $ 8,151,652 $14,450,000      Appraisal        07/12/2007
 $1,167,067   $  325,110     $841,957     $ 43,982     $  797,976    $ 8,587,497 $11,900,000      Appraisal        02/23/2007
 $1,191,877   $  367,962     $823,915     $ 40,081     $  783,834    $ 8,517,810 $13,850,000      Appraisal        07/02/2007
 $2,060,863   $  986,168   $1,074,695     $147,508     $  921,187    $ 7,689,991 $12,300,000      Appraisal        07/02/2007

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                   Cooperative Loans/(13)/
-------------------------------------------------------------
Value                                                                                                           Lease
as a   Rental Unsold  Sponsor Sponsor/ Sponsor Investor Co-op                                                 Expiration
Rental  LTV   Percent  Units  Investor  Carry   Units   Units              Largest Tenant/(14)/                  Date
------ ------ ------- ------- -------- ------- -------- ----- ----------------------------------------------- ----------
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                  Bank of America                 02/28/2022
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP         NorthPort Industrial Center, LLC         08/31/2104
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP          Southeast Georgia Health System         12/31/2021
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      CS&G/BV                     07/31/2015
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                    Home Depot                    05/31/2015
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                       Kmart                      05/31/2024
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                       Kmart                      11/30/2021
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                     Michael's                    01/31/2013
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP           UPS Worldwide Logistics, Inc.          07/14/2010
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      Kroger                      02/28/2018
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP           Fiesta Mart-grocery (G Lease)          04/30/2025
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                    Cinerom LLC                   07/30/2015
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP               Joey's Shopping Spree              08/31/2009
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP          Samson Technologies Corporation         08/31/2016
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP               FT Publications, Inc.              03/31/2017
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP         CVS EGL Skyline Tucson AZ, L.L.C.        10/31/2024
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                    Gold's Gym                    07/31/2022
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP              Eliot Management Group              08/31/2014
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP             The Parkinson's Institute            08/31/2017
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                        NAP                          NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP  Rehabilitation Hospital of Fredericksburg, Inc. 10/31/2017
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                   IDG Jewelers                   12/31/2020
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                   IDG Jewelers                   10/31/2021
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                   IDG Jewelers                   04/30/2021
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                   IDG Jewelers                   09/30/2020
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                   Alphabet Inc.                  12/31/2009
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                 Project Dynamics                 07/31/2009
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP              Arbitrage International             10/31/2011
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      Lowe's                      09/12/2020
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                 Bravo Restaurant                 09/30/2009
 NAP..  NAP     NAP     NAP     NAP      NAP     NAP     NAP               Airport Imaging, LLC               12/31/2009
 NAP..  NAP     NAP     NAP     NAP      NAP     NAP     NAP                Margolis, Pritzker                05/31/2016

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                           Lease                          Lease          Insurance
                                                         Expiration       Third Largest Expiration   %   Escrow in
% NSF             Second Largest Tenant/(14)/               Date    % NSF Tenant/(14)/     Date     NSF    Place
-----  ------------------------------------------------- ---------- ----- ------------- ---------- ----  ---------
100.0%                        NAP                           NAP      NAP       NAP         NAP      NAP      No
100.0%                        NAP                           NAP      NAP       NAP         NAP      NAP      No
 31.5% Southeast Georgia Hematology Oncology Associates, 12/31/2021 11.5%   The Brain   12/31/2021 11.5%    Yes
                              PC                                            and Spine
                                                                            Center of
                                                                            Southeast
                                                                            Georgia,
                                                                               PC
 23.7%               Big Lots Stores, Inc.               01/31/2016 22.3%     PetCo     01/31/2014 11.6%     No
                                                                             Animal
                                                                            Supplies
                                                                              #938
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
100.0%                        NAP                           NAP      NAP       NAP         NAP      NAP      No
100.0%                        NAP                           NAP      NAP       NAP         NAP      NAP      No
100.0%                        NAP                           NAP      NAP       NAP         NAP      NAP      No
 43.0%                    Lamps Plus                     04/30/2010 15.9%    David's    12/31/2013 14.8%     No
                                                                             Bridal
100.0%                        NAP                           NAP      NAP       NAP         NAP      NAP      No
 59.1%         Mitchell's Salon & Day Spa, Inc.          04/30/2016 10.4%     Olive     05/31/2009  8.1%    Yes
                                                                             Garden
 60.7%               UMI Sushi Bar & Grill               11/30/2015  5.9%   Mattress    05/31/2011  3.8%     No
                                                                               Pro
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
 25.1%                Tractor Supply Co.                 11/30/2014 23.7%    Peebles    06/30/2015 20.1%    Yes
                                                                           Department
                                                                             Stores
 21.1%            Moran Foods dba Save-A-Lot             10/31/2009 19.9%    Family     12/31/2011 12.8%    Yes
                                                                             Dollar
                                                                           Stores, Inc
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP      No
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP      No
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
 71.0%      Clopay Building Products Company, Inc.       09/20/2013 20.2%  Water Boy,   05/31/2012  8.8%    Yes
                                                                              Inc.
  8.7%                   Update, Inc.                    02/28/2015  8.7%   American    10/31/2011  8.7%     No
                                                                            Chemical
                                                                             Society
 33.5%   Fleming's/Prime Ranch-I, Limited Partnership    09/30/2014 17.5%    Spa One    07/26/2015 10.5%     No
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
 57.3%                   The Sun Spot                    12/31/2008  3.7%     Good      03/19/2012  3.1%    Yes
                                                                             Company
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
 16.2%                  Hollywood Video                  07/31/2012 11.3%   Landmark    01/31/2009  7.9%    Yes
                                                                              Title
                                                                             Company
100.0%                        NAP                           NAP      NAP       NAP         NAP      NAP      No
   NAP                        NAP                           NAP      NAP       NAP         NAP      NAP      No
100.0%                        NAP                           NAP      NAP       NAP         NAP      NAP      No
 35.3%                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
 62.5%                Pearl Vision, Inc.                 11/30/2013 37.5%      NAP         NAP      NAP     Yes
100.0%                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
100.0%                        NAP                           NAP      NAP       NAP         NAP      NAP     Yes
 24.1%              Salvatore's Cafe, Inc.               09/30/2013  6.8%   Pediatric   04/30/2013  5.6%    Yes
                                                                              Care
                                                                           Associates
  9.8%         Clark County Development Services         01/31/2011  9.2%    Modular    09/14/2009  8.5%     No
                                                                           Integrated
                                                                           Technology
 10.0%                 Hirsch Architects                 04/30/2012  5.5%  Palm Beach   01/31/2012  5.3%     No
                                                                              Media
 40.3%                      Goody's                      10/31/2010 20.3%     Cato      01/31/2008  6.5%    Yes
 16.7%                The Men's Warehouse                05/31/2011 16.7%  Half Price   09/30/2009 16.7%     No
                                                                              Books
25.8%     Cardiology Consultants of Westchester, P.C.    11/03/2012 25.6%   St. Lukes   07/31/2014 15.4%     No
                                                                            Cornwall
                                                                            Hospital,
                                                                              Inc.
13.4%                 Wallace Montgomery                 06/30/2008 12.8%  GSA - Soc.   06/09/2013  9.9%    Yes
                                                                              Sec.

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                 Capital                                                                          Initial Capital
               Expenditure   TI/LC                                                                  Expenditure
Tax Escrow      Escrow in  Escrow in                                          Springing Escrow         Escrow
in Place/(15)/ Place/(16)/ Place/(17)/   Other Escrow Description/(18)/      Description/(19)/    Requirement/(20)/
-------------  ----------- ----------  ----------------------------------  ---------------------- ----------------
     Yes            No         No      Bank of America Rent Fund           Tax, Insurance, CapEx,        $0
                                                                           TI/LC
     No             No         No      Ground Rent Reserve; Completion     Tax, Insurance                $0
                                       Guaranty
     Yes            No         No      NAP                                 CapEx, TI/LC                  $0
     Yes           Yes         No      NAP                                 Insurance,                    $0
                                                                           Environmental
     Yes           Yes         No      NAP                                 NAP                           $0
     No             No         No      NAP                                 Tax, Insurance, CapEx,        $0
                                                                           TI/LC
     No             No         No      NAP                                 Tax, Insurance, CapEx,        $0
                                                                           TI/LC
     No             No         No      NAP                                 Tax, Insurance, CapEx,        $0
                                                                           TI/LC
     Yes           Yes        Yes      Michael's Lease Renewal Holdback    TI/LC, Other                  $0
     No             No         No      NAP                                 Tax, Insurance, TI/LC         $0
     Yes            No         No      Firestone Rent Abatement Fund       CapEx, TI/LC, Other           $0
     No             No         No      NAP                                 Tax, Insurance, CapEx,        $0
                                                                           TI/LC
     Yes           Yes         No      Earnout Escrow Fund, Earnout        NAP                           $0
                                       Paydown Cost Escrow Fund,
                                       Seasonality Fund
     Yes            No         No      NAP                                 CapEx                         $0
     Yes            No         No      NAP                                 CapEx                         $0
     Yes            No         No      NAP                                 CapEx                         $0
     Yes            No         No      NAP                                 CapEx                         $0
     Yes           Yes        Yes      NAP                                 TI/LC                         $0
     Yes           Yes        Yes      NAP                                 TI/LC                         $0
     Yes            No         No      Earnout Escrow Fund, Earnout        Other                         $0
                                       Paydown Cost Escrow Fund, Home
                                       Inventory Escrow Fund
     Yes           Yes         No      NAP                                 NAP                           $0
     Yes           Yes         No      NAP                                 NAP                           $0
     Yes            No         No      NAP                                 CapEx                         $0
     Yes            No         No      NAP                                 CapEx                         $0
     Yes            No        Yes      Additional Security                 TI/LC                         $0
     No             No         No      FT Publication Escrow               Tax, Insurance, TI/LC         $0
     No             No         No      NAP                                 NAP                           $0
     Yes           Yes         No      NAP                                 TI/LC                         $0
     Yes           Yes        Yes      Special Tenant Escrow               NAP                           $0
     Yes            No         No      Capital Improvements Deposit        CapEx                         $0
     Yes            No        Yes      NAP                                 TI/LC                         $0
     Yes            No         No      Additional Security                 TI/LC, Environmental          $0
     Yes            No         No      NAP                                 Insurance, CapEx, TI/         $0
                                                                           LC
     No            Yes        Yes      NAP                                 Tax, Insurance, TI/LC         $0
     Yes           Yes        Yes      NAP                                 NAP                           $0
     Yes           Yes        Yes      NAP                                 NAP                           $0
     Yes           Yes        Yes      NAP                                 NAP                           $0
     Yes           Yes        Yes      NAP                                 NAP                           $0
     Yes            No         No      NAP                                 CapEx, TI/LC                  $0
     No             No        Yes      Holdback Letter of Credit; Zero     Tax, Insurance, CapEx,        $0
                                       Gravity and Redrock Tenant          TI/LC, Other
                                       Allowance Reserve
     Yes            No         No      NAP                                 Insurance, CapEx, TI/         $0
                                                                           LC
     Yes           Yes        Yes      NAP                                 TI/LC                         $0
     No             No         No      NAP                                 Tax, Insurance                $0
     No             No        Yes      Tenant Improvement Allowance        Tax, Insurance                $0
     Yes           Yes        Yes      GSA Escrow Fund                     NAP                           $0

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

 Monthly Capital    Current Capital                         Monthly TI/LC
Expenditure Escrow Expenditure Escrow Initial TI/LC Escrow      Escrow       Current TI/LC Escrow Environmental
Requirement/(21)/    Balance/(22)/     Requirement/(23)/   Requirement/(24)/    Balance/(25)/       Insurance
------------------ ------------------ -------------------- ----------------  -------------------- -------------
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0          Yes
     $     0            $     0         $              0       $     0               $      0           No
     $ 2,470            $ 2,470         $              0       $     0               $      0           No
     $11,150            $66,997         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $   750            $ 1,501         $              0       $ 4,000               $  8,003           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $ 1,670            $ 3,340         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $ 1,191            $     0         $         87,857       $ 3,652               $      0           No
     $   842            $     0         $         62,143       $ 2,583               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $ 1,000            $ 1,000         $              0       $     0               $      0           No
     $ 2,700            $ 2,700         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $ 3,584               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $ 1,375            $ 5,506         $              0       $     0               $      0           No
     $ 1,389            $ 1,389         $              0       $ 3,895               $  3,895           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0                            $        500,000
                                         (Vista Staffing
                        $     0                   TI/LC)       $ 4,167               $300,270           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $   707            $     0         $        300,000       $     0               $      0           No
     $   169            $   169         $              0       $   853               $    853           No
     $    90            $    90         $              0       $   451               $    451           No
     $    82            $    82         $              0       $   414               $    414           No
     $    73            $    73         $              0       $   366               $    366           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0                                                                         $130,000
                        $     0            130,000 (LOC)       $     0          LOC; $  5,147           No
     $     0            $     0         $              0       $     0               $      0           No
     $ 1,537            $     0         $              0       $ 5,125               $      0           No
     $     0            $     0         $              0       $     0               $      0           No
     $     0            $     0         $         65,000       $     0               $      0           No
     $ 1,675            $ 3,351         $         60,000       $11,950               $ 84,285           No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                   Prepayment Code/(27)/
                               --------------------------------------------------------------
Interest                                                                                     YM       Administrative  Mortgage
Accrual Method Seasoning/(26)/ LO  DEF DEF/YM1 YM3 YM2 YM1 YM  5%  4%  3%  2%  1%  Open Formula/(28)/ Cost Rate/(29)/ Loan No.
-------------- --------------  --  --- ------- --- --- --- --  --  --  --  --  --  ---- ------------  --------------  --------
  Actual/360          6        30  86                                                4                     2.082         32
  Actual/360         11        35  93                                                4                     2.082         33
  Actual/360          2                  92             26                           2       I             3.082         34
  Actual/360          2        26        87                                          7       J             2.082         35
  Actual/360          7        31  85                                                4                     7.082         36
  Actual/360          8        32  84                                                4
  Actual/360          8        32  84                                                4                     2.082         37
  Actual/360          8        32  84                                                4                     2.082         37
  Actual/360          8        32  84                                                4                     2.082         37
  Actual/360          3        47                       68                           5       J             2.082         38
  Actual/360          3        27  90                                                3                     2.082         39
  Actual/360          0        24  89                                                7                     3.082         40
  Actual/360          2        35                       81                           4       K            10.082         41
  Actual/360          3        27  54                                                3                     2.082         42
  Actual/360          4        28  89                                                3
  Actual/360          4        28  89                                                3                     2.082         43
  Actual/360          4        28  89                                                3                     2.082         43
  Actual/360          4        28  89                                                3                     2.082         43
  Actual/360          4        28  89                                                3                     2.082         43
  Actual/360          1        25  91                                                4
  Actual/360          1        25  91                                                4                     3.082         44
  Actual/360          1        25  91                                                4                     3.082         44
  Actual/360          3        27  90                                                3                     2.082         45
  Actual/360          2        26  55                                                3                     2.082         46
  Actual/360          5        29  88                                                3                     2.082         47
  Actual/360          3        27                       89                           4
  Actual/360          3        27                       89                           4       J            12.082         48
  Actual/360          3        27                       89                           4       J            12.082         48
  Actual/360          1        25  93                                                2                     3.082         49
  Actual/360          5        29  87                                                4                     6.082         50
  Actual/360          2                                118                           2       I             3.082         51
  Actual/360          5        29  27                                                4                     2.082         52
  Actual/360          2        26  91                                                3                     2.082         53
  Actual/360          0        24  92                                                4                    10.082         54
  Actual/360         18        42  86                                                4                     2.082         55
  Actual/360          1                                118                           2       I             3.082         56
  Actual/360          4        28  88                                                4                     2.082         57
  Actual/360          0        24  92                                                4                     3.082         58
  Actual/360          2        26  90                                                4
  Actual/360          2        26  90                                                4                     8.082         59
  Actual/360          2        26  90                                                4                     8.082         59
  Actual/360          2        26  90                                                4                     8.082         59
  Actual/360          2        26  90                                                4                     8.082         59
  Actual/360          3        27  89                                                4                     8.082         60
  Actual/360          3        27  88                                                5                     2.082         61
  Actual/360          3        27                       89                           4       L             2.082         62
  Actual/360          2        26  90                                                4                     8.082         63
  Actual/360          6        30  86                                                4                     8.082         64
  Actual/360          2        26  69                                               25                     3.082         65
  Actual/360          2        26  91                                                3                     2.082         66

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         CMSA   CMSA    Mortgage                                                                                     Cut-Off
Mortgage Loan Property    Loan                                             Loan         Cross-           Original     Date
Loan No. No.    No.    Seller/(1)/           Property Name/(2)/            Group Collateralization/(2)/  Balance   Balance/(3)/
-------- ---- -------- ----------  --------------------------------------- ----- ---------------------  ---------- -----------
   67     67   67-001   MSMCH      Hampton Inn & Suites - Ft. Myers          1             No           $8,750,000 $8,725,833
   68     68   68-001   PCF II     Wellington Corporate Center               1             No           $8,600,000 $8,600,000
   69     69   69-001   MSMCH      Stoneridge Medical Center                 1             No           $8,500,000 $8,500,000
   70     70   70-001   MSMCH      Suburban Court                            2             No           $8,480,000 $8,480,000
   71     71   71-001   MSMCH      1317 F Street NW                          1             No           $8,500,000 $8,457,350
          72                       Crestview Eastern Milestone Portfolio                                $8,338,000 $8,338,000
                                   Roll-Up
   72          72-001   MSMCH      Crestview Eastern Milestone Portfolio     1             No           $2,900,000 $2,900,000
                                   - Shoppes at Milestone (IX)
   72          72-002   MSMCH      Crestview Eastern Milestone Portfolio     1             No           $2,750,000 $2,750,000
                                   - Crestview (IX)
   72          72-003   MSMCH      Crestview Eastern Milestone Portfolio     1             No           $2,688,000 $2,688,000
                                   - Eastern Shores (IX)
   73     73   73-001   RBC        Hilton Garden Inn (Kenner, LA)            1             No           $8,272,000 $8,272,000
   74     74   74-001   MSMCH      Everett Gateway                           1             No           $8,250,000 $8,250,000
          75                       Fresenius Medical Care Portfolio Roll-                               $8,130,000 $8,130,000
                                   Up
   75          75-001   NCB,       Fresenius Medical Care Portfolio -        1             No           $1,343,000 $1,343,000
                        FSB        Mobile (X)
   75          75-002   NCB,       Fresenius Medical Care Portfolio -        1             No           $1,283,000 $1,283,000
                        FSB        Jackson (X)
   75          75-003   NCB,       Fresenius Medical Care Portfolio -        1             No           $1,283,000 $1,283,000
                        FSB        Whetstone (X)
   75          75-004   NCB,       Fresenius Medical Care Portfolio -        1             No           $1,250,000 $1,250,000
                        FSB        Thomasville (X)
   75          75-005   NCB,       Fresenius Medical Care Portfolio -        1             No           $1,163,000 $1,163,000
                        FSB        Pendleton (X)
   75          75-006   NCB,       Fresenius Medical Care Portfolio -        1             No           $  973,000 $  973,000
                        FSB        Auburn (X)
   75          75-007   NCB,       Fresenius Medical Care Portfolio -        1             No           $  835,000 $  835,000
                        FSB        Alexander City (X)
   76     76   76-001   RBC        Hudson Slingerlands Crossing II           1             No           $8,080,000 $8,080,000
   77     77   77-001   NLIC       Jurupa Self Sufficiency Center            1             No           $8,000,000 $8,000,000
   78     78   78-001   MSMCH      Bolingbrook Transport Center              1             No           $8,000,000 $7,960,474
   79     79   79-001   MSMCH      Ferrell-Duncan Medical Clinic             1             No           $8,000,000 $7,856,311
          80                       Ohio Portfolio Roll-Up                                               $7,725,000 $7,718,307
   80          80-001   MSMCH      Ohio Portfolio - Atrium of Westlake       1            Yes           $5,550,000 $5,545,191
                                   (A)
   81     81   81-001   MSMCH      Ohio Portfolio - Rockwood Center          1            Yes           $2,175,000 $2,173,115
                                   Office Building (A)
   82     82   82-001   MSMCH      Montgomery Gateway                        1             No           $7,565,000 $7,565,000
   83     83   83-001   MSMCH      2-18 & 27 East 33rd Street                1             No           $7,500,000 $7,500,000
   84     84   84-001   GECC       Donovan Way                               1             No           $7,483,000 $7,483,000
   85     85   85-001   GECC       Lago Vista MHC                            2             No           $7,200,000 $7,200,000
   86     86   86-001   RBC        Hudson Benedictine Cancer Center          1             No           $7,076,100 $7,076,100
   87     87   87-001   NLIC       Silver Drive Warehouse                    1             No           $7,000,000 $7,000,000
   88     88   88-001   RBC        Hudson Slingerlands Crossing I            1             No           $6,940,000 $6,940,000
   89     89   89-001   MSMCH      951-953 Amsterdam Ave                     1             No           $6,800,000 $6,800,000
   90     90   90-001   MSMCH      Studio City Center                        1             No           $6,800,000 $6,800,000
   91     91   91-001   RBC        Holiday Inn Round Rock                    1             No           $6,750,000 $6,750,000
   92     92   92-001   MSMCH      Park Street & Jerry Street Self Storage   1             No           $6,500,000 $6,486,435
   93     93   93-001   RBC        Cedar Creek Apartments                    2             No           $6,450,000 $6,450,000
          94                       Dahlonega Portfolio Roll-Up                                          $6,256,000 $6,239,395
   94          94-001   MSMCH      Dahlonega Portfolio - Mountain View       2             No           $1,952,509 $1,947,327
                                   Townhomes (XI)
   94          94-002   MSMCH      Dahlonega Portfolio - Riverside           2             No           $1,832,968 $1,828,103
                                   Duplexes (XI)
   94          94-003   MSMCH      Dahlonega Portfolio - Mountain            2             No           $1,494,268 $1,490,302
                                   Estates (XI)
   94          94-004   MSMCH      Dahlonega Portfolio - Copper Creek        2             No           $  665,447 $  663,681
                                   Duplexes (XI)
   94          94-005   MSMCH      Dahlonega Portfolio - Creekside           2             No           $  310,808 $  309,983
                                   Duplexes (XI)
   95     95   95-001   MSMCH      Walgreens Plaza                           1             No           $6,200,000 $6,200,000
   96     96   96-001   RBC        Hudson New Paltz Medical Center           1             No           $6,128,000 $6,128,000
   97     97   97-001   MSMCH      Holiday Inn & Suites Conference           1             No           $6,100,000 $6,085,034
                                   Center
   98     98   98-001   NatCity    Richmond Hills                            2             No           $6,050,000 $6,050,000
   99     99   99-001   MSMCH      Hampton Inn - Seffner                     1             No           $5,800,000 $5,779,484
  100    100  100-001   MSMCH      Walgreens - Canandaigua                   1             No           $5,720,000 $5,720,000

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                        Cut-Off
                NCF      Date    Balloon
NOI DSCR/(4)/ DSCR/(4)/ LTV/(4)/ LTV/(4)/         Street Address               City
------------  --------  -------  -------  ------------------------------- ---------------
    1.50        1.31     75.2%    63.8%   11281 Summerlin Square Road     Ft. Myers Beach
    1.43        1.15     72.3%    68.0%   1200, 1300 & 1500 Corporate     Wellington
                                          Center Way
    1.43        1.11     77.3%    69.0%   4051 Dublin Granville Road      Columbus
    1.43        1.16     77.8%    72.8%   107 & 113 Cricket Avenue        Ardmore
    1.10        1.02     65.1%    54.8%   1317 F Street NW                Washington
    1.42        1.17     77.9%    75.5%
    1.42        1.17     77.9%    75.5%   2150 W. Nine Mile Road          Pensacola
    1.42        1.17     77.9%    75.5%   1171 Athens Highway (U.S.       Snellville
                                          Highway 78)
    1.42        1.17     77.9%    75.5%   30350 SR-181                    Spanish Fort
    1.78        1.32     72.6%    65.8%   4535 Williams Blvd              Kenner
    1.57        1.22     70.6%    65.8%   3726 Broadway                   Everett
    1.57        1.26     75.5%    66.6%
    1.57        1.26     75.5%    66.6%   2620 Old Shell Road             Mobile
    1.57        1.26     75.5%    66.6%   215 Walker Springs Road         Jackson
    1.57        1.26     75.5%    66.6%   676 South Alabama Avenue        Monroeville
    1.57        1.26     75.5%    66.6%   30230 Highway 43                Thomasville
    1.57        1.26     75.5%    66.6%   928 South Mechanic Street       Pendleton
    1.57        1.26     75.5%    66.6%   211 East University Drive       Auburn
    1.57        1.26     75.5%    66.6%   52 Waterworks Road              Dadeville
    1.45        1.19     70.3%    66.1%   1220 New Scotland Road          Bethlehem
    1.59        1.28     54.5%    51.0%   5961 Mission Boulevard          Jurupa
    1.26        1.22     73.5%    62.1%   260 East Old Chicago Drive      Bolingbrook
    2.04        1.65     31.7%     0.6%   1001 East Primrose Street       Springfield
    1.46        1.24     74.9%    62.8%
    1.46        1.24     74.9%    62.8%   30400 Detroit Road              Westlake
    1.46        1.24     74.9%    62.8%   6505 Rockside Road              Independence
    1.55        1.20     74.9%    67.4%   9366-9386 Montgomery Road       Montgomery
    1.39        1.28     58.1%    50.2%   2-18 & 27 East 33rd Street      Paterson
    1.92        1.51     55.7%    50.6%   4610 Donovan Way                North Las Vegas
    1.77        1.75     59.0%    59.0%   420 East 57th Street            Loveland
    1.44        1.19     66.1%    62.2%   111 Marys Avenue                Kingston
    1.61        1.20     78.7%    70.7%   2561, 2601 and 2697 Silver      Columbus
                                          Drive
    1.43        1.17     70.1%    65.9%   1240 New Scotland Road          Bethlehem
    1.14        1.12     63.0%    63.0%   951-953 Amsterdam Avenue        New York
    1.36        1.32     69.7%    69.7%   11032-11056 Ventura Boulevard   Los Angeles
    1.96        1.54     75.0%    67.3%   2340 N. IH 35                   Round Rock
    1.24        1.20     69.0%    57.0%   1500 Park Street & 205 Sixth    Castle Rock
                                          Street
    1.41        1.15     79.8%    75.0%   4233 Cedar Creek Circle         Montgomery
    1.22        1.17     79.5%    67.8%
    1.22        1.17     79.5%    67.8%   12 - 92 Mountain View Trail     Dahlonega
                                          East
    1.22        1.17     79.5%    67.8%   53 Riverside Circle             Dahlonega
    1.22        1.17     79.5%    67.8%   230 - 385 Mountain View Tr.,    Dahlonega
                                          12 -83 Vista Court
    1.22        1.17     79.5%    67.8%   2, 16, 22, 38 & 42 Copper Creek Dahlonega
                                          Drive
    1.22        1.17     79.5%    67.8%   121 Lumpkin County Parkway      Dahlonega
    1.30        1.10     74.7%    70.1%   1 Cowsett Avenue                West Warwick
    1.41        1.15     69.2%    65.1%   279 Main Street                 New Paltz
    2.07        1.68     60.2%    47.8%   1051 Martin Luther King Jr.     Monroe
                                          Drive
    1.58        1.27     77.6%    75.2%   25450 - 25454 Euclid Ave.       Euclid
    1.55        1.39     66.4%    53.0%   11740 Tampa Gateway             Seffner
                                          Boulevard
    1.23        1.05     78.4%    69.9%   18 Eastern Boulevard            Canandaigua

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      Zip     Property      Property
State Code      Type        Sub-Type     Units/SF/(5)/    Year Built     Year Renovated
----- ----- ------------ --------------- ------------  ---------------- ----------------
 FL   33931 Hospitality  Limited Service       120           2001             2007
 FL   33414 Office       Suburban           44,841       1990 - 1995          NAP
 OH   43017 Office       Medical            47,756           1986             1997
 PA   19003 Multifamily  Garden                100           1926             1995
 DC   20004 Office       Urban              41,640           1887             1982
 FL   32534 Retail       Anchored           19,700        1996, 2003          NAP
 GA   30017 Retail       Unanchored         19,208           2002             NAP
 AL   36527 Retail       Unanchored          7,728           2006             NAP
 LA   70065 Hospitality  Limited Service       122           2000             2006
 WA   98201 Retail       Unanchored         31,836           2006             NAP
 AL   36607 Office       Medical             8,795           2004             NAP
 AL   36545 Office       Medical             8,795           2004             NAP
 AL   36460 Office       Medical             8,795           2004             NAP
 AL   36784 Office       Medical             8,795           2004             NAP
 SC   29670 Office       Medical             6,384           2005             NAP
 AL   36932 Office       Medical             6,662           2004             NAP
 AL   36853 Office       Medical             6,710           2003             NAP
 NY   12159 Office       Medical            47,696           2005             NAP
 CA   92509 Office       Suburban           52,090           2007             NAP
 IL   60440 Industrial   Warehouse          42,350           2007             NAP
 MO   65807 Office       Medical           172,861           1986       1992, 1995, 1999
 OH   44145 Office       Suburban           61,516           1979             1995
 OH   44131 Office       Suburban           29,114           1987             NAP
 OH   45242 Mixed Use    Office / Retail    40,045           2007             NAP
 NJ   07514 Mixed Use    Industrial /      116,300           1950          2006, 2007
                         Retail
 NV   89031 Industrial   Flex              190,622           1983             1999
 CO   80538 Manufactured Manufactured          300           1972             NAP
            Housing      Housing
            Community    Community
 NY   12401 Office       Medical            36,479           2004             NAP
 OH   43211 Industrial   Light             135,600     1965, 1986, 1996       NAP
 NY   12159 Office       Medical            42,820           2000             NAP
 NY   10025 Mixed Use    Multifamily /          35           1925             1985
                         Retail
 CA   91604 Retail       Unanchored         16,507           1986             NAP
 TX   78681 Hospitality  Full Service           91           2002             NAP
 CO   80104 Self Storage Self Storage      124,463       1983 - 1988,         NAP
                                                         1993 - 1997
 AL   36106 Multifamily  Garden                127           1981             2006
 GA   30533 Multifamily  Garden                 30           1998             NAP
 GA   30533 Multifamily  Garden                 36           1995             NAP
 GA   30533 Multifamily  Garden                 15           2000             NAP
 GA   30533 Multifamily  Garden                 10           2001             NAP
 GA   30533 Multifamily  Garden                  6           1993             NAP
 RI   02893 Retail       Anchored           20,470           2007             NAP
 NY   12561 Office       Medical            31,884           1998             NAP
 LA   71203 Hospitality  Full Service          260           1980             2002
 OH   44117 Multifamily  Mid Rise              199       1966 - 1968      2003 - 2007
 FL   33584 Hospitality  Limited Service        75           2005             NAP
 NY   14424 Retail       Free Standing      14,550           2007             NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                         Cut-Off
                                                                           Date
                      Percent                                 Related    Balance               First
                    Leased as of                      Lien    Borrower   per Unit             Payment
Percent Leased/(6)/  Date/(6)/   Security Type/(7)/ Position    List      or SF   Note Date  Date (P&I)
------------------  ------------ -----------------  -------- ----------- -------- ---------- ----------
       63.9%         04/30/2007    Fee               First       NAP     $ 72,715 07/02/2007 09/01/2007
       89.8%         09/27/2007    Fee               First       NAP     $    192 09/27/2007 11/01/2012
      100.0%         05/02/2007    Fee               First       NAP     $    178 07/02/2007 09/01/2009
       92.0%         07/01/2007    Fee               First       NAP     $ 84,800 06/12/2007 08/01/2012
       92.6%         04/01/2007    Fee               First     50, 71    $    203 05/11/2007 07/01/2007
                                                                                  07/13/2007 09/08/2009
      100.0%         07/01/2007    Fee               First       NAP     $    179 07/13/2007 09/08/2009
      100.0%         07/02/2007    Fee               First       NAP     $    179 07/13/2007 09/08/2009
      100.0%         07/02/2007    Fee               First       NAP     $    179 07/13/2007 09/08/2009
       80.2%         04/30/2007    Leasehold         First       NAP     $ 67,803 09/20/2007 11/01/2009
       89.8%         08/13/2007    Fee               First       NAP     $    259 06/11/2007 08/01/2012
                                                                                  05/09/2007 07/01/2009
      100.0%         04/26/2007    Fee               First       NAP     $    148 05/09/2007 07/01/2009
      100.0%         04/26/2007    Fee               First       NAP     $    148 05/09/2007 07/01/2009
      100.0%         04/26/2007    Fee               First       NAP     $    148 05/09/2007 07/01/2009
      100.0%         04/26/2007    Fee               First       NAP     $    148 05/09/2007 07/01/2009
      100.0%         04/26/2007    Fee               First       NAP     $    148 05/09/2007 07/01/2009
      100.0%         04/26/2007    Fee               First       NAP     $    148 05/09/2007 07/01/2009
      100.0%         04/26/2007    Fee               First       NAP     $    148 05/09/2007 07/01/2009
      100.0%         08/24/2007    Fee/Leasehold     First   65, 76, 86, $    169 08/24/2007 10/01/2012
                                                             88, 96, 152
      100.0%         09/01/2007    Fee               First       NAP     $    154 09/05/2007 11/01/2012
      100.0%         11/01/2007    Fee               First       NAP     $    188 05/23/2007 07/01/2007
      100.0%         10/04/2007    Fee               First       NAP     $     45 07/05/2007 09/01/2007
                                                                                  09/19/2007 11/08/2007
       92.0%         09/06/2007    Fee               First     80, 81    $     85 09/19/2007 11/08/2007
       96.3%         07/12/2007    Fee               First     80, 81    $     85 09/19/2007 11/08/2007
       90.6%         08/28/2007    Fee               First       NAP     $    189 02/28/2007 04/01/2010
       94.8%         06/19/2007    Fee               First       NAP     $     64 10/11/2007 12/08/2007
      100.0%         07/01/2007    Fee               First       NAP     $     39 10/29/2007 12/01/2010
       87.3%         04/20/2007    Fee               First       NAP     $ 24,000 06/29/2007    NAP
      100.0%         08/24/2007    Leasehold         First   65, 76, 86, $    194 08/24/2007 10/01/2012
                                                             88, 96, 152
      100.0%         08/31/2007    Fee               First       NAP     $     52 09/04/2007 11/01/2010
      100.0%         08/24/2007    Fee/Leasehold     First   65, 76, 86, $    162 08/24/2007 10/01/2012
                                                             88, 96, 152
       97.1%         08/08/2007    Fee               First       NAP     $194,286 08/20/2007    NAP
      100.0%         07/31/2007    Fee               First       NAP     $    412 06/01/2007    NAP
       67.0%         07/31/2007    Fee               First       NAP     $ 74,176 10/09/2007 12/01/2009
       80.9%         08/03/2007    Fee               First       NAP     $     52 08/31/2007 10/08/2007
       95.3%         05/22/2007    Fee               First       NAP     $ 50,787 07/03/2007 08/01/2012
                                                                                  08/01/2007 09/08/2007
      100.0%         07/24/2007    Fee               First       NAP     $ 64,324 08/01/2007 09/08/2007
       88.9%         07/24/2007    Fee               First       NAP     $ 64,324 08/01/2007 09/08/2007
      100.0%         07/24/2007    Fee               First       NAP     $ 64,324 08/01/2007 09/08/2007
      100.0%         07/24/2007    Fee               First       NAP     $ 64,324 08/01/2007 09/08/2007
       66.7%         07/24/2007    Fee               First       NAP     $ 64,324 08/01/2007 09/08/2007
       84.9%         09/17/2007    Fee               First       NAP     $    303 08/31/2007 10/08/2012
       95.4%         08/24/2007    Fee               First   65, 76, 86, $    192 08/24/2007 10/01/2012
                                                             88, 96, 152
       60.7%         05/31/2007    Fee               First       NAP     $ 23,404 08/07/2007 10/08/2007
       90.5%         06/10/2007    Fee               First       NAP     $ 30,402 07/31/2007 09/01/2009
       68.4%         05/31/2007    Fee               First       NAP     $ 77,060 07/24/2007 09/08/2007
      100.0%         11/01/2007    Fee               First       NAP     $    393 07/31/2007 09/08/2009

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                 Original Remaining Original  Remaining
                         Maturity  Due                    ARD   Lockbox  Lockbox Term to   Term to   Amort.    Amort.
First Payment Date (IO)    Date    Date Grace Period/(8)/ Loan  Status    Type   Maturity Maturity  Term/(9)/   Term
----------------------- ---------- ---- ----------------  ---- --------- ------- -------- --------- --------  ---------
             NAP        08/01/2017  1           5          No  None       NAP      120       117      360        357
      11/01/2007        10/01/2017  1           0          No  None       NAP      120       119      360        360
      09/01/2007        08/01/2017  1           5          No  Springing  Hard     120       117      360        360
      08/01/2007        07/01/2017  1           5          No  None       NAP      120       116      360        360
             NAP        06/01/2017  1           5          No  None       NAP      120       115      360        355
      09/08/2007        08/08/2012                             None       NAP       60        57      360        360
      09/08/2007        08/08/2012  8           0          No  None       NAP       60        57      360        360
      09/08/2007        08/08/2012  8           0          No  None       NAP       60        57      360        360
      09/08/2007        08/08/2012  8           0          No  None       NAP       60        57      360        360
      11/01/2007        10/01/2017  1           5          No  None       NAP      120       119      360        360
      08/01/2007        07/01/2017  1           5          No  None       NAP      120       116      360        360
      07/01/2007        06/01/2017                             Springing  Soft     120       115      360        360
      07/01/2007        06/01/2017  1          10          No  Springing  Soft     120       115      360        360
      07/01/2007        06/01/2017  1          10          No  Springing  Soft     120       115      360        360
      07/01/2007        06/01/2017  1          10          No  Springing  Soft     120       115      360        360
      07/01/2007        06/01/2017  1          10          No  Springing  Soft     120       115      360        360
      07/01/2007        06/01/2017  1          10          No  Springing  Soft     120       115      360        360
      07/01/2007        06/01/2017  1          10          No  Springing  Soft     120       115      360        360
      07/01/2007        06/01/2017  1          10          No  Springing  Soft     120       115      360        360
      10/01/2007        09/01/2017  1           5          No  None       NAP      120       118      360        360
      11/01/2007        10/01/2017  1           0          No  None       NAP      120       119      360        360
             NAP        06/01/2017  1           5          No  Springing  Hard     120       115      360        355
             NAP        08/01/2017  1           5          No  None       NAP      120       117      120        117
             NAP        10/08/2017                             None       NAP      120       119      336        335
             NAP        10/08/2017  8           0          No  None       NAP      120       119      336        335
             NAP        10/08/2017  8           0          No  None       NAP      120       119      336        335
      04/01/2007        03/01/2017  1           5          No  None       NAP      120       112      360        360
             NAP        11/08/2017  8           0          No  Springing  Hard     120       120      360        360
      12/01/2007        11/01/2017  1           5          No  None       NAP      120       120      360        360
      08/01/2007        07/01/2017  1           5          No  None       NAP      120       116      IO         IO
      10/01/2007        09/01/2017  1           5          No  None       NAP      120       118      360        360
      11/01/2007        10/01/2017  1           0          No  None       NAP      120       119      360        360
      10/01/2007        09/01/2017  1           5          No  None       NAP      120       118      360        360
      10/08/2007        09/08/2017  8           0          No  None       NAP      120       118      IO         IO
      08/01/2007        07/01/2017  1           5          No  None       NAP      120       116      IO         IO
      12/01/2007        11/01/2017  1           5          No  Springing  Soft     120       120      360        360
             NAP        09/08/2017  8           0          No  None       NAP      120       118      324        322
      08/01/2007        07/01/2017  1           5          No  None       NAP      120       116      360        360
             NAP        08/08/2017                             None       NAP      120       117      360        357
             NAP        08/08/2017  8           0          No  None       NAP      120       117      360        357
             NAP        08/08/2017  8           0          No  None       NAP      120       117      360        357
             NAP        08/08/2017  8           0          No  None       NAP      120       117      360        357
             NAP        08/08/2017  8           0          No  None       NAP      120       117      360        357
             NAP        08/08/2017  8           0          No  None       NAP      120       117      360        357
      10/08/2007        09/08/2017  8           0          No  None       NAP      120       118      360        360
      10/01/2007        09/01/2017  1           5          No  None       NAP      120       118      360        360
             NAP        09/08/2017  8           0          No  None       NAP      120       118      300        298
      09/01/2007        08/01/2012  1           7          No  None       NAP       60        57      360        360
             NAP        08/08/2017  8           0          No  None       NAP      120       117      300        297
      09/08/2007        08/08/2017  8           0          No  None       NAP      120       117      360        360

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

              Monthly Monthly                   Third Most    Second Most  Second Most
              Payment Payment   Third Most      Recent NOI      Recent     Recent NOI    Most Recent Most Recent NOI
Mortgage Rate  (P&I)   (IO)   Recent NOI/(10)/ End Date/(10)/  NOI/(10)/  End Date/(10)/  NOI/(10)/  End Date/(10)/
------------- ------- ------- ---------------  -------------  ----------- -------------  ----------- ----------------
   5.850%     $51,620     NAP   $1,102,321         2005       $  829,896      2006       $  818,133  T-12(04/30/2007)
   6.320%     $53,344 $45,922          NAP         NAP               NAP      NAP               NAP        NAP
   6.240%     $52,281 $44,814   $  615,069         2005       $  643,872      2006       $  551,562  T-12(03/31/2007)
   5.940%     $50,515 $42,559   $  517,774         2005       $  658,184      2006       $  723,839  T-12(04/30/2007)
   5.540%     $48,475     NAP          NAP         NAP               NAP      NAP        $  525,189        2006
   6.550%     $52,976 $46,144
   6.550%     $18,425 $16,049          NAP         NAP        $  278,384      2005       $  260,514        2006
   6.550%     $17,472 $15,219          NAP         NAP               NAP      NAP        $  124,468        2006
   6.550%     $17,078 $14,876          NAP         NAP               NAP      NAP               NAP        NAP
   7.020%     $55,145 $49,063          NAP         NAP               NAP      NAP               NAP        NAP
   5.640%                                                                                            T-7(04/30/2007)
              $47,570 $39,314          NAP         NAP               NAP      NAP        $  352,892        Ann
   5.770%     $47,548 $39,635
   5.770%     $ 7,854 $ 6,547          NAP         NAP        $  130,902   12/31/2005    $  148,963     12/31/2006
   5.770%     $ 7,504 $ 6,255          NAP         NAP        $  125,054   12/31/2005    $  142,308     12/31/2006
   5.770%     $ 7,504 $ 6,255          NAP         NAP        $  125,054   12/31/2005    $  142,308     12/31/2006
   5.770%     $ 7,311 $ 6,094          NAP         NAP        $  121,838   12/31/2005    $  138,647     12/31/2006
   5.770%     $ 6,802 $ 5,670          NAP         NAP        $  113,358   12/31/2005    $  128,997     12/31/2006
   5.770%     $ 5,691 $ 4,743          NAP         NAP        $   94,838   12/31/2005    $  107,923     12/31/2006
   5.770%     $ 4,883 $ 4,071          NAP         NAP        $   81,388   12/31/2005    $   92,616     12/31/2006
   6.300%     $50,013 $43,009          NAP         NAP        $   21,783   12/31/2005    $  330,815     12/31/2006
   5.940%     $47,656 $40,150          NAP         NAP               NAP      NAP               NAP        NAP
   5.610%     $45,977     NAP          NAP         NAP               NAP      NAP               NAP        NAP
   6.100%     $89,219     NAP          NAP         NAP        $2,455,154      2005       $2,511,215        2006
   6.530%     $50,132     NAP
   6.530%                                                                                            T0-6(06/30/2007)
              $36,017     NAP   $  718,919         2005       $  765,322      2006       $  848,368        Ann
   6.530%                                                                                            T-6(06/30/2007)
              $14,115     NAP   $  241,936         2005       $  276,729      2006       $  333,056        Ann
   5.650%     $43,668 $36,113          NAP         NAP               NAP      NAP               NAP        NAP
   6.590%     $47,850     NAP          NAP         NAP        $  865,369      2005       $  450,501        2006
   6.170%     $45,685 $39,009   $  227,716      12/31/2005    $  170,816   12/31/2006    $  164,749  T-12(05/31/2007)
   6.160%         NAP $37,473   $  825,923      12/31/2005    $  822,848   12/31/2006    $  825,445  T-12(04/30/2007)
   6.300%     $43,799 $37,665          NAP         NAP        $  645,310   12/31/2005    $  665,852     12/31/2006
   5.670%     $40,495 $33,534   $  813,208      12/31/2004    $  775,819   12/31/2005    $  774,535     12/31/2006
   6.300%     $42,957 $36,941          NAP         NAP        $  644,702   12/31/2005    $  573,018     12/31/2006
   6.520%         NAP $37,460          NAP         NAP               NAP      NAP               NAP        NAP
   5.950%         NAP $34,185   $  410,061         2004       $  417,175      2005       $  469,265        2006
   6.510%     $42,709 $37,127          NAP         NAP        $  593,111   12/31/2005    $  955,657     12/31/2006
   6.540%     $42,777     NAP   $  628,745         2005       $  622,926      2006       $  630,712  T-12(06/30/2007)
   6.210%     $39,546 $33,842   $  516,041      12/31/2005    $  557,417   12/31/2006    $  561,946   05/31/2007 Ann
   6.020%     $37,588     NAP
   6.020%                                                                                            T-11(12/31/2006)
              $11,731     NAP   $  128,696         2004       $  169,072      2005       $  184,929        Ann
   6.020%                                                                                            T-11(12/31/2006)
              $11,013     NAP   $  172,803         2004       $  180,742      2005       $  203,643        Ann
   6.020%                                                                                            T-11(12/31/2006)
              $ 8,978     NAP   $   90,140         2004       $  100,666      2005       $  145,417        Ann
   6.020%                                                                                            T-11(12/31/2006)
              $ 3,998     NAP   $   45,330         2004       $   70,441      2005       $   69,716        Ann
   6.020%                                                                                            T-11(12/31/2006)
              $ 1,867     NAP   $   32,257         2004       $   31,562      2005       $   31,666        Ann
   6.190%     $37,933 $32,426          NAP         NAP               NAP      NAP               NAP        NAP
   6.300%     $37,931 $32,619          NAP         NAP        $  584,720   12/31/2005    $  574,397     12/31/2006
   6.600%     $41,570     NAP   $1,131,042         2005       $1,036,796      2006       $1,096,713  T-12(05/31/2007)
   6.607%     $38,667 $33,773   $  389,380      12/31/2004    $  372,804   12/31/2005    $  461,286     12/31/2006
   6.690%     $39,853     NAP          NAP         NAP        $  588,989      2006       $  706,135  T-12(05/31/2007)
   6.210%     $35,070 $30,012          NAP         NAP               NAP      NAP               NAP        NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Underwritten Underwritten Underwritable Underwritten Underwritable    Balloon    Current                          Valuation
    EGI        Expenses        NOI        Reserves   Cash Flow/(11)/  Balance   Value/(12)/ Source of Value/(12)/   Date
------------ ------------ ------------- ------------ --------------  ---------- ----------- --------------------  ----------
 $2,923,596   $1,995,482    $928,114      $116,944     $  811,170    $7,403,407 $11,600,000      Appraisal        12/01/2007
 $1,222,645   $  432,490    $790,155      $ 54,010     $  736,145    $8,089,062 $11,900,000      Appraisal        07/09/2007
 $1,237,824   $  470,167    $767,657      $ 73,544     $  694,112    $7,585,154 $11,000,000      Appraisal        05/07/2007
 $1,050,093   $  321,982    $728,111      $ 25,000     $  703,111    $7,937,652 $10,900,000      Appraisal        04/05/2007
 $1,355,408   $  717,127    $638,281      $ 47,470     $  590,811    $7,125,237 $13,000,000      Appraisal        03/22/2007
 $1,025,006   $  236,390    $788,615      $ 43,437     $  745,178    $8,075,632 $10,700,000
 $  399,157   $  121,413    $277,743      $ 19,109     $  258,634    $2,808,747 $ 3,650,000      Appraisal        05/29/2007
 $  345,519   $   76,716    $268,803      $ 15,750     $  253,053    $2,663,467 $ 3,400,000      Appraisal        06/05/2007
 $  280,330   $   38,261    $242,069      $  8,578     $  233,491    $2,603,418 $ 3,650,000      Appraisal        06/07/2007
 $4,469,402   $3,418,862  $1,050,540      $178,776     $  871,876    $7,503,588 $11,400,000      Appraisal        07/20/2007
 $  919,974   $  176,997    $742,977      $ 45,525     $  697,452    $7,691,222 $11,690,000      Appraisal        04/09/2007
 $  946,181   $  200,417    $745,764      $ 29,464     $  716,300    $7,179,335 $10,775,000
 $  156,300   $   33,107    $123,193      $  4,867     $  118,326    $1,185,959 $ 1,775,000      Appraisal        02/20/2007
 $  149,317   $   31,628    $117,689      $  4,650     $  113,040    $1,132,975 $ 1,695,000      Appraisal        02/21/2007
 $  149,317   $   31,628    $117,689      $  4,650     $  113,040    $1,132,975 $ 1,695,000      Appraisal        02/21/2007
 $  145,477   $   30,814    $114,662      $  4,530     $  110,132    $1,103,834 $ 1,650,000      Appraisal        02/21/2007
 $  135,352   $   28,670    $106,682      $  4,215     $  102,467    $1,027,007 $ 1,535,000      Appraisal        02/19/2007
 $  113,239   $   23,986     $89,253      $  3,526     $   85,727    $  859,224 $ 1,325,000      Appraisal        02/20/2007
 $   97,178   $   20,584     $76,594      $  3,026     $   73,568    $  737,361 $ 1,100,000      Appraisal        02/20/2007
 $1,047,579   $  300,802    $746,777      $ 34,378     $  712,400    $7,596,457 $11,500,000      Appraisal        07/03/2007
 $1,205,794   $  439,854    $765,940      $ 34,335     $  731,605    $7,487,968 $14,680,000      Appraisal        03/10/2007
 $  805,256   $  108,026    $697,230      $ 25,410     $  671,820    $6,720,356 $10,830,000      Appraisal        04/05/2007
 $2,705,614   $  519,436  $2,186,179      $414,937     $1,771,241    $  149,127 $24,800,000      Appraisal        02/06/2007
 $1,518,719   $  639,370    $879,349      $130,474     $  748,874    $6,472,505 $10,300,000
 $1,038,558   $  415,635    $622,923      $ 87,967     $  534,955    $4,650,149 $ 7,200,000      Appraisal        07/23/2007
 $  480,161   $  223,735    $256,426      $ 42,507     $  213,919    $1,822,356 $ 3,100,000      Appraisal        07/23/2007
 $  961,991   $  290,074    $671,917      $ 44,035     $  627,883    $6,803,757 $10,100,000      Appraisal        04/01/2008
 $  987,825   $  190,727    $797,098      $ 59,313     $  737,785    $6,480,156 $12,900,000      Appraisal        05/29/2007
 $1,202,825   $  304,360    $898,465      $ 69,772     $  828,693    $6,793,819 $13,430,000      Appraisal        08/01/2007
 $1,243,800   $  446,080    $797,720      $ 12,000     $  785,720    $7,200,000 $12,210,000      Appraisal        06/06/2007
 $  772,960   $  122,520    $650,441      $  5,472     $  625,154    $6,652,635 $10,700,000      Appraisal        07/12/2007
 $  985,262   $  336,811    $648,451      $ 64,279     $  584,172    $6,295,570 $ 8,900,000      Appraisal        03/31/2007
 $1,013,142   $  379,131    $634,010      $ 31,782     $  602,229    $6,524,680 $ 9,900,000      Appraisal        07/03/2007
 $  729,071   $  214,558    $514,513      $ 12,012     $  502,502    $6,800,000 $10,800,000      Appraisal        07/09/2007
 $  712,786   $  155,027    $557,759      $ 17,992     $  539,766    $6,800,000 $ 9,750,000      Appraisal        04/14/2007
 $2,077,165   $1,203,967    $873,198      $ 83,087     $  790,203    $6,057,738 $ 9,000,000      Appraisal        08/16/2007
 $  985,876   $  348,019    $637,857      $ 20,375     $  617,482    $5,353,358 $ 9,400,000      Appraisal        07/12/2007
 $  906,686   $  335,142    $571,544      $ 26,670     $  544,874    $6,058,691 $ 8,080,000      Appraisal        06/06/2007
 $  803,105   $  252,212    $550,893      $ 24,250     $  526,643    $5,319,733 $ 7,850,000
 $  250,208   $   82,440    $167,768      $  7,500     $  160,268    $1,660,297 $ 2,450,000      Appraisal        04/16/2007
 $  242,779   $   77,871    $164,908      $  9,000     $  155,908    $1,558,648 $ 2,300,000      Appraisal        04/16/2007
 $  172,418   $   53,956    $118,462      $  3,750     $  114,712    $1,270,638 $ 1,875,000      Appraisal        04/16/2007
 $   93,720   $   23,406     $70,314      $  2,500     $   67,814    $  565,857 $   835,000      Appraisal        04/16/2007
 $   43,980   $   14,539     $29,441      $  1,500     $   27,941    $  264,293 $   390,000      Appraisal        04/16/2007
 $  596,668   $  135,741    $506,457      $  5,743     $  500,714    $5,820,858 $ 8,300,000      Appraisal        04/18/2007
 $  728,840   $  178,370    $550,470      $ 26,950     $  523,520    $5,761,273 $ 8,850,000      Appraisal        07/02/2007
 $4,846,932   $3,816,530  $1,030,402      $193,877     $  836,525    $4,832,656 $10,100,000      Appraisal        05/24/2007
 $1,349,044   $  710,483    $638,561      $ 49,750     $  588,811    $5,861,930 $ 7,800,000      Appraisal        07/06/2007
 $2,019,649   $1,279,094    $740,555      $ 77,955     $  662,600    $4,608,828 $ 8,700,000      Appraisal        05/30/2007
 $  456,000   $   13,680    $442,320      $  1,455     $  440,865    $5,101,030 $ 7,300,000      Appraisal        06/19/2007

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                   Cooperative Loans/(13)/
-------------------------------------------------------------
Value                                                                                                       Lease
as a   Rental Unsold  Sponsor Sponsor/ Sponsor Investor Co-op                                             Expiration
Rental  LTV   Percent  Units  Investor  Carry   Units   Units            Largest Tenant/(14)/                Date
------ ------ ------- ------- -------- ------- -------- ----- ------------------------------------------- ----------
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP              BE Aerospace, Inc.              12/31/2011
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                  James Care                  04/30/2015
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP               The Wexler Group               05/30/2011
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                  Blockbuster                 10/31/2012
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                 City Slickers                02/01/2012
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                    Verizon                   10/11/2012
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP               Mountain Pacific               06/30/2011
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP         FMC Dialysis Services Mobile         10/31/2014
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP    FMC Dialysis Services Jackson Tombigbee   05/31/2014
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP        FMC Dialysis Services Whetstone       04/04/2014
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP       FMC Dialysis Services Thomasville      07/31/2014
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP      Fresenius Medical Care of Pendleton     01/02/2015
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP         FMC Dialysis Services Auburn         07/31/2014
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP     FMC Dialysis Services Alexander City     04/20/2013
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP       Capital Region Neurosurgery, PLLC      11/30/2016
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP              County of Riverside             08/31/2017
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP             Roadway Express, Inc.            02/18/2017
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP               Cox Health System              09/01/2016
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP        Gabriel Skin Care Distributors        01/31/2012
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP               Oak Mortgage LLC               05/31/2009
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP  Stonecreek Montgomery, LLC dba Stone Creek
                                                                              Dining Comp                 07/31/2017
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP      U.S. International Wholesale, Inc.      04/30/2009
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP          Cadbury Schweppes Bottling          07/31/2017
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP             Benedictine Hospital             11/25/2029
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP      Continental Office Furniture Corp.      12/31/2021
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP             St. Peter's Hospital             03/28/2015
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                   Sushi Dan                  12/31/2012
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP           Walgreen Eastern Co. Inc.          02/28/2032
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP  The Institute for Urban Family Health, Inc. 07/31/2018
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                      NAP                        NAP
 NAP    NAP     NAP     NAP     NAP      NAP     NAP     NAP                   Walgreens                  02/28/2032

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                            Lease                              Lease          Insurance
                                          Expiration   %   Third Largest     Expiration   %   Escrow in
% NSF     Second Largest Tenant/(14)/        Date     NSF  Tenant/(14)/         Date     NSF    Place
-----  ---------------------------------- ---------- ----  -------------     ---------- ----  ---------
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP      No
 14.1%     Harold Bafitis, D.O., P.A.     12/31/2012  7.6%      Randall C.   01/31/2010  6.9%    Yes
                                                                 Shults,
                                                               D.D.S., M.A,
                                                                   PhD
 57.5%               OBGYN                12/31/2015 14.5%         MRI/      12/31/2012 13.5%     No
                                                                Radiology
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
 34.3%           Halprin Temple           05/03/2008 11.4%      Choice USA   02/28/2012  5.8%     No
 18.3%      James Kehoe (Petrella's)      05/31/2012 13.5%         JNT       05/31/2012 13.5%    Yes
                                                               Enterprises
                                                                 (Karate)
 33.6%              Seconds               05/16/2010 12.2%       Bulldog     02/01/2010 10.4%    Yes
                                                                Kickboxing
 38.8%           Select Comfort           02/01/2012 37.2%      Starbucks    09/28/2016 23.9%    Yes
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
 15.1%              Cascade               09/30/2016 14.4%         IHOP      12/30/2026 13.2%    Yes
100.0%                NAP                    NAP      NAP          NAP          NAP      NAP      No
100.0%                NAP                    NAP      NAP          NAP          NAP      NAP      No
100.0%                NAP                    NAP      NAP          NAP          NAP      NAP      No
100.0%                NAP                    NAP      NAP          NAP          NAP      NAP      No
100.0%                NAP                    NAP      NAP          NAP          NAP      NAP      No
100.0%                NAP                    NAP      NAP          NAP          NAP      NAP      No
100.0%                NAP                    NAP      NAP          NAP          NAP      NAP      No
 45.2%      Retina Consultants, PLLC      10/26/2012 14.0%        Cornea     12/11/2012 11.6%     No
                                                              Consultants of
                                                                 Albany,
                                                                   PLLC
100.0%                NAP                    NAP      NAP          NAP          NAP      NAP      No
100.0%                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
 99.5%           Grove Pharmacy           04/30/2016  0.5%         NAP          NAP      NAP      No
 11.3%  Crocker Realty (Keller Williams)  03/31/2011  7.1%     Howley & Co   03/31/2011  6.7%    Yes
 30.6%         Emerald Financial          05/31/2008 26.2%          PJ       01/31/2013  8.6%    Yes
                                                               Management,
                                                                   LLC
 17.5%       Huff-Drees Realty, Inc       09/30/2012 15.9%    Shomann, Inc.  09/30/2017 13.3%    Yes
                                                                 dba The
                                                                Woodhouse
                                                                 Day Spa
 26.3%          Riverside Tavern          08/31/2019 16.8%         APS       12/31/2020 11.2%    Yes
                                                               Contractors,
                                                                   Inc.
 81.0%         Office Depot, Inc.         02/28/2008 10.1%      Saia Motor   01/31/2009  8.9%    Yes
                                                              Freight Lines
                                                                   Inc
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
100.0%                NAP                    NAP      NAP          NAP          NAP      NAP      No
 67.0% Refrigeration Sales Corp. of Clev. 05/31/2014 33.0%         NAP          NAP      NAP      No
 50.6%        Glaucoma Consultants        04/23/2012 16.3%     St. Peter's   04/30/2010  9.3%     No
                                                                 Physical
                                                                 Therapy
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
 15.1%           Residuals Bar            02/28/2015 12.7%       All Star    09/30/2016  9.5%    Yes
                                                                 Cleaners
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP      No
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
 72.4%            Tim Horton's            10/18/2022 12.5%         NAP          NAP      NAP     Yes
 69.4%          SLCH Corporation          03/31/2016 15.2%     Mid-Rockland  08/30/2008  8.6%     No
                                                                 Imaging
                                                              Partners, Inc.
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP      No
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
   NAP                NAP                    NAP      NAP          NAP          NAP      NAP     Yes
100.0%                NAP                    NAP      NAP          NAP          NAP      NAP      No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                 Capital     TI/LC                                                           Initial Capital
               Expenditure   Escrow                                                            Expenditure
Tax Escrow      Escrow in      in                                          Springing Escrow       Escrow
in Place/(15)/ Place/(16)/ Place/(17)/ Other Escrow Description/(18)/      Description/(19)/ Requirement/(20)/
-------------  ----------- ----------  ----------------------------------  ----------------  ----------------
     Yes            No         No      PIP LOC                              CapEx                $      0
     Yes           Yes        Yes      Debt Service Reserve                 NAP                  $124,000
     Yes           Yes         No      NAP                                  TI/LC                $      0
     Yes           Yes         No      NAP                                  NAP                  $      0
                                                                            Tax,
                                                                            Insurance, TI/
     No             No         No      NAP                                  LC                   $      0
     Yes           Yes        Yes      NAP                                  TI/LC                $      0
     Yes           Yes        Yes      City Slickers Reserve                TI/LC                $      0
     Yes           Yes        Yes      NAP                                  TI/LC                $      0
     Yes           Yes         No      Borrower PIP                         NAP                  $      0
     Yes            No         No      NAP                                  CapEx, TI/LC         $      0
     No            Yes        Yes      NAP                                  Tax, Insurance       $      0
     No            Yes        Yes      NAP                                  Tax, Insurance       $      0
     No            Yes        Yes      NAP                                  Tax, Insurance       $      0
     No            Yes        Yes      NAP                                  Tax, Insurance       $      0
     No            Yes        Yes      NAP                                  Tax, Insurance       $      0
     No            Yes        Yes      NAP                                  Tax, Insurance       $      0
     No            Yes        Yes      NAP                                  Tax, Insurance       $      0
     No             No        Yes      Capital Region Neurosurgery space    Tax, Insurance       $      0
                                                                            Tax,
                                                                            Insurance, TI/
     No            Yes         No      NAP                                  LC                   $      0
     Yes            No         No      NAP                                  CapEx, TI/LC         $      0
                                                                            Tax,
                                                                            Insurance,
     No             No         No      NAP                                  CapEx, TI/LC         $      0
     Yes           Yes        Yes      NAP                                  TI/LC                $      0
     Yes           Yes        Yes      NAP                                  TI/LC                $      0
                                       Earnout Reserve; Build-Out
     Yes           Yes         No      Deposit; DSCR Holdback               TI/LC                $      0
     Yes           Yes        Yes      Riverside Holdback                   TI/LC                $      0
     Yes           Yes         No      Roof repair escrow                   NAP                       NAP
                                                                            Insurance,
     Yes            No         No      NAP                                  CapEx                $      0
     No             No         No      NAP                                  Tax, Insurance       $      0
                                                                            Tax,
                                                                            Insurance,
     No             No         No      NAP                                  CapEx, TI/LC         $      0
     No             No         No      NAP                                  Tax, Insurance       $      0
     Yes            No         No      NAP                                  CapEx, TI/LC         $      0
     Yes           Yes        Yes      NAP                                  TI/LC                $      0
     Yes           Yes         No      NAP                                  NAP                  $      0
     Yes           Yes         No      NAP                                  NAP                  $      0
     Yes           Yes         No      NAP                                  NAP                  $      0
     Yes           Yes         No      NAP                                  NAP                  $      0
     Yes           Yes         No      NAP                                  NAP                  $      0
     Yes           Yes         No      NAP                                  NAP                  $      0
     Yes           Yes         No      NAP                                  NAP                  $      0
     Yes           Yes         No      NAP                                  NAP                  $      0
                                       Holdback Reserve; Rent Reserve;      Tax, CapEx,
     No             No         No      Tim Horton's TI Reserve              TI/LC                $      0
     No             No         No      NAP                                  NAP                  $      0
     Yes           Yes         No      NAP                                  Insurance            $      0
     Yes           Yes         No      Initial debt service holdback        NAP                  $      0
     Yes           Yes         No      NAP                                  NAP                  $      0
     No             No         No      NAP                                  Tax, Insurance       $      0

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

 Monthly Capital    Current Capital
Expenditure Escrow Expenditure Escrow Initial TI/LC Escrow Monthly TI/LC Escrow Current TI/LC Escrow Environmental
Requirement/(21)/    Balance/(22)/     Requirement/(23)/    Requirement/(24)/      Balance/(25)/       Insurance
------------------ ------------------ -------------------- -------------------- -------------------- -------------
     $     0            $      0            $      0              $    0              $     0             No
     $     0            $124,041            $ 50,000              $2,083              $50,017             No
     $   796            $  1,593            $      0              $    0              $     0             No
     $ 2,083            $  6,249            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No
     $   246            $    493            $      0              $1,149              $ 2,298             No
     $   240            $    480            $      0              $1,200              $ 2,241             No
     $    97            $    193            $      0              $  451              $   901             No
     $14,898            $      0            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No
     $    96            $    414            $      0              $1,396              $ 5,600             No
     $   107            $    395            $      0              $1,333              $ 5,350             No
     $   110            $    395            $      0              $1,333              $ 5,350             No
     $   103            $    385            $      0              $1,299              $ 5,213             No
     $    43            $    358            $      0              $1,209              $ 4,850             No
     $    83            $    300            $      0              $1,011              $ 4,057             No
     $    82            $    257            $      0              $  868              $ 3,482             No
     $     0            $      0            $730,690              $    0              $     0             No
     $   651            $      0            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No
     $   769            $      0            $      0              $3,845              $     0             No
     $   364            $      0            $      0              $1,820              $     0             No
     $   595            $  4,760            $      0              $    0              $     0             No
     $ 1,454            $      0            $      0              $3,489              $     0             No
     $ 2,385                 NAP            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No
     $   206            $    619            $      0              $  550              $ 1,651             No
     $ 4,327            $      0            $      0              $    0              $     0             No
     $ 1,498            $  1,498            $      0              $    0              $     0             No
     $ 2,223            $  4,446            $      0              $    0              $     0             No
     $   625            $  1,250            $      0              $    0              $     0             No
     $   750            $  1,500            $      0              $    0              $     0             No
     $   313            $    625            $      0              $    0              $     0             No
     $   208            $    417            $      0              $    0              $     0             No
     $   125            $    250            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No
     $20,539            $ 20,359            $      0              $    0              $     0             No
     $ 4,146            $  8,292            $      0              $    0              $     0             No
     $ 6,496            $ 12,994            $      0              $    0              $     0             No
     $     0            $      0            $      0              $    0              $     0             No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                     Prepayment Code/(27)/
                                 --------------------------------------------------------------
Interest Accrual                                                                               YM       Administrative   Mortgage
Method           Seasoning/(26)/ LO  DEF DEF/YM1 YM3 YM2 YM1 YM  5%  4%  3%  2%  1%  Open Formula/(28)/ Cost Rate /(29)/ Loan No.
---------------- --------------  --  --- ------- --- --- --- --  --  --  --  --  --  ---- ------------  ---------------  --------
   Actual/360          3         27  89                                                4                     2.082          67
   Actual/360          1         25  93                                                2                     3.082          68
   Actual/360          3         27                      89                            4       M             7.082          69
   Actual/360          4         28  88                                                4                     2.082          70
   Actual/360          5         29  87                                                4                     6.082          71
   Actual/360          3         27  29                                                4
   Actual/360          3         27  29                                                4                     2.082          72
   Actual/360          3         27  29                                                4                     2.082          72
   Actual/360          3         27  29                                                4                     2.082          72
   Actual/360          1         25  91                                                4                     3.082          73
   Actual/360          4         28  88                                                4                     2.082          74
   Actual/360          5         48                      68                            4
   Actual/360          5         48                      68                            4       N             8.082          75
   Actual/360          5         48                      68                            4       N             8.082          75
   Actual/360          5         48                      68                            4       N             8.082          75
   Actual/360          5         48                      68                            4       N             8.082          75
   Actual/360          5         48                      68                            4       N             8.082          75
   Actual/360          5         48                      68                            4       N             8.082          75
   Actual/360          5         48                      68                            4       N             8.082          75
   Actual/360          2         26  69                                               25                     3.082          76
   Actual/360          1         25  91                                                4                     9.082          77
   Actual/360          5         29  87                                                4                     2.082          78
   Actual/360          3         27  89                                                4                     2.082          79
   Actual/360          1         25  91                                                4
   Actual/360          1         25  91                                                4                     2.082          80
   Actual/360          1         25  91                                                4                     2.082          81
   Actual/360          8         32  84                                                4                     2.082          82
   Actual/360          0         24  92                                                4                     2.082          83
   Actual/360          0         24  93                                                3                     2.082          84
   Actual/360          4         28  89                                                3                     2.082          85
   Actual/360          2         26  69                                               25                     3.082          86
   Actual/360          1         25  90                                                5                     9.082          87
   Actual/360          2         26  69                                               25                     3.082          88
   Actual/360          2         26                      87                            7       O             2.082          89
   Actual/360          4         28  85                                                7                     2.082          90
   Actual/360          0         24  92                                                4                     3.082          91
   Actual/360          2         26                      90                            4       J             2.082          92
   Actual/360          4         28  88                                                4                     3.082          93
   Actual/360          3         27                      89                            4
   Actual/360          3         27                      89                            4       P             2.082          94
   Actual/360          3         27                      89                            4       P             2.082          94
   Actual/360          3         27                      89                            4       P             2.082          94
   Actual/360          3         27                      89                            4       P             2.082          94
   Actual/360          3         27                      89                            4       P             2.082          94
   Actual/360          2         26        90                                          4       O             2.082          95
   Actual/360          2         26  69                                               25                     3.082          96
   Actual/360          2         26  90                                                4                     2.082          97
   Actual/360          3         27  29                                                4                     8.082          98
   Actual/360          3         27  86                                                7                     2.082          99
   Actual/360          3         27  89                                                4                     2.082         100

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         CMSA   CMSA    Mortgage
Mortgage Loan Property    Loan                                        Loan         Cross-           Original  Cut-Off Date
Loan No. No.    No.    Seller/(1)/         Property Name/(2)/         Group Collateralization/(2)/  Balance   Balance/(3)/
-------- ---- -------- ----------  ---------------------------------- ----- ---------------------  ---------- ------------
  101    101  101-001   NCB, FSB   The Exchange Building 100            1            No            $5,700,000  $5,700,000
  102    102  102-001   MSMCH      10 Marketplace Shopping Center       1            No            $5,700,000  $5,673,010
  103    103  103-001   MSMCH      Walgreens - Brooklyn                 1            No            $5,640,000  $5,640,000
  104    104  104-001   GECC       777 East Macarthur Circle            1            No            $5,600,000  $5,595,983
  105    105  105-001   PCF II     3075 Raymond Street                  1            No            $5,500,000  $5,500,000
  106    106  106-001   GECC       652 Hempstead Turnpike               1            No            $5,400,000  $5,400,000
  107    107  107-001   MSMCH      Westlake Office                      1            No            $5,350,000  $5,350,000
  108    108  108-001   MSMCH      Dakota Ridge II                      2            No            $5,350,000  $5,350,000
  109    109  109-001   NLIC       Shops at Onion Creek                 1            No            $5,300,000  $5,300,000
  110    110  110-001   GECC       Lowe's Macedon                       1            No            $5,265,000  $5,265,000
  111    111  111-001   GECC       Enterprise Hoffner Avenue            1            No            $5,250,000  $5,231,935
  112    112  112-001   MSMCH      Oceanside Self Storage               1            No            $5,150,000  $5,150,000
  113    113  113-001   MSMCH      2 Chabot Street                      1            No            $5,140,000  $5,120,271
  114    114  114-001   GECC       Promenade at Carolina Pavillion      1            No            $5,100,000  $5,100,000
  115    115  115-001   MSMCH      Land - Monroe, NJ I                  1            No            $5,050,000  $5,050,000
  116    116  116-001   NLIC       The Baltic Inn                       1            No            $5,000,000  $5,000,000
  117    117  117-001   MSMCH      Clermont Shopping Center             1            No            $5,000,000  $4,984,185
  118    118  118-001   GECC       Copper Creek                         2            No            $4,936,000  $4,936,000
  119    119  119-001   MSMCH      Cadillac Plaza                       1            No            $4,900,000  $4,900,000
  120    120  120-001   MSMCH      Why Self Storage                     1            No            $4,900,000  $4,900,000
  121    121  121-001   MSMCH      Glendale Northwest Retail            1            No            $4,900,000  $4,900,000
  122    122  122-001   MSMCH      Coolidge Safeway                     1            No            $4,850,000  $4,850,000
  123    123  123-001   MSMCH      Copelands Building                   1            No            $4,827,424  $4,827,424
  124    124  124-001   MSMCH      Waterford Plaza                      1            No            $4,826,000  $4,826,000
  125    125  125-001   MSMCH      Med Centre Shopping Center           1            No            $4,800,000  $4,800,000
  126    126  126-001   MSMCH      Brooklyn Centre                      1            No            $4,800,000  $4,782,543
         127                       Johnstone Portfolio Roll-Up                                     $4,750,000  $4,731,332
  127         127-001   NCB, FSB   Johnstone Portfolio - Johnstone      1            No            $2,409,830  $2,400,359
                                   Supply #263 (XII)
  127         127-002   NCB, FSB   Johnstone Portfolio - Johnstone      1            No            $1,016,647  $1,012,651
                                   Supply #295 (XII)
  127         127-003   NCB, FSB   Johnstone Portfolio - Johnstone      1            No            $1,001,585  $  997,649
                                   Supply #124 (XII)
  127         127-004   NCB, FSB   Johnstone Portfolio - Johnstone      1            No            $  321,938  $  320,673
                                   Supply #317 (XII)
  128    128  128-001   MSMCH      Penn Place                           1            No            $4,650,000  $4,650,000
  129    129  129-001   MSMCH      Shoppes at Forest Hill               1            No            $4,625,000  $4,625,000
  130    130  130-001   MSMCH      Fifth South Plaza                    1            No            $4,500,000  $4,500,000
  131    131  131-001   MSMCH      Greenhill Crossing                   1            No            $4,400,000  $4,378,977
  132    132  132-001   MSMCH      Washington Square Shops              1            No            $4,350,000  $4,350,000
  133    133  133-001   NatCity    Thieneman MHP                        2            No            $4,300,000  $4,300,000
  134    134  134-001   MSMCH      Winston Park Shoppes II              1            No            $4,200,000  $4,200,000
  135    135  135-001   RBC        Evanston Enterprise Center (1840     1            No            $4,150,000  $4,150,000
                                   Oak St, Evanston, IL)
  136    136  136-001   GECC       Rossmore Industrial                  1            No            $4,108,000  $4,108,000
  137    137  137-001   MSMCH      Spenceola Main Street Center         1            No            $4,100,000  $4,100,000
  138    138  138-001   GECC       Val Vista Winter Village RV Resort   1            No            $4,015,000  $4,015,000
  139    139  139-001   MSMCH      Perimeter Park                       1            No            $4,000,000  $4,000,000
  140    140  140-001   MSMCH      Kings Manor MHP                      2            No            $4,000,000  $4,000,000
  141    141  141-001   NCB, FSB   Ramada Inn - Baltimore               1            No            $4,000,000  $3,995,092
  142    142  142-001   GECC       Victory Village MHC                  2            No            $3,950,000  $3,950,000
  143    143  143-001   MSMCH      Dover Crossing Shops                 1            No            $3,900,000  $3,887,288
  144    144  144-001   GECC       Shoppes at Parish Place              1            No            $3,800,000  $3,800,000
  145    145  145-001   MSMCH      Walgreens - Shelbyville              1            No            $3,800,000  $3,800,000
  146    146  146-001   GECC       Market District Center               1            No            $3,776,000  $3,776,000
  147    147  147-001   NLIC       Virginia Village Shopping Center     1            No            $3,750,000  $3,750,000
  148    148  148-001   PCF II     San Diego Spectrum                   1            No            $3,700,000  $3,700,000
  149    149  149-001   PCF II     9701 Bell Ranch Drive                1            No            $3,700,000  $3,697,029
  150    150  150-001   MSMCH      Town Square at Canton                1            No            $3,635,000  $3,628,671

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                        Cut-Off
                NCF      Date    Balloon
NOI DSCR/(4)/ DSCR/(4)/ LTV/(4)/ LTV/(4)/         Street Address                City
------------  --------  -------  -------  ------------------------------- ----------------
    1.66        1.35     78.1%    69.0%   2470 Daniell's Bridge Road,     Athens
                                          Building 100
    1.40        1.29     78.8%    66.9%   1800 E 2/3ast 23rd Street; 2220 Lawrence
                                          Harper Street
    1.08        0.92     72.3%    69.9%   2586-2608 Coney Island Avenue   Brooklyn
    1.30        1.18     69.3%    59.8%   777 East Macarthur Circle       Tuscon
    2.10        1.75     49.1%    46.1%   3075 Raymond Street             Santa Clara
    1.22        1.22     70.1%    70.1%   652 Hempstead Turnpike          Franklin Square
    1.35        1.04     66.9%    62.9%   699 Hampshire Road              Thousand Oaks
    1.40        1.15     79.3%    74.7%   1510 Dakota Ridge Drive         Indianapolis
    1.46        1.17     75.7%    73.2%   11215 South IH-35               Austin
    1.19        1.19     79.8%    79.8%   Route 31 & Macedon Parkway      Macedon
    1.41        1.35     61.6%    52.6%   5442 Hoffner Avenue             Orlando
    1.46        1.20     76.2%    68.5%   2121 Oceanside Boulevard        Oceanside
    1.30        1.20     74.4%    58.5%   2 Chabot Street                 Westbrook
    1.43        1.39     69.9%    69.9%   10822 Providence Road           Charlotte
    1.44        1.44     77.4%    77.4%   Costco Way                      Monroe
    2.57        2.51     53.5%    53.5%   521 6th Avenue                  San Diego
    1.46        1.35     66.9%    63.2%   721-729 East S.R. 50            Clermont
    1.23        1.21     64.9%    64.9%   5195 Copper Creek Loop NE       Salem
    1.66        1.25     70.0%    63.0%   14325-14397 Blanco Road         San Antonio
    1.42        1.19     73.1%    64.1%   2 John Tyler Street & 3 John    Merrimack
                                          Tyler Street
    1.45        1.15     77.8%    66.0%   18295 N. 83rd Avenue            Glendale
    1.33        1.04     64.7%    57.4%   1409-1447 North Arizona         Coolidge
                                          Boulevard
    1.34        1.23     69.0%    58.8%   901 NE Glisan Street            Portland
    1.44        1.16     77.2%    72.6%   9108 South Sheridan             Tulsa
    1.59        1.23     67.6%    60.3%   7271 Wurzbach Road              San Antonio
    1.35        1.25     77.1%    65.5%   3712-3762 West 25th Street      Cleveland
    1.50        1.40     61.3%    48.0%
    1.50        1.40     61.3%    48.0%   3650 Junction Boulevard         Raleigh
    1.50        1.40     61.3%    48.0%   2781 Hope Church road           Winston-Salem
    1.50        1.40     61.3%    48.0%   2905 Industrial Drive           Raleigh
    1.50        1.40     61.3%    48.0%   3061 North Church Street        Rocky Mount
    1.51        1.21     79.8%    73.2%   4139 William Penn Highway       Monroeville
    1.48        1.20     67.0%    62.5%   7340 Forest Hill Avenue         Richmond
    1.51        1.20     78.9%    70.5%   273 West 500 South              Bountiful
    1.23        1.18     79.6%    67.5%   14670 Gap Way                   Gainesville
    1.57        1.23     68.3%    63.7%   4720 Washington Avenue          Houston
    1.33        1.25     60.1%    45.0%   2801 Autumn Lake Dr.            Louisville
    1.44        1.15     77.1%    72.2%   5501 Lyons Road                 Coconut Creek
    1.67        1.25     64.8%    58.3%   1840 Oak Avenue                 Evanston
    1.45        1.31     56.3%    56.3%   1973 East Via Arado             Rancho Dominguez
    1.50        1.14     74.5%    65.4%   101 - 115 North Main Street     Bel Air
    1.48        1.24     76.3%    69.7%   16680 Val Vista Road            Casa Grande
    1.63        1.22     76.2%    67.3%   8705 & 8711 Perimeter Park      Jacksonville
                                          Boulevard
    1.43        1.13     80.0%    74.5%   1500 West Highland Street       Lakeland
    2.40        2.18     44.9%    35.2%   6422 Baltimore National Pike    Baltimore
    1.18        1.01     79.2%    72.3%   260 Victory Highway             Painted Post
    1.25        1.18     73.3%    63.1%   1140 Fort Campbell Boulevard    Clarksville
    1.48        1.23     69.7%    63.7%   203 North Anderson Lane         Hendersonville
    1.33        1.33     79.2%    79.2%   1010 East State Road 44         Shelbyville
    1.35        1.12     79.2%    72.1%   1100 Brampton Avenue            Statesboro
    1.65        1.31     70.8%    66.5%   1415-1495 South Holly Street    Denver
    1.46        1.38     61.7%    61.7%   4933 Paramount Drive            San Diego
    1.28        1.20     65.3%    55.8%   9701 Bell Ranch Drive           Santa Fe Springs
    1.22        1.15     77.2%    66.1%   3753 Marietta Highway           Canton

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      Zip                                                                                     Year
State Code    Property Type         Property Sub-Type        Units/SF/(5)/    Year Built    Renovated
----- ----- ----------------- ------------------------------ ------------  ---------------- ---------
 GA   30606 Office            Suburban                          34,852           2006         2006
 KS   66044 Retail            Unanchored                        56,443           1999          NAP
 NY   11223 Other             Leased Fee                         8,000           2008          NAP
 AZ   85714 Industrial        Warehouse                        113,920           1984          NAP
 CA   95054 Industrial        Light                             21,000           1999          NAP
 NY   11010 Other             Leased Fee                        14,887           2007          NAP
 CA   91361 Office            Suburban                          27,452           1980         2004
 IN   46217 Multifamily       Garden                                80           2007          NAP
 TX   78747 Retail            Unanchored                        25,643           2006          NAP
 NY   14502 Other             Leased Fee                       139,410           2007          NAP
 FL   32822 Office            Suburban                          29,573           2006          NAP
 CA   92054 Self Storage      Self Storage                      28,529           1961         2006
 ME   04092 Office            Medical                           29,322           1998         2001,
                                                                                              2002
 NC   28273 Retail            Shadow Anchored                   14,842           2006          NAP
 NJ   08831 Other             Leased Fee                       240,000           NAP           NAP
 CA   92101 Hospitality       Limited Service                      206           1987          NAP
 FL   34711 Retail            Unanchored                        43,885           1973         1996
 OR   97305 Manufactured      Manufactured Housing Community       186           1990          NAP
            Housing Community
 TX   78248 Retail            Unanchored                        37,228        1984, 2005       NAP
 NH   03054 Self Storage      Self Storage                      81,025     1999, 2001 -2003    NAP
 AZ   85303 Retail            Unanchored                        16,706           2006          NAP
 AZ   85228 Retail            Shadow Anchored                   27,978           2003          NAP
 OR   97232 Office            Suburban                          25,000           1977       2006,2007
 OK   74137 Retail            Unanchored                        29,614           2006          NAP
 TX   78240 Retail            Unanchored                        44,541           1986          NAP
 OH   44109 Retail            Anchored                          41,780           1992          NAP
 NC   27603 Industrial        Warehouse                         40,234           2007          NAP
 NC   27127 Industrial        Warehouse                         34,156           1987          NAP
 NC   27609 Industrial        Warehouse                         21,200           2001          NAP
 NC   27804 Industrial        Warehouse                         12,250           1972          NAP
 PA   15146 Retail            Unanchored                        16,400           2004          NAP
 VA   23225 Retail            Unanchored                        13,150           2007          NAP
 UT   84010 Retail            Unanchored                        39,045           1978         1996
 VA   20155 Retail            Unanchored                        12,075           2007          NAP
 TX   77007 Retail            Anchored                          17,158           2006          NAP
 KY   40272 Manufactured      Manufactured Housing Community       573           1964         1991,
            Housing Community                                                                 1996
 FL   33073 Retail            Shadow Anchored                   16,572           2006          NAP
 IL   60201 Office            Suburban                          51,139           1907         1990
 CA   90220 Industrial        Flex                              80,062           1972          NAP
 MD   21014 Mixed Use         Office/Retail                     27,257           1968         2006
 AZ   85222 Manufactured      Manufactured Housing Community       344           1984          NAP
            Housing Community
 FL   32216 Office            Suburban                          38,286        1990, 1991       NAP
 FL   33815 Manufactured      Manufactured Housing Community       240           1984          NAP
            Housing Community
 MD   21228 Hospitality       Limited Service                      129           1980         2002
 NY   14870 Manufactured      Manufactured Housing Community       133           1952          NAP
            Housing Community
 TN   37042 Retail            Shadow Anchored                   28,852           1998          NAP
 TN   37075 Retail            Shadow Anchored                   16,000           2007          NAP
 IN   46176 Retail            Free Standing                     14,820           2006          NAP
 GA   30458 Retail            Unanchored                        28,102           2007          NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                   Cut-Off
                                                                                     Date
                      Percent                                                      Balance               First
                    Leased as of                      Lien                         per Unit             Payment
Percent Leased/(6)/  Date/(6)/   Security Type/(7)/ Position Related Borrower List  or SF   Note Date  Date (P&I)
------------------  ------------ -----------------  -------- --------------------- -------- ---------- ----------
      100.0%         10/23/2007    Fee               First            NAP          $   164  06/15/2007 08/01/2009
       91.1%         08/31/2007    Fee               First            NAP          $   101  05/16/2007 07/01/2007
      100.0%         11/01/2007    Fee               First            NAP          $   705  06/27/2007 08/01/2009
      100.0%         08/31/2007    Fee               First            NAP          $    49  09/28/2007 11/01/2007
      100.0%         08/31/2007    Fee               First            NAP          $   262  08/31/2007 10/01/2012
      100.0%         11/01/2007    Fee               First            NAP          $   363  09/27/2007        NAP
      100.0%         05/24/2007    Fee               First            NAP          $   195  07/17/2007 09/01/2012
       96.3%         08/13/2007    Fee               First            NAP          $66,875  08/31/2007 10/01/2010
       82.7%         07/26/2007    Fee               First            NAP          $   207  09/21/2007 11/01/2014
      100.0%         11/01/2007    Fee               First            NAP          $    38  09/25/2007        NAP
      100.0%         11/01/2007    Fee               First            NAP          $   177  06/21/2007 08/01/2007
       46.0%         07/31/2007    Fee               First            NAP          $   181  05/17/2007 07/01/2010
      100.0%         10/11/2007    Fee               First            NAP          $   175  08/07/2007 09/08/2007
       88.1%         06/30/2007    Fee               First         114, 134        $   344  10/31/2007        NAP
      100.0%         11/01/2007    Fee               First          33, 115        $    21  12/27/2006        NAP
       97.1%         08/30/2007    Fee               First            NAP          $24,272  09/07/2007        NAP
       95.2%         05/31/2007    Fee               First            NAP          $   114  06/12/2007 08/01/2007
       75.3%         03/20/2007    Fee               First            NAP          $26,538  06/29/2007        NAP
       87.5%         08/31/2007    Fee               First            NAP          $   132  05/22/2007 07/01/2010
       85.7%         03/31/2007    Fee               First            NAP          $    60  06/29/2007 08/01/2008
      100.0%         08/30/2007    Fee               First            NAP          $   293  12/28/2006 02/01/2008
       86.0%         07/23/2007    Fee               First            NAP          $   173  08/27/2007 10/08/2010
      100.0%         07/25/2007    Fee               First            NAP          $   193  10/19/2007 12/01/2007
      100.0%         09/28/2007    Fee               First            NAP          $   163  06/21/2007 08/01/2012
       95.6%         05/31/2007    Fee               First            NAP          $   108  08/24/2007 10/08/2009
      100.0%         08/31/2007    Fee               First            NAP          $   114  06/06/2007 08/01/2007
                                                                                            07/31/2007 09/01/2007
      100.0%         06/14/2007    Fee               First            NAP          $    44  07/31/2007 09/01/2007
      100.0%         06/14/2007    Fee               First            NAP          $    44  07/31/2007 09/01/2007
      100.0%         06/14/2007    Fee               First            NAP          $    44  07/31/2007 09/01/2007
      100.0%         06/14/2007    Fee               First            NAP          $    44  07/31/2007 09/01/2007
       78.7%         09/25/2007    Fee               First            NAP          $   284  05/17/2007 07/08/2011
       78.1%         10/02/2007    Fee               First            NAP          $   352  07/17/2007 09/01/2012
       73.9%         06/30/2007    Fee               First            NAP          $   115  06/20/2006 08/09/2008
      100.0%         08/01/2007    Fee               First            NAP          $   363  05/31/2007 07/01/2007
      100.0%         08/20/2007    Fee               First            NAP          $   254  06/28/2007 08/01/2012
       76.4%         08/31/2007    Fee               First            NAP          $ 7,504  10/19/2007 12/01/2007
       82.6%         09/30/2007    Fee               First         114, 134        $   253  02/02/2007 04/01/2012
       80.8%         09/01/2007    Fee/Leasehold     First            NAP          $    81  10/17/2007 12/01/2009
      100.0%         12/31/2006    Fee               First            NAP          $    51  06/05/2007        NAP
       94.1%         07/16/2007    Fee               First            NAP          $   150  07/26/2007 09/08/2008
       66.0%         05/25/2007    Fee               First            NAP          $11,672  08/15/2007 10/01/2010
       94.3%         07/31/2007    Fee               First            NAP          $   104  05/17/2007 07/01/2009
       72.5%         09/06/2007    Fee               First            NAP          $16,667  04/02/2007 06/01/2012
       58.2%         07/31/2007    Fee               First            NAP          $30,970  09/26/2007 11/01/2007
       92.5%         07/01/2007    Fee               First          42, 142        $29,699  10/01/2007 12/01/2010
       95.1%         09/05/2007    Fee               First    143,185,191,212,216  $   135  06/14/2007 08/01/2007
      100.0%         11/01/2007    Fee               First         144, 198        $   238  09/28/2007 11/01/2010
      100.0%         11/01/2007    Fee               First            NAP          $   256  06/06/2007        NAP
       86.6%         08/23/2007    Fee               First            NAP          $   134  08/30/2007 10/01/2010

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                      Original Remaining Original  Remaining
First Payment  Maturity  Due    Grace     ARD                 Lockbox Term to   Term to   Amort.    Amort.
Date (IO)        Date    Date Period/(8)/ Loan Lockbox Status  Type   Maturity Maturity  Term/(9)/   Term
------------- ---------- ---- ----------  ---- -------------- ------- -------- --------- --------  ---------
 08/01/2007   07/01/2017  1       10       No      None        NAP      120       116      360        360
    NAP       06/01/2017  1        5       No      None        NAP      120       115      360        355
 08/01/2007   07/01/2012  1        5       No      None        NAP       60        56      360        360
    NAP       10/01/2017  1        5       No      None        NAP      120       119      360        359
 10/01/2007   09/01/2017  1        0       No      None        NAP      120       118      360        360
 11/01/2007   10/01/2017  1        5       No    In Place      Hard     120       119      IO         IO
 09/01/2007   08/01/2017  1        5       No      None        NAP      120       117      360        360
 10/01/2007   07/01/2015  1        5       No      None        NAP       94        92      360        360
 11/01/2007   10/01/2017  1        0       No      None        NAP      120       119      360        360
 11/01/2007   10/01/2017  1        5       No      None        NAP      120       119      IO         IO
    NAP       07/01/2017  1        5       No      None        NAP      120       116      360        356
 07/01/2007   06/01/2017  1        5       No      None        NAP      120       115      360        360
    NAP       08/08/2017  8        0       No      None        NAP      120       117      300        297
 12/01/2007   11/01/2017  1        5       No      None        NAP      120       120      IO         IO
 02/01/2007   01/01/2018  1        5       No    In Place      Hard     132       122      IO         IO
 11/01/2007   10/01/2017  1        0       No      None        NAP      120       119      IO         IO
    NAP       07/01/2012  1        5       No      None        NAP       60        56      360        356
 08/01/2007   07/01/2012  1        5       No      None        NAP       60        56      IO         IO
 07/01/2007   06/01/2017  1        5       No      None        NAP      120       115      360        360
 08/01/2007   07/01/2017  1        5       No      None        NAP      120       116      360        360
 02/01/2007   01/01/2018  1        5       No      None        NAP      132       122      360        360
 10/08/2007   09/08/2017  8        0       No      None        NAP      120       118      324        324
    NAP       06/01/2017  1        5       No      None        NAP      115       115      360        360
 08/01/2007   07/01/2017  1        5       No      None        NAP      120       116      360        360
 10/08/2007   09/08/2017  8        0       No      None        NAP      120       118      360        360
    NAP       07/01/2017  1        5       No      None        NAP      120       116      360        356
    NAP       08/01/2017                           None        NAP      120       117      300        297
    NAP       08/01/2017  1       10       No      None        NAP      120       117      300        297
    NAP       08/01/2017  1       10       No      None        NAP      120       117      300        297
    NAP       08/01/2017  1       10       No      None        NAP      120       117      300        297
    NAP       08/01/2017  1       10       No      None        NAP      120       117      300        297
 07/08/2007   06/08/2017  8        0       No      None        NAP      120       115      360        360
 09/01/2007   08/01/2017  1        5       No      None        NAP      120       117      360        360
 08/09/2006   07/09/2016  9        0       No      None        NAP      120       104      360        360
    NAP       06/01/2017  1        5       No    Springing     Hard     120       115      360        355
 08/01/2007   07/01/2017  1        5       No      None        NAP      120       116      360        360
    NAP       11/01/2017  1        7       No      None        NAP      120       120      276        276
 04/01/2007   03/01/2017  1        5       No      None        NAP      120       112      360        360
 12/01/2007   11/01/2017  1        5       No      None        NAP      120       120      360        360
 08/01/2007   07/01/2017  1        5       No      None        NAP      120       116      IO         IO
 09/08/2007   08/08/2017  8        5       No    In Place      Hard     120       117      360        360
 10/01/2007   09/01/2017  1        5       No      None        NAP      120       118      360        360
 07/01/2007   06/01/2017  1        5       No      None        NAP      120       115      360        360
 06/01/2007   05/01/2017  1        5       No      None        NAP      120       114      360        360
    NAP       10/01/2017  1       10       No      None        NAP      120       119      300        299
 12/01/2007   11/01/2017  1        5       No      None        NAP      120       120      360        360
    NAP       07/01/2017  1        5       No      None        NAP      120       116      360        356
 11/01/2007   10/01/2017  1        5       No      None        NAP      120       119      360        360
 08/01/2007   07/01/2017  1        5       No      None        NAP      120       116      IO         IO
 10/01/2007   09/01/2017  1        5       No      None        NAP      120       118      360        360

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

              Monthly Monthly                   Third Most                      Second Most
              Payment Payment   Third Most      Recent NOI      Second Most     Recent NOI    Most Recent Most Recent NOI
Mortgage Rate  (P&I)   (IO)   Recent NOI/(10)/ End Date/(10)/ Recent NOI/(10)/ End Date/(10)/  NOI/(10)/  End Date/(10)/
------------- ------- ------- ---------------  -------------  ---------------  -------------  ----------- ----------------
   5.790%     $33,409 $27,884         NAP          NAP                NAP          NAP               NAP        NAP
   5.800%     $33,445     NAP    $311,504          2004          $256,372          2005         $528,625        2006
   6.170%     $34,434 $29,402         NAP          NAP                NAP          NAP               NAP        NAP
   6.530%     $35,506     NAP    $593,192       12/31/2005       $292,287       12/31/2006      $294,741  T-12(08/31/2007)
   6.250%     $33,864 $29,044         NAP          NAP                NAP          NAP               NAP        NAP
   6.680%         NAP $30,478         NAP          NAP                NAP          NAP               NAP        NAP
   6.290%     $33,080 $28,432    $209,373          2004          $237,941          2005         $381,824        2006
   6.260%     $32,976 $28,297         NAP          NAP                NAP          NAP          $107,654  T-9(06/30/2007)
                                                                                                                Ann
   6.240%     $32,599 $27,943         NAP          NAP                NAP          NAP               NAP        NAP
   5.890%         NAP $26,201         NAP          NAP                NAP          NAP               NAP        NAP
   6.080%     $31,747     NAP         NAP          NAP                NAP          NAP         -$ 47,319  T-12(04/30/2007)
   5.680%     $29,825 $24,715    $ 98,500          2005          $ 27,049          2006         $114,373  T-7 (07/31/2007)
                                                                                                                Ann
   6.250%     $33,907     NAP         NAP          NAP           $659,240          2005         $576,814        2006
   6.700%         NAP $28,870         NAP          NAP                NAP          NAP               NAP        NAP
   5.690%         NAP $24,278         NAP          NAP                NAP          NAP               NAP        NAP
   6.230%         NAP $26,319    $781,630       12/31/2005       $830,355       12/31/2006      $814,931  T-12(09/30/2007)
   6.420%     $31,341     NAP    $569,049          2004          $608,966          2005         $587,549        2006
   6.380%         NAP $26,608    $377,566       12/31/2005       $371,773       12/31/2006      $385,117  T-12(03/31/2007)
   5.700%     $28,440 $23,598         NAP          NAP           $365,065          2005         $381,260        2006
   6.300%     $30,330 $26,082    $397,352          2005          $454,584          2006         $450,133  T-12(05/31/2007)
   5.960%     $29,252 $24,675         NAP          NAP                NAP          NAP               NAP        NAP
   6.400%     $31,485 $26,226         NAP          NAP                NAP          NAP               NAP        NAP
   5.780%     $28,264     NAP         NAP          NAP                NAP          NAP               NAP        NAP
   6.270%     $29,777 $25,566         NAP          NAP                NAP          NAP          $ 91,540  T-12(03/31/2007)
   6.200%     $29,399 $25,144    $356,562          2005          $399,288          2006         $385,705  T-12(05/31/2007)
   5.850%     $28,317     NAP    $409,163          2004          $535,430          2005         $479,157        2006
   6.120%     $30,954     NAP
   6.120%     $15,704     NAP         NAP          NAP                NAP          NAP               NAP        NAP
   6.120%     $ 6,625     NAP         NAP          NAP                NAP          NAP               NAP        NAP
   6.120%     $ 6,527     NAP         NAP          NAP                NAP          NAP               NAP        NAP
   6.120%     $ 2,098     NAP         NAP          NAP                NAP          NAP               NAP        NAP
   5.710%     $27,018 $22,434         NAP          NAP           $440,091          2005         $439,803        2006
   5.690%     $26,814 $22,235         NAP          NAP                NAP          NAP               NAP        NAP
   6.230%     $27,649 $23,687         NAP          NAP           $409,892          2004         $365,189        2005
   5.760%     $25,705     NAP         NAP          NAP                NAP          NAP               NAP        NAP
   5.670%     $25,165 $20,839         NAP          NAP           $272,615          2006         $131,042  T-5 (05/31/2007)
                                                                                                                Ann
   6.498%     $30,055     NAP    $374,121       12/31/2005       $446,764       12/31/2006      $479,168     06/30/2007
   5.950%     $25,046 $21,114         NAP          NAP                NAP          NAP               NAP        NAP
   6.590%     $26,477 $23,107         NAP          NAP                NAP          NAP          $ 11,661     12/31/2006
   6.360%         NAP $22,075    $398,752       12/31/2005       $401,555       12/31/2006      $389,324  T-12(04/30/2007)
   6.370%     $25,565 $22,066         NAP          NAP                NAP          NAP               NAP        NAP
   6.520%     $25,430 $22,118    $318,946       12/31/2005       $348,799       12/31/2006      $376,241  T-12(04/30/2007)
   5.760%     $23,368 $19,467    $271,562          2005          $279,343          2006         $344,788  T-7 (07/31/2007)
                                                                                                                Ann
   5.530%     $22,787 $18,689         NAP          NAP           $246,447          2005         $229,791        2006
   6.200%     $26,263     NAP    $563,489       12/31/2004       $730,228       12/31/2005      $788,977     12/31/2006
   6.510%     $24,993 $21,726    $213,037       12/31/2005       $275,952       12/31/2006      $308,923  T-12(07/31/2007)
   6.300%     $24,140     NAP    $275,255          2004          $268,469          2005         $245,075        2006
   6.470%     $23,944 $20,773         NAP          NAP                NAP          NAP               NAP        NAP
   5.790%         NAP $18,590         NAP          NAP                NAP          NAP               NAP        NAP
   6.370%     $23,545 $20,323         NAP          NAP                NAP          NAP               NAP        NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Underwritten Underwritten Underwritable Underwritten Underwritable    Balloon                       Source of   Valuation
    EGI        Expenses        NOI        Reserves   Cash Flow/(11)/  Balance   Current Value/(12)/ Value/(12)/   Date
------------ ------------ ------------- ------------ --------------  ---------- ------------------  ----------  ----------
 $  730,206    $175,470     $554,736      $14,638       $540,098     $5,036,883    $ 7,300,000      Appraisal   04/11/2007
 $  924,824    $362,978     $561,846      $45,719       $516,127     $4,815,725    $ 7,200,000      Appraisal   04/11/2007
 $  392,000    $ 11,760     $380,240      $     0       $380,240     $5,448,850    $ 7,800,000      Appraisal   03/02/2007
 $  791,969    $238,985     $552,984      $52,264       $500,720     $4,832,024    $ 8,075,000      Appraisal   09/14/2007
 $  935,328    $203,356     $731,972      $22,050       $709,922     $5,167,598    $11,200,000      Appraisal   08/09/2007
 $  450,800    $  4,508     $446,292      $     0       $446,292     $5,400,000    $ 7,700,000      Appraisal   06/20/2007
 $  711,526    $250,921     $460,605      $46,952       $413,653     $5,029,430    $ 8,000,000      Appraisal   05/31/2007
 $  729,518    $254,158     $475,360      $20,000       $455,360     $5,039,986    $ 6,750,000      Appraisal   07/17/2007
 $  656,221    $166,371     $489,850      $30,529       $459,321     $5,122,912    $ 7,000,000      Appraisal   07/30/2007
 $  382,000    $  7,640     $374,360      $     0       $374,360     $5,265,000    $ 6,600,000      Appraisal   09/01/2007
 $  718,714    $181,721     $536,993      $21,218       $515,775     $4,473,315    $ 8,500,000      Appraisal   06/01/2007
 $  692,473    $259,362     $433,111      $ 4,290       $428,821     $4,632,051    $ 6,760,000      Appraisal   01/29/2007
 $  696,503    $168,928     $527,575      $38,998       $488,577     $4,026,882    $ 6,880,000      Appraisal   05/16/2007
 $  590,662    $ 95,774     $494,888      $12,171       $482,717     $5,100,000    $ 7,300,000      Appraisal   07/24/2007
 $  421,928    $  2,084     $419,844      $     0       $419,844     $5,050,000    $ 6,525,000      Appraisal   11/18/2006
 $1,599,754    $786,556     $813,198      $20,700       $792,498     $5,000,000    $ 9,340,000      Appraisal   07/17/2007
 $  663,368    $114,576     $548,792      $39,497       $509,296     $4,710,192    $ 7,450,000      Appraisal   05/14/2007
 $  562,805    $169,835     $392,970      $ 7,440       $385,530     $4,936,000    $ 7,600,000      Appraisal   05/08/2007
 $  664,150    $194,262     $469,888      $43,952       $425,935     $4,408,946    $ 7,000,000      Appraisal   03/20/2007
 $  696,930    $251,995     $444,936      $12,169       $432,767     $4,292,561    $ 6,700,000      Appraisal   05/09/2007
 $  584,279    $154,560     $429,719      $26,549       $403,170     $4,158,746    $ 6,300,000      Appraisal   12/01/2006
 $  588,489    $168,548     $419,942      $25,180       $394,761     $4,302,228    $ 7,500,000      Appraisal   07/12/2007
 $  676,183    $220,079     $456,103      $37,872       $418,231     $4,116,104    $ 7,000,000      Appraisal   08/01/2007
 $  585,884    $144,291     $441,593      $27,542       $414,050     $4,536,675    $ 6,250,000      Appraisal   05/08/2007
 $  647,493    $168,649     $478,844      $44,542       $434,302     $4,279,298    $ 7,100,000      Appraisal   06/07/2007
 $  721,180    $262,405     $458,775      $33,424       $425,351     $4,062,369    $ 6,200,000      Appraisal   02/02/2007
 $  602,541    $ 43,816     $558,725      $38,875       $519,849     $3,705,435    $ 7,720,000
 $  305,689    $ 22,229     $283,459      $19,723       $263,736     $1,879,888    $ 3,660,000      Appraisal   05/31/2007
 $  128,962    $  9,378     $119,584      $ 8,320       $111,264     $  793,078    $ 1,350,000      Appraisal   06/04/2007
 $  127,052    $  9,239     $117,813      $ 8,197       $109,615     $  781,328    $ 2,000,000      Appraisal   05/31/2007
 $   40,838    $  2,970      $37,868      $ 2,635       $ 35,234     $  251,141    $   710,000      Appraisal   05/31/2007
 $  512,974    $105,698     $407,276      $15,580       $391,696     $4,264,339    $ 5,825,000      Appraisal   06/01/2007
 $  468,218    $ 72,606     $395,612      $ 9,374       $386,238     $4,313,853    $ 6,900,000      Appraisal   06/15/2007
 $  529,751    $ 99,660     $430,091      $31,953       $398,138     $4,015,681    $ 5,700,000      Appraisal   05/05/2006
 $  440,844    $ 62,613     $378,231      $14,731       $363,500     $3,712,962    $ 5,500,000      Appraisal   03/26/2007
 $  549,654    $156,700     $392,954      $22,820       $370,133     $4,057,039    $ 6,370,000      Appraisal   05/22/2007
 $1,185,989    $706,696     $479,293      $30,250       $449,043     $3,223,736    $ 7,160,000      Appraisal   04/30/2007
 $  531,744    $167,932     $363,812      $18,280       $345,533     $3,933,272    $ 5,450,000      Appraisal   09/07/2006
 $  876,322    $413,396     $462,926      $65,442       $397,485     $3,730,630    $ 6,400,000      Appraisal   11/01/2007
 $  480,400    $ 97,171     $383,229      $35,061       $348,168     $4,108,000    $ 7,300,000      Appraisal   04/04/2007
 $  548,095    $150,646     $397,449      $47,428       $350,022     $3,596,969    $ 5,500,000      Appraisal   05/31/2007
 $  693,700    $300,175     $393,525      $14,104       $379,421     $3,668,772    $ 5,260,000      Appraisal   07/09/2007
 $  527,427    $146,001     $381,426      $39,435       $341,991     $3,531,458    $ 5,250,000      Appraisal   04/13/2007
 $  585,446    $263,832     $321,614      $12,000       $309,614     $3,723,443    $ 5,000,000      Appraisal   02/23/2007
 $1,751,154    $994,820     $756,333      $69,486       $686,847     $3,129,068    $ 8,900,000      Appraisal   04/19/2007
 $  595,502    $287,095     $308,407      $ 5,320       $303,087     $3,608,670    $ 4,990,000      Appraisal   08/14/2007
 $  485,463    $123,156     $362,307      $21,928       $340,380     $3,344,060    $ 5,300,000      Appraisal   05/11/2007
 $  423,840    $ 55,946     $367,894      $14,360       $353,534     $3,470,003    $ 5,450,000      Appraisal   07/24/2007
 $  386,000    $ 89,580     $296,420      $     0       $296,420     $3,800,000    $ 4,800,000      Appraisal   04/21/2007
 $  400,834    $ 71,443     $329,391      $14,179       $315,212     $3,441,008    $ 4,770,000      Appraisal   12/01/2007
 $  582,295    $188,137     $394,158      $31,029       $363,129     $3,525,875    $ 5,300,000      Appraisal   08/09/2007
 $  513,364    $141,245     $372,119      $21,350       $350,769     $3,700,000    $ 6,000,000      Appraisal   08/09/2007
 $  435,505    $ 89,636     $345,869      $22,692       $323,177     $3,155,851    $ 5,660,000      Appraisal   05/17/2007
 $  408,910    $ 82,597     $326,312      $17,573       $308,740     $3,108,504    $ 4,700,000      Appraisal   04/30/2007

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                       Cooperative Loans/(13)/
---------------------------------------------------------------------
Value                                                                                                                  Lease
as a   Rental Unsold  Sponsor                  Sponsor Investor Co-op                                                Expiration
Rental  LTV   Percent  Units  Sponsor/Investor  Carry   Units   Units              Largest Tenant/(14)/                 Date
------ ------ ------- ------- ---------------- ------- -------- ----- ---------------------------------------------- ----------
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP               William & Associates              02/28/2022
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP               Connex International              08/31/2009
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                    Walgreens                    05/31/2027
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                FedEx Corporation                11/30/2010
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP             Electric Lightwave, Inc.            07/31/2015
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                    Walgreens                    07/31/2056
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                   Cornerstone                   04/30/2010
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       NAP                          NAP
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                 Coldwell Banker                 02/28/2015
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                      Lowe's                     08/31/2027
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP      Enterprise Leasing Company of Orlando      07/31/2016
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       NAP                          NAP
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       MCHC                      07/31/2020
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                 Kirkland's Home                 08/01/2016
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                Alovats North LLC                11/14/2014
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       NAP                          NAP
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                    Walgreen's                   02/28/2012
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       NAP                          NAP
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                    Ming Tree                    10/31/2017
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       NAP                          NAP
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                   The Good Egg                  03/31/2017
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                     Rent Way                    01/31/2010
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP           S.D. Deacon Corp. of Oregon           03/22/2022
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP            Chinowth & Cohen Realtors            05/31/2011
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                    Texas Labs                   05/31/2011
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       CVS                       02/29/2008
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                   JS Jr., Inc.                  12/31/2023
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                  WS Supply Inc                  12/31/2023
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                  Melhinch, Inc.                 12/31/2023
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                 RM Supply, Inc.                 12/31/2023
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP             Brooks Hospitality, LLC             03/31/2011
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                    Wawa, Inc.                   09/30/2024
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP     Steven M. Nelson dba Bountiful Nutrition    03/01/2012
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                 DaVita Dialysis                 04/02/2017
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                     Molinas                     06/30/2016
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       NAP                          NAP
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                     Crispers                    04/10/2012
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                      Pepid                      10/31/2010
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP              Neway Packaging Corp.              08/31/2009
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP              States Attorney Office             06/30/2012
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       NAP                          NAP
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP             Solantic of Jacksonville            08/31/2010
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       NAP                          NAP
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       NAP                          NAP
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                       NAP                          NAP
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                   Fashion Bug                   03/31/2009
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                 Shanes Rib Shack                03/31/2017
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP                   Walgreen Co                   09/30/2031
 NAP    NAP     NAP     NAP         NAP          NAP     NAP     NAP  Blount, Burke,Wimberly, and Hendricks Insurors 11/30/2017

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                         Lease                                      Lease          Insurance
                                       Expiration             Third Largest       Expiration       Escrow in
% NSF    Second Largest Tenant/(14)/      Date    % NSF       Tenant/(14)/           Date    % NSF   Place
-----  ------------------------------- ---------- ----- ------------------------- ---------- ----- ---------
 29.3%          Aldridge Inc.          02/28/2022 23.7%       JMW Ventures        02/28/2022 12.4%    Yes
 26.8%         Set Em Up Jacks         12/31/2009 9.2%       Tres Mexicanos       04/14/2011  7.1%     No
100.0%               NAP                  NAP      NAP             NAP               NAP      NAP      No
 75.9%         Logistics Group         06/30/2014 24.1%            NAP               NAP      NAP     Yes
100.0%               NAP                  NAP      NAP             NAP               NAP      NAP      No
 75.8% Nassau Educators Federal Credit 04/30/2027 24.2%            NAP               NAP      NAP      No
                    Union
 20.7%       Andromeda Software        10/31/2009 11.2% Community Oaks Counseling 05/31/2011  8.7%    Yes
   NAP               NAP                  NAP      NAP             NAP               NAP      NAP      No
 17.5%          Regions Bank           11/30/2016 11.7%         Elite Eye         05/31/2010  9.6%     No
100.0%               NAP                  NAP      NAP             NAP               NAP      NAP      No
100.0%               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
   NAP               NAP                  NAP      NAP             NAP               NAP      NAP      No
 57.4%          FMC Dialysis           01/31/2009 33.9%        MCHC - Endo        07/31/2020  8.7%     No
 41.9%        Verizon Wireless         08/01/2016 34.3%         Man Power         07/31/2012 11.9%    Yes
100.0%               NAP                  NAP      NAP             NAP               NAP      NAP      No
   NAP               NAP                  NAP      NAP             NAP               NAP      NAP      No
 33.3%  Lindemann Bentzon Engineering  04/10/2010 18.2%   ERA Professional Real   05/31/2010 18.2%    Yes
                                                                 Estate
   NAP               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
 16.5%        Folawn's Day Spa         12/31/2017 10.7%    Blanco North Dental    08/31/2015  9.7%    Yes
   NAP               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
 23.9%         Xpressions, Inc         07/31/2013 18.6%   New York Bagel-N-Deli   02/28/2017 15.0%    Yes
 12.9%           Wells Fargo           03/31/2012 10.4%       Dr. Hulme DDS       07/15/2017  7.5%    Yes
 69.7%    Elliott Associates, Inc.     02/23/2022 30.3%            NAP               NAP      NAP     Yes
 30.4%          Elliot Design          05/30/2014 27.4%  Gallagher Chiropractic   01/31/2012 11.7%    Yes
 15.3%     UT Pediatrics Suite 220     11/30/2008 10.7%   DNA Reference Lab Inc   06/30/2017 10.1%    Yes
 20.1%            CSK Auto             12/31/2008 19.1%       Super Dollar        10/31/2009 14.4%     No
100.0%               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
100.0%               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
100.0%               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
100.0%               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
 18.3%           Allcare LLC           01/31/2014 18.3% Original Mattress Factory 04/30/2009 13.4%     No
 38.4%        Cingular Wireless        04/30/2017 18.3%   Little Caesars Pizza    06/30/2012 12.2%     No
 12.8%      Wells Fargo Financial      10/31/2011 6.1%   Hogi Yogi/Teriyake Stix  03/31/2010  5.8%    Yes
                                                                Bountiful
 49.6%  United States Postal Service   07/31/2016 35.9%       Hope Cleaners       02/28/2017 14.5%    Yes
 32.7%   Washington Mutual Bank, FA    11/30/2015 20.4%         T-Mobile          05/31/2017 14.2%     No
   NAP               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
 22.9%         Nutrition Depot         12/10/2011 18.2%        Vital Dent         01/18/2022 18.2%     No
 12.3%           Bikram Yoga           09/30/2012 10.7%         Acquirent         07/31/2010  8.0%     No
100.0%               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
 20.9%              NBRS               07/04/2015 14.9%      Ryan Beck & Co       01/31/2014 12.5%    Yes
   NAP               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
 22.0%        Perimeter Realty         03/31/2009 17.7%         Solantic          08/31/2010 10.7%    Yes
   NAP               NAP                  NAP      NAP             NAP               NAP      NAP      No
   NAP               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
   NAP               NAP                  NAP      NAP             NAP               NAP      NAP     Yes
 24.7%           China King            03/31/2012 15.2%      Premier Rental       09/30/2011 14.0%    Yes
 18.4%          Sun Tan City           03/15/2012 15.0%        Radio Shack        01/31/2012 14.5%    Yes
100.0%               NAP                  NAP      NAP             NAP               NAP      NAP      No
 17.8%        McAlister's Deli         09/30/2016 13.9%  MSB Property Management  07/31/2012 12.5%    Yes

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                 Capital                                                                                  Initial Capital
               Expenditure   TI/LC                                                                          Expenditure
Tax Escrow      Escrow in  Escrow in                                               Springing Escrow            Escrow
in Place/(15)/ Place/(16)/ Place/(17)/    Other Escrow Description/(18)/          Description/(19)/       Requirement/(20)/
-------------  ----------- ----------  ------------------------------------- ---------------------------- ----------------
     Yes           Yes        Yes      NAP                                   NAP                            $         0
     Yes           Yes        Yes      Tres Mexicano Holdback                Insurance, TI/LC               $20,000 LOC
     Yes            No         No      Walgreen Reserve; Debt Service        Tax, Insurance, TI/LC          $         0
                                       Shortfall Reserve
     Yes           Yes        Yes      NAP                                   Tax, Insurance, TI/LC, Other   $         0
     No             No         No      NAP                                   TI/LC                          $         0
     No             No         No      Walgreens Escrow Fund                 Tax, Insurance                 $         0
     Yes           Yes        Yes      NAP                                   TI/LC, Other                   $         0
     Yes            No         No      NAP                                   Insurance, CapEx               $         0
     No             No        Yes      Earnout Funds                         Tax, Insurance, CapEx          $         0
     No             No         No      NAP                                   Tax, Insurance                 $         0
     Yes           Yes        Yes      NAP                                   TI/LC                          $         0
     Yes            No         No      DSCR Holdback                         Insurance, CapEx               $         0
     No             No        Yes      NAP                                   Tax, Insurance, CapEx, TI/LC   $         0
     No             No         No      NAP                                   Capex, TI/LC                   $         0
     No             No         No      Ground Rent Holdback; Completion      Tax, Insurance                 $         0
                                       LOC
     No             No         No      NAP                                   Tax, Insurance, CapEx, TI/LC   $         0
     Yes           Yes        Yes      NAP                                   TI/LC                          $         0
     Yes           Yes         No      NAP                                   NAP                            $         0
     Yes            No        Yes      Stabilization Reserve; Outstanding TI CapEx                          $         0
                                       Reserve; Subway Reserve
     Yes            No         No      NAP                                   CapEx                          $         0
     Yes            No        Yes      TI Allowance Good Egg & NY Bagel;     CapEx, TI/LC                   $         0
                                       Good Egg & NY Bagel Rent Holdback
     Yes            No        Yes      NAP                                   CapEx, TI/LC                   $         0
     Yes           Yes        Yes      Capital Improvement Escrow            NAP                            $         0
     Yes            No         No      Elliott Interior Design Reserve       CapEx, TI/LC                   $         0
     Yes           Yes        Yes      NAP                                   TI/LC                          $         0
     Yes           Yes        Yes      NAP                                   Insurance, TI/LC, Other        $         0
     Yes           Yes        Yes      Conditional Certificate of Occupancy  TI/LC                          $         0
     Yes           Yes        Yes      Conditional Certificate of Occupancy  TI/LC                          $         0
     Yes           Yes        Yes      Conditional Certificate of Occupancy  TI/LC                          $         0
     Yes           Yes        Yes      Conditional Certificate of Occupancy  TI/LC                          $         0
     No            Yes        Yes      NAP                                   Tax, Insurance, TI/LC          $         0
     No             No        Yes      Little Caesars Escrow; Ace Cash       Tax, Insurance                 $         0
                                       Express Escrow
     Yes           Yes        Yes      LOC Replacement                       TI/LC                          $         0
     Yes            No         No      NAP                                   CapEx, TI/LC                   $         0
     No             No         No      NAP                                   Tax, Insurance, CapEx, TI/LC   $         0
     Yes           Yes         No      NAP                                   NAP                            $         0
     No             No         No      Debt Service Shortfall                Tax, Insurance, CapEx          $         0
     Yes           Yes        Yes      Acquirent Fund                        Insurance                      $       937
     Yes            No         No      NAP                                   CapEx, TI/LC                   $         0
     Yes            No        Yes      State's Attorney Reserve; Mackenzie   CapEx, TI/LC, Other            $         0
                                       Reserve
     Yes           Yes         No      Seasonality Escrow                    NAP                            $         0
     Yes            No         No      Shaw's escrow                         CapEx, TI/LC                   $         0
     Yes            No         No      NAP                                   Insurance, CapEx               $         0
     Yes           Yes         No      NAP                                   CapEx                          $         0
     Yes           Yes         No      Earnout Escrow Fund                   NAP                            $         0
     Yes            No         No      NAP                                   NAP                            $         0
     Yes           Yes        Yes      NAP                                   NAP                            $         0
     No             No         No      NAP                                   Tax, Insurance, Other          $         0
     Yes           Yes         No      Earnout Escrow Fund, Earnout          TI/LC                          $         0
                                       Paydown Cost Escrow Fund, BBWH
                                       Fund

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

 Monthly Capital    Current Capital                         Monthly TI/LC
Expenditure Escrow Expenditure Escrow Initial TI/LC Escrow      Escrow       Current TI/LC Escrow Environmental
Requirement/(21)/    Balance/(22)/     Requirement/(23)/   Requirement/(24)/    Balance/(25)/       Insurance
------------------ ------------------ -------------------- ----------------  -------------------- -------------
      $  320          $       957         $          0          $  893           $      2,680          No
      $    0          $20,000 LOC         $100,000 LOC          $    0           $100,000 LOC          No
      $    0          $         0         $          0          $    0           $          0          No
      $1,424          $         0         $          0          $2,931           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $  458          $       917         $          0          $2,250           $      4,503          No
      $    0          $         0         $          0          $    0           $          0          No
      $    0          $         0         $          0          $2,167           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $  475          $     1,900         $          0          $1,280           $      5,120          No
      $    0          $         0         $          0          $    0           $          0          No
      $    0          $         0         $    150,000          $    0           $    150,000          No
      $    0          $         0         $          0          $    0           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $  549          $     1,098         $          0          $2,083           $      4,166          No
      $  620          $     1,860         $          0          $    0           $          0          No
      $    0          $         0         $          0          $1,563           $      6,259          No
      $    0          $         0         $          0          $    0           $          0          No
      $    0          $         0         $          0          $2,083           $     18,747          No
      $    0          $     2,000         $          0          $2,000           $          0          No
      $  313          $         0         $          0          $2,292           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $  557          $       557         $          0          $2,500           $      2,500          No
      $  905          $     2,715         $     50,000          $    0           $     50,168          No
      $  101          $       552         $          0          $  527           $      2,735          No
      $  141          $       233         $          0          $  854           $      1,154          No
      $  141          $       229         $          0          $1,006           $      1,137          No
      $  162          $        74         $          0          $  306           $        365          No
      $  205          $       821         $          0          $1,000           $      4,005          No
      $    0          $         0         $    625,000          $    0           $    626,224          No
      $  708          $    10,687         $          0          $2,413           $     34,783          No
      $    0          $         0         $          0          $    0           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $2,521          $         0         $          0          $    0           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $  937          $         0         $      4,515          $4,515           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $    0          $         0         $          0          $2,083           $          0          No
      $1,180          $     1,180         $          0          $    0           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $  444          $         0         $          0          $    0           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $  200          $         0         $          0          $1,000           $          0          No
      $    0          $         0         $          0          $    0           $          0          No
      $  350          $       350         $          0          $    0           $          0          No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                   Prepayment Code/(27)/
Interest                       --------------------------------------------------------------
Accrual Method Seasoning/(26)/ LO  DEF DEF/YM1 YM3 YM2 YM1 YM  5%  4%  3%  2%  1%  Open      YM       Administrative   Mortgage
-------------- --------------  --  --- ------- --- --- --- --  --  --  --  --  --  ---- Formula/(28)/ Cost Rate /(29)/ Loan No.
  Actual/360          4        28  88                                               4                      8.082         101
  Actual/360          5        29  87                                               4                      5.082         102
  Actual/360          4        28  28                                               4                      2.082         103
  Actual/360          1        24                          93                       3         Q            2.082         104
  Actual/360          2        13                      105                          2         R            3.082         105
  Actual/360          1        48                       68                          4         S            2.082         106
  Actual/360          3        27  88                                               5                      2.082         107
  Actual/360          2        26  64                                               4                      2.082         108
  Actual/360          1        25  91                                               4                      5.082         109
  Actual/360          1        24                       92                          4         T            2.082         110
  Actual/360          4        28  89                                               3                      9.082         111
  Actual/360          5        29  86                                               5                      2.082         112
  Actual/360          3        27        89                                         4         J            2.082         113
  Actual/360          0        24  93                                               3                      2.082         114
  Actual/360         10        34  94                                               4                      2.082         115
  Actual/360          1        25  91                                               4                     10.082         116
  Actual/360          4        28  28                                               4                      2.082         117
  Actual/360          4        28  29                                               3                      2.082         118
  Actual/360          5        29        87                                         4         J            2.082         119
  Actual/360          4        28        88                                         4         U            2.082         120
  Actual/360         10        34  94                                               4                      2.082         121
  Actual/360          2        26  87                                               7                      7.082         122
  Actual/360          0        24  87                                               4                      2.082         123
  Actual/360          4        28        88                                         4         V            2.082         124
  Actual/360          2        26        90                                         4         P            2.082         125
  Actual/360          4        28  88                                               4                      7.082         126
  Actual/360          3        27  89                                               4
  Actual/360          3        27  89                                               4                      8.082         127
  Actual/360          3        27  89                                               4                      8.082         127
  Actual/360          3        27  89                                               4                      8.082         127
  Actual/360          3        27  89                                               4                      8.082         127
  Actual/360          5        29  87                                               4                      8.082         128
  Actual/360          3        27                       89                          4         W            8.082         129
  Actual/360         16        40  76                                               4                      2.082         130
  Actual/360          5        29  87                                               4                      2.082         131
  Actual/360          4        28  88                                               4                      2.082         132
  Actual/360          0        24  92                                               4                      8.082         133
  Actual/360          8        32  84                                               4                      2.082         134
  Actual/360          0        47                  70                               3         X            3.082         135
  Actual/360          4        28  89                                               3                      2.082         136
  Actual/360          3        27        89                                         4         Y           10.082         137
  Actual/360          2        26  91                                               3                      2.082         138
  Actual/360          5        29  87                                               4                      2.082         139
  Actual/360          6        30  86                                               4                      2.082         140
  Actual/360          1        22                       94                          4         Z            8.082         141
  Actual/360          0        24  93                                               3                      2.082         142
  Actual/360          4        28                       88                          4         P            2.082         143
  Actual/360          1        25  92                                               3                      2.082         144
  Actual/360          4        28  88                                               4                      2.082         145
  Actual/360          2        24                       89                          7        AA            2.082         146

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         CMSA   CMSA    Mortgage
Mortgage Loan Property    Loan                                         Loan         Cross-           Original  Cut-Off Date
Loan No. No.    No.    Seller/(1)/         Property Name/(2)/          Group Collateralization/(2)/  Balance   Balance/(3)/
-------- ---- -------- ----------  ----------------------------------- ----- ---------------------  ---------- ------------
  147    147  147-001   NLIC       Virginia Village Shopping Center      1            No            $3,750,000  $3,750,000
  148    148  148-001   PCF II     San Diego Spectrum                    1            No            $3,700,000  $3,700,000
  149    149  149-001   PCF II     9701 Bell Ranch Drive                 1            No            $3,700,000  $3,697,029
  150    150  150-001   MSMCH      Town Square at Canton                 1            No            $3,635,000  $3,628,671
  151    151  151-001   NCB, FSB   Fidelity Engineering Corp.            1            No            $3,600,000  $3,600,000
  152    152  152-001   RBC        Hudson Plank Medical Center           1            No            $3,596,000  $3,596,000
  153    153  153-001   MSMCH      WAMU Building - Sutphin               1            No            $3,500,000  $3,500,000
                                   Boulevard
  154    154  154-001   PCF II     711 Distribution Drive                1            No            $3,500,000  $3,495,850
  155    155  155-001   MSMCH      Forest Hills Apartments               2            No            $3,500,000  $3,490,884
  156    156  156-001   MSMCH      Gateway Center                        1            No            $3,450,000  $3,450,000
  157    157  157-001   PCF II     Hertz Equipment Rental Facility       1            No            $3,400,000  $3,400,000
  158    158  158-001   PCF II     Mill Pond Shoppes                     1            No            $3,400,000  $3,400,000
  159    159  159-001   MSMCH      Sterling Shores Estates               2            No            $3,400,000  $3,400,000
  160    160  160-001   MSMCH      48 Spruce Street                      1            No            $3,360,000  $3,360,000
  161    161  161-001   GECC       Papermill Storage                     1            No            $3,360,000  $3,360,000
  162    162  162-001   MSMCH      ACRE Rutgers University Student       2            No            $3,350,000  $3,337,767
                                   Housing Portfolio
  163    163  163-001   MSMCH      Morgan Square                         1            No            $3,300,000  $3,300,000
  164    164  164-001   GECC       Covington Square                      1            No            $3,300,000  $3,300,000
  165    165  165-001   MSMCH      Rite Aid - Wooster                    1            No            $3,300,000  $3,291,527
  166    166  166-001   NCB, FSB   Beco Corporate Center                 1            No            $3,280,000  $3,280,000
  167    167  167-001   MSMCH      3241 Steinway Street                  1            No            $3,200,000  $3,200,000
  168    168  168-001   MSMCH      Colony East Townhomes                 2            No            $3,200,000  $3,200,000
  169    169  169-001   MSMCH      Katy Plaza                            1            No            $3,200,000  $3,200,000
  170    170  170-001   MSMCH      2 Sammons Court                       1            No            $3,200,000  $3,188,500
  171    171  171-001   GECC       Sugar Mill MHC                        2            No            $3,100,000  $3,100,000
  172    172  172-001   MSMCH      2550 Fair Oaks Boulevard              1            No            $3,100,000  $3,089,591
  173    173  173-001   MSMCH      Parkchase Shopping Center             1            No            $3,000,000  $3,000,000
  174    174  174-001   MSMCH      Bradley Place                         1            No            $3,000,000  $3,000,000
  175    175  175-001   GECC       Halcyon Village MHC                   2            No            $3,000,000  $3,000,000
  176    176  176-001   GECC       Cromwell Bridge Road                  1            No            $3,000,000  $2,997,896
  177    177  177-001   MSMCH      Mills River Shopping Center           1            No            $2,975,000  $2,975,000
  178    178  178-001   NCB, FSB   Anderson Shops                        1            No            $2,975,000  $2,972,560
  179    179  179-001   MSMCH      Florida City Commons                  1            No            $2,800,000  $2,791,054
  180    180  180-001   MSMCH      1523 - 1541 Dean Street               1            No            $2,800,000  $2,789,409
  181    181  181-001   PCF II     510 Paladin Drive                     1            No            $2,650,000  $2,648,094
  182    182  182-001   GECC       Hillside MHC                          2            No            $2,635,000  $2,635,000
  183    183  183-001   MSMCH      Staples - Odessa                      1            No            $2,620,000  $2,620,000
  184    184  184-001   MSMCH      133-135 Main Street, Westhampton      1            No            $2,560,000  $2,560,000
                                   Beach, NY
  185    185  185-001   MSMCH      Melrose Center Shops                  1            No            $2,515,000  $2,506,802
  186    186  186-001   MSMCH      16 Wright Way                         1            No            $2,500,000  $2,500,000
  187    187  187-001   GECC       Enchanted Lakes MHC and RV            1            No            $2,500,000  $2,493,794
                                   Resort
  188    188  188-001   NCB, FSB   Imperial Square Shopping Center       1            No            $2,500,000  $2,490,447
         189                       Texas Retail Portfolio Roll-Up                                   $2,403,500  $2,403,500
  189         189-001   MSMCH      Texas Retail Portfolio - Green Oaks   1            No            $1,490,000  $1,490,000
                                   (XIII)
  189         189-002   MSMCH      Texas Retail Portfolio - Crossroads   1            No            $  913,500  $  913,500
                                   Center (XIII)
  190    190  190-001   NCB, FSB   Laurel Office Park Building           1            No            $2,400,000  $2,400,000
  191    191  191-001   MSMCH      Trace Creek Shops                     1            No            $2,360,000  $2,352,307
  192    192  192-001   MSMCH      Dumbarton Building                    1            No            $2,300,000  $2,300,000
  193    193  193-001   NCB, FSB   1613 Blue Hill Ave.                   1            No            $2,300,000  $2,294,221
  194    194  194-001   MSMCH      Victory View II                       1            No            $2,230,000  $2,230,000

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                        Cut-Off
                NCF      Date    Balloon
NOI DSCR/(4)/ DSCR/(4)/ LTV/(4)/ LTV/(4)/          Street Address                 City
------------  --------  -------  -------  --------------------------------- -----------------
    1.65        1.31     70.8%    66.5%   1415-1495 South Holly Street      Denver
    1.46        1.38     61.7%    61.7%   4933 Paramount Drive              San Diego
    1.28        1.20     65.3%    55.8%   9701 Bell Ranch Drive             Santa Fe Springs
    1.22        1.15     77.2%    66.1%   3753 Marietta Highway             Canton
    1.47        1.20     60.0%    52.6%   25 Loveton Circle                 Sparks
    1.45        1.16     62.0%    58.3%   648 Plank Road                    Clifton Park
    1.40        1.16     66.0%    62.2%   9059-9061 Sutphin Boulevard       Jamaica
    1.59        1.33     65.3%    51.5%   711 Distribution Drive            Columbus
    1.33        1.26     77.6%    66.3%   1211 Grants Drive                 Morgantown
    1.42        1.10     78.4%    73.2%   2814-2830 Main Street             Newberry
    1.48        1.20     72.3%    65.6%   625 South Route 83                Villa Park
    1.47        1.21     77.3%    72.7%   421 Robert Parker Coffin Road     Long Grove
    1.20        1.19     79.1%    79.1%   5830 Robin Hill Road              Lakeport
    1.41        1.10     76.4%    69.6%   48 Spruce Street                  Oakland
    1.48        1.25     80.0%    71.7%   3980 Papermill Road               Knoxville
    1.30        1.26     71.2%    56.5%   12, 59, 60 Huntington Street; 28, New Brunswick
                                          62, 66, 70 Sicard Street; 51 Ray
                                          Street
    1.59        1.21     71.7%    64.3%   200 Morgan Square Avenue          Berkeley Springs
                                          South Washington Stree (US
                                          Route 522)
    1.57        1.24     73.3%    65.4%   1603 Highway 51 S                 Covington
    1.37        1.36     66.9%    57.3%   1955 Cleveland Road               Wooster
    1.51        1.22     80.0%    72.5%   609 Independence Parkway          Chesapeake
    1.34        1.13     59.3%    53.9%   3241 Steinway Street              Astoria
    1.83        1.45     74.4%    67.2%   15 Boulder Drive                  Pittsburgh
    1.52        1.16     75.8%    68.9%   5160 Franz Road; 2050-2220        Katy
                                          Katy Hockley Cut-Off
    1.44        1.37     64.5%    54.9%   2 Sammons Court                   Bolingbrook
    1.77        1.74     46.3%    46.3%   3130 Sugar Mill Lane              Saint Cloud
    1.07        1.03     66.4%    57.0%   2550 Fair Oaks Boulevard          Sacramento
    1.68        1.30     65.2%    58.7%   13105 Veterans Memorial Drive     Houston
    1.43        1.18     67.7%    60.1%   840 North Kinzie Street           Bradley
    1.35        1.15     73.2%    66.7%   38129 Weirich Drive               Lebanon
    1.57        1.34     69.7%    60.3%   1001 Cromwell Bridge Road         Towson
    1.52        1.21     77.3%    68.8%   6 Cross Road Drive                Mills River
    1.41        1.26     75.3%    64.1%   3300, 3308, 3319 North Main       Anderson
                                          Street
    1.23        1.15     75.4%    65.0%   33497 South Dixie Highway         Florida City
    1.33        1.25     69.7%    55.0%   1523 - 1541 Dean Street           Brooklyn
    1.31        1.20     62.3%    53.8%   510 Paladin Drive                 Greenville
    1.19        1.02     79.8%    77.3%   123 South McMullen Booth          Clearwater
                                          Road
    1.34        1.06     67.2%    60.2%   5161 East 42nd Street             Odessa
    1.43        1.22     64.0%    57.8%   133-135 Main Street               Westhampton Beach
    1.23        1.16     71.6%    61.6%   2613-2617 Franklin Pike           Nashville
    1.60        1.21     65.8%    59.3%   16 Wright Way                     Oakland
    1.60        1.56     48.9%    44.6%   750 Malabar Road                  Malabar
    2.57        2.41     42.9%    36.3%   1444 S. Belcher Road              Clearwater
    2.04        1.45     44.5%    41.5%
    2.04        1.45     44.5%    41.5%   2425-2435 Southeast Green         Arlington
                                          Oaks Boulevard
    2.04        1.45     44.5%    41.5%   10045 MacArthur Boulevard         Irving
    1.53        1.23     78.7%    69.7%   2425 Boulevard                    Colonial Heights
    1.25        1.19     75.9%    65.3%   8157-8171 Highway 100             Nashville
    1.59        1.23     70.8%    65.5%   5511 Staples Mill Road            Richmond
    1.83        1.77     51.2%    43.9%   1613 Blue Hill Avenue             Mattapan
    1.44        1.11     75.0%    66.9%   2929-2965 S. Featherly Way        Boise

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      Zip              Property                       Property
State Code               Type                         Sub-Type            Units/SF/(5)/   Year Built     Year Renovated
----- ----- ------------------------------ ------------------------------ ------------  -------------- -------------------
 CO   80222 Retail                         Anchored                          50,048       1965-1981           2005
 CA   92123 Office                         Suburban                          17,792          2001              NAP
 CA   90670 Industrial                     Light                             55,190          1980              NAP
 GA   30114 Retail                         Unanchored                        19,100          2006              NAP
 MD   21152 Industrial                     Flex                              52,495          1981             2005
 NY   12065 Office                         Medical                           24,835          1999              NAP
 NY   11435 Retail                         Free Standing                      6,840          1931             2007
 OH   43228 Industrial                     Warehouse                        208,002          1965             2007
 WV   26505 Multifamily                    Garden                                68          2006              NAP
 SC   29108 Retail                         Unanchored                        28,240          2000              NAP
 IL   60181 Industrial                     Light                             25,650          1970             2007
 IL   60047 Retail                         Shadow Anchored                   17,471       1974, 1978           NAP
 CA   95453 Manufactured Housing Community Manufactured Housing Community        68          1980              NAP
 NJ   07436 Industrial                     Light                             40,541          1960             2007
 TN   37909 Self Storage                   Self Storage                      55,365          2004              NAP
 NJ   08901 Multifamily                    Student Housing                       12         1920's            2007
 WV   25411 Retail                         Anchored                          57,350          1990             1996
 TN   38019 Retail                         Shadow Anchored                   30,000          2007              NAP
 OH   44691 Retail                         Free Standing                     11,157          2006              NAP
 VA   23320 Office                         Suburban                          22,820          2005              NAP
 NY   11103 Mixed Use                      Multifamily / Retail                  14          1926             2006
 PA   15239 Multifamily                    Garden                                84          1972              NAP
 TX   77493 Retail                         Unanchored                        35,800      2000 - 2007           NAP
 IL   60440 Industrial                     Light                             55,320          2000          2004 -2006
 FL   34769 Manufactured Housing Community Manufactured Housing Community       148          1986              NAP
 CA   95825 Retail                         Unanchored                        16,320          1965              NAP
 TX   77014 Retail                         Shadow Anchored                   48,289          1984              NAP
 IL   60915 Retail                         Unanchored                        15,310          2007              NAP
 OR   97355 Manufactured Housing Community Manufactured Housing Community        83       1971-1993            NAP
 MD   21286 Office                         Suburban                          29,928          1981              NAP
 NC   28742 Retail                         Anchored                          37,450          1996              NAP
 SC   29621 Retail                         Unanchored                        27,599       1976-1989            NAP
 FL   33034 Retail                         Shadow Anchored                   16,300          2002              NAP
 NY   11213 Industrial                     Light                             30,910       1917, 1950           NAP
 NC   27834 Office                         Medical                           20,424          2006              NAP
 FL   33759 Manufactured Housing Community Manufactured Housing Community        68          1960              NAP
 TX   79762 Retail                         Free Standing                     23,942          2000              NAP
 NY   11978 Mixed Use                      Office / Retail                   10,641          1940      1977,1985,2006-2007
 TN   37204 Retail                         Shadow Anchored                   17,660          1999              NAP
 NJ   07436 Industrial                     Warehouse                         44,192          2007              NAP
 FL   32950 Manufactured Housing Community Manufactured Housing Community       148          1970             1983
 FL   33764 Retail                         Anchored                          61,875     1966-1978-1985        2006
 TX   76018 Retail                         Unanchored                        18,199          1996              NAP
 TX   75063 Retail                         Unanchored                        12,675          1996              NAP
 VA   23834 Office                         Suburban                          18,527          2006              NAP
 TN   37221 Retail                         Shadow Anchored                   11,200          2000              NAP
 VA   23228 Office                         Suburban                          26,368          1984             2005
 MA   02126 Mixed Use                      Office/Retail                     16,802          1900             2007
 ID   83709 Industrial                     Flex                              32,942          2007              NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                            Cut-Off
                                                                              Date
                      Percent                                               Balance               First
                    Leased as of Security    Lien           Related         per Unit             Payment
Percent Leased/(6)/  Date/(6)/   Type/(7)/ Position      Borrower List       or SF   Note Date  Date (P&I)
------------------  ------------ --------  -------- ----------------------- -------- ---------- ----------
       94.0%         08/01/2007    Fee      First             NAP           $     75 09/14/2007 11/01/2012
      100.0%         09/19/2007    Fee      First             NAP           $    208 09/19/2007    NAP
      100.0%         09/14/2007    Fee      First             NAP           $     67 09/24/2007 11/01/2007
       94.8%         08/31/2007    Fee      First             NAP           $    190 08/01/2007 10/01/2007
      100.0%         11/01/2007    Fee      First             NAP           $     69 07/03/2007 09/01/2008
      100.0%         08/24/2007    Fee      First   65, 76, 86, 88, 96, 152 $    145 08/24/2007 10/01/2012
      100.0%         11/01/2007    Fee      First             NAP           $    512 08/03/2007 09/08/2012
      100.0%         09/18/2007    Fee      First             NAP           $     17 09/18/2007 11/01/2007
      100.0%         09/27/2007    Fee      First             NAP           $ 51,337 07/25/2007 09/01/2007
      100.0%         09/10/2007    Fee      First             NAP           $    122 05/31/2007 07/01/2012
      100.0%         08/29/2007    Fee      First             NAP           $    133 08/29/2007 10/01/2010
      100.0%         07/31/2007    Fee      First             NAP           $    195 07/31/2007 09/01/2012
      100.0%         03/01/2007    Fee      First             NAP           $ 50,000 06/15/2007    NAP
      100.0%         06/14/2007    Fee      First             NAP           $     83 08/22/2007 10/08/2010
       89.7%         05/23/2007    Fee      First             NAP           $     61 06/19/2007 08/01/2009
       82.7%         07/06/2007    Fee      First             NAP           $278,147 08/03/2007 09/08/2007
      100.0%         06/30/2007    Fee      First             NAP           $     58 08/08/2007 10/01/2009
       88.7%         07/17/2007    Fee      First             NAP           $    110 07/19/2007 09/01/2009
      100.0%         11/01/2007    Fee      First             NAP           $    295 07/25/2007 09/08/2007
      100.0%         08/22/2007    Fee      First             NAP           $    144 08/22/2007 10/01/2010
       77.4%         07/18/2007    Fee      First             NAP           $228,571 07/19/2007 09/08/2010
      100.0%         10/10/2007    Fee      First             NAP           $ 38,095 05/30/2007 07/01/2010
      100.0%         09/30/2007    Fee      First             NAP           $     89 06/29/2007 08/01/2010
      100.0%         11/01/2007    Fee      First             NAP           $     58 06/13/2007 08/01/2007
       98.6%         07/27/2007    Fee      First             NAP           $ 20,946 10/17/2007    NAP
      100.0%         05/01/2007    Fee      First             NAP           $    189 06/08/2007 08/01/2007
       86.6%         06/30/2007    Fee      First             NAP           $     62 08/30/2007 10/08/2009
      100.0%         07/05/2007    Fee      First             NAP           $    196 07/30/2007 03/08/2009
       95.1%         08/01/2007    Fee      First          175, 204         $ 36,145 10/31/2007 12/01/2010
      100.0%         07/31/2007    Fee      First           66, 176         $    100 09/26/2007 11/01/2007
      100.0%         07/01/2007    Fee      First             NAP           $     79 07/20/2007 09/01/2009
       97.0%         09/01/2007    Fee      First             NAP           $    108 09/13/2007 11/01/2007
      100.0%         06/07/2007    Fee      First             NAP           $    171 06/15/2007 08/01/2007
       95.1%         08/31/2007    Fee      First             NAP           $     90 07/11/2007 09/08/2007
      100.0%         09/06/2007    Fee      First             NAP           $    130 09/06/2007 11/01/2007
      100.0%         06/22/2007    Fee      First             NAP           $ 38,750 08/02/2007 10/01/2009
      100.0%         11/01/2007    Fee      First             NAP           $    109 07/26/2007 09/01/2009
      100.0%         10/01/2007    Fee      First             NAP           $    241 10/10/2007 12/08/2009
      100.0%         10/02/2007    Fee      First   143, 185, 191, 212, 216 $    142 06/14/2007 08/01/2007
      100.0%         05/23/2007    Fee      First             NAP           $     57 06/29/2007 08/01/2010
       93.2%         07/06/2007    Fee      First             NAP           $ 16,850 07/19/2007 09/01/2007
       97.1%         06/01/2007    Fee      First             NAP           $     40 06/29/2007 08/01/2007
                                                                                     05/08/2007 07/01/2012
       94.9%         09/14/2007    Fee      First             NAP           $     78 05/08/2007 07/01/2012
       78.2%         09/14/2007    Fee      First             NAP           $     78 05/08/2007 07/01/2012
       93.5%         06/07/2007    Fee      First             NAP           $    130 06/07/2007 08/01/2009
      100.0%         10/08/2007    Fee      First   143, 185, 191, 212, 216 $    210 06/14/2007 08/01/2007
       95.1%         07/13/2007    Fee      First             NAP           $     87 07/27/2007 09/08/2011
       75.0%         09/12/2007    Fee      First             NAP           $    137 08/01/2007 09/01/2007
      100.0%         09/28/2007    Fee      First             NAP           $     68 07/09/2007 09/01/2009

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                 Original Remaining Original  Remaining
                         Maturity  Due                    ARD   Lockbox  Lockbox Term to   Term to   Amort.    Amort.
First Payment Date (IO)    Date    Date Grace Period/(8)/ Loan  Status    Type   Maturity Maturity  Term/(9)/   Term
----------------------- ---------- ---- ----------------  ---- --------- ------- -------- --------- --------  ---------
      11/01/2007        10/01/2017  1          0          No   None       NAP      120       119      360        360
      11/01/2007        10/01/2017  1          0          No   None       NAP      120       119      IO         IO
      NAP               10/01/2017  1          0          No   None       NAP      120       119      360        359
      NAP               09/01/2017  1          5          No   None       NAP      120       118      360        358
      09/01/2007        08/01/2017  1          10         No   None       NAP      120       117      360        360
      10/01/2007        09/01/2017  1          5          No   None       NAP      120       118      360        360
      09/08/2007        08/08/2017  8          0          No   In Place   Hard     120       117      360        360
      NAP               10/01/2017  1          0          No   None       NAP      120       119      300        299
      NAP               08/01/2017  1          5          No   None       NAP      120       117      360        357
      07/01/2007        06/01/2017  1          5          No   None       NAP      120       115      360        360
      10/01/2007        09/01/2017  1          0          Yes  None       NAP      120       118      360        360
      09/01/2007        08/01/2017  1          0          No   None       NAP      120       117      360        360
      08/01/2007        07/01/2012  1          5          No   None       NAP       60        56      IO         IO
      10/08/2007        09/08/2017  8          0          No   None       NAP      120       118      360        360
      08/01/2007        07/01/2017  1          5          No   None       NAP      120       116      360        360
      NAP               08/08/2017  8          0          No   None       NAP      120       117      300        297
      10/01/2007        09/01/2017  1          5          No   Springing  Hard     120       118      360        360
      09/01/2007        08/01/2017  1          5          No   None       NAP      120       117      360        360
      NAP               08/08/2017  8          0          No   In Place   Hard     120       117      360        357
      10/01/2007        09/01/2017  1          10         No   None       NAP      120       118      360        360
      09/08/2007        08/08/2017  8          0          No   None       NAP      120       117      360        360
      07/01/2007        06/01/2017  1          5          No   None       NAP      120       115      360        360
      08/01/2007        07/01/2017  1          5          No   None       NAP      120       116      360        360
      NAP               07/01/2017  1          5          No   None       NAP      120       116      360        356
      12/01/2007        11/01/2017  1          5          No   None       NAP      120       120      IO         IO
      NAP               07/01/2017  1          5          No   None       NAP      120       116      360        356
      10/08/2007        09/08/2017  8          0          No   None       NAP      120       118      360        360
      09/08/2007        08/08/2017  8          0          No   None       NAP      120       117      360        360
      12/01/2007        11/01/2017  1          5          No   None       NAP      120       120      360        360
      NAP               10/01/2017  1          5          No   None       NAP      120       119      360        359
      09/01/2007        08/01/2017  1          15         No   Springing  Hard     120       117      360        360
      NAP               10/01/2017  1          10         No   None       NAP      120       119      360        359
      NAP               07/01/2017  1          5          No   None       NAP      120       116      360        356
      NAP               08/08/2017  8          0          No   None       NAP      120       117      300        297
      NAP               10/01/2017  1          15         No   None       NAP      120       119      360        359
      10/01/2007        09/01/2012  1          5          No   None       NAP       60        58      360        360
      09/01/2007        08/01/2017  1          5          No   None       NAP      120       117      360        360
      12/08/2007        11/08/2017  8          0          No   None       NAP      120       120      360        360
      NAP               07/01/2017  1          5          No   None       NAP      120       116      360        356
      08/01/2007        07/01/2017  1          5          No   None       NAP      120       116      360        360
      NAP               08/01/2014  1          5          No   None       NAP       84        81      360        357
      NAP               07/01/2017  1          10         No   None       NAP      120       116      360        356
      07/01/2007        06/01/2017                             None       NAP      120       115      360        360
      07/01/2007        06/01/2017  1          5          No   None       NAP      120       115      360        360
      07/01/2007        06/01/2017  1          5          No   None       NAP      120       115      360        360
      08/01/2007        07/01/2017  1          10         No   None       NAP      120       116      360        360
      NAP               07/01/2017  1          5          No   None       NAP      120       116      360        356
      09/08/2007        08/08/2017  8          0          No   None       NAP      120       117      360        360
      NAP               08/01/2017  1          10         No   None       NAP      120       117      360        357
      09/01/2007        08/01/2017  1          5          No   None       NAP      120       117      360        360

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         Monthly Monthly
Mortgage Payment Payment   Third Most     Third Most Recent    Second Most    Second Most Recent Most Recent Most Recent NOI
Rate      (P&I)   (IO)   Recent NOI/(10)/ NOI End Date/(10)/ Recent NOI/(10)/ NOI End Date/(10)/  NOI/(10)/  End Date/(10)/
-------- ------- ------- ---------------  -----------------  ---------------  ------------------ ----------- ----------------
 6.290%  $23,187 $19,929    $232,604         12/31/2004         $243,070          12/31/2005       $258,882     12/31/2006
 6.790%      NAP $21,227    $364,757         12/31/2004         $365,904          12/31/2005       $381,896     12/31/2006
 6.120%  $22,470     NAP         NAP            NAP                  NAP             NAP                NAP        NAP
 6.220%  $22,310     NAP         NAP            NAP                  NAP             NAP                NAP        NAP
 6.360%  $22,424 $19,345         NAP            NAP                  NAP             NAP                NAP        NAP
 6.300%  $22,258 $19,141         NAP            NAP             $359,621          12/31/2005       $370,470     12/31/2006
 6.380%  $21,847 $18,867         NAP            NAP                  NAP             NAP                NAP        NAP
 6.370%  $23,349     NAP         NAP            NAP                  NAP             NAP                NAP        NAP
 6.100%  $21,210     NAP         NAP            NAP                  NAP             NAP                NAP        NAP
 5.770%  $20,177 $16,819    $318,981            2005            $308,806             2006          $256,827  T-8 (08/31/2007)
                                                                                                                   Ann
 6.070%  $20,538 $17,437         NAP            NAP                  NAP             NAP                NAP        NAP
 6.340%  $21,134 $18,213         NAP            NAP                  NAP             NAP                NAP        NAP
 5.850%      NAP $16,805         NAP            NAP             $239,032             2005          $271,099        2006
 6.340%  $20,885 $17,999    $306,704            2004            $303,456             2005         -$ 26,242        2006
 6.430%  $21,083 $18,254    $134,282         12/31/2005         $193,926          12/31/2006       $241,179  T-12(04/30/2007)
 6.520%  $22,661     NAP         NAP            NAP                  NAP             NAP                NAP        NAP
 6.430%  $20,707 $17,928    $297,507            2005            $355,218             2006          $349,881  T-12(06/30/2007)
 6.200%  $20,211 $17,287         NAP            NAP                  NAP             NAP                NAP        NAP
 6.160%  $20,126     NAP         NAP            NAP                  NAP             NAP                NAP        NAP
 6.050%  $19,771 $16,766         NAP            NAP                  NAP             NAP           $ 57,511     12/31/2006
 6.290%  $19,786 $17,006         NAP            NAP                  NAP             NAP                NAP        NAP
 5.900%  $18,980 $15,952    $328,413            2005            $340,068             2006          $351,411  T-12(03/31/2007)
 6.210%  $19,620 $16,790    $243,262            2004            $263,324             2005          $253,312        2006
 5.900%  $18,980     NAP    $356,504            2005            $356,612             2006          $360,992  T-12(05/31/2007)
 6.320%      NAP $16,553    $265,704         12/31/2005         $324,724          12/31/2006       $314,579  T-12(06/30/2007)
 6.180%  $18,946     NAP    $259,890            2004            $266,592             2005          $262,396        2006
 6.630%  $19,219 $16,805    $302,593            2005            $299,804             2006          $283,756  T-12(05/31/2007)
 6.490%  $18,942 $16,450         NAP            NAP                  NAP             NAP                NAP        NAP
 6.350%  $18,667 $16,095    $282,375         12/31/2005         $280,689          12/31/2006       $269,840  T-12(09/30/2007)
 6.610%  $19,180     NAP    $190,100         12/31/2005         $315,623          12/31/2006       $341,212  T-12(06/30/2007)
 6.130%  $18,086 $15,408         NAP            NAP             $268,309             2005          $249,340        2006
 6.040%  $17,913     NAP         NAP            NAP             $268,509          12/31/2005       $320,476     12/31/2006
 6.380%  $17,478     NAP    $279,551            2005            $283,799             2006          $292,094  T-12(10/31/2007)
 6.330%  $18,609     NAP         NAP            NAP                  NAP             NAP                NAP        NAP
 6.520%  $16,785     NAP         NAP            NAP                  NAP             NAP           $299,753     12/31/2006
 6.570%  $16,776 $14,627    $185,572         12/31/2004         $188,114          12/31/2005       $200,696     12/31/2006
 6.400%  $16,388 $14,167         NAP            NAP                  NAP             NAP                NAP        NAP
 6.840%  $16,758 $14,795         NAP            NAP                  NAP             NAP                NAP        NAP
 6.300%  $15,567     NAP    $155,706            2004            $207,862             2005          $190,338        2006
 5.790%  $14,653 $12,230         NAP            NAP                  NAP             NAP                NAP        NAP
 6.300%  $15,474     NAP    $322,483         12/31/2005         $334,615          12/31/2006       $331,765  T-12(03/31/2007)
 5.640%  $14,415     NAP    $388,880         12/31/2004         $439,792          12/31/2005       $435,484     12/31/2006
 5.680%  $13,919 $11,535
 5.680%  $ 8,629 $ 7,151    $240,429      T-12(09/30/2004)      $234,577       T-12(09/30/2005)    $223,586  T-12(09/30/2006)
 5.680%  $ 5,290 $ 4,384    $138,687      T-12(09/30/2004)      $146,526       T-12(09/30/2005)    $155,071  T-12(09/30/2006)
 5.910%  $14,251 $11,984         NAP            NAP                  NAP             NAP                NAP        NAP
 6.300%  $14,608     NAP    $197,802            2004            $211,263             2005          $219,040        2006
 6.290%  $14,221 $12,223    $129,710            2004            $117,993             2005          $171,743        2006
 6.250%  $14,162     NAP         NAP            NAP                  NAP             NAP           $ 70,879     12/31/2006
 6.260%  $13,745 $11,795         NAP            NAP                  NAP             NAP                NAP        NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Underwritten Underwritten Underwritable Underwritten Underwritable    Balloon    Current    Source of   Valuation
    EGI        Expenses        NOI        Reserves   Cash Flow/(11)/  Balance   Value/(12)/ Value/(12)/   Date
------------ ------------ ------------- ------------ --------------  ---------- ----------  ----------  ----------
  $582,295     $188,137     $394,158      $31,029       $363,129     $3,525,875 $5,300,000  Appraisal   08/09/2007
  $513,364     $141,245     $372,119      $21,350       $350,769     $3,700,000 $6,000,000  Appraisal   08/09/2007
  $435,505     $ 89,636     $345,869      $22,692       $323,177     $3,155,851 $5,660,000  Appraisal   05/17/2007
  $408,910     $ 82,597     $326,312      $17,573       $308,740     $3,108,504 $4,700,000  Appraisal   04/30/2007
  $700,588     $360,178     $340,410      $18,373       $322,037     $3,157,536 $6,000,000  Appraisal   04/11/2007
  $500,916     $167,067     $333,849      $23,904       $309,946     $3,380,799 $5,800,000  Appraisal   07/03/2007
  $387,497     $ 69,517     $317,980      $12,654       $305,326     $3,293,990 $5,300,000  Appraisal   09/15/2007
  $640,488     $195,800     $444,688      $72,800       $371,888     $2,753,201 $5,350,000  Appraisal   07/31/2007
  $460,489     $122,154     $338,335      $17,000       $321,335     $2,983,107 $4,500,000  Appraisal   04/18/2007
  $390,036     $103,425     $286,610      $20,289       $266,322     $3,221,416 $4,400,000  Appraisal   04/17/2007
  $398,393     $ 89,472     $308,921      $13,793       $295,128     $3,081,090 $4,700,000  Appraisal   06/28/2007
  $456,615     $134,763     $321,852      $15,725       $306,127     $3,198,279 $4,400,000  Appraisal   07/23/2007
  $351,912     $109,538     $242,374      $ 3,400       $238,974     $3,400,000 $4,300,000  Appraisal   03/14/2007
  $406,340     $101,501     $304,839      $29,190       $275,650     $3,060,230 $4,400,000  Appraisal   06/01/2007
  $510,329     $185,325     $325,004      $ 8,360       $316,644     $3,011,437 $4,200,000  Appraisal   04/03/2007
  $461,280     $107,689     $353,591      $ 9,600       $343,991     $2,647,610 $4,685,000  Appraisal   06/25/2007
  $458,562     $115,923     $342,639      $42,440       $300,200     $2,956,617 $4,600,000  Appraisal   07/03/2007
  $406,927     $ 80,252     $326,675      $26,966       $299,709     $2,942,259 $4,500,000  Appraisal   03/01/2007
  $340,616     $ 10,218     $330,397      $ 1,674       $328,723     $2,817,507 $4,920,000  Appraisal   05/22/2007
  $463,247     $158,803     $304,443      $14,833       $289,610     $2,971,216 $4,100,000  Appraisal   09/01/2007
  $381,254     $107,082     $274,172      $ 4,750       $269,422     $2,912,023 $5,400,000  Appraisal   12/22/2006
  $596,844     $246,359     $350,485      $21,000       $329,485     $2,890,631 $4,300,000  Appraisal   04/23/2007
  $429,478     $123,771     $305,707      $33,294       $272,413     $2,908,392 $4,220,000  Appraisal   05/04/2007
  $443,394     $115,567     $327,827      $14,937       $312,891     $2,712,261 $4,940,000  Appraisal   05/01/2007
  $542,554     $191,952     $350,602      $ 5,920       $344,682     $3,100,000 $6,700,000  Appraisal   08/01/2007
  $340,924     $ 97,745     $243,179      $10,010       $233,169     $2,649,018 $4,650,000  Appraisal   04/26/2007
  $638,066     $299,088     $338,978      $39,149       $299,828     $2,699,142 $4,600,000  Appraisal   06/19/2007
  $351,312     $ 69,620     $281,692      $13,434       $268,259     $2,664,580 $4,430,000  Appraisal   06/10/2007
  $377,429     $116,448     $260,981      $ 3,320       $257,661     $2,732,808 $4,100,000  Appraisal   08/01/2007
  $495,051     $133,542     $361,509      $53,214       $308,295     $2,594,287 $4,300,000  Appraisal   08/09/2007
  $348,091     $ 67,926     $280,164      $17,602       $262,563     $2,648,424 $3,850,000  Appraisal   05/16/2007
  $404,792     $303,163     $303,163      $32,292       $270,872     $2,531,602 $3,950,000  Appraisal   06/26/2007
  $433,150     $175,824     $257,326      $15,648       $241,678     $2,406,291 $3,700,000  Appraisal   05/07/2007
  $385,387     $ 88,518     $296,869      $17,348       $279,521     $2,199,375 $4,000,000  Appraisal   05/27/2007
  $319,230     $ 54,938     $264,292      $22,467       $241,825     $2,285,952 $4,250,000  Appraisal   08/15/2007
  $343,455     $134,650     $208,805      $ 3,220       $205,585     $2,552,371 $3,300,000  Appraisal   06/22/2007
  $268,750     $ 40,502     $228,249      $19,632       $208,617     $2,346,082 $3,900,000  Appraisal   05/10/2007
  $297,474     $ 43,501     $253,973      $ 8,939       $245,034     $2,313,151 $4,000,000  Appraisal   05/21/2007
  $357,503     $127,286     $230,217      $13,598       $216,619     $2,156,489 $3,500,000  Appraisal   05/02/2007
  $328,675     $ 94,449     $234,226      $21,212       $213,014     $2,253,931 $3,800,000  Appraisal   05/01/2007
  $526,505     $229,801     $296,704      $ 7,853       $288,851     $2,275,523 $5,100,000  Appraisal   05/03/2007
  $608,637     $164,283     $444,354      $26,606       $417,748     $2,102,513 $5,800,000  Appraisal   04/11/2007
  $611,617     $329,579     $282,038      $39,738       $242,300     $2,241,520 $5,400,000
  $353,847     $169,863     $183,984      $23,318       $160,666     $1,389,584 $2,700,000  Appraisal   03/01/2007
  $257,770     $159,716     $ 98,054      $16,420       $ 81,634     $  851,936 $2,700,000  Appraisal   03/01/2007
  $305,031     $ 85,113     $219,918      $10,190       $209,728     $2,126,598 $3,050,000  Appraisal   02/20/2007
  $288,678     $ 69,987     $218,691      $10,528       $208,163     $2,023,585 $3,100,000  Appraisal   05/04/2007
  $363,313     $129,393     $233,921      $24,787       $209,135     $2,128,994 $3,250,000  Appraisal   06/18/2007
  $382,468     $ 70,857     $311,611      $10,921       $300,690     $1,968,771 $4,480,000  Appraisal   03/15/2007
  $273,125     $ 69,401     $203,724      $20,424       $183,300     $1,990,852 $2,975,000  Appraisal   06/14/2007

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                    Cooperative Loans/(13)/
---------------------------------------------------------------                                 Lease
Value as Rental Unsold  Sponsor Sponsor/ Sponsor Investor Co-op                               Expiration
a Rental  LTV   Percent  Units  Investor  Carry   Units   Units     Largest Tenant/(14)/         Date
-------- ------ ------- ------- -------- ------- -------- ----- ----------------------------- ----------
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          Ace Hardware          12/31/2016
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP      State Farm Insurance      06/30/2011
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP    Teaze of California, Inc.   09/30/2022
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP         Anytime Fitness        06/30/2014
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP   Fidelity Engineering Corp.   06/30/2019
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP    Seton Health System, Inc.   01/14/2010
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP     Washington Mutual Bank     10/31/2012
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP         Hyperlogistics         09/30/2022
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP               NAP                 NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP    Dollar Tree Stores, Inc.    06/30/2010
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP              Hertz             12/31/2018
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP  Woodland Grove Gallery, Inc.  03/31/2017
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP               NAP                 NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP   International Battery Inc.   04/30/2012
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP               NAP                 NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP               NAP                 NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP            Food Lion           06/02/2015
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP            Shoe Show           03/31/2012
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP     Rite Aid of Ohio, Inc.     01/21/2027
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP     Beco Construction, Inc.    10/31/2020
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          Veterinarian          03/31/2016
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP               NAP                 NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          Family Dollar         06/30/2012
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP     Prater Industries, Inc.    05/31/2023
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP               NAP                 NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP         Tuesday Morning        01/15/2009
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP        Agustina Portillo       05/31/2010
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP             Verizon            11/30/2011
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP               NAP                 NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP         Wm. K. Walthers        08/31/2008
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP            Food Lion           07/15/2017
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          Lens Crafters         09/30/2010
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP           Dollar Tree          01/31/2008
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          Med Mart LLC          05/27/2017
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP       Fresenius Med Care       06/30/2016
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP               NAP                 NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP             Staples            06/30/2015
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP       Hudson City Savings      06/30/2016
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP           Dollar Tree          07/31/2009
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP     American Musical Supply    03/31/2012
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP               NAP                 NAP
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP            Big Lots            01/31/2011
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP           Blockbuster          01/22/2013
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP        Empress of China        07/31/2011
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP          Hill & Rainey         10/31/2017
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP  Las Palmas Mexican Restaurant 02/28/2011
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP       Boys & Girls Clubs       11/30/2011
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP               DHL              03/31/2011
  NAP     NAP     NAP     NAP     NAP      NAP     NAP     NAP     National Wood Products     08/31/2012

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                               Lease                                     Lease          Insurance
                                             Expiration            Third Largest       Expiration       Escrow in
% NSF       Second Largest Tenant/(14)/         Date    % NSF      Tenant/(14)/           Date    % NSF   Place
-----  ------------------------------------- ---------- ----- -------------------      ---------- ----- ---------
 43.4%             Family Dollar             12/31/2009 15.7% Virginia Village Liquors 03/31/2010  9.8%    Yes
 50.5% Latitude 33 Planning and Engineering,            49.5%           NAP
                       Inc.                  09/04/2014                                   NAP      NAP      No
100.0%                  NAP                     NAP      NAP            NAP               NAP      NAP     Yes
 29.3%          Grady Street Pizza           06/30/2017 18.3%      Kaysons Grille      07/31/2017 15.7%    Yes
100.0%                  NAP                     NAP      NAP            NAP               NAP      NAP     Yes
 21.2%     Medco Health Solutions, Inc.                 18.1%  Clifton Park Advanced
                                             08/31/2010            Imaging, PLLC       02/28/2010 18.1%     No
100.0%                  NAP                     NAP      NAP            NAP               NAP      NAP     Yes
100.0%                  NAP                     NAP      NAP            NAP               NAP      NAP     Yes
   NAP                  NAP                     NAP      NAP            NAP               NAP      NAP     Yes
 21.2%            Shoe Show, Inc.            07/31/2010 14.2%   The Cato Corporation   01/31/2009 14.2%    Yes
100.0%                  NAP                     NAP      NAP            NAP               NAP      NAP      No
 26.6%      Long Grove Cafe Corporation                 23.7%     Emporium of Long
                                             03/31/2013                Grove           12/31/2008  8.7%     No
   NAP                  NAP                     NAP      NAP            NAP               NAP      NAP     Yes
 50.5%           Ekato Corporation           12/31/2011 49.5%           NAP               NAP      NAP     Yes
   NAP                  NAP                     NAP      NAP            NAP               NAP      NAP     Yes
   NAP                  NAP                     NAP      NAP            NAP               NAP      NAP     Yes
 58.9%             Family Dollar             12/31/2010 14.9%   Goodwill Industries    02/28/2008  9.4%    Yes
 20.4%                 CATO                  01/31/2012 15.0%    Cingular Wireless     02/29/2012 11.7%    Yes
100.0%                  NAP                     NAP      NAP            NAP               NAP      NAP      No
 52.2% C. Burton Cutright and Eric G. Olson             24.3% Christian Psycotherapcy
                  (Master Lease)             08/31/2017             Services, PC       05/31/2012  9.2%    Yes
 36.1%              Deli/Pizza               10/31/2015 14.5%     Indigo Boutique      01/31/2012 14.5%    Yes
   NAP                  NAP                     NAP      NAP            NAP               NAP      NAP      No
 22.3%           Hi-Lo Auto Supply                      19.0%   British Private Pre
                                             06/30/2027                School          07/31/2008 17.6%     No
100.0%                  NAP                     NAP      NAP            NAP               NAP      NAP      No
   NAP                  NAP                     NAP      NAP            NAP               NAP      NAP      No
 66.2%        Sacramento Oriental Rug        05/31/2017 20.6%   Taqueria Guadalajara   02/28/2012 13.2%    Yes
  9.4%         S Blue Beauty Supply          10/31/2009  9.4%   Modern Dollar & Gift   07/31/2011  8.8%     No
 19.6%       Allcare Dental & Dentures       04/30/2012 19.6%        Oberweiss         03/31/2014 18.3%     No
   NAP                  NAP                     NAP      NAP            NAP               NAP      NAP     Yes
 16.7%          William J. Roe, Jr.          03/31/2011 12.6%    Hanger Prosthetics    03/31/2010 10.3%    Yes
 77.4%                  CVS                  06/30/2012 22.6%           NAP               NAP      NAP      No
 18.7%               SAS Shoes               05/30/2009  7.8%     Minutemant Press     05/30/2008  7.8%    Yes
 36.8%        RadioShack Corporation         02/29/2008 16.1% Payless Shoesource Inc.  11/30/2012 15.9%    Yes
 46.7%      Nechamia a/k/a Mendel Fogel      06/27/2017 17.3%     Fleet 2005 Inc.      07/01/2017 16.6%    Yes
100.0%                  NAP                     NAP      NAP            NAP               NAP      NAP      No
   NAP                  NAP                     NAP      NAP            NAP               NAP      NAP      No
100.0%                  NAP                     NAP      NAP            NAP               NAP      NAP      No
 40.5%         Hana Day Spa & Nails          07/01/2016 16.0%      The Open Book       02/28/2010 14.1%    Yes
 26.0%              Las Palmas               11/30/2009 18.1%       TRI Staffing       04/30/2009  9.1%    Yes
 53.7%           Wade, Odell, Wade           07/31/2019 46.3%           NAP               NAP      NAP     Yes
   NAP                  NAP                     NAP      NAP            NAP               NAP      NAP      No
 35.6%          Hospice Foundation           12/31/2010 14.4%      Pinch-A-Penny       07/31/2012  9.2%    Yes
 35.8%            Comet Cleaners                         9.6%  Billy Hasani Brooklyns
                                             02/28/2008                 Best           03/31/2008  9.6%     No
 19.7%         Valley Ranch Cleaners         02/28/2010 16.6%      Dominos Pizza       07/31/2011 11.8%     No
 23.7%             Dr. Caldwell                         18.3%   Beauty Alliance(Nat.
                                             06/30/2011                Comp)           03/19/2012 15.1%    Yes
 25.0%             China Spring              11/30/2010 12.5%  Trace Retreat Day Spa   07/31/2009 12.5%    Yes
 16.3%            Intercept Youth            06/30/2010 15.6%  Big Brothers & Sister   02/28/2011 10.9%     No
 25.0%    Priority Professional Care, LLC    05/31/2012 19.3%        Footlocker        05/31/2016 15.0%    Yes
 77.1%           Louis and Company           03/31/2012 22.9%           NAP               NAP      NAP      No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                 Capital                                                                                      Initial Capital
               Expenditure   TI/LC                                                                              Expenditure
Tax Escrow      Escrow in  Escrow in                                                     Springing Escrow          Escrow
in Place/(15)/ Place/(16)/ Place/(17)/         Other Escrow Description/(18)/            Description/(19)/    Requirement/(20)/
-------------  ----------- ----------  ---------------------------------------------- ----------------------- ----------------
     Yes            No         No      Ace Hardware Escrow                            CapEx, TI/LC                   $0
     No             No        Yes      NAP                                            TI/LC                          $0
     Yes            No         No      NAP                                            NAP                            $0
     Yes           Yes         No      Kaysons Grill Reserve                          TI/LC                          $0
     Yes           Yes         No      Holdback for Roof Repairs                      NAP                            $0
     No             No         No      NAP                                            Tax, Insurance                 $0
     Yes           Yes        Yes      Rent Holdback Reserve                          TI/LC                          $0
     Yes            No         No      NAP                                            NAP                            $0
     Yes           Yes         No      NAP                                            NAP                            $0
     Yes           Yes        Yes      NAP                                            TI/LC                          $0
     No             No         No      NAP                                            NAP                            $0
     Yes            No        Yes      NAP                                            NAP                            $0
     Yes           Yes         No      Holdback                                       NAP                            $0
     Yes           Yes         No      NAP                                            TI/LC                          $0
     Yes           Yes         No      NAP                                            NAP                            $0
     Yes           Yes         No      NAP                                            NAP                            $0
     Yes           Yes        Yes      NAP                                            TI/LC                          $0
     Yes           Yes        Yes      Rent Escrow                                    NAP                            $0
     No             No         No      NAP                                            Tax, Insurance, CapEx,         $0
                                                                                      TI/LC, Other
     Yes           Yes        Yes      NAP                                            NAP                            $0
     Yes           Yes        Yes      NAP                                            NAP                            $0
     No             No         No      NAP                                            Tax, Insurance, CapEx          $0
     Yes           Yes        Yes      NAP                                            Tax, Insurance, TI/LC          $0
     Yes            No         No      NAP                                            Insurance, CapEx, TI/LC        $0
     No             No         No      NAP                                            Tax, Insurance, CapEx          $0
     Yes           Yes        Yes      NAP                                            TI/LC                          $0
     Yes           Yes        Yes      NAP                                            TI/LC                          $0
     Yes           Yes        Yes      Vacant Space Earnout Holdback (LOC Option)     TI/LC                          $0
     Yes           Yes         No      NAP                                            NAP                            $0
     Yes           Yes        Yes      Sewer Connection Escrow Fund                   TI/LC                          $0
     Yes           Yes        Yes      NAP                                            TI/LC, Other                   $0
     Yes           Yes        Yes      NAP                                            NAP                            $0
     Yes           Yes         No      NAP                                            TI/LC                          $0
     Yes           Yes        Yes      Lease-up Escrow                                TI/LC                          $0
     No             No         No      NAP                                            TI/LC, Other                   $0
     Yes            No         No      Earnout Letter of Credit, Earnout Paydown Cost CapEx, Other                   $0
                                       Letter of Credit, Windstorm Letter of Credit
     No            Yes         No      NAP                                            TI/LC                          $0
     Yes           Yes        Yes      Wagner Real Estate Reserve & Wagner Law Office TI/LC                          $0
                                       Reserve
     Yes            No         No      NAP                                            NAP                            $0
     Yes           Yes         No      NAP                                            TI/LC, Other                   $0
     Yes            No         No      NAP                                            CapEx                          $0
     Yes            No         No      NAP                                            NAP                            $0
     Yes           Yes        Yes      NAP                                            TI/LC                          $0
     Yes           Yes        Yes      NAP                                            TI/LC                          $0
     Yes           Yes        Yes      NAP                                            NAP                            $0
     Yes            No         No      NAP                                            NAP                            $0
     Yes            No        Yes      NAP                                            Insurance, CapEx, TI/LC        $0
     Yes           Yes        Yes      Lease -up Holdback/Earn out Reserves           NAP                            $0
     Yes            No         No      NAP                                            Insurance, CapEx, TI/LC        $0

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

 Monthly Capital    Current Capital                         Monthly TI/LC
Expenditure Escrow Expenditure Escrow Initial TI/LC Escrow      Escrow       Current TI/LC Escrow Environmental
Requirement/(21)/    Balance/(22)/     Requirement/(23)/   Requirement/(24)/    Balance/(25)/       Insurance
------------------ ------------------ -------------------- ----------------  -------------------- -------------
      $    0             $    0         $              0        $    0         $              0        No
      $    0             $    0         $              0        $1,483         $              0        No
      $    0             $    0         $              0        $    0         $              0        No
      $  239             $  239         $              0        $    0         $              0        No
      $  656             $1,313         $              0        $    0         $              0        No
      $    0             $    0         $              0        $    0         $              0        No
      $   86             $  172         $              0        $4,446         $          8,892        No
      $    0             $    0         $              0        $    0         $              0        No
      $1,417             $2,834         $              0        $    0         $              0        No
      $  400             $1,602         $              0        $1,177         $          4,714        No
      $    0             $    0         $              0        $    0         $              0        No
      $    0             $    0         $              0        $1,000         $          2,003        No
      $  283             $  849         $              0        $    0         $              0        No
      $  236             $  236         $              0        $    0         $              0        No
      $  700             $2,100         $              0        $    0         $              0        No
      $1,000             $2,000         $              0        $    0         $              0        No
      $1,149             $  149         $              0        $2,500         $              0        No
      $  375             $  750         $              0        $1,335         $          2,670        No
      $    0             $    0         $              0        $    0         $              0        No
      $  285             $    0         $              0        $  951         $              0        No
      $  396             $  792         $         28,000        $    0         $         28,053        No
      $    0             $    0         $              0        $    0         $              0        No
      $  448             $1,345         $              0        $  833         $          2,501        No
      $    0             $    0         $              0        $    0         $              0        No
      $    0             $    0         $              0        $    0         $              0        No
      $  286             $  858         $              0        $  555         $          1,665        No
      $  727             $  727         $          5,833        $2,917         $         11,666        No
      $  192             $  384         $      32,063.40        $  965                32,063.40        No
                                         (with Title Co.)                       (with Title Co.)
                                                                               $         17,962
      $  281             $8,500         $              0        $    0         $              0        No
      $  390             $    0         $              0        $4,090         $              0        No
      $  468             $  936         $              0        $1,248         $          2,496        No
      $1,081             $    0         $         50,000        $1,610         $         50,000        No
      $  204             $  612         $              0        $    0         $              0        No
      $  258             $  516         $              0        $1,288         $          2,577        No
      $    0             $    0         $              0        $    0         $              0        No
      $    0             $    0         $              0        $    0         $              0        No
      $  299             $  598         $              0        $    0         $              0        No
      $  142             $    0         $              0        $  816         $              0        No
      $    0             $    0         $              0        $    0         $              0        No
      $  737             $2,216         $              0        $    0         $              0        No
      $    0             $    0         $              0        $    0         $              0        No
      $    0             $    0         $              0        $    0         $              0        No
      $  407             $1,135         $              0        $1,545         $          6,180        No
      $  284             $1,629         $              0        $1,076         $          4,304        No
      $  232             $    0         $              0        $  618         $              0        No
      $    0             $    0         $              0        $    0         $              0        No
      $    0             $    0         $              0        $1,667         $          3,334        No
      $  210             $  210         $              0        $  700         $            700        No
      $    0             $    0         $              0        $    0         $              0        No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                   Prepayment Code/(27)/
                               --------------------------------------------------------------
Interest                                                                                     YM       Administrative   Mortgage
Accrual Method Seasoning/(26)/ LO  DEF DEF/YM1 YM3 YM2 YM1 YM  5%  4%  3%  2%  1%  Open Formula/(28)/ Cost Rate /(29)/ Loan No.
-------------- --------------  --  --- ------- --- --- --- --  --  --  --  --  --  ---- ------------  ---------------  --------
  Actual/360         1         25  91                                                4                    11.082         147
  Actual/360         1         25                      93                            2        R            3.082         148
  Actual/360         1                                 59              12  12  35    2        R            3.082         149
  Actual/360         2         26        90                                          4        P            2.082         150
  Actual/360         3         27  89                                                4                     8.082         151
  Actual/360         2         26  69                                               25                     3.082         152
  Actual/360         3         27  89                                                4                     2.082         153
  Actual/360         1         25                      93                            2        R            8.082         154
  Actual/360         3         27  89                                                4                     8.082         155
  Actual/360         5         29                      87                            4        J            2.082         156
  Actual/360         2         26                      92                            2        R            3.082         157
  Actual/360         3         27  91                                                2                     8.082         158
  Actual/360         4         11                      45                            4        J            2.082         159
  Actual/360         2         26  90                                                4                     7.082         160
  Actual/360         4         28  89                                                3                     2.082         161
  Actual/360         3         27  89                                                4                    12.082         162
  Actual/360         2         26  90                                                4                    12.082         163
  Actual/360         3         27  90                                                3                     2.082         164
  Actual/360         3         27  89                                                4                     2.082         165
  Actual/360         2         26  90                                                4                     8.082         166
  Actual/360         3         27  89                                                4                     2.082         167
  Actual/360         5         29  84                                                7                     8.082         168
  Actual/360         4         28  85                                                7                     2.082         169
  Actual/360         4         28  88                                                4                     2.082         170
  Actual/360         0         24  93                                                3                     2.082         171
  Actual/360         4         28  88                                                4                     2.082         172
  Actual/360         2         26  33                                               61                     2.082         173
  Actual/360         3         27  89                                                4                     7.082         174
  Actual/360         0         24  93                                                3                     2.082         175
  Actual/360         1         25  92                                                3                     2.082         176
  Actual/360         3         27  89                                                4                     2.082         177
  Actual/360         1         25  91                                                4                     8.082         178
  Actual/360         4         28  88                                                4                     2.082         179
  Actual/360         3         27  89                                                4                     2.082         180
  Actual/360         1         25                      92                            3        R            3.082         181
  Actual/360         2         26                      31                            3       AB            2.082         182
  Actual/360         3         27  92                                                1                     2.082         183
  Actual/360         0         24  92                                                4                     2.082         184
  Actual/360         4         28                      88                            4        P            2.082         185
  Actual/360         4         28  88                                                4                     7.082         186
  Actual/360         3         27  54                                                3                     2.082         187
  Actual/360         4         28  88                                                4                     8.082         188
  Actual/360         5         59                      57                            4
  Actual/360         5         59                      57                            4        J            2.082         189
  Actual/360         5         59                      57                            4        J            2.082         189
  Actual/360         4         28  88                                                4                     8.082         190
  Actual/360         4         28                      88                            4        P            2.082         191
  Actual/360         3         27  89                                                4                     2.082         192
  Actual/360         3         27  89                                                4                     8.082         193
  Actual/360         3         27                          89                        4        P            2.082         194

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         CMSA   CMSA    Mortgage
Mortgage Loan Property    Loan                                   Loan         Cross-             Original     Cut-Off Date
Loan No. No.    No.    Seller/(1)/      Property Name/(2)/       Group Collateralization/(2)/    Balance      Balance/(3)/
-------- ---- -------- ----------  ----------------------------- ----- ---------------------  -------------- --------------
 195     195  195-001   NCB, FSB   Nopper Building                 1            No            $    2,216,500 $    2,216,500
 196     196  196-001   NatCity    Riviera Apartments              2            No            $    2,200,000 $    2,198,422
 197     197  197-001   GECC       Royal Coach Village MHP         2            No            $    2,200,000 $    2,196,557
 198     198  198-001   GECC       Shoppes at Vista Lakes          1            No            $    2,175,000 $    2,175,000
 199     199  199-001   NCB, FSB   Dunwoody Club Center            1            No            $    2,160,000 $    2,160,000
 200     200  200-001   NCB, FSB   Safeway Plaza                   1            No            $    2,156,000 $    2,145,763
 201     201  201-001   GECC       Walgreens - Swansboro, NC       1            No            $    2,080,000 $    2,080,000
 202     202  202-001   MSMCH      Otay Mesa Parking Facility      1            No            $    2,000,000 $    2,000,000
 203     203  203-001   MSMCH      Wrightsboro Road Retail         1            No            $    2,000,000 $    2,000,000
 204     204  204-001   GECC       Oak Estates MHC                 2            No            $    2,000,000 $    2,000,000
 205     205  205-001   NCB, FSB   Clarkston Village               1            No            $    2,000,000 $    1,997,467
 206     206  206-001   MSMCH      Conway Village Shopping         1            No            $    2,000,000 $    1,992,726
                                   Center
 207     207  207-001   MSMCH      AutoZone - NJ                   1            No            $    1,950,000 $    1,950,000
 208     208  208-001   NCB, FSB   Time Warner                     1            No            $    1,950,000 $    1,938,870
 209     209  209-001   NCB, FSB   Camden Corners                  1            No            $    1,940,000 $    1,938,678
 210     210  210-001   MSMCH      Calvert Industrial              1            No            $    1,950,000 $    1,938,325
 211     211  211-001   MSMCH      National Tire & Battery - St.   1            No            $    1,940,000 $    1,934,554
                                   Charles
 212     212  212-001   MSMCH      Creekside Shops                 1            No            $    1,910,000 $    1,903,774
 213     213  213-001   MSMCH      Sherwood KeyBank                1            No            $    1,875,000 $    1,867,869
                                   Building
 214     214  214-001   MSMCH      615 Day Hill Road               1            No            $    1,740,000 $    1,740,000
         215                       Family Dollar Portfolio                                    $    1,750,000 $    1,738,284
                                   Roll-Up
 215          215-001   NCB, FSB   Family Dollar Portfolio -       1            No            $      992,268 $      985,625
                                   Skibo Crossing (XIV)
 215          215-002   NCB, FSB   Family Dollar Portfolio -       1            No            $      757,732 $      752,659
                                   Northleigh Family Dollar
                                   (XIV)
 216     216  216-001   MSMCH      Drakes Creek Shops              1            No            $    1,715,000 $    1,709,410
 217     217  217-001   NCB, FSB   5010 Medical Care Court         1            No            $    1,700,000 $    1,690,799
                                   LLC
 218     218  218-001   NCB, FSB   Seven Lakes Shopping            1            No            $    1,680,000 $    1,680,000
                                   Center
 219     219  219-001   NCB, FSB   Shaw's Supermarket              1            No            $    1,500,000 $    1,500,000
 220     220  220-001   NCB, FSB   Brooklyn Federal Savings        1            No            $    1,475,000 $    1,475,000
                                   Bank
 221     221  221-001   MSMCH      Nantucket Tutto Sfoglia         1            No            $    1,421,000 $    1,421,000
 222     222  222-001   NCB, FSB   Brooks Holding Corp.            1            No            $    1,400,000 $    1,398,878
 223     223  223-001   MSMCH      FedEx Building                  1            No            $    1,380,000 $    1,376,346
 224     224  224-001   PCF II     Center Street Village           2            No            $    1,375,000 $    1,372,766
 225     225  225-001   NCB, FSB   Carthage Plaza                  1            No            $    1,350,000 $    1,350,000
 226     226  226-001   PCF II     Meriwether Retail               1            No            $    1,300,000 $    1,300,000
 227     227  227-001   NCB, FSB   19 Walker Avenue                1            No            $    1,300,000 $    1,296,889
 228     228  228-001   NCB, FSB   E Ponce de Leon Retail,         1            No            $    1,300,000 $    1,290,519
                                   LLC
 229     229  229-001   NCB, FSB   Shoppes of Lucedale             1            No            $    1,176,400 $    1,176,400
 230     230  230-001   NCB, FSB   Duluth Auto Center              1            No            $    1,120,000 $    1,120,000
 231     231  231-001   MSMCH      14200 N. Northsight, Suite      1            No            $      850,000 $      848,500
                                   155
 232     232  232-001   NCB, FSB   Canal Studio Corp.              1            No            $      500,000 $      500,000
 233     233  233-001   NCB, FSB   283 6th Ave. Corporation        1            No            $      240,000 $      239,935
 234     234  234-001   NCB, FSB   51 Seventh Housing Corp.        1            No            $      180,000 $      179,699
Totals and Weighted Averages:                                                                 $2,596,864,262 $2,595,830,782

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                        Cut-Off
                NCF      Date    Balloon
NOI DSCR/(4)/ DSCR/(4)/ LTV/(4)/ LTV/(4)/         Street Address                City
------------  --------  -------  -------  ------------------------------- ----------------
   2.15         1.71     51.7%    44.9%   900, 910, 920 Technology Blvd.  Bozeman
   1.31         1.17     79.9%    69.0%   2323 - 2329 Shoreland Ave.      Toledo
   1.81         1.77     38.5%    33.4%   700 West Greens Road            Houston
   1.48         1.23     72.5%    66.2%   8734 Lee Vista Boulevard        Orlando
   1.57         1.24     77.1%    68.7%   2494-2498 Jett Ferry Road       Atlanta
   1.32         1.26     77.3%    61.6%   2863 Peachtree Industrial Blvd. Duluth
   1.33         1.32     80.0%    80.0%   702 West Corbett Avenue         Swansboro
   2.13         1.79     43.2%    39.2%   Various                         Otay Mesa
   1.69         1.56     71.4%    71.4%   3424 Wrightsboro Road           Augusta
   1.33         1.14     76.9%    69.2%   9874 Golf Club Road SE          Stayton
   1.64         1.35     66.6%    51.9%   916-926 Montreal Road           Clarkston
   1.48         1.29     56.1%    47.7%   2900 Curry Ford Road            Orlando
   1.28         1.10     73.9%    67.2%   319 North Main Street           Lacey
   1.37         1.23     77.6%    65.8%   2620 West Henrietta Road        Rochester
   1.60         1.43     66.9%    58.0%   1351 Boone Avenue               Kingsland
   1.31         1.20     64.6%    43.3%   231 & 301 Bugeye Square         Prince Frederick
   1.50         1.44     55.9%    47.3%   3845 Illinois Avenue            St. Charles
   1.22         1.14     73.2%    63.0%   3940 - 3958 Clarksville Pike    Nashville
   1.20         1.16     74.7%    63.1%   21327 SW Sherwood Boulevard     Sherwood
   1.65         1.29     75.7%    67.8%   615 Day Hill Road               Windsor
   1.32         1.29     71.7%    61.0%
   1.32         1.29     71.7%    61.0%   6021 Raeford Road               Fayetteville
   1.32         1.29     71.7%    61.0%   2800 Ramsey Street              Fayetteville
   1.24         1.17     76.0%    65.4%   170 East Main Street            Hendersonville
   1.31         1.29     70.4%    60.2%   5010 Medical Care Court         Belmont
   1.74         1.32     76.4%    68.8%   1075 Seven Lakes Drive          West End
   1.82         1.20     60.0%    53.6%   1175 Main Street                Clinton
   1.47         1.24     64.1%    58.4%   1174 Jericho Turnpike           Commack
   1.51         1.30     78.9%    74.3%   49A Pleasant Street             Nantucket
   7.67         7.67     13.3%    12.4%   91 East End Avenue              New York
   1.31         1.23     78.6%    67.1%   100 Tech Park Drive             Rochester
   1.24         1.15     70.8%    61.1%   620, 626 & 632 East Center      Rochester
                                          Street
   1.59         1.26     77.1%    66.8%   889-899 Highway 16 West         Carthage
   1.47         1.22     59.6%    53.3%   3601 Southwest River Parkway,   Portland
                                          C-1 & C-2
   1.59         1.44     63.3%    54.6%   19 Walker Avenue                Baltimore
   1.34         1.28     78.2%    67.0%   1116 E. Ponce de Leon Avenue    Decatur
   2.16         1.71     57.1%    49.7%   11223 Highway 63 South          Lucedale
   2.14         1.58     58.9%    49.1%   3883 Peachtree Industrial Blvd. Duluth
   1.35         1.26     64.0%    54.8%   14200 N. Northsight Boulevard,  Scottsdale
                                          Suite 155
   15.14       15.14      5.3%     5.3%   305 Canal Street                New York
   8.19         8.19      7.5%     7.1%   283 6th Avenue                  Brooklyn
   7.62         7.62      5.3%     4.7%   51 Seventh Avenue               Brooklyn
   \1.49x      1.30x     68.2%    64.3%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      Zip              Property                       Property                                       Year
State Code               Type                         Sub-Type            Units/SF/(5)/ Year Built Renovated
----- ----- ------------------------------ ------------------------------ ------------  ---------- ---------
 MT   59718 Office                         Suburban                          45,123        1987      NAP
 OH   43611 Multifamily                    Garden                                93     1968, 1974   2006
 TX   77067 Manufactured Housing Community Manufactured Housing Community       193        1974      NAP
 FL   32829 Retail                         Unanchored                         8,470        2006      NAP
 GA   30338 Office                         Suburban                          21,087        1985      2002
 GA   30097 Retail                         Unanchored                        16,799        2004      NAP
 NC   28584 Retail                         Free Standing                     14,550        2006      NAP
 CA   92154 Other                          Parking Facility                 302,306     1997, 1998   NAP
 GA   30909 Retail                         Unanchored                         9,000        1985      2006
 OR   97383 Manufactured Housing Community Manufactured Housing Community        86        1976      NAP
 GA   30021 Retail                         Anchored                          43,630        1973      NAP
 FL   32803 Retail                         Unanchored                        26,700        1972      2005
 NJ   08734 Retail                         Free Standing                      7,381        2006      NAP
 NY   14623 Mixed Use                      Industrial / Office               52,400        1960      2006
 GA   31548 Retail                         Anchored                          26,250        1989      NAP
 MD   20678 Industrial                     Light                             34,400        1990      2007
 IL   60174 Retail                         Free Standing                      8,064        2007      NAP
 TN   37218 Retail                         Shadow Anchored                   14,800        2000      NAP
 OR   97140 Retail                         Unanchored                         5,823        2006      NAP
 CT   06095 Industrial                     Light                             22,114        1981      2006
 NC   28304 Retail                         Anchored                          11,980        2005      NAP
 NC   28301 Retail                         Free Standing                      9,180        2006      NAP
 TN   37075 Retail                         Shadow Anchored                    8,900        1984      2004
 NC   28012 Office                         Medical                            7,236        2006      NAP
 NC   27376 Retail                         Anchored                          31,400        1992      NAP
 MA   01510 Retail                         Anchored                          54,000        1965      2002
 NY   11725 Retail                         Unanchored                         2,700        1975      2007
 MA   07643 Retail                         Free Standing                      2,078        1968      1994
 NY   10028 Multifamily                    Cooperative                            4        1940      1980
 NY   14623 Office                         Suburban                          12,000        1989      2007
 MN   55904 Multifamily                    Garden                                36        1986      NAP
 MS   39051 Retail                         Shadow Anchored                   11,600        2004      NAP
 OR   97239 Retail                         Unanchored                         7,191        2006      NAP
 MD   21208 Office                         Suburban                          15,383        1976      NAP
 GA   30030 Office                         Suburban                           6,409        1985      2006
 MS   39452 Retail                         Unanchored                        16,400        2003      NAP
 GA   30096 Retail                         Anchored                          12,540        1998      NAP
 AZ   85260 Office                         Suburban                           3,761        2007      NAP
 NY   10013 Multifamily                    Cooperative                            4        1863      2007
 NY   11215 Multifamily                    Cooperative                            4        1890      1972
 NY   11217 Multifamily                    Cooperative                            4        1900      2000

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                              Cut-Off
                                                                Date
                      Percent                       Related   Balance               First
                    Leased as of Security    Lien   Borrower  per Unit             Payment
Percent Leased/(6)/  Date/(6)/   Type/(7)/ Position   List     or SF   Note Date  Date (P&I)
------------------  ------------ --------- -------- --------- -------- ---------- ----------
       92.1%         09/01/2007  Fee        First      NAP    $     49 10/04/2007 12/01/2008
       87.1%         10/31/2007  Fee        First      NAP    $ 23,639 09/20/2007 11/01/2007
       92.3%         04/13/2007  Fee        First      NAP    $ 11,381 08/06/2007 10/01/2007
      100.0%         10/02/2007  Fee        First   144, 198  $    257 10/05/2007 12/01/2010
      100.0%         07/01/2007  Fee        First      NAP    $    102 08/29/2007 10/01/2009
      100.0%         06/01/2007  Fee        First      NAP    $    128 06/13/2007 08/01/2007
      100.0%         11/01/2007  Leasehold  First      NAP    $    143 09/10/2007    NAP
      100.0%         07/26/2007  Fee        First      NAP    $      7 08/07/2007 09/08/2010
       78.2%         09/21/2007  Fee        First      NAP    $    222 07/05/2007    NAP
       84.9%         05/02/2007  Fee        First   175, 204  $ 23,256 06/29/2007 08/01/2009
       93.6%         09/07/2007  Fee        First      NAP    $     46 09/14/2007 11/01/2007
      100.0%         06/01/2007  Fee        First      NAP    $     75 06/07/2007 08/01/2007
      100.0%         11/01/2007  Fee        First      NAP    $    264 06/14/2007 08/01/2010
      100.0%         11/01/2007  Fee        First      NAP    $     37 04/27/2007 06/01/2007
      100.0%         09/06/2007  Fee        First      NAP    $     74 09/28/2007 11/01/2007
      100.0%         11/01/2007  Fee        First      NAP    $     56 07/25/2007 09/08/2007
      100.0%         11/01/2007  Fee        First      NAP    $    240 07/27/2007 09/08/2007
      100.0%                                        143, 185,
                                                    191, 212,
                     05/31/2007  Fee        First      216    $    129 06/14/2007 08/01/2007
      100.0%         09/01/2007  Fee        First      NAP    $    321 06/06/2007 08/01/2007
      100.0%         11/01/2007  Fee        First      NAP    $     79 06/26/2007 03/01/2010
                                                                       03/08/2007 05/01/2007
      100.0%         02/15/2007  Fee        First      NAP    $     82 03/08/2007 05/01/2007
      100.0%         02/15/2007  Fee        First      NAP    $     82 03/08/2007 05/01/2007
      100.0%                                        143, 185,
                                                    191, 212,
                     07/10/2007  Fee        First      216    $    192 06/14/2007 08/01/2007
      100.0%         11/01/2007  Fee        First      NAP    $    234 04/10/2007 06/01/2007
      100.0%         06/13/2007  Fee        First      NAP    $     54 06/13/2007 08/01/2010
      100.0%         11/01/2007  Leasehold  First      NAP    $     28 06/21/2007 08/01/2009
      100.0%         11/01/2007  Fee        First      NAP    $    546 07/25/2007 09/01/2010
      100.0%         11/01/2007  Fee        First    8, 221   $    684 06/29/2007 08/01/2012
         NAP                NAP  Fee        First      NAP    $349,719 08/28/2007 10/01/2007
      100.0%         11/01/2007  Fee        First      NAP    $    115 08/02/2007 09/08/2007
       94.4%         08/31/2007  Fee        First      NAP    $ 38,132 08/31/2007 10/01/2007
       89.7%         06/30/2007  Fee        First   225, 229  $    116 02/27/2007 04/01/2008
      100.0%         09/14/2007  Fee        First      NAP    $    181 09/14/2007 11/01/2009
      100.0%         10/01/2007  Fee        First      NAP    $     84 07/31/2007 09/01/2007
      100.0%         02/08/2007  Fee        First      NAP    $    201 02/28/2007 04/01/2007
      100.0%         06/30/2007  Fee        First   225, 229  $     72 01/29/2007 03/01/2008
      100.0%         04/12/2007  Fee        First      NAP    $     89 06/28/2007 08/01/2009
      100.0%         11/01/2007  Fee        First      NAP    $    226 08/24/2007 10/08/2007
         NAP                NAP  Fee        First      NAP    $125,000 03/15/2007    NAP
         NAP                NAP  Fee        First      NAP    $ 59,984 09/05/2007 11/01/2007
         NAP                NAP  Fee        First      NAP    $ 44,925 07/18/2007 09/01/2007

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                 Original Remaining Original  Remaining
                         Maturity  Due                    ARD   Lockbox  Lockbox Term to   Term to   Amort.    Amort.
First Payment Date (IO)    Date    Date Grace Period/(8)/ Loan  Status    Type   Maturity Maturity  Term/(9)/   Term
----------------------- ---------- ---- ----------------  ---- --------- ------- -------- --------- --------  ---------
      12/01/2007        11/01/2017  1          10          No  None       NAP      120       120      360        360
         NAP            10/01/2017  1          5           No  None       NAP      120       119      360        359
         NAP            09/01/2017  1          5           No  None       NAP      120       118      360        358
      12/01/2007        11/01/2017  1          5           No  None       NAP      120       120      360        360
      10/01/2007        09/01/2017  1          10          No  None       NAP      120       118      360        360
         NAP            07/01/2017  1          10          No  None       NAP      120       116      300        296
      11/01/2007        10/01/2017  1          15          No  In Place   Hard     120       119      IO         IO
      09/08/2007        08/08/2017  8          0           No  None       NAP      120       117      360        360
      09/01/2007        08/01/2017  1          5           No  None       NAP      120       117      IO         IO
      08/01/2007        07/01/2017  1          5           No  None       NAP      120       116      360        360
         NAP            10/01/2017  1          10          No  None       NAP      120       119      300        299
         NAP            07/01/2017  1          5           No  None       NAP      120       116      360        356
      08/01/2007        07/01/2017  1          5           No  Springing  Hard     120       116      360        360
         NAP            05/01/2017  1          10          No  In Place   Hard     120       114      360        354
         NAP            10/01/2017  1          10          No  None       NAP      120       119      360        359
         NAP            08/08/2017  8          0           No  None       NAP      120       117      240        237
         NAP            08/08/2017  8          0           No  Springing  Hard     120       117      360        357
         NAP            07/01/2017  1          5           No  None       NAP      120       116      360        356
         NAP            07/01/2017  1          5           No  None       NAP      120       116      360        356
      08/01/2007        07/01/2017  1          5           No  None       NAP      120       116      360        360
         NAP            04/01/2017                             None       NAP      120       113      360        353
         NAP            04/01/2017  1          10          No  None       NAP      120       113      360        353
         NAP            04/01/2017  1          10          No  None       NAP      120       113      360        353
         NAP            07/01/2017  1          5           No  None       NAP      120       116      360        356
         NAP            05/01/2017  1          10          No  None       NAP      120       114      360        354
      08/01/2007        07/01/2017  1          10          No  Springing  Soft     120       116      360        360
      08/01/2007        07/01/2017  1          10          No  Springing  Hard     120       116      360        360
      09/01/2007        08/01/2017  1          10          No  Springing  Soft     120       117      360        360
      08/01/2007        07/01/2017  1          5           No  None       NAP      120       116      360        360
         NAP            09/01/2017  1          10          No  None       NAP      120       118      480        478
         NAP            08/08/2017  8          0           No  In Place   Hard     120       117      360        357
         NAP            09/01/2017  1          0           No  None       NAP      120       118      360        358
      04/01/2007        03/01/2017  1          10          No  None       NAP      120       112      360        360
      11/01/2007        10/01/2017  1          0           No  None       NAP      120       119      360        360
         NAP            08/01/2017  1          10          No  None       NAP      120       117      360        357
         NAP            03/01/2017  1          10          No  None       NAP      120       112      360        352
      03/01/2007        02/01/2017  1          10          No  None       NAP      120       111      360        360
      08/01/2007        07/01/2017  1          10          No  None       NAP      120       116      300        300
         NAP            09/08/2017  8          0           No  None       NAP      120       118      360        358
      05/01/2007        04/01/2017  1          10          No  None       NAP      120       113      IO         IO
         NAP            10/01/2017  1          10          No  None       NAP      120       119      480        479
         NAP            08/01/2017  1          10          No  None       NAP      120       117      360        357

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

              Monthly Monthly                   Third Most                      Second Most
              Payment Payment   Third Most      Recent NOI      Second Most     Recent NOI    Most Recent Most Recent NOI
Mortgage Rate  (P&I)   (IO)   Recent NOI/(10)/ End Date/(10)/ Recent NOI/(10)/ End Date/(10)/  NOI/(10)/  End Date/(10)/
------------- ------- ------- ---------------  -------------  ---------------  -------------  ----------- ----------------
   6.040%     $13,346 $11,311    $265,844       06/30/2004       $221,947       06/30/2005     $227,636      06/30/2006
   6.531%     $13,950     NAP    $134,889       12/31/2005       $186,903       12/31/2006     $201,547   YTD (09/30/2007)
                                                                                                                Ann
   6.680%     $14,167     NAP    $314,558       12/31/2005       $324,541       12/31/2006     $319,665   T-12(01/31/2007)
   6.480%     $13,719 $11,908         NAP          NAP                NAP          NAP              NAP         NAP
   6.150%     $13,159 $11,224         NAP          NAP           $192,823       12/31/2005     $153,086      12/31/2006
   6.600%     $14,692     NAP         NAP          NAP           $ 58,349       12/31/2005     $156,425      12/31/2006
   6.300%         NAP $11,072         NAP          NAP                NAP          NAP              NAP         NAP
   6.130%     $12,159 $10,359    $214,407          2005          $229,100          2006        $237,414   T-6 (06/30/2007)
                                                                                                                Ann
   5.700%         NAP $ 9,632         NAP          NAP                NAP          NAP              NAP         NAP
   6.580%     $12,747 $11,119    $177,919       12/31/2005       $166,984       12/31/2006     $161,065   T-12(03/31/2007)
   6.040%     $12,935     NAP    $284,697       12/31/2005       $273,252       12/31/2006     $233,563   T-6 (06/30/2007)
                                                                                                                Ann
   5.850%     $11,799     NAP    $226,728          2004          $122,581          2005        $137,911         2006
   6.280%     $12,045 $10,347         NAP          NAP                NAP          NAP              NAP         NAP
   5.740%     $11,367     NAP         NAP          NAP                NAP          NAP              NAP         NAP
   6.710%     $12,531     NAP    $156,370       12/31/2005       $231,043       12/31/2006     $266,600   T-8 (08/31/2007)
                                                                                                                Ann
   6.250%     $14,253     NAP    $ 83,200          2005          $128,992          2006        $129,685   T-12(03/31/2007)
   5.780%     $11,358     NAP         NAP          NAP                NAP          NAP              NAP         NAP
   6.300%     $11,822     NAP    $189,996          2004          $181,574          2005        $123,036         2006
   5.660%     $10,835     NAP         NAP          NAP                NAP          NAP              NAP         NAP
   5.950%     $10,376 $ 8,747         NAP          NAP                NAP          NAP              NAP         NAP
   5.800%     $10,268     NAP
   5.800%     $ 5,822     NAP         NAP          NAP                NAP          NAP         $ 55,578      12/31/2006
   5.800%     $ 4,446     NAP         NAP          NAP                NAP          NAP         $ 42,441      12/31/2006
   6.300%     $10,615     NAP    $125,758          2004          $155,393          2005        $156,751         2006
   5.970%     $10,160     NAP         NAP          NAP                NAP          NAP              NAP         NAP
   5.750%     $ 9,804 $ 8,162    $139,234       12/31/2004       $181,255       12/31/2005     $186,213      12/31/2006
   6.310%     $ 9,294 $ 7,997    $167,053       12/31/2004       $166,760       12/31/2005     $249,896      12/31/2006
   6.340%     $ 9,168 $ 7,901         NAP          NAP                NAP          NAP              NAP         NAP
   6.350%     $ 8,842 $ 7,624         NAP          NAP                NAP          NAP              NAP         NAP
   6.130%     $ 7,830     NAP         NAP          NAP                NAP          NAP              NAP         NAP
   6.030%     $ 8,300     NAP         NAP          NAP                NAP          NAP              NAP         NAP
   6.520%     $ 8,709     NAP    $ 96,626       12/31/2004       $119,868       12/31/2005     $120,209      12/31/2006
   5.830%     $ 7,947 $ 6,650         NAP          NAP                NAP          NAP              NAP         NAP
   6.350%     $ 8,089 $ 6,975         NAP          NAP                NAP          NAP              NAP         NAP
   6.450%     $ 8,174     NAP    $134,880       12/31/2004       $139,959       12/31/2005     $145,082      12/31/2006
   5.980%     $ 7,777     NAP         NAP          NAP                NAP          NAP         $111,514   T-6 (06/30/2007)
                                                                                                                Ann
   6.020%     $ 7,068 $ 5,984    $163,110       12/31/2005       $168,370       12/31/2006     $165,050   T-6 (06/30/2007)
                                                                                                                Ann
   5.950%     $ 7,182 $ 5,630    $150,255       12/31/2004       $121,783       12/31/2005     $112,225      12/31/2006
   6.160%     $ 5,184     NAP         NAP          NAP                NAP          NAP              NAP         NAP
   6.260%         NAP $ 2,645         NAP          NAP                NAP          NAP              NAP         NAP
   6.410%     $ 1,390     NAP         NAP          NAP                NAP          NAP              NAP         NAP
   7.800%     $ 1,296     NAP         NAP          NAP                NAP          NAP              NAP         NAP
   6.186%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Underwritten Underwritten Underwritable Underwritten Underwritable    Balloon                       Source of   Valuation
    EGI        Expenses        NOI        Reserves   Cash Flow/(11)/  Balance   Current Value/(12)/ Value/(12)/   Date
------------ ------------ ------------- ------------ --------------  ---------- ------------------  ----------  ----------
  $599,912     $307,874     $292,038      $17,598       $274,440     $1,928,302    $ 4,290,000      Appraisal   07/25/2007
  $522,280     $303,404     $218,876      $23,250       $195,626     $1,898,348    $ 2,750,000      Appraisal   05/25/2007
  $680,610     $372,300     $308,311      $ 7,720       $300,591     $1,905,566    $ 5,710,000      Appraisal   03/14/2007
  $276,328     $ 64,435     $211,893      $10,187       $201,706     $1,985,979    $ 3,000,000      Appraisal   07/25/2007
  $348,367     $137,225     $211,142      $16,026       $195,115     $1,923,579    $ 2,800,000      Appraisal   07/24/2007
  $317,369     $ 85,060     $232,309      $10,049       $222,260     $1,708,885    $ 2,775,000      Appraisal   05/04/2007
  $363,500     $186,270     $177,230      $ 2,183       $175,048     $2,080,000    $ 2,600,000      Appraisal   05/02/2007
  $329,273     $ 64,611     $264,662      $ 3,439       $261,223     $1,814,584    $ 4,630,000      Appraisal   06/23/2007
  $239,599     $ 44,699     $194,900      $14,130       $180,770     $2,000,000    $ 2,800,000      Appraisal   05/08/2007
  $310,398     $133,013     $177,385      $ 3,440       $173,945     $1,798,212    $ 2,600,000      Appraisal   06/07/2007
  $354,764     $ 99,697     $255,066      $45,773       $209,294     $1,556,261    $ 3,000,000      Appraisal   06/10/2007
  $324,601     $115,044     $209,557      $27,501       $182,056     $1,692,653    $ 3,550,000      Appraisal   04/11/2007
  $185,030     $ 25,581     $159,449      $ 1,107       $158,342     $1,774,616    $ 2,640,000      Appraisal   04/01/2007
  $225,045     $ 37,489     $187,556      $19,388       $168,168     $1,644,954    $ 2,500,000      Appraisal   01/24/2007
  $376,070     $136,082     $239,988      $24,675       $215,313     $1,682,217    $ 2,900,000      Appraisal   09/17/2007
  $264,306     $ 40,165     $224,141      $19,586       $204,555     $1,298,350    $ 3,000,000      Appraisal   05/23/2007
  $250,386     $ 45,816     $204,570      $ 8,306       $196,265     $1,638,026    $ 3,460,000      Appraisal   06/07/2007
  $255,730     $ 82,212     $173,517      $11,248       $162,269     $1,637,732    $ 2,600,000      Appraisal   05/05/2007
  $184,789     $ 28,118     $156,671      $ 5,532       $151,140     $1,577,842    $ 2,500,000      Appraisal   03/01/2006
  $228,646     $ 55,899     $172,747      $12,384       $160,363     $1,560,232    $ 2,300,000      Appraisal   05/03/2007
  $218,140     $ 54,929     $163,211      $ 4,232       $158,979     $1,478,541    $ 2,425,000
  $123,688     $ 31,145      $92,542      $ 2,400       $ 90,143     $  838,348    $ 1,375,000      Appraisal   11/30/2006
  $ 94,452     $ 23,784      $70,669      $ 1,832       $ 68,836     $  640,193    $ 1,050,000      Appraisal   11/30/2006
  $214,458     $ 56,190     $158,267      $ 8,634       $149,634     $1,470,530    $ 2,250,000      Appraisal   05/05/2007
  $165,112     $  4,953     $160,159      $ 2,895       $157,264     $1,443,892    $ 2,400,000      Appraisal   12/29/2006
  $224,938     $ 54,602     $170,336      $15,072       $155,264     $1,513,447    $ 2,200,000      Appraisal   04/23/2007
  $391,621     $217,188     $174,433      $40,252       $134,181     $1,340,934    $ 2,500,000      Appraisal   02/28/2007
  $168,672     $ 28,949     $139,723      $ 3,105       $136,618     $1,343,500    $ 2,300,000      Appraisal   06/19/2007
  $142,500     $  4,275     $138,225      $   312       $137,913     $1,337,156    $ 1,800,000      Appraisal   06/19/2007
  $889,344     $169,000     $720,344      $ 3,000       $720,344     $1,305,796    $10,500,000      Appraisal   07/03/2007
  $210,580     $ 80,037     $130,543      $ 8,457       $122,086     $1,173,813    $ 1,750,000      Appraisal   06/21/2007
  $262,282     $132,628     $129,654      $ 9,360       $120,294     $1,185,776    $ 1,940,000      Appraisal   08/13/2007
  $161,491     $ 34,450     $127,041      $ 6,960       $120,081     $1,168,959    $ 1,750,000      Appraisal   01/08/2007
  $163,113     $ 40,248     $122,865      $ 4,675       $118,190     $1,163,023    $ 2,180,000      Appraisal   05/30/2007
  $233,459     $ 77,757     $155,702      $14,152       $141,550     $1,119,063    $ 2,050,000      Appraisal   06/18/2007
  $161,172     $ 36,033     $125,139      $ 6,024       $119,115     $1,104,865    $ 1,650,000      Appraisal   11/06/2006
  $203,416     $ 48,212     $155,204      $10,168       $145,036     $1,023,100    $ 2,060,000      Appraisal   01/08/2007
  $186,962     $ 42,349     $144,613      $ 8,151       $136,462     $  932,244    $ 1,900,000      Appraisal   05/10/2007
  $ 86,376     $  2,591      $83,784      $ 5,453       $ 78,331     $  725,640    $ 1,325,000      Appraisal   01/01/2008
  $587,669     $107,296     $480,373      $ 1,000       $480,373     $  500,000    $ 9,480,000      Appraisal   01/09/2007
  $164,160     $ 27,539     $136,621      $   600       $136,621     $  225,225    $ 3,180,000      Appraisal   07/18/2007
  $155,520     $ 37,000     $118,520      $ 1,000       $118,520     $  160,469    $ 3,390,000      Appraisal   06/12/2007

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                     Cooperative Loans/(13)/
-----------------------------------------------------------------                                           Lease
Value as   Rental Unsold  Sponsor Sponsor/ Sponsor Investor Co-op                                         Expiration
a Rental    LTV   Percent  Units  Investor  Carry   Units   Units          Largest Tenant/(14)/              Date
--------   ------ ------- ------- -------- ------- -------- ----- --------------------------------------- ----------
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP        Farmers Home Administation        02/29/2008
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                    NAP                      NAP
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                    NAP                      NAP
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP      Lee Vista Karate Center, L.L.C.     03/05/2012
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP        Curtis C. Williams III DDS        10/31/2013
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                 Clay Oven                06/30/2012
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                 Walgreens                03/31/2082
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                    NAP                      NAP
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP             Cingular Wireless            10/31/2011
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                    NAP                      NAP
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP            Clarkston Thriftown           05/01/2012
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP               Family Dollar              06/30/2017
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP         Autozone Northeast, Inc.         12/31/2026
   NAP       NAP                                                    Time Warner Entertainment-Advance/
                    NAP     NAP     NAP      NAP     NAP     NAP           Newhouse Partnership           08/31/2016
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP     Revco Discount Drug Centers, Inc.    12/31/2008
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP               Choice, Inc.               03/31/2010
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP             NTW Incorporated             05/31/2032
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                Dollar Tree               01/31/2010
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                  KeyBank                 03/31/2021
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP            Scotts LawnService            01/31/2017
   NAP       NAP                                                  Family Dollar Stores of North Carolina,
                    NAP     NAP     NAP      NAP     NAP     NAP                   Inc.                   12/31/2014
   NAP       NAP                                                  Family Dollar Stores of North Carolina,
                    NAP     NAP     NAP      NAP     NAP     NAP                   Inc.                   06/30/2016
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                  Subway                  07/31/2011
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP          Fresenius Medical Care          01/02/2019
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                 Food Lion                04/20/2018
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP            Shaw's Supermarkets           11/30/2010
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP       Brooklyn Federal Savings Bank      04/30/2027
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP               Tutto Sfoglia              05/31/2020
$9,000,000  15.6%   NAP     NAP     NAP      NAP     NAP       4                    NAP                      NAP
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                   FedEx                  11/30/2016
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                    NAP                      NAP
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP           The Cato Corporation           01/31/2010
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP       Le Hana Japanese Bar & Grill       07/31/2017
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                 Nova Care                03/31/2010
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP        Village Podiatry Group, PC.       05/21/2018
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP                Dollar Tree               05/31/2008
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP             J & R Automative             04/30/2011
   NAP       NAP    NAP     NAP     NAP      NAP     NAP     NAP           Pinnacle Diversified           08/23/2019
$6,000,000   8.3%   NAP     NAP     NAP      NAP     NAP       4                    NAP                      NAP
$1,950,000  12.3%   NAP     NAP     NAP      NAP     NAP       4                    NAP                      NAP
$1,500,000  12.0%   NAP     NAP     NAP      NAP     NAP       4                    NAP                      NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                            Lease                              Lease          Insurance
                                          Expiration         Third Largest   Expiration       Escrow in
% NSF     Second Largest Tenant/(14)/        Date    % NSF   Tenant/(14)/       Date    % NSF   Place
-----  ---------------------------------- ---------- ----- ----------------- ---------- ----- ---------
 20.0%     Fish & Wildlife Health Lab     02/25/2008 12.6%   MSU TechLink    06/30/2008 11.8%    Yes
   NAP                NAP                    NAP      NAP         NAP           NAP      NAP     Yes
   NAP                NAP                    NAP      NAP         NAP           NAP      NAP     Yes
 24.0%              Quizno's              02/28/2017 16.5%   Little Caesar   04/15/2012 16.5%    Yes
                                                           Enterprises, Inc.
 13.0%     Resource Management, Inc.      12/31/2007 12.4%   C. Terry Kim,   05/31/2014 11.3%    Yes
                                                             D.M.D., P.C.
 21.6%            Healthsouth             12/31/2008 21.6%  Blue Fin Sushi   09/30/2017 21.4%    Yes
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP      No
   NAP                NAP                    NAP      NAP         NAP           NAP      NAP      No
 35.6%             Starbucks              02/28/2017 24.9%  Firehouse Subs   05/31/2012 17.8%     No
   NAP                NAP                    NAP      NAP         NAP           NAP      NAP     Yes
 36.2%            Dollar Star             08/01/2010 16.3%  Global Pharmacy  02/15/2010 10.3%    Yes
 31.9%           Beef O' Bradys           04/14/2012 15.2%  Matris Learning  01/31/2010 11.2%    Yes
                                                                Center
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP      No
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP      No
 32.2%           Movie Gallery            12/31/2008 19.0%  Suite 21 Salon   10/31/2011 18.3%    Yes
                                                             & MedSpa, LLC
 73.8%        Recorded Books, LLC         03/31/2010 26.2%        NAP           NAP      NAP      No
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP      No
 32.4%              Marty's               08/31/2011 28.4%      Subway       05/14/2008 10.8%    Yes
 49.3%    Sherwood Urgent Care Clinic     06/30/2012 37.4%  Oregon Hearing   09/11/2011 13.3%    Yes
                                                               Solutions
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP      No
 76.6% Nelson & Nelson Chiropractic, Inc. 04/30/2009 23.4%        NAP           NAP      NAP     Yes
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP     Yes
 18.5%             Pizza Hut              03/31/2011 18.0%    Great Clips    10/31/2009 18.0%    Yes
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP     Yes
 92.4%  Southern Grace Gifts and Flowers  04/30/2009 4.8%   Future Hair and  mth to mth  2.9%    Yes
                                                                 Nail        (9/30/07)
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP     Yes
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP      No
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP      No
   NAP                NAP                    NAP      NAP         NAP           NAP      NAP      No
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP      No
   NAP                NAP                    NAP      NAP         NAP           NAP      NAP     Yes
 31.0%             Shoe Show              01/31/2010 24.1%     Cingular      09/30/2011 13.8%    Yes
 41.0%           Bella Espresso           07/31/2017 29.0%   Urbana Market   04/30/2017 18.3%    Yes
 33.6%              Ginsberg              12/31/2007 15.5%  Levy & Glassman  mth to mth 14.0%    Yes
                                                                             (9/30/07)
 46.8%            Biz Med, LLC            05/21/2018 28.2%  CEP, Inc d/b/a   05/21/2009 25.0%    Yes
                                                           Snelling Staffing
 36.6%           Movie Gallery            05/28/2008 22.0%       Cato        01/31/2009 22.0%    Yes
 31.2%           German Motors            02/28/2008 28.9%      Cottman      03/31/2010 21.0%    Yes
100.0%                NAP                    NAP      NAP         NAP           NAP      NAP     Yes
   NAP                NAP                    NAP      NAP         NAP           NAP      NAP      No
   NAP                NAP                    NAP      NAP         NAP           NAP      NAP      No
   NAP                NAP                    NAP      NAP         NAP           NAP      NAP      No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                 Capital                                                                                       Initial Capital
               Expenditure   TI/LC                                                                               Expenditure
Tax Escrow      Escrow in  Escrow in                                                         Springing Escrow       Escrow
in Place/(15)/ Place/(16)/ Place/(17)/            Other Escrow Description/(18)/             Description/(19)/ Requirement/(20)/
-------------  ----------- ----------  ----------------------------------------------------- ----------------- ----------------
     Yes            No         No      Roof Replacement Reserve                              NAP                   $     0
     Yes           Yes         No      Initial debt service holdback                         NAP                   $     0
     Yes           Yes         No      NAP                                                   NAP                   $     0
     Yes           Yes        Yes      NAP                                                   NAP                   $     0
     Yes           Yes        Yes      NAP                                                   NAP                   $     0
     Yes           Yes        Yes      NAP                                                   NAP                   $     0
     Yes            No         No      Walgreens Repair Fund                                 Tax, Insurance        $     0
     No             No         No      NAP                                                   Tax, Insurance,       $     0
                                                                                             CapEx, TI/LC
     Yes            No         No      NAP                                                   Insurance, CapEx,     $     0
                                                                                             TI/LC
     Yes           Yes         No      Earnout Escrow Fund, Earnout Paydown Cost Escrow Fund NAP                   $     0
     Yes           Yes        Yes      NAP                                                   NAP                   $     0
     Yes           Yes        Yes      Trustco Reserve; Holdback                             TI/LC                 $     0
     No             No         No      NAP                                                   Tax, Insurance,       $     0
                                                                                             CapEx, TI/LC
     No            Yes        Yes      Landlord's Work                                       Tax, Insurance,       $     0
                                                                                             TI/LC
     Yes           Yes        Yes      Roof Replacement Reserve                              TI/LC                 $     0
     No             No         No      NAP                                                   Tax, Insurance,       $     0
                                                                                             CapEx, TI/LC
     No             No         No      NAP                                                   Tax, Insurance,       $     0
                                                                                             CapEx, TI/LC,
                                                                                             Other
     Yes            No         No      NAP                                                   NAP                   $     0
     Yes           Yes        Yes      NAP                                                   TI/LC                 $     0
     Yes            No         No      NAP                                                   Insurance, TI/LC      $     0
     Yes           Yes         No      Letter of Credit for TILC/Lease Up                    NAP                   $     0
     Yes           Yes         No      Letter of Credit for TILC/Lease Up                    NAP                   $     0
     Yes            No         No      NAP                                                   NAP                   $     0
     Yes           Yes        Yes      NAP                                                   NAP                   $     0
     Yes           Yes         No      NAP                                                   TI/LC                 $     0
     No            Yes        Yes      NAP                                                   Tax, TI/LC            $     0
     No            Yes         No      NAP                                                   Tax, Insurance,       $     0
                                                                                             TI/LC
     No             No         No      NAP                                                   Tax, Insurance,       $     0
                                                                                             CapEx
     No             No         No      NAP                                                   Tax, Insurance        $     0
     No            Yes         No      NAP                                                   Tax, Insurance,       $     0
                                                                                             Other
     Yes           Yes         No      NAP                                                   NAP                   $56,160
     Yes           Yes        Yes      Vacant Space Lease Reserve                            NAP                   $     0
     Yes            No         No      NAP                                                   TI/LC                 $     0
     No             No         No      NAP                                                   NAP                   $     0
     Yes           Yes        Yes      NAP                                                   NAP                   $     0
     Yes           Yes         No      NAP                                                   NAP                   $     0
     Yes           Yes        Yes      NAP                                                   TI/LC                 $     0
     Yes           Yes        Yes      Buildout Holdback                                     TI/LC                 $     0
     No             No         No      NAP                                                   Tax, Insurance        $     0
     Yes            No         No      NAP                                                   Insurance             $     0
     Yes            No         No      NAP                                                   NAP                   $     0

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

 Monthly Capital    Current Capital                         Monthly TI/LC
Expenditure Escrow Expenditure Escrow Initial TI/LC Escrow      Escrow       Current TI/LC Escrow Environmental
Requirement/(21)/    Balance/(22)/     Requirement/(23)/   Requirement/(24)/    Balance/(25)/       Insurance
------------------ ------------------ -------------------- ----------------  -------------------- -------------
      $    0            $     0             $      0            $    0             $      0            No
      $1,938            $     0             $      0            $    0             $      0            No
      $  645            $   643             $      0            $    0             $      0            No
      $  105            $     0             $      0            $  745             $      0            No
      $  457            $   457             $      0            $  879             $    879            No
      $  140            $   279             $      0            $  698             $  1,397            No
      $    0            $     0             $      0            $    0             $      0            No
      $    0            $     0             $      0            $    0             $      0            No
      $    0            $     0             $      0            $    0             $      0            No
      $  290            $   870             $      0            $    0             $      0            No
      $1,633            $     0             $      0            $2,182             $      0            No
      $  334            $ 1,002             $ 50,000            $4,167             $ 50,000            No
      $    0            $     0             $      0            $    0             $      0            No
      $  742            $ 3,726             $      0            $3,583             $ 17,987            No
      $  481            $     0             $120,000            $    0             $120,000            No
      $    0            $     0             $      0            $    0             $      0            No
      $    0            $     0             $      0            $    0             $      0            No
      $    0            $     0             $      0            $    0             $      0            No
      $   73            $   219             $      0            $  388             $  1,164            No
      $    0            $     0             $      0            $    0             $      0            No
      $  100            $   603             $      0            $    0             $      0            No
      $   76            $   460             $      0            $    0             $      0            No
      $    0            $     0             $      0            $    0             $      0            No
      $   60            $   303             $      0            $  181             $    908            No
      $  733            $ 1,467             $      0            $    0             $      0            No
      $1,312            $ 2,630             $      0            $2,025             $  4,054            No
      $  124            $   124             $      0            $    0             $      0            No
      $    0            $     0             $      0            $    0             $      0            No
      $    0            $     0             $      0            $    0             $      0            No
      $  275            $   550             $      0            $    0             $      0            No
      $    0            $56,325             $      0            $    0             $      0            No
      $   97            $   583             $ 25,000            $  483             $ 25,322            No
      $    0            $     0             $      0            $    0             $      0            No
      $    0            $     0             $      0            $    0             $      0            No
      $  235            $ 1,353             $      0            $  267             $  1,603            No
      $  164            $ 1,155             $ 35,000            $  683             $ 35,575            No
      $  157            $   314             $ 40,000            $    0             $ 40,242            No
      $   61            $    61             $      0            $  306             $    306            No
      $    0            $     0             $      0            $    0             $      0            No
      $    0            $     0             $      0            $    0             $      0            No
      $    0            $     0             $      0            $    0             $      0            No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                    Prepayment Code/(27)/
                               ---------------------------------------------------------------
Interest                                                                                     YM       Administrative   Mortgage
Accrual Method Seasoning/(26)/ LO  DEF DEF/YM1 YM3 YM2 YM1 YM  5%  4%  3%  2%  1%  Open Formula/(28)/ Cost Rate /(29)/ Loan No.
-------------- --------------  --- --- ------- --- --- --- --  --  --  --  --  --  ---- ------------  ---------------  --------
  Actual/360         0          24 92                                               4                      8.082         195
  Actual/360         1          25 91                                               4                      8.082         196
  Actual/360         2          60                      57                          3        AC            2.082         197
  Actual/360         0          24 93                                               3                      2.082         198
  Actual/360         2          26 90                                               4                      8.082         199
  Actual/360         4          28 88                                               4                      8.082         200
  Actual/360         1          25 92                                               3                      2.082         201
  Actual/360         3          27 89                                               4                      7.082         202
  Actual/360         3          23                      93                          4        AD            2.082         203
  Actual/360         4          28 89                                               3                      2.082         204
  Actual/360         1          25 91                                               4                      8.082         205
  Actual/360         4          28 88                                               4                      2.082         206
  Actual/360         4          28 88                                               4                      2.082         207
  Actual/360         6          30 86                                               4                      8.082         208
  Actual/360         1          24                      92                          4         N            8.082         209
  Actual/360         3          27       89                                         4         Y            2.082         210
  Actual/360         3          27 89                                               4                      2.082         211
  Actual/360         4          28                      88                          4         P            2.082         212
  Actual/360         4          28 88                                               4                      2.082         213
  Actual/360         4          28 88                                               4                      5.082         214
  Actual/360         7          31 85                                               4
  Actual/360         7          31 85                                               4                      8.082         215
  Actual/360         7          31 85                                               4                      8.082         215
  Actual/360         4          28                      88                          4         P            2.082         216
  Actual/360         6          30 86                                               4                      8.082         217
  Actual/360         4          28 88                                               4                      8.082         218
  Actual/360         4          28 88                                               4                      8.082         219
  Actual/360         3          27 89                                               4                      8.082         220
  Actual/360         4          28 89                                               3                      8.082         221
  Actual/360         2          48                      68                          4         Z            8.082         222
  Actual/360         3          27 88                                               5                      2.082         223
  Actual/360         2          26                      87                          7         R            3.082         224
  Actual/360         8          32 84                                               4                      8.082         225
  Actual/360         1          25                      93                          2         R            3.082         226
  Actual/360         3          27 89                                               4                      8.082         227
  Actual/360         8          32 84                                               4                      8.082         228
  Actual/360         9          33 83                                               4                      8.082         229
  Actual/360         4          28 88                                               4                      8.082         230
  Actual/360         2                                 116                          4         J            2.082         231
  Actual/360         7          48                      68                          4         Z            8.082         232
  Actual/360         1          48                      68                          4         Z            8.082         233
  Actual/360         3         102                                         14       4                      8.082         234

Footnotes to Appendix II

1	“MSMCH”, “GECC”, “PCF II”, “RBC”, “NCB, FSB”, “NLIC” and “NatCity” denote Morgan Stanley Mortgage Capital Holdings LLC, General Electric Capital Corporation, Principal Commercial Funding II, LLC, Royal Bank of Canada, NCB, FSB, Nationwide Life Insurance Company and National City Bank, respectively.

2	The following loan pools represent multiple properties securing a single mortgage loan and are designated by identical Roman Numeral codings: Mortgage Loan Nos. 5, 25, 30, 37, 43, 44, 48, 59, 72, 75, 94, 127, 189, 215 (USFS Industrial Distribution Portfolio, Exeter Portfolio, SROA Portfolio, Kmart Portfolio, Cowan Colorado Portfolio, Danbrook Realty, Indiana and Purdue Multicampus Student Housing Portfolio, IDG Retail Portfolio, Crestview Eastern Milestone Portfolio, Fresenius Medical Care Portfolio, Dahlonega Portfolio, Johnstone Portfolio, Texas Retail Portfolio, and Family Dollar Portfolio, respectively). For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on allocated loan amounts set forth in the related mortgage loan agreement, respective appraised values and/or Underwritten Cash Flows. The following loan pool represents cross-collateralized/cross-defaulted properties securing multiple mortgage loans and is designated by identical alphabetical coding: Mortgage Loan Nos. 80-81 (Ohio Portfolio). For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/multiple property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

With respect to Mortgage Loan No. 3, Easton Town Center, the borrower may release up to 15,000 square feet of net rentable area of income-producing portions of the Easton Town Center Property subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to, the following: (i) the Easton Town Center Borrower delivers rating agency confirmation that the partial release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates and any other securities secured by an interest in the Easton Town Center Loan Group, (ii) the Easton Town Center Borrower delivers either (a) a REMIC opinion or (b) an appraisal indicating the remaining property will have a value at least equal to the outstanding principal balance of the Easton Town Center Loan following such release, (iii) payment of a prepayment premium equal to the greater of yield maintenance and 1%, and (iv) prepayment of a portion of the Easton Town Center Loan such that the DSCR after such release equals or exceeds the greater of (a) the DSCR on the loan origination date and (b) the DSCR immediately prior to such release. However, if the DSCR prior to and immediately after such release is greater than or equal to 1.20x, the Easton Town Center Borrower shall not be required to make a prepayment.

With respect to Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, the loan allows the release of any asset after the earlier of (a) the date on which the entire principal amount of each of the notes shall have closed into one or more securitizations and (b) the one year anniversary of loan closing subject to certain conditions, including but not limited to: (i) after such release, the DSCR as of the release date for all properties remaining will not be less than the greater of (A) the closing date DSCR and (B) 80% of the DSCR for the properties immediately prior to the release date, and (ii) after release, the LTV as of the release date for remaining properties will not be greater than the LTV at closing, and (iii) the release price is the greater of (A) 90% of the net proceeds from the sale of such individual property and (B) 110% of the allocated loan amount applicable to such property.

With respect to Mortgage Loan No. 25, Exeter Portfolio, the loan allows release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) following the release, the remaining Mortgaged Properties have a debt service coverage ratio not less than the debt service coverage ratio immediately prior to the release; and (ii) payment of the following allocated loan amount, 5107 North Point Boulevard: $13,200,000, 200 Connecticut Drive: $5,500,000, 10641 Freeport Drive: $3,200,000.

With respect to Mortgage Loan No. 43, Cowan Colorado Portfolio, following the defeasance lockout period, the loan allows the release of a portion of the collateral through partial defeasance subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower depositing defeasance collateral equal to 110% of the allocated loan amount for the released property; (ii) the aggregate DSCR of the remaining Mortgaged Properties is equal to the greater of (x) the DSCR immediately prior to the release and (y) 1.40x; and (iii) receipt of a “no downgrade” confirmation from the applicable rating agencies.

With respect to Mortgage Loan No. 52, Ridgewood Commons, the loan allows the release of a retail parcel subject to the satisfaction of certain conditions including, but not limited to: (i) prepayment of the greater of (A) $1,000,000, or (B) an amount such that the DSCR of the remaining collateral is not less than the DSCR immediately prior to release; (ii) no event of default has occurred; and (iii) payment of a prepayment premium of the greater of yield maintenance and 1%.

With respect to Mortgage Loan No. 59, IDG Retail Portfolio, the loan allows for the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the DSCR of the remaining collateral shall be greater of (A) 1.167x and (B) the DSCR for the properties (including portion to be released) immediately prior to release; (ii) the LTV of the remaining collateral shall not be greater than the lesser of (A) 58.2% and (B) the LTV of the portfolio (including portion to be released) immediately prior to release; (iii) confirmation from the rating agencies that such release will not result in withdrawal, downgrade or qualification of current ratings; and (iv) pay down of the following allocated loan amount(s): Polaris: $2,195,088, Reynoldburg: $2,388,772, Dublin: $1,936,842, Columbus: $4,519,298.

With respect to Mortgage Loan No. 70, Suburban Court, the loan allows for the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the LTV after the release is not greater than 80%; (ii) the DSCR of the remaining collateral is greater than or equal to 1.20x; (iii) no event of default has occurred; and (iv) a no downgrade opinion is obtained from the rating agencies.

With respect to Mortgage Loan No. 72 Crestview Eastern Milestone Portfolio, the loan allows for the release of any of the individual properties from the lien of the mortgage after lockout period subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property; (ii) the aggregate LTV of the remaining properties are not greater than 80%; and (iii) the aggregate DSCR of the remaining properties is greater than or equal to 1.20x.

With respect to Mortgage Loan No. 75, Fresenius Medical Care Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) payment of 125% with YM1 of the allocated loan amount; and (ii) the DSCR of the remaining collateral shall be greater than 1.20x.

With respect to Mortgage Loan No. 127, Johnstone Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to, partial defeasance payment of 125% of allocated loan amount.

With respect to Mortgage Loan Nos. 143, 185, 191, 212, and 216, Dover Crossing Shops, Melrose Center Shops, Trace Creek Shops, Creekside Shops, and Drakes Creek Shops, the loans allow for the release of a portion of the properties solely in connection with an expansion of the adjacent Kroger properties onto a portion of the subject properties as outlined in the loan documents, and subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower makes a partial prepayment in an amount not less than any consideration paid by Kroger to the borrower for the release property, reduced by the actual un-reimbursed costs and expenses incurred by the borrower related to the sale of the release property to Kroger, along with a yield maintenance premium, among other fees; (ii) the resulting LTV is no greater than the lesser of 80% and the LTV immediately prior to the release; and (iii) the resulting DSCR is no less than the greater of 1.20x and the DSCR immediately prior to the release. To the extent the prepayment made by the borrower would be for an amount greater than or equal to 75% of the outstanding principal balance at the time of such prepayment, the borrower is required to prepay the debt in whole, along with a yield maintenance premium as outlined in the loan documents.

With respect to Mortgage Loan No. 209, Camden Corners, the loan allows the release of a certain portion of the mortgaged property (such portion, the “Winn Dixie Release Parcel”) in connection with the exercise by an adjoining landowner of an expansion option (such option, the “Expansion Option”), subject to the satisfaction of certain conditions including, but not limited to, (i) the payment of a release price (the “Release Consideration”) equal to the greater of (A) the sales proceeds actually received by the borrower in connection with the sale of the Winn Dixie Release Parcel or (B) the gross rentable square footage of the Winn Dixie Release Parcel multiplied by $110.50; provided, however, if, following the sale and release of the Winn Dixie Release Parcel the debt service coverage ratio of the remaining property is less than 1.20x, then the release price shall equal the Release Consideration multiplied by 125%; and (ii) the payment of a prepayment premium based on a yield maintenance calculation tied to the Release Consideration.

With respect to Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, the loan allows a substitution of a fee interest in another property for a maximum of 30% of the original collateral pool subject to the satisfaction of certain conditions including, but not limited to: (i) the DSCR of the properties shall be less than the greater of (A) the DSCR as of the closing date and (B) 80% of the DSCR for the properties immediately prior to the substitution date; (ii) the LTV for all properties shall not be greater than the lesser of LTV at closing; and (iii) such substitution will not cause the aggregate release amount with respect to individual properties in any single state to exceed 30% of the loan amount.

With respect to Mortgage Loan No. 37, Kmart Portfolio, pursuant to each Kmart/Home Depot lease at a Mortgaged Property, if (i) a casualty requires Kmart or Home Depot, as applicable, to close for more than 60 days to rebuild or a condemnation leaves the property economically and permanently unsuitable, (ii) an event of default has occurred and is continuing regarding environmental matters, (iii) after the 5th anniversary Kmart or Home Depot, as applicable, and determines that the property is unsuitable, or (iv) Kmart or Home Depot, as applicable, elects to make an alteration with an estimated cost in excess of $3,000,000 and subsequently Kmart or Home Depot, as applicable, the borrower and the lender cannot reach an agreement regarding reimbursement, then Kmart or Home Depot, as applicable, my elect to either (a) substitute the leased property (subject to certain conditions, including, but not limited to, the borrower’s reasonable approval, and upon receipt of a REMIC opinion as well as upon confirmation that the substitution will not result in a downgrade, withdrawal or qualification of any rating then assigned to the certificates) or (b) purchase the property. If the borrower rejects the offer to purchase the property, the lease will terminate, which such termination will be at least 180 days after the date of the notice of purchase offer. These provisions are mitigated by the use of recourse in the note and lease enhancement insurance policies in place at loan closing.

3	The Cut-off Date is November 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present all mortgage loans as if scheduled payments due in November 2007 were due on November 1, 2007, which may not be the actual day on which such scheduled payments were due.

With respect to Mortgage Loan No. 2, 60 Wall Street, the mortgage loan is comprised of a note with an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000 that is secured by the mortgaged property on a pari passu basis with 12 other notes (the “60 Wall Street Companion Loans”) that are not included in the trust. The 60 Wall Street Companion Loans have an aggregate outstanding principal balance as of the Cut-off Date of $800,000,000. The 60 Wall Street Companion Loans have the same interest rate, maturity date and amortization term as the 60 Wall Street Loan. For purposes of the information presented in this Prospectus Supplement with respect to the 60 Wall Street Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the 60 Wall Street Pari Passu Loan and the 60 Wall Street Companion Loans.

With respect to Mortgage Loan No. 3, Easton Town Center, the mortgage loan is comprised of a note with an aggregate outstanding principal balance as of the Cut-off date of $110,000,000 that is secured by the mortgaged property on a pari passu basis with another note (the “Easton Town Center Companion Loan”) that is not included in the trust. The Easton Town Center Companion Loan has an outstanding principal balance as of the Cut-off date of $170,000,000. The Easton Town Center Property also secures a B-Note and a C-Note with an original principal balance as of the Cut-off Date of $75,000,000 and $50,000,000, respectively, which are not included in the trust. Each are coterminous with the Easton Town Center Loan. For the purposes of the information presented in this prospectus supplement with respect to the Easton Town Center Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the Easton Town Center Pari Passu Loan and the Easton Town Center Companion Loan.

With respect to Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, the mortgage loan is comprised of a note with an aggregate outstanding principal balance as of the Cut-off Date of $89,754,338 that is secured by the mortgaged property on a pari passu basis with several other notes (the “USFS Industrial Distribution Portfolio Companion Loans”) that are not included in the trust. The USFS Industrial Distribution Portfolio Companion Loans have an outstanding principal balance as of the Cut-off Date of $382,636,912. The USFS Industrial Distribution Portfolio Companion Loans have the same interest rate, maturity date and amortization term as the USFS Industrial Distribution Portfolio Loan. For purposes of the information presented in this Prospectus Supplement with respect to the USFS Industrial Distribution Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the USFS Industrial Distribution Portfolio Pari Passu Loan and the USFS Industrial Distribution Portfolio Companion Loans.

With respect to Mortgage Loan No. 6, Wyvernwood Garden Apartments, there exist two subordinate notes in an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000 consisting of: (i) a $28,000,000 B Note, currently held by MSMCH, bearing a 6.05% interest rate and (ii) a $27,000,000 B Note, currently held by CIT Real Estate, bearing an 8.50% interest rate, each of which is co-terminus with the subject A Note. The aggregate LTV of the mortgage loan and the B Notes is 75.9% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Notes is 0.69x.

With respect to Mortgage Loan No. 26, Varsity Apartments, the $21,775,000 loan represents the senior financing interest in an A/B note loan structure which totals $23,270,945. The B Note has an outstanding principal balance as of the Cut-off Date of $1,495,945 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 77.8% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.24x.

With respect to Mortgage Loan No. 37, Kmart Portfolio, the $13,900,683 loan represents the senior financing interest in an A/B note loan structure which totals $17,375,854. The B Note has an outstanding principal balance as of the Cut-off Date of $3,475,171 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 82.7% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.11x.

With respect to Mortgage Loan No. 80, Ohio Office Portfolio – Atrium of Westlake, the $5,545,191 loan represents the senior financing interest in an A/B note loan structure which totals $5,905,191. The B Note has an outstanding principal balance as of the Cut-off Date of $360,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 82.0% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.11x.

With respect to Mortgage Loan No. 81, Ohio Office Portfolio – Rockwood Center Office Building, the $2,173,115 loan represents the senior financing interest in an A/B note loan structure which totals $2,328,115. The B Note has an outstanding principal balance as of the Cut-off Date of $155,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 75.1% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.13x.

With respect to Mortgage Loan No. 20, Art Institute Student Housing, the borrower has an additional $1,500,000 of additional secured subordinate financing in place from the City of Pittsburgh Urban Redevelopment Authority.

With respect to Mortgage Loan No. 126, Brooklyn Centre, the borrower has approximately an additional $370,000 of additional secured subordinate financing in the form of a second mortgage with the City of Cleveland. The second mortgage has a 3% interest rate with an annual debt service of $30,055 and a maturity of September 1, 2022.

With respect to Mortgage Loan No. 123, Copelands Building, there are two unsecured subordinate loans, which were made by the City of Portland, by and through the Portland Development Commission (“PDC”) to each of the two tenants at the mortgaged property in the original principal amounts of $299,750 and $143,500 (along with $306,750 worth of grants). By virtue of such tenants being affiliates of the borrowers, the borrowers (and the lender) agreed to allow the mortgaged property to secure the obligations of the tenants to PDC on the condition that a subordination and standstill agreement be executed by PDC and that only net excess cash flow from the mortgaged property can be used to satisfy such obligations.

With respect to Mortgage Loan No. 151, Fidelity Engineering Corp., an indemnification agreement in favor of United States Surety Company (“USSC”) was executed collectively by Fidelity Engineering Corporation, the sole shareholder and operating affiliate of the Borrower (“FEC”), 25 Loveton Circle, LLC, the Borrower (“25 LC”) and Fidelity Headquarters Corp., the property owner and IDOT guarantor (“FHC”), pursuant to which FEC, 25 LC and FHC have agreed to indemnify USSC, in an amount up to $1,200,000, for losses incurred by USSC in connection with the issuance of certain performance bonds by USSC. Those bonds relate to the performance by FEC of certain operating contracts and agreements. The indemnification agreement is secured by a subordinate deed of trust in favor of USSC in the amount of $1,200,000. The lender and USSC have entered into an intercreditor and subordination agreement.

With respect to Mortgage Loan No. 59, IDG Retail Portfolio, the borrower has the right in the future to obtain junior subordinated debt and/or a mezzanine loan on the property, provided that, among other conditions: (i) no event of default; (ii) the sum of the senior debt, the junior subordinated debt and any mezzanine loan does not exceed the lesser of 75% of appraised value at incurrence of the junior subordinated debt or $2,400,000; (iii) the DSCR is greater than 1.10x for the 12-month period commencing on the request date for the junior subordinated debt; (iv) the lender receives a standstill and subordination agreement; (v) the lender receives rating agency written confirmation that ratings will not be downgraded, qualified or withdrawn with the junior subordinate debt; and (vi) the borrower pays all associated costs and fees.

With respect to Mortgage Loan No. 200, Safeway Plaza, the borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the combined LTV does not exceed 75%; and (ii) the combined DSCR is not less than 1.25x.

With respect to Mortgage Loan No. 1, West Town Mall, the borrower has the right in the future to obtain mezzanine financing subject to certain conditions, including but not limited to: (i) the combined LTV does not exceed 80%; and (ii) the combined DSCR is not less than 1.10x.

With respect to Mortgage Loan No. 2, 60 Wall Street, the limited partners of the limited partner of the borrower (other than The Paramount Group, Inc. (“Paramount”), a sponsor, or any affiliate of the borrower or Paramount) are permitted to incur mezzanine financing subject to certain conditions, including but not limited to that the mezzanine lender has entered into an intercreditor agreement, and in the case of Paramount or any affiliate of the borrower or Paramount, such limited partner may pledge its limited partnership interest in the borrower to another limited partner so long as following such pledge, no more than 49% of the aggregate partnership interest then outstanding has been pledged as security to any one or more person.

With respect to Mortgage Loan No. 3, Easton Town Center, the borrower has the right in the future to obtain mezzanine financing subject to various conditions including, but not limited to: (i) the combined LTV is not greater than 86%; (ii) the DSCR is not less 1.00x for the trailing 12 months prior to the creation of the mezzanine debt; and (iii) unsecured partnership debt that will be used to finance costs and expenses delete will not exceed 10% of the outstanding principal balance of the loan.

With respect to Mortgage Loan No. 4, Hilton Daytona Beach, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV is not greater than 63%; (ii) the combined DSCR is not less than 1.15x; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from the mezzanine financing.

With respect to Mortgage Loan No. 7, Bangor Mall, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV is not greater than 80%; and (ii) the combined DSCR is not less than 1.10x.

With respect to Mortgage Loan No. 9, Marriott Columbia, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV is not greater than 61%; (ii) the combined DSCR is not less than 1.15x; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from the mezzanine financing.

With respect to Mortgage Loan No. 10, Ashtabula Mall, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV is not greater than 85%; and (ii) the combined DSCR is not less than 1.20x.

With respect to Mortgage Loan No. 12, Crowne Plaza—Addison, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV is not greater than 78.2%; and (ii) the combined DSCR is not less than 1.30x.

With respect to Mortgage Loan No. 13, Amalfi Hotel, the borrower has the right after the lockout date to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV is not greater than 70%; and (ii) the combined DSCR is not less than 1.35x.

With respect to Mortgage Loan No. 14, Hilton Antlers Colorado Springs, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV is not greater than 66%; (ii) the combined DSCR is not less than 1.20x; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from the mezzanine financing.

With respect to Mortgage Loan No. 16, Centerpoint Medical Office Building, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV is not greater than 75%; and (ii) the combined DSCR is not less than 1.15x.

With respect to Mortgage Loan No. 17, The Links at Cadron Valley, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV is not greater than 85%; and (ii) the combined DSCR is not less than 1.10x. The subordinate debt documents may permit the subordinate lender to succeed the interests of such partner(s)/member(s) upon a default under the subordinate debt documents but shall not permit the subordinate lender to remove or replace the general partner of the borrower.

With respect to Mortgage Loan No. 32, Bank of America – 36 East 14th Street, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 85%; (ii) the combined DSCR is not less than 1.07x; (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from the mezzanine financing; and (iv) no mezzanine financing is obtained within 90 days prior to or after the securitization date.

With respect to Mortgage Loan No. 34, Summit Professional Plaza, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 75%; (ii) the combined DSCR is not less than 1.40x; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from mezzanine financing.

With respect to Mortgage Loan No. 35, Plaza on the Green, the borrower has the right in the future to obtain mezzanine financing on the property if borrower is required to fund an environmental escrow provided that, among other conditions, (i) the combined LTV is not greater than 75%; and (ii) the combined DSCR is not less than 1.07x. Under the mortgage loan documents, the borrower will be required to fund an environmental reserve if the property’s car wash tenant fails to comply with remedial activities and monitoring efforts at its leased premises for a LUST case as required by an environmental regulatory agency and the agency holds the borrower responsible for any remediation cost at the leased premises and such costs exceeds the amount that is reimbursable from the related state environmental fund.

With respect to Mortgage Loan No. 50, 1023 15th Street NW, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, the combined LTV is not greater than 80%.

With respect to Mortgage Loan No. 55, Plaza 7-21, the borrower has the right in the future to obtain mezzanine financing on the property in connection with an assumption of the mortgage loan provided that, among other conditions, (i) the loan amount does not exceed 75% of the combined loan to purchase price; and (ii) the combined DSCR is not less than 1.10x. The financing may be in the form of mezzanine debt or preferred equity, as approved by lender. The lender has pre-approved existing sponsorship as a mezzanine lender, subject to no material adverse change in credit condition and a minimum net worth of $20 million.

With respect to Mortgage Loan No. 62, Peninsula Corporate Center, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80%; and (ii) the combined DSCR is not less than 1.20x.

With respect to Mortgage Loan No. 71, 1317 F Street NW, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, the combined LTV is not greater than 80%.

With respect to Mortgage Loan No. 79, Ferrell-Duncan Medical Clinic, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 50%; and (ii) the combined DSCR is not less than 1.20x.

With respect to Mortgage Loan No. 84, Donovan Way, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 85%; and (ii) the combined DSCR is not less than 1.20x.

With respect to Mortgage Loan No. 87, Silver Drive Warehouse, the borrower has the right after the end of the second year of the loan term to obtain mezzanine financing on the property provided that, among other conditions, (i) the proceeds are utilized for capital improvements to the security property; (ii) the combined NOI DSCR is not less than 1.20x; (iii) the aggregate LTV does not exceed 80%; and (iv) the borrower is not in default under any of the terms, covenants and conditions of loan documents.

With respect to Mortgage Loan No. 107, Westlake Office, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80%; and (ii) the combined DSCR is not less than 1.20x.

With respect to Mortgage Loan No. 112, Oceanside Self Storage, the borrower has the right after May 17, 2009 to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80%; and (ii) the combined DSCR is not less than 1.20x.

With respect to Mortgage Loan No. 120, Why Self Storage, the borrower has the right after November 30, 2009 to obtain mezzanine financing on the property provided that, among other conditions, (i) the mezzanine debt is not less than $250,000; (ii) the combined LTV is not greater than 75%; and (iii) the combined DSCR is not less than 1.20x.

With respect to Mortgage Loan No. 123, Copelands Building, the borrower has the right in the future to obtain mezzanine financing on the property after 60 days of the securitization of the mortgage loan, provided that, among other conditions, (i) no event of default has occurred; (ii) the combined LTV is not greater than 80%; and (iii) the combined DSCR is not less than 1.24x.

With respect to Mortgage Loan No. 153, WAMU Building – Sutphin Boulevard, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80%; and (ii) the combined DSCR is not less than 1.15x.

With respect to Mortgage Loan No. 179, Florida City Commons, the borrower has the right from and after July 1, 2009 to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80%; and (ii) the combined DSCR is not less than 1.20x.

With respect to Mortgage Loan No. 189, Texas Retail Portfolio, the borrower has the right in the future to obtain mezzanine financing on the properties provided that, among other conditions, (i) the combined LTV is not greater than 85%; and (ii) the combined DSCR is not less than 1.15x.

With respect to Mortgage Loan No. 210, Calvert Industrial, the borrower has the right after July 25, 2009 to obtain mezzanine financing on the property provided that, among other conditions, (i) the mezzanine debt is not less than $250,000; (ii) the combined LTV is not greater than 80%; and (iii) the combined DSCR is not less than 1.10x.

With respect to Mortgage Loan No. 22, Deer Creek Marketplace, the borrower has the right in the future to obtain additional unsecured financing on the property in the amount of $500,000 from affiliates of the borrower.

With respect to Mortgage Loan No. 40, Prospect Square, the borrower has the right in the future to obtain unsecured subordinate financing on the property in the amount of $500,000 from affiliates of the borrower.

With respect to two mortgage loans that are secured by residential cooperative properties, the borrowers are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the occurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-Op Basis of the related mortgaged property, which is calculated based on and set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender of the subordinate financing, although it is not obligated to provide such financing.

4	The indicated NOI DSCR reflects current scheduled payments as of the Cut-off Date for all Mortgage Loans. The indicated NCF DSCR reflects (i) for any partial interest-only loan, the scheduled principal and interest payments after any applicable interest only periods and (ii) for all other loans, the current scheduled payments as of the Cut-off Date.

5	With respect to Mortgage Loan No. 1, West Town Mall, Sears operates as a tenant of the West Town Mall under a long-term ground lease, with the borrower as lessor, that adds minimal economic value to the related Mortgaged Property’s revenues. As a result, collateral square footage and all derivative calculations do not include square footage associated with the Sears parcel.

With respect to Mortgage Loan No. 5, USFS Industrial Distribution Portfolio, Construction for the expansion of the following properties is currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas, NV), 10211 North I-35 Service Road (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC), 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion within the portfolio provides additional collateral for the loan, appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion.

6	In general for each mortgaged property, “Percent Leased” was determined based on a rent roll, operating statement, lease or occupancy report provided by the borrower. “Percent Leased as of Date” indicates the date as of which “Percent Leased” was determined based on such information.

All shares in a residential cooperative property are 100% owned by tenant shareholders, cooperative sponsors, investors, or the cooperative itself. Although there may be vacant units at any given time, the shareholders for those units are responsible for making the maintenance payments to the cooperative. Therefore, for those residential cooperative mortgage loans originated by NCB, FSB and its affiliates, we have reported “NAP” for the columns “Percent Leased” and “Percent Leased as of Date”.

7	Certain mortgage loans are subject to a ground lease. If for any mortgage loan, the ground lessor has encumbered/subordinated its interest in the respective mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished, the mortgage loan may be disclosed as a fee loan.

With respect to Mortgage Loan Nos. 21, 66, and 176 Century XXI, West Road Corporate Center and Cromwell Bridge Road, the related mortgage is structured with a borrower (obligated under the related note) that is different from the owner of the related real property. In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note which guaranty is secured by an indemnity deed of trust in favor of the lender executed by the property owner. With respect to certain references to the borrower in this prospectus supplement, such references may apply to such property owner instead.

With respect to Mortgage Loan No. 208, Time Warner, the related mortgage loan is secured by both the fee and leasehold interests in the subject property. The fee owner (2620 W. Henrietta LLC) and ground lessee (County of Monroe Industrial Development Agency) have each signed the mortgage thereby encumbering their respective fee and leasehold interests to the lender, and thus this loan is disclosed as a fee.

8	The “Grace Period” shown is grace period to charge late interest.

9	The “Original Amort. Term” shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

10	The “Third Most Recent NOI”, “Second Most Recent NOI” and “Most Recent NOI” and their respective end dates shown for all mortgage loans secured by residential cooperative properties originated by NCB, FSB and its affiliates is “NAP”. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the property if it were operated as a multifamily rental property.

11	With respect to Mortgage Loan No. 15, 20770-20810 Madrona Avenue, the Underwritable Cash Flow and DSCR are based on the stabilization of the property. There is a $1,500,000 reserve in place that will be released to the borrower upon the satisfaction of certain conditions, including the following: (i) a minimum DSCR of 1.10x (based on a 30-year amortization), based on a trailing 12-month statement, and (ii) minimum 95% occupancy.

With respect to Mortgage Loan No. 16, Centerpoint Medical Office Building, the Underwritable Cash Flow and DSCR are based on the stabilization of the property. There is a $2,500,000 reserve in place that will be released to the borrower upon the satisfaction of certain conditions, including the following: (i) a minimum DSCR of 1.20x (based on interest-only payments) and (ii) minimum 75% occupancy.

With respect to Mortgage Loan No. 61, Hacienda Crossing, the Underwritable Cash Flow and DSCR are based on the stabilization of the property. There is a $700,000 letter of credit in place that will be released to the borrower only upon the subject’s achievement of a 1.40x DSCR, based on a trailing 12-month statement.

With respect to Mortgage Loan No. 95, Walgreens Plaza, the Underwritable Cash Flow and DSCR are based on the stabilization of the property. The sponsors are personally liable for $750,000 of the loan amount until certain conditions are met, including that the property is fully leased to tenants acceptable to lender, and a minimum actual DSCR of 1.15x (based on a 30-year amortization).

With respect to Mortgage Loan No. 112, Oceanside Self Storage, the Underwritable Cash Flow and DSCR are based on the stabilization of the property. There is a $600,000 cash collateral / debt service reserve in place that will be released to the borrower only upon the subject’s achievement of a 1.20x DSCR, based on a trailing three-month statement.

With respect to Mortgage Loan No. 128, Penn Place, the Underwritable Cash Flow and DSCR are based on the stabilization of the property. The sponsors are personally liable for $750,000 of the loan amount until certain conditions, including the following, are met: (i) a minimum actual DSCR of 1.20x (based on a 30-year amortization), (ii) a minimum stressed DSCR of 0.83x (10.09% constant), and (iii) minimum physical and economic occupancy of 93.0%.

With respect to Mortgage Loan No. 130, Fifth South Plaza, the Underwritable Cash Flow and DSCR are based on the stabilization of the property. There is a $650,000 reserve in place that will be released to the borrower only provided that certain conditions, including the following, are met: (i) 86.5% or more of the rentable square footage at the property is leased to tenants who are in occupancy, open for business and paying rent per the terms of their leases, (ii) the NCF is equal to or greater than $398,305, and (iii) the DSCR is 1.20x or greater.

With respect to Mortgage Loan No. 134, Winston Park Shoppes II, the Underwritable Cash Flow and DSCR are based on the stabilization of the property. There is a $600,000 reserve in place that will be released to the borrower upon the satisfaction of certain conditions, including the following: (i) a minimum DSCR of 1.15x, based on a trailing three-month statement, and (ii) minimum 90% occupancy.

With respect to Mortgage Loan No. 174, Bradley Place, the Underwritable Cash Flow and DSCR are based on the stabilization of the property. There is a $294,719 reserve in place that will be released to the borrower upon the satisfaction of certain conditions, including the following: (i) a minimum occupancy of 95%, and (ii) a minimum DSCR of at 1.20x, based on a trailing 12-month-statement.

12	With respect to Mortgage Loan No. 12, Crowne Plaza-Addison Loan, the appraised value is based on stabilization of the subject property. The “as stabilized” value of $53,700,000 is conditional upon income from lease-up and completion of scheduled renovations. A $3,941,000 reserve is in place to allow the property to achieve certain revenue, DSCR and occupancy thresholds. The “as-is” value is $50,500,000.

With respect to Mortgage Loan No. 53, Rampart Village Center Loan, the appraised value is based on stabilization of the subject property. The “as stabilized” value of $17,100,000 is conditional upon income from lease-up and completion of tenant improvements related to a certain tenant lease. A $3,400,000 escrow for tenant finish-out and $535,000 rent escrow is in place relating to such lease. The “as-is” value is $12,800,000.

With respect to Mortgage Loan No. 59, IDG Retail Portfolio, the appraised value for the IDG Columbus property is based on in-place cash flows of the subject property. The “as stabilized” value of $7,000,000 is conditional upon income from lease-up. The “as-is” value is $6,400,000.

With respect to Mortgage Loan No. 146, Market District Center Loan, the appraised value is based on stabilization of the subject property. The “as stabilized” value of $4,770,000 is conditional upon income from lease-up. A $394,000 escrow is in place to allow property to achieve certain revenue, DSCR and occupancy thresholds. The “as-is” value is $4,600,000.

With respect to Mortgage Loan No. 193, 1613 Blue Hill Ave. the appraised value is based on stabilization of the subject property. The “as stabilized” value of $4,480,000 is conditional upon income from lease-up. An original reserve of $725,000 was in place for Vacant Space Reserve. The “as-is” value is $4,150,000.

13	The “Rental Value” of a residential cooperative property is based on the appraised value, assuming that the related mortgaged property is operated as a multifamily rental property with rents set as prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants. “Sponsor Units” refers to the number of units owned by the original sponsor responsible for the property’s conversion into cooperative ownership. A sponsor may rent its units or opt to market them for sale (either individually or as a whole). “Investor Units” refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units. “Co-op Units” refers to the number of units owned by the borrower, which is a cooperative corporation. In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members. “Sponsor Carry” is the sponsor’s, investor’s or cooperative-borrower’s net cash flow calculated by subtracting maintenance charges on the sponsor, investor or cooperative-borrower owned units from the actual rents collected on such units, to the extent available. “Committed Secondary Debt” indicates the current amount of the subordinate lien encumbering the property.

14	“Largest Tenant” refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, “Second Largest Tenant” refers to the tenant that represents the second greatest percentage of the total square footage and “Third Largest Tenant” refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

With respect to Mortgage Loan No. 15, 20770-20810 Madrona Avenue, the mortgage loan is structured with a master lease on 21,089 square feet of the property (10.0% of the NRA) at the annual gross rate of $24.50 per square foot. The lender escrowed $1,500,000 at loan origination, which will be disbursed to the borrower if the property achieves 95% occupancy with a 1.10x DSCR, excluding the master lease. Income from the master lease was included in the underwriting. As of July 31, 2007 the property was 84.7% leased with 84.7% of the leased space occupied by tenants unaffiliated with the borrower; the underwritten occupancy was 95.0%.

With respect to Mortgage Loan No. 158, Mill Pond Shoppes, the mortgage loan is structured with a master lease on 1,769 square feet of the property (10.1% of the NRA) with a base rent of no less than $22.00 per square foot with pro rata expense reimbursements in excess of a 2007 base year and with lease terms of no less than five years. The master lease terminates on August 1, 2017. Income from the master lease was included in the underwriting. As of July 31, 2007 the property was 100.0% leased and 89.9% occupied by tenants unaffiliated with the borrower; the underwritten occupancy was 91.8%.

With respect to Mortgage Loan No. 166, Beco Corporate Center, the mortgage loan is structured with a master lease on 5,540 square feet of the property (24.3% of the NRA) at the annual gross rate of $21.50 per square foot and terminating on August 31, 2017. Income from the master lease was included in the underwriting. As of August 22, 2007 the property was 100% leased and 23.5% occupied by tenants unaffiliated with the borrower; the underwritten occupancy was 93.0%.

15	For “Tax Escrow in Place” identified as “Yes,” collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

16	For “Capital Expenditure Escrow in Place” identified as “Yes,” collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

17	For “TI/LC Escrow in Place” identified as “Yes,” collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

18	“Other Escrow Description” indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

With respect to Mortgage Loan No. 7, Bangor Mall, the borrower deposited with the lender an environmental escrow equal to the maximum projected investigation and remedial costs associated with petroleum hydrocarbon impact to the groundwater at the Bangor Mall Property. The monies held in the environmental escrow account will be released to the Bangor Mall Borrower upon receipt of a “no further action” determination or similar notification from the Maine Department of Environmental Protection (“MDEP”). No impact to soil was detected. In addition, the JC Penney parcel at the Bangor Mall Property has a No. 2 fuel oil underground storage tank which last tested tight and recent sampling around the tank confirmed no reading above detection levels. However, it is currently non-compliant with MDEP regulations. This is an administrative deficiency and not an environmental impairment.

19	“Springing Escrow Description” indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

With respect to Mortgage Loan No. 114 Promenade at Carolina Pavillion, the Mortgaged Property is the subject of an Operation and Easement Agreement among the borrower and the owners of two adjacent properties, that restricts the borrower from leasing space to office-related tenants. One of the tenants, a temporary employee placement firm, may qualify as a tenant types that is not “normally found in community-oriented retail shopping centers” and therefore may violate the Operation and Easement Agreement. The related loan documents provide for a springing escrow in the event that the tenant is evicted as a result of a violation of the Operation and Easement Agreement.

20	“Initial Capital Expenditure Escrow Requirement” indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

21	“Monthly Capital Expenditure Escrow Requirement” indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22	“Current Capital Expenditure Escrow Balance” generally indicates the balance or, in certain cases, a letter of credit, in place as of September or October 2007.

23	“Initial TI/LC Escrow Requirement” indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

24	“Monthly TI/LC Escrow Requirement” indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

25	“Current TI/LC Escrow Balance” generally indicates the balance or, in certain cases, a letter of credit, in place as of September or October 2007.

26	“Seasoning” represents the number of payments elapsed from the earlier of the “First Payment Date (P&I)” or “First Payment Date (IO)” to the Cut-off Date.

27	The “Prepayment” includes the number of loan payments from the first Due Date to the stated maturity. “LO” represents the lockout period. “DEF” represents defeasance. “DEF/YM1” represents defeasance or the greater of yield maintenance and 1.0%. “YM1” represents the greater of yield maintenance and 1.0%. “YM” represents yield maintenance. “5.0%”,”4.0%”,”3.0%”, “2.0%” and “1.0%” represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. “Open” represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. With respect to Mortgage Loan No. 106, 652 Hempstead Turnpike, the loan documents permit an open period beginning July 3, 2017; however, it is reflected with an open period of four (4) on the Annex. For each mortgage loan, the number set forth under a category of “Prepayment” represents the number of payments in the Original Term to Maturity for which such provision applies.

28	Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 30 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters “A” … and “AD” . Exceptions to formulas are shown below. Descriptions of these yield maintenance formulas are listed beginning on page II-12. Numerical references and sections refer back to the original loan documents.

29	The “Administrative Cost Rate” indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

30	Each of the following mortgage loans is structured with a performance holdback or letter of credit (“LOC”) subject to achievement of certain release conditions. The release conditions are referenced by numbers 1 – 15, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve certain conditions in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

Mtg. Loan No.	Property Name	Escrow or LOC Release Conditions	Escrowed Holdback or Letter of Credit Initial Amount	Outside Date for Release	Prepayment Premium Provisions
4	Hilton Daytona Beach	1	$8,878,202 LOC	NAP	Yield Maintenance
4	Hilton Daytona Beach	2	$60,000	10/05/2008	Yield Maintenance
9	Marriott Columbia	1	$3,866,449 LOC	NAP	Yield Maintenance
9	Marriott Columbia	2	$625,000	12/31/2010	Yield Maintenance
12	Crowne Plaza - Addison	3	$3,941,000	08/01/2010	Yield Maintenance
14	Hilton Antlers Colorado Springs	1	$2,133,087 LOC	NAP	Yield Maintenance
42	Whispering Palms(1)	4	$1,561,000	01/01/2010	Yield Maintenance
45	Oak Park Terrace(1)	4	$1,250,000 LOC	08/01/2009	Yield Maintenance
49	45 Gilpin Avenue	2	$1,250,000	09/13/2009	Yield Maintenance
49	45 Gilpin Avenue	2	$25,000	12/12/2007	Yield Maintenance
54	Holiday Inn Hotel & Suites – Huntington	5	$800,000	06/02/2008	Defeasance
56	675 Almanor Avenue	6	$70,000 LOC	09/01/2011	Yield Maintenance
68	Wellington Corporate Center	7	$15,000	09/27/2008	Yield Maintenance
68	Wellington Corporate Center	8	$100,000	10/01/2009	Yield Maintenance
82	Montgomery Gateway	9	$310,000	08/28/2008	Yield Maintenance
98	Richmond Hills	10	$810,000	08/31/2009	1%
109	Shops at Onion Creek	11	$500,000	09/20/2010	NAP
142	Victory Village MHC	4	$795,300	04/30/2010	Yield Maintenance
146	Market District Center(1)	4	$394,000	09/01/2009	Yield Maintenance
147	Virginia Village Shopping Center	12	$43,420	See below	NAP
149	9701 Bell Ranch Drive	2	$19,375	09/24/2008	Yield Maintenance
182	Hillside MHC(1)	4	$324,000 LOC	03/01/2010	NAP
193	1613 Blue Hill Avenue	13	$725,000	12/01/2008	NAP
196	Riviera Apartments	14	$335,000	10/31/2009	Yield Maintenance
204	Oak Estates MHC(1)	4	$293,000	06/29/2009	Yield Maintenance
215	Family Dollar Portfolio	15	$65,000 LOC	03/07/2008	NAP

All yield maintenance premiums indicated above are to be paid by the borrower.

(1)	The holdback escrow includes additional amounts (not reflected in the chart) of at least 10% of the holdback amount for related expenses and prepayment charges.

Release Conditions

1.	The Letter of Credit will be released when the borrower furnishes to the lender evidence that the DSCR of the premises has increased to at least 1.30x on a 30 year amortization schedule and without taking into account the amount of the DSCR LOC, for the twelve months preceding the calculation date as determined by the Lender.

2.	The reserve will be released when the borrower furnishes to the lender written disbursement request; lien waivers; title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders; and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived its right to inspect the property.

3.	The reserve will be released upon satisfaction of certain conditions, including but not limited to, a DSCR equal to or greater than 1.30x and a maximum LTV of 75%.

4.	The reserve or Letter of Credit will be released upon satisfaction of certain conditions, including but not limited to, a DSCR equal to or greater than 1.20x and a maximum LTV of 80%.

5.	The reserve will be released if the borrower undertakes the Improvement Work on or before June 2, 2008 and delivers to the lender on or before the May 19, 2008, (i) a report of an inspecting architect or engineer reasonably acceptable to the lender confirming substantial completion of the Improvement Work and (ii) evidence from Holiday Inn showing that the property is operating in accordance with the terms of the franchise agreement and the property and the borrower are in good standing with Holiday Inn. If the borrower fails to deliver to the lender an Architect’s Completion Report confirming completion of the Improvement Work on or before August 1, 2008, the lender shall have the right at any time thereafter to any undisbursed portion of the deposit to be (i) applied to repayment of the loan along with the applicable prepayment premium due with respect thereto or (ii) utilized by the lender to complete the Improvement Work.

6.	The Letter of Credit will be released provided no event of default has occurred and is continuing under any of the loan documents.

7.	The reserve will be released when the borrower furnishes to lender written report from the environmental consultant that the remediation was completed and meets all state and federal requirements.

8.

The reserve will be released when the borrower furnishes to the lender evidence that the DSCR Test determined by the lender has been met and written disbursement request; fully executed leases; lessee’s estoppels certificates; certificate of occupancy; lien waivers; title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders; and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

9.	The reserve will be released upon satisfaction of certain conditions, including but not limited to, a DSCR equal to or greater than 1.20x (based on a 30-year amortization) and a maximum LTV of 80%.

10.	The reserve will be released provided no event of default commencing 6 months from the loan closing and continuing 24 months from the loan closing. Partial disbursements of the Debt Service Holdback Funds shall be made to borrower in amounts such that the principal balance of the note, less the balance of the Debt Service Holdback Funds (after such disbursement), support at a DSCR of 1.20x.

11.	The reserve will be released provided borrower is not in default. The funds will be released as follows: $250,000 upon the successful leasing of the vacant Suite 108 at a rental rate not less than $22.00 per square foot and (ii) $250,000 upon the successful leasing of Suite 127 at a rental rate not less than $24.00 per square foot. If the Borrower has not qualified for a release of all or any portion of the Earn-Out Funds within 36 months from loan origination, or if at any time there is a default by the Borrower under the terms of the Loan Documents, the funds will remain in the escrow for the life of the loan.

12.	The reserve will be released provided borrower is not in default. Two months from the date of loan origination, the lender shall release to Borrower $21,710 from the Ace Hardware Reserve. Thereafter, provided borrower is not in default, Lender shall release remaining $21,710 provided Borrower has provided satisfactory evidence that any environmental contamination on the Property has been remediated.

13.	The reserve will be released if the following conditions are satisfied (i) the submission by borrower to lender of a fully executed copy of an Acceptable Vacant Space Lease (ii) the tenant under the Acceptable Vacant Space Lease must be in occupancy of its respective space, be open for business and be paying full rent for not less than sixty (60) days.

14.	The reserve will be released provided no event of default, commencing 3 months from loan closing and continuing quarterly thereafter until 24 months from the loan closing. Partial disbursements of Debt Service Holdback Funds shall be made to borrower in amounts such that the principal balance of the note, less the balance of the Debt Service Holdback Funds (after such disbursement), support at a Debt Service Coverage Ratio of 1.20x.

15.	There are no release provisions associated with this Letter of Credit.

Yield Maintenance Formulas

A.	“Yield Maintenance Premium” means an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Lockout Release Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Calculated Payments” means the monthly payments of interest only under the Loan which would be due from the Prepayment Date through the Lockout Release Date based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (a) the Applicable Interest Rate solely with respect to the Note and (b) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” means the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the Lockout Release Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (A) three percent (3.00%) of the portion of the Principal Amount being prepaid and (B) the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest allocable to the portion of the Principal Amount being prepaid from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. As used in this definition the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. As used in this definition, the term “Treasury Rate” shall mean, as of any Payment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of non-callable United States Treasury obligations with a term equal to the remaining term of the Loan (and converted to a monthly equivalent yield), as determined by Lender on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities or, if such publication is unavailable, such other recognized sourse of financial market information as shall be selected by Lender for the week prior to such Payment Date.

C.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

D.	As used herein, the term “Prepayment Premium” shall mean a sum equal to the greater of either: (i) one percent (1.0%) of the outstanding principal balance of this Note at the time of prepayment; or (ii) an amount equal to the sum of (a) the present value of the scheduled monthly payments due under this Note from the date of prepayment to the maturity date, and (b) the present value of the amount of principal and interest due under this Note on the maturity date (assuming all scheduled monthly payments due prior to the maturity date were made when due), minus (c) the outstanding principal balance of this Note as of the date of prepayment. The present values described in (a) and (b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield-to-maturity of the U.S. Treasury Note or Bond closest in maturity to the maturity date of this Note as reported in Bloomberg or, if Bloomberg is no longer published, as reported in such other comparable daily financial publication of national circulation which shall be designated by lender on the fifth (5th) business day preceding the date of prepayment. Borrower shall be obligated to prepay this Note on the date set forth in the notice to lender required hereinabove, after such notice has been delivered to lender. Notwithstanding the foregoing or any other provision to the contrary, if lender elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the reduction of the outstanding principal balance of this Note in the manner provided in the mortgage, no Prepayment Premium shall be due or payable as a result of such application, and the monthly installments due and payable hereunder shall be reduced accordingly.

E.

The Prepayment Consideration shall equal an amount equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The “Treasury Rate” is the yield calculated by the linear interpolation of the yields, as reported in

Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

F.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the “Prepayment Date” of the Calculated Payments from the Prepayment Date through the Stated Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

G.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Payment Date that is three (3) months prior to the Maturity Date (the “Yield Maintenance Expiration Date”) determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due through the Yield Maintenance Expiration Date based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Yield Maintenance Expiration Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

H.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the difference between (x) the present value as of the Prepayment Date of all scheduled principal and interest payments (including the principal payment due on the Permitted Prepayment Date from the Prepayment Date) through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate and (y) the principal balance of the loan as of the Prepayment Date. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

I.

“Lockout Date”(1) shall mean the date which is the earlier (i) of the date which is two (2) years after the date of Securitization Transaction or (ii) the date which is four (4) years after the date of the first Monthly Payment.

“Make Whole Premium” shall mean the greater of one percent (1%) of the outstanding principal amount of the Loan or premium calculated as provided in subparagraphs (1) – (3) below:

1.

Determine the “Reinvestment Yield.” The Reinvestment Yield will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the Maturity Date as reasonably selected by Lender within one week prior to the date of prepayment(2) and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the U.S. Treasury Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond, Note or Bill which Lender reasonably deems to be similar to the U.S. Treasury Issue’s characteristics (i.e. rate, remaining time to maturity, yield).

2.	Calculate the “Present Value of the Loan.” The Present Value of the Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date. In the event of a partial prepayment as a result of the terms of this Agreement, the Present Value of the Mortgage shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to the prepayment.

3.	Subtract the outstanding principal amount of the Note from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

“Open Period” shall mean the period beginning on the Payment Date in the month which is one month prior to the Maturity Date and ending on the Maturity Date.

Prepayment After Open Period. Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period unless otherwise specifically set forth herein. From and after the fist date of the Open Period, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the first day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

Prepayment Prior To Open Period. In addition to the Loan prepayment rights set forth in Section 2.3.1 prior to the Open Period, Borrower may prepay the principal balance of the Note in full (or in part in connection with the release of a Release Parcel if permitted by the terms of this Agreement), in accordance with the requirements of clauses (a) – (c) of Section 2.3.1 hereof; provided however, that such prepayment will require payment of the Make Whole Premium.

Notes:

(1)	With respect to Mortgage Loan No. 56, 675 Almanor Avenue; and Mortgage Loan No. [ ] Paloma Village Center: delete: “Lockout Date” shall mean the date which is the earlier (i) of the date which is two (2) years after the date of Securitization Transaction or (ii) the date which is four (4) years after the date of the first Monthly Payment.
(2)	With respect to Mortgage Loan No. 56, 675 Almanor Avenue: insert “plus 100 basis points”

J.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

K.	As used herein, the term “Prepayment Premium” shall mean a sum equal to the greater of either: (i) one percent (1.0%) of the outstanding principal balance of the Note at the time of prepayment; or (ii) an amount equal to the sum of (a) the present value of the scheduled monthly payments due under this Note from the date of prepayment to the maturity date, and (b) the present value of the amount of principal and interest due under this Note on the maturity date (assuming all scheduled monthly payments due prior to the maturity date were made when due), minus (c) the outstanding principal balance of the Note as of the date of prepayment. The present values described in (a) and (b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield-to-maturity of the U.S. Treasury Note or Bond closest in maturity to the maturity Date of this Note as reported in the Wall Street Journal (or, if the Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by the holder of the loan) on the fifth (5th) business day preceding the date of prepayment. Borrower shall be obligated to prepay this Note on the date set forth in the notice to lender required hereinabove, after such notice has been delivered to lender unless Borrower elects not to prepay because a pending sale or refinancing fails to occur and promptly notifies lender thereof. Notwithstanding the foregoing or any other provision herein to the contrary, if lender elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the reduction of the outstanding principal balance of this Note in the manner provided in the mortgage, no Prepayment Premium shall be due or payable as a result of such application, and the monthly installments due and payable hereunder shall be reduced accordingly.

L.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

M.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined) (collectively, the “Prepayment Consideration”). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Notwithstanding anything contained in this Note to the contrary, if The Ohio State University exercises the OSU Option to Purchase (as defined in Section 5.8 of the Security Instrument) Borrower may at any time upon not less than thirty (30) dates prior written notice to Lender specifying the scheduled Payment Date on which prepayment is to be made, prepay the Debt in whole, but not in part, on any Payment Date, provided that Borrower also pays to Lender on such Prepayment Date the Prepayment Consideration.

N.	The yield maintenance amount shall be equal to the greater of (i) one percent (1%) of the outstanding principal balance of this note, or (ii) the excess, if any, of (A) the present value (“PV”) of all scheduled interest and principal payments due on each payment date, for the period from the date of such accepted prepayment or acceleration date, as the case may be, to the maturity date, including the principal amounts scheduled to be due on the Maturity Date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of this Note outstanding immediately before such accepted prepayment or acceleration date, as the case may be [i.e., (PV of all future payments )—(principal balance at the time of acceleration)]. The foregoing amount shall be calculated by the payee and shall be conclusive and binding on the maker (absent manifest error).

“Index” means the average yield for “treasury constant maturities” published by the Federal Reserve Board in Federal Reserve Statistical Release H.l5 (519) (“FRB Release”), on the tenth (10th) business day preceding the noticed prepayment date under the related promissory note or acceleration date, as the case may be, for instruments having a maturity coterminous with the remaining term of the promissory note. If the FRB Release is no longer published, the payee shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the promissory note, then the linear interpolation of the yield to maturity of the Indices with maturities next longer and shorter than such remaining term to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of l/100 of l% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest l/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

The yield maintenance amount shall be equal to the greater of (i) one percent (1%) of the Partial Prepayment Amount, or (ii) the excess, if any, of (A) the present value (“PV”) of all scheduled interest and principal payments due on each payment date, assuming that the amount of the Note was the Partial Prepayment Amount, for the period from the date of such accepted prepayment or acceleration date, as the case may be, to the maturity date, including the principal amounts scheduled to be due on the Maturity Date (again assuming that the Note amount is the Partial Prepayment Amount), discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) The Partial Prepayment amount [i.e., (PV of all future payments associated with the Partial Prepayment Amount)—(Partial Prepayment Amount at the time of acceleration)]. The foregoing amount shall be calculated by the payee and shall be conclusive and binding on the maker (absent manifest error).

“Index” means the average yield for “treasury constant maturities” published by the Federal Reserve Board in Federal Reserve Statistical Release H.l5 (519) (“FRB Release”), on the tenth (10th) business day preceding noticed prepayment date, the noticed partial prepayment date or acceleration date, as the case may be, for instruments having a maturity coterminous with the remaining term of the promissory note. If the FRB Release is no longer published, the payee shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the promissory note, then the linear interpolation of the yield to maturity of the Indices with maturities next longer and shorter than such remaining term to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of l/100 of l% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest l/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

O.	The term “Yield Maintenance Premium” as used herein shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

P.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

Q.

The Loan is closed to prepayment in whole or in part during the Prepayment Lockout Period. Thereafter, upon not less than thirty (30) days’ prior written notice to Lender, Borrower may prepay the Loan, in whole but not in part, on any schedule monthly payment date and upon payment of (i) all amounts outstanding under the Loan Documents and (ii) a prepayment premium equal to the Yield Maintenance Amount (except that no such prepayment premium shall be due if the Loan is repaid on or after the one hundred eighteenth (118th) monthly installment of principal and interest due hereunder). If the Loan is accelerated for any reason other than casualty or condemnation, and the Loan is otherwise closed to prepayment, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to the sum of (i) the Yield Maintenance Amount and (ii) five percent (5%) of the outstanding balance of the Loan. If for any reason the Loan is prepaid on a day other than a scheduled monthly payment date, the Borrower shall pay, in addition to the principal, interest and premium, if any, required under this Section, an amount equal to the interest that would have accrued on the Loan from the date of prepayment to the next scheduled monthly payment date. In the event of a prepayment resulting from Lender’s application of insurance or condemnation proceeds pursuant to Article 3 hereof, no prepayment penalty or premium shall be imposed.

As used herein, “Yield Maintenance Amount” means the sum of the present value on the date of prepayment of each Monthly Interest Shortfall (as hereinafter defined) for the remaining term of the Loan discounted at the Discount Rate (as hereinafter defined). The Monthly Interest Shortfall is calculated for each monthly payment date and is the product of (A) the remaining principal balance of the Loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage (as hereinafter defined) and divided by 12, and (B) the positive result, if any, from (1) the yield derived from compounding semi-annually the Loan’s Contract Rate minus (2) the Replacement Treasury Rate (as hereinafter defined). The Prepayment Percentage is a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the Loan immediately prior to the prepayment, but subtracting for scheduled amortization. The Discount Rate is the monthly compounded Replacement Treasury Rate. The replacement Treasury rate is the yield calculated by the linear interpolation (rounded to one-thousandth of one percent (i.e., .001%)) of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life of the Loan as of the prepayment date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Replacement Treasury Rate. The Weighted Average Life of the Loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results, and (iii) dividing the sum by the balance remaining on the Loan on the prepayment date multiplied by 12.

R.	(i) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the Open Period. From and after such date, provided there is no Event of Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

(ii) “Securitization Transaction”(1) shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a Securitization Transaction.

(iii)(2) In addition to the Loan Prepayment rights set forth hereinabove, (3)after the Lockout Date (which is (4) the earlier of the date which is two (2) years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but prior to the Open Period, Borrower may prepay the principal balance of this Note, in whole but not in part, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make Whole Premium.

Borrower agrees that to the extent of any prepayment permitted herein, or if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of Default, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty the “Make Whole Premium”.

(5)The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

(1) Determine the “Reinvestment Yield.” The Reinvestment Yield will be equal to the yield on a U.S. Treasury Issue(6) with similar remaining time to the Maturity Date(7) as reasonably selected by Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield, or in the event there is no market activity involving the U.S. Treasury Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill which the Lender reasonably deems to be similar to the U.S. Treasury Issue’s characteristics (i.e., rate, remaining time to maturity(8), yield).

(2) Calculate the “Present Value of the Loan.” The Present Value of the Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the (7)Maturity Date) discounted at the Reinvestment Yield(9) for the number of months remaining from the date of prepayment to the (7)Maturity Date.

(3) Subtract the outstanding principal amount of the Note from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.(10)

Notwithstanding anything in this section to the contrary, during the “Open Period” which is the period beginning on the payment date in the month which is (11)(12)one month prior to the (7)Maturity Date, no Make Whole Premium shall be payable.

In the event any proceeds from a Casualty or Taking are applied to reduce the principal balance hereof, such reduction shall be made without a Make Whole Premium, provided no Event of Default then exists under the Loan Documents.

Notes:

(1)	With respect to Mortgage Loan No.149, 9701 Bell Ranch Drive; and Mortgage Loan No. [ ], 3075 Raymond Street: delete: “(ii) “Securitization Transaction” shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a Securitization Transaction.”
(2)

With respect to Mortgage Loan No. 157, Hertz Equipment Rental Facility: insert: “(iii) Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of this Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of this Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of this Note;

(3)	With respect to Mortgage Loan No. 149, 9701 Bell Ranch Drive: delete “after the Lockout Date (which is the earlier of the date which is two (2) years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but”
(4)	With respect to Mortgage Loan No. 105, 3075 Raymond Street: delete: “the earlier of the date which is two (2) years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years”; insert: “one (1) year”
(5)	With respect to Mortgage Loan No. 149, 9701 Bell Ranch Drive: insert: “Prior to October 1, 2012,”
(6)	With respect to Mortgage Loan No. 148, San Diego Spectrum: insert: “plus 50 basis points”
(7)	With respect to Mortgage Loan No. 157, Hertz Equipment Rental Facility: delete: “Maturity Date” insert: “Anticipated Repayment Date”
(8)	With respect to Mortgage Loan No. 157, Hertz Equipment Rental Facility: insert:” of the U.S. Treasury Issue as to the time remaining to the Anticipated Repayment Date”
(9)	With respect to Mortgage Loan No. 105, 3075 Raymond Street: insert: “plus 50 basis points”
(10)	With respect to Mortgage Loan No. 149, 9701 Bell Ranch Drive: insert “Beginning October 1, 2012 through September 30, 2013, the Make Whole Premium shall be three percent (3%) of the outstanding principal amount of the loan.

Beginning October 1, 2013 through September 30, 2014, the Make Whole Premium shall be two percent (2%) of the outstanding principal amount of the loan.

Beginning October 1, 2014 the Make Whole Premium shall be one percent (1%) of the outstanding principal amount of the loan.

(11)	With respect to Mortgage Loan No. 181, 510 Paladin Drive: delete “one month”; insert: “two months”
(12)	With respect to Mortgage Loan No. 224, Center Street Village: delete “one month”; insert “six months”

S.	The Loan is closed to prepayment in whole or in part during the Prepayment Lockout Period. Thereafter, upon not less than thirty (30) days’ prior written notice to Lender, Borrower may prepay the Loan, in whole but not in part, on any scheduled monthly payment date and upon payment of (i) all amounts outstanding under the Loan Documents and (ii) a prepayment premium equal to the greater of (x) one percent (1%) of the outstanding balance of the Loan or (y) the Yield Maintenance amount (except that no such prepayment premium shall be due if the Loan is repaid on or after July 3, 2017). If the Loan is accelerated for any reason other than casualty or condemnation, and the Loan is otherwise closed to prepayment, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to the sum of (i) the Yield Maintenance Amount and (ii) five percent (5%) of the outstanding balance of the Loan. If for any reason the Loan is prepaid on a day other than a scheduled monthly payment date, the Borrower shall pay, in addition to the principal, interest and premium, if any, required under this Section, an amount equal to the interest that would have accrued on the Loan from the date of prepayment to the next scheduled monthly payment date. In the event of a prepayment resulting from Lender’s application of insurance or condemnation proceeds pursuant to Article 3 hereof, no prepayment penalty or premium shall be imposed.

As used herein, “Yield Maintenance Amount” means the sum of the present value on the date of prepayment of each Monthly Interest Shortfall (as hereinafter defined) for the remaining term of the Loan. The Monthly Interest Shortfall is calculated for each monthly payment date and is the product of (A) the remaining principal balance of the Loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage and divided by 12, and (B) the positive result, if any, from (1) the yield derived from compounding semi-annually the Loan’s Contract Rate minus (2) the Replacement Treasury Rate (as hereinafter defined). The Discount Rate is the monthly compounded Replacement Treasury Rate. The Prepayment Percentage is a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the loan immediately prior to the prepayment, but subtracting for scheduled amortization. The replacement Treasury rate is the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., .001%)) of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life of the Loan as of the prepayment date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Replacement Treasury Rate. The Weighted Average Life of the Loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results, and (iii) dividing the sum by the balance remaining on the Loan on the prepayment date multiplied by 12.

T.

The Loan is closed to prepayment in whole or in part during the Prepayment Lockout Period. Thereafter, upon not less than thirty (30) days’ prior written notice to Lender, Borrower may prepay the Loan, in whole but not in part, on any Payment Date and upon payment of (i) all amounts outstanding under the Loan Documents and (ii) a prepayment premium equal to the greater of (x) one percent (1%) of the outstanding balance of the Loan or (y) the Yield Maintenance Amount (except that no such prepayment premium shall be due if the Loan is repaid on or after the one hundred seventeenth (117th) Payment Date), provided Borrower pays with such prepayment all accrued interest and all other outstanding amounts then due and unpaid under the Loan Documents. If the Loan is accelerated for any reason other than casualty or condemnation, and the Loan is otherwise closed to prepayment, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to the sum of (i) the Yield Maintenance Amount and (ii) five percent (5%) of the outstanding balance of the Loan. If for any reason the Loan is prepaid on a day other than a Payment Date, the Borrower shall pay, in addition to the principal, interest and premium, if any, required under this Section, an amount equal to the interest that would have accrued on the Loan from the date of prepayment to the Payment Date, unless the prepayment is a result of Lender’s application of insurance or condemnation proceeds pursuant to Article 3 hereof. In the event of a prepayment resulting from Lender’s application of insurance or condemnation proceeds pursuant to Article 3 hereof, no prepayment penalty or premium shall be imposed.

As used herein, “Yield Maintenance Amount” means the sum of the present value on the date of prepayment of each Monthly Interest Shortfall (as hereinafter defined) for the remaining term of the Loan discounted at the Discount Rate (as hereinafter defined). The Monthly Interest Shortfall is calculated for each monthly payment date and is the product of (A) the remaining principal balance of the Loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage (as hereinafter defined) and divided by 12, and (B) the positive result, if any, from (1) the yield derived from compounding semi-annually the Loan’s Contract Rate minus (2) the Replacement Treasury Rate (as hereinafter defined). The Prepayment Percentage is a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the Loan immediately prior to the prepayment, but subtracting for scheduled amortization. The Discount Rate is the monthly compounded Replacement Treasury Rate. The Replacement Treasury Rate is the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., .001%)) of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life of the Loan as of the prepayment date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Replacement Treasury Rate. The Weighted Average Life of the Loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results, and (iii) dividing the sum by the balance remaining on the Loan on the prepayment date multiplied by 12.

U.	“Yield Maintenance Premium” as used herein shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most recently approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

V.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of the Note being prepaid or (y) the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

W.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (A) one percent (1%) of the entire Debt on the Prepayment Date or (B) the present value as of the Prepayment Date of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

X.	From and after the Lockout Period expiration Date, and provided no event of default exists, the principal balance of this note may be prepaid, in whole but not in part, on a monthly payment date only upon the satisfaction of the following conditions precedent; (i) not less than 30 days prior written notice (the “Prepayment Notice”) to Lender specifying the scheduled payment date on which prepayment is to be made (at the “prepayment date”); (ii) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the Prepayment Date (iii) payment of all other sums then due under this note, the Security Instrument and the other Loan Documents and (iv) if the Prepayment date occurs prior to the Open Prepayment Date, payment of a prepayment consideration (the “Prepayment Consideration:”) in an amount equal to the greater of (A) two (2%) percent of the principal amount of the Loan being prepaid; and (B) the present value of a series of payments each equal to the payment differential and payable on each monthly payment date over the remaining original term of this note and on the maturity date discounted at the Reinvestment yield for the number of months remaining from the prepayment date to each such monthly payment date and the maturity date. In no event, however, shall Lender be required to reinvest any prepayment proceeds in US Treasury obligations or otherwise. Lender shall notify Borrower of the amount, and the basis of determination, of the required Prepayment Consideration. If a prepayment notice is given by Borrower to Lender pursuant to this Article 5, the principal balance of this note and the other sums required under this article shall be due and payable on the Prepayment date. Any such Prepayment notice shall be revocable by Borrower (but not more than two (2) times in any twelve (12) month period) provided, however, if Borrower elects to so revoke a Prepayment Notice, Borrower shall reimburse Lender for all reasonable out-of-pocket expenses incurred by Lender in connection with such revocation.

Payment differential shall mean, with respect to any Repayment Date (i) the applicable interest rate minus the Reinvestment yield, divided by (ii) 12 and multiplied by (iii) the principal sum being repaid on such Repayment Date after application of the constant Monthly Payment (if any) due on the date of Default Repayment, provided that the Payment Differential shall in no event be less than zero.

1.23 “Reinvestment Yield” shall mean the lesser of (a)(i) the yield on the U.S. Treasury issue (primary issue) with the same maturity date as the Maturity Date or (ii) if no such US. Treasury issue is available, then the interpolated yield on the two US. Treasury issues (primary issues) with maturity dates (one prior to and one following) that are closest to the Maturity Date and (b)(i) the yield on the US. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt or (ii) if no such US. Treasury issue is available, then the interpolated yield on the two US. Treasury issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the Repayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

Y.	The term “Yield Maintenance Premium” as used herein shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments (hereinafter defined) from the Prepayment Date (hereinafter defined) through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

Z.	The yield maintenance amount shall be equal to the greater of (i) one percent (1%) of the outstanding principal balance of the related promissory note, or (ii) the excess, if any, of (A) the present value (“PV”) of all scheduled interest and principal payments due on each payment date for the period from the date of such accepted prepayment or acceleration date, as the case may be, to the maturity date, including the principal amount of the related promissory note scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the related promissory note outstanding immediately before such accepted prepayment or acceleration date, as the case may be [i.e., (PV of all future payments)—(principal balance at time of acceleration)]. The foregoing amount shall be calculated by the payee and shall be conclusive and binding on the maker (absent manifest error).

“Index” means the average yield for “treasury constant maturities” published by the Federal Reserve Board in Federal Reserve Statistical Release H.l5 (519) (“FRB Release”), on the tenth (10th) business day preceding the noticed prepayment date under the related promissory note or acceleration date, as the case may be, for instruments having a maturity coterminous with the remaining term of the promissory note. If the FRB Release is no longer published, the payee shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the promissory note, then the linear interpolation of the yield to maturity of the Indices with maturities next longer and shorter than such remaining term to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of l/100 of l% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest l/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

AA.

The Loan is closed to prepayment in whole or in part during the Prepayment Lockout Period. Thereafter, upon not less than thirty (30) days’ prior written notice to Lender, Borrower may prepay the Loan, in whole but not in part, on any scheduled monthly payment date and upon payment of (i) all amounts outstanding under the Loan Documents and (ii) a prepayment premium equal to the greater of (x) one percent (1%) of the outstanding balance of the Loan or (y) the Yield Maintenance Amount (except that no such prepayment premium shall be due if the Loan is repaid on or after the one hundred fourteenth (114th) monthly installment of interest only and principal and interest due hereunder). Notwithstanding the foregoing, the Loan may be prepaid in part on connection with the application of the Earn-out Principal Paydown Amount pursuant to Section 2.5 hereof upon the payment of the Earn-out Principal Paydown Amount in accordance with Section 2.5 hereof and a prepayment premium equal to the greater of (A) one percent (1%) of the outstanding balance of the Loan or (B) the Yield Maintenance Amount. If the Loan is accelerated for any reason other than casualty or condemnation, and the Loan is otherwise closed to prepayment, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to the sum of (i) the Yield Maintenance Amount and (ii) five percent (5%) of the outstanding balance of the Loan. If for any reason the Loan is prepaid on a day other than a scheduled monthly payment date, the Borrower shall pay, in addition to the principal, interest and premium, if any, required under this Section, an amount equal to the interest that would have accrued on the Loan from the date of prepayment to the next scheduled monthly payment date. In the event of a prepayment resulting from Lender’s application of insurance or condemnation process pursuant to Article 3 hereof, no prepayment penalty or premium shall be imposed.

As used herein, “Yield Maintenance Amount” means the sum of the present value on the date of prepayment of each Monthly Interest Shortfall (as hereinafter defined) for the remaining term of the Loan discounted at the Discount Rate (as hereinafter defined). The Monthly Interest Shortfall is calculated for each monthly payment date and is the product of (A) the remaining principal balance of the Loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage (as hereinafter defined) and divided by 12, and (B) the positive result, if any, from (1) the yield derived from compounding semi-annually the Loan’s Contract Rate minus (2) the Replacement Treasury Rate (as hereinafter defined). The Prepayment Percentage is a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the Loan immediately prior to the prepayment, but subtracting for scheduled amortization. The Discount Rate is the monthly compounded Replacement Treasury Rate. The Replacement Treasury Rate is the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., .001%)) of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life of the loan as of the prepayment date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Replacement Treasury Rate. The Weighted Average Life of the loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results, and (iii) dividing the sum by the balance remaining on the Loan on the prepayment date multiplied by 12.

AB.

The Loan is closed to prepayment in whole or in part during the Prepayment Lockout Period. Thereafter, upon not less than thirty (30) days’ prior written notice to Lender, Borrower may prepay the Loan, in whole but not in part, on any scheduled monthly payment date and upon payment of (i) all amounts outstanding under the Loan Documents and (ii) a prepayment premium equal to the greater of (x) one percent (1%) of the outstanding balance of the Loan or (y) the Yield Maintenance Amount (except that no such prepayment premium shall be due if the Loan is repaid on or after the fifty-eighth (58th) monthly installment of interest only and principal and interest due hereunder). If the Loan is accelerated for any reason other than casualty or condemnation, and the Loan is otherwise closed to prepayment, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to the sum of (i) the Yield Maintenance Amount and (ii) five percent (5%) of the outstanding Loan. If for any reason the Loan is prepaid on a day other than a scheduled monthly payment date, the Borrower shall pay, in addition to the principal, interest and premium, if any, required under this Section, an amount equal to the interest that would have accrued on the Loan from the date of prepayment to the next scheduled monthly payment date. In the event of a prepayment resulting from Lender’s application of insurance or condemnation proceeds pursuant to Article 3 hereof, an application of the Earn-out Principal Paydown Amount pursuant to Section 2.5 hereof or an application of amounts drawn under the Windstorm Letter of Credit pursuant to Section 8.13, no prepayment penalty or premium shall be imposed.

As used herein, “Yield Maintenance Amount” means the sum of the present value on the date of prepayment of each Monthly Interest Shortfall (as hereinafter defined) for the remaining term of the Loan discounted at the Discount Rate (as hereinafter defined). The Monthly

Interest Shortfall is calculated for each monthly payment date and is the product of (A) the remaining principal balance of the Loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage (as hereinafter defined) and divided by 12, and (B) the positive result, if any, from (1) the yield derived from compounding semi-annually the Loan’s Contract Rate minus (2) the Replacement Treasury Rate (as hereinafter defined). The Prepayment Percentage is a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the Loan immediately prior to the prepayment, but subtracting for scheduled amortization. The Discount Rate is the monthly compounded Replacement Treasury Rate. The Replacement Treasury Rate is the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., .001%)) of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life of the loan as of the prepayment date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Replacement Treasury Rate. The Weighted Average Life of the Loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results, and (iii) dividing the sum by the balance remaining on the Loan on the prepayment date multiplied by 12.

AC.

The Loan is closed to prepayment in whole or in part during the Prepayment Lockout Period. Thereafter, upon not less than thirty (30) days’ prior written notice to Lender, Borrower may prepay the Loan, in whole but not in part, on any scheduled monthly payment date and upon payment of (i) all amounts outstanding under the Loan Documents and (ii) a prepayment premium equal to the greater of (x) one percent (1%) of the outstanding balance of the Loan or (y) the Yield Maintenance Amount (except that no such prepayment premium shall be due if the Loan is repaid on or after the one hundred eighteenth (118th) monthly installment of principal and interest due hereunder). If the Loan is accelerated for any reason other than casualty or condemnation, and the Loan is currently in the Prepayment Lockout Period, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to the sum of (i) the Yield Maintenance Amount and (ii) five percent (5%) of the outstanding balance of the Loan. If for any reason the Loan is prepaid on a day other than a scheduled monthly payment date, the Borrower shall pay, in addition to the principal, interest and premium, if any, required under this Section, an amount equal to the interest that would have accrued on the Loan from the date of prepayment to the next scheduled monthly payment date. In the event of a prepayment resulting from Lender’s application of insurance or condemnation proceeds pursuant to Article 3 thereof, no prepayment penalty or premium shall be imposed.

As used herein, “Yield Maintenance Amount” means the sum of the present value on the date of prepayment of each Monthly Interest Shortfall (as hereinafter defined) for the remaining term of the Loan discounted at the Discount Rate (as hereinafter defined). The Monthly Interest Shortfall is calculated for each monthly payment date and is the product of (A) the remaining principal balance of the Loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage (as hereinafter defined) and divided by 12, and (B) the positive result, if any, from (1) the yield derived from compounding semi-annually the Loan’s Contract Rate minus (2) the Replacement Treasury Rate. The Prepayment Percentage is a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the Loan immediately prior to the prepayment, but subtracting for scheduled principal amortization. The Discount Rate is the monthly compounded Replacement Treasury Rate. The Replacement Treasury Rate is the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., .001%)) of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life of the Loan as of the prepayment date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Replacement Treasury Rate. The Weighted Average Life of the Loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results, and (iii) dividing the sum by the balance remaining on the Loan on the prepayment date multiplied by 12.

AD.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) present value as of the Prepayment Date (as hereinafter defined) of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

         Mortgage
Mortgage   Loan
Loan No.  Seller  Property Name                                 Street Address                                 County
-------- -------- --------------------------------------------- ---------------------------------------------- ------------
    6      MSMCH  Wyvernwood Garden Apartments                  2901 East Olympic Boulevard                    Los Angeles
   17       GECC  The Links at Cadron Valley                    3400 Irby Drive                                Faulkner
   20      MSMCH  Art Institute Student Housing                 620 Second Avenue                              Allegheny
   23       NLIC  312 College Avenue Apartments                 312 College Avenue                             Tompkins
   24      MSMCH  Archview Apartments                           4150 Arch Drive                                Los Angeles
   26      MSMCH  Varsity Apartments                            1315-1325,1314,1316,1335-1345,1355,1365-       Monroe
                                                                1395,1555 N. Lincoln; 301,305,216,218,218
                                                                1/2, 219,220 E.19th Street; 1332-1334,1336 N.
                                                                Washington; 1214 North Dunn Street; 2015
                                                                North Dunn Street; 1915-1931 North Dunn
                                                                Street; 300 Matlock Court Drive; 203-492
                                                                Varsity Lane
   36      MSMCH  West Lafayette Multifamily Portfolio          2501, 2601 Soldiers Home Road; 2410 Happy      Tippecanoe
                                                                Hollow Road
   42       GECC  Whispering Palms                              10305 US Highway 1                             Indian River
                  Cowan Colorado Portfolio Roll-Up
   43       GECC  Hickory Village (V)                           400 Hickory Street                             Larimer
   43       GECC  Eastwood Village (V)                          200 37th Street                                Weld
   43       GECC  Parco (V)                                     400 W. South Boulder Road                      Boulder
   43       GECC  Green Acres (V)                               2935 11th Avenue                               Weld
   45       GECC  Oak Park Terrace                              3901 Packers Avenue                            Dane
   46       GECC  Las Palmas de la Quinta MHC                   80000 Avenue 46                                Riverside
   47       GECC  Collegiate Commons                            1407 Cunningham Street                         Guilford
                  Indiana and Purdue Multicampus Student
                  Housing Portfolio Roll-Up
   48      MSMCH  Indiana and Purdue Multicampus Student        344 Northwestern Avenue; 339 Vine Street;      Tippecanoe
                  Housing Portfolio (Purdue) (VII)              20 Littleton / 120, 208, 218 Wiggins / 340-344
                                                                Vine / 207 & 215 West Fowler; 435, 455
                                                                North Grant Street
   48      MSMCH  Indiana and Purdue Multicampus Student        405 Cottage Grove; 422 East 11th St.           Monroe
                  Housing Portfolio (Indiana) (VII)
   57      MSMCH  Regency Apartments                            2505 Devils Glen Road                          Scott
   70      MSMCH  Suburban Court                                107 & 113 Cricket Avenue                       Montgomery
   85       GECC  Lago Vista MHC                                420 East 57th Street                           Larimer
   93        RBC  Cedar Creek Apartments                        4233 Cedar Creek Circle                        Montgomery
                  Dahlonega Portfolio Roll-Up
   94      MSMCH  Dahlonega Portfolio - Mountain View           12 - 92 Mountain View Trail East               Lumpkin
                  Townhomes (XI)
   94      MSMCH  Dahlonega Portfolio - Riverside Duplexes (XI) 53 Riverside Circle                            Lumpkin
   94      MSMCH  Dahlonega Portfolio - Mountain Estates (XI)   230 - 385 Mountain View Tr., 12 -83 Vista      Lumpkin
                                                                Court
   94      MSMCH  Dahlonega Portfolio - Copper Creek Duplexes   2, 16, 22, 38 & 42 Copper Creek Drive          Lumpkin
                  (XI)
   94      MSMCH  Dahlonega Portfolio - Creekside Duplexes      121 Lumpkin County Parkway                     Lumpkin
                  (XI)
   98    NatCity  Richmond Hills                                25450 - 25454 Euclid Ave.                      Cuyahoga
  108      MSMCH  Dakota Ridge II                               1510 Dakota Ridge Drive                        Marion
  118       GECC  Copper Creek                                  5195 Copper Creek Loop NE                      Marion
  133    NatCity  Thieneman MHP                                 2801 Autumn Lake Dr.                           Jefferson
  140      MSMCH  Kings Manor MHP                               1500 West Highland Street                      Polk
  142       GECC  Victory Village MHC                           260 Victory Highway                            Steuben
  155      MSMCH  Forest Hills Apartments                       1211 Grants Drive                              Monongalia
  159      MSMCH  Sterling Shores Estates                       5830 Robin Hill Road                           Lake
  162      MSMCH  ACRE Rutgers University Student Housing       12, 59, 60 Huntington Street; 28, 62, 66, 70   Middlesex
                  Portfolio                                     Sicard Street; 51 Ray Street
  168      MSMCH  Colony East Townhomes                         15 Boulder Drive                               Allegheny
  171       GECC  Sugar Mill MHC                                3130 Sugar Mill Lane                           Osceola
  175       GECC  Halcyon Village MHC                           38129 Weirich Drive                            Linn
  182       GECC  Hillside MHC                                  123 South McMullen Booth Road                  Pinellas
  196    NatCity  Riviera Apartments                            2323 - 2329 Shoreland Ave.                     Lucas
  197       GECC  Royal Coach Village MHP                       700 West Greens Road                           Harris
  204       GECC  Oak Estates MHC                               9874 Golf Club Road SE                         Marion
  224     PCF II  Center Street Village                         620, 626 & 632 East Center Street              Olmsted

Total and Weighted Averages:

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

                                                                                                                    Cut-Off
                     Zip                                                                           Cut-Off Date  Date Balance
City           State Code            Property Type                     Property Sub-Type             Balance    Per Unit or Pad
----           ----- ----- ----------------------------------  ----------------------------------  ------------ ---------------
Los Angeles     CA   90023 Multifamily                         Garden                              $ 86,000,000    $ 72,452
Conway          AR   72034 Multifamily                         Garden                              $ 29,925,000    $ 54,212
Pittsburgh      PA   15213 Multifamily                         Student Housing                     $ 25,885,000    $184,893
Ithaca          NY   14850 Multifamily                         Student Housing                     $ 23,250,000    $192,149
Studio City     CA   91604 Multifamily                         Garden                              $ 22,100,000    $175,397
Bloomington     IN   47401 Multifamily                         Student Housing                     $ 21,775,000    $ 80,948
West Lafayette  IN   47906 Multifamily                         Garden                              $ 14,800,000    $ 33,184
Sebastian       FL   32958 Manufactured Housing Community      Manufactured Housing Community      $ 12,700,000    $ 39,198
                                                                                                   $ 12,500,000    $ 23,105
Fort Collins    CO   80524 Manufactured Housing Community      Manufactured Housing Community      $  4,037,225    $ 23,105
Evans           CO   80620 Manufactured Housing Community      Manufactured Housing Community      $  3,414,569    $ 23,105
Louisville      CO   80027 Manufactured Housing Community      Manufactured Housing Community      $  2,791,912    $ 23,105
Evans           CO   80620 Manufactured Housing Community      Manufactured Housing Community      $  2,256,294    $ 23,105
Madison         WI   53704 Manufactured Housing Community      Manufactured Housing Community      $ 12,050,000    $ 34,429
Indio           CA   92201 Manufactured Housing Community      Manufactured Housing Community      $ 12,000,000    $ 39,604
Greensboro      NC   27401 Multifamily                         Student Housing                     $ 11,800,000    $109,259
                                                                                                   $ 11,525,000    $ 84,743
West Lafayette  IN   47906 Multifamily                         Student Housing                     $  9,229,500    $ 84,743
Bloomington     IN   47408 Multifamily                         Student Housing                     $  2,295,500    $ 84,743
Bettendorf      IA   52722 Multifamily                         Garden                              $  9,962,497    $ 54,144
Ardmore         PA   19003 Multifamily                         Garden                              $  8,480,000    $ 84,800
Loveland        CO   80538 Manufactured Housing Community      Manufactured Housing Community      $  7,200,000    $ 24,000
Montgomery      AL   36106 Multifamily                         Garden                              $  6,450,000    $ 50,787
                                                                                                   $  6,239,395    $ 64,324
Dahlonega       GA   30533 Multifamily                         Garden                              $  1,947,327    $ 64,324
Dahlonega       GA   30533 Multifamily                         Garden                              $  1,828,103    $ 64,324
Dahlonega       GA   30533 Multifamily                         Garden                              $  1,490,302    $ 64,324
Dahlonega       GA   30533 Multifamily                         Garden                              $    663,681    $ 64,324
Dahlonega       GA   30533 Multifamily                         Garden                              $    309,983    $ 64,324
Euclid          OH   44117 Multifamily                         Mid Rise                            $  6,050,000    $ 30,402
Indianapolis    IN   46217 Multifamily                         Garden                              $  5,350,000    $ 66,875
Salem           OR   97305 Manufactured Housing Community      Manufactured Housing Community      $  4,936,000    $ 26,538
Louisville      KY   40272 Manufactured Housing Community      Manufactured Housing Community      $  4,300,000    $  7,504
Lakeland        FL   33815 Manufactured Housing Community      Manufactured Housing Community      $  4,000,000    $ 16,667
Painted Post    NY   14870 Manufactured Housing Community      Manufactured Housing Community      $  3,950,000    $ 29,699
Morgantown      WV   26505 Multifamily                         Garden                              $  3,490,884    $ 51,337
Lakeport        CA   95453 Manufactured Housing Community      Manufactured Housing Community      $  3,400,000    $ 50,000
New Brunswick   NJ   08901 Multifamily                         Student Housing                     $  3,337,767    $278,147
Pittsburgh      PA   15239 Multifamily                         Garden                              $  3,200,000    $ 38,095
Saint Cloud     FL   34769 Manufactured Housing Community      Manufactured Housing Community      $  3,100,000    $ 20,946
Lebanon         OR   97355 Manufactured Housing Community      Manufactured Housing Community      $  3,000,000    $ 36,145
Clearwater      FL   33759 Manufactured Housing Community      Manufactured Housing Community      $  2,635,000    $ 38,750
Toledo          OH   43611 Multifamily                         Garden                              $  2,198,422    $ 23,639
Houston         TX   77067 Manufactured Housing Community      Manufactured Housing Community      $  2,196,557    $ 11,381
Stayton         OR   97383 Manufactured Housing Community      Manufactured Housing Community      $  2,000,000    $ 23,256
Rochester       MN   55904 Multifamily                         Garden                              $  1,372,766    $ 38,132
                                                                                                   $393,159,288

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

                    Original  Remaining Original  Remaining
Note       Mortgage Term to   Term to    Amort.    Amort.   NOI DSCR  NCF DSCR
Date        Rate    Maturity  Maturity    Term      Term      (x)       (x)
----       -------- --------  --------- --------  --------- --------  --------
06/08/2007  6.050%        60        55        IO        IO      1.28      1.23
08/27/2007  6.030%       120       118       360       360      1.29      1.24
07/20/2007  6.140%       120       117       360       360      1.29      1.26
10/19/2007  6.540%       120       120       420       420      1.12      1.11
06/29/2007  5.580%       120       116        IO        IO      1.15      1.13
08/10/2007  6.270%       120       118       360       360      1.25      1.21
03/15/2007  5.800%       120       113       360       360      1.27      1.15
07/18/2007  6.220%        84        81       360       360      1.11      1.09
06/29/2007  5.960%       120       116       360       360      1.49      1.46
06/29/2007  5.960%       120       116       360       360      1.49      1.46
06/29/2007  5.960%       120       116       360       360      1.49      1.46
06/29/2007  5.960%       120       116       360       360      1.49      1.46
06/29/2007  5.960%       120       116       360       360      1.49      1.46
07/18/2007  6.390%       120       117        IO        IO      1.10      1.08
08/01/2007  6.330%        84        82       420       420      1.25      1.24
05/29/2007  5.630%       120       115        IO        IO      1.40      1.35
07/16/2007  5.910%       120       117       360       360      1.25      1.20
07/16/2007  5.910%       120       117       360       360      1.25      1.20
07/16/2007  5.910%       120       117       360       360      1.25      1.20
06/29/2007  5.720%       120       116       360       356      1.27      1.20
06/12/2007  5.940%       120       116       360       360      1.20      1.16
06/29/2007  6.160%       120       116        IO        IO      1.77      1.75
07/03/2007  6.210%       120       116       360       360      1.20      1.15
08/01/2007  6.020%       120       117       360       357      1.22      1.17
08/01/2007  6.020%       120       117       360       357      1.22      1.17
08/01/2007  6.020%       120       117       360       357      1.22      1.17
08/01/2007  6.020%       120       117       360       357      1.22      1.17
08/01/2007  6.020%       120       117       360       357      1.22      1.17
08/01/2007  6.020%       120       117       360       357      1.22      1.17
07/31/2007  6.607%        60        57       360       360      1.38      1.27
08/31/2007  6.260%        94        92       360       360      1.20      1.15
06/29/2007  6.380%        60        56        IO        IO      1.23      1.21
10/19/2007  6.498%       120       120       276       276      1.33      1.25
04/02/2007  5.530%       120       114       360       360      1.18      1.13
10/01/2007  6.510%       120       120       360       360      1.03      1.01
07/25/2007  6.100%       120       117       360       357      1.33      1.26
06/15/2007  5.850%        60        56        IO        IO      1.20      1.19
08/03/2007  6.520%       120       117       300       297      1.30      1.26
05/30/2007  5.900%       120       115       360       360      1.54      1.45
10/17/2007  6.320%       120       120        IO        IO      1.77      1.74
10/31/2007  6.350%       120       120       360       360      1.17      1.15
08/02/2007  6.570%        60        58       360       360      1.04      1.02
09/20/2007  6.531%       120       119       360       359      1.31      1.17
08/06/2007  6.680%       120       118       360       358      1.81      1.77
06/29/2007  6.580%       120       116       360       360      1.16      1.14
08/31/2007  6.520%       120       118       360       358      1.24      1.15
            6.098%       102        98       366       366      1.27      1.22

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

                                                       Studios            1 Bedroom             2 Bedroom
                                                 ------------------- ------------------- -----------------------
Cut-Off                                            No. of   Avg Rent   No. of   Avg Rent   No. of       Avg
Date LTV Balloon LTV  Utilities Paid by Tenant   Units/Pads per Mo.  Units/Pads per Mo.  Units/Pads Rent per Mo.
-------- ----------- --------------------------- ---------- -------- ---------- -------- ---------- ------------
 46.3%      46.3%    Electric, Gas                   22      $  671     449      $  764     640        $  898
 76.7%      68.2%    Electric, Gas, Sewer, Water      0         NAP     184      $  544     368        $  679
 76.1%      69.1%    None                             0         NAP      10      $  418      87        $  836
 77.2%      72.9%    Electric                        33      $1,250      42      $1,600      16        $1,925
 72.7%      72.7%    Electric                         4      $1,200      62      $1,489      60        $1,826
 72.8%      63.7%    Electric, Gas, Sewer, Water      0         NAP      20      $  410      67        $  770
 79.5%      74.2%    Electric                        18      $  399     131      $  476     244        $  567
 79.9%      76.1%    Electric, Gas, Sewer, Water      0         NAP       0         NAP       0           NAP
 67.0%      59.4%
 67.0%      59.4%    Electric, Gas                    0         NAP       0         NAP       0           NAP
 67.0%      59.4%    Electric, Gas                    0         NAP       0         NAP       0           NAP
 67.0%      59.4%    Electric, Gas, Sewer, Water      0         NAP       0         NAP       0           NAP
 67.0%      59.4%    Electric, Gas                    0         NAP       0         NAP       0           NAP
 75.8%      75.8%    Electric, Gas                    0         NAP       0         NAP       0           NAP
 57.1%      55.4%    Electric, Gas, Sewer, Water      0         NAP       0         NAP       0           NAP
 79.5%      79.5%    Electric, Sewer, Water           0         NAP       0         NAP       0           NAP
 79.2%      72.8%
 79.2%      72.8%    Electric, Gas, Water             5      $  580      34      $  616       6        $  910
 79.2%      72.8%    Electric, Gas                    0         NAP       0         NAP      36        $  705
 78.9%      66.8%    Electric, Gas                    0         NAP      80      $  682      96        $  862
 77.8%      72.8%    Electric, Gas, Sewer, Water     37      $  751      58      $  926       5        $1,035
 59.0%      59.0%    Electric, Gas, Sewer, Water      0         NAP       0         NAP       0           NAP
 79.8%      75.0%    Electric, Sewer, Water          21      $  485      66      $  579      40        $  680
 79.5%      67.8%
 79.5%      67.8%    Electric                         0         NAP       0         NAP      30        $  721
 79.5%      67.8%    Electric                         0         NAP       0         NAP      36        $  613
 79.5%      67.8%    Electric                         0         NAP       0         NAP       0           NAP
 79.5%      67.8%    Electric                         0         NAP       2      $  663       8        $  786
 79.5%      67.8%    Electric                         0         NAP       0         NAP       6        $  611
 77.6%      75.2%    Electric                        20      $  475     121      $  550      58        $  695
 79.3%      74.7%    Electric, Sewer, Water           0         NAP      32      $  881      48        $1,029
 64.9%      64.9%    Electric, Gas, Sewer, Water      0         NAP       0         NAP       0           NAP
 60.1%      45.0%    Electric, Gas                    0         NAP       8      $  300       0           NAP
 80.0%      74.5%    Electric                         0         NAP       0         NAP       0           NAP
 79.2%      72.3%    None                             0         NAP       0         NAP       0           NAP
 77.6%      66.3%    Electric                         0         NAP      66      $  573       2        $  900
 79.1%      79.1%    Electric                         0         NAP       0         NAP       0           NAP
 71.2%      56.5%    Electric, Gas, Sewer, Water      0         NAP       0         NAP       1        $2,500
 74.4%      67.2%    Electric, Sewer, Water           0         NAP       0         NAP      84        $  594
 46.3%      46.3%    Electric, Sewer, Water           0         NAP       0         NAP       0           NAP
 73.2%      66.7%    Electric                         0         NAP       0         NAP       0           NAP
 79.8%      77.3%    Electric, Gas                    0         NAP       0         NAP       0           NAP
 79.9%      69.0%    Electric                         0         NAP      34      $  436      59        $  534
 38.5%      33.4%    Electric, Gas, Sewer, Water      0         NAP       0         NAP       0           NAP
 76.9%      69.2%    Electric, Gas                    0         NAP       0         NAP       0           NAP
 70.8%      61.1%    Electric                         0         NAP       0         NAP      36        $  635
 68.2%      63.9%

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

                                                                                                              Total
3 Bedroom                         4 Bedroom           Greater than 4 Bedroom           Other Units            Units
---------                  -------------------------  -------------------------  -------------------------  ----------
No. of      Avg Rent per    No. of       Avg Rent      No. of       Avg Rent      No. of       Avg Rent      No. of     No. of
Units/Pads      Mo.        Units/Pads    per Mo.      Units/Pads    per Mo.      Units/Pads    per Mo.      Units/Pads Elevators
---------- --------------  ---------- --------------  ---------- --------------  ---------- --------------  ---------- ---------
      76           $1,115         0              NAP         0              NAP         0              NAP     1,187          0
       0              NAP         0              NAP         0              NAP         0              NAP       552          0
      43           $1,254         0              NAP         0              NAP         0              NAP       140          3
      30           $2,610         0              NAP         0              NAP         0              NAP       121          2
       0              NAP         0              NAP         0              NAP         0              NAP       126          0
     121           $1,085        38           $1,440         0              NAP        23           $1,820       269          0
      53             $774         0              NAP         0              NAP         0              NAP       446          0
       0              NAP         0              NAP         0              NAP         0              NAP       324          0
       0              NAP         0              NAP         0              NAP         0              NAP       204          0
       0              NAP         0              NAP         0              NAP         0              NAP       153          0
       0              NAP         0              NAP         0              NAP         0              NAP        97          0
       0              NAP         0              NAP         0              NAP         0              NAP        87          0
       0              NAP         0              NAP         0              NAP         0              NAP       350          0
       0              NAP         0              NAP         0              NAP         0              NAP       303          0
     108           $1,322         0              NAP         0              NAP         0              NAP       108          0
      13           $1,147        42           $1,377         0              NAP         0              NAP       100          0
       0              NAP         0              NAP         0              NAP         0              NAP        36          0
       8           $1,235         0              NAP         0              NAP         0              NAP       184          0
       0              NAP         0              NAP         0              NAP         0              NAP       100          0
       0              NAP         0              NAP         0              NAP         0              NAP       300          0
       0              NAP         0              NAP         0              NAP         0              NAP       127          0
       0              NAP         0              NAP         0              NAP         0              NAP        30          0
       0              NAP         0              NAP         0              NAP         0              NAP        36          0
      11             $960         4           $1,203         0              NAP         0              NAP        15          0
       0              NAP         0              NAP         0              NAP         0              NAP        10          0
       0              NAP         0              NAP         0              NAP         0              NAP         6          0
       0              NAP         0              NAP         0              NAP         0              NAP       199          5
       0              NAP         0              NAP         0              NAP         0              NAP        80          0
       0              NAP         0              NAP         0              NAP         0              NAP       186          0
       0              NAP         0              NAP         0              NAP         0              NAP       573          0
       0              NAP         0              NAP         0              NAP         0              NAP       240          0
       0              NAP         0              NAP         0              NAP         0              NAP       133          0
       0              NAP         0              NAP         0              NAP         0              NAP        68          0
       0              NAP         0              NAP         0              NAP         0              NAP        68          0
       2           $2,750         4           $3,250         5           $4,100         0              NAP        12          0
       0              NAP         0              NAP         0              NAP         0              NAP        84          0
       0              NAP         0              NAP         0              NAP         0              NAP       148          0
       0              NAP         0              NAP         0              NAP         0              NAP        83          0
       0              NAP         0              NAP         0              NAP         0              NAP        68          0
       0              NAP         0              NAP         0              NAP         0              NAP        93          1
       0              NAP         0              NAP         0              NAP         0              NAP       193          0
       0              NAP         0              NAP         0              NAP         0              NAP        86          0
       0              NAP         0              NAP         0              NAP         0              NAP        36          0

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

                                                       Multifamily with
                                                     Retail or Commercial
          Manufactured Housing Community                    Spaces
 -----------------------------------------------    --------------------------

                             Gross                               Gross Income
              Avg Rent of    Income    Gross Income             from Commercial
 No. of        Homesite     incl. RV     from RV      Gross       or Retail
 Homesites    per mo. ($)    Income     Sites only    Income      Spaces Only
 -----------  -----------  ----------  ------------ ----------  ---------------
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         324         $382  $1,656,206     $668,000         NAP           NAP
         204         $347    $804,731          NAP         NAP           NAP
         153         $301    $499,392          NAP         NAP           NAP
          97         $350    $406,296          NAP         NAP           NAP
          87         $305    $312,417          NAP         NAP           NAP
         350         $370  $1,162,278      $24,750         NAP           NAP
         303         $650  $1,655,782          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         300         $359  $1,069,200          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         186         $335    $556,805       $3,000         NAP           NAP
         565         $217  $1,185,989          NAP         NAP           NAP
         240         $258    $585,466          NAP         NAP           NAP
         133         $428    $558,919          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
          68         $443    $351,912          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         148         $320    $539,904          NAP         NAP           NAP
          83         $385    $377,429      $14,040         NAP           NAP
          68         $420    $342,067          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP
         193         $290    $577,610          NAP         NAP           NAP
          86         $330    $304,398          NAP         NAP           NAP
         NAP          NAP         NAP          NAP         NAP           NAP

APPENDIX IV

SIGNIFICANT LOAN SUMMARIES

Mortgage Loan No. 1 – West Town Mall

Mortgage Loan No. 1 – West Town Mall

KENTUCKY
VA
TENNESSEE
Knoxville
Johnson City
Asheville
NC
Chattanooga
Greenville
GEORGIA
West Town Mall
7600 Kingston Pike
Knoxville, TN 37919
Knoxville
Farragut
Louisville
Alcoa
Rockford
University of Tennessee
Kingston Pike
Western Ave
Oak Ridge Hwy
Clinton Hwy
Middlebrook Pike
John Sevier Hwy
Alcoa Hwy
Tennessee River
Fort Loudoun Lake
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TAMA

Mortgage Loan No. 1 – West Town Mall

Mortgage Loan No. 1 – West Town Mall

Loan Information
Mortgage Loan Seller:	GECC

Original Balance:	$210,000,000

Cut-off Date Balance:	$210,000,000

Shadow Rating (Fitch/S&P/DBRS):	NAP

Loan Purpose:	Refinance

First Payment Date:	December 1, 2007

Interest Rate:	6.3375%

Amortization:	Interest Only

ARD:	NAP

Hyperamortization:	NAP

Maturity Date:	December 1, 2017

Expected Maturity Balance:	$210,000,000

Sponsor(s):	Simon Property Group and Teachers Insurance and Annuity Association

Interest Calculation:	Actual/360

Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after June 1, 2017.

Loan per SF(1)(2):	$276.04

Up-front Reserves:	None

Ongoing Reserves:	None

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Property Sub-type:	Anchored

Location:	Knoxville, TN

Year Built/Renovated:	1972/1985 & 1998

Percent Leased(1)(2):	95.0%

Square Footage(1)(2):	760,760

The Collateral:	A super-regional shopping center

Ownership Interest:	Fee/Leasehold

Property Management:	Simon Management Associates, LLC

3rd Most Recent NOI (As of):	$17,294,799	(2005)

2nd Most Recent NOI (As of):	$17,921,401	(2006)

Most Recent NOI (As of):	$17,600,816	(TTM 08/31/2007)

U/W Net Op. Income:	$19,784,827

U/W Net Cash Flow:	$18,930,308

U/W Occupancy:	93.0%

Appraised Value:	$335,000,000

Cut-off Date LTV:	62.7%

Maturity Date LTV:	62.7%

DSCR:	1.40x

(1)	Sears operates under a long-term ground lease, with the West Town Mall Borrower as the lessor, that adds minimum economic value to the West Town Mall Property’s revenues. As a result, collateral square footage and all derivative calculations do not include square footage associated with the Sears parcel.

(2)	Collateral square footage and all derivative calculations are based on the underwritten rent roll dated October 16, 2007 with the inclusion of three tenants totaling 4,709 square feet with leases that begin in November and December 2007.

The West Town Mall Loan

The Loan.    The largest loan (the “West Town Mall Loan”) as evidenced by the Promissory Note (the “West Town Mall Note”) is secured by a first priority fee/leasehold Deed of Trust (the “West Town Mall Mortgage”) encumbering the 760,760 square foot regional mall known as West Town Mall, located in Knoxville, Tennessee (the “West Town Mall Property”). The West Town Mall was originated on November 1, 2007 by or on behalf of General Electric Capital Corporation.

The Borrower.    The borrower is West Town Mall, LLC, a Delaware limited liability company (the “West Town Mall Borrower”) that owns no material asset other than the West Town Mall Property and related interests. The West Town Mall Borrower is affiliated with Simon Property Group (rated A-/A2/A- by S&P/Moody’s/Fitch) and Teachers Insurance and Annuity Association (“TIAA”), the sponsors of the West Town Mall Loan. Headquartered in Indianapolis, Indiana, Simon Property Group (NYSE: SPG) is the largest publicly traded retail real estate investment trust in North America. Founded in 1960, Simon Property Group focuses on the ownership, development, management and marketing of retail real estate through five platforms that include regional malls, Premium Outlet Centers, The Mills, community/lifestyle centers and international properties, with a particular emphasis on regional malls. Simon currently owns or has an interest in 286 properties in the United States containing an aggregate of 201 million square feet of gross leasable area in 38 states plus Puerto Rico. As of December 31, 2006, Simon reported a net income available to common shareholders of $486 million, up 21% from 2005, and revenue of $3.3 billion.

Founded in 1918 and headquartered in New York, TIAA is a diversified, full-service institution that offers a variety of investment products and financial services including asset management, retirement services, insurance products and mutual funds, in addition to managing the retirement funds of over 15,000 institutions that operate in the academic, research, medical and cultural fields. TIAA serves approximately 3.2 million retirement participants. One of TIAA’s key investment vehicles is real estate investment; as of year-end 2006, TIAA’s real estate account held $14.3 billion of assets under management.

Mortgage Loan No. 1 – West Town Mall

The Property.    The West Town Mall Property is located in Knoxville, Tennessee, at 7600 Kingston Pike. The West Town Mall Property was originally constructed in 1972 and renovated/expanded in 1985 and 1998. It consists of a 1,333,292 square-foot, one-story enclosed super-regional mall, of which 760,760 square feet serve as collateral for the West Town Mall Loan. The West Town Mall Property is situated on approximately 103.03 acres, of which 65.323 are included in the West Town Mall Property, and includes 6,760 parking spaces. The West Town Mall Property is anchored by JCPenney, Dillard’s, Sears, Belk Men, Home & Kids and Belk Women. The JCPenney and Dillard’s stores are owned by J.C. Penney Company Inc. and Dillard’s Inc., respectively, and are not part of the collateral for the West Town Mall Loan. The collateral for the Sears store includes the underlying land but not the improvements, which are owned by Sears Holding Corporation. Belk is a recent addition to the West Town Mall Property, having acquired the former Proffitt’s space in July 2005 and converted the space to a Belk Women in March 2006. Belk also purchased the former Parisian space as part of a corporate acquisition in October 2006. In September 2007, the upper level of the former Parisian space was rebranded as a Belk Home Store while the lower level was converted into Belk Men & Kids. As of fiscal year-end 2006, Belk Women reported sales of $188 per square foot and Parisian (now Belk Men, Home & Kids) reported sales of $106 per square foot. Dillard’s, Sears and JCPenney do not report sales. Based on the underwritten rent roll dated October 16, 2007, the West Town Mall Property exhibited 97.2% occupancy inclusive of non-owned tenants, 95.0% occupancy for collateral space and 90.0% occupancy for inline, food court and kiosk space. Based on trailing twelve months September 2007 sales, total sales for inline and other tenants were $471 PSF; average occupancy cost for inline and other tenants as of September 2007 was 12.0%.

The following tables present certain information relating to the anchor tenants at the properties in the West Town Mall Property:

Anchor	Parent Company	Credit Rating of Parent Company (Fitch/Moody’s/S&P)(1)	GLA	% of GLA	Collateral Interest	Operating Covenant Expiration	YE 2006 Sales PSF
Dillard’s(2)	Dillard’s, Inc.	BB/B1/BB	243,110	NAP	No	12/31/2050	NAP
Sears(2)(3) (Ground Lease)	Sears Holding Corporation	BB/Ba1/BB+	182,140	NAP	Yes	06/18/2021	NAP
Belk Women	Belk, Inc.	— / — / —	162,885	21%	Yes	01/31/2013	$188
JCPenney(2)	J.C. Penney Company Inc.	BBB/Baa3/BBB-	147,282	NAP	No	12/31/2050	NAP
Belk Men, Home & Kids	Belk, Inc.	— / — / —	144,000	19%	Yes	09/30/2014	$106
Total			879,417

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Dillard’s, Sears and JC Penney do not report sales.

(3)	The collateral for the Sears store consists of the underlying land, but not improvements, which are owned by Sears Holding Corporation. The ground lease under which Sears operates adds minimum economic value to the West Town Mall Property’s revenues. As a result, collateral square footage and all derivative calculations do not include square footage associated with the Sears parcel.

The following table presents certain information relating to the major tenants at the West Town Mall Property:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF(2)(3)	% of NRSF	Annualized Underwritten Base Rent ($)(2)(3)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Belk Men, Home & Kids	— / — / —	144,000	19%	$1,360,800	8%	$9.45	09/30/2014
Belk Women	— / — / —	162,885	21%	$1,343,801	8%	$8.25	01/31/2013
Victoria’s Secret	— / Baa3/BBB-	15,181	2%	$607,240	3%	$40.00	01/31/2018
Regal Cinema(4)	B-/B2/BB-	78,023	10%	$600,000	3%	$7.69	11/30/2013
Total/Weighted Average		400,089	53%	$3,911,841	22%	$9.78

Other Tenants	Various	322,968	42%	$13,557,654	78%	$41.98	Various
Vacant Space	NAP	37,703	5%	$0	0%	$0.00	NAP
Total/Weighted Average		760,760	100%	$17,469,496	100%	$24.16

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Figures include three tenants totaling 4,709 square feet with leases that begin in November and December 2007.

(3)	Sears operates under a long-term ground lease, with the West Town Mall Borrower as a lessor, that adds minimum economic value to the West Town Mall Property’s revenues. As a result, collateral square footage and all derivative calculations do not include square footage associated with the Sears parcel.

(4)	Regal Cinemas contains nine screens.

Mortgage Loan No. 1 – West Town Mall

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	Average Underwritten Base Rent per SF Rolling	% of Total Square Feet Rolling	Cumulative % of SF Rolling	% of Total Base Rental Revenues Rolling	Cumulative % of Total Base Rental Revenues Rolling
Vacant	18	$0.00	5%	5%	0%	0%
MTM	0	$0.00	0%	5%	0%	0%
2007	1	$318.00	0%	5%	0%	0%
2008	10	$43.31	2%	7%	5%	5%
2009	9	$44.82	3%	11%	6%	11%
2010	15	$43.68	4%	14%	7%	18%
2011	13	$47.81	3%	17%	6%	24%
2012	11	$39.58	4%	21%	7%	31%
2013	6	$9.96	34%	56%	15%	46%
2014	18	$17.63	24%	79%	18%	64%
2015	12	$41.10	5%	84%	9%	73%
2016	12	$41.96	5%	89%	10%	83%
2017 & Beyond	22	$37.26	11%	100%	17%	100%

(1)	Sears operates under a long-term ground lease, with the West Town Mall Borrower as lessor, that adds minimal economic value to the West Town Mall Property’s revenues. As a result, collateral square footage and all derivative calculations do not include square footage associated with the Sears parcel.

(2)	Figures include three tenants totaling 4,709 square feet with leases that begin in November and December 2007.

Escrows and Reserves.    Not required.

Lockbox and Cash Management.    A hard lockbox is in place with respect to the West Town Mall Loan.

Property Management. The West Town Mall Property is managed by Simon Management Associates, LLC, an affiliate of one of the West Town Mall Loan’s sponsors. The management agreement is subordinate to the West Town Mall Loan.

Mezzanine Loan and Preferred Equity Interest.    The West Town Mall Borrower may incur future mezzanine financing subject to certain conditions, including but not limited to: (i) that no event of default has occurred and is continuing, (ii) the issuance of the mezzanine loan by one or more mezzanine lenders (collectively, the “West Town Mall Mezzanine Lenders”), each of which must be an institutional lender, (iii) maintenance of a DSCR (including mezzanine indebtedness) of no less than 1.10x and an LTV of no more than 80%, (iv) that the term of mezzanine loan is coterminous with or matures subsequent to the West Town Mall Loan, (v) execution of an intercreditor agreement by West Town Mall Mezzanine Lenders in connection with such mezzanine loan and the West Town Mall Loan, and (vi) execution of amendments to the West Town Mall loan documents to reflect the existence of the mezzanine loan.

Additional Secured Indebtedness (not including trade debts).    Not permitted.

Release of Parcels.    Not permitted.

Certain additional information regarding the West Town Mall Loan and the West Town Mall Property is set forth on Appendix II hereto.

Mortgage Loan No. 2 – 60 Wall Street

Mortgage Loan No. 2 – 60 Wall Street

60 Wall Street
60 Wall Street
New York, NY 10005
WORLD TRADE CENTER DEVELOPMENT SITE
PROPOSED FREEDOM TOWER
INSURANCE DISTRICT
FINANCIAL DISTRICT
BATTERY PARK CITY
BATTERY PARK
SOUTHBRIDGE TOWERS
FEDERAL RESERVE BANK
1 CHASE MANHATTAN PLAZA
120 BROADWAY
TRINITY CHURCH
AMERICAN STOCK EXCHANGE
NEW YORK STOCK EXCHANGE
70 PINE
60 PINE
1 WALL
CUSTOMS HOUSE
STATEN ISLAND FERRY TERMINAL
BATTERY MARITIME BUILDING
GOVERNORS ISLAND FERRY
STATEN ISLAND FERRY
DOWNTOWN MANHATTAN HELIPORT
VIETNAM VETERANS PLAZA
1 NEW YORK PLAZA
4 NEW YORK PLAZA
5 NEW YORK PLAZA
PETER MINUIT PLAZA
WEST STREET
CHURCH STREET
BROADWAY
WALL STREET
FDR/ SOUTH STREET VIADUCT
STATE STREET
ADMIRAL DEWEY PROMENADE
BATTERY PLACE
VESEY STREET
FULTON STREET
LIBERTY STREET
PINE STREET
MAIDEN LANE
WATER STREET
BROAD STREET
WHITEHALL STREET
UPPER WEST SIDE
CENTRAL PARK
UPPER EAST SIDE
WEST SIDE
EAST SIDE
GARMENT DISTRICT
MURRAY HILL
GRAMERCY
STUYVESANT TOWN
WEST VILLAGE
GREENWICH VILLAGE
EAST VILLAGE
SOHO
LITTLE ITALY
LOWER EAST SIDE
TRIBECA
CHINATOWN
FINANCIAL DISTRICT
HUDSON RIVER
EAST RIVER
NEW JERSEY
NEW YORK
MAP © 2007 CARTIFACT, LOS ANGELES

Mortgage Loan No. 2 – 60 Wall Street

Loan Information
Mortgage Loan Seller:	GECC
Original Balance(1):	$125,000,000
Cut-off Date Balance(1):	$125,000,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Acquisition
First Payment Date:	August 1, 2007
Interest Rate:	5.771%
Amortization:	Interest Only
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	July 1, 2017
Expected Maturity Balance(1):	$125,000,000
Sponsor(s):	Paramount Group, Inc. and Morgan Stanley Real Estate Special Situations Fund III, L.P.
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” date, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after April 1, 2017.

Loan per SF(1):	$569.06

Up-front Reserves:	None

Ongoing Reserves(2):	RE Tax:	Springing
	Insurance:	Springing

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset
Properties Type:	Office
Properties Sub-type:	Urban
Location:	New York, NY
Year Built/Renovated:	1988/NAP
Percent Leased(3):	100.0%
Square Footage:	1,625,483
The Collateral:	47-story “Class A” office building
Ownership Interest:	Fee

Property Management:	Paramount Group, Inc.

3rd Most Recent NOI (As of):	NAP
2nd Most Recent NOI (As of):	NAP
Most Recent NOI (As of):	NAP
U/W Net Op. Income:	$71,737,983
U/W Net Cash Flow:	$71,169,064
U/W Occupancy:	100.0%
Appraised Value:	$1,250,000,000
Cut-off Date LTV(1):	74.0%
Maturity Date LTV(1):	74.0%
DSCR(1):	1.31x

(1)	The subject $125,000,000 loan represents an approximately 13.5% pari passu interest of a $925,000,000 total mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $925,000,000 whole loan financing.

(2)	See “Escrows and Reserves” for specific details.

(3)	Percent Leased is based on the lease dated June 6, 2007.

The 60 Wall Street Loan

The Loan.    The second largest loan (the “60 Wall Street Loan”) as evidenced by the Promissory Note (the “60 Wall Street Note”) is secured by a first priority fee Deed of Trust (the “60 Wall Street Mortgage”) encumbering the 1,625,483 square foot “Class A” office building known as 60 Wall Street, located in New York, New York (the “60 Wall Street Property”). The 60 Wall Street Loan was originated on June 6, 2007 by or on behalf of German American Capital Corporation, an affiliate of the sole tenant at the 60 Wall Street Property. The 60 Wall Street Loan was used to acquire the 60 Wall Street Property for approximately $1.21 billion including closing costs. The 60 Wall Street Borrower retains approximately $285 million of hard equity in the property.

The Borrower.    The borrower is PGREF II 60 Wall Street, LP, a Delaware limited liability company (the “60 Wall Street Borrower”) that owns no material asset other than the 60 Wall Street Property and related interests. The 60 Wall Street Loan is sponsored by the Paramount Group, Inc. (62.3%) and Morgan Stanley Real Estate Special Situations Fund III, L.P. (37.7%) [an affiliate of the depositor, Morgan Stanley Mortgage Capital Holdings LLC, is a sponsor of this securitization and underwriter].

Founded in 1968, the Paramount Group, Inc. is a privately-held real estate firm, owned by the Otto family of Hamburg, Germany, which focuses on the acquisition, redevelopment and management of primarily “Class A” commercial office properties. Paramount is one of the largest owners of “Class A” office properties in Manhattan, primarily in the Midtown and Downtown Financial Districts, with a property portfolio that exceeds 8 million square feet of commercial office space. The Paramount Group’s corporate affiliations include Crate & Barrel, Otto Versand and ECE Projektmanagement GmbH.

Mortgage Loan No. 2 – 60 Wall Street

The Morgan Stanley Real Estate Special Situations Fund III, L.P. is a global real estate fund dedicated to passive, minority real estate investments with over $2.24 billion of equity managed. The fund directs investment to three principal global markets – growth, developed and distressed – with half of portfolio exposure being allocated to growth markets and the rest of portfolio exposure divided evenly between developed and distressed markets. The fund is managed by Morgan Stanley Real Estate, a division of Morgan Stanley (NYSE: MS; rated AA-/Aa3/AA- by S&P/Moody’s/Fitch), which operates on three principal platforms: Banking, Investing and Lending. Morgan Stanley Real Estate commenced investing in real estate assets in 1991 and currently has $68 billion in assets under management.

The Property.    The 60 Wall Street Property is located in New York, NY, at 60 Wall Street in the Financial East submarket of Downtown Manhattan. It consists of a 1,625,483 square foot, 47-story, granite and glass “Class A” office building situated on a 53,632 square foot parcel of land. The 60 Wall Street Property was originally constructed in 1988 to serve as the headquarters of J.P. Morgan Bank. Following the merger of J.P. Morgan with Chase Manhattan, the 60 Wall Street Property was sold to the Deutsche Bank AG New York Branch (“DB”) in September 2001. DB has utilized the property as its North American headquarters since shortly after the purchase. The Deutsche Bank AG New York branch (rated Aa1 by Moody’s) is a subsidiary company of Deutsche Bank (NYSE: DB; rated AA/ Aa1/AA- by S&P/Moody’s/Fitch), which is a global financial services firm with 75,140 employees in 75 countries. Deutsche Bank has a market capitalization exceeding $63 billion as of September 2007.

The 60 Wall Street Property square footage breakdown consists of the following: (i) 46 above-ground stories of office space, excluding the lobby area, with floors 2 through 4 of the 60 Wall Street Property housing DB’s trading floor comprising 143,872 square feet with a seating capacity of over 1,500; (ii) a lobby/security area on the first floor containing 46,562 square feet; and (iii) three below-grade stories that hold a mailroom/copy center, storage areas and a 54,669 square foot full-service cafeteria. Floor plates range from 53,255-59,500 square feet on floors 2 through 4 and from 30,393—34,624 square feet on floors 5 through 47. The 60 Wall Street Property also features 3,990 square feet of retail space within an atrium that is accessible to the public, 24-hour security surveillance with electronic key code ingress systems to tenant spaces and on-site entry to the 2/3 subway lines.

The 60 Wall Street Property is situated on the north side of Wall Street, between William and Pearl Streets and is close to various public transportation networks including the 2, 3, 4, 5, 6, A, C, J and Z subway lines, numerous bus lines, the Staten Island Ferry, the New Jersey PATH and various water taxis/ferries to New Jersey, Brooklyn and Yonkers.

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)(2)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)(2)	Lease Expiration
Deutsche Bank AG New York Branch	AA-/Aa1/AA	1,625,483	100.0%	$71,737,983	100.0%	$44.13	06/05/2022
Total/Weighted Average		1,625,483	100.0%	$71,737,983	100.0%	$44.13

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Represents the rent average for the 15 year lease term, as described herein under “The Lease” section.

The Lease.    The 60 Wall Street Property is 100% leased to the Deutsche Bank AG New York Branch under a sales-leaseback transaction for a duration of 15 years with 10% rent step-ups occurring every five years and five, 5-year renewal options at fair market rent. Notice periods for exercise of renewal options are 24 months prior to the end of the lease or extension period. At the commencement of the lease, the base rent starts at $40.00 per square foot on an absolute net basis. Under the lease provisions, the landlord is obligated to maintain the core and shell of the 60 Wall Street Property while DB is responsible for the maintenance of the property improvements and fixtures. DB is also liable for the 60 Wall Street Property’s operating expenses, real estate taxes, insurance and capital expenditures. DB retains the right to require the landlord to sublease part of the leased space, which right may be exercised by giving notice during (i) the period commencing on the fifth anniversary of the lease term up to and including the sixth anniversary of the lease term (the “First Leaseback Option”) and (ii) the period commencing on the tenth anniversary of the lease term up to and including the eleventh anniversary of the lease term (the “Second Leaseback Option”), subject to certain conditions contained in the lease. Under the First Leaseback Option, DB may require the landlord to sublease up to 150,000 square feet of office space. Under the Second Leaseback Option, DB may require the landlord to sublease up to 300,000 square feet of office space inclusive of any space subleased under the First Leaseback Option. The leaseback space is limited to office space located above the seventh floor of the 60 Wall Street Property. Lease assignment or the subletting of the premises is also permitted with the lease remaining fully enforceable against DB. The lease may be terminated by the landlord upon both monetary or non-monetary default by the tenant, seizure of the property through eminent domain or extensive damage to or destruction of the property. DB may terminate the lease upon condemnation or casualty, provided that the borrower elects not to rebuild the 60 Wall Street Property.

Period	Square Footage	Average Base Rent per SF Rolling	Annual Rental Income
Years 1-5	1,625,483	$40.00	$65,019,320
Years 6-10	1,625,483	$44.00	$71,521,252
Years 11-15	1,625,483	$48.40	$78,673,377
Average		$44.13	$71,737,983

Mortgage Loan No. 2 – 60 Wall Street

Escrows and Reserves.    The 60 Wall Street Borrower is required to maintain tax and insurance reserves upon the termination of the DB lease and when the DSCR is less than 1.10x for the immediately preceding 12 months (a “60 Wall Street Reserve Event”). Upon the occurrence and continuance of a 60 Wall Street Reserve Event, the 60 Wall Street Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account one-twelfth of the total annual amount monthly.

Lockbox and Cash Management.    A hard lockbox is in place with respect to the 60 Wall Street Loan. The management agreement is subordinate to the 60 Wall Street Loan.

Property Management.    The 60 Wall Street Property is managed by Paramount Group, Inc., which is an affiliate of one of the 60 Wall Street Loan’s sponsors.

Mezzanine Loan and Preferred Equity Interest.    The limited partners of the limited partner of the 60 Wall Street Borrower (other than Paramount or any affiliate of Paramount) are permitted to incur mezzanine financing that is secured by no greater than 49% of their equity interests in the 60 Wall Street Borrower, provided that (i) no event of default has occurred and is continuing; (ii) the mezzanine lender has entered into an intercreditor agreement and standstill agreement with the senior lender; (iii) the mezzanine debt is subordinate to the 60 Wall Street Loan; and (iv) rating agency confirmation and a non-consolidation opinion have been delivered.

Additional Secured Indebtedness (not including trade debts).    The 60 Wall Street Loan represents an approximately 13.5% pari passu interest in a $925,000,000 total mortgage loan (the “60 Wall Street Whole Loan”). The 60 Wall Street Whole Loan is secured by the 60 Wall Street Property, on a pari passu basis, with twelve other A Note mortgage loans. Such other A Note mortgage loans are referred to in this prospectus supplement as the “60 Wall Street Companion Loans.” The 60 Wall Street Companion Loans consist of the following: (i) the “A-1” note (representing 30.81% of the 60 Wall Street loan), which has been securitized and is currently owned by the COMM 2007-C9 Mortgage Trust; (ii) the “A-3” note (5.41%), which is currently owned by Hypo Real Estate Capital Corporation or an affiliate thereof, (iii) the “A-4” note (1.95%), which is currently owned by Prima Capital Advisors, LLC or an affiliate thereof; (iv) the “A-5” note (3.24%), which is currently owned by Deutsche Hypothekenbank or an affiliate thereof; (v) the “A-6” note (0.76%), which is currently owned by Prima Capital Advisors, LLC or an affiliate thereof; (vi) the “A-7” note (14.05%), which has been securitized and is currently owned by the Credit Suisse Commercial Mortgage Trust 2007-C5; (vii) the “A-8” note (3.24%), which is currently owned by DekaBank Deutsche Girozentrale or an affiliate thereof; (viii) the “A-9” note (3.78%), which is currently owned by Dusseldorfer Hypothekenbank AG or an affiliate thereof; (ix) the “A-10” note (6.49%), which is currently owned by Landesbank Hessen-Thuringen Girozentrale or an affiliate thereof; (x) the “A-11” note (6.49%), which is currently owned by Nord/LB New York Branch or an affiliate thereof; (xi) the “A-12” note (6.49%), which is Bayerische Landesbank, New York Branch or an affiliate thereof and (xii) the “A-13” note (3.78%), which is currently owned by DekaBank Deutsche Girozentrale or an affiliate thereof. Each of the “A-3” through “A-6” notes and of the “A-8” through “A-13” notes may be sold or transferred by its respective current owner at any time. Only the 60 Wall Street Loan is included in the trust. The pooling and servicing agreement of the COMM 2007-C9 Mortgage Trust securitization will govern the servicing of the 60 Wall Street Loan. See “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans—60 Wall Street Pari Passu Loan” in the prospectus supplement.

Release of Parcels.    Not allowed.

Terrorism Insurance.    The 60 Wall Street Borrower is required, in accordance with the related loan documents, if commercially available, to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by the 60 Wall Street Borrower does not exceed $4,000,000 per year. However, the maximum cap of $4,000,000 may be increased subject to: a review of policy limits maintained on comparable buildings or an increase in the policy limits for terrorism insurance as required by the rating agencies.

Certain additional information regarding the 60 Wall Street Loan and the 60 Wall Street Property is set forth on Appendix II hereto.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Mortgage Loan No. 3 – Easton Town Center

Mortgage Loan No. 3 – Easton Town Center

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
Easton Town Center
160 Easton Town Center
Columbus, OH 43219
Columbus
Powell
Dublin
Westerville
Worthington
Hilliard
Upper Arlington
Gahanna
New Albany
Bexley
Whitehall
Reynoldsburg
Obetz
Groveport
Canal Winchester
Shawnee Hills
Columbus Zoo Park
Wyandot Lake Amusement Park
Highbanks Metro Park
Sharon Woods Metro Park
Hoover Reservoir
Hoover Dam Park
Minerva Park
Blendon Woods Metro Park
Riverlea
Ohio State University Airport
Franklin County Fairgrounds
Ohio State Univ
Ohio State Fairgrounds
Marble Cliff
Grandview Heights
Valleyview
Lincoln Village
New Rome
State Capitol
Port Columbus Int'l
Blacklick Estates
Three Rivers Park
Rickenbacker International
Lockbourne
Lithopolis
Brice
OUTERBELT
NORTH FWY
OLENTANGY FWY
WEST FWY
NORTHEAST FWY
EAST FWY
NEW ALBANY EXPY
W Broad St
E Broad St
E Main St
E Livingston Ave
S High St
Cleveland Ave
Westerville Rd
Johnstown Rd
C and O Railroad
23
71
3
270
33
161
315
62
670
70
16
40
317
Lewis Center
Plain City
Upper Arlington
Grandview Heights
Pickerington
Grove City
Big Plain
Harrisburg
Orient
Darby
Commercial Point
Mount Sterling
South Bloomfield
Ashville
Canal Winchester
Lithopolis
Reynoldsburg

Mortgage Loan No. 3 – Easton Town Center

Mortgage Loan No. 3 – Easton Town Center

Loan Information
Mortgage Loan Seller:	MSMCH
Original Balance(1):	$110,000,000
Cut-off Date Balance(1):	$110,000,000
Shadow Rating (Fitch/S&P/DBRS):	BBB-/BBB/BBB (low)
Loan Purpose:	Refinance
First Payment Date:	September 8, 2007
Interest Rate:	6.115%
Amortization:	Interest Only
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	August 8, 2017
Expected Maturity Balance(1):	$110,000,000
Sponsor:	Limited Brands Inc., The Georgetown Company and Steiner + Associates
Interest Calculation:	Actual/360
Call Protection:	Prepayment is permitted at the greater of 1% and yield maintenance 6 months after the origination date. Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium on or after February 8, 2017.
Loan per SF(1):	$215.06

Up-front Reserves:	None

Ongoing Reserves:	None

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Property Sub-type:	Anchored
Location:	Columbus, OH

Year Built/Renovated:	1999, 2001/2004
Percent Leased(2):	93.8%
Square Footage:	1,301,992
The Collateral:	Open-air mall
Ownership Interest:	Fee

Property Management:	Steiner + Associates

3rd Most Recent NOI (As of):	$22,859,144	(2004)
2nd Most Recent NOI (As of):	$24,196,435	(2005)
Most Recent NOI (As of):	$27,750,948	(2006)
U/W Net Op. Income:	$30,718,101
U/W Net Cash Flow:	$28,660,796
U/W Occupancy:	93.8%
Appraised Value:	$580,000,000
Cut-off Date LTV(1):	48.3%
Maturity Date LTV(1):	48.3%
DSCR(1):	1.65x

(1)	The subject $110,000,000 loan represents a 39.3% pari passu interest in the $280,000,000 senior portion of a $405,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $280,000,000 senior financing.

(2)	Percent Leased is based on the rent roll dated May 1, 2007.

The Easton Town Center Loan

The Loan. The third largest loan (the “Easton Town Center Loan”) as evidenced by the Promissory Notes is secured by a first priority fee Mortgage and Security Agreement (the “Easton Town Center Mortgage”) encumbering the 1,301,992 square foot open-air mall known as Easton Town Center, located in Columbus, Ohio (the “Easton Town Center Property”). The Easton Town Center Loan was originated on July 25, 2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

The Borrower. The borrower is Easton Town Center II, LLC, a Delaware limited liability company (the “Easton Town Center Borrower”) that owns no material asset other than the Easton Town Center Property and related interests. The Easton Town Center Borrower is a wholly-owned, direct subsidiary of Limited Brands Inc., The Georgetown Company and Steiner + Associates, the sponsors of the Easton Town Center Loan. Limited Brands Inc. is one of the largest retailers in the United States and operates over 3,700 stores under the Express, Victoria’s Secret, Bath & Body Works and La Senza brand names. The Georgetown Company is a real estate developer that develops, owns and manages over 15,000,000 square feet of office, retail, residential and recreational space in the United States. Steiner + Associates specializes in development and management of malls similar to the Easton Town Center Property.

The Property. The Easton Town Center Property is located in Columbus, Ohio, at 160 Easton Town Center, in a 1,300 acre, master-planned development, which features office, multi-family and hotels in addition to the Easton Town Center Property. The Easton Town Center Property was developed in two phases in 1999 and 2001 and renovated in 2004. It consists of a 1,301,992 square foot, open-air mall with 19 buildings and contains 303,270 square feet of major tenants, a 134,000 square foot 30-screen cinema, 403,887 square feet of inline, food court and kiosk space and 223,506 square feet of office space and 87,671 square feet ground leased to Lifetime Fitness. The Easton Town Center Property is situated on approximately 93 acres and includes 3,375 parking spaces. The

Mortgage Loan No. 3 – Easton Town Center

Easton Town Center Property is anchored by Macy’s (240,000 square feet, $54,200,000 sales in 2006, 0.2% occupancy costs), Nordstrom (167,000 square feet, $50,414,210 sales in 2006, 0.1% occupancy costs) and Lifetime Fitness (87,671 square feet). The Macy’s and Nordstrom stores are not part of the collateral for the Easton Town Center Loan. Lifetime Fitness is a tenant pursuant to a ground lease. In the event that the Lifetime Fitness lease is terminated, the Easton Town Center Borrower will be required to execute a mortgage and security agreement in favor of the lender encumbering the Lifetime Fitness parcel under certain circumstances.

The following table presents certain information relating to the anchor tenants at the Easton Town Center Property:

Anchor	Parent Company	Credit Rating of Parent Company (Fitch/Moody’s/S&P)	GLA	Collateral Interest	YE 2006 Sales PSF
Macy’s	Macy’s Inc.	BBB/Baa2/BBB	240,000	No	$225.83
Nordstrom	Nordstrom Inc.	A-/Baa1/A	167,000	No	$301.88
Total			407,000

The following table presents certain information relating to the major tenants at the Easton Town Center Property:

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
AMC-30	—/—/—	134,000	10%	$4,163,380	13%	$31.07	12/31/2019
Gameworks	—/—/—	37,588	3%	$841,971	3%	$22.40	06/30/2014
Crate & Barrel	—/—/—	33,780	3%	$700,030	2%	$20.72	01/31/2021
Barnes & Noble	—/—/—	34,991	3%	$656,948	2%	$18.77	08/31/2019
Victoria’s Secret	—/Baa3/BBB-	19,239	1%	$631,329	2%	$32.82	Various(2)
Container Store	—/—/—	25,426	2%	$584,798	2%	$23.00	02/28/2017
Gap Kids & Baby	BB+/Ba1/BB+	13,798	1%	$551,920	2%	$40.00	07/31/2017
HH Gregg	—/B1/—	37,413	3%	$539,870	2%	$14.43	01/31/2021
Forever 21	—/—/—	27,943	2%	$447,088	1%	$16.00	01/31/2013
Anthropologie	—/—/—	12,086	1%	$434,492	1%	$35.95	07/31/2011
Total/Weighted Average		376,264	29%	$9,551,826	30%	$25.39

Other Tenants	Various	845,544	65%	$21,928,084	70%	$25.93	Various
Vacant Space	NAP	80,184	6%	$0	0%	$0.00	NAP
Total/Weighted Average		1,301,992	100%	$31,479,910	100%	$24.18

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Victoria’s Secret occupies 5,509 square feet that expires on January 31, 2010 and 13,730 square feet that expires on January 31, 2012.

The following table presents certain information relating to the lease rollover at the Easton Town Center Property:

Lease Rollover Schedule
Year	# of Leases Rolling	Average Base Rent per SF Rolling	% of Total Square Feet Rolling	Cumulative % of SF Rolling	% of Total Base Rental Revenues Rolling	Cumulative % of Total Base Rental Revenues Rolling
Vacant	10	$0.00	6%	6%	0%	0%
2007	6	$31.73	0%	7%	1%	1%
2008	7	$15.71	2%	8%	1%	2%
2009	42	$24.75	7%	16%	8%	10%
2010	22	$24.27	7%	23%	7%	17%
2011	12	$31.60	4%	27%	5%	22%
2012	40	$32.89	15%	42%	21%	42%
2013	15	$28.65	5%	47%	6%	49%
2014	21	$22.74	9%	56%	8%	57%
2015	13	$23.33	5%	61%	5%	62%
2016	10	$28.84	2%	63%	3%	65%
2017 & Beyond	32	$22.91	37%	100%	35%	100%

Escrows and Reserves.    None.

Mortgage Loan No. 3 – Easton Town Center

Lockbox and Cash Management. A hard lockbox is in place with respect to the Easton Town Center Loan. The lockbox will be in place until the Easton Town Center Loan has been repaid in full.

Property Management. The Easton Town Center Property is managed by Steiner + Associates, which is a sponsor of the Easton Town Center Loan. The management agreement is subordinate to the Easton Town Center Loan.

Mezzanine Loan and Preferred Equity Interest. A special purpose entity owning the Easton Town Center Borrower formed in order to serve as a mezzanine borrower may obtain mezzanine financing, provided certain conditions are met, including: (i) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and to lender, (ii) the LTV will be no greater than 86%, (iii) the aggregate DSCR will be no less than 1.00x at all times (and if the mezzanine loan bears interest at a floating rate, the mezzanine loan documents require an interest rate cap to be maintained), and (iv) a rating agency confirmation of no downgrade, withdrawal or qualification of the ratings assigned to the certificates and any other securities secured by an interest in the Easton Town Center Loan Group.

Additional Secured Indebtedness (not including trade debts). The Easton Town Center Loan represents a 39.3% pari passu interest in a $280,000,000 senior portion of the mortgage financing. The related pari passu interest in the amount of $170,000,000 has been securitized and is currently owned by Morgan Stanley Capital I Trust, 2007-TOP28 trust. The pari passu interests in the mortgage financing are governed by an intercreditor agreement and will be serviced pursuant to the terms of the TOP28 pooling and servicing agreement. The Easton Town Center Property is additionally encumbered by a B-note and a C-note with an original principal balance as of the Cut-off Date of $75,000,000 and $50,000,000, respectively, which are not included in the trust. Each are coterminous with the Easton Town Center Loan. See “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans—Easton Town Center Pari Passu Loan.”

The Easton Town Center Borrower may obtain loans or advances from direct or indirect owners of the Easton Town Center Borrower so long as such indebtedness (i) is unsecured, (ii) is fully subordinated to the Easton Town Center Loan, (iii) is non-recourse to the Easton Town Center Borrower and its assets, including the Easton Town Center Property, (iv) is payable only to the extent there is net cash flow is available after payments required under the Easton Town Center Loan, (v) is made solely to finance costs and expenses related to operation of the Easton Town Center Property, (vi) provides that any vote on account of a claim arising with respect to a bankruptcy proceeding involving the Easton Town Center Borrower will be irrevocably assigned to lender, (vii) contemplates that no direct or indirect owner of the Easton Town Center Borrower will enforce its remedies to collect such affiliate loan while the Easton Town Center Loan is outstanding, (viii) in the aggregate does not exceed 10% of the outstanding principal balance of the Easton Town Center Loan, and (ix) includes a non-consolidation opinion.

Release of Parcels. The Easton Town Center Borrower may obtain a release of up to 15,000 square feet of net rentable area of income-producing portions of the Easton Town Center Property subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to, the following: (i) the Easton Town Center Borrower delivers a rating agency confirmation that the partial release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates and any other securities secured by an interest in the Easton Town Center Loan Group, (ii) the Easton Town Center Borrower delivers either (a) a REMIC opinion or (b) an appraisal indicating the remaining property will have a value at least equal to the outstanding principal balance of the Easton Town Center Loan following such release, (iii) payment of a prepayment premium equal to the greater of yield maintenance and 1%, and prepayment of a portion of the Easton Town Center Loan such that the DSCR after such release equals or exceeds the greater of (a) the DSCR on the loan closing date and (b) the DSCR immediately prior to such release. However, if the DSCR prior to and immediately after such release is greater than and or equal to 1.20x, the Easton Town Center Borrower will not be required to make a prepayment.

Certain additional information regarding the Easton Town Center Loan and the Easton Town Center Property is set forth on Appendix II hereto.

Mortgage Loan No. 4 – Hilton Daytona Beach

Mortgage Loan No. 4 – Hilton Daytona Beach

Hilton Daytona Beach
100 North Atlantic Avenue
Daytona, FL 32118
Ormond Beach
Holly Hill
Daytona Beach
South Daytona
Atlantic Ocean
Halifax River
Daytona Beach Intl.
Daytona International Speedway
Lake Lloyd
Volusia Mall
LPGA International Golf Course
Daytona Beach Golf Club
Pelican Bay Golf Course North
Pelican Bay Golf Course South
Tiger Bay State Forest
Daytona Beach Municipal Stadium
LPGA Blvd
Mason Ave
Speedway Blvd
Bellevue Ave
Beville Rd
Big Tree Rd
Williamson Blvd
W International Speedway Blvd
Main St
Silver Beach Ave
Orange Ave
Oakridge Blvd
Seabreeze Blvd
N Atlantic Ave
S Atlantic Ave
N Ridgewood Ave
S Ridgewood Ave
Nova Rd
Clyde Morris Blvd
Dunn Ave
Gainesville
St. Augustine
Palatka
Daytona Beach
Ocala
De Land
Deltona
Leesburg
Titusville
Orlando
Brooksville
Kissimmee
Cocoa
Cocoa Beach
Melbourne
Tampa
Lakeland
Haines City
Winter Haven
Bartow
Canaveral National Seashore
Port Orange
Sanford
Flagler Beach
Palm Coast
Ocala National Forest
MAPS © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

Mortgage Loan No. 4 – Hilton Daytona Beach

Loan Information
Mortgage Loan Seller:	PCF II
Original Balance:	$94,730,000
Cut-off Date Balance:	$94,730,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Acquisition
First Payment Date:	December 1, 2007
Interest Rate:	6.510%
Amortization:	Interest only through November 1, 2012. Principal and interest payments of $599,381.17 beginning December 1, 2012 through the maturity date.
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	November 1, 2017
Expected Maturity Balance:	$89,291,932
Sponsor(s):	General Electric Pension Trust; Pyramid Advisors LLC
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after October 1, 2017.
Loan per Room:	$127,325.27

Up-front Reserves:	Deferred Maintenance:	$60,000
	Debt Service(1):	$8,878,202 LOC

Ongoing Reserves:	RE Tax(1):	Springing
	Insurance(1):	Springing
	FF&E(1):	$127,957/month

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Property Sub-type:	Full Service
Location:	Daytona Beach, FL
Year Built/Renovated:	1988/2002 & 2004-2005
Percent Leased(2):	64.4%
Rooms:	744
The Collateral:	A full service hotel located in Daytona Beach, FL
Ownership Interest:	Fee/Leasehold

Property Management:	Pyramid Acquisition Management LLC

3rd Most Recent NOI (As of)(3):	-$2,325,578	(2005)
2nd Most Recent NOI (As of):	$2,721,553	(2006)
Most Recent NOI (As of):	$2,943,235	(TTM 09/30/2007)
U/W Net Op. Income:	$9,430,084
U/W Net Cash Flow:	$8,278,467
U/W Occupancy:	67.9%
Appraised Value:	$150,300,000
Cut-off Date LTV:	63.0%
Maturity Date LTV:	59.4%
DSCR:	1.15x

(1)	See “Escrows and Reserves” for specific details.

(2)	Percent Leased is based on the occupancy report dated August 22, 2007.

(3)	The Hilton Daytona Beach Property was affected by 3 different hurricanes in 2004. The Daytona Beach Hotel Property was closed beginning October 1, 2004 partially opened on January 31, 2005, and returned to full capacity in January 2006 once all repairs and renovations were complete. Additionally, the cost to insure the property increased dramatically on temporary basis, but has returned to a more stabilized level.

The Hilton Daytona Beach Loan

The Loan.    The fourth largest loan (the “Hilton Daytona Beach Loan”) as evidenced by the Secured Promissory Note (the “Hilton Daytona Beach Note”) is secured by a first priority fee/leasehold Mortgage and Security Agreement and Assignment of Leases and Rents (the “Hilton Daytona Beach Mortgage”) encumbering the 744 room, full service hospitality property located in Daytona Beach, Florida (the “Hilton Daytona Beach Property”). The Hilton Daytona Beach Loan was originated on October 5, 2007 by or on behalf of Principal Commercial Funding II, LLC.

The Borrower.    The borrower is GEPA Hotel Owner Daytona Beach LLC (the “Hilton Daytona Beach Borrower”), which is 100% owned by GEPA Hotel Owner Venture, LLC. The GEPA Hotel Owner Venture, LLC is comprised of 3% ownership by Pyramid Acquisition Fund I-A, LLC with Pyramid Advisors LLC as its sole member and 97% ownership by GEPT GEPA Hotel Owner Portfolio LLC with General Electric Pension Trust (GEPT) as sole member.

General Electric Asset Management Incorporated (GEAM), a wholly owned subsidiary of General Electric Company, is the advisor to GEPT. GEAM was established and registered with the SEC in 1988 as a separate investment advisor to provide investment management services to external institutions and mutual fund advisors. GEAM currently manages funds in excess of $197 billion.

Mortgage Loan No. 4 – Hilton Daytona Beach

The Property.    The Hilton Daytona Beach Property is a 16-story, 744 room full service lodging facility that opened in 1988 and was renovated in 2002 and 2004-2005. The Hilton Daytona Beach Property’s room breakdown is as follows: 505 Queen/Queen, 139 King, 39 Queen, 32 suites, and 29 cabanas. The subject hotel has approximately 60,000 square feet (indoor and outdoor) of flexible meeting space offered through 32 individual meeting rooms. Food and beverage amenities include seven restaurants and lounges including room service, sports bar, pool bar and full service dining. A new Hyde Park Prime Steak House will be opening in the hotel in November 2007. Other amenities include: two pools, sauna and hot tubs, two fitness centers, four-treatment room spa, gift shop, business center, and D-Dawg’s Kidzone Club and children’s pool. Parking is available for 791 vehicles onsite and via a long-term leased site with the City. The hotel site encompasses 7.14 acres. Guestrooms feature an entertainment armoire with 25” television and dresser, a work desk with chair, an armchair, bedside tables, lighting fixtures, and a coffeemaker, as well as an iron and ironing board. In-room amenities include wireless, high-speed Internet access and a telephone with voicemail and data port. Suites are available for a premium rate and feature a larger living space. Guestroom renovations included new case goods, softgoods, carpeting and wall decor in 2005.

The Hilton Daytona Beach Property is located at 100 North Atlantic Avenue, Daytona Beach, Florida. Daytona Beach is at the juncture of the east/west Interstate 4 and the north/south Interstate 95. The Hilton Daytona Beach Property is located in the heart of Ocean Walk Village and Shoppes, and is located across the street from the Ocean Convention Center and Peabody Auditorium. The hotel is located two blocks north of Main Street, the Pier and the Boardwalk.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR:

SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR
	Competitive Set (1)			Hilton Daytona Beach			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 07/2005	78.7%	$111.91	$88.07	45.7%	$138.82	$63.37	58.1%	124.0%	72.0%
TTM 07/2006	62.2%	$134.72	$83.85	51.6%	$142.79	$73.63	83.0%	106.0%	87.8%
TTM 07/2007	61.8%	$143.99	$88.92	64.4%	$142.36	$91.74	104.2%	98.9%	103.2%
(1)	Data Provided by Smith Travel Research. Competitive set includes the following: La Playa Resort; The Shores Resort & Spa; Holiday Inn Daytona Beach; Hilton Garden Inn Daytona Beach Airport; Courtyard Daytona Beach Airport

Escrows and Reserves.    At loan closing, the Hilton Daytona Beach Borrower posted a letter of credit in the total amount of $8,878,202 (the “Debt Service LOC”). The Debt Service LOC will be released to the Hilton Daytona Beach Borrower on or after January 1, 2008 upon the satisfaction of certain conditions, including a DSCR at least equal to 1.30x calculated based on a 30-year loan amortization schedule and trailing 12 months of revenue. The Hilton Daytona Beach Borrower shall deposit with lender on a monthly basis an amount equal to 1/12th of the greater of (i) 4% of the yearly total revenues (which includes room, food & beverage, telephone, and other revenue as customarily derived in conformance with the Uniform System of Accounting for Lodging Industry) or (ii) the annual amount required by the management agreement into a furniture, fixture and equipment escrow. Upon the occurrence of an event of default or in the event the DSCR calculated net of the amount of the Debt Service LOC falls below 1.00x for three consecutive months, the Hilton Daytona Beach Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

Lockbox and Cash Management.    A hard lockbox is in place with respect to the Hilton Daytona Beach Loan.

Property Management.    The Hilton Daytona Beach Property is managed by Pyramid Acquisition Management LLC (Pyramid) which is an affiliate of the Hilton Daytona Beach Borrower. Pyramid provides a full range of hotel management services to owners, including project management, asset management, and acquisition services. The company currently manages 36 hotel properties totaling over 11,100 hotel rooms located in 17 states throughout the U.S.

Mezzanine Loan and Preferred Equity Interest.    Future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the aggregate balance of such mezzanine loan and the Hilton Daytona Beach Loan will not result in an aggregate LTV greater than 63% and DSCR less than 1.15x; (ii) the senior lender must approve the mezzanine lender and financing documents and enter into an intercreditor agreement with mezzanine lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings resulting from the mezzanine financing.

Additional Secured Indebtedness (not including trade debts).    Not allowed.

Release of Parcels.    Not allowed.

Certain additional information regarding the Hilton Daytona Beach Loan and the Hilton Daytona Beach Property is set forth on Appendix II hereto.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

15155 Northam Street
La Mirada, CA

11955 E Peakview Avenue
Centennial, CO

11994 Livingston Road
Manassas, VA

300 Lawrence Drive
Livermore, CA

22

7598 NW 6th Avenue
Boca Raton, FL

7801 Statesville
Charlotte, NC

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

CANADA
BC
Vancouver
Victoria
Calgary
AB
Saskatoon
SK
Regina
MB
Winnipeg
ON
Moosonee
QC
Sept-Iles
Quebec
NB
St John
ME
Montreal
Ottawa
Seattle
Olympia
WA
Portland
OR
ID
MT
ND
MN
Minneapolis
WI
MI
VT
NH
Toronto
NY
Boston
MA
Buffalo
CT
RI
WY
SD
Milwaukee
Detroit
PA
Newark
New York
NJ
Philadelphia
Pittsburgh
Baltimore
Washington D.C.
Sacramento
San Fran.
San Jose
NV
Salt Lake City
UT
CO
Denver
NE
IA
Chicago
IL
IN
OH
Cleveland
Cincinnati
WV
VA
Norfolk
CA
Las Vegas
KS
Kansas City
St. Louis
MO
KY
Los Angeles
San Diego
AZ
Phoenix
Oklahoma City
OK
TN
Memphis
NC
Charlotte
SC
NM
AR
MS
AL
Atlanta
GA
Atlantic Ocean
Dallas
TX
El Paso
LA
Jacksonville
San Antonio
Houston
New Orleans
FL
Tampa
Miami
Chihuahua
Pacific Ocean
Gulf of Mexico
Monterrey
Mazatlan
Havana
CUBA
MEXICO
Tampico
Merida
MAP © 2007 CARTIFACT, LOS ANGELES

USFS INDUSTRIAL DISTRIBUTION PORTFOLIO

No.	Address	City	State	ZIP
1	15155 Northam Street	La Mirada	CA	90638
2	120 Longs Pond Road	Lexington	SC	29072
3	7004 East Hanna Avenue	Tampa	FL	33610
4	1685 West Cheyenne Avenue	Las Vegas	NV	89032
5	7801 Statesville Road	Charlotte	NC	28269
6	300 Lawrence Drive	Livermore	CA	94551
7	4550 West Buckeye Road	Phoenix	AZ	85043
8	8024 Telegraph Road	Severn	MD	21144
9	10211 North I-35 Service Road	Oklahoma City	OK	73131
10	7598 NW 6th Avenue	Boca Raton	FL	33487
11	11994 Livingston Road	Manassas	VA	20109
12	1500 NC Highway 39	Zebulon	NC	27597
13	28001 Napier Road	Wixom	MI	48393
14	11955 East Peakview Avenue	Centennial	CO	80111
15	12301 Cumberland Road	Fishers	IN	46038
16	1899 North US Highway 1	Ormond Beach	FL	32174
17	9605 54th Avenue North	Plymouth	MN	55442
18	222 Otrobando Avenue P.O. Box 103	Norwich	CT	06360
19	W137 N9245 Highway 45	Menomonee Falls	WI	53051
20	950 South Shiloh Road & 1992 Forest Lane	Garland	TX	75042
21	111 Alliant Drive	Houston	TX	77032
22	755 Pierce Road	Clifton Park	NY	12065
23	40 Fort Lewis Boulevard	Salem	VA	24153
24	8000 Bavaria Road	Twinsburg	OH	44087
25	10410 South 50th Place	Phoenix	AZ	85044
26	1 Quality Lane	Streator	IL	61364
27	2850 Selma Highway	Montgomery	AL	36108
28	5445 Spellmire Drive	Cincinnati	OH	45014
29	1350/1400 North 10th Street	Paducah	KY	42001
30	1044/1045 Garden Street	Greensburg	PA	15601
31	4601 32nd Avenue South	Grand Forks	ND	58201
32	5353 Nathan Lane North	Plymouth	MN	55442
33	125 Gardenville Parkway West	Cheektowaga	NY	14224
34	6315 John J Pershing Drive	Omaha	NE	68110
35	3500 Saratoga Avenue	Bismarck	ND	58503
36	333-340 North Claremont Avenue	Chicago	IL	60612
37	2575 Virginia Avenue	Hurricane	WV	25526
38	345 Kino Drive	Tucson	AZ	85719

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

Loan Information
Mortgage Loan Seller:	MSMCH
Original Balance(1):	$89,754,338
Cut-off Date Balance(1):	$89,754,338
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Acquisition
First Payment Date:	September 1, 2007
Interest Rate:	6.383%
Amortization:	Interest Only
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	August 1, 2017
Expected Maturity Balance(1):	$89,754,338
Sponsor(s):	Kohlberg Kravis Roberts and Clayton, Dubilier & Rice

Interest Calculation:	Actual/360
Call Protection:	Locked out until the earlier of (i) the date on which the entire principal amount of the whole loan is securitized or (ii) August 1, 2008, then prepayable with the payment of the greater of yield maintenance or 3.0% until the date that is two years after the securitization of the last pari passu note from which date only defeasance is permitted. Prepayable without a premium from and after February 1, 2017.

Loan per SF(1):	$52.24

Up-front Reserves:	Base Rent:	$4,382,088
	Environmental Testing(2):	$2,556,875

Ongoing Reserves:	RE Tax:	Springing
	Insurance:	Springing
	Ground Rent:	Springing

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Portfolio of 38 assets

Property Type:	Industrial (37)/ Office (1)

Property Sub-type:	Warehouse (37)/ Suburban (1)

Location:	See table below

Year Built/Renovated:	See table below

Percent Leased(3):	100.0%

Square Footage:	9,042,097

The Collateral:	37 warehouse/distribution centers and 1 office

Ownership Interest:	Fee

Property Management:	U.S. Foodservice, Inc.

3rd Most Recent NOI (As of):	NAP

2nd Most Recent NOI (As of):	NAP

Most Recent NOI (As of):	NAP

U/W Net Op. Income:	$50,960,217

U/W Net Cash Flow:	$49,030,304

U/W Occupancy:	100.0%

Appraised Value:	$629,855,000

Cut-off Date LTV(1):	75.0%

Maturity Date LTV(1):	75.0%

DSCR(1):	1.60x

(1)	The subject $89,754,338 loan represents a 19.0% pari passu interest in a $472,391,250 mortgage loan. The whole loan consists of six pari passu notes and the subject loan is the A-5 note. Deutsche Mortgage & Asset Receiving Corporation, COMM 2007-C9 trust currently owns the $89,754,335 pari passu A-1 note; Citigroup Global Markets Realty Corp. currently owns the $89,754,338 pari passu A-2 note; Goldman Sachs Mortgage Company currently owns the $67,709,413 pari passu A-3 note; JPMorgan Chase Bank, N.A. currently owns the $67,709,413 pari passu A-4 note; and German American Capital Corporation currently owns the $67,709,413 pari passu A-6 note. It is anticipated that each pari passu note will be contributed to one or more future securitizations. See “The Loan” section herein for additional information. All LTV, DSCR and Loan per SF numbers in this table reflect the entire mortgage loan amount.

(2)	See “Escrows and Reserves” for specific details.

(3)	Based on the appraisal dated November 15, 2007.

The USFS Industrial Distribution Portfolio Loan

The Loan.    The fifth largest loan (the “USFS Industrial Distribution Portfolio Loan”) as evidenced by a Promissory Note is secured by first priority fee mortgages or deeds of trust (collectively, the “USFS Industrial Distribution Portfolio Mortgage”) encumbering 37 warehouse/distribution centers and 1 office building that total approximately 9,042,097 square feet, located in 25 states throughout the continental United States (the “USFS Industrial Distribution Portfolio”). The USFS Industrial Distribution Portfolio Loan was co-originated on July 3, 2007 by Morgan Stanley Mortgage Capital Holdings LLC and five other lenders set forth below.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

The USFS Industrial Distribution Portfolio Loan, evidenced by the A-5 note, is part of a $472,391,250 whole loan (the “USFS Industrial Distribution Portfolio Whole Loan”) that consists of the USFS Industrial Distribution Portfolio Loan and $382,636,912 of pari passu debt. The USFS Industrial Distribution Portfolio Whole Loan is split into six pari passu A-notes as follows: (i) the $89,754,338 USFS Industrial Distribution Portfolio Loan (19.0%) is currently owned by Morgan Stanley Mortgage Capital Holdings LLC and will be deposited to the trust, (ii) the $89,754,335 A-1 note (19.0%) owned by Deutsche Mortgage & Asset Receiving Corporation has been contributed to the COMM 2007-C9 trust, (iii) the $89,754,338 A-2 note (19.0%) owned by Citigroup Global Markets Realty Corp. has been contributed to the 2007-GG11 trust, (iv) the $67,709,413 A-3 note (14.3%) is currently owned by Goldman Sachs Mortgage Company, (v) the $67,709,413 A-4 note (14.3%) currently owned by JP Morgan Chase Bank, N.A. has been contributed to the JPMCC 2007-CIBC20 trust and (vi) the $67,709,413 A-6 note (14.3%) is currently owned by German American Capital Corporation. The respective rights of the holders of the pari passu A-notes and the USFS Industrial Distribution Portfolio Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans—USFS Industrial Distribution Portfolio Pari Passu Loan.” The pooling and servicing agreement of the COMM 2007-C9 securitization will govern the servicing of the USFS Industrial Distribution Portfolio. It is anticipated that each pari passu A-note will be contributed to one or more future securitizations.

On July 3, 2007, Kohlberg Kravis Roberts and Clayton, Dubilier & Rice (the “Sponsors”) acquired 100% of the outstanding shares of capital stock of U.S. Foodservice, Inc. (“U.S. Foodservice”), a wholly-owned subsidiary of Koninklijke Ahold N.V. (“Ahold”). The total purchase price was approximately $7.3 billion, which was financed with a $4.979 billion debt financing and $2.25 billion of sponsor equity. The total debt commitment is split into $4.349 billion of non-CMBS financing comprised of asset-based lending cash, and various unsecured credit facilities. The remaining $630 million of debt is comprised of the USFS Industrial Distribution Portfolio Whole Loan (as defined above) and $169 million of floating rate CMBS debt net of closing costs. The USFS Industrial Distribution Portfolio Whole Loan was used by the borrower to acquire the 38 properties which comprise the USFS Industrial Distribution Portfolio Properties. The USFS Industrial Distribution Portfolio Properties were all simultaneously leased back by the borrower, as landlord, to U.S. Foodservice, Inc., as tenant, under an absolute triple-net 20-year unitary master lease. The borrower has $157.4 million of cash equity in the USFS Industrial Distribution Portfolio Properties. See “Tenant” and “Master Lease” below.

The Borrower.    The borrower, USF Propco I, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with two independent directors (the “USFS Industrial Distribution Portfolio Borrower”). The USFS Industrial Distribution Portfolio borrower is sponsored by Kohlberg Kravis Roberts (50%) and Clayton, Dubilier & Rice (50%).

Kohlberg Kravis Roberts (“KKR”) is a private equity firm that was founded in 1976 and specializes in management buyouts. KKR has offices in New York, Menlo Park, London, Paris, Hong Kong and Tokyo, and implements an investment approach that is focused on acquiring business franchises and implementing value-creating strategies. Since its founding, KKR has completed more than 150 transactions with an aggregate value of over $279 billion.

Clayton, Dubilier & Rice (“CD&R”) is a private equity firm that was founded in 1978, and has acquired approximately 40 businesses primarily consisting of subsidiaries or divisions of large multi-business corporations. CD&R’s acquisitions represent a broad range of industries with an aggregate transaction value in excess of $50 billion. CD&R has substantial direct experience in the foodservice distribution industry having managed funds that owned Alliant Foodservice, Inc., a $7 billion foodservice distributor and Brakes, Europe’s largest broadline foodservice distributor.

The Property.    The USFS Industrial Distribution Portfolio Properties consist of 37 warehouse distribution centers and 1 office building comprising approximately 9,042,097 square feet located in 25 states throughout the continental United States. The USFS Industrial Distribution Portfolio Properties were built between 1948 and 2000 and are used to service approximately 250,000 customers ranging from independent establishments to large multi-national companies. The USFS Industrial Distribution Portfolio Properties are 100% leased to U.S. Foodservice, the second largest food distributor in the United States under a 20-year absolute triple net lease at an initial in-place rental rate of $5.82 per square foot. The USFS Industrial Distribution Portfolio Properties accounted for approximately 60% of U.S. Foodservice’s 2006 Four Wall EBITDAR (see footnote 1 to the second table below for the definition of “Four Wall EBITDAR”).

The USFS Industrial Distribution Portfolio Properties range in size from 19,346 square feet to 504,627 square feet with an average of approximately 237,950 square feet. A majority of the USFS Industrial Distribution Portfolio Properties are large multi-use warehouse distribution facilities with over 78.2% of the USFS Industrial Distribution Portfolio Properties over 200,000 square feet. On average, approximately 62% of the NRA of each of the USFS Industrial Distribution Portfolio Properties is utilized for dry storage (includes office and dock space) while the remaining NRA is utilized for warehouse cooler storage (17% of NRA) and warehouse freezer storage (21% of NRA). The USFS Industrial Distribution Portfolio Properties offer ceiling heights ranging from 14 feet to 40 feet, with an average of 30 feet, and have 2 to 67 dock doors with an average of 32 dock doors per property.

The USFS Industrial Distribution Portfolio Properties are located within close proximity to major metropolitan areas, and have easy access to major roadways. The USFS Industrial Distribution Portfolio Properties average 21.4 miles from each of their respective metropolitan statistical areas (“MSA”), enabling widespread regional service. Approximately 63.2% of the USFS Industrial Distribution Portfolio Properties are located within the top 50 MSAs in the United States.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

See tables below for additional information about the USFS Industrial Distribution Portfolio Properties:

Property Name	Location	MSA	Allocated Cut- Off Date Whole Loan Balance	Allocated Cut- Off Date Whole Loan Balance as a % of Total	Allocated Cut-Off Date Whole Loan Balance PSF	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value (1)	Appraised Value PSF
15155 Northam Street	La Mirada, CA	Los Angeles	$45,375,000	9.61%	$104	1995/2000,2005	436,739	$60,500,000	$139
120 Longs Pond Road	Lexington, SC	Columbia	$27,750,000	5.87%	$55	1988/1992, 2004	504,627	$37,000,000	$73
7004 E. Hanna Avenue	Tampa, FL	Tampa	$23,700,000	5.02%	$70	1989/2006	336,634	$31,600,000	$94
1685 W. Cheyenne Avenue	North Las Vegas, NV	Las Vegas	$23,250,000	4.92%	$76	1997	307,790	$31,000,000	$101
7801 Statesville Road	Charlotte, NC	Charlotte	$22,672,500	4.80%	$53	1992/1997	427,894	$30,230,000	$71
300 Lawrence Dr.	Livermore, CA	San Francisco	$21,525,000	4.56%	$65	1992/2002	330,250	$28,700,000	$87
4550 W. Buckeye Road	Phoenix, AZ	Phoenix-Mesa	$20,865,000	4.42%	$66	1989/1998	313,900	$27,820,000	$89
8024 Telegraph Road	Severn, MD	Baltimore	$19,800,000	4.19%	$57	1989/1998	346,271	$26,400,000	$76
10211 North I-35 Service Road	Oklahoma City, OK	Oklahoma City	$19,575,000	4.14%	$61	1999/2007	321,769	$26,100,000	$81
7598 NW 6th Avenue	Boca Raton, FL	Fort Lauderdale	$18,750,000	3.97%	$109	1993	172,200	$25,000,000	$145
11994 Livingston Road	Manassas, VA	Washington, DC	$17,925,000	3.79%	$62	1985/1995,1998,2007	287,080	$23,900,000	$83
1500 NC Hwy 39	Zebulon, NC	Atlanta	$16,762,500	3.55%	$43	1996/2007	394,065	$22,350,000	$57
28001 Napier Road	Wixom, Ml	Detroit	$13,500,000	2.86%	$47	1999	286,800	$18,000,000	$63
11955 E. Peakview Ave.	Centennial, CO	Denver	$12,825,000	2.71%	$34	1987/1998	381,032	$17,100,000	$45
12301 Cumberland Road	Fishers, IN	Indianapolis	$12,375,000	2.62%	$54	1998	229,062	$16,500,000	$72
1899 N U.S. Hwy 1	Ormand Beach, FL	Daytona Beach	$11,625,000	2.46%	$58	1986-1998	202,143	$15,500,000	$77
222 Otrobando Ave. P.O. Box 103	Norwich, CT	Hartford	$11,250,000	2.38%	$47	1948, 1995/1999	240,609	$15,000,000	$62
9605 54th Avenue North	Plymouth, MN	Minneapolis/St. Paul	$11,250,000	2.38%	$51	1986/1997, 2003	219,530	$15,000,000	$68
W137 N9245 Highway 45	Menomonee Falls, Wl	Milwaukee	$10,650,000	2.25%	$62	1982/1988	172,826	$14,200,000	$82
950 South Shiloh Road and 1992 Forest Lane	Garland, TX	Dallas	$10,125,000	2.14%	$28	1989/2007	357,370	$13,500,000	$38
111 Alliant Drive	Houston, TX	Houston	$9,900,000	2.10%	$59	2000	167,939	$13,200,000	$79
755 Pierce Road	Clifton Park, NY	Schenectady	$8,850,000	1.87%	$59	1986/1996	150,000	$11,800,000	$79
40 Fort Lewis Boulevard	Salem, VA	Roanoke	$8,850,000	1.87%	$25	1972/2002	356,178	$11,800,000	$33
8000 Bavaria Road	Twinsburg, OH	Cleveland	$8,287,500	1.75%	$49	1991/2005	167,575	$11,050,000	$66
10410 S. 50th Place	Phoenix, AZ	Phoenix-Mesa	$7,620,000	1.61%	$122	1985/2004	62,388	$10,160,000	$163
1 Quality Lane	Streator, IL	Chicago	$7,275,000	1.54%	$47	1978/1995	155,100	$9,700,000	$63
2850 Selma Highway	Montgomery, AL	Montgomery	$6,892,500	1.46%	$23	1965/1999	304,112	$9,190,000	$30
5445 Spellmire Drive	Cincinnati, OH	Cincinnati	$5,947,500	1.26%	$29	1988/1996	203,958	$7,930,000	$39
1350/1400 N. 10th Street	Paducah, KY	Paducah-McCraken	$5,568,750	1.18%	$36	1976/1998	155,994	$7,425,000	$48
1044/1045 Garden Street	Greensburg, PA	Pittsburgh	$5,445,000	1.15%	$17	1956/2006	323,900	$7,260,000	$22
4601 32nd Ave S	Grand Forks, ND	Grand Forks	$5,306,250	1.12%	$45	1994/2004	119,220	$7,075,000	$59
5353 Nathan Lane North	Plymouth, MN	Minneapolis	$4,181,250	0.89%	$52	1990/2007	79,855	$5,575,000	$70
125 Gardenville Parkway West	Cheektowaga, NY	Buffalo	$3,975,000	0.84%	$26	1970/1988, 1998	150,104	$5,300,000	$35
6315 John J Pershing Drive	Omaha, NE	Omaha	$3,225,000	0.68%	$30	1990/2003	107,000	$4,300,000	$40
3500 Saratoga Ave	Bismarck, ND	Bismarck	$2,887,500	0.61%	$44	1996/2006	65,800	$3,850,000	$59
333-340 Cleremont Avenue	Chicago, IL	Chicago	$2,700,000	0.57%	$57	1960/2007	47,700	$3,600,000	$75
2575 Virginia Avenue	Hurricane, WV	Charleston	$2,700,000	0.57%	$20	1969/1997-2001	137,337	$3,600,000	$26
345 Kino Drive	Tucson, AZ	Tucson	$1,230,000	0.26%	$64	1960/2001	19,346	$1,640,000	$85
Total/Weighted Average			$472,391,250	100.00%	$52		9,042,097	$629,855,000	$70

(1)	Construction for the expansion of the following properties is currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas, NV), 10211 North I-35 Service Road (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC), 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion within the portfolio provides additional collateral for the loan, appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

Property Name	% of Portfolio Four Wall EBITDAR(1)	2006 Sales per Sq. Ft.	Total Sq. Ft.	Dry Storage % of Sq. Ft.(2)	Cooler % of Sq. Ft.	Freezer % of Sq. Ft.	Ceiling Height (feet)(3)	Bay Doors
15155 Northam Street	5.78%	$1,179.93	436,739	57%	15%	27%	40	57
120 Longs Pond Road	11.14%	$1,204.24	504,627	50%	16%	35%	40	56
7004 E. Hanna Avenue	3.60%	$891.30	336,634	53%	23%	23%	35	34
1685 W. Cheyenne Avenue	4.32%	$1,255.98	307,790	65%	16%	19%	30	46
7801 Statesville Road	3.22%	$1,107.86	427,894	55%	21%	24%	40	67
300 Lawrence Dr.	5.27%	$1,500.47	330,250	62%	16%	22%	30	36
4550 W. Buckeye Road	4.66%	$1,286.98	313,900	58%	14%	28%	32	40
8024 Telegraph Road	2.60%	$1,109.30	346,271	59%	18%	23%	35	43
10211 North I-35 Service Road	2.95%	$871.60	321,769	63%	13%	24%	36	41
7598 NW 6th Avenue	0.78%	$861.43	172,200	59%	20%	21%	32	30
11994 Livingston Road	3.29%	$870.44	287,080	59%	21%	20%	43	42
1500 NC Hwy 39	6.66%	$1,082.52	394,065	64%	13%	23%	40	47
28001 Napier Road	1.91%	$1,192.35	286,800	59%	21%	20%	35	7
11955 E. Peakview Ave.	4.66%	$982.36	381,032	70%	20%	10%	35	39
12301 Cumberland Road	2.83%	$931.11	229,062	65%	14%	22%	28	36
1899 N U.S. Hwy 1	2.59%	$1,116.21	202,143	51%	17%	32%	27	46
222 Otrobando Ave. P.O. Box 103	0.86%	$741.90	240,609	81%	6%	13%	44	39
9605 54th Avenue North	3.03%	$1,318.02	219,530	70%	6%	24%	30	25
W137 N9245 Highway 45	0.37%	$591.92	172,826	57%	19%	24%	30	22
950 South Shiloh Road and 1992 Forest Lane	3.18%	$891.75	357,370	59%	15%	26%	27	28
111 Alliant Drive	0.91%	$854.43	167,939	54%	27%	19%	34	29
755 Pierce Road	3.14%	$1,631.52	150,000	47%	23%	31%	33	33
40 Fort Lewis Boulevard	4.56%	$958.93	356,178	60%	13%	27%	32	56
8000 Bavaria Road	1.21%	$1,048.76	167,575	46%	30%	24%	28	29
10410 S. 50th Place	-4.22%	NAP	62,388	NAP	NAP	NAP	NAP	NAP
1 Quality Lane	0.84%	$1,622.31	155,100	46%	29%	26%	27	26
2850 Selma Highway	5.61%	$1,440.65	304,112	62%	10%	27%	38	55
5445 Spellmire Drive	2.74%	$1,018.23	203,958	58%	15%	27%	35	30
1350/1400 N. 10th Street	1.37%	$1,077.68	155,994	63%	18%	19%	36	22
1044/1045 Garden Street	3.57%	$696.31	323,900	81%	6%	12%	30	30
4601 32nd Ave S	2.13%	$1,207.46	119,220	22%	23%	22%	31	11
5353 Nathan Lane North	NAP	NAP	79,855	100%	0%	0%	24	6
125 Gardenville Parkway West	0.92%	$979.20	150,104	67%	8%	25%	32	25
6315 John J Pershing Drive	0.75%	$1,240.96	107,000	63%	15%	22%	24	18
3500 Saratoga Ave	NAP	NAP	65,800	64%	22%	14%	31	12
333-340 Cleremont Avenue	1.07%	$2,217.80	47,700	40%	47%	13%	14	4
2575 Virginia Avenue	1.59%	$855.78	137,337	70%	9%	20%	32	17
345 Kino Drive	0.23%	$410.09	19,346	54%	41%	5%	16	2
Total/Weighted Average:	100.00%	$1,058.18	9,042,097	62%	17%	21%	30	32

(1)	Four Wall EBITDAR is defined as earnings from operations (after deducting compensation payable directly or indirectly to employees in the nature of regular salaries, wages and bonuses), plus, to the extent deducted in determining such earnings: interest expense, income taxes, depreciation and amortization, any rental expense on real property, corporate-level overhead expense, royalty charges from affiliates, pre-opening expenses and restructuring expenses, provisions for impairments, closings and disposals, and any non-cash charges. Total 2006 Four Wall EBITDAR for the portfolio properties was reported to equal approximately $473,736,454.

(2)	Dry Storage allocation includes dry storage, dock space and office space.

(3)	Ceiling height only applies to distribution space height.

Tenant.    U.S. Foodservice is the second largest foodservice distributor in the United States with $19.2 billion of net sales in 2006, and one of only two national broadline foodservice distributors. U.S. Foodservice serves geographical areas that represent over 90% of the country’s population. U.S. Foodservice operates more than 70 facilities with 27,000 employees and distributes food and related products to over 250,000 customers, including restaurants, hospitals, hotels, schools, the government and other establishments where food is prepared. Customers are served by a sales force of approximately 4,800 people with a separate sales force dedicated to the needs of national account customers. U.S. Foodservice offers an array of fresh, frozen, dry and non-food products with over 300,000 stock-keeping units (“SKU”) and a private label product portfolio encompassing 4,000 SKUs. U.S. Foodservice has approximately 6,000 suppliers and a private refrigerated transport fleet with more than 6,000 tractor trailers traveling over 250 million miles annually. Broadline is U.S. Foodservice’s primary segment and accounted for 85% of net sales for the fiscal year ending December 30, 2006. Broadline customers are primarily independently owned restaurants as well as a diverse group of other independent customers such as country clubs, caterers, independent nursing homes and community centers. The North Star business segment accounted for 15% of net sales for the fiscal year ending December 30, 2006. North Star primarily serves “National Chain Restaurant” customers, which are generally large multi-unit customers with a national presence in the casual dining and quick service restaurant categories.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

U.S. Foodservice has been in operation for over 150 years and through acquisition and growth, three companies (U.S. Foodservice, PYA/Monarch and Alliant Foodservice) emerged and became U.S. Foodservice. In 2000, Ahold entered the United States foodservice distribution industry through the acquisition of U.S. Foodservice and PYA/Monarch. In November 2001, Ahold acquired Alliant Foodservice and established U.S. Foodservice as the second largest broadline foodservice distribution company in the United States. In November 2006, Ahold cited limited near-term synergies between U.S. Foodservice and its retail operations, and decided to focus their resources and expertise wholly on the future growth of their retail businesses with the divestiture of U.S. Foodservice to the sponsors.

The commercial foodservice market has experienced uninterrupted annual growth every year since 1975, increasing at an average annual growth rate of over 6% for the past 30 years. The percentage of consumer spending in the foodservice market has increased steadily during this period and the shift is expected to continue as a result of rising disposable income, an increase in the number of restaurants, and favorable demographic trends such as an aging population base that spends more per capita at foodservice establishments.

Master Lease.    U.S. Foodservice is subject to a 20-year absolute triple-net unitary master lease (the “U.S. Foodservice Lease”) expiring on July 31, 2027 at an initial NNN base rent of $52,585,051 and an average NNN base rent of $55,214,304 during the term of the USFS Industrial Distribution Portfolio Loan. The lease is structured with contractual rent increases of 10% on the fifth, tenth, and fifteenth anniversary dates of the lease commencement date in July 2007. The contractual rental rate for the USFS Industrial Distribution Portfolio Properties was determined in accordance with the alternate use market rent for each USFS Industrial Distribution Portfolio Property as concluded by the appraisers. The lease does not contain any extension options or termination options. U.S. Foodservice is responsible for the payment of all real estate taxes, insurance premiums, operating expenses and capital expenditures.

The following table presents certain information relating to the USFS Industrial Distribution Portfolio Loan:

Base Lease Term Schedule of Rents
Period	Rentable SF	Rent PSF	Total NNN Base Rent
Years 1-5	9,042,097	$5.82	$52,585,051
Years 6-10	9,042,097	$6.40	$57,843,556
Years 11-15	9,042,097	$7.04	$63,627,911
Years 15-20	9,042,097	$7.74	$69,990,703

Escrows and Reserves.    At loan closing, the USFS Industrial Distribution Portfolio Borrower deposited $2,556,875 (representing 125% of the estimated costs) to cover environmental testing and any possible remediation (if found) with respect to various individual USFS Industrial Distribution Portfolio Properties. The environmental assessment recommended that certain additional tests be completed to assess underground storage tanks, oil water separators and other matters for which there has not been recently completed testing. However, there is no indication in the environmental assessment that there is any environmental contamination at these properties. The environmental escrow amount may be disbursed from time to time, provided that in no event may any allocated environmental testing amount (as identified on a property by-property basis) be reduced to less than 20% of such allocated environmental testing amount prior to the final installment.

On September 1, 2007, the borrower deposited $4,382,088 (the amount equal to one month of base rent under the U.S. Foodservice Lease) into a reserve account, to be held as additional collateral for the USFS Industrial Distribution Portfolio Loan. In addition, from and after the occurrence of an event of default under the USFS Industrial Distribution Portfolio Whole Loan, escrows will be required for (i) 1/12 of estimated annual real estate taxes, (ii) 1/12 of estimated annual insurance premiums and (iii) ground rent payable with respect to certain USFS Industrial Distribution Portfolio Properties.

Lockbox and Cash Management.    A hard lockbox is in place with respect to the USFS Industrial Distribution Portfolio Whole Loan. The lockbox will remain in place until the USFS Industrial Distribution Portfolio Loan has been repaid in full.

Property Management.    The USFS Industrial Distribution Portfolio Properties are managed by U.S. Foodservice, Inc., the tenant under the U.S. Foodservice Lease.

Mezzanine Loan and Preferred Equity Interest.    Not allowed.

Additional Secured Indebtedness (not including trade debts).    The USFS Industrial Distribution Portfolio Mortgage also secures five other pasi passu notes with the aggregate principal balance as of the Cut-off Date of $382,636,912. See “—Loan” above.

Release of Parcels.    The USFS Industrial Distribution Portfolio Borrower is permitted to obtain a release of an individual property in connection with a sale of such property to a third party for fair market value, subject to the satisfaction of certain conditions, including, but not limited to: (i) the payment of a release price in an amount equal to the greater of (a) 90% of the net proceeds from such sale and (b) 110% of the allocated loan amount which prepayment must be accompanied by a yield maintenance premium, or from and after the expiration of the defeasance lockout period, instead effecting a partial defeasance (as set forth below), (ii) after giving effect to such release, the DSCR of the remaining USFS Industrial Distribution Portfolio Properties may not be less than the greater of (a) 80% of the DSCR immediately prior to such release and (b) the DSCR at loan closing, and (iii) after giving effect to such release, the LTV of the USFS Industrial Distribution Portfolio Properties may not be greater than the LTV at loan closing.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

At any time subsequent to the defeasance lockout period (which is the period commencing on the first day after the expiration of the prepayment lockout period and ending on the date that is 2 years after the date on which the entire principal amount of each pari passu note is securitized) and prior to the date that is 6 months prior to the maturity date, the USFS Industrial Distribution Portfolio Loan allows for a release of an individual property by defeasance, subject to the satisfaction of certain conditions, including, but not limited to: (i) the applicable conditions set forth in the immediately preceding paragraph regarding a property release are satisfied, (ii) the defeasance collateral has been deposited as set forth in the loan documents, and (iii) the lender has received a written confirmation from each rating agency that such defeasance will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned by such rating agency to any class of certificates.

Property Substitution.    The USFS Industrial Distribution Portfolio Borrower may substitute one or more similar fee owned or ground leased property for any of the USFS Industrial Distribution Portfolio Properties, subject to the satisfaction of certain conditions, including, but not limited to: (i) such substitution satisfies REMIC eligibility; (ii) after giving effect to such substitution, the DSCR is not less than the greater of (a) 80% of the DSCR immediately prior to such substitution and (b) the DSCR at loan closing; (iii) after giving effect to such substitution, the LTV is not greater than the lesser of (a) the LTV immediately prior to such substitution and (b) the LTV at loan closing, (iv) the lender has received a written confirmation from each rating agency that such substitution will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned by such rating agency to any class of certificates and (v) the USFS Industrial Distribution Portfolio Borrower has submitted customary due diligence materials satisfying the criteria described in the loan documents. The substitute property will also be subject to a geographic diversity test, so that USFS Industrial Distribution Portfolio Properties located in a single state do not cause the aggregate release amounts with respect to individual properties located in any single state to exceed 30% of the principal amount. The substitute property must be made subject to the U.S. Foodservice Lease and may not have a value that is less than the property being replaced. The USFS Industrial Distribution Portfolio Borrower will not be permitted to substitute properties with an aggregate release amount equal to more than 30% of the principal amount, subject to REMIC eligibility tests.

Certain additional information regarding the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Properties is set forth on Appendix II hereto.

Mortgage Loan No. 6 – Wyvernwood Garden Apartments

Mortgage Loan No. 6 – Wyvernwood Garden Apartments

Wyvernwood Garden Apartments
2901 East Olympic Boulevard
Los Angeles, CA 90023
Los Angeles
East Los Angeles
Commerce
Maywood
Vernon
Huntington Park
PACIFIC OCEAN
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

Mortgage Loan No. 6 – Wyvernwood Garden Apartments

Loan Information
Mortgage Loan Seller:	MSMCH
Original Balance(1):	$86,000,000
Cut-off Date Balance(1):	$86,000,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Refinance
First Payment Date:	July 8, 2007
Interest Rate:	6.050%
Amortization:	Interest Only
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	June 8, 2012
Expected Maturity Balance(1):	$86,000,000
Sponsor(s):	Mark Sanders and Ian Sanders
Interest Calculation:	Actual/360
Call Protection:	Prepayable with the greater of Yield Maintenance or 1% until March 7, 2012. Prepayable without a premium from and after March 8, 2012.
Loan per Unit:	$72,451.56

Up-front Reserves:	RE Tax:	$42,744
	Insurance:	$163,640
	Interest Reserve(2):	$2,325,000
	Renovation Reserve(2):	$1,200,000
	Holdback Reserve(2):	$540,000

Ongoing Reserves:	RE Tax:	$42,744/month
	Insurance:	$23,030/month
	Cap Ex:	$24,737/month
Lockbox:	Soft, Springing Hard

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Property Sub-type:	Garden
Location:	Los Angeles, CA
Year Built/Renovated:	1939/1999, 2000 & 2004-2006
Percent Leased(3):	93.9%
Units:	1,187
The Collateral:	A 151-building multifamily apartment complex
Ownership Interest:	Fee
Property Management:	Sawyer Property Management of California LLC

3rd Most Recent NOI (As of):	$6,201,025	(2005)
2nd Most Recent NOI (As of):	$6,614,954	(2006)
Most Recent NOI (As of):	$6,768,744	(TTM 10/31/2007)
U/W Net Op. Income:	$6,768,744
U/W Net Cash Flow:	$6,471,994
U/W Occupancy:	94.4%
Appraised Value:	$185,700,000
Cut-off Date LTV:	46.3%
Maturity Date LTV:	46.3%
DSCR:	1.23x

(1)	The subject $86,000,000 loan represents the senior portion of a $141,000,000 mortgage loan. The original and current principal balance of two subordinate notes is $55,000,000. See “The Loan” and “Additional Indebtedness” herein for additional information.

(2)	See “Escrows and Reserves” for specific details.

(3)	Percent Leased is based on the rent roll dated April 18, 2007.

The Wyvernwood Garden Apartments Loan

The Loan.    The sixth largest loan (the “Wyvernwood Garden Apartments Loan”) as evidenced by the Promissory Note is secured by a first priority fee Deed of Trust and Security Agreement (the “Wyvernwood Garden Apartments Mortgage”) encumbering a 1,187-unit 151-building apartment complex known as Wyvernwood Garden Apartments, located in Los Angeles, California (the “Wyvernwood Garden Apartments Property”). The Wyvernwood Garden Apartments Loan was originated on June 8, 2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

The Wyvernwood Garden Apartments Loan is the senior portion of a $141,000,000 whole mortgage loan (the “Wyvernwood Garden Apartments Whole Loan”). The remaining portion of the Wyvernwood Garden Apartments Whole Loan consists of a $28,000,000 subordinate note and a $27,000,000 subordinate note.

The Borrower.    The borrower is Thurman Interim California, LLC, a Delaware limited liability company (the “Wyvernwood Garden Apartments Borrower”) that owns no material asset other than the Wyvernwood Garden Apartments Property and related interests.

Mortgage Loan No. 6 – Wyvernwood Garden Apartments

Brothers Mark Sanders and Ian Sanders, the sponsors of the Wyvernwood Garden Apartments Loan, indirectly control the Wyvernwood Garden Apartments Borrower.

The Property.    The Wyvernwood Garden Apartments Property is an 1,187-unit garden apartment complex located in the Boyle Heights neighborhood of Los Angeles, California, three miles southeast of the central business district of Los Angeles. The Wyvernwood Garden Apartment Property is comprised of 151 buildings, which are situated on a contiguous site of approximately 60.95 acres. The Wyvernwood Garden Apartments Property was originally constructed in 1939 and renovated in 1999, 2000 and 2004-2006.

Unit Type	Number of Units	Percent Leased(1)	Average SF per Unit	Average Monthly Market Rent per Unit	Average Monthly Market Rent per SF	Average Monthly Contract Rent per Unit	Average Monthly Contract Rent per SF
Studio	22	91%	300	700	2.33	$671	$2.24
1-Bedroom	449	93%	611	915	1.50	$764	$1.25
2-Bedroom	640	94%	831	1,244	1.50	$898	$1.08
3-Bedroom	76	99%	1,122	1,619	1.44	$1,115	$0.98
Total	1,187	94%	757	$1,133	$1.51	$856	$1.16

(1)	Percent Leased is based on the rent roll dated April 18, 2007.

Escrows and Reserves.    At loan closing, the Wyvernwood Garden Apartments Borrower deposited (i) $2,325,000 into an interest reserve, which will be used to cover debt service shortfalls until the DSCR becomes equal to or exceeds 1.10x for a period of six consecutive calendar months and no event of default has occurred and is continuing (at which time any remaining interest reserve will be released to the Wyvernwood Garden Apartments Borrower), (ii) $1,200,000 into a renovation reserve for certain base building and unit renovations, and (iii) $540,000 as a holdback reserve, to be disbursed to the Wyvernwood Garden Apartments Borrower in monthly installments of $45,000 (1/12th of the initial holdback reserve) over the first year of the Wyvernwood Garden Apartments Whole Loan, or until the DSCR becomes equal to or exceeds 1.00x and no event of default has occurred and is continuing (at which time any remaining holdback reserve will be released to the Wyvernwood Garden Apartments Borrower). Additionally, the Wyvernwood Garden Apartments Borrower is required to escrow monthly 1/12 of annual real estate taxes and 1/12 of annual insurance premiums, as well as an amount equal to $24,737 into a capital expenditure reserve (which amount is not to be used for the renovations to be funded by the renovation reserve).

Lockbox and Cash Management.    A soft lockbox is in place with respect to the Wyvernwood Garden Apartments Loan. The lockbox springs to hard upon an event of default. The lockbox will be in place until the Wyvernwood Garden Apartments Loan has been repaid in full.

Property Management.    The Wyvernwood Garden Apartments Property is managed by the Sawyer Property Management of California LLC.

Mezzanine Loan and Preferred Equity Interest.    Not allowed.

Additional Secured Indebtedness (not including trade debts).    The Wyvernwood Garden Apartments Mortgage also secures two B-notes with a combined principal balance as of the Cut-off Date of $55,000,000, which are not included in the trust. The aggregate mortgage loan is $141,000,000 with an aggregate LTV of 75.9% and an aggregate underwritten DSCR of 0.69x. The first B-note ($28,000,000) has a coupon of 6.05% and the second B-note ($27,000,000) has a coupon of 8.50%. Both are coterminous with the Wyvernwood Garden Apartments Loan. See “Description of the Mortgage Pool—The Serviced Companion Loans—Wyvernwood Garden Apartments.”

Release of Parcels.    Not allowed.

Certain additional information regarding the Wyvernwood Garden Apartments Loan and the Wyvernwood Garden Apartments Property is set forth on Appendix II hereto.

Mortgage Loan No. 7 – Bangor Mall

macy's

DICK'S
SPORTING GOODS

STILLWATER AVE.
Dick's Sporting Goods
Sears
JCPenney
BANGOR MALL
BANGOR MALL BLVD.
Macy's
I-95

JCPenney

Mortgage Loan No. 7 – Bangor Mall

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
Old Town
Pushaw Lake
University of Maine
Orono
Forest Ave
Bangor Mall
663 Stillwater Avenue
Bangor, ME 04401
Stillwater Ave
Bangor
Union St
Husson College
Broadway Shopping Center
Bangor Air Guard Station
BANGOR INT'L
University College of Bangor
St Joseph Hospital
Eastern Maine Medical Center
Bangor City Hall
Hammond St
Bangor Raceway
Bangor Municipal Golf Course
Penobscot Valley Country Club
Brewer
East West Industrial Park
BREWER AIRPORT
Hampden
Penobscot River
Western Ave
Main St
Wilson St
Fredericton
CANADA
MAINE
Bangor
Augusta
Waterville
Lewiston
Auburn
Portland
Westbrook
Saco
Berlin
Laconia
NH
Atlantic Ocean

Mortgage Loan No. 7 – Bangor Mall

Bangor Mall

Interstate 95
Hogan Road
Hampton Inn
STAPLES
Sears
DICK'S
BORDERS
Bangor Mall Boulevard
macy's
JCPenney
Bangor Cinemas 1-10
(Ground Lease)
(Ground Lease)
Stillwater Avenue

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

LEGEND

- Anchor Tenant
- Part of the collateral, in line tenants
- Not part of the collateral

Mortgage Loan No. 7 – Bangor Mall

Loan Information
Mortgage Loan Seller	GECC
Original Balance:	$80,000,000
Cut-off Date Balance:	$80,000,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Refinance
First Payment Date:	November 1, 2007
Interest Rate:	6.147%
Amortization:	Interest Only
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	October 1, 2017
Expected Maturity Balance:	$80,000,000
Sponsor(s):	Simon Property Group
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after April 1, 2017.

Loan per SF(1):	$149.17

Up-front Reserves(2):	Environmental:	$115,000

Ongoing Reserves:	None

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Property Sub-type:	Anchored
Location:	Bangor, ME

Year Built/Renovated:	1979/1997
Percent Leased(1):	95.2%
Square Footage(1):	536,299
The Collateral:	A regional shopping center
Ownership Interest:	Fee

Property Management:	Kravco Simon Company

3rd Most Recent NOI (As of):	$7,356,826	(2005)
2nd Most Recent NOI (As of):	$7,444,721	(2006)
Most Recent NOI (As of):	$7,381,615	(TTM 04/30/2007)
U/W Net Op. Income:	$8,457,942
U/W Net Cash Flow:	$8,060,368
U/W Occupancy:	91.6%
Appraised Value:	$128,000,000
Cut-off Date LTV:	62.5%
Maturity Date LTV:	62.5%
DSCR:	1.62x

(1)	Collateral square footage and all derivative calculations are based on the underwritten rent roll dated September 6, 2007 with the inclusion of a 4,067 square foot tenant whose lease began in October 2007.

(2)	See “Escrows and Reserves” for specific details.

The Bangor Mall Loan

The Loan.    The seventh largest loan (the “Bangor Mall Loan”) as evidenced by the Promissory Note (the “Bangor Mall Note”) is secured by a first priority fee Deed of Trust (the “Bangor Mall Mortgage”) encumbering the 536,299 square foot regional mall known as Bangor Mall, located in Bangor, Maine (the “Bangor Mall Property”). The Bangor Mall Loan was originated on September 10, 2007 by or on behalf of General Electric Capital Corporation.

The Borrower.    The borrower is Bangor Mall, LLC, a Delaware limited liability company (the “Bangor Mall Borrower”) that owns no material assets other than the Bangor Mall Property and related interests. The Bangor Mall Borrower is controlled by Simon Property Group (rated A-/A2/A- by S&P/Moody’s/Fitch), which is the primary sponsor of the Bangor Mall Loan. Headquartered in Indianapolis, Indiana, Simon Property Group (NYSE: SPG) is the largest publicly traded retail real estate investment trust in North America. Founded in 1960, Simon Property Group focuses on the ownership, development, management and marketing of retail real estate through five platforms that include regional malls, Premium Outlet Centers, The Mills, community/lifestyle centers and international properties, with a particular emphasis on regional malls. Simon currently owns or has an interest in 286 properties in the United States containing an aggregate of 201 million square feet of gross leasable area in 38 states plus Puerto Rico. As of December 31, 2006, Simon reported a net income available to common shareholders of $486 million, up 21% from 2005, and revenue of $3.3 billion.

The Property.    The Bangor Mall Property is located in Bangor, Maine, which is situated in Penobscot County in southeastern Maine and is the third-largest city in Maine. The Bangor Mall Property was originally constructed in 1979 and renovated in 1997. It consists of a 655,124 square foot, one-story enclosed regional mall, of which 536,299 square feet serve as collateral for the Bangor Mall Loan. The Bangor Mall Property is situated on approximately 94.34 acres and includes 3,524 parking spaces. The Bangor Mall Property is anchored by Sears, Macy’s, Dick’s Clothing & Sport and JCPenney. The Macy’s store and the underlying land are owned by Macy’s, Inc. and are not part of the collateral for the Bangor Mall Loan. Based on the underwritten rent roll dated September 6, 2007, the Bangor Mall Property exhibited 96.1% occupancy inclusive of the non-owned Macy’s tenant, 95.2% occupancy for collateral space and 86.9% occupancy for inline, food court and kiosk space. Based on year-end 2006 sales, total sales for inline tenants were $381 per square foot with an average occupancy cost of 12.3%.

Mortgage Loan No. 7 – Bangor Mall

The following table presents certain information relating to the anchor tenants at the Bangor Mall Property:

Anchor	Parent Company	Credit Rating of Parent Company (Fitch/Moody’s/S&P)(1)	GLA	% of GLA	Collateral Interest	Operating Covenant Expiration	YE 2006 Sales PSF
Macy’s(2)	Macy’s, Inc.	BBB/Baa2/BBB	118,825	NAP	No	11/30/2077	NAP
Sears	Sears Holding Corporation	BB/Ba1/BB+	105,817	20%	Yes	10/31/2013	$224
JCPenney	J.C. Penney Company, Inc.	BBB/Baa3/BBB-	95,082	18%	Yes	02/28/2009	$165
Dick’s Clothing & Sport(2)	Dick’s Sporting Goods, Inc.	---/--/--	68,052	13%	Yes	01/31/2020	NAP
Total			387,776

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Macy’s and Dick’s Clothing & Sport do not report sales.

The following table presents certain information relating to the major tenants at the Bangor Mall Property:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF(2)	% of Total NRSF	Annualized Underwritten Base Rent ($) (2)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($Per NRSF)	Lease Expiration
Dick’s Clothing & Sport	---/--/--	68,052	13%	$672,000	10%	$9.87	01/31/2020
JCPenney	BBB/Baa3/BBB-	95,082	18%	$347,456	5%	$3.65	02/28/2009
The Gap/Gap Kids	BB+/Ba1/BB+	11,094	2%	$270,183	4%	$24.35	01/31/2012
Sears	BB/Ba1/BB+	105,817	20%	$264,543	4%	$2.50	10/31/2013
Total/Weighted Average		280,045	52%	$1,554,182	23%	$5.55

Other Tenants	Various	230,637	43%	$5,325,164	77%	$23.09	Various
Vacant Space	NAP	25,617	5%	$0	0%	$0.00	NAP
Total/Weighted Average		536,299	100%	$6,879,347	100%	$13.47

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Figures reflect the inclusion of 4,067 square foot tenant whose lease began in October 2007.

Lease Rollover Schedule(1)
Year	# of Leases Rolling	Average Base Rent per SF Rolling	% of Total Square Feet Rolling	Cumulative % of SF Rolling	% of Total Base Rental Revenues Rolling	Cumulative % of Total Base Rental Revenues Rolling
Vacant	9	$0.00	5%	5%	0%	0%
MTM	3	$16.51	1%	6%	1%	1%
2007	0	$0.00	0%	6%	0%	1%
2008	12	$34.92	3%	9%	8%	9%
2009	9	$6.49	31%	39%	15%	24%
2010	5	$40.02	1%	40%	3%	27%
2011	5	$27.20	2%	43%	5%	32%
2012	8	$21.35	7%	49%	11%	44%
2013	10	$7.84	24%	73%	15%	59%
2014	3	$46.56	1%	75%	4%	63%
2015	3	$19.50	2%	76%	3%	65%
2016	7	$33.38	3%	79%	8%	73%
2017 & Beyond	13	$16.58	21%	100%	27%	100%

(1)	Figures reflect the inclusion of 4,067 square foot tenant whose lease began in October 2007.

Escrows and Reserves.    The Bangor Mall Borrower deposited with the lender an environmental escrow equal to the maximum projected investigation and remedial costs associated with petroleum hydrocarbon impact to the groundwater at the Bangor Mall Property. The monies held in the environmental escrow account will be released to the Bangor Mall Borrower upon receipt of a “no further action” determination or similar notification from the Maine Department of Environmental Protection (“MDEP”). No impact to soil was detected. In addition, the JCPenney parcel at the Bangor Mall Property has a No. 2 fuel oil underground storage tank which last tested tight and recent sampling around the tank confirmed no reading above detection levels. However, it is currently non-compliant with MDEP regulations. This is an administrative deficiency and not an environmental impairment.

Mortgage Loan No. 7 – Bangor Mall

Lockbox and Cash Management.    A hard lockbox is in place with respect to the Bangor Mall Loan.

Property Management.    The Bangor Mall Property is managed by Kravco Simon Company, an affiliate of the Bangor Mall Borrower. The management agreement is subordinate to the Bangor Mall Loan.

Mezzanine Loan and Preferred Equity Interest.    The Bangor Mall Borrower may incur future mezzanine financing subject to certain conditions including: (i) that no event of default has occurred and is continuing, (ii) the issuance of the mezzanine loan by one or more mezzanine lenders (collectively, the “Bangor Mall Mezzanine Lenders”), each of which must be an institutional lender, (iii) maintenance of a DSCR (including mezzanine indebtedness) of no less than 1.10x and an LTV of no more than 80%, (iv) that the term of mezzanine loan is coterminous with or matures subsequent to the Bangor Mall Loan and (v) execution of an intercreditor agreement by Bangor Mall Mezzanine Lenders in connection with that mezzanine loan and the Bangor Mall Loan.

Additional Secured Indebtedness (not including trade debts). Not allowed.

Release of Parcels. Not permitted.

Certain additional information regarding the Bangor Mall Loan and the Bangor Mall Property is set forth on Appendix II hereto.

Mortgage Loan No. 8 – Milford Crossing

Mortgage Loan No. 8 – Milford Crossing

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
Milford Crossing
1349 Boston Post Road
Milford, CT 06460
Ansonia
Derby
Shelton
Orange
New Haven
West Haven
Trumbull
Milford
Stratford
Bridge-port
Woodmont
Long Island Sound
Milford Harbor
New Haven Harbor
Indian Well State Park
Osbornedale State Park
West Rock Ridge State Park
West Rock Park
Silver Sands State Park
MERRITT PKWY
WILBUR CROSS PKWY
MILFORD PKWY
GOVERNOR JOHN DAVIS LODGE TPKE
Boston Post Rd
Connecticut Post Mall
Amity Plaza
Derby Ave
Orange Ave
Bridgeport Ave
Meadowside Rd
Barnum Ave
Stratford Ave
Main St
Sikorsky Memorial
34
8
110
108
15
114
1
95
VT
NH
MA
NY
CT
RI
NJ
PA
Boston
Albany
Springfield
Hartford
Providence
Milford
Stamford
New York
Trenton
Atlantic Ocean

Mortgage Loan No. 8 – Milford Crossing

Mortgage Loan No. 8 – Milford Crossing

Loan Information
Mortgage Loan Seller:	MSMCH
Original Balance:	$75,500,000
Cut-off Date Balance:	$75,500,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Refinance
First Payment Date:	November 8, 2007
Interest Rate:	6.030%
Amortization:	Interest Only through November 8, 2013. Principal and interest payments of $454,117.90 beginning December 8, 2013 through the maturity date.
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	November 8, 2017
Expected Maturity Balance:	$71,825,815
Sponsor(s):	Louis L. Ceruzzi, Jr.
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after August 8, 2017.
Loan per SF:	$198.85

Up-front Reserves:	None
Ongoing Reserves:	RE Tax(1):	Springing
	Insurance(1):	Springing
	Cap Ex(1):	Springing

Lockbox:	Soft

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Property Sub-Type:	Anchored
Location:	Milford, CT
Year Built/Renovated:	2006, 2007/NAP
Percent Leased(2):	99.1%
Square Footage:	379,685
The Collateral:	Single-story retail power center

Ownership Interest:	Fee

Property Management:	Ceruzzi Properties, LLC.

3rd Most Recent NOI (As of):	NAP
2nd Most Recent NOI (As of):	NAP
Most Recent NOI (As of):	NAP
U/W Net Op. Income:	$5,935,211
U/W Net Cash Flow:	$5,746,706
U/W Occupancy:	97.2%
Appraised Value:	$100,000,000
Cut-off Date LTV:	75.5%
Maturity Date LTV:	71.8%
DSCR:	1.05x

(1)	See “Escrows and Reserves” for specific details.

(2)	Percent Leased is based on the rent roll dated October 23, 2007. Percent Leased includes two draft leases for Chase Bank and Arby’s. These two tenants account for 2.1% of property space and 5.7% of underwritten base rent.

The Milford Crossing Center Loan

The Loan.    The eighth largest loan (the “Milford Crossing Loan”) as evidenced by the Promissory Note (the “Milford Crossing Note”) is secured by a first priority fee Mortgage and Security Agreement (the “Milford Crossing Mortgage”) encumbering the 379,685 square foot retail power center known as Milford Crossing, located in Milford, Connecticut (the “Milford Crossing Property”). The Milford Crossing Loan was originated on October 9, 2007, by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

The Borrower.    The borrowers are two Delaware limited liability companies, Milford Crossing Investors LLC and Roses Mill Investors LLC (collectively, the “Milford Crossing Borrower”), that own no material asset other than the Milford Crossing Property and related interests. The Milford Crossing Borrower is indirectly owned by Louis L. Ceruzzi, Jr. (the sponsor of the Milford Crossing Loan), Willford Holdings LLC (an affiliate of Willet Companies, LLC) and Parker-Green Enterprises LLC. Mr. Ceruzzi has developed more than eight million square feet of retail shopping centers in the northeast since 1988. Willet Companies, LLC acquires, owns, operates, develops and manages commercial real estate, primarily in the New York area, and currently holds a portfolio with a value in excess of $700 million and an annual rent roll of $60 million. Parker-Green Enterprises LLC is an international development company, the holdings of which include commercial developments in the United Kingdom and Ireland, as well as in Central and Eastern Europe.

Mortgage Loan No. 8 – Milford Crossing

The Property.    The Milford Crossing Property, a single-story retail power center constructed in 2006 and 2007, is located in Milford, Connecticut, on the southeast side of Boston Post Road between East Town Road and Roses Mill Road, north of the super-regional Connecticut Post Mall at Exit 39B on I-95. The Milford Crossing Property is anchored by a non-grocery Wal-Mart (on a 20-year ground lease), along with eight nationally recognized junior anchor tenants: Barnes & Noble, Staples, Modell’s, PetCo, Jo-Ann Stores, Inc., Marshalls of MA, Inc., Golf Galaxy and Circuit City. Additionally, the Milford Crossing Property is shadow-anchored by a Super Stop & Shop Supermarket. The Milford Crossing Property is situated on approximately 51.46 acres and includes approximately 1,853 parking spaces.

Anchor	Parent Company	Credit Rating of Parent Company (Fitch/Moody’s/S&P) (1)	GLA	Collateral Interest	Operating Covenant Expiration(2)	YE 2006 Sales PSF
Wal-Mart (Ground Lease)	Wal-Mart Stores, Inc.	AA/Aa2/AA	142,129	Yes	NAP	NAP
Jo-Ann Stores, Inc.	Jo-Ann Stores, Inc.	—/B3/B-	35,000	Yes	NAP	NAP
Marshalls of MA, Inc.	The TJX Companies, Inc.	—/A3/A	31,342	Yes	NAP	NAP
Circuit City	Circuit City	—/—/—	30,000	Yes	NAP	NAP
Total			238,471
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the major tenants at the Milford Crossing Property:

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Wal-Mart	AA/Aa2/AA	142,129	38%	$1,200,000	19%	$8.44	03/31/2027
Circuit City	—/—/—	30,000	8%	$720,000	11%	$24.00	01/31/2023
Jo-Ann Stores, Inc.	—/B3/B-	35,000	9%	$630,000	10%	$18.00	06/30/2017
Barnes & Noble	—/—/—	28,028	7%	$579,058	9%	$20.66	02/28/2017
PetCo	—/—/B	18,000	5%	$415,800	7%	$23.10	04/30/2017
Staples	BBB+/Baa1/BBB+	20,000	5%	$400,000	6%	$20.00	01/12/2017
Marshalls of MA, Inc.	—/A3/A	31,342	8%	$391,785	6%	$12.50	04/30/2017
Golf Galaxy	—/—/—	15,000	4%	$375,000	6%	$25.00	04/30/2017
Modell’s	—/—/—	20,000	5%	$370,000	6%	$18.50	04/30/2022
Total/Weighted Average		339,499	89%	$5,081,643	80%	$14.97	NAP

Other Tenants	NAP	36,952	10%	$1,274,531	20%	$34.49	Various
Vacant Space	NAP	3,234	1%	$0	0%	$0.00	NAP
Total/Weighted Average		379,685	100%	$6,356,174	100%	$16.74	NAP

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the Milford Crossing Property:

Lease Rollover Schedule
Year	# of Leases Rolling	Average Base Rent per SF Rolling	% of Total Square Feet Rolling	Cumulative % of SF Rolling	% of Total Base Rental Revenues Rolling	Cumulative % of Total Base Rental Revenues Rolling
Vacant	1	$0.00	1%	1%	0%	0%
2007	0	$0.00	0%	1%	0%	0%
2008	0	$0.00	0%	1%	0%	0%
2009	0	$0.00	0%	1%	0%	0%
2010	0	$0.00	0%	1%	0%	0%
2011	0	$0.00	0%	1%	0%	0%
2012	2	$24.16	3%	4%	5%	5%
2013	0	$0.00	0%	4%	0%	5%
2014	0	$0.00	0%	4%	0%	5%
2015	0	$0.00	0%	4%	0%	5%
2016	0	$0.00	0%	4%	0%	5%
2017 & Beyond	14	$16.62	96%	100%	95%	100%

Mortgage Loan No. 8 – Milford Crossing

Escrows and Reserves.    Upon the occurrence of an event of default under the loan documents, the failure of the insurance required under the loan documents to be in full force and effect or the Milford Crossing Borrower’s failure to provide evidence of payment of real estate taxes and special assessments or insurance premiums, the Milford Crossing Borrower is required to establish and maintain escrows with the lender to assure adequate accrual of funds to pay the related amounts not less than 30 days prior to their respective due dates. In addition, upon the occurrence of an event of default under the loan documents or DSCR is less than or equal to 1.05x, the Milford Crossing Borrower is required to deposit monthly approximately $4,714 into a capital expenditure reserve.

Lockbox and Cash Management.    A soft lockbox is in place with respect to the Milford Crossing Loan. The lockbox will be in place until the Milford Crossing Loan has been paid in full. The funds in the lockbox account will be made available to the Milford Crossing Borrower until the following occurs (i) an event of default under the mortgage loan documents or (ii) the failure of the DSCR to be at least 1.05x. Following such a trigger event, the Milford Crossing Borrower’s right to access the funds in the lockbox account will be reinstated, at the Milford Crossing Borrower’s request and with the lender’s consent, not earlier than six months after such trigger event if, subsequent to such trigger event, neither trigger event has occurred and is continuing.

Property Management.    The Milford Crossing Property is managed by Ceruzzi Properties, LLC, an affiliate of the Milford Crossing Borrower. The management agreement is subordinate to the Milford Crossing Loan.

Mezzanine Loan and Preferred Equity Interest.    Not allowed.

Additional Secured Indebtedness (not including trade debts).    Not allowed.

Release of Parcels.    Not allowed.

Certain additional information regarding the Milford Crossing Loan and the Milford Crossing Property is set forth on Appendix II hereto.

Mortgage Loan No. 9 – Marriott Columbia

Mortgage Loan No. 9 – Marriott Columbia

Marriott Columbia
1200 Hampton Street
Columbia, SC 29201
Columbia
West Columbia
Cayce
St. Andrews
Dentsville
Woodfield
Forest Acres
West Columbia
Oak Grove
Springdale
Pine Ridge
Two Notch Rd
Main St
Gervais St
Hampton St
Assembly St
Sunset Blvd
State Capitol
Nursery Rd
SCL Railroad
Devine St
MAPS © 2007 CARTIFACT, LOS ANGELES
© 2007 TASA

Mortgage Loan No. 9 – Marriott Columbia

Loan Information
Mortgage Loan Seller:	PCF II
Original Balance:	$41,300,000
Cut-off Date Balance:	$41,300,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Acquisition
First Payment Date:	December 1, 2007
Interest Rate:	6.510%
Amortization:	Interest only through November 1, 2012. Principal and interest payments of $261,315.76 beginning December 1, 2012 through the maturity date.
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	November 1, 2017
Expected Maturity Balance:	$38,929,134
Sponsor(s):	General Electric Pension Trust; Pyramid Advisors LLC
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after October 1, 2017.
Loan per Room:	$137,666.67
Up-front Reserves:	Cap Ex:	$625,000
	Debt Service(1):	$3,866,449 LOC
Ongoing Reserves:	RE Tax(1):	Springing
	Insurance(1):	Springing
	FF&E(1):	$50,351/month
Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Property Sub-type:	Full Service
Location:	Columbia, SC
Year Built/Renovated:	1983/2005
Percent Leased(2):	71.5%
Rooms:	300
The Collateral:	A full service hotel located in Columbia, SC.
Ownership Interest:	Fee

Property Management:	Pyramid Acquisition Management LLC

3rd Most Recent NOI (As of):	$2,339,710
2nd Most Recent NOI (As of):	$4,019,942
Most Recent NOI (As of):	$4,336,127
U/W Net Op. Income:	$4,071,047
U/W Net Cash Flow:	$3,617,885
U/W Occupancy:	71.5%
Appraised Value:	$67,600,000
Cut-off Date LTV:	61.1%
Maturity Date LTV:	57.6%
DSCR:	1.15x

(1)	See “Escrow and Reserves” for specific details.

(2)	Percent Leased is based on the occupancy report dated August 22, 2007.

The Marriott Columbia Loan

The Loan.    The ninth largest loan (the “Marriott Columbia Loan”) as evidenced by the Secured Promissory Note (the “Marriott Columbia Note”) is secured by a first priority fee Mortgage and Security Agreement and Assignment of Leases and Rents (the “Marriott Columbia Mortgage”) encumbering the 300 room, full service hospitality property located in Columbia, South Carolina (the “Marriott Columbia Property”). The Marriott Columbia Loan was originated on October 5, 2007 by or on behalf of Principal Commercial Funding II, LLC.

The Borrower.    The borrower is GEPA Hotel Owner Columbia LLC (the “Marriott Columbia Borrower”), which is 100% owned by GEPA Hotel Owner Venture, LLC. The GEPA Hotel Owner Venture, LLC is comprised of 3% ownership by Pyramid Acquisition Fund I-A, LLC with Pyramid Advisors LLC as its sole member and 97% ownership by GEPT GEPA Hotel Owner Portfolio LLC with General Electric Pension Trust (GEPT) as sole member.

General Electric Asset Management Incorporated (GEAM), a wholly owned subsidiary of General Electric Company, is the advisor to GEPT. GEAM was established and registered with the SEC in 1988 as a separate investment advisor to provide investment management services to external institutions and mutual fund advisors. GEAM currently manages funds in excess of $197 billion.

Mortgage Loan No. 9 – Marriott Columbia

The Property.    The Marriott Columbia Property is a 14-story, 300 room full service lodging facility that opened in 1983 and was renovated in 2005. The Marriott Columbia Property’s room breakdown is as follows: 150 double/double, 120 king, 15 queen, 11 junior suites, and 4 suites. The subject hotel has approximately 27,000 square feet of meeting space. Subject amenities include an indoor pool and spa, fitness center, central laundry facilities, concierge level and lounge, and complimentary airport shuttle. Parking is provided for 11 vehicles, with 300 additional parking spaces via an easement from a municipal parking garage. The subject site encompasses 1.46 acres. Room amenities include air conditioning, alarm clock, bottled water (for a fee), coffee maker/tea service, crib, individual climate control, internet browser/Web TV, iron and ironing board, luxurious bedding, premium cable, wet bar, electrical outlet: desk level, and a two-line phone.

Guestrooms were completely renovated in 2005 as part of an approximate $10M ($34,000/key) conversion to a Marriott. Renovations included new carpets, wall vinyl, case goods, and soft-goods. Three guestrooms on the thirteenth floor were also converted into the concierge lounge and several guestrooms were reconfigured to make larger suites at that time. The guest bathrooms were completely renovated with new tiles, wall vinyl, vanities, tub surrounds, mirrors, artwork, lighting, and fixtures. Carpets were also replaced in the two largest ballrooms during the conversion process. The four smaller meeting rooms are scheduled for a complete renovation in late 2008. The corridors are scheduled for renovation in late 2007; renovations will include new locks, wall vinyl, carpets, and door paint.

The Marriott Columbia Property is located at 1200 Hampton Street in Columbia, South Carolina. The Marriott Columbia Property is centrally located in Columbia’s downtown. The Marriott Columbia Property is within a block of the Columbia Museum of Art and approximately one-half mile or less from both the State Capitol and the University of South Carolina—two of Columbia’s major business, government, and tourist attractions. Columbia is South Carolina’s most populated city, the state capital, the county seat of Richland County, the home of the University of South Carolina’s main campus and the site of the South Carolina State Fair.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR:

SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR
	Competitive Set (1)			Marriott Columbia			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 07/2005	64.3%	$93.70	$60.24	57.8%	$95.53	$55.23	89.9%	102.0%	91.7%
TTM 07/2006	61.3%	$98.44	$60.32	70.3%	$120.95	$84.99	114.7%	122.9%	140.9%
TTM 07/2007	60.1%	$107.80	$64.81	71.5%	$129.70	$92.71	119.0%	120.3%	143.0%
(1)	Data Provided by Smith Travel Research. Competitive set includes the following: Courtyard Columbia Downtown @ USC; Radisson Columbia Conference Center; Embassy Suites Columbia Greystone; Clarion Hotel Columbia; Hampton Inn Columbia Downtown.

Escrows and Reserves.    At loan closing, the Marriott Columbia Borrower posted a letter of credit in the total amount of $3,866,449 (the “Debt Service LOC”). The Debt Service LOC will be released to the Marriott Columbia Borrower on or after January 1, 2008 upon the satisfaction of certain conditions, including a DSCR that equals 1.30x calculated based on a 30-year loan amortization schedule and trailing 12 months of revenue. The Marriott Columbia Borrower shall deposit with the lender on a monthly basis an amount equal to 1/12th of the greater of (i) 4% of the yearly total revenues (which includes room, food & beverage, telephone, and other revenue as customarily derived in conformance with the Uniform System of Accounting for Lodging Industry) or (ii) the annual amount required by the management agreement into a furniture, fixture and equipment escrow. Upon the occurrence of an event of default or in the event a DSCR calculated net of the amount of the Debt Service LOC falls below 1.00x for three consecutive months, the Marriott Columbia Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

Lockbox and Cash Management.    A hard lockbox is in place with respect to the Marriott Columbia Loan.

Property Management.    The Marriott Columbia Property is managed by Pyramid Acquisition Management LLC (Pyramid), which is an affiliate of the Marriott Columbia Borrower. Pyramid provides a full range of hotel management services to owners, including project management, asset management, and acquisition services. Pyramid currently manages 36 hotel properties totaling over 11,100 hotel rooms located in 17 states throughout the U.S.

Mezzanine Loan and Preferred Equity Interest.    Future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the aggregate balance of such mezzanine loan and the Marriott Columbia Loan will not result in an aggregate LTV greater than 61% and DSCR less than 1.15x; (ii) lender must approve the mezzanine lender and financing documents and mortgage loan lender shall enter into an intercreditor agreement with mezzanine lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings resulting from the mezzanine financing.

Additional Secured Indebtedness (not including trade debts).    Not allowed.

Release of Parcels.    Not allowed.

Certain additional information regarding the Marriott Columbia Loan and the Marriott Columbia Property is set forth on Appendix II hereto.

Mortgage Loan No. 10 – Ashtabula Mall

Mortgage Loan No. 10 – Ashtabula Mall

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
Ashtabula Mall
3315 North Ridge Road East
Ashtabula, OH 44004
MI
Flint
CANADA
Buffalo
NY
Lansing
Detroit
Ashtabula
Erie
Toledo
Cleveland
PA
Akron
Pittsburgh
OHIO
IN
Dayton
Columbus
Cincinnati
WV
KY
Charleston
Lake Erie
Conneaut
North Kingsville
Edgewood
Ashtabula
Geneva-on-the-Lake
Kelloggsville
North Madison
Geneva
Saybrook
North Perry
Madison
Austinburg
Ashtabula County Airport
Pierpont
Perry
Concord Airport
Painesville
Mentor-on-the-Lake
Dorset
Mentor
Eastlake
Roaming Shores
Willowick
Willoughby
Wickliffe
Montville
Andover
New Lyme Station
Chardon
Euclid
Burke Lakefront Airport
East Cleveland
OHIO
Aquilla
Orwell
Cleveland Heights
East Claridon
Cleveland
University Heights
Burton
Shaker Heights
Middlefield
North Bloomfield
Gustavus
Garfield Hts
Warrensville Heights
Kinsman
Maple Heights
Bedford
Solon
Bainbridge
Welshfield
West Farmington
Mecca
Mosquito Creek L.
Parkman
Northfield
Reminderville
Cortland
Twinsburg
Aurora
Hiram
Champion
Yankee Lake
Boston Heights
Mantua
Garrettsville
Youngstown-Warren Regional Airport
Howland Center
Richfield
Peninsula
Hudson
Streetsboro
Windham
Warren
Cuyahoga Valley NRA
Sugar Bush Knolls
Bolindale
Ravenna Arsenal
Newton Falls
Niles
Silver Lake
Stow
Ravenna
South Canal
McDonald
Girard
Cuyahoga Falls
Kent
Lordstown
Hubbard
Fairlawn
Munroe Falls
Craig Beach
Youngstown
Akron
Austintown
Campbell
Mogadore
Struthers
Norton
Lakemore
Atwater
Deerfield
Canfield
Poland
Barberton
Uniontown
Limaville
Woodworth
Hartville
Berlin L.
Doylestown
Green
Greentown
Greenford
New Middletown
Sebring
Beloit
North Lima
Clinton
Canal Fulton
Akron Canton Regional Airport
Alliance
Salem
Washingtonville
North Canton
Maximo
Leetonia
Columbiana

Mortgage Loan No. 10 – Ashtabula Mall

Ashtabula Mall

kmart
JCPenney
Dillard's
Sears
WAL★MART
STEVE & BARRY'S
LEGEND
Anchor Tenant
Part of the collateral, in line tenants
Not part of the collateral

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

Mortgage Loan No. 10 – Ashtabula Mall

Loan Information
Mortgage Loan Seller	RBC
Original Balance:	$40,300,000
Cut-off Date Balance:	$40,300,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Acquisition
First Payment Date:	October 1, 2007
Interest Rate:	6.400%
Amortization:	Interest only through September 1, 2010. Thereafter, principal and interest of $252,078.88 beginning October 1, 2010 through the maturity date.
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	September 1, 2017
Expected Maturity Balance:	$36,774,873
Sponsor(s):	Carlton P. Cabot
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after July 1, 2017.
Loan per SF:	$53.39
Up-front Reserves:	RE Tax:	$171,798
	Insurance:	$17,908
	Cap Ex:	$4,500,000
	TI/LC	$1,500,000

Ongoing Reserves:	RE Tax:	$62,564/month
	Insurance:	$11,706/month
	Cap Ex(1):	Springing
	TI/LC(1):	Springing

Lockbox(2):	Springing Soft

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Property Sub-type:	Anchored
Location:	Ashtabula, OH
Year Built/Renovated:	1992/NAP
Percent Leased(3):	78.6%
Square Footage:	754,882
The Collateral:	754,882 square foot regional mall anchored by Sears, Dillard’s JC Penney, Steve & Barry’s, and Super Kmart.
Ownership Interest:	Fee

Property Management:	Jones Lang LaSalle

3rd Most Recent NOI (As of):	$3,875,271	(2005)
2nd Most Recent NOI (As of):	$4,083,542	(2006)
Most Recent NOI (As of):	$4,457,224	(YTD Ann. 05/31/2007)
U/W Net Op. Income:	$4,568,753
U/W Net Cash Flow:	$4,268,730
U/W Occupancy:	80.1%
Appraised Value:	$57,800,000
Cut-off Date LTV:	69.7%
Maturity Date LTV:	63.6%
DSCR:	1.41x

(1)	See “Escrow and Reserves” for specific details.

(2)	See “Lockbox and Cash Management” for specific details.

(3)	Percent Leased is based on the rent roll dated May 31, 2007.

The Ashtabula Mall Loan

The Loan.    The tenth largest loan (the “Ashtabula Mall Loan”) as evidenced by the Promissory Note (the “Ashtabula Mall Note”) is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Ashtabula Mall Mortgage”) encumbering the 754,882 square foot regional shopping mall known as Ashtabula Mall, located in Ashtabula, Ohio (the “Ashtabula Mall Property”). The Ashtabula Mall Loan was originated on August 24, 2007 by or on behalf of Royal Bank of Canada.

The Borrower.    The borrowers are 29 Delaware limited liability companies each a tenant in common single purpose entity collectively, the “Ashtabula Mall Loan Borrowers”. A non-consolidation opinion was obtained at closing. Each entity owns no material asset other than the Ashtabula Mall Property. Carlton P. Cabot, the sponsor of the Cabot Portfolio Loan, is the President of Cabot Investment Properties, LLC.

Mortgage Loan No. 10 – Ashtabula Mall

The Property.    The Ashtabula Mall Property is located in Ashtabula, Ohio, at 3315 North Ridge Road East. The Ashtabula Mall Property is located in a retail district approximately 60 miles east of Cleveland. The Ashtabula Mall Property was originally constructed in 1992. It consists of a 754,882 square foot, enclosed regional mall. The Ashtabula Mall Property is situated on approximately 94.78 acres and includes 3,878 parking spaces. The Ashtabula Mall Property is anchored by Sears, Dillard’s, JC Penney, Steve & Barry’s and Super Kmart. Sears reported annual sales in 2006 of $94/SF, equating to occupancy costs of 4.57% (5.16% inclusive of CAM). Dillard’s reported annual sales in 2006 of $90/SF, equating to occupancy costs of 4.81% (5.53% inclusive of CAM). JC Penney reported annual sales in 2006 of $104/SF, equating to occupancy costs of 3.80% (4.23% inclusive of CAM). Steve & Barry’s reported annual sales in 2006 of $22/SF, equating to occupancy costs of 18.18% (13.64% inclusive of CAM). Super Kmart reported annual sales in 2006 of $141/SF, equating to occupancy costs of 3.10% (3.61% inclusive of CAM).

The following tables present certain information relating to the anchor tenants at the properties in the Ashtabula Mall Loan:

Anchor	Parent Company	Credit Rating of Parent Company (Fitch/Moody’s/S&P)(1)	GLA	Collateral Interest	Operating Covenant Expiration	YE 2006 Sales PSF
Super Kmart	Sears Holding Corporation	BB/--/BB	159,845	Yes	08/31/2017	$141.00
Steve & Barry’s	Steve & Barry’s LLC	--/--/--	76,889	Yes	01/31/2013	$22.00
Dillard’s	Dillard’s Inc.	BB/Ba3/BB	76,000	Yes	02/1/2014	$90.00
Sears	Sears Holding Corporation	BB/--/BB	75,394	Yes	07/31/2012	$94.00
JC Penney	J.C. Penney Company, Inc.	BBB/Baa3/BBB-	51,267	Yes	09/30/2012	$104.00
Total			439,395

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the major tenants at the Ashtabula Mall Loan Property:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Super Kmart	BB/--/BB	159,845	21%	$699,248	17%	$4.37	08/31/2017
Dillard’s	BB/Stable/--	76,000	10%	$329,262	8%	$4.33	02/1/2014
Sears	BB/--/BB	75,394	10%	$324,196	8%	$4.30	07/31/2012
Steve & Barry’s	---/--/--	76,889	10%	$307,440	7%	$4.00	01/31/2013
Total/Weighted Average		388,128	51%	$1,660,146	40%	$4.28

Other Tenants	Various	239,104	32%	$2,443,997	60%	$10.22	Various
Vacant Space	NAP	127,650	17%	$0.00	0%	$0.00	NAP
Total/Weighted Average		754,882	100%	$4,104,143	100%	$6.54

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Lease Rollover Schedule
Year	# of Leases Rolling	Average Base Rent per SF Rolling	% of Total Square Feet Rolling	Cumulative % of SF Rolling	% of Total Base Rental Revenues Rolling	Cumulative % of Total Base Rental Revenues Rolling
Vacant	17	$0.00	17%	17%	0%	0%
2007	1	$5.88	0%	17%	0%	0%
2008	15	$14.51	6%	23%	15%	15%
2009	6	$12.54	3%	26%	7%	23%
2010	3	$9.58	3%	29%	5%	28%
2011	2	$7.64	1%	29%	1%	28%
2012	10	$6.35	21%	51%	25%	53%
2013	6	$7.87	11%	62%	16%	69%
2014	3	$3.89	16%	78%	11%	81%
2015	1	$9.80	0%	78%	1%	82%
2016	1	$16.50	0%	79%	1%	83%
2017 & Beyond	1	$4.37	21%	100%	17%	100%

Escrows and Reserves.    The Ashtabula Mall Loan Borrowers are required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. TILC and Cap Ex reserves spring in the event of default.

Mortgage Loan No. 10 – Ashtabula Mall

Property Management.    The Ashtabula Mall Property is managed by Jones Lang LaSalle. The management agreement is subordinate to the Ashtabula Mall Loan.

Lockbox and Cash Management.    A springing soft lockbox is in place with respect to the Ashtabula Mall Loan. A soft lockbox will be established if any of the following trigger conditions occur: (a) the occurrence and continuance of a loan default that can be cured by the payment of money only, and terminating upon the cure of such default; (b) the DSCR is less than 1.05x; (c) or if a Dark Period shall exist. The term “Threshold Tenant” shall mean a tenant which leases 15% or more of the property or accounts for 15% or more of the rental income. The term “Dark Period” shall mean the period (A) commencing with (x) the cessation of normal business operations at the property by a Threshold Tenant, (y) the termination of or default beyond applicable cure periods under any lease of a Threshold Tenant, or (z) the commencement by or against any Threshold Tenant of any bankruptcy or similar case, and (B) ending with the date on which the space covered by the lease of such Threshold Tenant is occupied by one or more replacement tenants acceptable to the lender. The lockbox will be in place until the Ashtabula Mall Loan has been paid in full. The borrower and Master Tenant (“Cabot Ashtabula LeaseCo LLC”), a Delaware limited liability company, shall enter into and shall cause property manager to enter into a lock box agreement with the lender in a form reasonably satisfactory to the lender, including the borrower’s obligation to cause property manager to deposit rents in the lock-box account in accordance with the trigger events shall not be dependent upon the execution of any such lock box agreement. If, in the lender’s judgment, the manager’s performance in collecting rents and profits shall decline, the borrower shall irrevocably instruct and otherwise cause each party paying such rents (including each tenant under any lease) to make all payments (A) if by wire transfer, to the lock box account, and (B) if by check, money order or similar manner of payment, by mail to a designated lock box (the “lock box”) within the exclusive control of the lender. Amounts deposited into the lock box shall be collected and deposited daily by the lock box bank into the lock box account. The borrower and master tenant agrees that if any rents required to be deposited in the lock box account shall be received by the borrower, master tenant or any affiliate or any manager of all or any portion of the property, the borrower shall deposit or cause such rents to be deposited in the lock box account within one (1) business day of the receipt of such rents by the borrower, any affiliate or any manager.

Mezzanine Loan and Preferred Equity Interest.    Following repayment of the bridge mezzanine loan in full, and notwithstanding anything to the contrary contained herein, solely for the purpose of funding approved leasing expenses, the borrower’s equity holders may obtain mezzanine financing from a lending institution acceptable to the lender in amount not to exceed the amount whereby the aggregate indebtedness evidenced by the lender’s first lien loan plus the mezzanine debt results in a combined DSCR of no less than 1.20x and a combined LTV of no greater than 85%, each as determined by the lender, which is secured by a pledge of equity interests in the borrower, subject to the lender’s review and approval of a subordination and intercreditor agreement between the lender and qualified mezzanine lender. Without limitation to the foregoing, the proceeds of any mezzanine financing shall be paid directly to the lender for transfer into the rollover reserve. The qualified mezzanine lender shall be permitted to acquire equity interests in the borrower upon a default under mezzanine financing without payment of an assumption fee.

Additional Secured Indebtedness (not including trade debts).    Not allowed

Release of Parcels.    Not allowed.

Certain additional information regarding the Ashtabula Mall Loan and the Ashtabula Mall Property is set forth on Appendix II hereto.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Ratings Detail	7
Current Mortgage Loan and Property Stratification Tables	8 - 16
Mortgage Loan Detail	17
NOI Detail	18
Principal Prepayment Detail	19
Historical Detail	20
Delinquency Loan Detail	21
Specially Serviced Loan Detail	22 - 23
Advance Summary	24
Modified Loan Detail	25
Historical Liquidated Loan Detail	26
Historical Bond / Collateral Realized Loss Reconciliation	27
Interest Shortfall Reconciliation Detail	28 - 29
Defeased Loan Detail	30
Supplemental Reporting	31

Depositor	Master Servicer	Master Servicer	Master & Special Servicer	Special Servicer
Morgan Stanley Capital I Inc. 1585 Broadway New York, NY 10036	Capmark Finance Inc. 200 Witmer Road Horsham, PA 19044-8015	Wells Fargo Bank, N.A. 45 Fremont Street, 2nd Floor investorreporting@wellsfargo.com San Francisco, CA 94105	NCB, FSB (Master Servicer) National Consumer Cooperative Bank (Special Servicer) 2011 Crystal Drive, Suite 800 Arlington, VA 22202	Centerline Servicing Inc. 5221 N. O’Connor Blvd., Suite 600 Irving, TX 75039
Contact: General Information Number Phone Number: (212) 761-4700	Contact: CMBS Servicing Phone Number: (215) 328-1258	Contact: Commercial Mortgage Servicing Phone Number:	Contact: Kathleen Luzik Phone Number: (202) 336-7633	Contact: Chris Crouch Phone Number: (972) 868-5300

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass- Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
TBD		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass- Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
		0.000000	0.00	0.00	0.00	0.00	0.00	0.00

(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
TBD		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
		0.00000000	0.00000000	0.00000000	0.00000000

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Reconciliation Detail

Principal Reconciliation

Loan Group	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
TBD	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Master Servicing Fee Summary

Current Period Accrued Master Servicing Fees	0.00
Less Delinquent Master Servicing Fees	0.00
Less Reductions to Master Servicing Fees	0.00
Plus Master Servicing Fees for Delinquent Payments Received	0.00
Plus Adjustments for Prior Master Servicing Calculation	0.00
Total Master Servicing Fees Collected	0.00

(1)	The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

Loan Number	Appraisal Reduction Effected	Cumulative ASER Amount	Most Recent App. Red. Date

Total

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected
Interest:
Interest paid or advanced	0.00
Interest reductions due to Non-Recoverability Determinations	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00

Total Interest Collected		0.00

Principal:
Scheduled Principal	0.00
Unscheduled Principal	0.00
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00
Excess of Prior Principal Amounts paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected		0.00

Other:
Prepayment Penalties/Yield Maintenance	0.00
Repayment Fees	0.00
Borrower Option Extension Fees	0.00
Equity Payments Received	0.00
Net Swap Counterparty Payments Received	0.00

Total Other Collected		0.00

Total Funds Collected		0.00

Total Funds Distributed
Fees:
Master Servicing Fee	0.00
Trustee Fee	0.00
Certificate Administration Fee	0.00
Insurer Fee	0.00
Miscellaneous Fee	0.00

Total Fees		0.00

Additional Trust Fund Expenses:

Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fee	0.00
Rating Agency Expenses	0.00
Attorney Fees & Expenses	0.00
Bankruptcy Expense	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Other Expenses	0.00

Total Additional Trust Fund Expenses		0.00

Interest Reserve Deposit		0.00

Payments to Certificateholders & Others:
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00
Equity Payments Paid	0.00
Net Swap Counterparty Payments Paid	0.00

Total Payments to Certificateholders & Others		0.00

Total Funds Distributed		0.00

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Ratings Detail

		Original Ratings			Current Ratings (1)
Class	CUSIP	Fitch	S & P	DBRS	Fitch	S & P	DBRS

TBD

NR	- Designates that the class was not rated by the above agency at the time of original issuance.
X	- Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A	- Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.	Standard & Poor’s Rating Services	DBRS, Inc.
One State Street Plaza	55 Water Street	101 North Wacker Drive, Suite 100
New York, New York 10004	New York, New York 10041	Chicago, Illinois 60606-1714
(212) 908-0500	(212) 438-2430	(312) 332-3429

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Scheduled Balance							State(3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Debt Service Coverage Ratio							Property Type(3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables

Group I

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables

Group I

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables

Group I

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables

Group II

Scheduled Balance							State(3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables

Group II

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables

Group II

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13		Other or TBD
MH	-	Mobile Home Park

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Principal Prepayment Detail

		Offering Document	Principal Prepayment Amount		Prepayment Penalties
Loan Number	Loan Group	Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross- Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances**	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan						(2) Resolution Strategy Code
A	-	Payments Not Received But Still in Grace Period	2	-	Two Months Delinquent	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of Forclosure
B	-	Late Payment But Less Than 1 Month Delinquent	3	-	Three or More Months Delinquent	2	-	Foreclosure	7	-	REO	11	-	Full Payoff
0	-	Current	4	-	Assumed Scheduled Payment (Performing Matured Loan)	3	-	Bankruptcy	8	-	Resolved	12	-	Reps and Warranties
1	-	One Month Delinquent	7	-	Foreclosure	4	-	Extension	9	-	Pending Return to Master Servicer	13	-	Other or TBD
			9	-	REO	5	-	Note Sale

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Specially Serviced Loan Detail—Part 1

Distribution Date	Loan Number	Offering Document Cross- Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
									MH	-	Mobile Home Park

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Specially Serviced Loan Detail—Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	12	-	Other or TBD

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid
1	0.00	0.00	0.00	0.00
2	0.00	0.00	0.00	0.00
Totals	0.00	0.00	0.00	0.00

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

*	Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross- Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail—Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess	Additional Trust Fund Expense
			Monthly	Liquidation	Work Out

Totals

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail—Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.	Series 2007-IQ16	Payment Date:	12/14/2007
Corporate Trust Services		Record Date:	11/30/2007
8480 Stagecoach Circle		Determination Date:	12/10/2007
Frederick, MD 21701-4747

Supplemental Reporting

Morgan Stanley Capital I Inc.,

Depositor

Commercial Mortgage Pass-through Certificates

(Issuable in Series by Separate Issuing Entities)

Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

Each trust fund will consist primarily of one or more segregated pools of:

1)	multifamily and/or commercial mortgage loans;

2)	mortgage pass-through certificates or other mortgage backed securities;

3)	direct obligations of the United States or other governmental agencies; or

4)	any combination of 1-3, above.

The certificates of any series may consist of one or more classes. A given class may:

•	provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

•	be senior or subordinate to one or more other classes in respect of distributions;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

•	provide for sequential distributions of principal; and

•	provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

Investing in the certificates offered to you involves risks. See “ Risk Factors” beginning on page 11 in this prospectus and on page S-51 of the related prospectus supplement.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley

The date of this Prospectus is June 22, 2007

Important Notice About Information Presented In This Prospectus And

The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

•	the timing of interest and principal payments;

•	applicable interest rates;

•	information about the trust fund’s assets;

•	information about any credit support or cash flow agreement;

•	the rating for each class of certificates;

•	information regarding the nature of any subordination;

•	any circumstance in which the trust fund may be subject to early termination;

•	whether any elections will be made to treat the trust fund or a designated portion thereof as a “real estate mortgage investment conduit” for federal income tax purposes;

•	the aggregate principal amount of each class of certificates;

•	information regarding any master servicer, sub-servicer or special servicer; and

•	whether the certificates will be initially issued in definitive or book-entry form.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

Morgan Stanley Capital I Inc.’s principal executive office is located at 1585 Broadway, New York, New York 10036, and the telephone number is (212) 761-4000.

Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

- ii -

- iii -

- iv -

Legal Matters	120
Financial Information	120
Rating	120
Incorporation of Information by Reference	121
Glossary of Terms	122

- v -

Summary of Prospectus

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

What You Will Own

Title of Certificates	Mortgage Pass-Through Certificates, issuable in series.

Mortgage Pool

Each trust fund will consist primarily of one or more segregated pools of:

(1)    multifamily and/or commercial mortgage loans;

(2)    mortgage pass-through certificates or other mortgage backed securities;

(3)    direct obligations of the United States or other governmental agencies; or

(4)    any combination of 1-3 above.

as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

Each trust fund for a series of certificates may also include:

•   insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing; and

•   guaranteed investment contracts, interest rate exchange or interest rate swap, cap, floor or collar agreements or currency exchange or swap agreements.

Relevant Parties And Dates

Issuing entity

The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation and a wholly-owned subsidiary of Morgan Stanley.

Master Servicer	Each master servicer, if any, for each series of certificates will be named in the related prospectus supplement. A master servicer may be an affiliate of Morgan Stanley Capital I Inc.

Primary Servicer	Each primary servicer, if any, for each series of certificates will be named in the related prospectus supplement. A primary servicer may be an affiliate of Morgan Stanley Capital I Inc.

Special Servicer

Each special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer may be an affiliate of Morgan Stanley Capital I Inc.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

Other Parties

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including, but not limited to, (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsor

The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor may be Morgan Stanley Mortgage Capital Inc., an affiliate of the depositor.

Sellers

The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Morgan Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or other assets, on or before the issuance of the related series of certificates.

Originators

If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Trust Fund Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

(a) Mortgage Assets	The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

•	multifamily and/or commercial mortgage loans;

•	mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by mortgage loans; or

•	a combination of mortgage loans and mortgage backed securities.

The mortgage loans will not be guaranteed or insured by:

•	Morgan Stanley Capital I Inc. or any of its affiliates; or

•	unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

The mortgage loans will be secured by first liens or junior liens on, or security interests in:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units; or

•

office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

Generally, the mortgage loans:

•	will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

•	will have individual principal balances at origination of at least $25,000;

•	will have original terms to maturity of not more than 40 years; and

•	will be originated by persons other than Morgan Stanley Capital I Inc.

Each mortgage loan may provide for the following payment terms:

•

Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower’s election. Adjustable mortgage rates may be based on one or more indices.

•	Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

•	Each mortgage loan may provide for negative amortization or accelerated amortization.

•	Each mortgage loan may be fully amortizing or require a balloon payment due on the loan’s stated maturity date.

•	Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

•

Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

(b) Government Securities

If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

(c) Collection Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund’s assets. The collection account may be either interest-bearing or non-interest-bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

(d) Credit Support

If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund’s mortgage loans and mortgage backed securities.

This protection may be provided by one or more of the following means:

•	subordination of one or more other classes of certificates,

•	cross-support provisions

•	loan insurance policies or guarantees,

•	letters of credit,

•	certificate insurance policies or surety bonds,

•	reserve fund or funds or

•	a combination thereof.

The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

(e) Cash Flow Agreements

If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements (as described below) designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund’s assets or on one or more classes of certificates.

Agreements of this sort may include:

•	interest rate exchange or interest rate swap agreements,

•	interest rate cap, floor or collar agreements,

•	currency exchange or swap agreements, or

•

other interest rate or currency agreements. Currency exchange or swap agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non United States currency.

The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other such agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I Inc. a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Agreements—Assignment of Assets—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See “Description of the Agreements—Realization Upon Defaulted Whole Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

Distributions on Certificates	Each series of certificates will have the following characteristics:

•	if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

•	if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

•	each series of certificates will include one or more classes of certificates;

•	each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

•	each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount; and

•	each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, floating, variable or adjustable interest rate.

The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a floating, variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. If the related prospectus supplement so provides, the certificates may be insured or guaranteed by an entity specified therein. Otherwise, the certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person.

(a) Interest

Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

Interest distributions:

•	on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement; and

•	may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

(b) Principal

The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund’s assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund’s assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

Unless the prospectus supplement provides otherwise, distributions of principal:

•

will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

•	will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

Advances

Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Capital I Inc. nor any of its affiliates will have any responsibility to make those advances.

The master servicer:

•	will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

•	will be entitled to interest on advances, if specified in the related prospectus supplement.

If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

Termination

The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund’s assets by a specified party, under specified circumstances.

The related prospectus supplement may provide for the early termination of the series of certificates in various ways, including:

•	optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement; and

•

termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

Registration of Certificates

If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of the Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	regular interests and residual interests in a trust treated as a real estate mortgage investment conduit—known as a REMIC—under Sections 860A through 860G of the Internal Revenue Code; or

•	interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

(a) REMIC

The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

A portion or, in certain cases, all of the income from REMIC residual certificates:

•	may not be offset by any losses from other activities of the holder of those certificates;

•

may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

•	may be subject to U.S. withholding tax.

To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

•	assets described in section 7701(a)(19)(C) of the Internal Revenue Code; and

•	“real estate assets” within the meaning of sections 856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code.

(b) Grantor Trust

If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

Investors are advised to consult their tax advisors and to review “Federal Income Tax Consequences” in this prospectus and the related prospectus supplement.

ERISA Considerations

If you are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended—also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

•	the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

•	the transfer will not cause the assets of the trust fund to be deemed “plan assets” for purposes of ERISA or the Internal Revenue Code; and

•	the transfer will not subject any of the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

Legal Investment

The related prospectus supplement will specify whether any classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

Rating

At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

Risk Factors

You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

The Lack Of A Secondary Market May Make It Difficult For You To Resell Your Certificates	Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

•	there may not be a secondary market for the certificates;

•

if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

•	the market value of your certificates will fluctuate with changes in interest rates;

•

the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

•	certificateholders have no redemption rights; and

•	secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

The Trust Fund’s Assets May Be Insufficient To Allow For Repayment In Full On Your Certificates

Unless the related prospectus supplement so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity.

Therefore, if the trust fund’s assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

•	loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

•	advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

Because some of the representations and warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

Prepayments And Repurchases May Reduce The Yield On Your Certificates

The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums;

•	the servicer’s ability to enforce those yield maintenance charges or prepayment premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected

The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

•	Some courts may consider the prepayment premium to be usurious.

•	Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.

•

Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

The Timing Of Mortgage Loan Amortization May Adversely Affect Payment On Your Certificates

As principal payments or prepayments are made on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of certificates reflects the rating agency’s assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

•	The ratings do not assess the likelihood that you will receive timely payments on your certificates.

•	The ratings do not assess the likelihood of prepayments, including those caused by defaults.

•	The ratings do not assess the likelihood of early optional termination of the certificates.

Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

•

We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

•	We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

•

We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

Ratings Do Not Guaranty Value

If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

Cash Flow From The Properties May Be Volatile And Insufficient To Allow Timely Payment On Your Certificates

Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the property. Therefore, the borrower’s ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

•	economic conditions causing plant closings or industry slowdowns;

•	an oversupply of available retail space, office space or multifamily housing;

•	changes in consumer tastes and preferences;

•	decrease in consumer confidence;

•	retroactive changes in building codes;

•	the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

•	the age, design, construction quality and proximity of competing properties;

•	increases in operating expenses due to external factors such as increases in heating or electricity costs;

•	increases in operating expenses due to maintenance or improvements required at the property;

•	a decline in the financial condition of a major tenant;

•	a decline in rental rates as leases are renewed or entered into with new tenants;

•	the concentration of a particular business type in a building;

•	the length of tenant leases;

•	the creditworthiness of tenants; and

•	the property’s “operating leverage.”

Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

Property Value May Be Adversely Affected Even When There Is No Change In Current Operating Income	Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels or yields required by investors in income-producing commercial properties.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Various Types of Income-Producing Properties May Secure Mortgage Loans Underlying a Series of Certificates and Each Type of Income-Producing Property May Present Special Risks

The mortgage loans underlying a series of certificates may be secured by numerous types of multifamily and commercial properties. The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

The Operation Of Commercial Properties Is Dependent Upon Successful Management	The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income-producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

Morgan Stanley Capital I Inc. makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

You Should Consider The Number Of Mortgage Loans In The Pool

Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

Your Investment Is Not Insured Or Guaranteed And Your Source For Repayments Is Limited	Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. In most cases, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees’ financial conditions.

Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates

Some of the mortgage loans may not be fully amortizing over their terms to maturity and will require substantial principal payments—i.e., balloon payments—at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower’s ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

•	interest rates;

•	the borrower’s equity in the property;

•	the financial condition and operating history of the borrower and the property;

•	tax laws;

•	renewability of operating licenses;

•	prevailing economic conditions and the availability of credit for commercial and multifamily properties;

•	with respect to certain multifamily properties and mobile home parks, rent control laws; and

•	with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

Your Certificates Will Bear Losses If Insufficient Funds Are Available To Satisfy Any Junior Mortgage Loans

If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See “—Risks Factors.”

Obligor Default May Adversely Affect Payment On Your Certificates

If the related prospectus supplement so specifies, a master servicer, a sub servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates

The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease, but not more than three years’ rent to cover any rejection related claims.

Borrower Bankruptcy May Adversely Affect Payment On Your Certificates

Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The Bankruptcy Code also may interfere with the lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the lender’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sophistication Of The Borrower May Adversely Affect Payment On Your Certificates

In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates

Although the prospectus supplement for a series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders’ risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority.

The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See “Description of Credit Support.”

Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

Investors In Subordinate Classes Of Certificates May Be Subject To Delays In Payment And May Not Recover Their Initial Investments

To the extent described in this prospectus, the subordinate certificateholders’ rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

Difficulties In Enforcement Of Loan Provisions May Adversely Affect Payment On Your Certificates

The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Legal Aspects of the Mortgage Loans and the Leases—Leases and Rents.”

Environmental Issues At The Mortgaged Properties May Adversely Affect Payment On Your Certificates

Real property pledged as security for a mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator’s ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an “owner operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

•

the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

•

if the mortgaged property is not in compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

See “Legal Aspects of the Mortgage Loans and Leases—Environmental Legislation.”

If You Are Subject To ERISA, You May Not Be Eligible To Purchase Certificates

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

The Income Tax Considerations Should Impact Your Decision To Purchase A REMIC Residual Certificate

Except as provided in the prospectus supplement, REMIC residual certificates are anticipated to have “phantom income” associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC—even if the REMIC residual certificates receive no distributions from the related REMIC—with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative “value.”

Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

Required Consent In Connection With Servicing The Properties May Effect The Timing Of Payments On Your Certificates

Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See “Description of the Agreements—Events of Default,” “—Rights Upon Event of Default,” and “—Amendment.”

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

If Your Certificate Is Book-Entry, You Will Not Be Recognized As A Certificateholder By The Trustee

If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

•	your certificate will not be registered in your name or the name of your nominee;

•	you will not be recognized by the trustee as a certificateholder; and

•	you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

You will be recognized as a certificateholder only if and when definitive certificates are issued. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under “Risk Factors” and elsewhere in this prospectus.

Description of The Trust Funds

Capitalized terms are defined in the “Glossary of Terms” beginning on page 122.

Assets

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

•	multifamily mortgage loans, commercial mortgage loans or both;

•	mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

•

direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

•	a combination of mortgage loans, mortgage backed securities and government securities.

Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

General

The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

•	Multifamily Properties which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

•

Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

Leases

If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See “Legal Aspects of the Mortgage Loans and the Leases—Leases and Rents.” Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility, while other leases provide that it is the lessee’s responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower’s assets, in the event of the borrower’s default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. “Net Operating Income” means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

•	non-cash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on loans secured by the mortgaged property.

The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of “net of expense” provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See “—Leases” above.

The duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

Appraised values for income-producing properties may be based on:

•	the recent resale value of comparable properties at the date of the appraisal;

•	the cost of replacing the property;

•	a projection of value based upon the property’s projected net cash flow; or

•	a selection from or interpolation of the values derived from the methods listed here.

Each of these appraisal methods presents analytical challenges for the following reasons:

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value;

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

•	more than one of the appraisal methods may be used and each may produce significantly different results; and

•	if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See “Risk Factors—Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates,” “—Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans,” and “—Obligor Default May Adversely Affect Payment on Your Certificates.”

Loan-to-Value Ratio

The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

•	the appraised value determined in an appraisal obtained by the originator at origination of that loan and

•	the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Loan Combinations

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

•

the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

•	the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

•	the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•	the state or states in which most of the mortgaged properties are located;

•	information with respect to the prepayment provisions, if any, of the mortgage loans;

•	the weighted average Retained Interest, if any;

•

with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

•	the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

•	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under “—Default and Loss Considerations with Respect to the Mortgage Loans” above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

Payment Provisions of the Mortgage Loans

Generally, the mortgage loans will:

•	have individual principal balances at origination of not less than $25,000;

•	have original terms to maturity of not more than 40 years; and

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

Mortgage Backed Securities

Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

The MBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under “Description of Credit Support” may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

•	the original and remaining term to stated maturity of the MBS, if applicable;

•	whether the MBS is entitled only to interest payments, only to principal payments or to both;

•	the pass-through or bond rate of the MBS or formula for determining the rates, if any;

•	the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

•	the MBS issuer, MBS servicer and MBS trustee, as applicable;

•

characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

•	the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

•	the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

•	the servicing fees payable under the MBS Agreement;

•

the type of information in respect of the Underlying Mortgage Loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above, and the type of information in respect of the Underlying MBS described in this paragraph;

•	the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

•	whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company;

•	the market price of the MBS and the basis on which the market price was determined; and

•	if the issuer of the MBS is required to file reports under the Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

Government Securities

The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

•	the original and remaining terms to stated maturity of the government securities;

•	whether the government securities are entitled only to interest payments, only to principal payments or to both;

•	the interest rates of the government securities or the formula to determine the rates, if any;

•	the applicable payment provisions for the government securities; and

•	to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See “Description of the Agreements—Certificate Account and Other Collection Accounts.”

Credit Support

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See “Risk Factors—Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates.”

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

Use of Proceeds

The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See “Risk Factors.”

Pass-through Rate

Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

•	the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

•	the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

•	whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under “—Pass-through Rate” above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

•	will correspond to the rate of principal payments on the assets in the related trust fund;

•	is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

•	is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable pass-through rate on the prepaid amount.

The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include “Due-on-Sale” clauses or “Due-on-Encumbrance” clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise—or waive its right to exercise—any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See “Legal Aspects of the Mortgage Loans and the Leases—Due-on-Sale and Due-on-Encumbrance” and “Description of the Agreements—Due-on-Sale and Due-on-Encumbrance Provisions.”

THE DEPOSITOR

Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See “The Depositor” in the prospectus supplement.

THE SPONSOR

General

It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 (“MSMC”) will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC’s Commercial Mortgage Securitization Program

MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC’s “IQ,” “HQ” and “TOP” securitization programs typically involve multiple mortgage loan sellers.

Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller. Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31, 2006.

Year (Approximate Amts in billions-$’s)	Total MSMC Loans*	Total MSMC Loans Securitized with Affiliated Depositor	Total MSMC Loans Securitized with Non-Affiliated Depositor	Total MSMC Loans Securitized
2006	16.9	8.9	1.9	10.7
2005	12.9	8.2	1.5	9.6
2004	7.7	5.1	1.3	6.4
2003	6.4	3.5	1.3	4.8

*	MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total MSMC Loans Securitized includes loans in both public and private securitizations.

MSMC’s large mortgage loan program typically originates loans larger than $75 million, although MSMC’s conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC’s securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Value and Condition,” “—Appraisals,” “—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process” and “—Zoning and Building Code Compliance.” MSMC typically retains outside consultants to conduct its credit underwriting.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio. MSMC’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMC’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in the prospectus supplement.

Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

Description of The Certificates

General

The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

•	provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

•	be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

•

provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

•

provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

•	do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See “Risk Factors—If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee.” Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

1.	the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

•	all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

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unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

•

all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

2.	if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

3.	all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

4.	if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

5.	if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

Distributions of Interest on the Certificates

Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii) on such other basis as is specified in the related prospectus supplement.

In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped Interest

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See “Risk Factors—Prepayments And Repurchases May Reduce The Yield On Your Certificates,” and “—If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected,” and “Yield Considerations.”

Distributions of Principal of the Certificates

The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above. To the extent, the descriptions set forth under “—Distributions of Interests on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

Advances

With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity’s good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer’s or another entity’s advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer’s or another entity’s good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer’s or another entity’s funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

Reports to Certificateholders

Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

(1)	the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

(2)	the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

(3)	the amount of the distribution allocable to

•	prepayment premiums and

•	payments on account of Equity Participations;

(4)	the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(5)	the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

(6)	the aggregate principal balance of the assets at the close of business on that Distribution Date;

(7)	the number and aggregate principal balance of Whole Loans in respect of which:

•	one scheduled payment is delinquent,

•	two scheduled payments are delinquent,

•	three or more scheduled payments are delinquent and

•	foreclosure proceedings have been commenced;

(8)	with respect to each Whole Loan that is delinquent two or more months:

•	the loan number thereof,

•	the unpaid balance thereof,

•	whether the delinquency is in respect of any balloon payment,

•	the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

•	if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

•	whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

•	whether foreclosure proceedings have been commenced and, if so, the date so commenced and

•	if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

(9)	with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

•	the loan number thereof,

•	the manner in which it was liquidated and

•	the aggregate amount of liquidation proceeds received;

(10)	with respect to any Whole Loan liquidated during the related Due Period,

•	the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

•	the amount of any loss to certificateholders;

(11)	with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

•	the loan number of the related mortgage loan and

•	the date of acquisition;

(12)	with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

•	the book value,

•

the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

•	the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

•	if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

(13)	with respect to any REO Property sold during the related Due Period

•	the loan number of the related mortgage loan,

•	the aggregate amount of sale proceeds,

•	the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

•	the amount of any loss to certificateholders in respect of the related mortgage loan;

(14)	the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

(15)	the aggregate amount of principal prepayments made during the related Due Period;

(16)	the amount deposited in the reserve fund, if any, on the Distribution Date;

(17)	the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

(18)	the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

(19)	in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

(20)	in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

(21)	as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

(22)	the aggregate amount of payments by the borrowers of:

•	default interest,

•	late charges and

•	assumption and modification fees collected during the related Due Period.

In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See “Description of the Certificates—Book-entry Registration and Definitive Certificates.”

Termination

The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

•	the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

•	the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

Book-entry Registration and Definitive Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company (“DTC”).

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

•

Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

•	Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

Description of The Agreements

The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

•

A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

•

A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E. Westerfield.

Assignment of Assets; Repurchases

At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

•

in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

•

in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

•	the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

•	the existence of title insurance insuring the lien priority of the Whole Loan;

•	the authority of the Warrantying Party to sell the Whole Loan;

•	the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

•	the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

•	the existence of hazard and extended perils insurance coverage on the mortgaged property.

Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

•

the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

•

if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or

•	if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

•	the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

•	the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See “—Events of Default” and “—Rights Upon Event of Default,” below.

Certificate Account and Other Collection Accounts

General

The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either:

•

an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

•	otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Deposits

Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

(1)	all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

(2)	all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(3)	any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under “Description of Credit Support”;

(4)	any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies”;

(5)	any amounts representing prepayment premiums;

(6)	any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements”;

(7)	all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Whole Loans,” and all proceeds of any asset purchased as described above under “Description of the Certificates—Termination”;

(8)	any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under “Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses”;

(9)	to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

(10)	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies”;

(11)	any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(12)	any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

Withdrawals

Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

(1)	to make distributions to the certificateholders on each Distribution Date;

(2)	to reimburse a master servicer for unreimbursed amounts advanced as described above under “Description of the Certificates—Advances in Respect of Delinquencies,” the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

(3)	to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

(4)	to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer’s good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

(5)	if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

(6)	to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under “—Realization Upon Defaulted Whole Loans”;

(7)	to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under “—Matters Regarding a Master Servicer and the Depositor”;

(8)	if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee’s fees;

(9)	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under “—Matters Regarding the Trustee”;

(10)	unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(11)	to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12)	to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13)	if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes”;

(14)	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

(15)	to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16)	to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17)	to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(18)	to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19)	to clear and terminate the Certificate Account at the termination of the trust fund.

Other Collection Accounts

Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under “—Deposits” above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under “—Withdrawals” above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Collection and Other Servicing Procedures

The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

•

maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

•	maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

•	processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable Due-on-Sale clause; attempting to cure delinquencies;

•	inspecting and managing mortgaged properties under certain circumstances; and

•

maintaining accounting records relating to the Whole Loans. Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

•	affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

•	in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if,

•	in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

•	in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

Subservi cers

A master servicer may delegate its servicing obligations in respect of the Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under the subservicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer’s compensation pursuant to the related Agreement is sufficient to pay those fees; however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See “—Retained Interest; Servicing Compensation and Payment of Expenses” below.

Special Servicers

To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

Realization Upon Defaulted Whole Loans

A borrower’s failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower’s ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

•	monitor any Whole Loan which is in default,

•	contact the borrower concerning the default,

•	evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

•	initiate corrective action in cooperation with the borrower if cure is likely,

•	inspect the mortgaged property, and

•	take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See “Legal Aspects of the Mortgage Loans and the Leases.”

Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement. In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If a default on a Whole Loan has occurred or, in the master servicer’s or special servicer’s judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

•	institute foreclosure proceedings,

•	exercise any power of sale contained in any mortgage,

•	obtain a deed in lieu of foreclosure, or

•	otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

•

the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

•

if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

•	the Internal Revenue Service grants an extension of time to sell the property or

•

the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

•	solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

•	accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure.”

If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

•	that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the special servicer for its expenses and

•	that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See “—Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Rental Interruption Insurance Policy

If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or Due-on-Encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Legal Aspects of the Mortgage Loans and the Leases—Due-on-Sale and Due-on-Encumbrance.”

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer’s and a subservicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer’s primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Matters Regarding a Master Servicer, a Special Servicer and the Depositor

The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.’s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

•

specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

•	incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

•	incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

Any person into which the master servicer, the special servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

Events of Default

Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

(1)	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

(2)	any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

(3)	any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

(4)	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default—other than to shorten cure periods or eliminate notice requirements—will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related Agreement with respect to the special servicer.

Rights Upon Event of Default

So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under “—Events of Default” may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

•	exercise any of the powers vested in it by any Agreement;

•	make any investigation of matters arising under any Agreement; or

•	institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Amendment

Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

(1)	to cure any ambiguity;

(2)	to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

(3)	to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

(4)	to comply with any requirements imposed by the Code;

provided that the amendment—other than an amendment for the purpose specified in clause (4) above—will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

(1)	reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

(2)	adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

(3)	modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

The Trustee

The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the Trustee without cause will be paid by the parties effecting such removal.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

(1)	the nature and amount of coverage under the Credit Support;

(2)	any conditions to payment thereunder not otherwise described in this prospectus;

(3)	the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

(4)	the material provisions relating to the Credit Support; and

(5)	information regarding the obligor under any instrument of Credit Support, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-support Provisions

If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Whole Loans

If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support for MBS

If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under “Description of Credit Support—General,” to the extent the information is material and available.

Legal Aspects of the Mortgage Loans and the Leases

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries do not:

•	purport to be complete;

•	purport to reflect the laws of any particular state; or

•	purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See “Description of the Trust Funds—Assets.”

General

All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—

•	a borrower—the borrower and usually the owner of the subject property, and

•	a mortgagee—the lender.

In contrast, a deed of trust is a three-party instrument, among

•	a trustor—the equivalent of a mortgagor or borrower,

•	a trustee to whom the mortgaged property is conveyed, and

•	a beneficiary—the lender—for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers’ and Sailors’ Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

•	a tenant’s interest in a lease of land or improvements, or both, and

•	the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

•	the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

•	the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender’s security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See “—Environmental Legislation” below.

Personality

Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute “fixtures” under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year — or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law — of the filing of bankruptcy.

Non Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non judicial trustee’s sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Legislation.” Generally state law controls the amount of foreclosure expenses and costs, including attorneys’ fees that may be recovered by a lender.

A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “Due-on-Sale” clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

REO Properties

If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

•	the Internal Revenue Service grants an REO Extension, or

•

It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund’s net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund’s federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate—currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund’s income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See “Federal Income Tax Consequences” in this prospectus and “Federal Income Tax Consequences” in the prospectus supplement.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be Cut-off and terminated.

The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

Anti Deficiency Legislation

Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Leasehold Risks

Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

(1)	the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

(2)	the right to cure those defaults, with adequate cure periods;

(3)	if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

(4)	the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee’s liabilities thereunder;

(5)	the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

(6)	a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

(7)	A leasehold mortgage that provides for the assignment of the debtor ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

Without the protections described in (1) – (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender’s security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

•	assume the lease and retain it or assign it to a third party or

•	reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal—assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld—that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

•

at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

•

The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame — often 60 days — after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

Junior Mortgages; Rights of Senior Lenders or Beneficiaries

To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

•	to receive rents, hazard insurance and condemnation proceeds, and

•

To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender’s or junior beneficiary’s lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

•	a diminution in value of property securing any mortgage loan;

•	limitation on the ability to foreclose against the property; or

•

in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a “superlien”) including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner’s ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials (“ACM”) when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest.” This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities encroach on the actual management of the facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property — whether it holds the facility or property as an investment or leases it to a third party — under some circumstances the lender may incur potential CERCLA liability.

Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit

Insurance Protection Act of 1996 (“Asset Conservation Act”), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

Beyond statute based environmental liability, there exist common law causes of action—for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property—related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a “Phase I Assessment” as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

•

the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

•

If the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See “Description of the Agreements—Realization upon Defaulted Whole Loans.”

Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

•

the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

•	the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under “Description of the Agreements—Representations and Warranties; Repurchases.” No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

Due-on-Sale and Due-on-Encumbrance

Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

•	the borrower may have difficulty servicing and repaying multiple loans;

•

if the junior loan permits recourse to the borrower—as junior loans often do—and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

•

acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

•

if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Premiums and Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Acceleration on Default

It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default—as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

•	for the interest rate, discount points and charges as are permitted in that state, or

•

that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property—e.g., a nursing or convalescent home or hospital—result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

Forfeitures in Drug, RICO and Patriot Act Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Federal Income Tax Consequences

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which — for example, banks and insurance companies — may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

REMICs

The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however “—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited

Transactions and Other Taxes” below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “—Taxation of Owners of REMIC Residual Certificates,” the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

A “qualified mortgage” for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any “regular interest” in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

•	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in Code Section 7701(a)(19)(C);

•	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B); and

•	interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets.

Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

•	“real estate assets” within the meaning of Code Section 856(c)(5)(B);

•	“loans secured by an interest in real property” under Code Section 7701(a)(19)(C); and

•	whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

a. Taxation of Owners of REMIC Regular Certificates

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the “stated redemption price at maturity” of a REMIC Regular Certificate and its “issue price.” Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.” The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.” Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate’s stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for Super Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under “—Accrued Interest Certificates,” so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under “—Premium” would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under “—Premium” should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate’s actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

Generally, a REMIC Regular Certificateholder must include in gross income the “daily portions” of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period—”an accrual period”—that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution

Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

•

adding (1) the present value at the end of the accrual period — determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption — of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

•	subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease — but never below zero — in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the “daily portions” of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

(1)	the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

(2)	any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

•	the interest is unconditionally payable at least annually;

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

•

interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount and Premium” by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “—Premium” below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of (1) the REMIC Regular Certificate’s stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate’s stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate’s stated redemption price at maturity multiplied by the REMIC Regular Certificate’s weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)	a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder’s adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a “capital asset” (generally, property held for investment) within the meaning of Code Section 1221.

Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

•

the amount that would have been includible in the holder’s income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount actually includible in such holder’s income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a “conversion transaction” if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

The certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate’s issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a “single class REMIC,” a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are “pass-through interest holders.” Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See “Pass-through of Non-interest Expenses of the REMIC” under “Taxation of Owners of REMIC Residual Certificates” below.

Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons. Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•

is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•

provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-”qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are “controlled foreign corporations” as to the United States of which such a Borrower is a “United States shareholder” within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not “exempt recipients.” In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

•	the broker determines that the seller is a corporation or other exempt recipient, or

•	the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

•	the broker determines that the seller is an exempt recipient, or

•	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

b. Taxation of Owners of REMIC Residual Certificates

Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See “—Prohibited Transactions and Other Taxes” below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions —that is, “phantom income.” This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative “value.” Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See “—Sale or Exchange of REMIC Residual Certificates” below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

•	the income from the mortgage loans or MBS and the REMIC’s other assets and

•

the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under “—Taxation of Owners of REMIC Regular Certificates—Non-interest Expenses of the REMIC,” other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC’s gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC’s deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC’s taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC’s initial basis in its assets. See “—Sale or Exchange of REMIC Residual Certificates” below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see “—Allocation of the Income of the REMIC to the REMIC Residual Certificates” above.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC’s taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder’s adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

•

would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

•	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

•	3% of the excess of the individual’s adjusted gross income over the applicable amount or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an “excess inclusion,” for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

•	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

•

will be treated as “unrelated business taxable income” within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under “—Tax Exempt Investors” below; and

•

is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under “—Residual Certificate Payments—Non-U.S. Persons” below.

Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the “daily accruals” for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the “Federal long term rate” in effect at the time the REMIC Residual Certificate is issued. For this purpose, the “adjusted issue price” of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased—but not below zero—by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The “federal long term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the “wash sale” rules described in the next paragraph. A holder’s adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased — but not below zero — by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a “noneconomic residual interest” may be subject to different rules. See “—Tax Related Restrictions on Transfers of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” below.

Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool,” as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions.” In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan or MBS,

•	the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

•	the receipt of compensation for services, or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means income from foreclosure property other than qualifying income for a real estate investment trust.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

•

a breach of the related servicer’s, trustee’s or depositor’s obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

•	Morgan Stanley Capital I Inc.’s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the “tax matters person” of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax Exempt Investors

Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.

Residual Certificate Payments—Non-U.S. Persons

Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see “—Taxation of Owners of REMIC Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as “portfolio interest,” subject to the conditions described in “—Taxation of Owners of REMIC Regular Certificates” above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see “—Tax Related Restrictions on Transfers of REMIC Residual Certificates” below.

REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by “disqualified organizations.” Further, a tax is imposed on the transfer of a residual interest in a REMIC to a “disqualified organization.” The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A “disqualified organization” means:

(A)	the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

(B)	any organization, other than certain farmers’ cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income”; and

(C)	a rural electric or telephone cooperative.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an “electing large partnership” as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means:

•	a regulated investment company, real estate investment trust or common trust fund;

•	a partnership, trust or estate; and

•	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships — generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 — will be taxable on excess inclusion income as if all partners were disqualified organizations.

In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

•

an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

•	a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC’s organizational documents,

•

the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

•

the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

(1)	the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

(2)	the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

(3)	the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

(i)	the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

•	the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

•

the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this “minimum transfer price” alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

(ii)	(a) at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee’s income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a U.S. Person.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Grantor Trust Funds

If a REMIC election is not made, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described in this section of the prospectus.

a.	Single Class of Grantor Trust Certificates

Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)—which amount will be adjusted for inflation—will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount and

•	80% of the amount of itemized deductions otherwise allowable for such taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the “coupon stripping” rules of the Code discussed below under “—Stripped Bonds and Coupons.”

Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

•

A grantor trust certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent “loans . . . Secured by an interest in real property which is . . . residential property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

•

a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

•	A grantor trust certificate owned by a REMIC will represent “obligation[s]... which [are] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3).

Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute “stripped bonds” or “stripped coupons” as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan or MBS based on each asset’s relative fair market value, so that the holder’s undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder’s interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See “—Multiple Classes of Grantor Trust Certificates—Accrual of Original Issue Discount” below.

Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a “market discount.” Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

•	the total remaining market discount and

•	A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount and

•

A fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “—Premium” in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.	Multiple Classes of Grantor Trust Certificates

1.	Stripped Bonds and Stripped Coupons

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

Excess Servicing will be treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See “—Non REMIC Certificates” and “Multiple Classes of Grantor Trust Certificates—Stripped Bonds and Stripped Coupons.”

Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See “—Non REMIC Certificates” and “—Single Class of Grantor Trust Certificates—Original Issue Discount.” However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

•	the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

•	No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund’s mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) and “loans . . . Secured by, an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be “obligation[s] . . . which [are] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A).

2.	Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder’s interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers — other than individuals — originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of “teaser” rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under “—Accrual of Original Issue Discount.” The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under “—Accrual of Original Issue Discount,” will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the “daily portions,” as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

•

adding (1) the present value at the end of the accrual period—determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption—of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

•	subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset—i.e., points—will be includible by the holder. Other original issue discount on the mortgage loans or MBS—e.g., that arising from a “teaser” rate—would still need to be accrued.

3.	Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code’s coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading “—Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans” and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate’s principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.	Sale or Exchange of a Grantor Trust Certificate

Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller’s purchase price for the grantor trust certificate, increased by the OID included in the seller’s gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a “capital asset” within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and:

•	the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

•	the grantor trust certificate is part of a straddle;

•	the grantor trust certificate is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Grantor trust certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d.	Non-U.S. Persons

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “REMICs — Taxation of Owners of REMIC Regular Certificates — Non-U.S. Persons.”

e.	Information Reporting and Backup Withholding

The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not “exempt recipients.” In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

•	the broker determines that the seller is a corporation or other exempt recipient, or

•	the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

•	the broker determines that the seller is an exempt recipient or

•	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

State and Local Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA Considerations

General

Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, “Plans”) may be subject to other applicable federal, state or local law (“Similar Law”) materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

General

Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an “equity investment” will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan’s investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, “benefit plan investors” in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. “Benefit plan investors” are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter’s Exemption for Certificates

DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption (“PTE”) 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the “Exemption”) which exempts from the application of the prohibited transaction rules transactions relating to:

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the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co manager of the underwriting syndicate; and

•	the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

(1)	The acquisition of the certificates by an ERISA Plan is on terms — including the price for such certificates—that are at least as favorable to the investing ERISA Plan as they would be in an arm’s length transaction with an unrelated party;

(2)	The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.;

(3)	The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

(4)	The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer’s services under the Agreement and reimbursement of the servicer’s reasonable expenses in connection therewith; and

(5)	The ERISA Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

The trust fund must also meet the following requirements:

•	the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

•

certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan’s acquisition of the Securities; and

•	certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Securities.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

•	the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

•	the Plan is not a plan with respect to which any member of the Restricted Group is the “plan sponsor” as defined in Section 3(16)(B) of ERISA;

•

in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

•	an ERISA Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

•

immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

•	that the certificates constitute “securities” for purposes of the Exemption and

•	that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 — for certain transactions involving insurance company general accounts — may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

Legal Investment

If so specified in the prospectus supplement, certain classes of Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of Certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.” As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the Certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of the Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Plan of Distribution

The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.’s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non investment grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

Legal Matters

Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or such other counsel as may be specified in the related prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Incorporation of Information by Reference

Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.
Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors’ rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Glossary of Terms

The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

“Accrual Certificates” means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in “Distributions of Interest on the Certificates” in this prospectus.

“Agreement” means the Pooling Agreement or the Trust Agreement, as applicable.

“Amortizable Bond Premium Regulations” means final regulations issued by the IRS which deal with the amortizable bond premium.

“Assets” means the primary assets included in a trust fund.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

“Book-Entry Certificates” means Certificates which are in book-entry form.

“Cash Flow Agreements” means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

“Cede” means Cede & Company.

“CERCLA” means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate Account” means one or more separate accounts for the collection of payments on the related assets.

“Certificate Balance” equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

“Certificate Owners” means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

“Certificateholder” means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

“Certificates” means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

“Closing Date” means the date the REMIC Regular Certificates were initially issued.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Loans” means the loans relating to the Commercial Properties.

“Commercial Properties” means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

“Contributions Tax” means a tax on the trust fund equal to 100% of the value of the contributed property.

“Credit Support” means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

“Crime Control Act” means the Comprehensive Crime Control Act of 1984.

“Cut-off Date” means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

“Debt Service Coverage Ratio” means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

“Deferred Interest” means interest deferred by reason of negative amortization.

“Definitive Certificate” means a fully registered physical certificate.

“Depositor” means Morgan Stanley Capital I Inc.

“Determination Date” means the close of business on the date specified in the related prospectus supplement.

“Disqualifying Condition” means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA’s Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

“Distribution Date” means each of the dates on which distributions to certificateholders are to be made.

“DOL” means the United States Department of Department of Labor.

“DTC” means the Depository Trust Company.

“Due Period” means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

“Environmental Hazard Condition” means any condition or circumstance that may give rise to an environmental claim.

“Equity Participations” means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plans” means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

“Events of Default” means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

•	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

•

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

•

any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

“Excess Servicing” means servicing fees in excess of reasonable servicing fees.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLMC” means the Federal Home Loan Mortgage Corporation.

“FNMA” means the Federal National Mortgage Association.

“Government Securities” means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

(a) interest-bearing securities;

(b) non-interest-bearing securities;

(c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

(d) interest-bearing securities from which the right to payment of principal has been removed.

“Index” means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

“Indirect Participants” means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

“Insurance Proceeds” means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

“IRS” means the Internal Revenue Service.

“Liquidation Proceeds” means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

“Lockout Date” means the expiration of the Lockout Period.

“Lockout Period” means a period during which prepayments on a mortgage loan are prohibited.

“Market-to-Market Regulations” means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

“Master Servicer” means an entity as named in the prospectus supplement.

“MBS” means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

“MBS Agreement” means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

“Mortgage” means a mortgage, deed of trust or other similar security instrument.

“Mortgage Loans” means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

“Mortgage Note” means a promissory note evidencing a respective mortgage loan.

“Mortgage Rate” means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

“Multifamily Loans” means the loans relating to the Multifamily Properties.

“Multifamily Properties” means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

“NCUA” means the National Credit Union Administration.

“Net Operating Income” means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

•	non-cash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on loans secured by the mortgaged property.

“Nonrecoverable Advance” means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

“Non-SMMEA Certificates” means Certificates not qualifying as “mortgage related securities” for purposes of SMMEA.

“Non-U.S.Person” means any person who is not a U.S. Person.

“OCC” means the Office of the Comptroller of the Currency.

“OID” means original issue discount.

“OID Regulations” means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

“OTS” means the Office of Thrift Supervision.

“Participants” means the participating organizations of DTC.

“Pass-Through Rate” means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

“Payment Lag Certificates” means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

“Permitted Investments” means United States government securities and other investment grade obligations specified in the Pooling Agreement.

“Plans” means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“Pooling Agreement” means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

“Pre-Issuance Accrued Interest” means interest that has accrued prior to the issue date.

“Prepayment Assumption” means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

“Prepayment Premium” means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

“Prohibited Transactions Tax” means the tax the Code imposes on REMICs equal to 100% of the net income derived from “prohibited transactions.”

“Purchase Price” means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

“Rating Agency” means any of Fitch Ratings, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services.

“RCRA” means the Resource Conservation and Recovery Act.

“Record Date” means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

“Refinance Loans” means mortgage loans made to refinance existing loans.

“Related Proceeds” means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

“Relief Act” means the Servicemembers Civil Relief Act, as amended.

“REMIC Certificates” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Provisions” means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Certificates” means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

“REMIC Regular Certificateholders” means holders of REMIC Regular Certificates.

“REMIC Regulations” means the REMIC regulations promulgated by the Treasury Department.

“REMIC Residual Certificates” means the sole class of residual interests in the REMIC.

“REMIC Residual Certificateholders” means holders of REMIC Regular Certificates.

“REO Extension” means the extension of time the IRS grants to sell the mortgaged property.

“REO Tax” means a tax on “net income from foreclosure property,” within the meaning of Section 857(b)(4)(B) of the Code.

“Restricted Group” means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

“Retained Interest” means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

“RICO” means the Racketeer Influenced and Corrupt Organizations statute.

“Senior Certificates” means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

“Servicing Standard” means:

A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under “Description of Credit Support” and in the prospectus supplement;

B. applicable law; and

C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

“Similar Law” means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SMMEA Certificates” means “mortgage related securities” for purposes of SMMEA.

“Special Servicer” means an entity as named in the prospectus supplement.

“Stripped ARM Obligations” means OID on grantor trust certificates attributable to adjustable rate loans

“Stripped Bond Certificates” means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

“Stripped Coupon Certificates” means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

“Subordinate Certificates” means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

“Subservicer” means third-party servicers.

“Subservicing Agreement” means a sub-servicing agreement between a master servicer and a Subservicer.

“Super-Premium Certificates” means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

“Title V” means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

“Trust Agreement” means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

“Trust Fund” means the trust fund created by the Agreement consisting primarily of:

•	Mortgage Loans

•	MBS

•

direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

•	a combination of mortgage loans, MBS and government securities.

“Underlying MBS” means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

“Underlying Mortgage Loans” means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

“U.S. Person” means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

“Value” means,

(a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

(b) the lesser of

•	the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

•	the sales price for that property; or

(c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

“Warranting Party” means the person making representations and warranties.

“Whole Loans” means the mortgage loans that are not Underlying Mortgage Loans.